         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2007
                                                                REGISTRATION NO. 333-146803

                                       UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549

                                      AMENDMENT NO. 2
                                             TO
                                          FORM S-1

                                   REGISTRATION STATEMENT
                                           UNDER
                                 THE SECURITIES ACT OF 1933

                                      WHX CORPORATION
                   (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                              3470                      13-3768097
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)      Identification No.)

                                  1133 WESTCHESTER AVENUE
                                   WHITE PLAINS, NY 10604
                                       (914) 461-1350
                        (Address, Including Zip Code, and Telephone
                        Number, Including Area Code, of Registrant's
                                Principal Executive Offices)

                                        GLEN KASSAN
                                  CHIEF EXECUTIVE OFFICER
                                  1133 WESTCHESTER AVENUE
                                   WHITE PLAINS, NY 10604
                                       (914) 461-1350
                 (Name, Address, and Telephone Number of Agent for Service)

                                          COPY TO:
                                    STEVE WOLOSKY, ESQ.
                                   ADAM W. FINERMAN, ESQ.
                       OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                    65 EAST 55TH STREET
                               NEW YORK, NEW YORK 10022-1106
                                       (212) 451-2300
                                            AND
                                    MICHAEL REINER, ESQ.
                                   BRESLOW & WALKER, LLP
                             100 JERICHO QUADRANGLE, SUITE 230
                                  JERICHO, NEW YORK 11753

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practical after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed               Proposed
                                                                        maximum            maximum aggregate
          Title of each class of               Amount to be          offering price            offering             Amount of
        securities to be registered            registered(1)           per unit(1)               price          registration fee
------------------------------------------     -------------         --------------        -----------------    ----------------
Common Stock, par value $.01 per share               ____(2)            $  [___]            $200,000,000(3)         $6,140(5)

Rights to Purchase Common Stock, par value
$.01 per share                                 10,000,498(4)                N/A                      N/A             $0.00(6)

----------
(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)   In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act.

(3)   Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued, subject to stockholder approval to increase the Company's authorized capital stock.

(4)   Evidencing the rights to subscribe for [________] shares of common stock, par value $0.01 per share.

(5)   Previously paid.

(6)   The rights are being issued without consideration. Pursuant to Rule
      457(g), no separate registration fee is payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY
PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 21, 2007

                                   PROSPECTUS

                                 WHX CORPORATION

                     UP TO [________] SHARES OF COMMON STOCK

      WHX Corporation, or WHX, is distributing at no charge to the holders of our common stock, par value $0.01 per share, non-transferable subscription rights to purchase up to an aggregate of [________] shares of our common stock at a subscription price of $[___] per share, for up to an aggregate purchase price of $200 million. Each stockholder will receive one subscription right for each share of our common stock owned on December 21, 2007 and each subscription right will entitle its holder to purchase [____] shares of our common stock at the subscription price. We will not issue fractional shares, but rather will round up or down the aggregate number of shares you are entitled to receive to the nearest whole number.

      The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of our stockholders the opportunity to participate. The net proceeds will be used to (i) redeem preferred stock issued by a wholly-owned subsidiary of WHX, which is held by Steel Partners II, L.P., or Steel Partners, our largest stockholder, (ii) to purchase shares of common stock of CoSine Communications, Inc. from Steel Partners, (iii) to repay WHX indebtedness to Steel Partners, (iv) under certain circumstances, to make partial payments to certain senior lenders to certain wholly-owned subsidiaries of WHX and/or to contribute to the working capital of such subsidiaries, and (v)
to repay indebtedness of such wholly-owned subsidiaries of WHX to Steel
Partners. See "Use of Proceeds." We expect the total purchase price of the shares offered in this rights offering to be $200 million, assuming full participation and subject to stockholder approval to increase the Company's authorized capital stock. Our largest stockholder, Steel Partners, has indicated
to us that it intends to exercise all of its rights, including oversubscription rights for the maximum number of shares for which it can oversubscribe for without (i) endangering the availability of the Company's net operating loss carryforwards under Section 382 of the Internal Revenue Code or (ii) increasing its ownership to in excess of 75% of the outstanding shares of our common stock.
We reserve the right to limit the exercise of rights by certain stockholders, including our principal stockholder, in order to protect against an unexpected
"ownership change" for federal income tax purposes, as described herein. This may affect our ability to receive gross proceeds of up to $200 million in the rights offering.

      The subscription rights will be distributed and exercisable beginning on December 21, 2007, the record date of this rights offering. The subscription rights will expire and will have no value if they are not exercised prior to
5:00 p.m., New York City time, on [______] [_], 2008, the expected expiration date of this rights offering. We, in our sole discretion, may extend the period for exercising the subscription rights. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the rights offering if we decide that changes in the market price of our common stock warrant an extension or if we decide that the degree of participation in this rights offering by holders of our common stock is less than the level we desire. You should carefully consider whether or not to exercise your subscription rights before the expiration date. We reserve the right to cancel the rights offering at any time before the expiration of the rights offering, for any reason.

      There is no minimum number of shares that we must sell in order to complete the rights offering. If you exercise your rights in full, you may also exercise an oversubscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and allocation of shares among persons exercising this oversubscription right. Stockholders who do not participate in the rights offering will continue to own the same number of shares, but will own a smaller percentage of the total shares outstanding to the extent that other stockholders participate in the rights offering. Rights that are not exercised by the expiration date will expire and have no value.

      We are distributing the rights and offering the underlying shares of common stock directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. Computershare Inc. is acting as the subscription agent and MacKenzie Partners, Inc. is acting as information agent for the rights offering. Therefore, while certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

      The subscription rights may not be sold or transferred except to affiliates of the recipient and by operation of law.

      Since July 30, 2005, our common stock has traded on the
over-the-counter "Pink Sheets" under the symbol "WXCP.PK." On December 17, 2007, the closing bid price of our common stock as reported on the over-the-counter
"Pink Sheets" was $5.00 per share.

                                   Per Share          Aggregate
                                   ---------          ---------
Subscription Price                 $   [___]        $ 200,000,000
Estimated Expenses                 $   [___]        $     425,000
Net Proceeds to WHX                $   [___]        $ 199,575,000

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 20.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

               The date of this prospectus is [__________], 2007.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Management's Discussion and Analysis of Financial Condition and

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND
ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US. THIS PROSPECTUS IS
AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY BUT ONLY UNDER CIRCUMSTANCES AND
IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS
PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                                       i

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY INFORMATION
CONTAINED ELSEWHERE IN THIS DOCUMENT. YOU SHOULD READ THIS ENTIRE PROSPECTUS
CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND OUR FINANCIAL
STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS DOCUMENT OR
INCORPORATED BY REFERENCE HEREIN. UNLESS THE CONTEXT OTHERWISE REQUIRES, "WHX"
REFERS TO WHX CORPORATION, THE "COMPANY," "WE," "OUR," "US" AND SIMILAR
EXPRESSIONS REFER TO WHX AND ITS SUBSIDIARIES, REFERENCES TO "H&H" ARE TO HANDY
& HARMAN AND ITS SUBSIDIARIES, AND REFERENCES TO "BAIRNCO" ARE TO BAIRNCO
CORPORATION AND ITS SUBSIDIARIES. AS USED IN THIS PROSPECTUS, THE TERM "COMMON
STOCK" MEANS WHX CORPORATION'S COMMON STOCK, PAR VALUE $0.01 PER SHARE.

OUR COMPANY

      WHX, the parent company, is a holding company that invests in and manages a group of businesses on a decentralized basis. WHX owns H&H, which is a diversified manufacturing company whose strategic business units encompass three reportable segments: Precious Metal, Tubing, and Engineered Materials. In April
2007, WHX acquired Bairnco. Bairnco operates business units in three reportable segments: Arlon Electronic Materials, Arlon Coated Materials, and Kasco
Replacement Products and Services.

      H&H's Precious Metal segment manufactures and sells precious metal products and electroplated material containing silver, gold, and palladium in combination with base metals for use in a wide variety of industrial applications. The Tubing segment manufactures and sells tubing products and fabrications primarily from stainless steel, carbon steel and specialty alloys, for use in a wide variety of industrial applications. The Engineered Materials segment manufactures (a) specialty roofing and construction fasteners, using steel and plastic, which are sold to the construction and do-it-yourself markets, (b) plastic and steel fittings and and connectors for natural gas and water distribution, and non-ferrous thermite welding powders, which are sold to the construction, electric, and natural gas and water distribution industries, and (c) electrogalvanized products used in the construction and appliance industries.

      Bairnco's Arlon Electronic Materials segment designs, manufactures, markets and sells high performance laminate materials and bonding films utilized in the military/aerospace, wireless communications, automotive, oil drilling, and semiconductor markets. Among the products included in the Arlon Electronic
Materials segment are high technology materials for the printed circuit board industry and silicone rubber products for insulating tapes and flexible heaters.
Bairnco's Arlon Coated Materials segment designs, manufactures, markets and sells laminated and coated products to the electronic, industrial and commercial markets under the Arlon and Calon brand names. Among the products included in the Arlon Coated Materials segment are vinyl films for graphics art applications, foam tapes used in window glazing, and electrical and thermal insulation products. Bairnco's Kasco Replacement Products and Services segment is a leading provider of meat-room products (principally replacement band saw blades) and on site maintenance services principally to retail food stores, meat and deli operations, and meat, poultry and fish processing plants throughout the
United States, Canada and Europe. In Canada and France, in addition to providing its replacement products, Kasco also sells equipment to the supermarket and food processing industries. The results of operations of Bairnco are included in the financial results of WHX beginning April 13, 2007.

      WHX was incorporated in 1994. Through August 1, 2003, WHX's business also included Wheeling-Pittsburgh Corporation ("WPC") and six of its subsidiaries including Wheeling-Pittsburgh Steel Corporation ("WPSC"), which at that time was a vertically integrated manufacturer of value-added and flat rolled steel products. WPSC, together with WPC and its other subsidiaries are referred to herein as the "WPC Group." Upon WPC Group's emergence from bankruptcy, WPC Group ceased to be a subsidiary of WHX effective August 1, 2003, and has been an independent company from such date forward. Our common stock is traded on the over-the-counter "Pink Sheets" under the symbol "WXCP.PK."

ACQUISITION OF BAIRNCO

      On April 12, 2007, WHX and Steel Partners II, L.P. ("Steel Partners"),
which beneficially owns approximately 50.3% of WHX's outstanding common stock, entered into a Stock Purchase Agreement whereby WHX acquired Steel Partners'
entire interest in BZ Acquisition Corp. ("BZA"), a wholly owned subsidiary of
Steel Partners for $10.00. BZA was the acquisition subsidiary in a tender offer to acquire up to all of the outstanding stock of Bairnco for $13.50 per share in cash. WHX also agreed to reimburse all reasonable fees and expenses incurred by
Steel Partners in connection with the Offer and the Merger (each as defined below).

      On February 23, 2007, Steel Partners, BZA and Bairnco entered into an
Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which BZA amended its tender offer to acquire all of the outstanding common shares of
Bairnco at a price of $13.50 per share in cash (the "Offer"). In addition, all
Bairnco stockholders of record on March 5, 2007 continued to be entitled to receive the declared first quarter dividend of $0.10 per share, for total cash proceeds of $13.60 per share. On April 13, 2007, upon the expiration of the
Offer pursuant to the Merger Agreement, BZA acquired approximately 88.9% of the outstanding common stock of Bairnco.

      Pursuant to the Merger Agreement, on April 24, 2007, BZA merged with and into Bairnco with Bairnco continuing as the surviving corporation as a wholly owned subsidiary of WHX (the "Merger"). At the effective time of the Merger, each Bairnco common share then outstanding (other than shares owned by BZA or its direct parent entity, shares owned by Bairnco as treasury stock and shares held by stockholders who properly exercised their appraisal rights) was automatically converted into the right to receive $13.50 per share in cash without interest and subject to applicable withholding taxes. Immediately prior to the Merger, BZA held approximately 90.1% of the outstanding shares of
Bairnco. The proceeds required to fund the closing of the Offer and the resulting Merger and to pay related fees and expenses were approximately $101.5 million. In connection with the closing of the Offer, initial financing was provided by Steel Partners through two credit facilities. One of the initial financing facilities was refinanced on July 17, 2007.

      We refer to the Offer and the Merger as the "Bairnco Acquisition". WHX
believes that the Bairnco Acquisition will be beneficial because of Bairnco's strong positions in its three business segments, and that Bairnco's plant level operations, profit margins and working capital can be improved.

VOLUNTARY PETITION UNDER CHAPTER 11 OF U.S. BANKRUPTCY CODE AND SUBSEQUENT
EVENTS

      On March 7, 2005, WHX filed a voluntary petition (the "Bankruptcy Filing")
to reorganize under Chapter 11 of the United States Bankruptcy Code (the
"Bankruptcy Code") with the United States Bankruptcy Court for the Southern
District of New York (the "Bankruptcy Court"). WHX continued to operate its businesses and own and manage its properties as a debtor-in-possession (the
"Debtor") under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code until it emerged from protection under Chapter 11 of the Bankruptcy Code on July 29, 2005.

      Neither H&H, nor any of WHX's other subsidiaries or affiliates were included in the Bankruptcy Filing. All of H&H's operating units conducted business in the ordinary course during the bankruptcy. WHX's Bankruptcy Filing was primarily intended to reduce WHX's debt, simplify its capital structure, reduce its overall cost of capital and provide it with better access to capital markets.

      On March 7, 2005, WHX also filed a proposed Plan of Reorganization of WHX
(as amended, the "Plan") and a related proposed disclosure statement (as amended, the "Disclosure Statement") with the Bankruptcy Court.

      The Plan was confirmed on July 21, 2005 (the "Confirmation Order") and became effective on July 29, 2005 (the "Effective Date").

      The Bankruptcy Filing created an event of default under the Indenture governing WHX's 10 1/2% Senior Notes due April 15, 2005 (the "10 1/2% Senior
Notes"). Under the terms of the 10 1/2% Senior Notes, as a result of the
Bankruptcy Filing, the entire unpaid principal and accrued interest (and any other additional amounts) became immediately due and payable without any action on the part of the trustee or the note holders. The principal amount outstanding under the 10 1/2% Senior Notes at March 7, 2005 was approximately $92.8 million.
Accrued interest to March 7, 2005 was approximately $3.8 million.

      The following is a summary of certain material features of the Plan and the Confirmation Order. On the Effective Date:

      o     All of WHX's outstanding securities, including WHX's pre-bankruptcy filing common stock, Series A preferred stock, Series B preferred stock and 10 1/2% Senior Notes were deemed cancelled and annulled without further act or action.

      o     In full and complete satisfaction of all such claims, holders of the
            10 1/2% Senior Notes received 9,200,000 shares of common stock representing their prorated share of the reorganized company. These shares represent 92% of the equity in the reorganized company.

      o     In full and complete satisfaction of all such interests, Series A preferred stockholders received 366,322 shares of common stock representing their prorated share of the reorganized company and
            344,658 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.

      o     In full and complete satisfaction of all such interests, Series B preferred stockholders received 433,678 shares of common stock representing their prorated share of the reorganized company and
            408,030 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.

      o     Holders of WHX's pre-bankruptcy filing common stock received no distribution under the Plan.

      The common stock received by the Series A and Series B preferred stockholders, collectively, represented 8% of the equity in the reorganized company. The warrants issued to the Series A and Series B preferred stockholders, collectively, represent the right to purchase an additional 7% of the equity of the reorganized company after giving effect to the exercise of the warrants.

      On the Effective Date, all of the assets of WHX were vested in the reorganized company free and clear of all liens, causes of actions, claims, encumbrances, equity interests, and interests against, in, or on such assets, except as explicitly provided in the Plan.

      Throughout the bankruptcy proceedings and through the present, WHX and the business units of H&H have continued to conduct their businesses in the ordinary course.

      We are headquartered in White Plains, New York. The mailing address of our headquarters is 1133 Westchester Avenue, White Plains, NY 10604 and our
telephone number is (914) 461-1350. Our website is located at
http://www.whxcorp.com. The information on our website is not part of this prospectus.

RECENT DEVELOPMENTS

      At WHX's annual meeting of stockholders on June 21, 2007 (the "2007 Annual
Meeting"), WHX's stockholders approved a proposal to adopt WHX Corporation's
2007 Incentive Stock Plan (the "2007 Plan"), and reserved 800,000 shares of common stock under the 2007 Plan. On July 6, 2007, stock options for an aggregate of 620,000 shares of common stock were granted under the 2007 Plan to employees and to two outside directors of the Company, at an exercise price of
$9.00 per share. The options are exercisable in installments as follows: half of the options granted were exercisable immediately, one-quarter of the options granted will become exercisable on July 6, 2008 and the balance will become exercisable on July 6, 2009. The options will expire on July 6, 2015.

      At the 2007 Annual Meeting, stockholders also approved a proposal to increase WHX's authorized number of shares of common stock from 40,000,000 to
50,000,000 shares in order to have a sufficient number of shares of common stock to provide shares under this rights offering and to provide a reserve of shares available for issuance to meet business needs as they may arise in the future.

      In November 2007, H&H purchased all of the outstanding common stock of
Omni Technologies Corporation of Danville, a manufacturer of flux cored brazing wire and metal powders used for brazing and soldering pastes, pursuant to a stock purchase agreement dated as of September 19, 2007.

      WHX has an agreement in principle with Steel Partners to acquire 2,631,384 shares of common stock of CoSine Communications, Inc. for an aggregate purchase price of approximately $5.9 million. The transaction is anticipated to close immediately following the closing of this rights offering. WHX anticipates signing a definitive agreement shortly.

      On December 14, 2007, the Company mailed a notice of special meeting of stockholders and a proxy statement to its stockholders, to consider and vote upon a proposal to amend the Company's amended and restated certificate of incorporation to increase the Company's authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, to a total of 85,000,000 shares, consisting of 80,000,000 shares of common stock and
5,000,000 shares of preferred stock. The meeting is scheduled to take place on
January 11, 2008. The Company believes the proposal will be approved, as Steel
Partners, who currently holds 50.3% of the outstanding shares of the Company's common stock, has indicated it will support such proposal. Assuming the proposal is approved and there is full participation, the maximum amount of gross proceeds from this rights offering would be $200 million.

                               THE RIGHTS OFFERING

RIGHTS                              We will distribute to each stockholder of
                                    record on December 21, 2007, at no charge,
                                    one non-transferable subscription right for
                                    each share of our common stock then owned.
                                    The rights will be evidenced by
                                    non-transferable rights certificates. If and
                                    to the extent that our stockholders exercise
                                    their right to purchase our common stock we
                                    will issue up to [_________] shares and
                                    receive gross proceeds of up to $200 million
                                    in the rights offering, subject to
                                    stockholder approval to increase the
                                    Company's authorized capital stock.

SUBSCRIPTION RIGHTS                 Each subscription right will entitle the
                                    holder to purchase [__] shares of our common
                                    stock for $[___] per share, the subscription
                                    price. We will not issue fractional shares,
                                    but rather will round up or down the
                                    aggregate number of shares you are entitled
                                    to receive to the nearest whole number.

SUBSCRIPTION PRICE                  $[___] per share.

RECORD DATE                         December 21, 2007.

EXPIRATION DATE                     5:00 p.m., New York City time, on
                                    [__________], 2008, subject to extension or
                                    earlier termination.

AMENDMENT, EXTENSION AND            We may extend the expiration date at any
TERMINATION                         time after the record date. We may amend or
                                    modify the terms of the rights offering. We
                                    also reserve the right to terminate the
                                    rights offering at any time prior to the
                                    expiration date for any reason, in which
                                    event all funds received in connection with
                                    the rights offering will be returned without
                                    interest or deduction to those persons who
                                    exercised their subscription rights.

NON-TRANSFERABILITY OF RIGHTS       The subscription rights are not transferable
                                    except to affiliates of the recipient and by
                                    operation of law.

PROCEDURE FOR EXERCISING            You may exercise your subscription rights by
SUBSCRIPTION RIGHTS                 properly completing and executing your
                                    rights certificate and delivering it,
                                    together with the subscription price for
                                    each share of common stock for which you
                                    subscribe, to the subscription agent on or
                                    prior to the expiration date. If you use the
                                    mail, we recommend that you use insured,
                                    registered mail, return receipt requested.
                                    If you cannot deliver your rights
                                    certificate to the subscription agent on
                                    time, you may follow the guaranteed delivery
                                    procedures described under "The Rights
                                    Offering -- Guaranteed Delivery Procedures"
                                    beginning on page 36. If you hold shares of
                                    our common stock through a broker, custodian
                                    bank or other nominee, see "-- How Rights
                                    Holders Can Exercise Rights Through Others"
                                    on page 6.

NO REVOCATION OR CHANGE             Once you submit the form of rights
                                    certificate to exercise any subscription
                                    rights, you may not revoke or change your
                                    exercise or request a refund of monies paid.
                                    All exercises of rights are irrevocable,
                                    even if you subsequently learn information
                                    about us that you consider to be
                                    unfavorable.

PAYMENT ADJUSTMENTS                 If you send a payment that is insufficient
                                    to purchase the number of shares requested,
                                    or if the number of shares requested is not
                                    specified in the rights certificate, the
                                    payment received will be applied to exercise
                                    your subscription rights to the extent of
                                    the payment. If the payment exceeds the
                                    amount necessary for the full exercise of
                                    your subscription rights, including any
                                    oversubscription rights exercised and
                                    permitted, the excess will be returned to
                                    you as soon as practicable. You will not
                                    receive interest or a deduction on any
                                    payments refunded to you under the rights
                                    offering.

OVERSUBSCRIPTION RIGHTS             We do not expect all of our stockholders to
                                    exercise all of their basic subscription
                                    rights. If you fully exercise your basic
                                    subscription right, the oversubscription
                                    right of each right entitles you to
                                    subscribe for additional shares of our
                                    common stock unclaimed by other holders of
                                    rights in this offering at the same
                                    subscription price per share. If an
                                    insufficient number of shares is available
                                    to fully satisfy all oversubscription right
                                    requests, the available shares will be
                                    distributed proportionately among rights
                                    holders who exercise their oversubscription
                                    right based on the number of shares each
                                    rights holder subscribed for under the basic
                                    subscription right, to the maximum number of
                                    shares for which stockholders can
                                    oversubscribe without endangering the
                                    availability of the Company's net operating
                                    loss carry forwards ("NOLs") under Section
                                    382 of the Internal Revenue Code. In the
                                    event stockholders seeking to oversubscribe
                                    would endanger the availability of our NOLs
                                    under Section 382 of the Internal Revenue
                                    Code, those stockholders, including Steel
                                    Partners, seeking to oversubscribe will
                                    generally be proportionately reduced.
                                    However, to maximize the proceeds of the
                                    offering or to avoid endangering the
                                    availability of our NOLs under Section 382
                                    of the Internal Revenue Code, Steel Partners
                                    may voluntarily agree to reduce its
                                    participation, which reduction may not be
                                    made proportionately. In addition, we may
                                    refuse any subscriptions, in our sole and
                                    absolute discretion, which would result in
                                    the subscriber owning 5% or more of our
                                    common stock, to avoid endangering the
                                    availability of our NOLs under Section 382
                                    of the Internal Revenue Code. The
                                    subscription agent will return any excess
                                    payments by mail without interest or
                                    deduction promptly after the expiration of
                                    the subscription period.

HOW RIGHTS HOLDERS CAN EXERCISE     If you hold our common stock through a
RIGHTS THROUGH OTHERS               broker, custodian bank or other nominee, we
                                    will ask your broker, custodian bank or
                                    other nominee to notify you of the rights
                                    offering. If you wish to exercise your
                                    rights, you will need to have your broker,
                                    custodian bank or other nominee act for you.
                                    To indicate your decision, you should
                                    complete and return to your broker,
                                    custodian bank or other nominee the form
                                    entitled "Beneficial Owners Election Form."
                                    You should receive this form from your
                                    broker, custodian bank or other nominee with
                                    the other rights offering materials. You
                                    should contact your broker, custodian bank
                                    or other nominee if you believe you are
                                    entitled to participate in the rights
                                    offering but you have not received this
                                    form.

HOW FOREIGN STOCKHOLDERS AND        The subscription agent will not mail rights
STOCKHOLDERS WITH ARMY POST OFFICE  certificates to you if you are a stockholder
OR FLEET POST OFFICE ADDRESSES CAN  whose address is outside the United States
EXERCISE RIGHTS                     or if you have an Army Post Office or a
                                    Fleet Post Office address. Instead, we will
                                    have the subscription agent hold the
                                    subscription rights certificates for your
                                    account. To exercise your rights, you must
                                    notify the subscription agent prior to 11:00
                                    a.m., New York City time, at least three
                                    business days prior to the expiration date,
                                    and establish to the satisfaction of the
                                    subscription agent that it is permitted to
                                    exercise your subscription rights under
                                    applicable law. If you do not follow these
                                    procedures by such time, your rights will
                                    expire and will have no value.

MATERIAL UNITED STATES FEDERAL      A holder will not recognize income or loss
INCOME TAX CONSEQUENCES             for United States Federal income tax
                                    purposes in connection with the receipt or
                                    exercise of subscription rights in the
                                    rights offering. For a detailed discussion,
                                    see "Material United States Federal Income
                                    Tax Consequences" beginning on page 139. You
                                    should consult your tax advisor as to the
                                    particular consequences to you of the rights
                                    offering.

ISSUANCE OF OUR COMMON STOCK        We will issue certificates representing
                                    shares purchased in the rights offering as
                                    soon as practicable after the expiration
                                    date.

NO RECOMMENDATION TO RIGHTS         We are not making any recommendations as to
HOLDERS                             whether or not you should subscribe for
                                    shares of our common stock. You should
                                    decide whether to subscribe for shares based
                                    upon your own assessment of your best
                                    interests.

USE OF PROCEEDS                     The net proceeds of the rights offering will
                                    be used to redeem preferred stock issued by
                                    a wholly-owned subsidiary of WHX, which is
                                    held by Steel Partners, our largest
                                    stockholder, to purchase shares of common
                                    stock of CoSine Communications, Inc. from
                                    Steel Partners, to repay WHX indebtedness to
                                    Steel Partners, under certain circumstances,
                                    to make partial payments to certain senior
                                    lenders to H&H and Bairnco and/or to
                                    contribute to the working capital of such
                                    companies, and to repay indebtedness of H&H
                                    and Bairnco to Steel Partners.

SUBSCRIPTION AGENT                  Computershare Inc.

      For additional information concerning the rights offering, see "The Rights
Offering," beginning on page 32.

RISK FACTORS

      Before investing in our common stock, you should carefully read and consider the information set forth in "Risk Factors" beginning on page 20.

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

      The following summary consolidated statement of operations data for the three fiscal years ended December 31, 2006, December 31, 2005 and December 31,
2004 included herein are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The following summary consolidated financial data for the nine months ended September 30, 2007 and
September 30, 2006 and as of September 30, 2007 and 2006 included herein are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The unaudited consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in the opinion of management, all adjustments necessary for the fair statement of the financial information contained in those statements.

      The following summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition
and Results of Operations," including "Recent Events," and the consolidated
Financial Statements and related notes thereto included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

WHX CORPORATION                                                                               HISTORICAL
Consolidated Statements of Operations
                                                                        Nine Months Ended
                                                                          September 30,               Year ended December 31,
                                                                      ----------------------    -----------------------------------
                                                                         2007         2006         2006         2005         2004
                                                                      ---------    ---------    ---------    ---------    ---------
                                                                           (unaudited)
                                                                                      (in thousands except per share data)

Net sales                                                             $ 477,091    $ 359,593    $ 460,963    $ 403,815    $ 371,961
Cost of goods sold                                                      382,837      290,767      376,389      331,193      299,049
                                                                      ---------    ---------    ---------    ---------    ---------
Gross profit                                                             94,254       68,826       84,574       72,622       72,912
Selling, general and administrative expenses                             83,145       46,588       64,361       69,825       64,437
Proceeds from insurance claims                                           (5,689)        (810)        (810)        --           --
Asset impairment charge                                                    --          1,778        5,195         --           --
Goodwill impairment charge                                                 --           --           --           --         79,788
Environmental remediation expense                                         2,527        2,909        2,909         --         28,971
Restructuring charges                                                      --          2,416        2,420         --           --
Loss (gain) on disposal of assets                                           288           83          (31)         103         (592)
                                                                      ---------    ---------    ---------    ---------    ---------
Income (loss) from operations                                            13,983       15,862       10,530        2,694      (99,692)
                                                                      ---------    ---------    ---------    ---------    ---------
Other:
             Interest expense                                            28,558       15,723       22,535       17,236       25,486
             Chapter 11 and related reorganization expenses                --           --           --          9,454         --
             Loss on early retirement of debt                              --           --           --           --          1,161
             Realized and unrealized (gain) loss on derivatives           1,039        6,244        7,993        4,263         (549)
             Other expense (income)                                         328          (41)         834         (151)      (6,016)
                                                                      ---------    ---------    ---------    ---------    ---------
Loss from continuing operations before taxes                            (15,942)      (6,064)     (20,832)     (28,108)     119,774
Tax provision                                                             2,230          339           31        2,342        2,172
                                                                      ---------    ---------    ---------    ---------    ---------
Loss from continuing operations, net of tax                             (18,172)      (6,403)     (20,863)     (30,450)    (121,946)
                                                                      ---------    ---------    ---------    ---------    ---------
Discontinued operations:
             Loss from discontinued operations, net of tax                 --           (167)        (167)      (4,888)     (18,498)
             Gain on disposal of assets, net of tax                        --          2,880        2,880          681         --
                                                                      ---------    ---------    ---------    ---------    ---------
Net income (loss) from discontinued operations, net of tax                 --          2,713        2,713       (4,207)     (18,498)
                                                                      ---------    ---------    ---------    ---------    ---------
Net loss                                                                (18,172)      (3,690)     (18,150)     (34,657)    (140,444)
Add: Extinguishment of preferred stock                                     --           --           --        257,782         --
Less: Dividend requirement for preferred stock                             --           --           --          3,561       19,424
                                                                      ---------    ---------    ---------    ---------    ---------
Net income (loss) applicable to common stock                          $ (18,172)   $  (3,690)   $ (18,150)   $ 219,564    $(159,868)
                                                                      =========    =========    =========    =========    =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK
Income (loss) from continuing operations
   net of preferred dividends and for 2005,
   after extinguishment of preferred stock                            $   (1.82)   $   (0.64)   $   (2.09)   $   30.94    $  (25.98)
Discontinued operations                                                    --           0.27         0.27        (0.58)       (3.40)
                                                                      ---------    ---------    ---------    ---------    ---------

Net income (loss) per share applicable to common shares               $   (1.82)   $   (0.37)   $   (1.82)   $   30.36    $  (29.38)
                                                                      =========    =========    =========    =========    =========

      In April 2007, the Company acquired Bairnco. The results of operations of
Bairnco are included in the above historical consolidated financial results of
WHX for the 24-week period April 13, 2007 through September 30, 2007. The following table has been prepared to illustrate the effects of the Bairnco
Acquisition, including the financing of the Bairnco Acquisition, on the historical results of operations of WHX as if the Bairnco Acquisition had occurred on January 1, 2006. The unaudited pro forma combined financial information is presented for informational purposes only. In addition, this financial information does not purport to project the Company's future operating results for any future period.

                                       10

                        WHX Corporation and Subsidiaries
              Unaudited Pro Forma Combined Statements of Operations

                                                                                          Year Ended
                                                         Nine Months Ended September 30   December 31
(in thousands)                                                  2007 (a)        2006          2006
                                                         ------------------------------   -----------

Net sales                                                    $ 531,860      $ 490,744      $ 639,791
Cost of goods sold                                             415,876        383,803        501,868
                                                             ---------      ---------      ---------

Gross profit                                                   115,984        106,941        137,923

Selling, general and administrative expenses (b)               103,366         82,722        113,780
Proceeds from insurance claims                                  (5,689)          (810)          (810)
Asset impairment charge                                           --            1,778          5,195
Environmental remediation expense                                2,527          2,909          2,909
Restructuring charge                                              --            2,416          2,420
Loss (gain) on disposal of assets                                  288             83            (31)
                                                             ---------      ---------      ---------

Income from operations                                          15,492         17,843         14,460
                                                             ---------      ---------      ---------

Other:
    Interest expense                                            32,527         26,278         37,110
    Realized and unrealized loss on derivatives                  1,039          6,244          7,993
    Other expense (income)                                         433            (41)           834
                                                             ---------      ---------      ---------

Loss from continuing operations before taxes                   (18,507)       (14,638)       (31,477)
Tax provision                                                    2,591             93              9
                                                             ---------      ---------      ---------

Loss from continuing operations, net of tax                    (21,098)       (14,731)       (31,486)
                                                             ---------      ---------      ---------
Discontinued operations:
         Loss from discontinued operations, net of tax            --             (167)          (167)
         Gain on disposal of assets, net of tax                   --            2,880          2,880
                                                             ---------      ---------      ---------
Net income from discontinued operations, net of tax               --            2,713          2,713
                                                             ---------      ---------      ---------
Net loss                                                     $ (21,098)     $ (12,018)     $ (28,773)
                                                             =========      =========      =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK

Loss from continuing operations per share                    $   (2.11)     $   (1.47)     $   (3.15)
Discontinued operations                                      $    --        $    0.27      $    0.27
                                                             ---------      ---------      ---------

Net loss per share applicable to common stock                $   (2.11)     $   (1.20)     $   (2.88)
                                                             =========      =========      =========

(a)   Pro forma results exclude non-recurring charges of $7.8 million relating to the purchase accounting for the Bairnco Acquisition. See "Management's
      Discussion and Analysis of Financial Conditions and Results of Operations
      - Recent Events".
(b)   Selling, general and administrative expenses in 2007 include non-recurring charges of $5.7 million incurred because of the change of control of
      Bairnco, and costs of $1.4 million relating to the tender offer for
      Bairnco shares.

                                       11

      The unaudited pro forma combined financial information has been derived by the application of pro forma adjustments to the Company's unaudited and audited historical consolidated financial statements. The pro forma adjustments and certain assumptions underlying these adjustments, using the purchase method of accounting, are described in the pro forma combined financial statements and related notes thereto included elsewhere in this prospectus, and should be read in conjunction with such statements. The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that we believe are reasonable and may be revised as additional information becomes available.

      The historical consolidated balance sheet data as of September 30, 2007 below includes Bairnco, which was acquired in April 2007. The pro forma column in the consolidated balance sheet data table below reflects the receipt of $160 million of net proceeds from this offering, which represents 80% of the rights offered hereby, less $425,000 of estimated expenses of the offering.

                                       12

                                                                 Historical            Pro Forma
                                                             September 30, 2007    September 30, 2007
                                                             ------------------   ---------------------
          (in thousands)

ASSETS
Current Assets:
      Cash and cash equivalents                                  $   8,942            $   8,942
      Trade receivables - net                                      108,184              108,184
      Inventories                                                   85,703               85,703
      Deferred income taxes                                            899                  899
      Other current assets                                          12,236               12,236
                                                                 ---------            ---------
               Total current assets                                215,964              215,964

Property, plant and equipment at cost, less
        accumulated depreciation and amortization                  122,845              122,845
Goodwill and other intangibles, net                                102,970              102,970
Other noncurrent assets                                             19,555               25,435
                                                                 ---------            ---------
                                                                 $ 461,334            $ 467,214
                                                                 =========            =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
     Trade payables                                              $  61,247               61,247
     Accrued environmental liability                                 6,680                6,680
     Accrued liabilities                                            48,589               48,589
     Accrued interest expense-related party                         15,787
     Current portion of long-term debt                              61,240               61,240
     Current portion of long-term debt-related party               103,316                6,633
     Short-term debt                                                59,771               44,671
     Deferred income taxes                                             123                  123
                                                                 ---------            ---------
               Total current liabilities                           356,753              229,183

Long-term debt                                                      89,473               79,473
Long-term debt-related party                                        48,910               32,785

Accrued pension liability                                           28,095               28,095
Other employee benefit liabilities                                   8,064                8,064
Deferred income taxes                                                5,306                5,306
Other liabilities                                                    3,211                3,211
                                                                 ---------            ---------
                                                                   539,812              386,117
                                                                 ---------            ---------

                                                                 ---------            ---------
Total stockholders' equity (deficit)                               (78,478)              81,097
                                                                 ---------            ---------
                                                                 $ 461,334            $ 467,214
                                                                 =========            =========

                                       13

                 QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:    WHAT IS A RIGHTS OFFERING?

A:    A rights offering is an opportunity for you to purchase additional shares of common stock at a fixed price and in an amount at least proportional to your existing interest in WHX, enabling you to maintain or possibly increase your current percentage ownership of WHX.

Q:    WHY ARE WE ENGAGING IN A RIGHTS OFFERING AND HOW WILL WE USE THE PROCEEDS
      FROM THE RIGHTS OFFERING?

A:    The purpose of this rights offering is to raise equity capital in a cost-effective manner that allows all stockholders to participate. The net proceeds of the rights offering will be used to redeem preferred stock issued by a wholly-owned subsidiary of WHX, which is held by Steel
      Partners, our largest stockholder, to purchase shares of common stock of
      CoSine Communications, Inc. from Steel Partners, to repay WHX indebtedness to Steel Partners, under certain circumstances, to make partial payments to certain senior lenders to H&H and Bairnco and/or to contribute to the working capital of such companies, and to repay indebtedness of H&H and
      Bairnco to Steel Partners. See "Use of Proceeds."

Q:    AM I REQUIRED TO SUBSCRIBE IN THE RIGHTS OFFERING?

A:    No.

Q:    WHAT IS THE BASIC SUBSCRIPTION RIGHT?

A:    Each subscription right evidences a right to purchase [___] shares of
      WHX's common stock at a subscription price of $[____] per share.

Q:    WHAT IS THE OVERSUBSCRIPTION RIGHT?

A:    We do not expect all of our stockholders to exercise all of their basic subscription rights. The oversubscription right provides stockholders that exercise all of their basic subscription rights the opportunity to purchase the shares that are not purchased by other stockholders. If you fully exercise your basic subscription right, the oversubscription right of each right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. If an insufficient number of shares is available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercise their oversubscription right based on the number of shares each rights holder subscribed for under the basic subscription right, to the maximum number of shares for which stockholders can oversubscribe without endangering the availability of the Company's NOLs under Section
      382 of the Internal Revenue Code. In the event stockholders seeking to oversubscribe would endanger the availability of our NOLs under Section
      382 of the Internal Revenue Code, those stockholders, including Steel
      Partners, seeking to oversubscribe will generally be proportionately reduced. However, to maximize the proceeds of the offering or to avoid endangering the availability of our NOLs under Section 382 of the Internal
      Revenue Code, Steel Partners may voluntarily agree to reduce its participation, which reduction may not be made proportionately. In addition, we may refuse any subscriptions, in our sole and absolute discretion, which would result in the subscriber owning 5% or more of our common stock, to avoid endangering the availability of our NOLs under
      Section 382 of the Internal Revenue Code. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

                                       14

Q:    HAVE ANY STOCKHOLDERS INDICATED THEY WILL EXERCISE THEIR RIGHTS?

A:    Yes. Steel Partners has indicated to WHX that it intends to exercise all of its rights, but has not made any formal commitment to do so. Steel
      Partners has also indicated its intention to oversubscribe for the maximum number of shares it can oversubscribe for without (i) endangering the availability of WHX's NOLs under Section 382 of the Internal Revenue Code or (ii) increasing its ownership to in excess of 75% of the outstanding shares of the Company's common stock (it currently holds 50.3% of the outstanding shares of the Company's common stock).

Q:    IF NO OTHER STOCKHOLDERS SUBSCRIBE TO THE RIGHTS OFFERING AND STEEL
      PARTNERS OVERSUBSCRIBES FOR THE MAXIMUM NUMBER OF SHARES IT CAN
      OVERSUBSCRIBE FOR WITHOUT (I) ENDANGERING THE AVAILABILITY OF WHX'S NOLS
      UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OR (II) INCREASING ITS
      OWNERSHIP TO IN EXCESS OF 75% OF THE OUTSTANDING SHARES OF THE COMPANY'S
      COMMON STOCK, HOW MANY SHARES COULD STEEL PARTNERS RECEIVE?

A:    Under such circumstances, the maximum number of shares of the Company's common stock that Steel Partners could purchase by exercising its right to oversubscribe in the rights offering would be 9,882,322 shares, and Steel
      Partners would own 75% of the Company's common stock at the close of the rights offering. This would result in gross proceeds of the rights offering being only $[ ] million.

Q:    HOW WAS THE $[___] PER SHARE SUBSCRIPTION PRICE ESTABLISHED?

A:    A special committee of our board of directors was advised by independent legal counsel, Breslow & Walker, LLP, as to the special committee's fiduciary obligations under Delaware law, and by a financial advisor,
      Imperial Capital, LLC ("Imperial Capital"). The special committee determined that the subscription price should be designed to, among other things, provide an incentive to our current stockholders to exercise their rights. In setting the subscription price, the special committee reviewed information prepared by Imperial Capital and considered other factors, including the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our common stock, the pricing of similar transactions, the historic volatility of the market price of our common stock, the historic trading volume of our common stock, our business prospects, our recent and anticipated operating results and general conditions in the securities market. The information provided by
      Imperial Capital is not and was not intended as an opinion, but was only a description and analysis of a potential rights offering. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing WHX. As of [ ],
      2008, the per share subscription price was [ ]% of the fair value of our common stock. You should not consider the subscription price as an indication of the value of WHX or our common stock.

Q:    WHO WILL RECEIVE SUBSCRIPTION RIGHTS?

A:    Holders of our common stock will receive one non-transferable subscription right for each share of common stock owned as of December 21, 2007, the record date.

Q:    HOW MANY SHARES MAY I PURCHASE IF I EXERCISE MY SUBSCRIPTION RIGHTS?

A:    You will receive one non-transferable subscription right for each share of our common stock that you owned on December 21, 2007, the record date.
      Each subscription right evidences a right to purchase [__] shares of our common stock at a subscription price of $[____] per share. You may exercise any number of your subscription rights.

                                       15

Q:    WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:    If you choose not to exercise your subscription rights you will retain your current number of shares of common stock of WHX. However, the percentage of the common stock of WHX that you own will decrease and your voting rights and other rights will be diluted if and to the extent that other stockholders exercise their subscription rights. Your subscription rights will expire and have no value if they are not exercised prior to
      5:00 p.m., New York City time, on [__________], 2008, the expiration date, subject to extension or earlier termination.

Q:    DOES WHX NEED TO ACHIEVE A CERTAIN PARTICIPATION LEVEL IN ORDER TO
      COMPLETE THE RIGHTS OFFERING?

A:    No. We may choose to consummate, amend, extend or terminate the rights offering regardless of the number of shares actually purchased.

Q:    CAN WHX TERMINATE THE RIGHTS OFFERING?

A:    Yes. Our board of directors may decide to terminate the rights offering at any time prior to the expiration of the rights offering, for any reason.
      If we cancel the rights offering, any money received from subscribing stockholders will be refunded as soon as practicable, but no later than 10 business days from the announcement that the rights offering is terminated, without interest or a deduction on any payments refunded to you under the rights offering. See "The Rights Offering -- Expiration of the Rights Offering and Extensions, Amendments and Termination."

Q:    MAY I TRANSFER MY SUBSCRIPTION RIGHTS IF I DO NOT WANT TO PURCHASE ANY
      SHARES?

A:    No. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights. However, rights will be transferable to affiliates of the recipient and by operation of law, for example, upon the death of the recipient.

Q:    WHEN WILL THE RIGHTS OFFERING EXPIRE?

A:    The subscription rights will expire and will have no value, if not exercised prior thereto, at 5:00 p.m., New York City time, on
      [__________], 2008, unless we decide to extend the rights offering expiration date until some later time or terminate it earlier. However, we will not extend the expiration date beyond 90 days from the date we distribute the rights. See "The Rights Offering -- Expiration of the
      Rights Offering and Extensions, Amendments and Termination." The
      subscription agent must actually receive all required documents and payments before the expiration date. There is no maximum duration for the rights offering.

Q:    HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?

A:    You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together in full with the subscription price for each share of common stock you subscribe for, to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Rights Offering -- Guaranteed Delivery
      Procedures" beginning on page 36. If you hold shares of our common stock through a broker, custodian bank or other nominee, see "The Rights
      Offering -- Beneficial Owners" beginning on page 38.

                                       16

Q:    WHAT SHOULD I DO IF I WANT TO PARTICIPATE IN THE RIGHTS OFFERING BUT MY
      SHARES ARE HELD IN THE NAME OF MY BROKER, CUSTODIAN BANK OR OTHER NOMINEE?

A:    If you hold our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial
      Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials.
      You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q:    WHAT SHOULD I DO IF I WANT TO PARTICIPATE IN THE RIGHTS OFFERING, BUT I AM
      A STOCKHOLDER WITH A FOREIGN ADDRESS OR A STOCKHOLDER WITH AN ARMY POST
      OFFICE OR FLEET POST OFFICE ADDRESS?

A:    The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an
      Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

Q:    WILL I BE CHARGED A SALES COMMISSION OR A FEE IF I EXERCISE MY
      SUBSCRIPTION RIGHTS?

A:    We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Q:    ARE THERE ANY CONDITIONS TO MY RIGHT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:    Yes. The rights offering is subject to certain limited conditions. Please see "The Rights Offering -- Conditions to the Rights Offering."

Q:    HAS THE BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE RIGHTS
      OFFERING?

A:    Neither the Company, nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering all of the information herein, including the "Risk Factors" section of this prospectus, and of your best interests.

Q:    MAY STOCKHOLDERS IN ALL STATES PARTICIPATE IN THE RIGHTS OFFERING?

A:    Although we intend to distribute the rights to all stockholders, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired.
      Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

                                       17

Q:    IS THE EXERCISE OF MY SUBSCRIPTION RIGHTS RISKY?

A:    The exercise of your subscription rights involves significant risks.
      Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors," beginning on page 20.

Q:    HOW MANY SHARES OF OUR COMMON STOCK WILL BE OUTSTANDING AFTER THE RIGHTS
      OFFERING?

A:    The number of shares of our common stock that will be outstanding after the rights offering will depend on the number of shares that are purchased in the rights offering. If we sell all of the shares being offered, then we will issue approximately [_________] shares of common stock. In that case, we will have approximately [__________] shares of common stock outstanding after the rights offering. This would represent an increase of approximately [__]% in the number of outstanding shares of common stock.

Q:    WHAT WILL BE THE PROCEEDS OF THE RIGHTS OFFERING?

A:    Subject to stockholder approval of a proposal to increase our authorized capital stock, if we sell all the shares being offered, we will receive gross proceeds of approximately $200 million.  We are offering shares in the rights offering with no minimum purchase requirement.  As a result, there is no assurance we will be able to sell all or any of the shares being offered, and it is not likely that all of our stockholders will participate in the rights offering.  We reserve the right to limit the exercise of rights by certain stockholders in order to protect against an unexpected "ownership change" for federal income tax purposes.  This may affect our ability to receive gross proceeds of up to $200 million in the rights offering, although Steel Partners has indicated to WHX that it intends to exercise all of its rights, subject to certain limitations, but has not made any formal commitment to do so.

Q:    AFTER I EXERCISE MY RIGHTS, CAN I CHANGE MY MIND AND CANCEL MY PURCHASE?

A:    No. Once you exercise and send in your subscription rights certificate and payment you cannot revoke the exercise of your subscription rights, even if you later learn information about WHX that you consider to be unfavorable and even if the market price of our common stock falls below the $[__] per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $[__] per share. See
      "The Rights Offering -- No Revocation or Change."

Q:    WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF
      EXERCISING MY SUBSCRIPTION RIGHTS?

A:    A holder will not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see
      "Material United States Federal Income Tax Consequences." You should consult your tax advisor as to the particular consequences to you of the rights offering.

Q:    IF THE RIGHTS OFFERING IS NOT COMPLETED, FOR ANY REASON, WILL MY
      SUBSCRIPTION PAYMENT BE REFUNDED TO ME?

A:    Yes. If the rights offering is not completed, for any reason, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or deduction.

                                       18

Q:    IF I EXERCISE MY SUBSCRIPTION RIGHTS, WHEN WILL I RECEIVE SHARES OF COMMON
      STOCK I PURCHASED IN THE RIGHTS OFFERING?

A:    We will deliver certificates representing the shares of our common stock purchased in the rights offering as soon as practicable after the expiration of the rights offering and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m.,
      New York City time, on the [____] business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under "The Rights Offering --
      Guaranteed Delivery Procedures."

Q:    TO WHOM SHOULD I SEND MY FORMS AND PAYMENT?

A:    If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and payment by hand delivery, first class mail or courier service to Computershare Inc., the subscription agent. The address for delivery to the subscription agent is as follows:

              -----------------------     -----------------------
                      BY MAIL:             BY OVERNIGHT COURIER:
              -----------------------     -----------------------
                 Computershare Inc.          Computershare Inc.
              c/o WHX Rights Offering     c/o WHX Rights Offering
                  P.O. Box 859208           161 Bay State Drive
              Braintree MA 02185-9208        Braintree MA 02184
              -----------------------     -----------------------

      Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery.

Q:    WHAT IF I HAVE OTHER QUESTIONS?

A:    If you have other questions about the rights offering, please contact our information agent, MacKenzie Partners, Inc., 105 Madison Avenue, New York,
      NY 10016, or by telephone at (212) 929-5500 (call collect) or (800)
      322-2885 (toll-free).

      For a more complete description of the rights offering, see "The Rights
Offering" beginning on page 32.

                                       19

                                  RISK FACTORS

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE MAKING AN
INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS OR UNCERTAINTIES OCCUR, OUR
BUSINESS, PROSPECTS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE
MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD
DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. IN ASSESSING THE RISKS
DESCRIBED BELOW, YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED IN
THIS PROSPECTUS, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED
NOTES AND SCHEDULES, BEFORE DECIDING TO PURCHASE ANY SHARES OF OUR COMMON STOCK.

RISKS RELATING TO OUR FINANCIAL CONDITION AND RECENTLY COMPLETED REORGANIZATION

WE HAVE A HISTORY OF LOSSES AND SUBSTANTIAL INDEBTEDNESS AND CASH FLOW
OBLIGATIONS. WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE PROFITABILITY IN 2007.

      We have incurred significant losses and negative cash flows from operations in recent years, and our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in operating a company that has just emerged from protection under Chapter 11 of the United States
Bankruptcy Code (the "Bankruptcy Code").

      For the years ended December 31, 2006, 2005 and 2004, we incurred net operating losses of $18.2 million, $34.7 million and $140.4 million, respectively, and had negative cash flows from operations of $18.8 million, $5.0 million and $39.6 million, respectively. For the nine months ended September 30,
2007 and 2006, we incurred net operating losses of $18.2 million and $6.4 million, respectively and had negative cash flows from operations of $12.5 million and $11.5 million, respectively. As of September 30, 2007 and December
31, 2006, respectively, we had accumulated deficits of $431.5 million and $412.1 million and working capital deficits of $140.8 million and $1.6 million. As of
September 30, 2007, the majority of H&H's debt was classified as short-term since its maturity date was scheduled to occur within twelve months (June 30,
2008), whereas as of December 31, 2006, such debt was classified as long-term since its maturity date exceeded one year. We intend to refinance our debt, but there can be no assurance that such financing will be available or available on terms acceptable to us. If we cannot refinance H&H's debt that is due on June
30, 2008, there can be no assurance that H&H will be able to continue to operate its business or to provide us with additional capital to fund our operations. As previously noted, Bairnco's bank debt was refinanced in July 2007 with a new scheduled maturity of 2012. Additionally, at times over the past several years,
H&H has not been in compliance with certain of its bank covenants and has obtained a number of waivers from its lenders related to such covenants.

      As of September 30, 2007, WHX and its unrestricted subsidiaries had cash of approximately $2.7 million and current liabilities of approximately $7.9 million, including $5.1 million of mandatorily redeemable preferred shares payable to a related party. WHX is a holding company and we have as our sole source of cash flow, distributions from our operating subsidiaries, H&H and
Bairnco, or other discrete transactions. H&H's credit facilities effectively do not permit it to transfer any cash or other assets to WHX (with the exception of
(i) an unsecured loan for required payments to the defined- benefit pension plan sponsored by WHX (the "WHX Pension Plan"), (ii) an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million, of which $3.4 million has already been distributed, (iii) the loan, distribution or other advance of up to approximately $7.4 million, subject to certain limitations, to the extent loaned by Steel Partners II, L.P. ("Steel Partners") to H&H, of which approximately $2.3 million has already been distributed, and (iv) up to $13.1 million to be used by WHX solely to make a contribution to the WHX Pension Plan, which contribution of $13.0 million was made on September 12, 2007). H&H's credit facilities are collateralized by substantially all of H&H's assets and contain affirmative, negative, and financial covenants (including, EBITDA shall not be less than $30.0 million, the Senior Leverage Ratio shall not be greater than 3.75:1.0, and Capital Expenditures shall not be made in excess of $12.0 million in any fiscal year, as such terms are defined therein). Similarly,
Bairnco's credit facilities and term loan do not permit it to make any distribution, pay any dividend or transfer any cash or other assets to WHX other than common stock of Bairnco. WHX's ongoing operating cash flow requirements consist of funding the minimum requirements of the WHX Pension Plan and paying other administrative costs.

                                       20

      H&H's availability under its credit facilities as of December 31, 2006 was
$19.1 million, and as of September 30, 2007, was approximately $18.0 million.

      In connection with the closing of the Agreement and Plan of Merger, dated as of February 23, 2007 (the "Merger Agreement"), pursuant to which BZ
Acquisition Corp. ("BZA") amended its tender offer to acquire all of the outstanding common shares of Bairnco at a price of $13.50 per share in cash (the
"Offer") and BZA merged with and into Bairnco with Bairnco continuing as the surviving corporation as a wholly owned subsidiary of WHX (the "Merger" and, together with the Offer, the "Bairnco Acquisition"), initial financing was provided by Steel Partners through two credit facilities. Steel Partners extended to BZA bridge loans in the aggregate principal amount of approximately
$86.5 million pursuant to a Loan and Security Agreement (the "Bridge Loan
Agreement"), between BZA and Bairnco, as borrowers, and Steel Partners, as lender. In addition, Steel Partners extended to WHX a $15.0 million subordinated loan, which is unsecured at the WHX level, pursuant to a Subordinated Loan and
Security Agreement, dated as of April 17, 2007 (the "Subordinated Loan
Agreement") between WHX, as borrower, and Steel Partners, as lender. WHX contributed the $15.0 million proceeds of the subordinated loan to BZA as a capital contribution.

      On July 17, 2007, Bairnco and certain of its subsidiaries entered into
(i) a Credit Agreement (the "First Lien Credit Agreement") with Wells Fargo
Foothill, Inc. ("Wells Fargo"), as arranger and administrative agent thereunder which provides for a revolving credit facility to the borrowers thereunder in an aggregate principal amount not to exceed $30.0 million and a term loan facility of $28.0 million, (ii) a Credit Agreement (the "Second Lien Credit Agreement")
with Ableco Finance LLC ("Ableco"), as administrative agent thereunder which provides for a term loan facility to the borrowers thereunder of $48.0 million, and (iii) an Amended and Restated Credit Agreement (the "Subordinated Debt
Credit Agreement") with Steel Partners as lender providing for a term loan of approximately $31.8 million, and completed the refinancing of: (A) all existing indebtedness of Bairnco and its subsidiaries under its senior secured credit facility dated as of November 9, 2006 with Bank of America, N.A. (the "Bairnco
Senior Secured Credit Facility"), and (B) approximately $56.7 million of the indebtedness under the Bridge Loan Agreement. The Subordinated Debt Credit
Agreement amended and restated the Bridge Loan Agreement. The scheduled maturity date of the indebtedness under each of the First Lien Credit Agreement and the
Second Lien Credit Agreement is July 17, 2012, and the scheduled maturity date under the Subordinated Debt Credit Agreement is January 17, 2013. The Bairnco
Senior Secured Credit Facility contains affirmative and negative covenants, and a financial covenant, which requires Bairnco to maintain a fixed charge coverage ratio of not less than 1:0:1.0. The First Lien Credit Agreement and Second Lien
Credit Agreement contain affirmative, negative, and financial covenants
(including, for the applicable periods set forth therein, permitting TTM EBITDA to be less than $17.25 million to $20.75 million, having a Leverage Ratio of more than 5.22:1.0 to 4.0:1.0, having a Fixed Charge Coverage Ratio of less than
0.81:1.0 to 1.15:1.0 and making Capital Expenditures in excess of $9.0 million in any fiscal year, as such terms are defined therein). The Subordinated Debt
Credit Agreement contains customary representations, warranties, affirmative and negative covenants, events of default and indemnification provisions.

      In addition to the obligations under the current credit facilities, we also have significant cash flow obligations, including without limitation the amounts due to the WHX Pension Plan (as amended by the IRS Waiver and the PBGC
Settlement Agreement entered into on December 28, 2006) (as these terms are defined below). There can be no assurance that the funds available from operations and under our credit facilities will be sufficient to fund debt service costs, working capital demands, WHX Pension Plan contributions and environmental remediation costs, or that we will be able to obtain replacement financing at commercially reasonable terms upon the expiration of our H&H credit facilities in June 2008. The Company's inability to generate sufficient cash flows from its operations or to refinance the H&H debt on commercially reasonable terms could impair the liquidity of H&H and WHX, and will likely have a material adverse effect on H&H's business, financial condition and results of operations and could raise substantial doubt that H&H and WHX will be able to continue to operate.

                                       21

      Throughout 2005 and 2006, WHX experienced liquidity issues. On March 7,
2005, WHX filed a voluntary petition (the "Bankruptcy Filing") to reorganize under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). WHX continued to operate its business and own and manage its properties as a debtor-in-possession
(the "Debtor") under the jurisdiction of the bankruptcy court until it emerged from protection under Chapter 11 of the Bankruptcy Code on July 29, 2005.

      Since WHX emerged from bankruptcy, due to covenant restrictions in H&H and
Bairnco's respective credit facilities, there have been no dividends from H&H or
Bairnco to WHX and WHX's sources of cash flow have consisted of:

      o     The issuance of $5.1 million in preferred stock by a newly created subsidiary in October 2005, which was invested in the equity of a public company (CoSine Communications Inc.);

      o     Partial payment of the H&H subordinated debt to WHX of $9.0 million, which required the approval of the banks participating in the H&H credit facilities. Subsequent to this transaction in 2006, the remaining intercompany loan balance of the subordinated debt of
            $44.2 million was converted to equity;

      o     As permitted by a March 29, 2007 amendment and waiver to the H&H credit facilities, an unsecured loan from H&H for required payments to the WHX Pension Plan, and an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million, of which approximately $3.4 million has already been distributed;

      o     A $15.0 million subordinated loan from Steel Partners pursuant to the Subordinated Loan Agreement which WHX used to fund a capital contribution to BZA to finance in part the Bairnco Acquisition;

      o     As permitted by a July 27, 2007 amendment to the H&H credit facilities, an unsecured loan, distribution or other advance from
            H&H to WHX of up to approximately $7.4 million, subject to certain limitations, to the extent loaned by Steel Partners to H&H, of which approximately $2.3 million has already been distributed; and

      o     As permitted by a September 10, 2007 amendment to the H&H credit facilities, an unsecured loan from H&H of $13.0 million which was used by WHX to make a payment to the WHX Pension Plan on September
            12, 2007.

We do not anticipate that we will have any additional sources of cash flow other than (i) as described above, (ii) from operations, (iii) from the sale of non-core assets, (iv) from the refinancing of our debt and (v) from the proceeds of this offering. In addition, the proceeds of this offering are expected to be used to redeem preferred stock and to retire indebtedness, and accordingly will not be available for general corporate purposes. If we fail to refinance our debt and have a successful offering, we will likely face substantial liquidity problems and our ability to operate could be adversely affected.

                                       22

WE SPONSOR A DEFINED BENEFIT PENSION PLAN WHICH COULD SUBJECT US TO SUBSTANTIAL
CASH FUNDING REQUIREMENTS IN THE FUTURE.

      On September 15, 2006, WHX was required to make a minimum contribution to the WHX Pension Plan for the 2005 plan year in the amount of $15.5 million.
However, we did not make that contribution due to liquidity issues. We applied to the Internal Revenue Service ("IRS") for a funding waiver for the 2005 plan year, and on December 20, 2006, the IRS granted a conditional waiver of the minimum funding requirements for the 2005 plan year (the "IRS Waiver") in accordance with section 412 (d) of the Internal Revenue Code and section 303 of the Employee Retirement Income and Security Act of 1974, as amended ("ERISA").
On December 28, 2006, WHX, H&H, and the Pension Benefit Guaranty Corporation
(the "PBGC") entered into a settlement agreement (the "PBGC Settlement
Agreement") in connection with the IRS Waiver and certain other matters. The IRS
Waiver is subject to certain conditions, including a requirement that we meet the minimum funding requirements for the WHX Pension Plan for the plan years ending December 31, 2006 through 2010, without applying for a waiver of such requirements. The PBGC Settlement Agreement and related agreements include the following: (i) the amortization of the waived amount of $15.5 million (the
"Waiver Amount") over a period of five years, (ii) the PBGC's consent to increase borrowings under H&H's senior credit facility to $125 million in connection with the closing of an acquisition (iii) the resolution of any potential issues under Section 4062(e) of ERISA, in connection with the cessation of operations at certain facilities owned by WHX, H&H or their subsidiaries, and (iv) the granting to the PBGC of subordinate liens on the assets of H&H and its subsidiaries, and specified assets of WHX, to collateralize WHX's obligation to pay the Waiver Amount to the WHX Pension Plan and to make certain payments to the WHX Pension Plan in the event of its termination. Payments made during 2006 and 2007 (through September 12, 2007)
were $13.1 million and $21.6 million, respectively. On September 12, 2007, WHX made a payment to the WHX Pension Plan of $13.0 million, which exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, our required contributions to the WHX Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC confirmation that the IRS Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated. Our expected minimum funding requirements are
$0.0, $4.6 million, $5.0 million, $3.4 million and $1.0 million for 2008, 2009,
2010, 2011 and 2012, respectively. All minimum funding requirement calculations reflect the Pension Protection Act of 2006, the PBGC Settlement Agreement and
the IRS Waiver.

      Our pension benefit costs are valued annually. Inherent in these valuations are assumptions including discount rates and expected long-term rates of return on plan assets. Material changes in our pension costs may occur in the future due to changes in market conditions not consistent with the assumptions, changes in assumptions, or other changes such as a plan termination, in which case there may be additional claims related to payment for unfunded liabilities.

IF WE ARE UNABLE TO ACCESS FUNDS GENERATED BY OUR SUBSIDIARIES WE MAY NOT BE
ABLE TO MEET OUR FINANCIAL OBLIGATIONS.

      Because we are a holding company that conducts our operations through our subsidiaries, we depend on those entities for dividends, distributions and other payments to generate the funds necessary to meet our financial obligations.
Failure by one of our subsidiaries to generate cash flow and obtain refinancing of its debt, on terms which would permit dividends, distributions or other payments to WHX, will likely have a material adverse effect on our business, financial condition and results of operations. As previously described, due to covenant restrictions in H&H and Bairnco's respective credit facilities, there have been no dividends from H&H or Bairnco to WHX, and WHX's sources of cash have been extremely limited.

                                       23

RISKS RELATING TO OUR BUSINESS

IN MANY CASES, OUR COMPETITORS ARE LARGER THAN US AND HAVE MANUFACTURING AND
FINANCIAL RESOURCES GREATER THAN WE DO, WHICH MAY HAVE A NEGATIVE IMPACT ON OUR
BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION.

      There are many companies, both domestic and foreign, which manufacture products of the type we manufacture. Some of these competitors are larger than we are and have financial resources greater than we do. Some of these competitors enjoy certain other competitive advantages, including greater name recognition, greater financial, technical, marketing and other resources, a larger installed base of customers, and well-established relationships with current and potential customers. Competition is based on quality, technology, service, and price and in some industries, new product introduction, each of which is of equal importance. We may not be able to compete successfully and competition may have a negative impact on our business, operating results or financial condition by reducing volume of products sold and/or selling prices, and accordingly reducing our revenues and profits.

      In our served markets, we compete against large private and public companies. This results in intense competition in a number of markets in which we operate. In addition, the ongoing move of our customer base in the Arlon electronics segment to low cost China manufacturing reduces pricing and increases competition. Significant competition could in turn lead to lower prices, lower levels of shipments and/or higher costs in some markets that could have a negative effect on our results of operations.

OUR PROFITABILITY MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN THE COST OF RAW
MATERIALS.

      We are exposed to market risk and price fluctuation related to the purchase of natural gas, electricity, precious metal, steel products and certain non-ferrous metals used as raw materials. Our results of operations may be adversely affected during periods in which either the prices of such commodities are unusually high or their availability is restricted. In addition, we hold precious metal positions that are subject to market fluctuations. Precious metal inventory is included in inventory using the last-in, first-out method of inventory accounting. We enter into forward or future contracts with major financial institutions to reduce the economic risk of price fluctuations.

SOME OF OUR RAW MATERIALS ARE AVAILABLE FROM A LIMITED NUMBER OF SUPPLIERS.
THERE CAN BE NO ASSURANCE THAT THE PRODUCTION OF THESE RAW MATERIALS WILL BE
READILY AVAILABLE.

      Several raw materials used in Bairnco's products are purchased from chemical companies that are proprietary in nature. Other raw materials are purchased from a single approved vendor on a "sole source" basis. Although alternative sources could be developed in the future if necessary, the qualification procedure can take several months or longer and could therefore interrupt the production of our products and services if the primary raw material source became unexpectedly unavailable.

OUR BUSINESS IS SUBJECT TO GENERAL ECONOMIC CONDITIONS.

      We operate in a wide range of manufacturing businesses that serve customers in the construction, electric, electronic, home appliance OEM, automotive, refrigeration, utility, telecommunications, medical and energy related industries. As a result, our results of operations tend not to be disproportionately affected by any one industry or segment, but tend to be affected by general economic conditions and other factors worldwide, including fluctuations in interest rates, customer demand, labor costs and other factors beyond its control. The demand for our customers' products and, therefore, our products, is directly affected by such fluctuations.

                                       24

THE LOSS OF ANY OF OUR MAJOR CUSTOMERS COULD ADVERSELY AFFECT OUR REVENUES AND
FINANCIAL HEALTH.

      In 2006, H&H's 15 largest customers accounted for approximately 27% of
H&H's consolidated net sales. In 2006, Bairnco's 15 largest customers accounted for approximately 17% of Bairnco's consolidated net sales. If we were to lose any of our relationships with these customers, revenues and profitability could fall significantly.

OUR BUSINESS STRATEGY INCLUDES SELECTIVE ACQUISITIONS AND ACQUISITIONS ENTAIL
NUMEROUS RISKS.

      Our business strategy includes, among other things, strategic and selective acquisitions. This element of our strategy entails several risks, including the diversion of management's attention from other business concerns, whether or not we are successful in finding acquisitions, and the need to finance such acquisitions with additional equity and/or debt.

      In addition, once found, acquisitions entail further risks, including:
unanticipated costs and liabilities of the acquired businesses, including environmental liabilities that could materially adversely affect our results of operations; difficulties in assimilating acquired businesses; negative effects on existing business relationships with suppliers and customers and losing key employees of the acquired businesses.

OUR COMPETITIVE ADVANTAGE COULD BE REDUCED IF OUR INTELLECTUAL PROPERTY OR
RELATED PROPRIETARY MANUFACTURING PROCESSES BECOME KNOWN BY OUR COMPETITORS OR
IF TECHNOLOGICAL CHANGES REDUCE OUR CUSTOMERS' NEED FOR OUR PRODUCTS.

      We own a number of trademarks and patents (in the United States and other jurisdictions) on our products and related proprietary manufacturing processes.
In addition to trademark and patent protection, we rely on trade secrets, proprietary know-how and technological advances that we seek to protect. If our intellectual property is not properly protected by us or is independently discovered by others or otherwise becomes known, our protection against competitive products could be diminished.

WE COULD INCUR SIGNIFICANT COSTS, INCLUDING REMEDIATION COSTS, AS A RESULT OF
COMPLYING WITH ENVIRONMENTAL LAWS.

      Our facilities and operations are subject to extensive environmental laws and regulations imposed by federal, state, foreign and local authorities relating to the protection of the environment. We could incur substantial costs, including cleanup costs, fines or sanctions, and third-party claims for property damage or personal injury, as a result of violations of or liabilities under environmental laws. We have incurred, and in the future may continue to incur, liability under environmental statutes and regulations with respect to the contamination detected at sites owned or operated by the Company (including contamination caused by prior owners and operators of such sites, abutters or other persons) and the sites at which we have disposed of hazardous substances.
As of September 30, 2007, we have established a reserve totaling $6.7 million with respect to certain presently estimated environmental remediation costs.
This reserve may not be adequate to cover the ultimate costs of remediation, including discovery of additional contaminants or the imposition of additional cleanup obligations which could result in significant additional costs. We are currently reviewing our estimated environmental reserves for the fourth quarter of 2007 and may increase our reserves in connection with such review. In addition, we expect that future regulations, and changes in the text or interpretation of existing regulations, may subject us to increasingly stringent standards. Compliance with such requirements may make it necessary for us to retrofit existing facilities with additional pollution-control equipment, undertake new measures in connection with the storage, transportation, treatment and disposal of by-products and wastes or take other steps, which may be at a substantial cost to us.

                                       25

OUR RESULTS OF OPERATIONS MAY BE NEGATIVELY AFFECTED BY VARIATIONS IN INTEREST
RATES.

      Our credit facilities are collateralized by accounts receivable, inventory, and property, plant and equipment. These credit facilities are variable rate obligations, which expose us to interest rate risks. A one percent
(1%) change in interest rates on our variable outstanding debt obligations as of
September 30, 2007 would increase or decrease interest expense by approximately
$3.5 million on an annual basis.

OUR EARNINGS COULD DECREASE IF THERE IS A DECLINE IN GOVERNMENTAL FUNDING FOR
MILITARY OPERATIONS.

      If, as a result of a loss of funding or a significant cut in federal budgets, spending on military projects were to be reduced significantly, our earnings and cash flows related to the Arlon Electronic Materials segment could be negatively affected.

POTENTIAL SUPPLY CONSTRAINTS AND SIGNIFICANT PRICE FLUCTUATIONS OF ELECTRICITY,
NATURAL GAS AND OTHER PETROLEUM BASED PRODUCTS COULD ADVERSELY AFFECT OUR
BUSINESS.

      In our production and distribution processes, we consume significant amounts of electricity, natural gas, fuel and other petroleum-based commodities, including adhesives and other products. The availability and pricing of these commodities are subject to market forces that are beyond our control. Our suppliers contract separately for the purchase of such commodities and our sources of supply could be interrupted should our suppliers not be able to obtain these materials due to higher demand or other factors interrupting their availability. Last year, particularly in the Gulf Coast region affected by severe hurricanes, supplies of these commodities were occasionally disrupted and subject to tremendous price fluctuations. Variability in the supply and prices of these commodities could materially affect our operating results from period to period and rising costs could erode our profitability.

ADVERSE WEATHER COULD MATERIALLY AFFECT OUR RESULTS.

      A significant portion of our business in the Kasco Replacement Products and Services segment involves on-site delivery, service and repair. In addition, a significant amount of our business in the Arlon Coated Materials segment is to the outdoor sign industry. Inclement weather affects both our ability to produce and distribute our products and affects our customers' short-term demand since their work also can be hampered by weather. Therefore, our results can be negatively affected by inclement weather. Severe weather such as hurricanes, tropical storms and earthquakes can damage our facilities, resulting in increased repair costs and business disruption.

A FAILURE TO MANAGE INDUSTRY CONSOLIDATION COULD NEGATIVELY IMPACT OUR
PROFITABILITY.

      The industries within which we operate have experienced recent consolidations. This trend tends to put more purchasing power in the hands of a few large customers who can dictate lower prices of our products. Failure to effectively negotiate pricing agreements and implement on-going cost reduction projects can have a material negative impact on our profitability.

OUR FUTURE SUCCESS DEPENDS GREATLY UPON ATTRACTING AND RETAINING QUALIFIED
PERSONNEL.

      A significant factor in our future profitability is our ability to attract, develop and retain qualified personnel. Our success in attracting qualified personnel is affected by changing demographics of the available pool of workers with the training and skills necessary to fill the available positions, the impact on the labor supply due to general economic conditions, and our ability to offer competitive compensation and benefit packages.

                                       26

LITIGATION COULD AFFECT OUR PROFITABILITY.

      The nature of our businesses expose us to various litigation matters including product liability claims, employment, health and safety matters, environmental matters, regulatory and administrative proceedings. We contest these matters vigorously and make insurance claims where appropriate. However, litigation is inherently costly and unpredictable, making it difficult to accurately estimate the outcome of any litigation. Although we make accruals as we believe warranted, the amounts that we accrue could vary significantly from any amounts we actually pay due to the inherent uncertainties in the estimation process. As of September 30, 2007, we have accrued approximately $6.7 million for environmental remediation costs but have not made any accruals for other litigation matters.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE EFFECTIVE AND OUR
INDEPENDENT AUDITORS MAY NOT BE ABLE TO CERTIFY AS TO THEIR EFFECTIVENESS, WHICH
COULD HAVE A SIGNIFICANT AND ADVERSE EFFECT ON OUR BUSINESS AND REPUTATION.

      We will be subject to the requirements of Section 404 of the
Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and
Exchange Commission (the "SEC") thereunder (which we refer to as Section 404) as of December 31, 2007. Section 404 requires us to report on the design and effectiveness of our internal controls over financial reporting. In the past our management has identified "material weaknesses" in our internal controls over financial reporting. There can be no assurance that in preparing for our compliance with Section 404, additional deficiencies or material weaknesses in our internal controls over financial reporting will not be identified. Any failure to maintain or implement new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, and cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements.

      Section 404 also requires an independent registered public accounting firm to test the internal controls over financial reporting and report on the effectiveness of such controls. In our annual report on Form 10-K for the fiscal year ended December 31, 2006, our independent auditor, Grant Thornton LLP
("GT"), an independent registered public accounting firm, was not required to express an opinion on our internal controls over financial reporting. Prior to the Bairnco Acquisition, Bairnco's independent auditor, also GT, issued a disclaimer of opinion on both management's assessment and the effectiveness of
Bairnco's internal controls over financial reporting in their annual report on
Form 10-K for the fiscal year ended December 31, 2006. GT had determined that
Bairnco's management did not support its evaluation with sufficient evidence, including documentation, as a result of not extending its testing into the three months ended December 31, 2006. Because management's process did not include sufficient evidence, including documentation, GT was unable to apply the procedures required to express an opinion on management's assessment and on the effectiveness of internal control over financial reporting. In this same report,
Bairnco did not have any material weaknesses identified in their internal controls over financial reporting. Although we are not able to reach a conclusion as to the effectiveness of Bairnco's disclosure controls and procedures at the present time, we are in the process of evaluating their disclosure controls and procedures. GT is not required to issue a report attesting to our internal controls over financial reporting until the year ended
December 31, 2008. There can be no assurance that GT will issue an unqualified report attesting to our internal controls over financial reporting at such time.

                                       27

      We also cannot be certain about the timing of completion of our Section
404 evaluation, documentation, testing and any remediation actions or the impact of these actions on our operations. If our remediation actions are insufficient, our chief financial officer or chief executive officer may conclude that our controls are ineffective for purposes of Section 404. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements or our financials statements could change. We may also be required to incur costs to improve our internal control system and hire additional personnel. This could negatively impact our results of operations.

RISK RELATING TO OUR OWNERSHIP STRUCTURE

WARREN G. LICHTENSTEIN, OUR CHAIRMAN, AND CERTAIN OTHER OFFICERS AND DIRECTORS,
THROUGH THEIR AFFILIATION WITH STEEL PARTNERS, HAS THE ABILITY TO EXERT
SIGNIFICANT INFLUENCE OVER OUR OPERATIONS.

      Warren G. Lichtenstein, our Chairman, as the sole managing member of the general partner of Steel Partners, is deemed to own beneficially the shares of our common stock owned by Steel Partners. Steel Partners beneficially owns
5,029,793 shares of our common stock, representing approximately 50.3% of our outstanding common stock. Mr. Lichtenstein, as sole managing member and the general partner of Steel Partners, has sole investment and voting control over the shares beneficially owned by Steel Partners and thus has the ability to exert significant influence over our policies and affairs, including the election of our Board of Directors and the approval of any action requiring a stockholder vote, such as amendments to our amended and restated certificate of incorporation and approving mergers or sales of substantially all of our assets, as well as matters where the interests of Mr. Lichtenstein and Steel Partners may differ from the interests of our other stockholders in some respects. In addition, employees of an affiliate of Steel Partners hold positions with WHX, including Glen M. Kassan as Chief Executive Officer and John J. Quicke as Vice
President, and as directors, and Jack L. Howard and Joshua E. Schechter as directors. Mr. Quicke also serves as the President and Chief Executive Officer of Bairnco.

FACTORS AFFECTING THE VALUE OF SECURITIES ISSUED UNDER THE PLAN OF
REORGANIZATION

THERE IS NO ESTABLISHED MARKET FOR OUR COMMON STOCK.

      No established market exists for our common stock. Our common stock is presently quoted on the over-the-counter "Pink Sheets." No assurance can be made that an active trading market will develop. There can be no assurance as to the degree of price volatility in any market for our common stock that does develop.
Transfer restrictions contained in our charter to help preserve our net operating loss carry forwards ("NOLs") will generally prevent any person from rapidly acquiring amounts of our common stock such that such person would hold
5% or more of our common stock, in each case for up to ten years after July 29,
2005, as specifically provided in our charter. These transfer restrictions could hinder development of an active market for our common stock.

WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE
FUTURE WHICH MAY LIMIT INVESTOR DEMAND.

      We do not anticipate paying any dividends on our common stock in the foreseeable future. Such lack of dividend prospects may have an adverse impact on the market demand for our common stock as certain institutional investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in our common stock.

                                       28

RISKS RELATED TO THE RIGHTS OFFERING

THE SUBSCRIPTION PRICE DETERMINED FOR THIS OFFERING IS NOT AN INDICATION OF OUR
VALUE.

      A special committee of our board of directors was advised by independent legal counsel, Breslow & Walker, LLP, as to the special committee's fiduciary obligations under Delaware law, and by a financial advisor, Imperial Capital,
LLC ("Imperial Capital"). The special committee determined that the subscription price should be designed to, among other things, provide an incentive to our current stockholders to exercise their rights. In setting the subscription price, the special committee reviewed information prepared by Imperial Capital and considered other factors, including the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our common stock, the pricing of similar transactions, the historic volatility of the market price of our common stock, the historic trading volume of our common stock, our business prospects, our recent and anticipated operating results and general conditions in the securities market. The information provided by Imperial Capital is not and was not intended as an opinion, but was only a description and analysis of a potential rights offering. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing WHX. As of [ ], 2008, the per share subscription price was [ ]% of the fair value of our common stock. You should not consider the subscription price as an indication of the value of WHX or our common stock.

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE.

      We cannot assure you that the market price of our common stock will not either increase or decline before the subscription rights expire. If you exercise your subscription rights and the market price of the common stock falls below the subscription price, then you will have committed to buy shares of common stock in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of common stock that you purchased in the rights offering at a price equal to or greater than the subscription price. Until certificates are delivered upon expiration of the rights offering, you may not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates representing shares of our common stock that you purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.

IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS IN FULL, YOUR PERCENTAGE
OWNERSHIP AND VOTING RIGHTS IN WHX WILL LIKELY EXPERIENCE DILUTION.

      If you choose not to exercise your subscription rights you will retain your current number of shares of common stock of WHX. However, if you choose not to exercise your subscription rights, your percentage ownership and voting rights in WHX will experience dilution if and to the extent that other stockholders exercise their subscription rights. In that event, the percentage ownership, voting rights and other rights of all stockholders who do not fully exercise their subscription rights will be diluted.

YOU MAY NOT REVOKE YOUR SUBSCRIPTION EXERCISE AND COULD BE COMMITTED TO BUYING
SHARES ABOVE THE PREVAILING MARKET PRICE.

      Once you exercise your subscription rights, you may not revoke the exercise. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock falls below the subscription price, you will have committed to buying shares of common stock at a price above the market price. Moreover, you may be unable to sell your shares of our common stock at a price equal to or greater than the price you paid for such shares.

                                       29

BECAUSE WE MAY TERMINATE THE OFFERING AT ANY TIME PRIOR TO THE EXPIRATION DATE,
YOUR PARTICIPATION IN THE RIGHTS OFFERING IS NOT ASSURED.

      We may terminate the offering at any time prior to the expiration date. If we decide to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing stockholders as soon as practicable, but no later than 10 business days from the announcement that the rights offering is terminated, without interest or deduction.

YOU WILL NEED TO ACT PROMPTLY AND TO CAREFULLY FOLLOW THE SUBSCRIPTION
INSTRUCTIONS, OR YOUR EXERCISE OF RIGHTS MAY BE REJECTED.

      Stockholders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 pm on [__________], 2008, the expiration date. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration date. We shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

IF YOU USE A PERSONAL CHECK TO PAY FOR THE SHARES, IT MAY NOT CLEAR IN TIME TO
ENABLE YOU TO PURCHASE SHARES IN THIS RIGHTS OFFERING.

      Any personal check used to pay for shares of common stock to be issued in the rights offering must clear prior to the expiration date, and the clearing process may require seven or more business days. If you choose to exercise your rights, in whole or in part, and to pay for shares of common stock by personal check and your check does not clear prior to the expiration date of the rights offering, you will not have satisfied the conditions to exercise your rights and will not receive the shares you attempted to purchase and your subscription rights will expire and be of no value. If you choose to pay for shares of common stock by personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received and clears prior to the expiration date.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus contain certain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934 that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may,"
"should," "expect," "hope," "anticipate," "believe," "intend," "plan,"
"estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors, including the factors set forth under "Risk
Factors," that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, our need for additional financing and the terms and conditions of

                                       30

any financing that is consummated, customers' acceptance of our new and existing products, the risk that we will not be able to compete successfully, and the possible volatility of our stock price and the potential fluctuation in our operating results. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. You should read carefully the factors described in the "Risk Factors" section of this prospectus for information regarding risk factors that could affect our results. Except as otherwise required by Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

                                       31

                               THE RIGHTS OFFERING

SUBSCRIPTION RIGHTS

BASIC SUBSCRIPTION RIGHTS

      We will distribute to each holder of our common stock who is a record holder of our common stock on the record date, which is December 21, 2007, at no charge, one non-transferable subscription right for each share of common stock owned. The subscription rights will be evidenced by non-transferable subscription rights certificates. Each subscription right will entitle the rights holder to purchase ___ shares of our common stock at a price of $[___]
per share, the subscription price, upon timely delivery of the required documents and payment of the subscription price. We will not issue fractional shares, but rather will round up or down the aggregate number of shares you are entitled to receive to the nearest whole number. If rights holders wish to exercise their subscription rights, they must do so prior to 5:00 p.m., New York
City time, on [______] [_], 2008, the expiration date for the rights offering, subject to extension. After the expiration date, the subscription rights will expire and will have no value. See below "-- Expiration of the Rights Offering and Extensions, Amendments and Termination." You are not required to exercise all of your subscription rights. We will deliver to the record holders who purchase shares in the rights offering certificates representing the shares purchased as soon as practicable after the rights offering has expired.

OVERSUBSCRIPTION RIGHTS

      Subject to the allocation described below, each subscription right also grants the holder an oversubscription right to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your oversubscription right only if you exercise your basic subscription right in full.

      If you wish to exercise your oversubscription right, you should indicate the number of additional shares that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this offering. When you send in your rights certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription right). If the number of shares remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to oversubscription rights, you will be allocated additional shares
(subject to elimination of fractional shares) in the proportion which the number of shares you purchased through the basic subscription right bears to the total number of shares that all oversubscribing stockholders purchased through the basic subscription right. Your oversubscription rights shall be further subject to the limitation that no oversubscription shares shall be issued which would endanger the availability of the Company's NOLs under Section 382 of the
Internal Revenue Code. In the event stockholders seeking to oversubscribe would endanger the availability of our NOLs under Section 382 of the Internal Revenue
Code, those stockholders, including Steel Partners, seeking to oversubscribe will generally be proportionately reduced. However, to maximize the proceeds of the offering or to avoid endangering the availability of our NOLs under Section
382 of the Internal Revenue Code, Steel Partners may voluntarily agree to reduce its participation, which reduction may not be made proportionately. In addition, we may refuse any subscriptions, in our sole and absolute discretion, which would result in the subscriber owning 5% or more of our common stock, to avoid endangering the availability of our NOLs under Section 382 of the Internal
Revenue Code. However, if your pro-rata allocation exceeds the number of shares you requested on your rights certificate, then you will receive only the number of shares that you requested, and the remaining shares from your pro-rata allocation will be divided among other rights holders exercising their oversubscription rights.

      As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription right. You will receive certificates representing these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment,

                                       32

without interest or deduction. In connection with the exercise of the oversubscription right, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the oversubscription right, by each beneficial owner on whose behalf the nominee holder is acting.

EXPIRATION OF THE RIGHTS OFFERING AND EXTENSIONS, AMENDMENTS AND TERMINATION

      You may exercise your subscription rights at any time prior to 5:00 p.m.,
New York City time, on [__________], 2008, the expiration date for the rights offering. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or payment after the expiration date, regardless of when you sent the rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

      We may, in our sole discretion, extend the time for exercising the subscription rights. We may extend the expiration date at any time after the record date. If the commencement of the rights offering is delayed for a period of time, the expiration date of the rights offering may be similarly extended.
We will extend the duration of the rights offering as required by applicable law, and may choose to extend the duration of the rights offering for any reason. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration date of the rights offering, we will issue a press release announcing such extension no later than
9:00 a.m., New York City time, on the next business day after the most recently announced expiration date. In no event will we extend the expiration date beyond
90 days from the date we distribute the rights.

      We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights as soon as practicable, but no later than 10 business days from the announcement that the rights offering is terminated.

CONDITIONS TO THE RIGHTS OFFERING

      We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable, but no later than 10 business days from the announcement that the rights offering is terminated. See also "-- Expiration of the Rights Offering and
Extensions, Amendments and Termination."

METHOD OF EXERCISING SUBSCRIPTION RIGHTS

      The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment prior to 5:00 p.m., New
York City time, on [__________], 2008, the expiration date of the rights offering. Rights holders may exercise their rights as follows:

                                       33

SUBSCRIPTION BY REGISTERED HOLDERS

      Rights holders who are registered holders of our common stock may exercise their subscription privilege by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full of the subscription price for each share of the common stock for which they subscribe, to the subscription agent at the address set forth under the subsection entitled "-- Delivery of Subscription Materials and Payment," on or prior to the expiration date.

SUBSCRIPTION BY DTC PARTICIPANTS

      Banks, trust companies, securities dealers and brokers that hold shares of our common stock on the rights offering record date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their subscription privilege on the same basis as if the beneficial owners were record holders on the rights offering record date through the Depository Trust
Company, or DTC. Such holders may exercise these rights through DTC's PSOP
Function on the "agents subscription over PTS" procedure and instructing DTC to charge their applicable DTC account for the subscription payment for the new shares and deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the rights expiration date. Except as described under the subsection titled "-- Guaranteed
Delivery Procedures," subscriptions accepted by the subscription agent via a
Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

SUBSCRIPTION BY BENEFICIAL OWNERS

      Rights holders who are beneficial owners of shares of our common stock and whose shares are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold common stock certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee or institution to exercise their rights and deliver all documents and payment on their behalf prior to the expiration date. A rights holder's subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder's full subscription price payment prior to the expiration date.

METHOD OF PAYMENT

      Payments must be made in full in U.S. currency by:

      o     check or bank draft payable to Computershare Inc., the subscription agent, drawn against a U.S. bank; or

      o     postal, telegraphic or express money order payable to the
            subscription agent.

      Any personal check used to pay for shares of common stock must clear the appropriate financial institutions prior to the expiration date. The clearing house may require five or more business days. Accordingly, holders who wish to pay the subscription price by means of a personal check are urged to make payment sufficiently in advance of the expiration date to ensure such payment is received and clears by such date. Rights certificates received after that time will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

                                       34

      The subscription agent will be deemed to receive payment upon:

      o     clearance of any uncertified check deposited by the subscription agent;

      o     receipt by the subscription agent of any certified bank check draft drawn upon a U.S. bank; or

      o     receipt by the subscription agent of any postal, telegraphic or express money order.

      You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO
US. Except as described below under "-- Guaranteed Delivery Procedures," we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

      The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period. Because uncertified personal checks may take seven or more business days to clear, we strongly urge you to pay or arrange for payment by means of certified or cashier's check or money order to avoid missing the opportunity to exercise your subscription rights should you decide to do so.

      Unless a rights certificate provides that the shares of common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, subject to any standards and procedures adopted by the subscription agent. See "--
Medallion Guarantee May be Required."

MEDALLION GUARANTEE MAY BE REQUIRED

      Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

      o     your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

      o     you are an eligible institution.

                                       35

SUBSCRIPTION AGENT

      The subscription agent for this rights offering is Computershare Inc. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

INFORMATION AGENT

      The information agent for this rights offering is MacKenzie Partners, Inc.
We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address and telephone number:

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          Call Toll-Free (800) 322-2885
                       E-mail: proxy@mackenziepartners.com

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

      You should deliver your subscription rights certificate and payment of the subscription price or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

              -----------------------     -----------------------
                      BY MAIL:             BY OVERNIGHT COURIER:
              -----------------------     -----------------------
                 Computershare Inc.          Computershare Inc.
              c/o WHX Rights Offering     c/o WHX Rights Offering
                  P.O. Box 859208           161 Bay State Drive
              Braintree MA 02185-9208        Braintree MA 02184
              -----------------------     -----------------------

      Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your subscription rights.

      You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to the information agent.

GUARANTEED DELIVERY PROCEDURES

      The subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery.
On or prior to the expiration date, the subscription agent must receive payment in full for all shares of common stock subscribed for through the exercise of the subscription privilege, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus either by hand, mail, telegram or facsimile transmission, that specifies the name of the holder of the rights and the number of shares of common stock subscribed for. If applicable, it must state separately the number

                                       36

of shares of common stock subscribed for through the exercise of the subscription privilege and a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a
commercial bank or trust company having an office or correspondent in the United
States must guarantee that the properly completed and executed rights certificate for all shares of common stock subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the certificates for shares of common stock until it receives the properly completed and duly executed rights certificate within that time period.

      In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder's DTC account to the subscription agent's DTC account, together with payment of the full subscription price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer
Association approved medallion program such as STAMP, SEMP or MSP.

      Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under "-- Delivery of Subscription
Materials and Payment."

CALCULATION OF SUBSCRIPTION RIGHTS EXERCISED

      If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering.

ESCROW ARRANGEMENTS

      The subscription agent will hold funds received in payment of the subscription price in a segregated account until the rights offering is completed or withdrawn and terminated.

NOTICE TO BENEFICIAL HOLDERS

      If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners.
If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee
Holder Certification" that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

                                       37

BENEFICIAL OWNERS

      If you are a beneficial owner of shares of our common stock or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners
Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

SUBSCRIPTION PRICE

      The subscription price is $[___] per share.

      Our board of directors formed a special committee to assist with the rights offering. The special committee retained independent legal counsel,
Breslow & Walker, LLP, to advise them on their fiduciary obligations under
Delaware law. The special committee also retained Imperial Capital as its financial advisor. Over several weeks, the special committee met with Imperial
Capital to review the information it prepared, which included a review of all public rights offerings announced from January 1, 2003 to October 1, 2007, excluding financial services firms, bankruptcy related transactions, real estate firms and trusts, companies not headquartered in the United States and poison pills, all of which the special committee believed were materially different from the Company and its proposed transaction. The information provided by
Imperial Capital is not and was not intended as an opinion, but was only a description and analysis of a potential rights offering. The special committee reviewed the terms of the various rights offerings and the subscription price discounts provided in each rights offering. Based on the review of the information prepared by Imperial Capital and other factors including, the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our common stock, the pricing of similar transactions, the historic volatility of the market price of our common stock, the historic trading volume of our common stock, our business prospects, our recent and anticipated operating results and general conditions in the securities market, the special committee established the subscription price.

      The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing us. As of [
], 2008, the per share subscription price was [ ]% of the fair value of our common stock. You should not consider the subscription price as an indication of our value or that of our common stock.

                                       38

DETERMINATIONS REGARDING THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS

      We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.

      Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

REGULATORY LIMITATION

      We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the rights offering expires, you have not obtained such clearance or approval.

NO REVOCATION OR CHANGE

      Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

NON-TRANSFERABILITY OF THE RIGHTS

      The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your rights to any affiliate of yours and your rights also may be transferred by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date.

RIGHTS OF SUBSCRIBERS

      You will have no rights as a stockholder with respect to shares you subscribe for in the rights offering until certificates representing shares of common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, payment and any other required documents to the subscription agent.

                                       39

INTENDED PURCHASES

      Steel Partners has indicated to us that it intends to exercise all of its rights, but has not made any formal commitment to do so. Steel Partners has also indicated its intention to oversubscribe for the maximum number of shares for which it can oversubscribe for without (i) endangering the availability of our
NOLs under Section 382 of the Internal Revenue Code or (ii) increasing its ownership to in excess of 75% of the outstanding shares of the Company's common stock (it currently owns 50.3% of the outstanding shares of the Company's common stock).

FOREIGN STOCKHOLDERS AND STOCKHOLDERS WITH ARMY POST OFFICE OR FLEET POST OFFICE
ADDRESSES

      The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army
Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account.
To exercise your rights, you must notify the subscription agent prior to 11:00
a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

NO BOARD RECOMMENDATION

      An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the "Risk Factors" section of this prospectus.
Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.

PROTECTION MECHANICS

      Upon its emergence from bankruptcy on July 29, 2005, WHX experienced an ownership change as defined by Section 382 of the Internal Revenue Code, which imposes annual limitations on the utilization of NOLs post ownership change. WHX believes it qualifies for the bankruptcy exception to the general Section 382 limitations. Under this exception, the annual limitation imposed by Section 382 resulting from an ownership change will not apply. Instead, the NOLs must be reduced by certain interest expense paid to creditors who became stockholders as a result of the bankruptcy reorganization. Thus, WHX's net operating losses of
$162.7 million as of December 31, 2006 reflects a reduction of $31.0 million.
Accordingly, in order to avoid subsequent ownership changes, WHX's amended and restated certificate of incorporation contains a 5% ownership limit pursuant to which certain transfers of WHX's shares will be limited.

      In determining ownership, certain attribution provisions and constructive ownership provisions apply, including the following:

      o     Any family group consisting of an individual, spouse, children, grandchildren and parents are treated as one person. Note that an individual can be treated as a member of several different family groups. For example, your family group would include your spouse, children, father and mother, but your mother's family group would include her spouse, all her children and her grandchildren.

      o     Any common stock owned by any entity will generally be attributed proportionately to the ultimate owners of that entity. Attribution will also occur through tiered entity structures.

                                       40

      o     Any persons or entities acting in concert or having a formal or informal understanding among themselves to make a coordinated purchase of common stock will be treated as one stockholder.

      o     Ownership may not be structured with an abusive principal purpose of avoiding these rules.

      WHX has the right under certain circumstances, in its sole and absolute discretion, to limit the exercise of rights, including instructing the subscription agent to refuse to honor any exercise of rights, by 5% stockholders or a subscriber to the extent its exercise of rights might, in WHX's sole and absolute discretion, result in a subscriber owning 5% or more of our common stock. However, WHX believes, based upon its analysis of WHX's stockholders, subject to certain limitations, 5% stockholders and stockholders who would become 5% stockholders may increase their ownership without causing an ownership change. In the event stockholders seeking to oversubscribe would endanger the availability of our NOLs under Section 382 of the Internal Revenue Code, those stockholders, including Steel Partners, seeking to oversubscribe will generally be proportionately reduced. However, to maximize the proceeds of the offering or to avoid endangering the availability of our NOLs under Section 382 of the
Internal Revenue Code, Steel Partners may voluntarily agree to reduce its participation, which reduction may not be made proportionately. In addition, we may refuse any subscriptions, in our sole and absolute discretion, which would result in the subscriber owning 5% or more of our common stock, to avoid endangering the availability of our NOLs under Section 382 of the Internal
Revenue Code.

      In order to protect against an unexpected "ownership change" for federal income tax purposes, WHX has implemented the protection mechanics as follows:

      o     if an exercise would result in the subscriber owning either directly or indirectly, of record or beneficially, more than 1,200,000 shares of WHX common stock, the subscriber must indicate on the
            subscription form the number of shares of WHX common stock it will so own, and notify the information agent at (800)-322-2885 and ask for Glen Linde.

      o     if requested, each subscriber will be required to provide WHX with additional information regarding the amount of common stock that the subscriber owns; and

      o     WHX has the right to instruct the subscription agent to refuse to honor a subscriber's exercise to the extent an exercise might, in
            WHX's sole and absolute discretion, result in the subscriber owning
            5% or more of our common stock or otherwise causing an "ownership change."

      By exercising rights in the offering, you agree that:

      o     the protection mechanics are valid, binding and enforceable against you;

      o     any purported exercise of rights in violation of the protection mechanics section will be void and of no force and effect; and

      o     WHX has the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING

      Based on the 10,000,498 shares of our common stock currently outstanding, and the potential that WHX may issue as many as [________] shares pursuant to this rights offering, [________] shares of our common stock may be issued and outstanding following the rights offering, which represents an increase in the number of outstanding shares of our common stock of approximately [__]%.

                                       41

FEES AND EXPENSES

      Neither we, nor the subscription agent, will charge a brokerage commission or a fee to subscription rights holders for exercising their rights.
However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

QUESTIONS ABOUT EXERCISING SUBSCRIPTION RIGHTS

      If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the subscription agent at the address and telephone number set forth above under "-- Delivery of
Subscription Materials and Payment."

OTHER MATTERS

      WHX is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is WHX distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. WHX may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, WHX also has the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. WHX may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

                                 USE OF PROCEEDS

      Assuming adequate net proceeds and, to the extent required, receipt of consents, we plan to immediately use those net proceeds as follows:

      First, to the extent proceeds are available, to redeem 1,000 shares of
Series A preferred stock, par value $0.01 per share, issued by WHX CS Corp., a wholly-owned subsidiary of WHX ("CS"), for an aggregate redemption amount of
$5,100,000, plus accrued and unpaid dividends. Such shares of Series A preferred stock are held by Steel Partners. The Series A preferred stock accrue a dividend at 6.0% per annum. See "Management's Discussion And Analysis of Financial
Condition and Results of Operations -- Commitments -- Other Obligations."

      Second, to the extent proceeds are available, to purchase 2,631,384 shares of common stock of CoSine Communications, Inc. from Steel Partners for an aggregate purchase price of approximately $5.9 million. WHX anticipates signing a definitive agreement shortly.

      Next, to the extent proceeds are available, to repay indebtedness owed by
WHX to Steel Partners under the Subordinated Loan Agreement of $15 million, plus accrued and unpaid interest. Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum equal to the prime rate of
JPMorgan Chase Bank plus 7.75%, adjusted from time to time, with a minimum interest rate of 16% per annum and a maximum interest rate of 19% per annum. The
Subordinated Loan Agreement has a scheduled maturity date of April 17, 2009.
Borrowings under the Subordinated Loan Agreement were used to partly finance the
Bairnco Acquisition in April 2007.

                                       42

      Next, to the extent proceeds are available and the necessary consents are obtained, to repay indebtedness owed by H&H to Steel Partners under the Term B
Loan with Steel Partners (the "Term B Loan") in the principal amount of approximately $103 million, plus accrued and unpaid interest. The Term B Loan bears interest at the prime rate plus 6.00% and has a scheduled maturity date of
June 30, 2008.

      Next, to the extent proceeds are available and the necessary consents are obtained, to repay indebtedness in the principal amount of approximately $31.8 million, plus accrued and unpaid interest, owed by Bairnco and its subsidiaries under the Subordinated Debt Credit Agreement. Borrowings under the Subordinated
Debt Credit Agreement bear interest at 6.75 percentage points above the rate of interest publicly announced by JPMorgan Chase Bank as its reference rate, base rate or prime rate. The Subordinated Debt Credit Agreement has a scheduled maturity date of January 17, 2013.

      The payments described in the previous two paragraphs require the consent of the senior lenders to H&H and Bairnco, respectively. Certain of such lenders have indicated that they will require a portion of the proceeds to be used to reduce outstanding indebtedness to such lenders and/or to contribute to the working capital. These discussions are ongoing, and accordingly, the Company would be required to reduce the amount of payments of the prior two paragraphs and to instead make partial repayments to certain senior lenders of H&H and
Bairnco, and/or to contribute to the working capital of such companies.

      It is not anticipated that following the application of the net proceeds of the rights offering as described above, there will be any excess net proceeds under the rights offering. However, in the event that it is not possible to make any of the applications of proceeds as described above, there may be excess net proceeds arising from the rights offering available for use by WHX for general working capital purposes.

                                       43

                                 CAPITALIZATION

      The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of September 30, 2007, assuming stockholder approval of a proposal to increase the Company's authorized capital stock to
85,000,000 shares. The pro forma information gives effect to an assumed $160 million equity raise from this rights offering and the use of a portion of those proceeds to pay down specific outstanding indebtedness.

      For purposes of this table, we have assumed that $160 million is raised in this rights offering. However, it is impossible to predict how many rights will be exercised in this offering and therefore the amount of gross proceeds that will actually be raised.

      This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this prospectus.

                                                                  September 30, 2007
                                                              -------------------------
                                                                Actual      Pro Forma
                                                              -------------------------
                                                                (Dollars in Thousands)
                                                              -------------------------
Cash and cash equivalents ..............................      $   8,942    $   8,942(1)
                                                              =========    ============
Accrued interest-Steel Partners ........................      $  15,787           --(2)
                                                              =========    ============
Other non-current assets ...............................      $  19,555    $  25,435(4)
                                                              =========    ============
Short-term credit facilities ...........................      $  59,771    $  44,671(2)
Current portion of long-term debt ......................        164,556       67,873(2)
Long-term debt .........................................        138,383      112,258(2)(5)
                                                              ---------    ------------
  Total debt ...........................................        362,710      224,802(2)

Preferred stock: $0.01 par value, 5,000,000 shares
  authorized, no shares issued .........................           --             --
Common stock: $0.01 par value, 50,000,000 shares
  authorized, 10,000,498 shares and [__________]
  shares issued on an actual and pro forma
  basis, respectively ..................................            100         [  ](3)
Warrants ...............................................          1,287        1,287(3)
Additional paid-in capital .............................        395,618         [  ](3)
Accumulated other comprehensive income .................        (43,961)     (43,961)
Accumulated deficit ....................................       (431,522)    (431,522)
                                                              ---------    ------------
  Total stockholders' equity (deficit) .................        (78,478)      81,097(3)

                                                              ---------    ------------
Total capitalization ...................................      $ 284,232    $ 305,899
                                                              =========    ============
----------
(1)   Pro forma balance reflects $160 million of gross proceeds from the rights offering, less $425,000 of offering costs, $5.9 million to purchase shares of common stock of CoSine Communications, Inc. from Steel Partners, $15.8 million to pay accrued interest and dividends, and $137.9 million used to retire outstanding indebtedness.

(2)   Pro forma balance reflects the use of net proceeds from the rights offering to retire certain indebtedness in an aggregate of $137.9 million, plus accrued interest of $15.8 million.

(3)   Pro forma balance reflects $160 million of new capital raised in the rights offering less $425,000 of offering costs. In addition to the issued shares as disclosed above, as of December 17, 2007, we have 620,000 shares that can be issued pursuant to outstanding stock options and 753,155 shares that can be issued pursuant to outstanding warrants.

(4)   Pro forma balance reflects the use of net proceeds of $5.9 million to purchase shares of common stock of CoSine Communications, Inc. from Steel
      Partners.

(5)   Pro forma long-term debt would mature as follows: $0.9 million in 2008,
      $3.5 million in 2009, $8.4 million in 2010, $9.5 million in 2011, $54.4 million in 2012 and $35.6 million in 2013 and thereafter.

The table above assumes that 80% of the rights offered hereby are exercised to result in $160 million of gross proceeds. Should, for illustrative purposes, only 50% of the rights offered hereby be exercised, pro forma total stockholders' equity would be reduced by approximately $60.0 million. Should a lower portion of the rights offered hereby be exercised, net proceeds would not be sufficient to actually retire all of the $137.9 million of debt reflected above as being retired.

                                       44

                MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

MARKET PRICE OF OUR COMMON STOCK

      WHX's old common stock was traded on the New York Stock Exchange during
2004. WHX's shares were delisted from trading on the New York Stock Exchange, effective at the opening of business on March 7, 2005, as a result of the
Bankruptcy Filing. Thereafter, the old common stock was quoted on the over-the-counter "Pink Sheets" under the symbol WHXCQ.PK until WHX's old common stock was cancelled on July 29, 2005.

      WHX emerged from bankruptcy on July 29, 2005. Our common stock issued upon our emergence from bankruptcy trades on the over-the-counter "Pink Sheets" under the symbol WXCP.PK. The number of shares of common stock issued and outstanding as of December 17, 2007 was 10,000,498. As of December 17, 2007, there were approximately 40 holders of record of common stock. As of December 17, 2007, the price per share of our common stock was $5.00. There were no purchases of common stock made by WHX in 2007, 2006 or 2005.

      The prices set forth in the following table represent the high and low sales prices of WHX's old common stock on the New York Stock Exchange through
July 29, 2005 and our common stock issued upon our emergence from bankruptcy on the over-the-counter "Pink Sheets":

                           January 1, 2005 through Present

                       2007                           HIGH            LOW
     -----------------------------------------     ----------     ----------
     NEW COMMON STOCK

     First Quarter                                 $    10.30     $     7.60
     Second Quarter                                $    10.00     $     8.00
     Third Quarter                                 $     9.00     $     7.05
     Fourth Quarter (through December 17, 2007)    $     7.50     $     4.20

                       2006                           HIGH            LOW
     -----------------------------------------     ----------     ----------
     NEW COMMON STOCK

     First Quarter                                 $    10.95     $    10.05
     Second Quarter                                $    10.55     $     8.75
     Third Quarter                                 $     9.20     $     7.40
     Fourth Quarter                                $    10.30     $     7.80

                       2005                           HIGH            LOW
     -----------------------------------------     ----------     ----------
     OLD COMMON STOCK

     First Quarter                                 $     1.37     $     0.07
     Second Quarter                                $     0.09     $     0.03
     Third Quarter (through July 29, 2005)         $     0.10     $     0.01

     NEW COMMON STOCK

     Third Quarter (from July 30, 2005)            $    12.20     $     9.22
     Fourth Quarter                                $    11.55     $    10.00

      Source: http://finance.yahoo.com

                                       45

      The historical prices of the old common stock are not indicative of the future trading price of or trading market for our common stock.

      As part of the Plan of Reorganization of WHX (as amended, the "Plan"), on
July 29, 2005 all of WHX's outstanding securities, including WHX's pre-bankruptcy filing common stock, Series A preferred stock, Series B preferred stock and 10 1/2% Senior Notes, were cancelled and annulled. In full and complete satisfaction of all such claims, holders of the 10 1/2% Senior Notes received 9,200,000 shares of the new common stock representing their pro rata share of the reorganized company. These shares represented 92% of the equity in the reorganized Company. In full and complete satisfaction of all such interests, preferred stockholders received 800,000 shares of the new common stock representing their pro rata share of the reorganized company and 753,155 warrants to purchase common stock of the reorganized company, exercisable at
$11.20 per share and expiring February 28, 2008. The common stock received by the preferred stockholders, collectively, represented 8% of the equity in the reorganized company. The warrants issued to the preferred stockholders, collectively, represent the right to purchase an additional 7% of the equity of the reorganized Company after giving effect to the exercise of the warrants.
Holders of our common stock received no distributions under the Plan.

DIVIDEND POLICY

      We have never declared or paid any cash dividend on our common stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. H&H and Bairnco are restricted by the terms of their respective financing agreements from making dividends to WHX.

                                       46

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

      You should read the following selected consolidated historical financial data below in conjunction with the section titled "Management's Discussion and
Analysis of Financial Condition and Results of Operations," including "Recent
Events," and the consolidated financial statements, related notes and schedules, and other financial information included in this prospectus. The selected consolidated financial data in this section is not intended to replace the consolidated financial statements and is qualified in its entirety by the consolidated financial statements and related notes and schedules included in this prospectus.

      We derived the selected consolidated financial data for the years ended
December 31, 2006, 2005, and 2004 and as of December 31, 2006 and 2005 from our audited consolidated financial statements and related notes, which are included elsewhere in this prospectus. The consolidated financial data for the nine months ended September 30, 2007 and 2006 and as of September 30, 2007 and 2006
is derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. The financial results of Bairnco are included in the consolidated financial statements of WHX beginning April 13,
2007. The unaudited consolidated financial statements include, in the opinion of management, all adjustments, which, except for the accounting for the Bairnco
Acquisition, include only normal recurring adjustments that management considers necessary for the fair statement of the financial information set forth in those statements. Historical results are not necessarily indicative of future results.

                                       47

  FIVE-YEAR STATISTICAL                               Nine Months Ended
  (THOUSANDS OF DOLLARS)                                 September 30,                           Years Ended December 31,
                                                    ----------------------    -------------------------------------------------------------
                                                       2007         2006         2006         2005         2004         2003         2002
                                                    ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                          Unaudited
Profit and Loss (a)
NET SALES                                           $ 477,091    $ 359,593    $ 460,963    $ 403,815    $ 371,961    $ 289,890    $ 338,223
Proceeds from insurance claims (d)                      5,689          810          810         --           --           --           --
Asset impairment charges (f), (g)                        --         (1,778)      (5,195)        --           --           --           --
Goodwill impairment charges (k), (l), (n)                --           --           --           --        (79,788)     (67,343)     (18,651)
Restructuring charges (h), (o)                           --         (2,416)      (2,420)        --           --           --        (19,994)
Environmental remediation expense (j)                  (2,527)      (2,909)      (2,909)        --        (28,971)        (502)        (170)
Pension curtailment & termination benefits (m)           --           --           --           --           --        (48,102)        --
Chapter 11 and related reorganization expenses           --           --           --         (9,454)        --           --           --
Equity in loss of WPC (p)                                --           --           --           --           --           --        (20,000)
PRE-TAX LOSS FROM CONTINUING OPERATIONS (q)           (15,942)      (6,064)     (20,832)     (28,108)    (119,774)    (138,041)     (30,858)
Gain (loss) from discontinued operations, net (e)        --          2,713        2,713       (4,207)     (18,498)      (8,675)      (1,327)
Dividend requirement for preferred shareholders          --           --           --         (3,561)     (19,424)     (19,424)     (19,224)
Extinguishment of preferred stock (i)                    --           --           --        257,782         --           --           --
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK        $ (18,172)   $  (3,690)   $ (18,150)   $ 219,564    $(159,868)   $(179,348)   $ (67,125)
Basic and diluted income (loss)  per share:
Net income (loss)  per share
   applicable to common shares                      $   (1.82)   $   (0.37)   $   (1.82)   $   30.36    $  (29.38)   $  (33.35)   $  (12.61)

BALANCE SHEET
Total assets - continuing operations                $ 461,334    $ 290,258    $ 293,865    $ 293,238    $ 292,732    $ 383,324    $ 781,040
Net assets of discontinued operations                    --             94         --          2,394       14,329       24,543       18,135
Short-term debt (b)                                   224,327       55,496       45,099      144,834      224,027       40,056         --
Long-term debt  (b)                                   138,383      113,420      160,528        4,889        6,027      189,344      249,706
Total debt (c)                                        362,710      168,916      205,627      149,723      230,054      229,400      249,706
Equity (c)                                            (78,478)     (58,659)     (63,763)     (55,704)     (96,929)      63,680      204,110

NOTES TO FIVE-YEAR SELECTED FINANCIAL DATA

(a)   Years 2002-2006 present H&H's wire and cable business as a discontinued
      operation.

(b)   As of December 31, 2004 and 2005, due to default on certain financial covenants in its various loan agreements, the Company classified much of its debt as short-term due to the lenders' ability to demand immediate payment.  As of December 31, 2006, such debt was classified as long-term since the Company was no longer in default on the debt, and its maturity date is June 30, 2008.  As of September 30, 2007, the majority of the Company's debt has been classified as short-term since its maturity date is within twelve months (June 30, 2008).

(c)   The increase in total debt between September 30, 2007 and December 31,
      2006 was principally due to the Bairnco Acquisition.  The increase in total debt between December 31, 2006 and December 31, 2005 was principally due to additional borrowings under the Company's Term B
      Loan, $26 million of which was used to finance an acquisition of a roofing fastener business in December 2006.  The changes to debt and equity between December 31, 2004 and 2005 were effected by the
      Company's bankruptcy.  The following is a summary of certain material features of the bankruptcy confirmation order dated as of July 21, 2005
      (the "Confirmation Order") confirming the Company's proposed Plan of
      Reorganization (the "Plan").  On July 29, 2005, the date the Plan became effective (the "Effective Date"):

                                       48

      o     All of WHX's outstanding securities, including WHX's pre-bankruptcy filing common stock, Series A preferred stock, Series B preferred stock and 10 1/2% Senior Notes with a principal balance of $92.8 million were deemed cancelled and annulled without further act or action.
      o     In full and complete satisfaction of all such claims, holders of the
            10 1/2% Senior Notes received 9,200,000 shares of common stock representing their prorated share of the reorganized company. These shares represent 92% of the equity in the reorganized company.
      o     In full and complete satisfaction of all such interests, Series A preferred stockholders received 366,322 shares of common stock representing their prorated share of the reorganized company and
            344,658 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.
      o     In full and complete satisfaction of all such interests, Series B preferred stockholders received 433,678 shares of common stock representing their prorated share of the reorganized company and
            408,030 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.
      o     Holders of WHX's pre-bankruptcy filing common stock received no distribution under the Plan.

(d)   The Company recorded a gain on the settlement of insurance claims of $5.7 million in the second quarter of 2007. The Company had previously received
      $0.8 million of proceeds in 2006. The insurance claims related to a
      January 20, 2002 fire at Sumco Inc.'s metal plating facility in
      Indianapolis, Indiana.

(e)   Gain (loss) on discontinued operations relates to the operating results, special termination benefits charges, and gains on disposal of assets of the Company's wire and cable business (and in 2002, also included Unimast
      Incorporated, a former subsidiary of WHX). On June 30, 2004, the Company evaluated the current operating plans and current and forecasted operating results of H&H's wire and cable business. In accordance with Statement of
      Financial Accounting Standards No. 144, "Accounting for the Impairment or
      Disposal of Long Lived Assets" (SFAS No. 144), the Company determined that there were indicators of impairment based on continued operating losses, deteriorating margins, and rising raw material costs, and an estimate of future cash flows indicated that cash flows would be insufficient to support the carrying value of the long-term assets of the business.
      Accordingly, these assets were written down to their estimated fair value by recording a non-cash asset impairment charge of $8.2 million in 2004.
      In the fourth quarter of 2004, H&H communicated to its 146 union employees its plan to either sell or close the wire and cable business and recorded a restructuring charge of $1.2 million for termination benefits and related costs, as well as $0.4 million for clean up costs related to the
      Cockeysville, Maryland facility. 2005 results include a $0.7 million gain on the sale of certain fixed assets of the wire and cable business and a
      $0.9 million charge for additional termination benefits. The sale of the land, buildings, and remaining machinery and equipment relating to these businesses occurred in 2006 and resulted in a gain on sale of assets of
      $2.9 million after tax.

(f)   In accordance with SFAS No. 144, due to continuing operating losses, the
      Company evaluated fixed assets associated with its Handy & Harman
      Electronic Materials Corporation ("HHEM") facility in 2004. This evaluation resulted in the recording of accelerated depreciation of $0.2 million in 2004, $0.8 million in 2005, and $0.6 million in 2006. Further, in October 2006, the Company recorded an asset impairment charge of $3.4 million relating to the long-lived assets then offered for sale, also in accordance with SFAS No. 144. The amount of the impairment loss was based upon the actual selling price of the long-lived assets in March 2007.

(g)   On May 9, 2006, the Company announced the closing of the Handy & Harman
      Tube Co. ("HHT") Norristown, Pennsylvania facility (the "Norristown facility").  The decision to close the Norristown facility was principally based on the economics of operating HHT's business at the facility.  HHT manufactured stainless steel tubing that was supplied in various lengths and forms in both coil and straight lengths.  HHT's coil business was relocated to H&H's Camdel Metals Corporation
      ("Camdel") facility located in Camden, Delaware.  In conjunction with the decision to close the Norristown facility, the Company reviewed the recoverability of the Norristown facility's long-lived assets in accordance with SFAS No. 144.  A review of future cash flows indicated
      that cash flows would be insufficient to support the carrying value of certain machinery and equipment at the Norristown facility.  As a result, the Company recorded an asset impairment charge of $1.8 million in the second quarter of 2006.

                                       49

(h)   Restructuring charges related to the closing of the Norristown facility totaling $2.4 million were recorded in the statement of operations in
      2006; $1.9 million in the second quarter and $0.5 million in the third quarter. These charges included termination benefits of $2.0 million, $0.1 million resulting from a pension curtailment, and $0.3 million of other charges.

(i)   For purposes of calculating the 2005 Earnings Per Share, the Company has included the gain on the extinguishment of the preferred stock of $257.8 million (representing the difference between the fair value of the common stock and warrants issued upon emergence to the preferred stockholders and the carrying value of the preferred stock) as an increase in net income available to common stockholders in accordance with EITF Topic D-42, "The
      Effect on the Calculation of Earnings per Share for the Redemption or
      Induced Conversion of Preferred Stock". See Note 13 to the Company's 2006
      Consolidated Financial Statements for discussion on earnings per share.

(j)   Environmental remediation expense of $2.5 million in 2007 includes $2.1 million related principally to the Company's estimated exposure at the
      Shpack landfill superfund site in North Attleboro, Massachusetts (the
      "Shpack site"), and $0.1 million in connection with the Company's
      Norristown facility. In 2006, the Company expensed $1.5 million related to the Shpack site, and $0.8 million related to its Norristown facility. H&H received a notice letter from the Environmental Protection Agency ("EPA")
      in August 2006 formally naming H&H as a potentially responsible party
      ("PRP") at the Shpack site. Please see "Management's Discussion and
      Analysis of Financial Condition and Results of Operations" and
      "Business--Legal Proceedings" for further discussion. At the Company's
      Norristown facility, the Company completed a study, which indicated that environmental remediation activities with an estimated cost of $0.8 million are required, which the Company accrued as of the fourth quarter of 2006, and increased by $0.1 million in the third quarter of 2007.
      Environmental remediation expenses of $29.0 million were recorded in 2004.
      Included in this amount is $26.3 million related to its former Fairfield,
      Connecticut facility ("Fairfield East") and $1.1 million for a location in
      North Attleboro, Massachusetts. The balance of the expense relates to several other locations. In 2003, H&H sold a portion of Fairfield East for
      $8.0 million. In connection with this sale, H&H was responsible for demolition and environmental remediation of the site, the estimated cost of which was included in the loss on sale recorded in 2003. As of December
      31, 2004, H&H recorded an increase in the reserve for environmental remediation for Fairfield East in the amount of $28.3 million ($26.3 million net of $2.0 million of related insurance proceeds). This increase in the reserve was caused by the discovery of underground debris and soil contaminants that had not been anticipated. An additional $3.8 million was recorded in selling, general and administrative expenses as a penalty related to Fairfield East in 2004.

(k)   The Company conducted the required annual goodwill impairment review for 2004, and computed updated valuations for each reporting unit as determined by estimated cash flow projections and market comparables.
      Based on the results of this review the Company recorded a $79.8 million non-cash goodwill impairment charge relating to the following businesses: $34.2 million for specialty tubing, $19.0 million for precious metal plating, and $26.6 million for precious metal fabrication.  The Company recorded these charges because the implied value of goodwill, as determined by estimated cash flow projections and data on market comparables, was less than the reporting units' carrying value.  The decrease in value was related to a reduction in the projection of future profitability, increased working capital requirements, an increase in the discount rate, and the identification of previously unrecognized intangibles.  The precious metal fabrication reporting unit experienced a substantial increase in working capital requirements as a result of the unanticipated loss of the precious metal consignment facility.  Consequently, the overall value of this business was diminished and the goodwill attributable to the precious metal fabrication reporting unit was impaired in 2004.  Within the precious metal plating reporting unit, one of the business components started experiencing significant operational issues in 2003.  In addition, this business component failed to achieve forecasted profitability from new programs.  Another business component continued
      to struggle beyond expectations in its efforts to reestablish its customer base and historical profitability.  The Tubing segment also had an unexpected and significant decline in the gross profit of one of its business components in 2004 as a result of the loss of a significant customer to a competitor and delays in launching certain new products.  As a result, the forecast for this reporting unit declined, and goodwill was impaired.

                                       50

(l)   In 2003, the Company recorded a $67.3 million non-cash goodwill impairment charge relating to the following businesses: $29.0 million for specialty tubing, and $38.3 million for precious metal plating.
      The Company recorded these charges because the implied value of goodwill, as determined by estimated cash flow projections, was less than the reporting units' carrying value.  For the Precious Metal segment, the primary reason for the impairment charge related to a facility that had experienced a fire in 2002 and was not expected to fully recover for several years.  As a result of unanticipated competitor discounting and ongoing competitive pressures in the U.S.
      automotive industry, the dynamics of this business changed, resulting in a further reduction in forecasted cash flows for the future, at the end of 2003.  With respect to the Tubing segment, there was a general decline in business, led by the semiconductor market, combined with operational issues related to new processes.

(m)   A pre-tax, non-cash charge for the cost of early retirement incentives of
      $11.5 million was recognized in 2003 as a special termination benefit in accordance with Statement of Financial Accounting Standards No. 88,
      "Employers' Accounting for Settlement and Curtailments of Defined Benefit
      Pension Plans and for Termination Benefits" (SFAS No. 88). In addition, a curtailment occurred as a result of the break in service for WPC Group employees that resulted in a pre-tax, non-cash charge of $36.6 million in the third quarter of 2003, pursuant to SFAS No. 88.

(n)   In 2002, the Company recorded an $18.7 million non-cash goodwill impairment charge relating to the precious metal plating business. The
      Company recorded this charge because the fair value of goodwill, as determined by estimated cash flow projections, was less than the reporting units' carrying value. This was principally attributed to a fire at one of its facilities, which resulted in the loss of business and profitability.

(o)   During 2002, the Company recorded restructuring charges of $20.0 million relating to the closure of certain H&H operations.

(p)   As part of the bankruptcy reorganization of WPC, a former subsidiary, WHX agreed to provide additional funds to WPC, amounting to $20.0 million. As a result, the Company recorded an equity loss in WPC for the year ended
      December 31, 2002. On August 1, 2003, WHX contributed $20.0 million in cash to WPC and received a $10.0 million subordinated note from WPSC, a subsidiary of WPC. This note was fully reserved in 2003. In July 2004, WHX realized $5.6 million upon the sale of the note to a third party and, accordingly, the reserve was reversed and $5.6 million was recorded in other income in 2004.

(q)   Pre-tax loss from continuing operations for the 2007 period includes approximately $7.8 million of non-recurring charges relating to the purchase accounting for the Bairnco Acquisition.  Gross profit was negatively impacted by approximately $5.5 million of manufacturing profit that was included in the acquisition value of the inventory purchased by WHX and sold in the period.  SG&A expenses included $1.5 million of non-recurring charges for acquired research and development and $0.8 million for acquired backlog.

                                       51

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF
OUR OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL
STATEMENTS AND RELATED NOTES AND SCHEDULES INCLUDED ELSEWHERE IN THIS
PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
DISCUSSED BELOW. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES
INCLUDE, BUT ARE NOT LIMITED TO, THOSE IDENTIFIED BELOW, AND THOSE DISCUSSED IN
THE SECTION TITLED "RISK FACTORS" INCLUDED ELSEWHERE IN THIS PROSPECTUS.

      WHX, the parent company, is a holding company that invests in and manages a group of businesses on a decentralized basis. WHX owns H&H, which is a diversified manufacturing company whose strategic business units encompass three reportable segments: Precious Metal, Tubing, and Engineered Materials. In April
2007, WHX acquired Bairnco. Bairnco operates business units in three reportable segments: Arlon Electronic Materials, Arlon Coated Materials, and Kasco
Replacement Products and Services.

      H&H's Precious Metal segment manufactures and sells precious metal products and electroplated material, containing silver, gold, and palladium in combination with base metals for use in a wide variety of industrial applications. The Tubing segment manufactures and sells tubing products and fabrications primarily from stainless steel, carbon steel and specialty alloys, for use in a wide variety of industrial applications. The Engineered Materials segment manufactures (a) specialty roofing and construction fasteners, using steel and plastic, which are sold to the construction and do-it yourself markets, (b) plastic and steel fittings and connectors for natural gas and water distribution, and non-ferrous thermite welding powders, which are sold to the construction, electric, and natural gas and water distribution industries, and
(c) electrogalvanized products used in the construction and appliance industries.

      Bairnco's Arlon Electronic Materials segment designs, manufactures, markets and sells high performance laminate materials and bonding films utilized in the military/aerospace, wireless communications, automotive, oil drilling, and semiconductor markets. Among the products included in the Arlon Electronic
Materials segment are high technology materials for the printed circuit board industry and silicone rubber products for insulating tapes and flexible heaters.
Bairnco's Arlon Coated Materials segment designs, manufactures, markets and sells laminated and coated products to the electronic, industrial and commercial markets under the Arlon and Calon brand names. Among the products included in the Arlon Coated Materials segment are vinyl films for graphics art applications, foam tapes used in window glazing, and electrical and thermal insulation products. Bairnco's Kasco Replacement Products and Services segment is a leading provider of meat-room products (principally replacement band saw blades) and on site maintenance services principally to retail food stores, meat and deli operations, and meat, poultry and fish processing plants throughout the
United States, Canada and Europe. In Canada and France, in addition to providing its replacement products, Kasco also sells equipment to the supermarket and food processing industries. The results of operations of Bairnco are included in the financial results of WHX beginning April 13, 2007.

RECENT EVENTS

      In November 2007, H&H purchased all of the outstanding common stock of
Omni Technologies Corporation of Danville, a manufacturer of flux cored brazing wire and metal powders used for brazing and soldering pastes, pursuant to a stock purchase agreement dated as of September 19, 2007.

                                       52

      On April 13, 2007, WHX, through its wholly owned subsidiary BZA, acquired
88.9% of the outstanding stock of Bairnco. On April 24th, 2007, the Company acquired the balance of Bairnco's shares. In the second quarter of 2007, pursuant to Statement of Financial Accounting Standards No. 141 "Business
Combinations" (SFAS No. 141), the Company estimated the value of the assets and liabilities acquired using information available at the time. The Company subsequently began a valuation process to determine the fair value of the assets and liabilities acquired including inventory, fixed assets, pension assets and liabilities, and identifiable intangibles. As of the filing of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2007, this valuation work had not been completed. However, the preliminary valuation results indicated that the fair value of inventory acquired exceeded the
Company's initial estimate by approximately $4.4 million, the fair value of fixed assets acquired exceeded the Company's initial estimate by approximately
$8.4 million, and the fair value of identifiable intangibles acquired exceeded the Company's initial estimate by approximately $14.1 million, with an offsetting reduction of goodwill. These changes in estimates resulted in $8.7 million of charges in the third quarter, including approximately $5.5 million to cost of sales, $0.1 million to depreciation expense, and $3.1 million of charges relating to identifiable intangibles (comprised of approximately $1.5 million of acquired in-process research and development, $0.8 million of acquired backlog and $0.8 million of amortization of other identifiable intangible assets over preliminary estimated useful lives of ten years). In addition, in its third quarter balance sheet, the Company reduced its prepaid pension asset by approximately $3.2 million based on the valuation of the WHX Pension Plan as of the acquisition date. The Company expects the valuation process to be completed by year-end. Additional adjustments to the Company's estimates are expected to be made in the fourth quarter.

RESULTS OF OPERATIONS

      The following table presents information about reportable segments for the years ended December 31, 2006, 2005, and 2004, and for the nine-month periods ended September 30, 2007 and 2006:

                                       53

                                                             Nine Months Ended September 30,         Year ended December 31,
                                                             -------------------------------  -------------------------------------
                                                                   2007          2006          2006          2005          2004
                                                                ---------     ---------       ---------     ---------     ---------
                                                                       Unaudited
                                                                                           (in thousands)
Net Sales
   Precious Metal                                               $ 114,202     $ 112,249       $ 146,014     $ 116,958     $ 105,289
   Tubing                                                          91,051        93,235         120,873       114,355       104,019
   Engineered Materials                                           178,820       154,109         194,076       172,502       162,653
   Arlon Electronic Materials (a)                                  29,487          --              --            --            --
   Arlon Coated Materials (a)                                      32,896          --              --            --            --
   Kasco (a)                                                       30,635          --              --            --            --
                                                                ---------     ---------       ---------     ---------     ---------
       Net sales                                                $ 477,091     $ 359,593       $ 460,963     $ 403,815     $ 371,961
                                                                =========     =========       =========     =========     =========

Segment operating income (loss)
   Precious Metal (b,d)                                         $   3,003     $   7,793       $   5,122     $  (1,644)    $ (44,828)
   Tubing (c,e)                                                      (138)       (5,581)         (8,916)         (446)      (30,793)
   Engineered Materials                                            14,430        14,993          15,855        13,462        16,367
   Arlon Electronic Materials (a)(i)                               (1,392)         --              --            --            --
   Arlon Coated Materials (a)(i)                                   (2,523)         --              --            --            --
   Kasco (a)(i)                                                      (336)         --              --            --            --
                                                                ---------     ---------       ---------     ---------     ---------
       Subtotal                                                    13,044        17,205          12,061        11,372       (59,254)
Pension income                                                     (3,750)       (3,515)         (4,785)       (1,623)       (3,957)
Unallocated corporate expenses                                      5,685         2,676           4,068        10,198        12,171
Insurance proceeds (f)                                             (5,689)         (810)           (810)         --            --
Environmental remediation expense (g)                               2,527         2,909           2,909          --          28,971
Fairfield penalty (g)                                                --            --               180            --         3,845
Loss (gain) on disposal of assets (h)                                 288            83             (31)          103          (592)
                                                                ---------     ---------       ---------     ---------     ---------

    Income (loss) from operations                                  13,983        15,862          10,530         2,694       (99,692)

Interest expense                                                   28,558        15,723          22,535        17,236        25,486
Chapter 11 and related reorganization expenses                       --            --              --           9,454          --
Loss on early retirement of debt                                     --            --              --              --          1,161
Realized and unrealized loss (gain) on derivatives                  1,039         6,244           7,993         4,263          (549)
Other expense (income)                                                328           (41)            834          (151)       (6,016)
                                                                ---------     ---------       ---------     ---------     ---------
    Loss from continuing operations before taxes                $ (15,942)    $  (6,064)      $ (20,832)    $ (28,108)    $(119,774)
                                                                =========     =========       =========     =========     =========

(a)   Bairnco segment information includes the period April 13, 2007 through
      September 30, 2007.
(b)   Includes an asset impairment charge of $3.4 million in 2006.
(c)   Includes an asset impairment charge of $1.8 million and restructuring charges of $2.4 million in 2006.
(d)   Includes a goodwill impairment charge of $45.6 million in 2004.
(e)   Includes a goodwill impairment charge of $34.2 million in 2004.
(f)   Gain on insurance proceeds relating to the settlement of 1992 fire loss claims.
(g)   Environmental remediation expense and Fairfield East penalty have not been allocated to the reporting segments since the related facilities have been closed for several years and are not indicative of current operating results.
(h)   Loss (gain) on disposal of assets includes the following amounts by segment for 2006, 2005 and 2004, respectively: Precious Metal $46, $9, and
      $101; Tubing ($109), ($5), and ($13); Engineered Materials $32, $99, and
      ($4); Corporate $0, $0, and ($676).
(i)   The following non-recurring charges relating to the purchase accounting for the Bairnco Acquisition, aggregating $7,846, are included in the 2007 nine month results above, by segment: Arlon Electronic Materials - $3,956,
      Arlon Coated Materials - $2,425, and Kasco Replacement Products and
      Services - $1,465. See "Management's Discussion and Analysis of Financial
      Condition and Results of Operations-Recent Events".

COMPARISON OF THE FIRST NINE MONTHS OF 2007 WITH THE FIRST NINE MONTHS OF 2006

      Net sales for the first nine months of 2007 increased by $117.5 million, or 32.7%, to $477.1 million, as compared to $359.6 million in the first nine months of 2006. The Bairnco Acquisition accounted for $93.0 million of the increase. The results of operations of Bairnco are included in the financial

                                       54

results of WHX beginning April 13, 2007, and comprise approximately 24 weeks of operations. Net sales increased by $1.9 million at the Precious Metal segment, decreased by $2.2 million at the Tubing segment, and increased $24.7 million at the Engineered Materials segment, principally due to sales from the roofing fastener business acquired by the Company in December 2006. There were net sales increases at the Precious Metal and Tubing segments, but they were offset by a decrease in net sales from businesses that had been sold or exited after the third quarter of 2006 (HHEM and HHT).

      Gross profit percentage increased to 19.8% in the first nine months of
2007 from 19.1% in the first nine months of 2006. The 2007 period was positively affected by the acquisition of Bairnco, which contributed $22.8 million to gross profit and 1.1% higher gross profit percent on a consolidated basis than without
Bairnco. This was despite the fact that the Bairnco segments' gross profit had been negatively impacted by approximately $5.5 million of manufacturing profit that was included in the acquisition value of the inventory purchased by WHX and sold in the period. The Tubing segment increased gross profit as compared to the
2006 period primarily from higher margin in the stainless steel tubing business.
Partially offsetting these gains, the 2007 period was negatively affected within the Precious Metal segment by a $0.7 million loss principally on the sale of the
HHEM inventory (related to the sale of the business), as compared to positive gross profit for this business in the 2006 period. In addition, the 2006 period included a $4.1 million favorable effect on gross profit from the liquidation of precious metal inventories valued at LIFO cost.

      Selling, general and administrative ("SG&A") expenses increased $36.6 million to $83.1 million, or 17.4% of net sales, in the first nine months of
2007 from $46.6 million, or 13.0% of net sales, in the comparable 2006 period.
SG&A expenses of Bairnco, which was acquired in April 2007, accounted for approximately $27.0 million of the increase, and such SG&A expenses reflect $1.5 million of non-recurring charges for acquired research and development and $0.8 million for acquired backlog. They also include amortization of $0.8 million due to the intangibles acquired in the Bairnco Acquisition. In addition, there was also an increase in 2007 expenses due to the acquisition of OMG Midwest, a roofing fastener business acquired by the Company in late 2006. Its costs include operating costs as well as amortization of certain acquired intangible assets. Furthermore, under Revised Statement of Financial Accounting Standards
No. 123(R), the Company is required to record its obligation for stock options at the fair value on the date of grant. The Company recorded $1.6 million of stock-based compensation expense in 2007 related to stock options and other incentive arrangements. In addition, costs also rose in the 2007 period due to additional audit and other professional fees, partially offset by reduced costs resulting from the closure of the HHEM and Norristown facilities.

      The Company recorded a gain from insurance claims of $5.7 million in the first nine months of 2007, and had recorded a similar gain of $0.8 million in the first nine months of 2006. The insurance proceeds that the Company collected related to claims from a fire at an H&H subsidiary plant in 2002.

      Environmental remediation expenses of $2.5 million were recorded in the first nine months of 2007 as compared to $2.9 million in the first nine months of 2006. Expenses for both years relate principally to the Company's estimated exposure at the Shpack site, and remediation liability in connection with the
Company's Norristown facility. The Company increased its reserve related to the
Shpack site by $2.1 million in 2007 based on the latest estimate of cleanup costs, together with certain past oversight costs, and an expected increase in the Company's allocation percentage among the PRP's. At the Company's former
Norristown facility, the Company completed a study, which indicated that environmental remediation activities with an estimated cost of $0.8 million were required, which the Company accrued as of the first nine months of 2006, and increased by an additional $0.1 million in 2007.

                                       55

      The asset impairment charge of $1.8 million in the statement of operations for the first nine months of 2006 relates to the closing of the Norristown facility. Restructuring charges of $2.4 million also relate to the Norristown facility closing. The restructuring charges included termination benefits of
$2.0 million and $0.1 million resulting from a pension plan curtailment and $0.3 million for other charges.

      Operating income at the consolidated level for the first nine months of
2007 was $14.0 million, which was $1.9 million lower than the first nine months of 2006. Bairnco operating loss was $4.3 million, and was negatively impacted by non-recurring charges of $7.8 million for acquired manufacturing profit in inventory, acquired research and development costs, and acquired backlog. This was partially offset by the gain on insurance proceeds, which provided operating income of $5.7 million. Decreases to operating income in 2007 were also due to higher SG&A expenses related to additional audit and other professional fees and expenses associated with share-based compensation for certain executives, partially offset by reduced SG&A costs resulting from the closure of the HHEM and Norristown facilities. Operating income for the comparable period in 2006 included $4.2 million for asset impairment and restructuring costs related to the closing of Norristown.

      Interest expense for the first nine months of 2007 increased $12.8 million to $28.6 million from $15.7 million in the first nine months of 2006 as borrowings and the related interest rates both increased. Debt as of September
30, 2007 exceeded the September 30, 2006 balance by $193.8 million due mainly to the financing of $101.4 million for the Bairnco Acquisition, plus additional borrowings. $26.0 million of the proceeds from the additional borrowings was used to fund the acquisition of OMG Midwest in December 2006, and the remainder was used principally to fund environmental remediation costs and required pension plan contributions. There was also an increase in interest expense attributable to higher interest rates in 2007 compared to the same period of
2006 and higher amortization of deferred financing costs in 2007 compared to the same period of 2006. Pursuant to the terms of a subordination agreement between
Steel Partners and Wachovia, H&H's interest payable to Steel is accrued but not paid.

      Realized and unrealized losses on derivatives totaled $1.0 million in the first nine months of 2007, compared to $6.2 million in the first nine months of
2006. The derivative instruments utilized by the Company are precious metal forward and future contracts. In the 2007 period, the market price of gold and silver increased at a lower rate than in 2006, and in addition, hedged quantities of silver declined substantially in 2007.

      In the first nine months of 2007 a tax provision of $2.2 million was recorded for state and foreign taxes. The 2006 net tax provision for continuing operations of $0.3 million includes a tax benefit of $1.6 million related to discontinued operations. The Company's net tax provision from both continuing and discontinued operations was $1.9 million in the first nine months of 2006, and was also principally for state and foreign taxes. The Company recorded a valuation allowance related to the tax benefits associated with its operating losses in each period due to the uncertainty of realizing these benefits in the future.

      The net income from discontinued operations relates to the Company's wire and cable business, which had been part of the Wire and Tubing segment. In the second quarter of 2005, all operations of the wire and cable business were concluded. Accordingly, these businesses are reported as discontinued operations in 2006. A gain on the disposal of assets, net of tax, of $2.9 million in the first nine months of 2006 reflects a gain on the sale of the land and building formerly used in the wire and cable business.

                                       56

      Net loss for the first nine months of 2007 was $18.2 million, or ($1.82)
per share, compared to a net loss from continuing operations of $6.4 million or
($0.64) per share for the first nine months of 2006. Including discontinued
operations, net loss was $3.7 million, or $(.37) per share for the nine months ended September 30, 2006.

      The comments that follow compare revenues and operating income by segment for the first nine months of 2007 and 2006:

PRECIOUS METAL

      Net sales for the Precious Metal segment increased $2.0 million, or 1.7%, from $112.2 million in 2006 to $114.2 million in 2007. Within the Precious Metal segment, the sale of the HHEM business resulted in a $13.4 million reduction in net sales for the first nine months of 2007 compared to the same period of 2006, partially offset by a transfer of business to another entity within the Precious
Metal segment. Aside from the reduction caused by the sale of the HHEM business, the segment, particularly the precious metal fabrication group, experienced higher net sales from both increased volume and market share with increased sales to existing customers as well as to new customers because of new distribution and sales force initiatives.

      Operating income for the Precious Metal segment decreased $4.8 million to
$3.0 million in 2007 from $7.8 million in 2006. Operating income in the 2007 period was negatively affected by continued weakness in the automotive market, a less profitable mix of industrial products sold, and higher base metal costs. In addition, operating income was reduced by a $0.4 million loss upon sale of certain inventory and by $0.2 million of employee-related termination costs when the HHEM business was sold in March 2007. The first nine months of 2006 had been positively impacted by a gain of $4.1 million from the liquidation of precious metal inventories valued at LIFO cost.

TUBING

      In the first nine months of 2007, net sales for the Tubing segment decreased $2.2 million, or 2.3%, from $93.2 million in 2006 to $91.1 million in
2007, principally due to the closure of the Norristown facility. The facility continued to operate during the first nine months of 2006 and recorded sales of
$13.9 million, principally due to special non-recurring sales and accelerated shipment of product prior to shutdown. The reduction in net sales from the closure of the Norristown facility was partially offset by a transfer of the
Norristown facility's small coil business, and strong demand at the other stainless steel tubing facilities, principally from the petrochemical markets.
The refrigeration tubing group experienced reduced sales volume resulting from weak demand from the North American refrigeration market, partially offset by an increase in sales from the European refrigeration market.

      Operating loss decreased by $5.4 million to a loss of $0.1 million in the first nine months of 2007 from an operating loss of $5.6 million in the same period of 2006. The 2006 loss included a total of $4.2 million for restructuring costs of $2.4 million and an asset impairment charge of $1.8 million recorded in the second quarter of 2006; both of which relate to the closing of the
Norristown facility. In addition, cost inefficiencies at the Company's Mexican tubing facility also contributed to the operating loss in both periods.

ENGINEERED MATERIALS

      Net sales for the Engineered Materials segment increased $24.7 million, or
16.0%, from $154.1 million in the first nine months of 2006 to $178.8 million in the same period of 2007 due to increased volume in the commercial roofing fastener business (principally due to the net sales of OMG Midwest, which was acquired in late December 2006). This increase was partially offset by weaker sales of products used in the domestic housing market, which is experiencing a continuing slowdown.

                                       57

      Operating income decreased in the first nine months of 2007 by $0.6 million from $15.0 million in 2006 to $14.4 million in 2007. Factors resulting in lower operating income included soft demand from the housing construction market, reduced gross margin from a mix of lower margin products as well as higher SG&A expenses including amortization of certain intangibles acquired in
December 2006 and the postretirement welfare plan curtailment charge of $0.7 million at one of the H&H subsidiaries included in this segment. This was partially offset by improved sales in the commercial roofing market.

BAIRNCO SEGMENTS (references to the Bairnco segments' 2006 comparative amounts are pre-acquisition, and such amounts have not been included in the Company's results. They are stated here for comparison purposes only.)

      Net sales for the Bairnco segments on a combined basis for the period
April 13 through September 30, 2007 were $93.0 million. Arlon's Electronic
Materials net sales of $29.5 million improved over prior year on strong activity in both the electronics and industrial markets. Arlon's Coated Materials net sales of $32.9 million declined from 2006 on slow sales to the domestic graphics and industrial markets. Kasco's net sales of $30.6 million were up significantly over prior year from the impact of the Atlanta SharpTech acquisition and the impact of exchange rates of a weakened US dollar on European sales.

      Gross profit for the Bairnco segments on a combined basis for the period
April 13 through September 30, 2007 was $22.8 million or 24.6% of sales. Gross profit was negatively impacted by a charge to cost of sales for $5.5 million of manufacturing profit that was included in the acquisition value of the inventory purchased by WHX and sold in the period. Arlon's Electronic Materials gross profit margin was down slightly on increased raw material costs, scrap and operating inefficiencies. Gross profit margins at Arlon Coated Materials were negatively impacted by increased inefficiencies from lower production volumes as sales to the corporate re-imaging markets softened. Kasco's gross profit margins improved from the prior year as certain sales and cost efficiencies from the
Atlanta SharpTech acquisition were implemented.

      SG&A expenses for the Bairnco segments on a combined basis for the period
April 13 through September 30, 2007 of $27.0 million include $1.5 million of non-recurring charges for acquired research and development and $0.8 million for acquired backlog. They also include amortization of $0.8 million due to the valuation of intangibles acquired in the acquisition by WHX.

UNALLOCATED CORPORATE EXPENSES

      Unallocated corporate expenses increased from $2.7 million in the first nine months of 2006 to $5.7 million in the first nine months of 2007. There were increases in the costs for audit and legal fees, and non-cash expenses associated with stock-based compensation for certain executives.

2006 COMPARED TO 2005

      Net sales for 2006 increased by $57.1 million, or 14.2%, to $461.0 million, as compared to $403.8 million in 2005. Sales increased by $29.0 million at the Precious Metal segment, $6.5 million at the Tubing segment and $21.6 million at the Engineered Materials segment. Approximately half of the sales increase occurred because of an increase in volume, in all our segments, although a significant portion of the volume increase occurred in the Engineered
Materials segment. The remainder of the increase in sales was due to price increases, which occurred principally in the Precious Metal segment because of the increase in the market prices of precious metal.

                                       58

      Gross profit percentage increased to 18.3% in 2006 from 18.0% in 2005. The major positive factor impacting 2006 gross profit was a $5.2 million favorable effect from the reduction in quantities of precious metal inventories valued at
LIFO cost. which increased gross profit percentage by 1.1%. In addition, there was a shift in sales mix whereby sales in segments with higher gross profit percentages accounted for more of total sales in 2006 than in 2005. Offsetting these factors, gross profit was negatively impacted in 2006 by inefficiencies at the Company's start-up Mexican tubing facility, and raw materials price increases.

      SG&A expenses declined by $6.3 million to $63.5 million in 2006 from $69.8 million in 2005. A significant reason for the decrease in SG&A expenses in 2006 was because 2005 included expenses of $4.1 million related to change in control and termination of three WHX executives, as well as high insurance costs related to the change in control of the Company. In addition, the Company's cost of the
WHX Pension Plan was $3.2 million lower in 2006 compared to 2005 principally because pension benefits were frozen for substantially all non-union employees at the end of 2005. These lower costs were partially offset by additional sales staff and higher commissions (in line with sales increases) at certain of H&H's subsidiaries.

      Asset impairment charges in 2006 totaling $5.2 million include $1.8 million relating to the assets of HHT and $3.4 million relating to the assets of
HHEM. On May 9, 2006, the Company announced the closing of the Norristown facility. The decision to close the Norristown facility was principally based on the economics of operating HHT's business at the facility. HHT manufactured stainless steel tubing that is supplied in various lengths and forms in both coil and straight lengths. HHT's coil business was relocated to H&H's Camdel facility located in Camden, Delaware. In conjunction with the decision to close the Norristown facility, the Company reviewed the recoverability of the
Norristown facility's long-lived assets in accordance with SFAS No. 144. A review of future cash flows, based on the expected closing date, indicated that cash flows would be insufficient to support the carrying value of certain machinery and equipment at the Norristown facility. As a result, the Company recorded an asset impairment charge of $1.8 million in its statement of operations for the second quarter of 2006. No impairment loss was incurred on the real estate assets based on the Company's analysis.

      In accordance with SFAS No. 144, in 2004, the Company evaluated fixed assets associated with its HHEM facilities in light of ongoing operating losses.
This evaluation resulted in the recording of accelerated depreciation of $0.2 million in 2004, $0.8 million in 2005 and $0.6 million through September 30,
2006. This accelerated depreciation is a charge to cost of goods sold in the applicable period. In the fourth quarter of 2006, the Company again measured the recoverability of the long-lived assets of the HHEM business for impairment when it was determined that the assets should be classified as held for sale in accordance with SFAS No. 144. In October 2006, the Company recorded an asset impairment charge of $3.4 million relating to the long-lived assets of HHEM. The amount of the impairment loss was based upon the actual selling price of the long-lived assets in March 2007.

      Environmental remediation expense of $2.9 million in 2006 includes $1.5 million related to the Company's estimated exposure at the Shpack site, and $0.8 million in connection with the Company's Norristown facility. H&H received a notice letter from the EPA in August 2006 formally naming H&H as a PRP at the
Shpack site. H&H then voluntarily joined a group of ten (10) other PRPs (which group has since increased to thirteen (13)) to work cooperatively regarding remediation of this site. Investigative work is ongoing to determine whether there are other parties that sent hazardous substances to the Shpack site but that have not received notice letters nor been named as PRPs to date. No allocation as to percentages of responsibility for any of the PRPs has been assigned or accepted; proposed allocations are expected to be determined during the second quarter of 2007 (although that could be extended), at which point H&H could still withdraw from the group. The PRP group submitted its good faith offer to the EPA in late October 2006. It is not anticipated that the EPA will accept or reject the PRPs' offer until some time in 2007. If accepted, it is not anticipated that PRP remedial activities at the site will begin before 2008. The remediation of a significant amount of the contamination at the site is the

                                       59

responsibility of the U.S. Army Corps of Engineers. That portion of the work has begun but is not expected to be completed before 2008, at which time the remaining work will be more clearly defined. At the Company's Norristown facility, the Company recently completed a study which indicates that environmental remediation activities with an estimated cost of $0.8 million are required, which the Company accrued as of the first quarter of 2006. There were no environmental remediation expenses charged in 2005.

      Restructuring charges of $2.4 million, relating to the closing of the
Norristown facility, were recorded in the 2006 statement of operations. These charges included termination benefits of $2.0 million, $0.1 million resulting from a pension curtailment, and $0.3 million of other charges.

      Operating income for 2006 was $10.5 million, which was $7.8 million higher than 2005. At the segment level, operating income was $12.1 million, which was
$0.7 million higher than the operating income of $11.4 million in 2005. At both the consolidated and segment levels, the sales improvement generated additional gross margin dollars, and there was additional improvement from lower SG&A expenses. However, significant charges for asset impairments and restructuring costs offset much of these improvements. The improvement in operating income was lower at the segment level than at the consolidated level in 2006 because neither the reduced cost of the WHX Pension Plan in 2006 nor the charges for the termination and change of control of WHX executives in 2005 is allocated to the segments, but is included in "unallocated corporate expenses".

      Interest expense for 2006 rose $5.3 million to $22.5 million from $17.2 million in 2005. There was an increase of approximately $2.8 million due to additional debt that the Company entered into during 2006. See discussion of cash flows from financing activities that follows regarding the Company's new borrowings. In addition, interest rates were higher in 2006 compared to 2005, which increased interest expense by approximately $2.9 million. These increases were partially offset because the Company's 10 1/2% Senior Notes, which accrued interest of approximately $1.8 million in the first quarter of 2005, were cancelled and annulled as part of the Plan in July 2005, and hence, there was no such interest in 2006.

      In 2005, the Company recorded $9.5 million of costs related to the
Bankruptcy Filing and reorganization expenses. Such expenses principally consisted of professional fees for services provided by debtor and creditor professionals directly related to WHX's reorganization proceedings.

      Realized and unrealized losses on derivatives totaled $8.0 million in
2006, compared to $4.3 million in 2005. The derivative instruments utilized by the Company are precious metal forward contracts. The increase in the loss resulted principally from a greater increase in precious metal prices during
2006 compared to 2005.

      In 2006 and 2005, tax provisions of $31,000 and $2.3 million, respectively, were recorded. The 2006 tax provision from continuing operations of $31,000 includes a tax benefit of $1.6 million related to discontinued
operations. The Company's total tax provision from both continuing and discontinued operations of $1.6 million in 2006 and $2.3 million in 2005 is principally for state and foreign taxes. The Company has recorded a valuation allowance related to the tax benefits associated with its operating losses in each year due to the uncertainty of realizing these benefits in the future. The valuation allowance for current deferred tax items decreased in 2006 principally because of payments of environmental liability accruals that became deductible upon payment for income tax purposes.

      The net income (loss) from discontinued operations in 2006, 2005, and 2004 relates to the Company's wire and cable business, which had been part of the former Wire and Tubing segment. In 2004 the Company evaluated the current operating plans and current and forecasted operating results of its wire and

                                       60

cable business. In accordance with SFAS No. 144, the Company determined that there were indicators of impairment based upon continued operating losses, deteriorating margins, and rising raw material costs. An estimate of future cash flows indicated that cash flows would be insufficient to support the carrying value of the long-term assets of the business. Accordingly, these assets were written down to their estimated fair value by recording non-cash asset impairment charges totaling $8.2 million in 2004. The decision to close these operations resulted in 2004 restructuring charges of $1.2 million for termination benefits and related costs, and $0.4 million for clean up costs related to one of its facilities. On January 13, 2005, the Company decided to permanently close the wire & cable businesses. The Company operated these facilities on a limited basis in the first quarter of 2005 in order to fulfill customer commitments. In the second quarter of 2005, all operations of the wire
& cable business were concluded. Accordingly, these businesses are reported as discontinued operations. Net income of $2.7 million in 2006 principally reflects an after-tax gain of $2.9 million on the sale of the land and building formerly used in the wire and cable business offset by a operating loss of $0.2 million.
This compares to a net loss of $4.2 million in 2005, which reflects an operating loss of $4.7 million offset by a gain on the sale of fixed assets of $0.7 million.

      Net loss applicable to common stock for 2006 was $18.2 million, or ($1.82)
per share. Net income applicable to common stock for 2005 amounted to $219.6 million or $30.36 per share of common stock after adjusting for preferred stock dividends and the extinguishment of preferred stock as of July 29, 2005.

      The comments that follow compare revenues and operating income by segment for 2006 and 2005:

PRECIOUS METAL

      Sales for the Precious Metal segment increased $29.0 million, or 24.8%, from $117.0 million in 2005 to $146.0 million in 2006, driven principally by precious metal price increases. In addition, higher volume also occurred with increased sales to existing customers as well as to new customers due to new distribution and sales force initiatives. This was partially offset by reduced sales at the HHEM facility, which the Company offered for sale in the fourth quarter of 2006 and sold in March 2007.

      Operating income for the Precious Metal segment increased $6.7 million to
$5.1 million in 2006 from an operating loss of $1.6 million in 2005. The major positive factor impacting 2006 gross profit was a $5.2 million favorable effect from the reduction in quantities of precious metal inventories valued at LIFO cost and from increased sales and a more favorable mix of fabricated products
(higher margin) versus plated products (lower margin) in 2006 compared to 2005.
Partially offsetting these favorable factors were asset impairment charges of
$3.4 million associated with the HHEM assets that were offered for sale in 2006.

TUBING

      In 2006, overall sales for the Tubing segment increased $6.5 million, or
5.7%, from $114.4 million in 2005 to $120.9 million in 2006, principally due to market share and volume increase. On May 9, 2006, the Company announced the closure of the Norristown facility. The Norristown facility continued to operate through the third quarter, during which the Norristown facility's small coil business was transferred to the Camdel facility.

      Operating loss grew in 2006 by $8.5 million despite the sales increase, to a loss of $8.9 million in 2006 from an operating loss of $0.5 million in 2005.
The 2006 loss included $2.4 million of restructuring costs relating to the shutdown of the Norristown facility. The restructuring charges included termination benefits of $2.0 million, $0.1 million resulting from a pension

                                       61

curtailment, and $0.3 million of other charges. In addition, the 2006 operating loss includes a $1.8 million asset impairment charge. In conjunction with the decision to close the Norristown facility, the Company reviewed the recoverability of the Norristown facility's long-lived assets in accordance with
SFAS No. 144. A review of future cash flows indicated that cash flows would be insufficient to support the carrying value of certain machinery and equipment at the Norristown facility. As a result, the Company recorded an asset impairment charge of $1.8 million in 2006. In addition, significant cost inefficiencies at the Company's start-up tubing facility in Coahuila, Mexico also contributed to the operating loss in 2006.

ENGINEERED MATERIALS

      Sales for the Engineered Materials segment increased $21.6 million, or
12.5%, from $172.5 million in 2005 to $194.1 million in 2006. This sales increase was primarily driven by market share gains in the roofing sector and new product sales in the lumber yard and home center markets. Additionally, sales in the electrical contracting, plumbing and distribution markets experienced strong gains.

      Operating income increased in 2006 by $2.4 million from $13.5 million in
2005 to $15.8 million in 2006 primarily because of the higher sales volume and improved operational efficiencies resulting from the major capital investment in the Company's fastener division completed in late 2005. However, an increase in selling expenses and marketing personnel offset part of this increase.

UNALLOCATED CORPORATE EXPENSES

      Unallocated corporate expenses declined from $10.2 million in 2005 to $4.1 million in 2006. One significant reason for the decrease in unallocated corporate expenses in 2006 was because the 2005 period included expenses of $4.1 million related to change in control and termination of three WHX executives, as well as higher insurance costs related to the change of control of the Company.
Also, the Company's pension credit rose by $3.2 million in 2006 compared to 2005 principally because pension benefits were frozen for substantially all non-union employees at the end of 2005.

2005 COMPARED TO 2004

      Sales in 2005 were $403.8 million compared with $372.0 million in 2004.
Sales increased by $11.7 million at the Precious Metal segment, $10.3 million at the Tubing segment and by $9.8 million at the Engineered Materials segment.
Gross profit percentage decreased in the 2005 period to 18.0% from 19.6% in
2004. Gross profit percentage in 2005 was negatively impacted by higher raw material costs.

      SG&A expenses increased $5.4 million from $64.4 million in 2004 to $69.8 million in 2005. The 2005 period includes $4.1 million in unallocated corporate expenses related to change in control and termination payments for three WHX executives, and $2.4 million related to the acquisition of the Protechno, S.A.
("Protechno") division in the fourth quarter of 2004. The 2004 period includes
$3.8 million recorded in SG&A expenses for an arbitration award against the
Company for failure to remediate in a timely manner the environmental conditions at Fairfield East. The 2004 period also includes a $1.2 million reserve for a receivable from Handy & Harman Refining Group, Inc. ("HHRG"), the reversal of a
$1.3 million reserve for a legal proceeding that was settled in the Company's favor and $1.8 million of expenses incurred in connection with the pursuit of various recapitalization options. The balance of the increase of $4.4 million is due to increased sales levels and increased legal and medical costs.

      There were no material environmental expenses recognized in 2005.
Environmental remediation expenses of $29.0 million were recorded in 2004.
Included in this amount is $26.3 million related to Fairfield East. In 2003, the
Company sold a portion of Fairfield East for $8.0 million. In connection with

                                       62

this sale the Company was responsible for demolition and environmental remediation of the site, the estimated cost of which was included in the loss on sale recorded in 2003. H&H determined that an increase in the reserve for environmental remediation was needed for Fairfield East in the amount of $28.3 million, which was recorded in the fourth quarter of 2004. This increase in the reserve was caused by the discovery of underground debris and soil contaminants that had not been anticipated. The Company has recovered insurance in the amount of $2.0 million in 2006 related to this site; therefore the net expense included in the 2004 financial statements is $26.3 million. An insurance receivable of
$2.0 million is included on the consolidated balance sheet. An additional $3.8 million was recorded in selling, general and administrative expenses as a penalty related to Fairfield East. Additionally $1.1 million in environmental remediation expenses were recorded in 2004 for a location in North Attleboro,
Massachusetts. The balance of the expense relates to several other locations.

      Loss on disposal of assets amounted to $0.1 million in 2005. Gain on disposal of assets amounted to $0.6 million in 2004. Included is the gain on the sale of an aircraft of $1.7 million offset by the write off of the balance due related to the sale of a property in the amount of $1.0 million.

      The Company conducted the required annual goodwill impairment review for
2004, and computed updated valuations for each reporting unit using a discounted cash flow and a market approach. Based on the results of this review the Company recorded a $79.8 million non-cash goodwill impairment charge relating to the following businesses: $34.2 million for specialty tubing, $19.0 million for precious metal plating, and $26.6 million for precious metal fabrication. The
Company recorded these charges because the fair value of goodwill, as determined by estimated cash flow projections and data on market comparables, was less than the reporting units' carrying value. The decrease in value and the resulting impairment charge were related to a reduction in the projection of future profitability, increased working capital requirements, an increase in the discount rate and an increase in the value of unrecognized intangibles. The precious metal fabrication reporting unit experienced a substantial increase in working capital requirements as a result of the unanticipated loss of the precious metal consignment facility. Consequently, the overall value of this business was diminished and the goodwill attributable to the precious metal fabrication reporting unit was impaired in 2004. Within the precious metal plating reporting unit, one of the business components started experiencing significant operational issues in 2003. In addition, this business component failed to achieve forecasted profitability from new programs. Another business component continued to struggle beyond expectations in its efforts to reestablish its customer base and historical profitability. As a result of these additional unanticipated changes in this business, the forecast for the precious metal plating business was revised and the remaining goodwill was impaired at the end of 2004. The Tubing business also had an unexpected and significant decline in the gross profit of one of its business components in 2004 as a result of the loss of a significant customer to a competitor and delays in launching certain new products. As a result, the forecast for this reporting unit declined, and additional goodwill was impaired.

      Operating income from continuing operations for 2005 was $2.7 million compared to a $99.7 million operating loss for 2004.

      Interest expense in 2005 decreased $8.3 million, to $17.2 million from
$25.5 million in 2004. As a result of the Bankruptcy Filing, WHX stopped accruing interest on its 10 1/2% Senior Notes as of March 7, 2005. This resulted in a savings of approximately $8.0 million in the 12 month period ended December
31, 2005 compared to the comparable 2004 period. Included in interest expense in
2004 is a $1.8 million fee in connection with the assignment of an H&H term loan. The assignment resulted in an annual interest savings of $2.8 million.
These decreases in interest expense were partially offset by increased interest rates on increased borrowings at H&H. The increased borrowings at H&H were primarily a result of $20.4 million in capital expenditures and increased working capital requirements.

                                       63

      Realized and unrealized income/loss on derivatives was a loss of $4.3 million in 2005 and income of $0.5 million in 2004. The higher loss was due to a greater increase in precious metal prices in 2005 compared to 2004.

      Other income (loss) in 2005 was income of $0.2 million, and principally related to $0.2 in equity earnings on a subsidiary accounted for under the equity method of accounting and $0.2 million in earnings on investments, offset by $0.6 million in foreign transaction losses. Other income (loss) in 2004 was income of $6.0 million, and consisted principally of a gain on sale of a note from Wheeling-Pittsburgh Corporation ("WPC"). As part of the Plan of
Reorganization (the "WPC POR") of WPC and six of its subsidiaries including
Wheeling-Pittsburgh Steel Corporation ("WPSC") (collectively, the "WPC Group"),
WHX had agreed to provide $20.0 million to WPSC and recorded a $20.0 million charge as an equity loss in WPC for the year ended December 31, 2002. On August
1, 2003, WHX contributed $20.0 million in cash to WPC and received a $10.0 million subordinated note from WPSC. This note was fully reserved in 2003. In
July 2004, WHX realized $5.6 million upon the sale of the note to a third party and, accordingly, the reserve was reversed and $5.6 million was recorded in other income in 2004. Also included in other income in 2004 are $0.4 million of net investment earnings.

      In connection with the refinancing in March 2004 of the Company's credit agreements scheduled to mature on July 31, 2004 (the "H&H Senior Secured Credit
Facilities"), the Company wrote off deferred financing fees of $1.2 million.
This charge is classified as loss on early retirement of debt.

      Loss from discontinued operations was $4.2 million in 2005 and $18.5 million in 2004. In 2004, the Company evaluated the current operating plans and current and forecasted operating results of H&H's wire and cable business. In accordance with SFAS No. 144, the Company determined that there were indicators of impairment as of June 30, 2004 based on continued operating losses, deteriorating margins, and rising raw material costs. An estimate of future cash flows indicated that as of June 30, 2004, cash flows would be insufficient to support the carrying value of the long-term assets of the business. Accordingly, these assets were written down to their estimated fair value by recording a non-cash asset impairment charge of $3.9 million in the second quarter. In
November 2004, H&H announced that it had signed a non-binding letter of intent to sell its wire business and that it was negotiating the sale of its steel cable business. The decision to sell was based on continued operating losses, deteriorating margins and rising raw material costs experienced by these businesses. Based on the proposed terms of these transactions, the Company recorded an additional asset impairment charge of $4.3 million. At that time H&H stated that if it were unable to complete these sales it would consider the closure of these operations. On January 13, 2005, H&H determined that a sale of these operations could not be completed on terms satisfactory to H&H.
Accordingly, H&H decided to permanently close the wire and cable businesses. The affected operations were located in Cockeysville, Maryland and Oriskany, New
York.

      In the fourth quarter of 2004, H&H communicated to its 146 union employees its plan to either sell or close the wire and cable business and recorded a restructuring charge of $1.2 million for termination benefits and related costs.
These termination benefits were paid in 2005. Additionally, $0.4 million was recorded as a restructuring charge for clean up costs related to the
Cockeysville, Maryland facility. The Company operated these facilities on a limited basis in the first quarter of 2005 in order to fulfill customer commitments. Operating losses and closure costs incurred in 2005 amounted to
$4.2 million including both a $0.7 million gain on the sale of certain fixed assets and $0.9 million charge for additional termination benefits. In the second quarter of 2005, H&H concluded all operations of the wire and cable business. Accordingly, these businesses are reported as discontinued operations.
The sale of land, buildings, and certain machinery and equipment relating to these businesses was not completed until 2006.

                                       64

      The Company has recorded a valuation allowance relating to the Federal net deferred tax assets since it is the opinion of management that it is more likely than not that such tax benefits will not be realized in future periods. In 2005 and 2004 a tax provision of $2.3 million and $2.2 million respectively, was recorded for foreign and state taxes, as well as additional Federal deferred tax liabilities relating to intangible assets with an indefinite life.

      Income applicable to common stock for 2005 amounted to $219.6 million or
$30.36 per share of common stock after adjusting for preferred stock dividends and the extinguishment of preferred stock as of March 7, 2005, as compared to a net loss applicable to common stock of $159.9 million, or $29.38 per basic share of common stock after adjusting for preferred stock dividends.

      The comments that follow compare revenues and operating income by operating segment for the years ended 2005 and 2004:

PRECIOUS METAL

      Sales for the Precious Metal segment increased $11.7 million from $105.3 million in 2004 to $117.0 million in 2005. Of the $11.7 million increase, $8.4 million was due to gains in market share for both new and existing customers in the precious metal markets and $6.1 million accounted for the acquisition of the
Protechno division in the fourth quarter of 2004. Partially offsetting these increases were lower sales of $2.7 million at the precious metal plating units due to decreased volume to its automotive and electronics customers.

      Operating loss for the Precious Metal segment was $1.6 million in 2005 compared to an operating loss of $44.8 million in 2004. The 2004 period includes a $45.6 million non-cash charge for goodwill impairment. The Company recorded this charge because the fair value of goodwill in this segment, as determined by estimated cash flow projections and market comparables, was less than the reporting units' carrying value. The goodwill impairment charge includes $26.6 million related to the precious metal fabrication unit. This charge resulted from greater than projected uses of working capital related to higher precious metal prices and the elimination of the precious metal consignment facility. The remaining $19.0 million of the goodwill impairment charge related to this segment's precious metal plating unit. The decrease in value of goodwill was related to a reduction in the projection of future profitability, and an increase in the discount rate from 15.5% to 16.8% representing an increase in the perceived risk of the business. The decrease in estimated future profitability was primarily related to a reduction in unit pricing, and the failure to achieve anticipated manufacturing efficiencies along with the inability to achieve forecasted profitability from new programs. Excluding the non-cash charge for goodwill, operating income decreased primarily due to the lower sales of the precious metal plating units described above.

TUBING

      Sales for the Tubing segment increased $10.3 million from $104.0 million in 2004 to $114.3 million in 2005. Of the $10.3 million increase, $6.6 million was due to increased prices to offset the higher cost of steel, $2.6 million due to market share gains at the refrigeration units. Stronger demand in petrochemical, military, aircraft markets accounted for $2.5 million of the increase offset by reduced sales of $1.3 million to the medical industry.

      Operating loss for the Tubing segment was $0.4 million in 2005. Operating loss for 2004 was $30.8 million. The 2004 period includes a $34.2 million non-cash charge for goodwill impairment. The Company recorded this charge because the fair value of goodwill, as determined by estimated cash flow projections and market comparables, was less than the reporting unit's carrying value. The decrease in value was related to a reduction in the projection of

                                       65

future profitability, an increase in the discount rate from 11.4% to 12.0%
representing an increase in the perceived risk of the business. The reduction in future profitability was primarily related to several factors including higher raw material costs which could not be passed along to customers, pricing degradation in the appliance market, and the loss of a key customer. Included in
2005 are start up costs of approximately $1.7 million associated with our new refrigeration tubing unit in Mexico. Our other refrigeration units were negatively impacted by the reduced volume noted above and high steel costs.
Partially offsetting these reductions in operating income is the stronger demand in petrochemical, military, aircraft and medical markets as they relate to certain of H&H's tubing businesses.

ENGINEERED MATERIALS

      Sales for the Engineered Materials segment increased $9.8 million from
$162.7 million in 2004 to $172.5 in 2005. This increase in sales was primarily due to stronger commercial roofing and home center markets, market share gains accounted for $7.3 million, while increased sales prices for both new and core products accounted for $4.7 million. These increases were offset by reduced volume at H&H's electro-galvanizing facility.

      Operating income decreased by $2.9 million from $16.4 million in 2004 to
$13.5 million in 2005. This decrease in operating income is primarily due to the decreased volume and increased steel costs at our electro-galvanizing facility, partially offset by increased operating income resulting from the sales increases mentioned above.

UNALLOCATED CORPORATE EXPENSES

      Unallocated corporate expenses decreased from $12.2 million in 2004 to
$10.2 million in 2005. Significant items in each year were as follows: the 2005 period included $4.1 million of expense related to change in control and termination payments for three WHX executives. The 2004 period included a $1.2 million reserve for a receivable from HHRG, $1.8 million of expenses incurred in connection with the pursuit of various recapitalization options, and $0.4 million of depreciation expense related to the aircraft owned and sold by the
Company in 2004, partially offset by the reversal of a $1.3 million reserve for a legal proceeding that was settled in the Company's favor. In addition to these significant items, there were lower costs in 2005 for salaries, legal expenses, directors and stockholders expenses. Pension credit was $2.3 million lower in
2005 than in 2004.

ACQUISITION OF BAIRNCO CORPORATION

      On April 12, 2007, Steel Partners and WHX entered into a Stock Purchase
Agreement whereby WHX acquired Steel Partners' entire interest in BZA, a wholly-owned subsidiary of Steel Partners, for $10.00. In addition, WHX agreed to reimburse all reasonable fees and expenses incurred by Steel Partners in connection with the Bairnco Acquisition. BZA was the acquisition subsidiary in a tender offer to acquire up to all of the outstanding stock of Bairnco for $13.50 per share in cash.

      Steel Partners, BZA, and Bairnco entered into the Merger Agreement pursuant to which BZA amended its tender offer to acquire all of the outstanding common shares of Bairnco at a price of $13.50 per share in cash. In addition, all Bairnco stockholders of record on March 5, 2007 continued to be entitled to receive the declared first quarter dividend of $0.10 per share, for total cash proceeds of $13.60 per share. On April 13, 2007, upon the expiration of the
Offer pursuant to the Merger Agreement, BZA acquired approximately 88.9% of the outstanding common stock of Bairnco.

                                       66

      Pursuant to the Merger Agreement, on April 24, 2007, BZA was merged with and into Bairnco with Bairnco continuing as the surviving corporation as a wholly owned subsidiary of WHX. At the effective time of the Merger, each
Bairnco common share then outstanding (other than shares owned by BZA or its direct parent entity, shares owned by Bairnco as treasury stock and shares held by stockholders who properly exercise their appraisal rights) was automatically converted into the right to receive $13.50 per share in cash without interest and subject to applicable withholding taxes. Immediately prior to the Merger,
BZA held approximately 90.1% of the outstanding shares of Bairnco. The proceeds required to fund the closing of the Offer and the resulting Merger and to pay related fees and expenses were approximately $101.5 million.

      In connection with the closing of the Offer, initial financing was provided by Steel Partners through two credit facilities. Steel Partners extended to BZA bridge loans in the principal amount of approximately $75.1 million, $1.4 million, and $10.0 million (with commitments to extend additional loans of approximately $3.6 million, up to an aggregate total amount of borrowings of $90.0 million) pursuant to the Bridge Loan Agreement.
Approximately $56.7 million of the indebtedness under the Bridge Loan Agreement was repaid in July 2007, leaving a principal balance of approximately $31.8 million. See "-- Liquidity" below. In addition, Steel Partners extended to WHX a
$15.0 million subordinated loan, which is unsecured at the WHX level, pursuant to the Subordinated Loan Agreement. WHX contributed the $15.0 million proceeds of the subordinated loan to BZA as a capital contribution.

      The Bridge Loan Agreement provided for bridge term loans of up to $90 million from Steel Partners to BZA, which were assumed by Bairnco as a result of the Merger. Borrowings under the Bridge Loan Agreement bore (i) cash interest at a rate per annum equal to the prime rate of JP Morgan Chase Bank plus 1.75% and
(ii) pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the initial loan is outstanding and 5% (instead of 4.5%) for the balance of the term, each as adjusted from time to time. The minimum aggregate interest rate on borrowings under the Bridge Loan Agreement was 14.5% per annum for the first 90 days the initial loan is outstanding, and 15% (instead of 14.5%) per annum for the balance of the term, and the maximum aggregate interest rate on borrowings under the Bridge Loan Agreement was 18% per annum. The cash interest rate and the pay-in-kind interest rate could be adjusted from time to time, by agreement of Steel Partners and Bairnco, so long as the aggregate interest rate remained the same. Interest was payable monthly in arrears. Obligations under the Bridge Loan Agreement were guaranteed by certain of Bairnco's subsidiaries and collateralized by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's subsidiaries. Obligations under the Bridge Loan Agreement were also guaranteed by the Company on an unsecured basis. The scheduled maturity date of the indebtedness under the
Bridge Loan Agreement was the earlier to occur of (i) June 30, 2008 and (ii)
such time as Bairnco obtains any replacement financing. Indebtedness under the
Bridge Loan Agreement may be prepaid without penalty or premium.

      The Subordinated Loan Agreement provides for a subordinated term loan of
$15 million from Steel Partners to WHX, which is unsecured at the WHX level.
Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum equal to the prime rate of JP Morgan Chase Bank plus 7.75%, adjusted from time to time, with a minimum interest rate of 16% per annum and a maximum interest rate of 19% per annum. Interest is payable monthly in arrears.
Obligations under the Subordinated Loan Agreement are guaranteed by Bairnco and certain of its subsidiaries and collateralized by a junior lien on the assets of
Bairnco and certain of its subsidiaries and capital stock of certain of
Bairnco's subsidiaries. The indebtedness under the Subordinated Loan Agreement will mature on the second anniversary of the issuance of the subordinated term loan and may be prepaid without penalty or premium. The Subordinated Loan
Agreement contains customary representations, warranties, affirmative and negative covenants, events of default and indemnification provisions.

                                       67

      The indebtedness under the Bridge Loan Agreement and the related security interests was subordinated to the indebtedness and related security interests granted under Bairnco's existing senior credit facility. The guarantees of the indebtedness under the Subordinated Loan Agreement and the related security interests is subordinated to all indebtedness and security interests described in the preceding sentence.

      On July 17, 2007, Bairnco completed the refinancing of: (i) all existing indebtedness of Bairnco and its subsidiaries under the Bairnco Senior Secured
Credit Facility and (ii) approximately $56.7 million of indebtedness under the
Bridge Loan Agreement pursuant to which Steel Partners made an $86.5 million term loan to Bairnco. See "-- Commitments -- Debt" for a detailed description of the refinancing agreements entered into by Bairnco.

LIQUIDITY

      The Company incurred net operating losses of $18.2 million, $34.7 million and $140.4 million for the years ended December 31, 2006, 2005 and 2004, respectively, incurred net operating losses of $18.2 million and $6.4 million for the nine months ended September 30, 2007 and 2006, respectively, had negative cash flows from operations of $18.8 million, $5.0 million and $39.6 million for the years ended December 31, 2006, 2005, and 2004, respectively, and had negative cash flows from operations of $12.5 million and $11.5 million for the nine months ended September 30, 2007 and 2006, respectively. As of December
31, 2006 and September 30, 2007, respectively, the Company had accumulated deficits of $412.1 million and $431.5 million. As of September 30, 2007, the
Company's current assets totaled $216.0 million and its current liabilities totaled $356.8 million; a working capital deficit of $140.8 million. Included in the current liabilities as of September 30, 2007 is a total of $124.2 million of loan principal, interest, and manditorily redeemable preferred stock payable to
Steel Partners, a related party. Such amounts are expected to be either partially or totally repaid after the completion of the rights offering. The
Company's working capital deficit at December 31, 2006 was $1.6 million. As of
September 30, 2007, the majority of the Company's debt was classified as short-term since its maturity date was within twelve months (June 30, 2008);
whereas as of December 31, 2006, such debt was classified as long-term since its maturity date exceeded one year. The Company intends to refinance its debt, but there can be no assurance that such financing will be available or available on terms acceptable to the Company. If the Company cannot refinance H&H's debt that is due on June 30, 2008, there can be no assurance that H&H will be able to continue to operate its business or to provide WHX with additional capital to fund its operations. As previously noted, Bairnco's bank debt was refinanced in
July 2007 with a new scheduled maturity of 2012. Additionally, at times over the past several years, H&H has not been in compliance with certain of its bank covenants and has obtained a number of waivers from its lenders related to such covenants.

      WHX is a holding company and has as its sole source of cash flow distributions from its operating subsidiaries, H&H and Bairnco, or other discrete transactions. H&H's credit facilities effectively do not permit it to transfer any cash or other assets to WHX (with the exception of (i) an unsecured loan for required payments to the WHX Pension Plan, (ii) an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million, of which approximately $3.4 million has already been distributed, (iii) the loan, distribution or other advance of up to approximately $7.4 million, subject to certain limitations, to the extent loaned by Steel Partners to H&H, of which approximately $2.3 million has already been distributed, and (iv) up to $13.1 million to be used by WHX solely to make a contribution to the WHX Pension Plan, which contribution of $13.0 million was made on September 12, 2007). H&H's credit facilities are collateralized by substantially all of H&H's assets.
Similarly, Bairnco's bank credit facilities and term loan do not permit it to make any distribution, pay any dividend or transfer any cash or other assets to
WHX other than common stock of Bairnco.

                                       68

      WHX's ongoing operating cash flow requirements consist of funding the minimum requirements of the WHX Pension Plan and paying other administrative costs. On September 12, 2007, WHX made a payment to the WHX Pension Plan of
$13.0 million, which exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, the required contributions to the WHX
Pension Plan over the next five years are expected to decline, with no contribution required in 2008, and the Company believes that the full amount of the IRS Waiver has been repaid. As of September 30, 2007, WHX and its subsidiaries that are not restricted by loan agreements or otherwise from transferring funds to WHX (collectively, its "Unrestricted Subsidiaries") had cash of approximately $2.7 million and current liabilities of approximately $7.9 million, including $5.1 million of mandatorily redeemable preferred shares payable to a related party.

      H&H's availability under its credit facilities as of December 31, 2006 was
$19.1 million, and as of September 30, 2007, was approximately $18.0 million. On
March 29, 2007, all such facilities, including the term loans, were amended to
(i) redefine EBITDA, (ii) reset the levels and amend certain of the financial covenants, (iii) extend the termination date of the credit facilities from March
31, 2007 to June 30, 2008, (iv) permit the extension by H&H to WHX of an unsecured loan for required payments to the WHX Pension Plan, under certain conditions, and (v) permit the extension by H&H to WHX of an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million under certain conditions. The amendments also provided for the pledge of 65% of all outstanding securities of Indiana Tube Danmark A/S, a Danish corporation and a wholly-owned indirect subsidiary of H&H., and Protechno, a French corporation and a wholly-owned indirect subsidiary of H&H. Finally, the amendments also provided for waivers of certain events of default existing as of March 29, 2007.

      On June 15, 2007, the lenders under H&H's credit facilities granted a waiver to the events of default arising as a result of the Order of Prejudgment
Attachment entered by the Superior Court of Fairfield County, Connecticut (the
"Fairfield Superior Court") on December 18, 2006 in connection with the litigation known as HH East Parcel v. Handy & Harman currently pending in the
Fairfield Superior Court in the amount of approximately $3.5 million and the
Notice of Bank Attachment/Garnishment dated May 21, 2007 by the State Marshal of
Fairfield County, Connecticut to JPMorgan Chase Bank in the amount of approximately $3.5 million, and related matters.

      On July 27, 2007, H&H and certain of its subsidiaries amended its credit facilities, effective as of July 20, 2007 to, among other things, (i) change the definition of EBITDA, (ii) permit additional loans by Steel Partners to H&H in an aggregate amount not to exceed approximately $7.4 million, and (iii) permit the loan, distribution or other advances by H&H to WHX of up to approximately
$7.4 million, subject to certain limitations, to the extent loaned by Steel
Partners to H&H as permitted by these amendments. On July 31, 2007, Steel
Partners loaned H&H approximately $5.7 million.

      On September 10, 2007, H&H and certain of its subsidiaries amended its credit facilities, to, among other things, (i) provide for an additional term loan by Steel Partners of $8.0 million to H&H and its subsidiaries, and (ii)
permit a loan by H&H to WHX of up to $13.1 million to be used by WHX solely to make a contribution to the WHX Pension Plan. On September 12, 2007, the Company
made a payment to the WHX Pension Plan of $13.0 million, which exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, the Company's required contributions to the WHX Pension Plan over the next five years are expected to decline and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC confirmation that the IRS Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated.

      On March 4, 2007, the Company sold certain assets, including the land and building, certain machinery and equipment, and inventory of HHEM, located in
East Providence, Rhode Island, as well as certain assets and inventory located in Malaysia for net proceeds of approximately $3.8 million. Of the total net proceeds, $2.5 million was used to make an incremental payment to the WHX
Pension Plan, pursuant to the terms of a prior agreement with the PBGC. Under the terms of the sale agreement, the Company has retained responsibility for any pre-existing environmental conditions requiring remediation at the Rhode Island site.

                                       69

      In connection with the closing of the Bairnco Acquisition in April 2007, initial financing was provided by Steel Partners through two credit facilities.
Steel Partners extended to BZA bridge loans in the aggregate principal amount of approximately $86.5 million pursuant to the Bridge Loan Agreement. In addition,
Steel Partners extended to WHX a $15.0 million subordinated loan pursuant to the
Subordinated Loan Agreement. WHX contributed the $15.0 million proceeds of the subordinated loan to BZA as a capital contribution.

      On July 17, 2007, Bairnco and certain of its subsidiaries entered into (i)
the First Lien Credit Agreement with Wells Fargo, as arranger and administrative agent thereunder which provides for a revolving credit facility to the borrowers thereunder in an aggregate principal amount not to exceed $30.0 million and a term loan facility of $28.0 million, (ii) the Second Lien Credit Facility with
Ableco, as administrative agent thereunder which provides for a term loan facility to the borrowers thereunder of $48.0 million, and (iii) the
Subordinated Debt Credit Agreement with Steel Partners as lender providing for a term loan of approximately $31.8 million, and completed the refinancing of: (A)
all existing indebtedness of Bairnco and its subsidiaries under the Bairnco
Senior Secured Credit Facility and (B) approximately $56.7 million of the indebtedness under the Bridge Loan Agreement. The Subordinated Debt Credit
Agreement amended and restated the Bridge Loan Agreement. The scheduled maturity date of the indebtedness under each of the First Lien Credit Agreement and
Second Lien Credit Agreement is July 17, 2012, and the scheduled maturity date of the indebtedness under the Subordinated Debt Credit Agreement is January 17,
2013. The First Lien Credit Agreement and Second Lien Credit Agreement contain affirmative, negative, and financial covenants (including, for the applicable periods set forth therein, permitting TTM EBITDA to be less than $17.25 million to $20.75 million, having a Leverage Ratio of more than 5.22:1.0 to 4.0:1.0, having a Fixed Charge Coverage Ratio of less than 0.81:1.0 to 1.15:1.0 and making Capital Expenditures in excess of $9.0 million in any fiscal year, as such terms are defined therein). The Subordinated Debt Credit Agreement contains customary representations, warranties, affirmative and negative covenants, events of default and indemnification provisions.

      In addition to the obligations under the current credit facilities, the
Company also has significant cash flow obligations, including without limitation the amounts due to the WHX Pension Plan (as amended by the IRS Waiver and PBGC
Settlement Agreement entered into December 28, 2006). As a result of the $13.0 million contribution to the WHX Pension Plan in September 2007, however, the
Company's required contributions to the WHX Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC's confirmation that the IRS
Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated. The Company continues to examine all of its options and strategies, including acquisitions, divestitures, and other corporate transactions, to increase cash flow and stockholder value, as well as considering the reduction of certain discretionary expenses and sale of certain non-core assets. The Company intends to refinance the H&H debt prior to maturity. There can be no assurance that the funds available from operations and under the Company's credit facilities will be sufficient to fund debt service costs, working capital demands, pension plan contributions, and environmental remediation costs, or that the Company will be able to obtain replacement financing at commercially reasonable terms upon the expiration of the H&H credit facilities in June 2008. The Company's inability to generate sufficient cash flows from its operations or to refinance the H&H debt on commercially reasonable terms could impair the liquidity of H&H and WHX, and will likely have a material adverse effect on H&H's business, financial condition and results of operations, and could raise substantial doubt that H&H and WHX will be able to continue to operate.

                                       70

      Throughout 2005 and 2006, the Company experienced liquidity issues. On
March 7, 2005, WHX filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. WHX continued to operate its business and own and manage its properties as a Debtor under the jurisdiction of the Bankruptcy Court until it emerged from protection under Chapter 11 of the
Bankruptcy Code on July 29, 2005.

      Since emerging from bankruptcy, due to covenant restrictions in their respective credit facilities, there have been no dividends from H&H or Bairnco to WHX and WHX's sources of cash flow have consisted of:

      o     The issuance of $5.1 million in preferred stock by a newly created subsidiary in October 2005, which was invested in the equity of a public company (Cosine Communications Inc.);

      o     Partial payment of the H&H subordinated debt to WHX of $9.0 million, which required the approval of the banks participating in the H&H credit facilities. Subsequent to this transaction in 2006, the remaining intercompany loan balance of the subordinated debt of
            $44.2 million was converted to equity;

      o     As permitted by the March 29, 2007 amendment and waiver to the H&H credit facilities, an unsecured loan from H&H for required payments to the WHX Pension Plan, and an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million, of which approximately $3.4 million has already been distributed;

      o     A $15.0 million subordinated loan from Steel Partners pursuant to the Subordinated Loan Agreement which WHX used to fund a capital contribution to BZA to finance in part the Bairnco Acquisition;

      o     As permitted by the July 27, 2007 amendment to the H&H credit facilities, an unsecured loan, distribution or other advance from
            H&H to WHX of up to approximately $7.4 million, subject to certain limitations, to the extent loaned by Steel Partners to H&H, of which approximately $2.3 million has already been distributed; and

      o     As permitted by a September 10, 2007 amendment to the H&H credit facilities, an unsecured loan from H&H of $13.0 million which was used by WHX to make a payment to the WHX Pension Plan on September
            12, 2007.

We do not anticipate that we will have any additional sources of cash flow other than (i) as described above, (ii) from operations, (iii) from the sale of non-core assets, (iv) from the refinancing of our debt and (v) from the proceeds of this offering. In addition, the proceeds of this offering are expected to be used to redeem preferred stock and to retire indebtedness, and accordingly will not be available for general corporate purposes. If we fail to refinance our debt and have a successful offering, we will likely face substantial liquidity problems and our ability to operate could be adversely affected.

DISCUSSION OF CONSOLIDATED STATEMENT OF CASH FLOWS

      OVERVIEW

      As of September 30, 2007, the Company had consolidated cash of $8.9 million compared to $4.8 million and $4.1 million of consolidated cash at
December 31, 2006 and 2005, respectively. For the nine months ended September
30, 2007, the Company used $12.5 million in operating activities, used $103.1

                                       71

million in investing activities, and provided $119.6 million by financing activities. It used $11.5 million in operating activities, used $6.1 million in investing activities, and provided $18.2 million by financing activities for the nine months ended September 30, 2006. For 2006, the Company used $18.8 million in operating activities, used $34.1 million for investing activities, and provided $53.3 million by financing activities. In 2005, cash flows provided by
(used in) operating, investing and financing activities were ($5.0) million,
($26.7) million and $14.9 million, respectively.

      As of September 30, 2007, the Company's current assets totaled $216.0 million and its current liabilities totaled $356.8 million; a working capital deficit of $140.8 million. Included in the current liabilities as of September
30, 2007 is a total of $124.2 million of loan principal, interest, and manditorily redeemable preferred stock payable to Steel Partners, a related party. Such amounts are expected to be either partially or totally repaid after the completion of the rights offering. The Company's working capital deficit at
December 31, 2006 was $1.6 million. As of September 30, 2007, the majority of the Company's debt was classified as short-term since its maturity date was within twelve months (June 30, 2008); whereas as of December 31, 2006, such debt was classified as long-term since its maturity date exceeded one year. The
Company intends to refinance its debt, but there can be no assurance that such financing will be available or available on terms acceptable to the Company.

OPERATING ACTIVITIES

      Net cash used by operating activities for the nine months ended September
30, 2007 totaled $12.6 million. Net loss adjusted for non-cash income and expense items provided approximately $5.3 million. Working capital accounts used
$17.7 million of cash, as follows: accounts receivable used $17.3 million, inventories provided $11.5 million, interest accrued but not paid to a related party provided $5.6 million, and net other current assets and liabilities used
$17.6 million. Other non-working capital items included in operations provided
$0.1 million.

      Cash used by operating activities in the nine months ended September 30,
2006 totaled $11.5 million, and principally was caused by the net loss of the period, as well as a seasonal increase in accounts receivable and a $11.8 million decrease in current liabilities, driven by environmental remediation payments.

      Net cash used by operating activities for 2006 totaled $18.8 million.
Income from operations adjusted for non-cash income and expense items provided
$6.0 million of cash. Working capital accounts used $22.6 million of cash, as follows: Accounts receivable provided $2.0 million, inventories provided $4.6 million, and net other current assets and liabilities used $29.2 million. Other non-working capital items included in operations used $1.8 million.

      Cash used by operating activities in 2005 totaled $5.0 million, and principally was caused by the net loss of the period, as well as working capital needs for inventory and accounts receivable, but was favorably impacted by the realization of $11.4 million from the liquidation of the net current assets of the wire and cable business, a discontinued operation.

      Cash flow provided by inventory, with precious metal inventory measured using LIFO cost, totaled $11.5 million in the nine months ended September 30,
2007. In the normal course of business, H&H accepts precious metal from suppliers and customers, which quantities are returnable in fabricated or commercial bar form under agreed-upon terms. To the extent such metals are used by the Company to meet its operating requirements, the amount of inventory which
H&H must own is reduced. In the first quarter of 2007, the Company received
400,000 ounces of silver from a customer under an unallocated pool agreement. As a result of this agreement, along with a reduction in operating needs, the
Company was able to reduce its owned quantity of silver by over 400,000 troy

                                       72

ounces, providing over $5.0 million in cash. The Company has deferred $3.6 million in profit arising from the temporary liquidation of the LIFO inventory, which is included in accrued liabilities on the September 30, 2007 balance sheet. The deferred gain reflects the excess of the current market value of the precious metal over the LIFO value of the inventory decrement. In addition, as the Company sold the inventory that it had acquired in the Bairnco Acquisition in April 2007, it recovered the manufacturing profit of $5.5 million that was paid for the inventory at that date. In the nine month period ended September
30, 2006, inventory used $0.3 million of cash.

      For the twelve months of 2006, inventory provided $4.6 million of cash flow, primarily due to a decrease in its quantities of precious metal inventory.
Inventories totaled $57.2 million at December 31, 2006, a decrease of $3.8 million, or 6.2%, as compared to December 31, 2005. During 2006, the Company reduced its quantities of precious metal in inventory principally because of the wind-down of the HHEM business and because of the sale of its interest in a
Singapore operation. Non-precious metal inventory at the Tubing segment also declined, principally because of the closure of the Norristown facility. These decreases were partially offset by inventory purchased as part of the December
2006 acquisition of a roofing fastener business that H&H made. In 2005, inventory used $2.8 million of operating cash flow, and in 2004, used $24.2 million, principally because the Company's former inventory consignment facility was terminated during 2004 and as a result, H&H began to purchase all of its precious metal for inventory, which totaled $16.8 million as of December 31,
2004.

      The use of funds due to accounts receivable in both the nine month periods ended September 30, 2007 and 2006 ($17.3 million and $9.7 million, respectively)
was principally caused by a seasonal increase in accounts receivable which resulted from higher sales levels for the third quarter of each period (and particularly the last month of the quarter) compared to the fourth quarter of the prior year. Net sales in the third quarter of 2007 (excluding Bairnco) were
$132.5 million, as compared to $101.4 million in the fourth quarter of 2006, an increase of $31.1 million. Net sales in the third quarter of 2006 were $121.6 million, as compared to $99.2 million in the fourth quarter of 2005; an increase of $22.4 million. For the twelve months of 2006, account receivables provided
$2.0 million of operating cash flow due principally to lower year-end accounts receivable balances despite higher sales in the fourth quarter. Accounts receivable totaled $58.7 million as of December 31, 2006, an increase of $1.5 million, or 2.5%, as compared to December 31, 2005, principally because of the
December 31, 2006 acquisition described above. Partially offsetting this increase, accounts receivable declined due to the shutdown of a portion of the
HHT and HHEM businesses. Accounts receivable used $9.7 million of operating cash flow in 2005. The use of funds in 2005 reflected an increase in year-end accounts receivable compared to 2004, which was caused by strong sales levels for the fourth quarter of 2005 compared to the fourth quarter of 2004. Sales for the fourth quarter of 2005 were $99.2 million as compared to $84.2 million for the fourth quarter of 2004.

      Net other current assets and liabilities used $11.9 million of cash flow in the nine months ended September 30, 2007 and $10.9 million in the same period of 2006. The 2007 period use of cash was driven by $21 million of payments made to fund the WHX Pension Plan, and approximately $4.9 million of payments for environmental remediation costs, but was partially offset by the accrual of $5.7 million of interest payable to a related party (net of payments), a current liability related to the deferral of the temporary LIFO gain of $3.6 million discussed above, and additional environmental remediation accruals totaling $2.5 million. The use of cash of $10.9 million in the nine months ended September 30,
2006 was driven by cash used for the payment of $14.4 million of environmental remediation costs and payments to fund the WHX Pension Plan totaling $4.9 million, partially offset by the recording of a $2.9 million environmental remediation accrual and a restructuring reserve of $2.4 million. Other non-working capital items included in operating activities provided $0.1 million in the nine months ended September 30, 2007, as compared to a use of $0.9 million in the same period of 2006. Net other current assets and liabilities

                                       73

used $29.2 million of cash flow in 2006 and provided $13.2 million in 2005. The increase in funds used was partially driven by cash used for the payment of
$18.7 million of environmental remediation costs during 2006, as compared to
$3.9 million during 2005. In addition, payments to fund the WHX Pension Plan totaling $13.1 million were made in 2006. There was also a greater increase in trade accounts payable in 2005 than during 2006, which provided funds in 2005.
Other non-working capital items included in operating activities used $1.8 million in both 2006 and 2005.

INVESTING ACTIVITIES

      Investing activities used $103.1 million in the nine months ended
September 30, 2007, driven by the Bairnco Acquisition, which used $99.5 million, net of cash acquired. This was partially offset by $4.3 million of proceeds from the sale of assets, principally related to the sale of the HHEM and certain of the Norristown facility assets. Capital spending in the nine months ended
September 30, 2007 was $7.0 million.

      Investing activities used $6.1 million in the nine months ended September
30, 2006, and included net cash paid out for precious metal derivative contracts of $7.2 million, but was partially offset by $7.2 million from the sale of assets related to a discontinued operation. In addition, capital spending in the nine months ended September 30, 2006 was $6.8 million.

      Investing activities in 2006 used net cash of $34.1 million. 2006 activities included $7.7 million of capital expenditures for plant additions and equipment, $8.7 million used for net cash settlements on derivative instruments, and a $26.0 million acquisition. On December 28, 2006, a subsidiary of H&H acquired a mechanical roofing fastener business. The purchase price was approximately $26 million, including a working capital adjustment. The assets acquired included, among other things, machinery, equipment, inventories of raw materials, work-in-process and finished products, certain contracts, accounts receivable and intellectual property rights, all as related to the acquired business and as provided in the Asset Purchase Agreement. This acquired business develops and manufactures fastening systems for the commercial roofing industry.
WHX believes this acquisition solidifies H&H's position as a leading manufacturer and supplier of mechanical fasteners, accessories and components, and building products for the North American commercial and residential construction industry. Also in 2006, $8.7 million of net cash was paid out for precious metal derivative contracts due to steep increases in precious metal market prices during the year. In 2006, $7.7 million was spent on capital improvements. The Company sold the remaining land and building from its discontinued wire and cable business for net proceeds of $7.3 million, as well as its interest in a Singapore operation for $0.6 million, and cash proceeds from other asset sales of $0.3 million during 2006.

      Investing activities in 2005 used cash of $26.7 million and were driven by capital expenditures of $20.4 million, which was principally related to a plant expansion at H&H's fastener facility in Agawam, Massachusetts. The Company also invested $5.0 million in the equity of a small public company and paid $3.3 of net cash settlements for precious metal derivative contracts. Offsetting these, the Company received proceeds of $1.9 million from sale of wire and cable group assets in 2005.

      Investing activities in 2004 provided cash of $20.3 million, principally from the proceeds of selling two aircraft for an aggregate of $26.0 million. In
2003, WHX purchased an aircraft for $19.3 million, which it sold in the first quarter of 2004 for $19.3 million. Additionally, WHX sold another aircraft in the second quarter of 2004 for $7.0 million in cash and resulted in a pre-tax gain of $1.7 million. The Company also received $5.6 million of proceeds upon the sale of a note receivable from WPSC to a third party. WHX had received a
$10.0 million subordinated note from WPSC upon consummation of the WPC POR. The note had been fully reserved, and when the note was sold, the reserve was reversed and $5.6 million was recorded in other income. These cash inflows were partially offset by capital expenditures for plant and equipment additions of
$9.4 million, and also by the Company's acquisition of Protechno, a manufacturer of brazing alloys and fluxes, located in Riberac, France, for $2.4 million.

                                       74

FINANCING ACTIVITIES

      Financing activities provided $119.6 million in the nine months ended
September 30, 2007, $101.4 million of which was due to the financing of the
Bairnco Acquisition. In July 2007, Bairnco completed a refinancing of its debt, which resulted in new term loan borrowings of $76.0 million and payments of approximately $55.5 million to Steel Partners and $14.8 million of term loan payments to its former credit bank. H&H borrowed a total of $13.7 million from
Steel Partners; $5.7 million in July and $8.0 million in September 2007. There were additional net drawdowns of $7.9 million on the revolving credit facilities of both H&H and Bairnco (post-acquisition), partially offset by $6.3 million of additional principal repaid on term loans and $3.9 million related to financing fees principally in connection with the extension of the maturity of the H&H credit facilities and the refinancing of Bairnco's debt.

      Financing activities provided $18.2 million of net cash in the nine months ended September 30, 2006, principally from new term loan borrowings, which totaled $26.0 million during the period. The increase in debt between December
31, 2005 and September 30, 2006 consisted of the following: On December 29,
2005, H&H entered into an amendment to its Term B Loan with Steel Partners which provided for, among other things, a $10.0 million increase in such loan in
January 2006. On January 24, 2006, H&H's wholly-owned subsidiary, OMG, Inc., entered into a loan agreement with Sovereign Bank for $8.0 million, collateralized by a mortgage on OMG, Inc.'s real property. On March 31, 2006,
H&H and Steel Partners agreed to an increase in the Term B Loan in the amount of
$9.0 million and the prepayment in the same amount of a portion of H&H's subordinated intercompany promissory note issued to WHX.

      Financing activities provided $53.3 million of net cash in 2006, principally from new borrowings, which totaled $75.0 million during the period.
The increase in debt during 2006 consists of the following: On December 29,
2005, H&H entered into an amendment to its Term B Loan with Steel Partners. This amendment provided for, among other things, an increase of the Term B Loan in
January 2006 by $10 million. On January 24, 2006, H&H's wholly-owned subsidiary,
OMG, Inc. entered into a loan agreement with Sovereign Bank for $8.0 million, collateralized by a mortgage on OMG, Inc.'s real property. On March 31, 2006,
H&H and Steel Partners agreed to an increase in the Term B Loan in the amount of
$9.0 million and the prepayment in the same amount of a portion of H&H's subordinated intercompany promissory note issued to WHX. On October 30, 2006,
H&H and its bank group amended its facilities to provide, among other things, an additional $7.0 million term loan upon the filing of its 2005 Annual Report on
Form 10-K, and an immediate $3.0 million of borrowing availability under its revolving credit facility. On December 27, 2006, Wachovia provided H&H with such
$7.0 million loan. On December 28, 2006, H&H and certain of H&H's subsidiaries amended the Wachovia Facilities (as defined below) and the Term B Loan with
Steel Partners to provide, among other things, for a $42 million term loan funded by Ableco. A portion of the funds from this loan ($26 million) was used to fund the acquisition discussed in the Investing Activities section above.
Also during 2006, the Company made principal repayments totaling $8.9 million on term loans, utilizing funds mainly obtained from the sale of the assets of the discontinued wire and cable business discussed above.

      2005 financing activities provided $14.9 million of cash, principally from
$11.7 million of additional net drawdowns on the H&H revolving credit facility.
Cash was also provided by the issuance of $5.1 million in preferred stock by a newly created subsidiary (which was invested in the equity of a small public company). Offsetting these, cash was used to make principal repayments on term loans totaling $3.2 million during 2005. The Company also refinanced its Term B
Loan. On September 8, 2005, H&H completed the assignment of the Term B Loan from

                                       75

Canpartners Investments IV, LLC ("Canpartners"), to Steel Partners, as agent and lender. Substantially all of the terms and conditions of the Term B Loan continued without amendment. Steel Partners is a related party because it is the beneficial holder of 5,029,793 shares of our common stock, representing approximately 50% of our outstanding shares of common stock.

      2004 financing activities used $2.0 million of net cash, and included a major refinancing of the Company's 2003 existing credit agreements. The H&H
Senior Secured Credit Facilities were scheduled to mature on July 31, 2004. On
March 31, 2004, H&H obtained new financing agreements to replace and repay the
H&H Senior Secured Credit Facilities (use of funds of $149.7 million). The new financing agreements included a $70.0 million (subsequently reduced to $62.9 million) revolving credit facility (replacing a pre-existing revolving credit agreement) and a $22.2 million Term A loan with Wachovia, successor by merger to
Congress Financial Corporation, as agent and a lender (the "Wachovia
Facilities") and the Term B Loan with Ableco in the principal amount of $71.0 million. On October 29, 2004 the Term B Loan was assigned to Canpartners. In addition, the Company paid $5.4 million of debt issuance fees in connection with the refinancing. The Wachovia Facilities and Term B Loan contain affirmative, negative, and financial covenants (including, EBITDA shall not be less than
$30.0 million, the Senior Leverage Ratio shall not be greater than 3.75:1.0, and
Capital Expenditures shall not be made in excess of $12.0 million in any fiscal year, as such terms are defined therein).

BANKRUPTCY FILING AND PLAN OF REORGANIZATION OF WHX

      On March 7, 2005, WHX filed a voluntary petition to reorganize under
Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. WHX continued to operate its businesses and own and manage its properties as a Debtor under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code until it emerged from protection under Chapter
11 of the Bankruptcy Code on July 29, 2005.

      Neither H&H, nor any of WHX's other subsidiaries or affiliates, were included in its Bankruptcy Filing. All of H&H's operating units conducted business in the ordinary course during the bankruptcy. WHX's Bankruptcy Filing was primarily intended to reduce its debt, simplify its capital structure, reduce its overall cost of capital and provide it with better access to capital markets.

      On March 7, 2005, WHX also filed the Plan and the related Disclosure
Statement with the Bankruptcy Court. On June 7, 2005, WHX filed its first amended Plan and on June 8, 2005, WHX filed its second amended Disclosure
Statement. On July 21, 2005, the Plan was confirmed by the Bankruptcy Court and became effective on July 29, 2005.

      The Bankruptcy Filing created an event of default under the Indenture governing the 10 1/2% Senior Notes. Under the terms of the 10 1/2% Senior Notes, as a result of the Bankruptcy Filing, the entire unpaid principal and accrued interest (and any other additional amounts) became immediately due and payable without any action on the part of the trustee or the note holders. The principal amount outstanding under the 10 1/2% Senior Notes at March 7, 2005 was approximately $92.8 million. Accrued interest to March 7, 2005 was approximately
$3.8 million.

      The following is a summary of certain material features of the Plan and the Confirmation Order. On the Effective Date:

      o     All of WHX's outstanding securities, including WHX's pre-bankruptcy filing common stock, Series A preferred stock, Series B preferred stock and 10 1/2% Senior Notes were deemed cancelled and annulled without further act or action.

                                       76

      o     In full and complete satisfaction of all such claims, holders of the
            10 1/2% Senior Notes received 9,200,000 shares of common stock representing their prorated share of the reorganized company. These shares represent 92% of the equity in the reorganized company.

      o     In full and complete satisfaction of all such interests, Series A preferred stockholders received 366,322 shares of common stock representing their prorated share of the reorganized company and
            344,658 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.

      o     In full and complete satisfaction of all such interests, Series B preferred stockholders received 433,678 shares of common stock representing their prorated share of the reorganized company and
            408,030 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.

      o     Holders of WHX's pre-bankruptcy filing common stock received no distribution under the Plan.

      The common stock received by the Series A and Series B preferred stockholders, collectively, represents 8% of the equity in the reorganized company. The warrants issued to the Series A and Series B preferred stockholders, collectively, represent the right to purchase an additional 7% of the equity of the reorganized company after giving effect to the exercise of the warrants.

      On the Effective Date, all of the assets of WHX were vested in the reorganized company free and clear of all liens, causes of actions, claims, encumbrances, equity interests, and interests against, in, or on such assets, except as explicitly provided in the Plan.

      The reorganization value of the assets of WHX immediately before the
Confirmation Order was greater than the total of all post-petition liabilities and allowed claims. Despite the ownership change, the Company did not qualify for Fresh-Start reporting in accordance with the American Institute of Certified
Public Accountants Statement of Position 90-7, "Financial Reporting by Entities
in Reorganization under the Bankruptcy Code" ("SOP 90-7"). Accordingly, the assets and liabilities of the reorganized company upon emergence from bankruptcy are stated at their historical values.

      Upon its emergence from bankruptcy on July 29, 2005, WHX experienced an ownership change as defined by Section 382 of the Internal Revenue Code, which imposes annual limitations on the utilization of NOLs post ownership change. The
Company believes it qualifies for the bankruptcy exception to the general
Section 382 limitations. Under this exception, the annual limitation imposed by
Section 382 resulting from an ownership change will not apply, instead the NOLs must be reduced by certain interest expense paid to creditors who became stockholders as a result of the bankruptcy reorganization. Thus, WHX's NOLs of
$162.7 million as of December 31, 2006 reflects a reduction of approximately
$31.0 million. Additionally, if WHX should undergo a second ownership change within two years of the date of change as a result of the reorganization, its remaining net operating losses would be effectively reduced to zero.
Accordingly, in order to avoid subsequent ownership changes, WHX's new charter contains a 5% ownership limit pursuant to which certain transfers of WHX's shares will be limited.

                                       77

COMMITMENTS

DEBT

HANDY & HARMAN

      The H&H Senior Secured Credit Facilities were scheduled to mature on July
31, 2004. On March 31, 2004, H&H obtained new financing agreements to replace and repay the H&H Senior Secured Credit Facilities. The new financing agreements included the Wachovia Facilities, which included a $70.0 million (subsequently reduced to $62.9 million) revolving credit facility, and a $22.2 million Term A
Loan with Wachovia, successor by merger to Congress Financial Corporation, as agent and a lender, and the Term B Loan with Ableco in the principal amount of
$71.0 million. On October 29, 2004, the Term B Loan was assigned to Canpartners.
On September 8, 2005, the Term B Loan was assigned to Steel Partners. Steel
Partners is the beneficial holder of 5,029,793 shares of our common stock, representing approximately 50% of the outstanding shares. Warren G.
Lichtenstein, the sole executive officer and managing member of Steel Partners,
L.L.C., the general partner of Steel Partners, is the Chairman of the Board of
WHX.

      The Wachovia Facilities provided for up to $62.9 million of borrowings dependent on the levels of and collateralized by eligible accounts receivable and inventory, and its revolving credit facility provided for interest at LIBOR plus 2.75% or the U.S. Base rate plus 1.00%. An amendment to the facility on
December 29, 2004 lowered the margins on the revolver loan to LIBOR plus 2.25%
or the U.S. Base Rate plus 0.5%. The Term A loan is collateralized by eligible equipment and real estate, and provided for interest at LIBOR plus 3.25% or the prime rate plus 1.5%. An amendment to the facility on December 29, 2004 lowered the margins on the Term A loan to LIBOR plus 2.5% or the U.S. Base Rate plus
..75%. Borrowings under the Wachovia Facilities are collateralized by first priority security interests in and liens upon all present and future stock and assets of H&H and its subsidiaries, including all contract rights, deposit accounts, investment property, inventory, equipment, real property, and all products and proceeds thereof. The principal of the Term A loan is payable in monthly installments of $0.2 million. The Wachovia Facilities contain affirmative, negative, and financial covenants (including, cross-default provisions with the Term B Loan, EBITDA shall not be less than $30.0 million, the Senior Leverage Ratio shall not be greater than 3.75:1.0, and Capital
Expenditures shall not be made in excess of $12.0 million in any fiscal year, as such terms are defined therein). The Wachovia Facilities mature on June 30,
2008.

      The Term B Loan matures on June 30, 2008 and provides for annual payments based on 40% of excess cash flow as defined in the agreement. Interest is payable monthly at the Prime Rate plus 6.0%. The Term B Loan has a second priority security interest in and lien on all assets of H&H, subject to the prior lien of the Wachovia Facilities and a prior lien of $15.5 million to the
PBGC in connection with the PBGC Settlement Agreement. The Term B Loan contains affirmative, negative, and financial covenants (including cross-default provisions with the Wachovia Facilities, EBITDA shall not be less than $30.0 million, the Senior Leverage Ratio shall not be greater than 3.75:1.0, and
Capital Expenditures shall not be made in excess of $12.0 million in any fiscal year, as such terms are defined therein).

      On March 29, 2007, H&H and certain of H&H's subsidiaries amended the
Wachovia Facilities and Term B Loan with Steel Partners to, among other things,
(i) amend the definition of EBITDA, (ii) reset the levels and amend certain of the financial covenants, (iii) extend the termination date of the credit facilities from March 31, 2007 to June 30, 2008, and (iv) permit the extension by H&H to WHX of an unsecured loan for required payments to the WHX Pension
Plan, and for other uses of an unsecured loan in the aggregate principal amount not to exceed $3.5 million under certain conditions. The amendments also provided for the pledge of 65% of all outstanding securities of Indiana Tube
Danmark A/S, a Danish corporation and a wholly-owned indirect subsidiary of H&H, and Protechno, a French corporation and a wholly-owned indirect subsidiary of
H&H. Finally, the amendments also provided for waivers of certain events of default existing as of March 29, 2007.

                                       78

      On June 15, 2007, the lenders under H&H's credit facilities granted a waiver to the events of default arising as a result of the Order of Prejudgment
Attachment entered by the Fairfield Superior Court on December 18, 2006 in
connection with the litigation known as HH East Parcel v. Handy & Harman currently pending in the Fairfield Superior Court in the amount of approximately
$3.5 million and the Notice of Bank Attachment/Garnishment dated May 21, 2007 by the State Marshal of Fairfield County, Connecticut to JPMorgan Chase Bank in the
amount of approximately $3.5 million, and related matters.

      On July 27, 2007, H&H and certain of its subsidiaries amended its credit facilities, effective as of July 20, 2007 to, among other things, (i) change the definition of EBITDA, (ii) permit additional loans by Steel Partners to H&H in an aggregate amount not to exceed approximately $7.4 million, and (iii) permit the loan, distribution or other advances by H&H to WHX of up to approximately
$7.4 million, subject to certain limitations, to the extent loaned by Steel
Partners to H&H as permitted by these amendments. On July 31, 2007, Steel
Partners loaned H&H approximately $5.7 million.

      On September 10, 2007, H&H and certain of its subsidiaries amended its credit facilities, to, among other things, (i) provide for an additional term loan by Steel Partners of $8.0 million to H&H and its subsidiaries, and (ii)
permit a loan by H&H to WHX of up to $13.1 million to be used by WHX solely to make a contribution to the WHX Pension Plan. On September 12, 2007, the Company
made a payment to the WHX Pension Plan of $13.0 million, which exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, the Company's required contributions to the WHX Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC confirmation that the IRS Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated.

BAIRNCO

      In connection with the closing of the Bairnco Acquisition in April 2007, initial financing was provided by Steel Partners through two facilities. See "--
Acquisition Of Bairnco Corporation" for a description of the acquisition financing.

      On November 9, 2006, Bairnco had entered into the Bairnco Senior Secured
Credit Facility with Bank of America. The $42.0 million facility was apportioned as follows: a five-year $15.0 million term loan and up to a $27.0 million revolving credit facility, including a $13.0 million sub-limit for letters of credit and a $3.0 million sub-limit for foreign currency loans (the "Bairnco revolving credit facility"). The Bairnco revolving credit facility was collateralized by a first lien on substantially all of the domestic assets of
Bairnco, the capital stock of domestic subsidiaries and 65% of the capital stock of foreign subsidiaries. The Bairnco revolving credit facility was scheduled to mature on November 8, 2011. The Bairnco Senior Secured Credit Facility was
amended on March 23, 2007 to permit the change of control in connection with the closing of the Offer, among other things, and was further amended on April 24,
2007 to amend certain covenants and to permit the financing under the Bridge
Loan Agreement and the Subordinated Loan Agreement, among other things. The
Bairnco Senior Secured Credit Facility contains affirmative and negative covenants, and a financial covenant, which requires Bairnco to maintain a fixed charge coverage ratio of not less than 1.0:1.0.

      In addition, Bairnco has a China foreign loan facility that reflects borrowing by its Chinese facilities through Bank of America, Shanghai, China, which is secured by four U.S. dollar denominated letters of credit totaling $5.2 million. The China foreign loan facility permits borrowing of up to approximately $5.2 million for a term of three years and terminates on September
30, 2010. The China foreign loan facility contains affirmative, negative, and financial covenants, including the maintenance of a positive tangible net worth, defined as the excess of total tangible assets over total liabilities.

                                       79

      On July 17, 2007, Bairnco completed the refinancing of: (i) all existing indebtedness of Bairnco and its subsidiaries under the Bairnco Senior Secured
Credit Facility, and (ii) approximately $56.7 million of indebtedness under the
Bridge Loan Agreement.

      Under the refinancing, Bairnco entered into (i) the First Lien Credit
Agreement, by and among Bairnco, Arlon, Inc. ("Arlon"), Arlon Viscor Ltd.
("Arlon Viscor"), Arlon Signtech, Ltd. ("Arlon Signtech"), Kasco Corporation
("Kasco"), and Southern Saw Acquisition Corporation ("Southern Saw," and
together with each of Arlon, Arlon Viscor, Arlon Signtech and Kasco, the
"Borrowers") and Wells Fargo, as the arranger and administrative agent for the lenders thereunder, (ii) the Second Lien Credit Agreement, by and among Bairnco, each of the Borrowers, and Ableco, as administrative agent for the lenders thereunder, and (iii) the Subordinated Debt Credit Agreement, by and among
Bairnco, each of the Borrowers, and Steel Partners, as lender. The Subordinated
Debt Credit Agreement amends and restates the Bridge Loan Agreement.

      The First Lien Credit Agreement provides for a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $30.0 million, and a term loan facility to the Borrowers of $28.0 million. Borrowings under the
First Lien Credit Agreement, bear interest, (A) in the case of base rate loans, at 0.25 percentage points above the Wells Fargo prime rate, (B) in the case of
LIBOR rate loans, at rates of 2.00 percentage points or 2.50 percentage points, as applicable, above the LIBOR rate, and (C) otherwise, at a rate equal to the
Wells Fargo prime rate minus 0.25 percentage points. Obligations under the First
Lien Credit Agreement are guaranteed by Arlon Partners, Inc. ("Arlon Partners"),
Arlon MED International LLC ("Arlon MED International"), Arlon Adhesives &
Films, Inc. ("Arlon Adhesives") and Kasco Mexico LLC ("Kasco Mexico," and
together with Bairnco, Arlon Partners, Arlon MED International and Arlon
Adhesives, the "Guarantors"), and collateralized by a first priority lien on all assets of Bairnco, the Borrowers, the Guarantors and Bairnco's Ontario
subsidiary, Atlantic Service Company, Limited ("Atlantic Service," and together with Bairnco, the Borrowers and the Guarantors, the "Loan Parties"). The
scheduled maturity date of the indebtedness under the First Lien Credit
Agreement is July 17, 2012.

      The Second Lien Credit Agreement provides for a term loan facility to the
Borrowers of $48.0 million. Borrowings under the Second Lien Credit Agreement bear interest, in the case of base rate loans, at 3.50 percentage points above the rate of interest publicly announced by JPMorgan Chase Bank in New York, New
York as its reference rate, base rate or prime rate, and, in the case of LIBOR rate loans, at 6.00 percentage points above the LIBOR rate. Obligations under the Second Lien Credit Agreement are guaranteed by the Loan Parties, and collateralized by a second priority lien on all assets of the Loan Parties. The scheduled maturity date of the indebtedness under the Second Lien Credit
Agreement is July 17, 2012. The First Lien Credit Agreement and Second Lien
Credit Agreement contain affirmative, negative, and financial covenants
(including, for the applicable periods set forth therein, permitting TTM EBITDA to be less than $17.25 million to $20.75 million, having a Leverage Ratio of more than 5.22:1.0 to 4.0:1.0, having a Fixed Charge Coverage Ratio of less than
0.81:1.0 to 1.15:1.0 and making Capital Expenditures in excess of $9.0 million in any fiscal year, as such terms are defined therein).

      Bairnco used approximately $56.7 million of the borrowings under the First
Lien Credit Agreement and Second Lien Credit Agreement to repay a portion of the indebtedness outstanding under the Bridge Loan Agreement, leaving a principal balance of approximately $31.8 million. The Subordinated Debt Credit Agreement provides for a term loan facility to the Borrowers in this principal amount. All borrowings under the Subordinated Debt Credit Agreement bear interest at 6.75 percentage points above the rate of interest publicly announced by JPMorgan
Chase Bank in New York, New York as its reference rate, base rate or prime rate.

                                       80

Interest is payable under the Subordinated Debt Credit Agreement and as permitted by the terms of an intercreditor and subordination agreement by and among Wells Fargo, as agent under the First Lien Credit Agreement, Ableco, as agent under the Second Lien Credit Agreement, and Steel Partners. Obligations
under the Subordinated Debt Credit Agreement are guaranteed by the Loan Parties, and collateralized by a subordinated priority lien on the assets of the Loan
Parties. The scheduled maturity date of the indebtedness under the Subordinated
Debt Credit Agreement is January 17, 2013. The Subordinated Debt Credit
Agreement contains customary representations, warranties, affirmative and negative covenants, events of default and indemnification provisions. In connection with the Subordinated Debt Credit Agreement, Steel Partners released certain foreign subsidiaries of Bairnco from their joint and several guarantee of the obligations of Bairnco and its subsidiaries under the Bridge Loan
Agreement.

      As of October 31, 2007, WHX and its subsidiaries are in compliance with all of the covenants contained in their respective credit facilities.

OTHER OBLIGATIONS

PENSION PLAN

      On December 20, 2006, the IRS granted a conditional waiver of the minimum funding requirements for the WHX Pension Plan for the 2005 plan year in accordance with section 412 (d) of the Internal Revenue Code and section 303 of
ERISA, which had not been paid by the Company due to liquidity issues. On
December 28, 2006, WHX, H&H, and the PBGC entered into the PBGC Settlement
Agreement in connection with the IRS Waiver and certain other matters. The IRS
Waiver is subject to certain conditions, including a requirement that the
Company meet the minimum funding requirements for the WHX Pension Plan for the plan years ending December 31, 2006 through 2010, without applying for a waiver of such requirements. The PBGC Settlement Agreement and related agreements include the following: (i) the amortization of the waived amount of $15.5 million over a period of five years, (ii) the PBGC's consent to increase borrowings under H&H's senior credit facility to $125 million in connection with the closing of an acquisition, (iii) the resolution of any potential issues under Section 4062(e) of ERISA, in connection with the cessation of operations at certain facilities owned by WHX, H&H or their subsidiaries, and (iv) the granting to the PBGC of subordinate liens on the assets of H&H and its subsidiaries, and specified assets of WHX, to collateralize WHX's obligation to pay the Waiver Amount to the WHX Pension Plan and to make certain payments to the WHX Pension Plan in the event of its termination. Payments made during 2006 and 2007 (through September 12, 2007) were $13.1 million and $21.6 million, respectively. On September 12, 2007, the Company made a payment to the WHX
Pension Plan of $13.0 million, which exceeded minimum required contributions under ERISA. As a result of such accelerated contribution, our required contributions to the WHX Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC's confirmation that the IRS Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated. Our expected minimum funding requirements are $0.0, $4.6 million,
$5.0 million, $3.4 million and $1.0 million for 2008, 2009, 2010, 2011 and 2012, respectively. All minimum funding requirement calculations reflect the Pension
Protection Act of 2006, the PBGC Settlement Agreement and the IRS Waiver.

ENVIRONMENTAL ISSUES

      H&H's facilities and operations are subject to extensive environmental laws and regulations imposed by federal, state, foreign and local authorities relating to the protection of the environment. It could incur substantial costs, including cleanup costs, fines or sanctions, and third-party claims for property damage or personal injury, as a result of violations of or liabilities under environmental laws. H&H has incurred, and in the future may continue to incur, liability under environmental statutes and regulations with respect to the

                                       81

contamination detected at sites owned or operated by it (including contamination caused by prior owners and operators of such sites, abutters or other persons)
and the sites at which H&H disposed of hazardous substances. As of September 30,
2007, H&H has established a reserve totaling $6.7 million with respect to certain presently estimated environmental remediation costs at certain of its facilities. This reserve may not be adequate to cover the ultimate costs of remediation, including discovery of additional contaminants or the imposition of additional cleanup obligations, which could result in significant additional costs. We are currently reviewing our estimated environmental reserves for the fourth quarter of 2007 and may increase our reserves in connection with such review. In addition, H&H expects that future regulations, and changes in the text or interpretation of existing regulations, may subject it to increasingly stringent standards. Compliance with such requirements may make it necessary for
H&H to retrofit existing facilities with additional pollution-control equipment, undertake new measures in connection with the storage, transportation, treatment and disposal of by-products and wastes or take other steps, which may be at a substantial cost to H&H.

MANDITORILY REDEEMABLE PREFERRED STOCK

      On October 26, 2005, WHX CS Corp. ("CS"), a wholly-owned subsidiary of
WHX, entered into a Stock Purchase Agreement by and between CS and Steel
Partners. Pursuant to this agreement, CS sold 1,000 shares of Series A preferred stock, par value $0.01 per share (the "WHX CS Preferred"), to Steel Partners.
Steel Partners paid a purchase price of $5,100 per share or an aggregate purchase price of $5.1 million. The proceeds of the sale were used by CS to purchase 1,898,337 shares of Cosine Communications, Inc. The WHX CS Preferred accrue dividends at 6.0% per annum. The WHX CS Preferred were required to be redeemed by CS for $5.1 million plus all accrued and unpaid dividends on October
26, 2006 or, at the sole option of the Board of Directors of CS, on any earlier date. However, there was no such redemption on that date.

PENSION PLAN CONTINGENCY ARISING FROM THE WPC GROUP BANKRUPTCY

      The WPC Group was a wholly owned subsidiary of WHX. On November 16, 2000, the WPC Group filed a petition seeking reorganization under Chapter 11 of the
Bankruptcy Code. The WPC POR was consummated on August 1, 2003, pursuant to which, among other things, the WPC Group ceased to be a subsidiary of WHX effective August 1, 2003, and from that date forward has been an independent company.

      As part of the WPC POR, the Company agreed to make certain contributions
(the "WHX Contributions") to the reorganized company. Under the WHX
Contributions, the Company forgave the repayment of its claims against the WPC
Group of approximately $39.0 million and, additionally, contributed to the reorganized company $20.0 million of cash, for which the Company received a note in the amount of $10.0 million. The note was fully reserved upon receipt.

      On March 6, 2003, the PBGC published its Notice of Determination
("Notice") and on March 7, 2003 filed a Summons and Complaint ("Complaint") in
United States District Court for the Southern District of New York seeking the involuntary termination of the WHX Pension Plan, a defined-benefit pension plan sponsored by the Company that provides pension benefits to active and retired employees of WHX and H&H and certain benefits to active and retired employees or members of the WPC Group. WHX filed an answer to this complaint on March 27,
2003, contesting the PBGC's action. On July 24, 2003, the Company entered into an agreement among the PBGC, WPC, WPSC, and the United Steelworkers of America,
AFL-CIO-CLC ("USWA") in settlement of matters relating to the PBGC V. WHX
Corporation ("Termination Litigation"), in which the PBGC was seeking to terminate the WHX Pension Plan. Under the settlement, among other things, WHX agreed (a) that the WHX Pension Plan, as it is currently constituted, is a single employer pension plan, (b) to contribute funds to the WHX Pension Plan equal to moneys spent (if any) by WHX or its affiliates to purchase the 10 1/2%
Senior Notes in future open market transactions, and (c) to grant to the PBGC a pari passu security interest of up to $50.0 million in the event WHX obtained any future financing on a secured basis or provided any security or collateral for the 10 1/2% Senior Notes.

                                       82

     Also under the settlement, all parties agreed that as of the effective date of the WPC POR, (a) no shutdowns had occurred at any WPC Group facility, (b) no member of the WPC Group is a participating employer under the WHX Pension Plan,
(c) continuous service for WPC Group employees was broken, (d) no WPC Group employees will become entitled to "Rule of 65" or "70/80" Retirement Benefits
(collectively, "Shutdown Benefits") by reason of events occurring after the effective date of the WPC POR, and (e) the WHX Pension Plan would provide for a limited early retirement option to allow up to 650 WPSC USWA-represented employees the right to receive retirement benefits based on the employee's years of service as of July 31, 2003 with a monthly benefit equal to $40 multiplied by the employee's years of service.

      Finally, under the settlement, the PBGC agreed (a) that, after the effective date of the WPC POR, if it terminates the WHX Pension Plan at least one day prior to a WPC Group facility shutdown, WHX shall be released from any additional liability to the PBGC resulting from the shutdown, (b) to withdraw its claims in the WPC Bankruptcy Proceedings, and (c) to dismiss the Termination
Litigation.

      The agreement with the PBGC also contains the provision that WHX will not contest a future action by the PBGC to terminate the WHX Pension Plan in connection with a future WPC Group facility shutdown. In the event that such a plan termination occurs, the PBGC has agreed to release WHX from any claims relating to the shutdown. However, there may be PBGC claims related to unfunded liabilities that may exist as a result of a termination of the WHX Pension Plan.

SUMMARY OF COMMITMENTS

      As of September 30, 2007, the total of the Company's future contractual commitments, including the repayment of debt obligations is summarized as follows (in thousands):

                                                           Payments
                                                           Due by
                                                           Period
                                                                       10/1/2007-                           2012 and
Contractual Obligations(4)                                 Total       12/31/2007   2008-2009   2010-2011   Thereafter
--------------------------------------------------------   ---------   ----------   ---------   ---------   ----------
Long-term debt (1)(2)                                      $150,712    $  1,866     $ 63,736    $ 17,905    $ 67,205
Long-term debt-related party (1)(2)                         152,226        --        119,441        --        32,785
Short-term debt (1)(2)                                       54,671      54,671         --          --          --
Mandatorily redeemable preferred stock (2)                    5,100       5,100         --          --          --
Interest payments (1)                                        42,920       3,490       19,588      15,143       4,699
Interest payments -related party (1)                         52,974       5,488       22,987      14,877       9,622
Operating leases                                             20,518       1,398        8,165       5,117       5,838
Pension and other retirement benefits contributions (3)      19,526         353        5,889       9,533       3,751
                                                           --------    --------     --------    --------    --------
                 Total                                     $498,647    $ 72,366     $239,806    $ 62,575    $123,900

      (1)   Interest payments do not include interest on Short-term debt.
            Interest on variable-rate debt is based on current prevailing interest rates. Interest payments-related party pertain to debt owed to the Company's majority stockholder, Steel Partners. Such interest is not expected to be paid in cash pursuant to the terms of a subordination agreement between Steel Partners and Wachovia, and the terms of the credit agreements between the Company and Steel
            Partners.

      (2)   See "-- Commitments" above for description of Debt and Manditorily
            Redeemable Preferred Stock.

                                       83

      (3)   Pension and other retirement benefits contributions include all plans discussed in Note 7 to the WHX 2006 Consolidated Financial
            Statements. Projected contributions through 2012 are included on the above table, but contributions would continue beyond 2012 assuming the related plans remain in effect.

      (4)   Table does not include uncertain tax liabilities of $3.3 million as the Company is not able to make reasonably reliable estimates of the period in which these liabilities will be paid.

OFF-BALANCE SHEET ARRANGEMENTS

      It is not the Company's usual business practice to enter into off-balance sheet arrangements such as guarantees on loans and financial commitments, indemnification arrangements, and retained interests in assets transferred to an unconsolidated entity for securitization purposes. Certain customers and suppliers of the Precious Metal segment choose to do business on a "pool" basis.
Such customers or suppliers furnish precious metal to H&H for return in fabricated form ("customer metal") or for purchase from or return to the supplier. When the customer's precious metal is returned in fabricated form, the customer is charged a fabrication charge. The value of consigned precious metal is not included in the Company's balance sheet. As of September 30, 2007, the
Company held customer metal comprised of 735,564 ounces of silver, 377 ounces of gold, and 1,340 ounces of palladium. The market value per ounce of silver, gold, and palladium as of September 30, 2007 was $13.80, $743.56, and $343.75,
respectively.

SUMMARY

      In addition to the obligations under the current credit facilities, the
Company also has significant cash flow obligations, including without limitation the amounts due to the WHX Pension Plan (as amended by the IRS Waiver and PBGC
Settlement Agreement entered into December 28, 2006). As a result of the $13.0 million contribution to the WHX Pension Plan in September 2007, however, the
Company's required contributions to the WHX Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC's confirmation that the IRS
Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated. The Company continues to examine all of its options and strategies, including acquisitions, divestitures, and other corporate transactions, to increase cash flow and stockholder value, as well as considering the reduction of certain discretionary expenses and sale of certain non-core assets. The Company intends to refinance the H&H debt prior to maturity. There can be no assurance that the funds available from operations and under the Company's credit facilities will be sufficient to fund debt service costs, working capital demands, pension plan contributions, and environmental remediation costs, or that the Company will be able to obtain replacement financing at commercially reasonable terms upon the expiration of the H&H credit facilities in June 2008. The Company's inability to generate sufficient cash flows from its operations or to refinance the H&H debt on commercially reasonable terms could impair the liquidity of H&H and WHX, and will likely have a material adverse effect on H&H's business, financial condition and results of operations, and could raise substantial doubt that H&H and WHX will be able to continue to operate.

      The Company believes that recent new and amended financing arrangements, acquisitions, the IRS Waiver and the PBGC Settlement Agreement, the sale of a non-essential operating unit, as well as recent improvements in its core operations and the substantial completion of a major remediation of property relating to certain environmental liabilities have permitted the Company to generate sufficient working capital to meet its obligations as they mature. The ability of the Company to meet its cash requirements over the next twelve months is dependent, in part, on the Company's ability to meet its business plan, including refinancing its debt. Management believes that existing capital resources and sources of credit, including the H&H credit facilities and the

                                       84

Bairnco credit facilities, and the replacement financing the Company intends to secure at commercially reasonable terms prior to the expiration of the H&H credit facilities in June 2008, will be adequate to meet its current and anticipated cash requirements. The Company also continues to examine all of its options and strategies, including acquisitions, divestitures, and other corporate transactions, to increase cash flow and stockholder value, as well as considering the reduction of certain discretionary expenses and sale of certain non-core assets. However, if the Company's cash needs are greater than anticipated or the Company does not materially satisfy its business plan, the
Company may be required to seek additional or alternative financing sources.
There can be no assurance that such financing will be available or available on terms acceptable to the Company.

      As noted above, the Company has taken the following actions, which it believes will improve liquidity and help provide for adequate liquidity to fund the Company's capital needs:

      o     On December 20, 2006, the IRS granted a conditional waiver of the
            $15.5 million minimum funding requirement for the WHX Pension Plan for the 2005 plan year and on December 28, 2006, WHX, H&H, and the
            PBGC entered into the PBGC Settlement Agreement in connection with the IRS Waiver and certain other matters. Payments made during 2006 and 2007 (through September 12, 2007) were $13.1 million and $21.6 million, respectively. On September 12, 2007, the Company made a payment to the WHX Pension Plan of $13.0 million, which exceeded minimum required contributions under ERISA. As a result of such accelerated contribution, our required contributions to the WHX
            Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Our expected minimum funding requirements are $0.0, $4.6 million, $5.0 million, $3.4 million and $1.0 million for 2008, 2009,
            2010, 2011 and 2012, respectively. All minimum funding requirement calculations reflect the Pension Protection Act of 2006, the PBGC
            Settlement Agreement and the IRS Waiver.

      o     Availability under H&H's revolving credit facility as of December
            31, 2006 was $19.1 million, and as of September 30, 2007, was approximately $18.0 million. On March 29, 2007, all such facilities, including the term loans, were amended to (i) redefine EBITDA, (ii)
            reset the levels and amend certain of the financial covenants, (iii)
            extend the termination date of the credit facilities from March 31,
            2007 to June 30, 2008, (iv) permit the extension by H&H to WHX of an unsecured loan for required payments to the WHX Pension Plan, under certain conditions, and (v) permit the extension by H&H to WHX of an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million under certain conditions.

      o     On June 15, 2007, the lenders under H&H's credit facilities granted a waiver to the events of default arising as a result of the Order of Prejudgment Attachment entered by the Fairfield Superior Court on
            December 18, 2006 in connection with the litigation known as HH East
            Parcel v. Handy & Harman currently pending in the Fairfield Superior
            Court in the amount of approximately $3.5 million and the Notice of
            Bank Attachment/Garnishment dated May 21, 2007 by the State Marshal of Fairfield County, Connecticut to JPMorgan Chase Bank in the
            amount of approximately $3.5 million, and related matters.

      o     On July 27, 2007, H&H and certain of its subsidiaries amended its credit facilities, effective as of July 20, 2007 to, among other things, (i) change the definition of EBITDA, (ii) permit
            additional loans by Steel Partners to H&H in an aggregate amount not to exceed approximately $7.4 million, and (iii) permit the

                                       85

            loan, distribution or other advances by H&H to WHX of up to approximately $7.4 million, subject to certain limitations, to the extent loaned by Steel Partners to H&H as permitted by these amendments.  On July 31, 2007, Steel Partners loaned H&H
            approximately $5.7 million.

      o     On September 10, 2007, H&H and certain of its subsidiaries amended its credit facilities, to, among other things, (i) provide for an additional term loan by Steel Partners of $8.0 million to H&H and its subsidiaries, and (ii) permit a loan by H&H to WHX of up to
            $13.1 million to be used by WHX solely to make a contribution to the
            WHX Pension Plan. On September 12, 2007, the Company made a payment to the WHX Pension Plan of $13.0 million, which exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, the Company's required contributions to the WHX
            Pension Plan over the next five years are expected to decline, and the Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC confirmation that the IRS Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated.

      o     On July 17, 2007, Bairnco completed the refinancing of: (i) all of its existing indebtedness under the Bairnco Senior Secured Credit
            Facility and (ii) approximately $56.7 million of indebtedness under the Bridge Loan Agreement pursuant to which Steel Partners made an
            $86.5 million term loan to Bairnco.

      o     The acquisition by a subsidiary of H&H of a mechanical roofing fastener business for approximately $26 million, including a working capital adjustment, on December 28, 2006, which we believe will prove to be a valuable acquisition which will solidify H&H's position as a leading manufacturer and supplier of mechanical fasteners, accessories and components, and building products for the
            North American commercial and residential construction industry.

      o     The sale in March 2007 of a non-core business which had generated operating losses in the past year.

      o     The acquisition by WHX of Bairnco for approximately $101.5 million, on April 24, 2007, which we believe will prove to be a valuable acquisition.

      o     In November 2007, H&H purchased all of the outstanding common stock of Omni Technologies Corporation of Danville, a manufacturer of flux cored brazing wire and metal powders used for brazing and soldering pastes, pursuant to a stock purchase agreement dated as of September
            19, 2007.

      o     The substantial completion of remediation of property relating to certain environmental liabilities.

      In view of the matters described in the preceding paragraphs, management believes that the Company has the ability to meet its financing requirements on a continuing basis. However, if the Company's planned cash flow projections are not met, management could consider the reduction of certain discretionary expenses and sale of certain assets. In the event that these plans are not sufficient and the Company's credit facilities or planned replacement financing the Company intends to secure at commercially reasonable terms prior to the expiration of the H&H credit facilities in June 2008 are not available, the
Company's ability to operate could be adversely affected.

                                       86

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The Company's discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. Preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the
Company evaluates its estimates, including those related to bad debts, inventories, long-lived assets, intangibles, income taxes, pensions and other post-retirement benefits, and contingencies and litigation. Estimates are based on historical experience, future cash flows and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

      Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 2 to the WHX 2006 consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of the Company's financial statements. The following is a brief discussion of the critical accounting policies and methods used by the Company.

INVENTORIES

      H&H holds precious metal positions that are subject to market fluctuations. The precious metal inventory is included in inventory using the last-in, first-out (LIFO) method of inventory valuation, which is equal to the lower of cost or market with any adjustments recorded through cost of goods sold. For precious metal inventories, no segregation among raw materials, work in process and finished goods is practicable.

      Non-precious metal inventories are stated at the lower of cost
(principally average cost) or market. Non-precious metal inventory is evaluated for estimated excess and obsolescence based upon assumptions about future demand and market conditions and is adjusted accordingly. If actual market conditions are less favorable than those projected by H&H, write-downs may be required.

      According to the American Institute of Certified Public Accountants Issues
Paper entitled "Identification and Discussion of Certain Financial Accounting
and Reporting Issues Concerning LIFO Inventories", and Accounting Principles
Board Opinion No. 28, the Company defers gains resulting from a temporary liquidation of inventory that is accounted for using LIFO, and includes such deferred gains in accrued liabilities on the consolidated balance sheet. As of
September 30, 2007, the Company has deferred $3.6 million of gain arising from the liquidation of its precious metal inventory, because such liquidation was considered to be temporary. When all or a portion of such inventory liquidation becomes permanent, the deferred inventory gain will be recognized and will increase income by the same amount.

DERIVATIVES

      H&H enters into commodity futures and forwards contracts on precious metal that are subject to market fluctuations in order to economically hedge its precious metal inventory against price fluctuations. Future and forward contracts to sell or buy precious metal are the derivatives used for this objective. The Company also economically hedges its exposure on variable interest rate debt at one of its foreign subsidiaries. As these derivatives are not designated as accounting hedges under SFAS No. 133, they are accounted for as derivatives with no hedge designation. These derivatives are marked to market and both realized and unrealized gains and losses on these derivatives are

                                       87

recorded in current period earnings as other income (loss) in the case of the precious metal contracts and in interest expense with respect to the interest rate derivative. The unrealized gain or loss (open trade equity) on the derivatives is included in other current assets or other current liabilities.

      As of December 31, 2006 and 2005, the Company had contracted for $17.3 million and $17.1 million, respectively, of forward contracts with a AA- rated counter party, and the future contracts are exchange traded contracts through a third party broker. Accordingly, the Company has determined that there is minimal credit risk of default. The Company estimates the fair value of its derivative contracts through use of market quotes or broker valuations when market information is not available.

GOODWILL, OTHER INTANGIBLES AND LONG-LIVED ASSETS

      The Company adopted the provisions of SFAS No. 142, "Goodwill and Other
Intangible Assets," effective January 1, 2002. As a result, goodwill is no longer amortized, but instead is reviewed annually for impairment in accordance with the provisions of this statement. The evaluation of the recoverability of the unamortized balance of goodwill is based on a comparison of the respective reporting unit's fair value to its carrying value, including allocated goodwill.
Fair values are determined by discounting estimated future cash flows. The recoverability of goodwill may be impacted if estimated future operating cash flows are not achieved. Other intangible assets with indefinite lives are subjected to a lower of cost or market impairment test. Purchased patents are stated at cost, which is amortized over the respective remaining lives of the patents. Other intangible assets with finite lives are amortized over their estimated useful lives.

PENSION AND POSTRETIREMENT BENEFIT COSTS

      The Company and subsidiaries maintain a qualified and several non-qualified pension plans and other postretirement benefit plans covering certain of its employees. Pension benefits for the WHX and H&H participants included in the WHX Pension Plan are based on years of service and the amount of compensation at the time of retirement. However, the qualified pension benefits were frozen for most participants as of December 31, 2005 and April 30, 2006 for hourly and salaried non-bargaining participants, respectively, with the exception of a single subsidiary.

      On March 4, 2005, WHX adopted the WHX Corporation Supplemental Executive
Retirement Plan ("WHX SERP"), effective as of February 1, 2004, which provides for specified benefits to be paid to certain of its employees. All WHX SERP benefits were settled as of August 5, 2005, in accordance with FAS 88 and this plan was terminated on December 29, 2005. In addition to the aforementioned WHX
SERP, H&H also has a non-qualified pension plan for certain current and retired employees. Such plan adopted an amendment effective January 1, 2006, to freeze benefits under this plan.

      Certain current and retired employees of H&H are covered by postretirement medical benefit plans. The benefits provided are for medical and prescription drugs. Contributions from a majority of the participants are required and for those retirees and spouses, the Company's payments are capped. In addition, certain current and retired employees of H&H are covered by postretirement life insurance benefit plans.

      The Company's pension and postretirement benefit costs are valued annually. Inherent in these valuations are key assumptions including discount rates and expected long-term rates of return on plan assets. Material changes in the Company's pension and postretirement benefit costs may occur in the future due to changes in these assumptions, changes in the number of plan participants, changes in the level of benefits provided, changes to the level of contributions to these plans and other factors.

                                       88

      The Company determines its assumptions for its pension and postretirement plans on December 31 of each year to calculate liability information as of that date and pension and postretirement expense for the following year. The discount rate assumption is derived from the rate of return on high quality bonds as of
December 31 of each year.

      The WHX Pension Plan's assets are diversified as to type of assets, investment strategies employed, and number of investment managers used.
Investments may include equities, fixed income, cash equivalents, convertible securities, and hedge funds. Derivatives may be used as part of the investment strategy. The Company may direct the transfer of assets between investment managers in order to rebalance the portfolio in accordance with asset allocation guidelines established by the Company.

      Management uses judgment to make assumptions on which our employee benefit liabilities and expenses are based. The effect of a 1% change in two key assumptions for the WHX Pension Plan is summarized as follows:

                                      Statement of     Balance Sheet
Assumptions                          Operations (1)     Impact (2)
-----------------------------------  ---------------  ----------------
                                              (in millions)
Discount rate
           +1% increase                 $ (0.7)         $ (36.1)
           -1% decrease                    0.7             49.2

Expected return on assets
           +1% increase                   (3.3)
           -1% decrease                    3.3

(1)   Estimated impact on 2006 net periodic benefit costs.

(2)   Estimated impact on 2006 pension liability.

ENVIRONMENTAL REMEDIATION

      The Company provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Remediation liabilities are accrued based on estimates of known environmental exposures. The Company regularly monitors the progress of environmental remediation. Should studies indicate that the cost of remediation is to be more than previously estimated, an additional accrual would be recorded in the period in which such determination was made. As of December 31, 2006, total accruals for environmental remediation were $9.4 million.

LEGAL CONTINGENCIES

      The Company provides for legal contingencies when the liability is probable and the amount of the associated costs is reasonably determinable. The
Company regularly monitors the progress of legal contingencies and revises the amounts recorded in the period in which changes in estimate occur.

GOING CONCERN

      The Company forecasts cash availability under its revolving credit facility considering historical and forecast results in order to determine if it can reasonably meet its obligations as they come due over the next year.

                                       89

Additionally, the Company forecasts its compliance with the financial covenants of its loan agreements to reasonably determine if it will meet them over the next year.

PURCHASE PRICE ALLOCATION

      The Company records assets and liabilities of acquired companies at their fair value in accordance with SFAS No. 141. The fair value of inventory is determined using the cost method for raw materials and the comparative sales method for work in process and finished goods. Fixed assets are valued using the cost method. The fair value of intangible assets is determined using discounted cash flow methodologies. During the allocation period, which is the time that is required to identify and measure the fair value of the assets acquired and the liabilities assumed, the Company estimates such allocation. To the extent such preliminary estimate differs from the ultimate valuation of the net assets acquired, the reported operating results of the Company could be affected as to the cost of goods sold relating to inventory valuation, or as to depreciation or amortization expense relating to the valuation of long-lived assets.

NEW ACCOUNTING STANDARDS

      In February 2007, the Financial Accounting Standards Board (FASB) issued
Statement of Financial Accounting Standards No. 159, "The Fair Value Option for
Financial Assets and Financial Liabilities" (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position and results of operations.

      On September 29, 2006, the FASB issued Statement of Financial Accounting
Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other
Postretirement Plans" (SFAS No. 158) which amends SFAS No. 87 and SFAS No. 106 to require recognition of the overfunded or underfunded status of pension and other postretirement benefit plans on the balance sheet. Under SFAS No. 158, gains and losses, prior service costs and credits, and any remaining transition amounts under SFAS No. 87 and SFAS No. 106 that have not yet been recognized through net periodic benefit cost will be recognized in accumulated other comprehensive income, net of tax effects, until they are amortized as a component of net periodic cost. SFAS No. 158 is effective for publicly-held companies for fiscal years ending after December 15, 2006. WHX adopted the balance sheet recognition provisions of SFAS No. 158 at December 31, 2006. At that date, our balance sheet reflected a reduction in stockholder equity of approximately $49.3 million due to our defined benefit pension and other postretirement benefit plans. The new provisions of SFAS No. 158 resulted in an additional $1.2 million reduction to WHX's stockholders' equity at December 31,
2006. The Statement does not affect the results of operations.

      In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108,
"Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108
was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. It requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company's financial statements and related financial statement disclosures. The provisions of SAB No. 108 must be applied to annual financial statements no later than the fiscal year ending November 15,
2006. The Company has determined that SAB No. 108 does not have a material impact on its financial statements.

      In September 2006, the FASB issued Statement of Financial Standards No.
157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures

                                       90

about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS No. 157 on its consolidated financial position and results of operations.

      In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for
Uncertainty in Income Taxes, an Interpretation of SFAS Statement 109" ("FIN No.
48"), which clarifies the accounting for uncertainty in tax positions. This
Interpretation provides that the tax effects from an uncertain tax position can be recognized in the financial statements, only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN No. 48 are effective as of the beginning of fiscal 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.

      The Company adopted the provisions of FIN No. 48 on January 1, 2007. As a result of the implementation of FIN No. 48, an increase in the liability for unrecognized income tax benefits of $1.2 million was recognized, and accordingly, an adjustment to opening retained earnings was recorded. At the adoption date of January 1, 2007, the Company had $2.7 million of unrecognized tax benefits, all of which would affect its effective tax rate if recognized. At
September 30, 2007, the Company has $3.3 million of unrecognized tax benefits.
The increase in the amount of unrecognized tax benefits in the nine month period ended September 30, 2007 related principally to interest and to the Bairnco
Acquisition.

      The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of September 30, 2007, approximately $0.6 million of interest related to uncertain tax positions is accrued. It is reasonably possible that the total amount of unrecognized tax benefits will decrease by as much as $0.4 million during the next twelve months as a result of the lapse of the applicable statutes of limitations in certain taxing jurisdictions. The tax years 2003-2006 remain open to examination by the major taxing jurisdictions to which the Company is subject.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURES

      On January 17, 2007, WHX dismissed PricewaterhouseCoopers LLP ("PwC") as its independent registered public accounting firm, effective upon the completion by PwC of its procedures regarding: (i) the Company's 2004 Annual Report on Form
10-K; and (ii) the financial statements of the Company as of March 31, 2005 and for the quarter then ended, the financial statements of the Company as of June
30, 2005 and for the quarter and six-month periods then ended and the financial statements of the Company as of September 30, 2005 and for the quarter and nine-month periods then ended and the Forms 10-Q for 2005 in which the foregoing described financial statements were included. The decision to dismiss PwC was approved by the Company's audit committee (the "Audit Committee").

      The reports of PwC on the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph disclosing substantial doubt about the Company's ability to continue as a going concern.

      During the fiscal years ended December 31, 2005, 2004 and 2003, and through the date of dismissal of PwC, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

                                       91

      During the fiscal years ended December 31, 2005, 2004 and 2003, and through the date of dismissal of PwC, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than as reported in Item 9A of the Company's 2005 Annual Report on Form 10-K.

      On January 22, 2007, the Company engaged Grant Thornton LLP ("GT") as the
Company's independent registered public accountant. The engagement of GT was approved by the Company's Audit Committee. During the years ended December 31,
2005, 2004 and 2003 and through January 22, 2007, the Company did not consult with GT with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii)
any matter that was either the subject of disagreement (as defined in Item
304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item
304(a)(1)(v) of Regulation S-K).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

COMMODITY PRICE RISK AND RELATED RISKS

      In the normal course of business, H&H is exposed to market risk or price fluctuation related to the purchase of natural gas, electricity, precious metal, steel products and certain non-ferrous metals used as raw material. H&H is also exposed to the effects of price fluctuations on the value of its commodity inventories, specifically, H&H's precious metal inventories.

      H&H's market risk strategy has generally been to obtain competitive prices for its products and services and allow operating results to reflect market price movements dictated by supply and demand.

      H&H enters into commodity futures and forwards contracts on precious metal that are subject to market fluctuations in order to economically hedge its precious metal inventory against price fluctuations. Future and forward contracts to sell or buy precious metal are the derivatives used for this objective. As these derivatives are not designated as accounting hedges under
SFAS No. 133, they are accounted for as derivatives with no hedge designation.
These derivatives are marked to market and both realized and unrealized gains and losses on these derivatives are recorded in current period earnings as other income (loss). The unrealized gain or loss (open trade equity) on the derivatives is included in other current assets or other current liabilities.

      General inflation has impacted Bairnco's operating results in recent years. During late 2005 and 2006 Bairnco saw percentage cost increases from suppliers that were greater than the percentage price increases it passed on to its customers. Sales prices and volumes have also continued to be strongly influenced by specific market supply and demand and by foreign currency exchange rate fluctuations.

FOREIGN CURRENCY EXCHANGE RATE RISK

      H&H and Bairnco are subject to the risk of price fluctuations related to anticipated revenues and operating costs, firm commitments for capital expenditures and existing assets or liabilities denominated in currencies other than U.S. dollars. H&H and Bairnco have not generally used derivative instruments to manage this risk.

INTEREST RATE RISK

      Fair value of cash and cash equivalents, receivables, short-term borrowings, accounts payable, accrued interest and variable-rate long-term debt approximate their carrying values and are relatively insensitive to changes in

                                       92

interest rates due to the short-term maturity of the instruments or the variable nature of underlying interest rates.

      At September 30, 2007, the Company's portfolio of debt was comprised of primarily variable rate instruments. A one percent (1%) change in interest rates on our variable outstanding debt obligations as of September 30, 2007 would increase or decrease interest expense by approximately $3.5 million on an annual basis. Accordingly, the fair value of such instruments may be relatively sensitive to effects of interest rate fluctuations. In addition, the fair value of such instruments is also affected by investors' assessments of the risks associated with industries in which the Company operates as well as the
Company's overall creditworthiness and ability to satisfy such obligations upon their maturity. The Company economically hedges its exposure on variable interest rate debt at one of its foreign subsidiaries.

      A reduction in long-term interest rates could materially increase the
Company's cash funding obligations to the WHX Pension Plan.

SAFE HARBOR

      The Company's quantitative and qualitative disclosures about market risk include forward-looking statements with respect to management's opinion about the risk associated with the Company's financial instruments. These statements are based on certain assumptions with respect to market prices, interest rates and other industry-specific risk factors. To the extent these assumptions prove to be inaccurate, future outcomes may differ materially from those discussed above.

                                       93

                                    BUSINESS

OVERVIEW

      WHX, the parent company, is a holding company that invests in and manages a group of businesses on a decentralized basis. WHX owns H&H, which is a diversified manufacturing company whose strategic business units encompass three reportable segments: Precious Metal, Tubing, and Engineered Materials. In April
2007, WHX acquired Bairnco. Bairnco operates business units in three reportable segments: Arlon Electronic Materials, Arlon Coated Materials, and Kasco
Replacement Products and Services.

      H&H's Precious Metal segment manufactures and sells precious metal products and electroplated material, containing silver, gold, and palladium in combination with base metals for use in a wide variety of industrial applications. The Tubing segment manufactures and sells tubing products and fabrications primarily from stainless steel, carbon steel and specialty alloys, for use in a wide variety of industrial applications. The Engineered Materials segment manufactures (a) specialty roofing and construction fasteners, using steel and plastic, which are sold to the construction and do-it yourself markets, (b) plastic and steel fittings and connectors for natural gas and water distribution, and non-ferrous thermite welding powders, which are sold to the construction, electric, and natural gas and water distribution industries, and
(c) electrogalvanized products used in the construction and appliance industries.

      Arlon Electronic Materials segment designs, manufactures, markets and sells high performance laminate materials and bonding films utilized in the military/aerospace, wireless communications, automotive, oil drilling, and semiconductor markets. Among the products included in the Arlon Electronic
Materials segment are high technology materials for the printed circuit board industry and silicone rubber products for insulating tapes and flexible heaters.
Bairnco's Arlon Coated Materials segment designs, manufactures, markets and sells laminated and coated products to the electronic, industrial and commercial markets under the Arlon and Calon brand names. Among the products included in the Arlon Coated Materials segment are vinyl films for graphics art applications, foam tapes used in window glazing, and electrical and thermal insulation products. Bairnco's Kasco Replacement Products and Services segment is a leading provider of meat-room products (principally replacement band saw blades) and on site maintenance services principally to retail food stores, meat and deli operations, and meat, poultry and fish processing plants throughout the
United States, Canada and Europe. In Canada and France, in addition to providing its replacement products, Kasco also sells equipment to the supermarket and food processing industries.

      WHX was incorporated in 1994.

ACQUISITION OF BAIRNCO

      On April 12, 2007, WHX and Steel Partners entered into a Stock Purchase
Agreement whereby WHX acquired Steel Partners' entire interest in BZA, a wholly-owned subsidiary of Steel Partners. BZA was the acquisition subsidiary in a tender offer to acquire up to all of the outstanding stock of Bairnco for
$13.50 per share in cash. WHX also agreed to reimburse all reasonable fees and expenses incurred by Steel Partners in connection with the Bairnco Acquisition.

      On February 23, 2007, Steel Partners, BZA, and Bairnco entered into the
Merger Agreement, pursuant to which BZA amended its tender offer to acquire all of the outstanding common shares of Bairnco at a price of $13.50 per share in cash. In addition, all Bairnco stockholders of record on March 5, 2007 continued
to be entitled to receive the declared first quarter dividend of $0.10 per share, for total cash proceeds of $13.60 per share. On April 13, 2007, upon the expiration of the Offer pursuant to the Merger Agreement, BZA acquired approximately 88.9% of the outstanding common stock of Bairnco.

                                       94

      Pursuant to the Merger Agreement, on April 24, 2007, BZA merged with and into Bairnco with Bairnco continuing as the surviving corporation as a wholly owned subsidiary of WHX. At the effective time of the Merger, each Bairnco common share then outstanding (other than shares owned by BZA or its direct parent entity, shares owned by Bairnco as treasury stock and shares held by stockholders who properly exercised their appraisal rights) was automatically converted into the right to receive $13.50 per share in cash without interest and subject to applicable withholding taxes. Immediately prior to the Merger,
BZA held approximately 90.1% of the outstanding shares of Bairnco. The proceeds required to fund the closing of the Offer and the resulting Merger and to pay related fees and expenses were approximately $101.5 million. In connection with the closing of the Offer, initial financing was provided by Steel Partners through two credit facilities. One of the initial financing facilities was refinanced on July 17, 2007.

      WHX believes that the Bairnco Acquisition will be beneficial because of
Bairnco's strong positions in its three business segments, and that Bairnco's plant level operations, profit margins and working capital can be improved.

RECENT DEVELOPMENTS

      At WHX's annual meeting of stockholders on June 21, 2007 (the "2007 Annual
Meeting"), WHX's stockholders approved a proposal to adopt WHX Corporation's
2007 Incentive Stock Plan (the "2007 Plan"), and reserved 800,000 shares of common stock under the 2007 Plan. On July 6, 2007, stock options for an aggregate of 620,000 shares of common stock were granted under the 2007 Plan to employees and to two outside directors of the Company, at an exercise price of
$9.00 per share. The options are exercisable in installments as follows: half of the options granted were exercisable immediately, one-quarter of the options granted will become exercisable on July 6, 2008 and the balance will become exercisable on July 6, 2009. The options will expire on July 6, 2015.

      At the 2007 Annual Meeting, stockholders also approved a proposal to increase WHX's authorized number of shares of common stock from 40,000,000 to
50,000,000 shares in order to have a sufficient number of shares of common stock to provide shares under this rights offering and to provide a reserve of shares available for issuance to meet business needs as they may arise in the future.

      In November 2007, H&H purchased all of the outstanding common stock of
Omni Technologies Corporation of Danville, a manufacturer of flux cored brazing wire and metal powders used for brazing and soldering pastes, pursuant to a stock purchase agreement dated as of September 19, 2007.

      WHX has an agreement in principle with Steel Partners to acquire 2,631,384 shares of common stock of CoSine Communications, Inc. for an aggregate purchase price of approximately $5.9 million. The transaction is anticipated to close immediately following the closing of this rights offering. WHX anticipates signing a definitive agreement shortly.

      On December 14, 2007, the Company mailed a notice of special meeting of stockholders and a proxy statement to its stockholders, to consider and vote upon a proposal to amend the Company's amended and restated certificate of incorporation to increase the Company's authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, to a total of 85,000,000 shares, consisting of 80,000,000 shares of common stock and
5,000,000 shares of preferred stock. The meeting is scheduled to take place on
January 11, 2008. The Company believes the proposal will be approved, as Steel
Partners, who currently holds 50.3% of the outstanding shares of the Company's common stock, has indicated it will support such proposal. Assuming the proposal is approved and there is full participation, the maximum amount of gross proceeds from this rights offering would be $200 million.

                                       95

VOLUNTARY PETITION UNDER CHAPTER 11 OF U.S. BANKRUPTCY CODE AND SUBSEQUENT
EVENTS

      On March 7, 2005, WHX filed a voluntary petition to reorganize under
Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. WHX continued to operate its businesses and own and manage its properties as a Debtor under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code until it emerged from protection under Chapter
11 of the Bankruptcy Code on July 29, 2005.

      Neither H&H, nor any of WHX's other subsidiaries or affiliates were included in the Bankruptcy Filing. All of H&H's operating units conducted business in the ordinary course during the bankruptcy. WHX's Bankruptcy Filing was primarily intended to reduce WHX's debt, simplify its capital structure, reduce its overall cost of capital and provide it with better access to capital markets.

      On March 7, 2005, WHX also filed the Plan and the related Disclosure
Statement with the Bankruptcy Court. The Plan became effective on July 29, 2005.

      The Bankruptcy Filing created an event of default under the indenture governing the 10 1/2% Senior Notes. Under the terms of the 10 1/2% Senior Notes, as a result of the Bankruptcy Filing, the entire unpaid principal and accrued interest (and any other additional amounts) became immediately due and payable without any action on the part of the trustee or the note holders. The principal amount outstanding under the 10 1/2% Senior Notes at March 7, 2005 was approximately $92.8 million. Accrued interest to March 7, 2005 was approximately
$3.8 million.

      The following is a summary of certain material features of the Plan and the Confirmation Order. On the Effective Date:

      o     All of WHX's outstanding securities, including WHX's pre-bankruptcy filing common stock, Series A preferred stock, Series B preferred stock and 10 1/2% Senior Notes were deemed cancelled and annulled without further act or action.

      o     In full and complete satisfaction of all such claims, holders of the
            10 1/2% Senior Notes received 9,200,000 shares of common stock representing their prorated share of the reorganized company. These shares represent 92% of the equity in the reorganized company.

      o     In full and complete satisfaction of all such interests, Series A preferred stockholders received 366,322 shares of common stock representing their prorated share of the reorganized company and
            344,658 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.

      o     In full and complete satisfaction of all such interests, Series B preferred stockholders received 433,678 shares of common stock representing their prorated share of the reorganized company and
            408,030 warrants to purchase common stock of the reorganized company, exercisable at $11.20 per share and expiring on February
            28, 2008.

      o     Holders of WHX's pre-bankruptcy filing common stock received no distribution under the Plan.

      The common stock received by the Series A and Series B preferred stockholders, collectively, represented 8% of the equity in the reorganized

                                       96

company. The warrants issued to the Series A and Series B preferred stockholders, collectively, represent the right to purchase an additional 7% of the equity of the reorganized company after giving effect to the exercise of the warrants.

      On the Effective Date, all of the assets of WHX were vested in the reorganized company free and clear of all liens, causes of actions, claims, encumbrances, equity interests, and interests against, in, or on such assets, except as explicitly provided in the Plan.

      Throughout the bankruptcy proceedings and through the present, WHX and the business units of H&H have continued to conduct their businesses in the ordinary course.

THE COMPANY

H&H PRECIOUS METAL SEGMENT

      H&H's Precious Metal activities include the fabrication of precious metal and their alloys into brazing alloys and the utilization of precious metal in precision electroplating. H&H's profits from precious metal products are derived from the "value added" of processing and fabricating and not from the purchase and resale of precious metal. In accordance with general practice in the industry, prices to customers are a composite of two factors: (1) the value of the precious metal content of the product and (2) the "fabrication value", which includes the cost of base metals, labor, overhead, financing and profit.
Fabricated precious metal brazing alloys are used in many industries including automotive, air conditioning, general industrial and other metal-joining industries.

      H&H produces precision-stamped, electroplated and molded materials and stamped parts (often using gold, silver, palladium and various base metals on such materials and stamped parts) for use in the semiconductor, telecommunications, automotive, electronics and computer industries.

H&H TUBING SEGMENT

      H&H manufactures a wide variety of steel wire and tubing products.
Small-diameter precision-drawn tubing fabricated from stainless steel, nickel alloy and carbon and alloy steel is produced in many sizes and shapes to critical specifications for use in the semiconductor, aircraft, petrochemical, automotive, appliance, refrigeration and instrumentation industries.
Additionally, tubular product is manufactured for the medical industry for use as implants, surgical devices and instrumentation. Nickel alloy, galvanized carbon steel and stainless steel wire products redrawn from rods are produced for such diverse applications as bearings, cablelashing, hose reinforcement nails, knitted mesh, wire rope, cloth, air bags and antennas in the aerospace, automotive, chemical, communications, marine, medical, petrochemical, welding and other industries.

H&H ENGINEERED MATERIALS SEGMENT

      H&H manufactures fasteners, fastening systems, plastic and steel fittings and connectors, non-ferrous thermite welding powders, and electrogalvanized products for the roofing, construction, appliance, do-it-yourself, electric, natural gas and water distribution industries.

ARLON ELECTRONIC MATERIALS SEGMENT

      Arlon Electronic Materials' principal products include high performance materials for the printed circuit board industry and silicone rubber-based insulation materials used in a broad range of industrial, military/aerospace, consumer and commercial markets.

                                       97

      Arlon supplies high technology materials to the printed circuit board
(PCB) industry. Arlon products are marketed principally to original equipment manufacturers (OEM's) and PCB manufacturers by a direct technical sales force, as well as, distributors in the US, and through distributors and manufacturer's representatives in Europe, the Middle East, and Asia-Pacific, supported by direct technical sales specialists. Arlon's conventional laminates product line includes a wide variety of specialty polyimide and epoxy laminates and bonding films, as well as, other high performance thermoset laminates. These materials are used in demanding commercial and military market applications including high density interconnect (HDI), surface mount technology (SMT), heat sink bonding, semiconductor testing, wireless communications and microvia PCB's. The microwave and RF product area offers fluoropolymers (i.e. PTFE), ceramic-filled fluoropolymers, and other non-PTFE laminates that deliver the electrical performance needed in frequency-dependent circuit applications such as analog, digital and personal communication systems (PCS), high frequency military electronics, microwave antennas and base stations. These products are supplied as copper-clad laminates with bonding plies or prepregs for production of multi-layer printed circuits.

      Arlon also manufactures a line of silicone rubber materials used in a broad range of military, consumer, industrial and commercial products. Typical applications and products include: silicone bagging materials for producing composite parts; silicone insulating tapes for electric traction motor coil windings; insulation materials for industrial and commercial flexible heaters;
silicone materials for high temperature hose and duct markets; insulating tape for medium and high voltage electrical splices and self-fusing tapes for a variety of industrial and commercial applications; as well as compliant, thermally or electrically conductive silicone film adhesives known as
Thermabond(TM) for heat sink-bonding to printed circuit boards.

ARLON COATED MATERIALS SEGMENT

      Arlon Coated Materials' principal products include adhesive coated cast and calendared vinyl films, cast vinyl fabric, custom-engineered laminates, and coated and laminated films, foils, foams and papers used in a broad range of industrial, consumer and commercial products.

      Arlon specialty graphic films are marketed under the Arlon, Calon(R) and
MII(TM) brand names and include cast and calendared vinyl films that are manufactured in a wide variety of colors, face stocks and adhesive systems.
These vinyl films are used in commercial and electrical signage, point of purchase displays, highway signage, fleet markings, and other commercial advertising applications. Arlon also manufactures laminated vinyl fabrics for corporate identity programs. These products are marketed under the Signtech(R)
brand name and complement the Calon(R) specialty graphic films.

      Arlon manufactures and markets custom-engineered laminates and coated products. Typical applications include insulating foam tapes for thermopane windows, specialty flexible circuit materials, electrical insulation materials for motors and transformers, thermal insulation panels for appliances and cars, durable printing stock, transfer adhesives used in industrial assembly, and single and double-coated foam and film tapes and other custom engineered laminates for specific industrial applications.

KASCO REPLACEMENT PRODUCTS AND SERVICES SEGMENT

      Kasco is a provider of meat-room products and maintenance services for the meat and deli departments of supermarkets; for restaurants; for meat and fish processing plants; and for distributors of electrical saws and cutting equipment throughout North America, Europe, Asia and South America. These products and services include band saw blades for cutting meat and fish, band saw blades for

                                       98

cutting wood and metal, grinder plates and knives for grinding meat, repair and maintenance services for food equipment in retail grocery and restaurant operations, electrical saws and cutting machines, seasoning products, and other related butcher supply products.

      Effective October 1, 2006, Kasco acquired the assets and certain liabilities of Atlanta Sharptech, a long established global provider of meat room products and maintenance repair services, which generates $18 million of annual revenue. Atlanta Sharptech has a manufacturing facility in Atlanta, GA and has route distribution network across the US market. Kasco and Atlanta
Sharptech have substantially completed the integration of the two businesses, creating a more efficient and extensive route distribution and service company across North America, and a company with a much larger global distributor customer base.

      Kasco's products and services are sold under a number of brand names including Kasco Corporation and Atlanta Sharptech in the United States and
Canada, Atlantic Service Co. in the United Kingdom and Canada, Bertram & Graf in
Germany, and Biro France and EuroKasco in France.

BUSINESS STRATEGY

      Our business strategy is to enhance the growth and profitability of H&H and Bairnco and to build upon the strengths of certain of H&H and Bairnco's businesses through internal growth and strategic acquisitions.

      We expect H&H to continue to focus on high margin products and innovative technology, while limiting its exposure to low margin, capital-intensive businesses. As part of that strategy, in 2006 we closed the Norristown facility and in 2005, announced our decision to permanently close H&H's wire and cable operations due to continuing operating losses, deteriorating margins and rising raw material costs experienced by these businesses. H&H focuses on its materials engineering expertise to expand production of higher value-added products.
Bairnco is focusing each of its business units on lean manufacturing while at the same time continuing to invest in marketing and product development to grow new product and service revenues. We continue to evaluate the sale of non-core assets and certain underperforming businesses, as well as strategic acquisitions.

      WHX has provided, and may provide from time to time in the future, information to interested parties regarding portions of its non-core assets and businesses for such purposes.

CUSTOMERS

      H&H is diversified across industrial markets and customers. H&H sells to customers in the construction, electronics, telecommunications, home appliance
OEM, transportation, utility, medical, semiconductor, computer, aerospace and general manufacturing industries. In 2006 and 2005, no customer accounted for more than 5% of H&H's sales. In 2004, one customer within our Engineered
Materials segment accounted for 7.1% of H&H's sales.

      Bairnco's electronic materials and coated materials reporting units sell to customers in a broad range of industries where material performance is critical to the success of the end application, including military electronics, medical and aerospace technologies, telecommunications, automotive and semiconductor markets, railroad and aviation markets, and the signage industry.
Bairnco's replacement products and services segment provide meat-room products and maintenance services for the food industry. No customer of Bairnco accounted for more than 5% of its sales during 2004, 2005, or 2006, respectively.

                                       99

FOREIGN REVENUES

      The following table presents revenue for the years ended December 31.

                                            Revenue
                          ---------------------------------------------
                              2006            2005           2004
                          --------------  -------------  --------------
                                         (in thousands)

United States               $417,866        $371,216        $346,858
Foreign                       43,097          32,599          25,103
                            --------        --------        --------

                            $460,963        $403,815        $371,961
                            ========        ========        ========

      Foreign revenue is based on the country in which the legal subsidiary is domiciled.

RAW MATERIALS

H&H

      The raw materials used by H&H in its Precious Metal operations consist principally of silver, gold, copper, zinc, nickel, tin, and the platinum group metals in various forms. H&H purchases its precious metal at free market prices from primary producers or bullion dealers. The prices of silver, gold, and palladium are subject to fluctuations and are expected to continue to be affected by world market conditions. Nonetheless, H&H has not experienced any problem in obtaining the necessary quantities of raw materials and, in the normal course of business, receives precious metal from suppliers. To the extent that supplier or customer metals are used by H&H, the amount of inventory which
H&H must own is reduced. All precious metal raw materials are readily available from several sources. Precious metal are purchased in quantities commensurate with customer orders.

      The raw materials used by H&H in its non-precious metal operations consist principally of stainless, galvanized, and carbon steel, nickel alloys, a variety of high-performance alloys, and various plastic compositions. H&H purchases all such raw materials at open market prices from domestic and foreign suppliers.
H&H has not experienced any problem in obtaining the necessary quantities of raw materials. Prices and availability, particularly of raw materials purchased from foreign suppliers, are affected by world market conditions and government policies. The raw materials used by H&H in its non-precious metal operations are readily available from more than one source.

BAIRNCO

      The essential raw materials used in Arlon Electronic Materials and Arlon
Coated Material segments are silicone rubber, fiberglass cloth, pigments, copper foil, aluminum and Alloy 600 foil, polyethylene foam and various plastic films, special papers and release liners, vinyl resins, various adhesives and solvents,
Teflon(TM) or polytetrafluoroethylene (PTFE) resin, polyimide resin, epoxy resins, other thermoset resins, as well as, various chemicals. Generally, these materials are each available from several qualified suppliers. There are, however, several raw materials used in products that are purchased from chemical companies that are proprietary in nature. Other raw materials are purchased from a single approved vendor on a "sole source" basis, although alternative sources could be developed in the future if necessary. However, the qualification procedure can take several months or longer and could therefore interrupt production if the primary raw material source became unexpectedly unavailable.
Current suppliers are located in the United States, Asia, and Europe.

                                      100

      Regarding the Kasco Replacement Products and Services segment, high quality carbon steel and stainless steel are the principal raw materials used in the manufacture of band saw blades; they are purchased from multiple domestic and international suppliers. Tool steel is utilized in manufacturing meat grinder plates and knives and is purchased from qualified suppliers located in the United States, Europe and Japan. Equipment, replacement parts, and supplies are purchased from a number of manufacturers and distributors in Asia, the
United States, and Europe. In France and Canada, certain specialty equipment and other items used in the supermarket industry and in the food processing industry are purchased and resold under exclusive distributorship agreements with the equipment manufacturers. All of the raw materials and purchased products utilized by this segment have been readily available throughout this last year.

BACKLOG

      H&H has no material backlog. Bairnco's electronic materials and coated materials reporting units maintain a backlog that ranges between $5.0 million and $8.0 million.

CAPITAL INVESTMENTS

      The Company believes that its business segments must continuously strive to improve productivity and product quality, and control and/or reduce manufacturing costs, in order to remain competitive.

      Accordingly, H&H's business segments expect to continue to incur capital investments that reduce overall manufacturing costs, improve the quality of products produced, and broaden the array of products offered to H&H's several markets served, as well as replace equipment as necessary to maintain compliance with environmental, health and safety laws and regulations. H&H's capital expenditures for 2006 and 2005 for continuing operations were $7.7 million and
$20.4 million, respectively. A major capital project in 2005 and 2006 consisted of establishing a carbon tubing facility for the refrigeration and automotive markets in Mexico. Approximately $10.0 million of the 2005 expenditures related to a plant expansion at H&H's fastener facility in Agawam, MA. The level of capital expenditure in 2006 and prior were needed to expand and maintain productive capacity, improve productivity and upgrade selected facilities to meet competitive requirements and maintain compliance with environmental health and safety laws and regulations. H&H anticipates funding its 2007 capital expenditures for continuing operations, which are estimated to be approximately
$8.8 million, from cash on hand, funds generated by operations and borrowed funds.

      Bairnco made capital expenditures of $8.7 million in 2006 and $7.3 million in 2005. The 2006 capital expenditures were focused on equipment replacements, expenditures associated with a new China manufacturing facility, and the implementation of Bairnco's new information systems software. Total capital expenditures are expected to be less than depreciation over the next three years, and should approximate between $4.0 and $7.0 million per year. These capital expenditures are associated with ongoing cost reduction initiatives and necessary equipment replacements. Prior to commitment, planned capital expenditures will be reviewed and adjusted based on economic and business conditions and levels of new business.

ENERGY REQUIREMENTS

      H&H and Bairnco both require significant amounts of electricity and natural gas to operate their facilities and are subject to price changes in these commodities. A shortage of electricity or natural gas, or a government allocation of supplies resulting in a general reduction in supplies, could increase costs of production and could cause some curtailment of production.

                                      101

EMPLOYMENT

      As of September 30, 2007, the Company employed 2,609 employees worldwide.
Of these employees, 566 were office employees, 748 were covered by collective bargaining agreements and 1,295 were non-union operating employees.

COMPETITION

      There are many companies, both domestic and foreign, which manufacture steel wire and tubing products, and other specially engineered products of the type H&H manufactures. There are also a number of competitors in each of the classes of precious metal products we sell. Some of these competitors are larger than we are and have financial resources greater than we do. Some of these competitors enjoy certain other competitive advantages, including greater name recognition; greater financial, technical, marketing and other resources; a larger installed base of customers; and well-established relationships with current and potential customers. Competition is based on quality, technology, service, and price and in some industries, new product introduction, each of which is of equal importance.

      There are numerous competitors ranging in size from small, sole proprietorships to units of very large, multinational corporations that in certain instances have far greater market positions and financial resources than the Company's Arlon Electronic Materials segment and coated material segment.

      Competition for Arlon's products varies by product line and type of customer. Competition for established lines is usually based on one or more elements such as specification position, lead time, price, product performance, or technical support and customer service. It may also be based on the ability to service emerging technologies through the custom design of new products, or redesign of existing products, as well as the development of materials for new applications. As an example, for some high performance materials sold to the printed circuit board industry, the consistent technical performance of the materials supplied in excess of specified standards can be the critical competitive element. In addition, Arlon sells a significant portion of its circuit board materials into the Far East and European markets where local producers of similar materials have a competitive advantage related to their geographic location.

      Since 2000, the market environment for Kasco has been difficult due to market contraction through retail consolidation and the industry's shift to
"Case Ready" meat product offerings. Kasco has responded by diversifying into repair and maintenance services for the food service and retail grocery industries, and by globally sourcing and effectively distributing high quality and competitively priced butcher supplies and equipment. During 2007, Kasco will complete the integration of Kasco and Atlanta SharpTech, and will continue to diversify and expand its repair services business and butcher supplies distribution business.

DISTRIBUTION

      The products manufactured by the Company's Tubing segment are principally sold directly to customers through Company sales personnel and the remainder are sold through manufacturers' representatives and distributors. The businesses comprising the Company's Precious Metal segment distribute their products directly to customers through Company sales personnel, although certain products are distributed through independent distributors throughout the United States and Canada. Most of the Company's products comprising the Engineered Materials segment are sold directly to customers through Company sales personnel and the remaining sales are made by agents and manufacturers' representatives.

                                      102

      Arlon Electronic Materials and Arlon Coated Materials products are marketed by company sales personnel, outside sales representatives and distributors in North and South America, Europe, Australia, the Far East and
several other international markets. Kasco has a distribution network that reaches over 30,000 retail grocery stores, restaurants, delis, equipment distributors, and processing plants in the US, Canada, Europe, South America and
Asia. Kasco's distribution network is made up of corporate-direct salesmen, route salesmen, repair service technicians, and distributors who have knowledge of the local markets and the customer's needs.

PATENTS AND TRADEMARKS

      The Company owns patents and several registered trademarks under which certain of its products are sold. In addition, the Company owns a number of US and foreign mechanical patents related to several of its products, as well as a number of design patents and registered trademarks. The Company does not believe that the loss of any or all of these trademarks would have a material adverse effect on its businesses. The Company's material patents have durations ranging from 16 to 22 years, with expiration dates occurring in 2009 through 2025.

PROPERTIES

      As of September 30, 2007, H&H had 16 active operating plants in the United
States, Canada, Denmark, France, and Mexico, with a total area of approximately
1,230,000 square feet, including warehouse, office and laboratory space. H&H also owns or leases sales, service and warehouse facilities at 6 other locations in the United States (which, with H&H's general offices, have a total area of approximately 82,000 square feet) and owns 4 non-operating or discontinued
locations with a total area of approximately 266,950 square feet. Manufacturing facilities of H&H are located in: Toronto, Canada; Camden, Delaware; Kolding,
Denmark; Evansville and Indianapolis, Indiana; Agawam, Massachusetts; Middlesex,
New Jersey; Canastota, New York, Canfield, Ohio; Tulsa and Broken Arrow,
Oklahoma; Cudahy, Wisconsin; Itasca, Illinois; Coahuila, Mexico and Riberac,
France.

      All H&H plants are owned except for the Canastota, Middlesex, Itasca,
Riberac, and Coahuila plants, which are leased.

      As of September 30, 2007, Bairnco had 17 active facilities in the United
States, Mexico, Canada, the United Kingdom, Germany, France and the People's
Republic of China, as well as utilizing various field warehouses, with a total area of approximately 1,199,000 square feet, including warehouse and office space. The operating facilities of Bairnco are located in: Bear, Delaware;
Rancho Cucamonga and Santa Ana, California; Dallas and San Antonio, Texas;
Atlanta, Georgia; St. Louis, Missouri; Matamoros, Mexico, Montreal, Canada;
Gwent, Wales, United Kingdom; Pansdorf, Germany; Paris, France; and Suzhou New
District, People's Republic of China. The facilities located in Bear, Rancho
Cucamonga, Atlanta, St. Louis, Matamoras, Gwent, Pansdorf, and the Suzhou New
District are owned. The facilities located in Santa Ana, Dallas, San Antonio,
Montreal, and Paris, as well as various field warehouses, are leased.

      The Company considers its manufacturing plants and service facilities to be well maintained and efficiently equipped, and therefore suitable for the work being done. The productive capacity and extent of utilization of its facilities is dependent in some cases on general business conditions and in other cases on the seasonality of the utilization of its products. Capacity can be expanded at some locations.

                                      103

LEGAL PROCEEDINGS

BANKRUPTCY FILING

      On March 7, 2005, WHX filed a voluntary petition to reorganize under
Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. WHX continued to operate its businesses and own and manage its properties as a Debtor under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code until it emerged from protection under Chapter
11 of the Bankruptcy Code on July 29, 2005.

      WHX's primary business is H&H, a diversified manufacturing company.
Neither H&H, nor any of WHX's other subsidiaries or affiliates, were included in its bankruptcy filing. All of H&H's operating units conducted business in the ordinary course during the bankruptcy. WHX's bankruptcy filing was primarily intended to reduce its debt, simplify its capital structure, reduce its overall cost of capital and provide it with better access to capital markets.

      On March 7, 2005, WHX also filed the Plan and the related Disclosure
Statement with the Bankruptcy Court. On June 7, 2005, WHX filed its first amended Plan. On June 8, 2005, WHX filed its second amended Disclosure
Statement. On July 21, 2005, the Plan was confirmed by the Bankruptcy Court and the Plan became effective on July 29, 2005. See "-- Voluntary Petition under
Chapter 11 of U.S. Bankruptcy Code and Subsequent Events" for further discussion.

      The Bankruptcy Filing created an event of default under the Indenture governing the 10 1/2% Senior Notes. Under the terms of the 10 1/2% Senior Notes, as a result of the Bankruptcy Filing, the entire unpaid principal and accrued interest (and any other additional amounts) became immediately due and payable without any action on the part of the trustee or the note holders. The principal amount outstanding under the 10 1/2% Senior Notes at March 7, 2005 was approximately $92.8 million. Accrued interest to March 7, 2005 was approximately
$3.8 million. However, as part of the Plan all of the outstanding 10 1/2% Senior
Notes were cancelled and annulled. In full and complete satisfaction of all such claims, holders of the 10 1/2% Senior Notes received 9,200,000 shares of the new common stock representing their pro rata share of the reorganized company. These shares represented 92% of the equity in the reorganized company.

GENERAL

SUMCO INC. V. UNDERWRITERS AT LLOYD'S, LONDON, LEXINGTON INSURANCE COMPANY,
HARTFORD FIRE INSURANCE COMPANY, AND WURTTEMBERGISCHE VERSICHERUNG AG

      On July 7, 2004, Sumco Inc. ("Sumco"), a wholly-owned subsidiary of H&H, filed suit in the Marion County Superior Court of Indiana against certain underwriters affiliated with Lloyd's, London, Lexington Insurance Company,
Hartford Fire Insurance Company, and Wurttembergische Versicherung AG (the
defendants). Sumco sought to recover monies from these insurance carriers for losses incurred as a result of a January 20, 2002 fire at its metal plating facility in Indianapolis, Indiana. At the time of the fire, Sumco's parent corporation, WHX, had in place layered fire insurance policies with combined limits of $25 million and a deductible of $100,000. The defendants represent carriers who provided $15 million in insurance coverage in excess of two underlying policies of $5 million each. Defendants had previously paid $5 million in claims. Sumco contended that its losses were in excess of the policy limits, defendants acted in bad faith, and that it was entitled to the payment of the remaining approximate $10 million in insurance coverage provided by the

                                      104

defendants. The parties settled their claims in May 2007 for an aggregate payment to WHX of $5,689,276 from the defendants (which proceeds were paid to
Steel Partners in partial satisfaction of its loan), and an assignment to WHX of defendants' interest in an interest-bearing escrow account with approximately
$1.7 million in proceeds resulting from the settlement of subrogation claims against various third parties. On August 29, 2007, Sumco filed a Declaratory
Judgment action in the Marion County Superior Court of Indiana against Royal
Indemnity Company and U.S. Fire Insurance Company, requesting a declaration that
Sumco is entitled to the funds in the escrow account. Steel Partners will have a first lien, and the Pension Benefit Guaranty Corporation a second lien, on any additional proceeds recovered.

HH EAST PARCEL, LLC.  V. HANDY & HARMAN

      This action arises out of a purchase and sale agreement entered into in
2003 whereby H&H agreed to sell the eastern parcel of a commercial site in
Fairfield, Connecticut to HH East Parcel, LLC ("HH East"). On or about April 5,
2005, HH East filed a Demand for Arbitration with the American Arbitration
Association seeking legal and equitable relief including completion of the remediation of environmental conditions at the site in accordance with the terms of the agreement. An arbitration hearing was held in October 2005 in
Connecticut, pursuant to which HH East was awarded, among other things, an amount equal to $5,000 per day from January 1, 2005 through the date on which remediation is completed. This award amounts to approximately $4.0 million through the completion date of April 6, 2007. HH East moved in the Fairfield
Superior Court, to have the arbitration award confirmed and H&H moved to have it vacated. The court issued a decision on June 26, 2006, denying H&H's application and granting HH East's motion. H&H is appealing this decision. The appeal has been fully briefed by both parties. Oral argument on the appeal is expected to take place in January 2008. On July 13, 2007, HH East served a motion for contempt on H&H, seeking to enforce certain provisions of the same judgment that is the subject of H&H's appeal. H&H has opposed that motion and believes that it is without merit. The Court has not yet scheduled a hearing on this motion.

      On May 22, 2007, HH East served an Order for a Prejudgment Attachment in the amount of approximately $3.5 million, issued by the Superior Court,
Stamford, Connecticut in December 2006, against certain Connecticut property of
H&H and against certain bank accounts maintained by H&H at banks in New York.
H&H has brought proceedings in the Superior Court, Stamford, Connecticut, and in
the Supreme Court, State of New York, to oppose the attachment of such bank accounts and to have it lifted. The New York proceeding has been discontinued
and the Connecticut proceeding is pending but adjourned. The parties have engaged from time to time in settlement discussions to resolve the open issues and proceedings between them. On June 14, 2007, HH East temporarily withdrew its attachment/garnishment against certain bank accounts of H&H after the posting of other satisfactory collateral by H&H and while settlement discussions were continuing. On June 29, 2007, and again on several other dates, HH East re-served the Order against various bank accounts of H&H.

      H&H has been working cooperatively with the Connecticut Department of
Environmental Protection ("CTDEP") with respect to its obligations under a consent order entered into in 1989 that applies to both the eastern and western parcels of the property. H&H has been conducting an investigation of the western parcel, and is continuing the process of evaluating various options for its remediation. The sale of the eastern parcel, which is the subject of the above-referenced litigation, triggered statutory obligations under Connecticut law to investigate and remediate pollution at or emanating from the eastern parcel. Remediation of all soil conditions on site was completed on April 6,
2007, although H&H has since performed limited additional work on site, solely in furtherance of ongoing settlement discussions between the parties. Although no groundwater remediation is required, there will be monitoring of same for several years. Approximately $28.5 million had been expended through September
30, 2007, and the remaining remediation and monitoring costs are expected to approximate $0.2 million. H&H received reimbursement of $2.0 million from its carrier under a cost-cap insurance policy and is pursuing its potential entitlement to additional coverage.

PAUL E. DIXON & DENNIS C. KELLY V. HANDY & HARMAN

      Two former officers of H&H filed a Statement of Claim with the American
Arbitration Association ("Arbitration") on or about January 3, 2006, alleging four claims against H&H. The Claimants were employees of H&H until September
2005 when their employment was terminated by H&H. Their claims include seeking

                                      105

payments allegedly due under employment contracts and allegedly arising from the terminations, and seeking recovery of benefits under what they allege was the
Handy & Harman Supplemental Executive Retirement Plan.

      The Statement of Claim recites that the employment agreements of each of the Claimants provides that H&H may terminate their employment at any time, without prior notice, for any of the following reasons: "(i) [the officer's]
engaging in conduct which is materially injurious to [H&H] or [WHX], their subsidiaries or affiliates, or any of their respective customer or supplier relationships, monetarily or otherwise; (ii) [the officer's] engaging in any act of fraud, misappropriation or embezzlement or any act which would constitute a felony (other than minor traffic violations); or (iii) [the officer's] material breach of the agreement." The Statement of Claim further alleges, and H&H has not disputed, that each Claimant's employment was terminated in September 2005 pursuant to a letter, which stated in part, that each Claimant had violated provisions of such officer's employment agreement, contained in the previous sentence, "by, INTER ALIA, attempting to amend and put in place various benefit plans to personally benefit yourself, without notice to, or approval of the
Board of Directors; for further failing to disclose the existence of the relevant plan documents and other information to the Board; for failing to cooperate in the Company's investigation of these important issues; for material losses to the Company in connection with these actions...."

      In the Arbitration, Claimants sought an award in excess of $4 million each, plus interest, costs and attorneys' fees. Claimants also sought indemnification for certain matters and an injunction against H&H with regard to life insurance policies. H&H brought a special proceeding on February 15, 2006 in the Supreme Court of the State of New York, County of Westchester, for a
judgment staying the arbitration of three of the four claims. On March 10, 2006, all of the parties filed a stipulation with the court, discontinuing the court proceeding and agreeing therein, among other things, that all claims asserted by the Claimants in the Arbitration (which was also discontinued at that time)
would be asserted in Supreme Court, Westchester County.

      In April 2006, Claimants served a request for benefits, severance and other amounts, similar to those described above, on H&H and various plan administrators and fiduciaries thereof. The request was reviewed in accordance with the procedures of the plans at issue and by letter dated September 27,
2006, claimants were notified that their request was largely denied. They filed an appeal on December 11, 2006 with the Plan Administrator, which appeal was denied on February 9, 2007. While no action is pending in any court, H&H does not believe that it is liable to Claimants under the claims that have been asserted to date, and it intends to defend itself vigorously against any claims that may be asserted by Claimants. There can be no assurance that H&H will be successful in defending against any such claims, or that H&H will not have any liability on account of claims that may be asserted by Claimants. Such liability, if any, cannot be reasonably estimated at this time, and accordingly, there can be no assurance that the resolution of this matter will not be material to the financial position, results of operations and cash flow of the
Company.

ARISTA DEVELOPMENT LLC V. HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

      In 2004, a subsidiary of H&H entered into an agreement to sell a commercial/industrial property in North Attleboro, Massachusetts. Disputes between the parties led to suit being brought in Bristol Superior Court in
Massachusetts. The plaintiff alleges that H&H is liable for breach of contract relating to H&H's alleged breach of the agreement, unfair and deceptive acts and practices in violation of M.G.L. c.93A and certain consequential and treble damages as a result of H&H's termination of the agreement in 2005, although H&H subsequently revoked its notice of termination. No dollar amount of damages has been alleged and accordingly it is not possible for the Company to quantify at

                                      106

this time. H&H has denied liability and has been vigorously defending the case.
The court entered a preliminary injunction enjoining H&H from conveying the property to anyone other than the plaintiff during the pendency of the case.
Discovery on liability and damages has been in abeyance while the parties are actively engaged in settlement discussions. Since discovery is not completed, it cannot be known at this time whether it is foreseeable or probable that plaintiff would prevail in the litigation or whether H&H would have any liability to the plaintiff.

ENVIRONMENTAL MATTERS

      In connection with the sale of a portion of Fairfield East in 2003, the
Company was responsible for demolition and environmental remediation of the site, the estimated cost of which was included in the loss on sale recorded in
2003. H&H determined that an increase in the reserve for environmental remediation was needed in the amount of $28.3 million, which was recorded in the fourth quarter of 2004. This change in reserve was caused by the discovery of underground debris and soil contaminants that had not been anticipated. These additional costs are included in environmental remediation expense. An additional $4.0 million has been recorded in selling, general and administrative expenses as a penalty related to Fairfield East. The Company retains title to a parcel of land adjacent to the property sold in 2003. This parcel is classified as other non-current assets, in the amount of $2.0 million, on the consolidated balance sheets at September 30, 2007 and December 31, 2006.

      H&H entered into an administrative consent order (the "ACO") in 1986 with the New Jersey Department of Environmental Protection ("NJDEP") with regard to certain property that it purchased in 1984 in New Jersey. The ACO involves investigation and remediation activities to be performed with regard to soil and groundwater contamination. H&H settled a case brought by the local municipality in regard to this site in 1998 and also settled with certain of its insurance carriers. H&H is actively remediating the property and continuing to investigate the most effective methods for achieving compliance with the ACO. A remedial investigation report was filed with the NJDEP in May of 2006. Once the investigation has been completed, it will be followed by a feasibility study and a remedial action work plan that will be submitted to NJDEP. H&H anticipates entering into discussions in the near future with NJDEP to address that agency's natural resource damage claims, the ultimate scope and cost of which cannot be estimated at this time. The ongoing cost of remediation is presently estimated at approximately $450,000 per year, plus anticipated additional costs in 2007 of approximately $371,000. Pursuant to a settlement agreement with the former owner/operator of the Site, the responsibility for site investigation and remediation costs are allocated 75% to the former owner/operator and 25% to H&H after the first $1 million. The $1 million was paid solely by the former owner/operator. To date, over and above the $1 million, total investigation and remediation costs of $541,000 and $181,000 have been expended by the former owner/operator and H&H, respectively, in accordance with the settlement agreement. Additionally, H&H is currently being reimbursed through insurance coverage for a portion of the investigation and remediation costs for which the company is responsible. There is additional excess insurance coverage which H&H intends to pursue as necessary.

      H&H and Bairnco have been identified as PRPs under the Comprehensive
Environmental Response, Compensation and Liability Act ("CERCLA") or similar state statutes at several sites and are parties to ACOs in connection with certain properties. H&H and Bairnco may be subject to joint and several liabilities imposed by CERCLA on PRPs. Due to the technical and regulatory complexity of remedial activities and the difficulties attendant in identifying
PRPs and allocating or determining liability among them, H&H and Bairnco are unable to reasonably estimate the ultimate cost of compliance with such laws.

                                      107

      In a case entitled Agere Systems, Inc., et al. v. Advanced Environmental
Technology Corp., et al. (U.S. District Court, EDPA), five companies, all of which are PRPs for the Boarhead Farm site in Bucks County, Pennsylvania, brought
CERCLA contribution and similar claims under Pennsylvania's environmental laws against a number of companies in 2002. A subsidiary of H&H is one of the defendants that the plaintiffs claim contributed to the contamination of the
Boarhead Farm site. A number of the plaintiffs have entered into consent decrees with the EPA regarding the remediation of groundwater and soil contamination at the Boarhead Farm site. In addition, plaintiffs have settled with a number of the defendants. There are currently six non-settling defendants, including H&H, against which the plaintiffs are pursuing their claims. Fact and expert discovery has been concluded. H&H filed a motion for summary judgment in July
2007, seeking dismissal of plaintiffs' complaint, which Plaintiffs opposed. The court denied H&H's motion. Plaintiffs recently filed a motion for leave to file an amended complaint seeking to add a cost recovery claim in addition to its contribution claim. This motion is pending. It is anticipated that the court will rule on this motion by the end of 2007. The plaintiffs have already made substantial payments to the EPA in past response costs and have themselves incurred costs for groundwater and soil remediation. Remediation is continuing.
Plaintiffs are seeking reimbursement of a portion of amounts incurred and an allocation of future amounts from H&H and the other non-settling defendants.
H&H's responsibility for this site, if any, should be minimal and has demanded coverage from its insurance carrier for any claims for which it could be held liable. It is not possible to reasonably estimate the cost of remediation or
H&H's share, if any, of the liability at this time.

      H&H received a notice letter from the EPA in August 2006 formally naming
H&H as a PRP at the Shpack site. H&H then voluntarily joined a group of ten (10)
other PRPs (which group has since increased to thirteen (13)) to work cooperatively regarding remediation of this site. Investigative work is ongoing to determine whether there are other parties that sent hazardous substances to the Shpack site but that have not received notice letters nor been named as PRPs to date. The PRP group submitted its good faith offer to the EPA in late October
2006. The offer is contingent on the group arriving at an acceptable allocation amongst the PRPs. Most of the PRPs have reached proposed allocations as to percentages of responsibility for investigation and remediation costs at the
Shpack site. It is anticipated that there will be a "shortfall" in the overall allocation that will then be shared, on a pro rata basis, among all of the participating PRPs. The EPA has currently agreed to an orphan share for the past response costs incurred through September 30, 2007 and the PRPs continue to negotiate with the EPA to have all future response and oversight costs included in the orphan share. The EPA seeks to have the Consent Decree lodged as soon as practicable. The Consent Decree will then be subject to a public comment period of no less than 30 days. After the expiration of the 30 days (or such other time period), the court, in its discretion, can enter the Consent Decree. There are some PRPs who have not participated to date in the Consent Decree negotiations and allocation process. Any non-participating PRPs may be sued later under
CERCLA. That is a decision that will be made in the future by the participating
PRPs. It is anticipated that PRP remedial activities at the site will not begin until 2009. The remediation of a significant amount of the contamination at the site is the responsibility of DOE. That remediation is being accomplished by the
U.S. Army Corps of Engineers (the "ACOE"). The DOE portion of the work has begun but is not expected to be completed until 2009, at which time the remaining work will be more clearly defined. The ACOE recently informed one of the radiological
PRPs that it will seek contribution from that PRP for the portion of the remediation performed by the ACOE. The radiological PRP in turn wishes to preserve its rights to sue the chemical PRPs in the event any portion of the
ACOE's claim relates to chemical waste. The PRPs are currently investigating the nature of the ACOE's potential claim to determine if there is any realistic potential that the ACOE's claim can legally or factually result in a contribution claim against the chemical PRPs. The Company has recorded a reserve of $3.6 million in connection with this matter.

      H&H is continuing to comply with a 1987 consent order from the
Massachusetts Department of Environmental Protection ("MADEP") to investigate and remediate the soil and groundwater conditions at the property that is the subject of the Arista Development litigation discussed above. H&H is in discussions with the EPA, the MADEP and the plaintiff in the Arista case in connection with the remedial activities. In addition, H&H has engaged in discussions or received comments regarding its remedial plans from abutters.
Discussions with some abutters are ongoing and, although no formal claims have been asserted, it is possible that claims will be asserted. Since discussions regarding these matters are not complete and since no claims have been asserted, it cannot be known what, if any, liability H&H will have with respect to the abutters.

      As discussed above, H&H and Bairnco have existing and contingent liabilities relating to environmental matters, including capital expenditures, costs of remediation and potential fines and penalties relating to possible violations of national and state environmental laws. H&H and Bairnco have substantial remediation expenses on an ongoing basis, although such costs are continually being readjusted based upon the emergence of new techniques and alternative methods. In addition, WHX has insurance coverage available for several of these matters. Based upon information currently available, including
H&H and Bairnco's prior capital expenditures, anticipated capital expenditures, and information available to H&H and Bairnco on pending judicial and

                                      108

administrative proceedings, H&H and Bairnco do not expect their respective environmental compliance costs, including the incurrence of additional fines and penalties, if any, relating to the operation of their respective facilities to have a material adverse effect on their financial position, but there can be no such assurances. Such costs could be material to H&H and Bairnco's results of operations and cash flows. We anticipate that H&H and Bairnco will pay such amounts out of their respective working capital, although there is no assurance that H&H and Bairnco will have sufficient funds to pay such amounts. In the event that H&H and Bairnco are unable to fund these liabilities, claims could be made against WHX for payment of such liabilities. As further information comes into the Company's possession, it will continue to reassess such evaluations

OTHER LITIGATION

      We or certain of our subsidiaries are a defendant in numerous cases pending in a variety of jurisdictions relating to welding emissions. Generally, the factual underpinning of the plaintiffs' claims is that the use of welding products for their ordinary and intended purposes in the welding process causes emissions of fumes that contain manganese, which is toxic to the human central nervous system. The plaintiffs assert that they were over-exposed to welding fumes emitted by welding products manufactured and supplied by us and other co-defendants. We deny liability and are defending these actions. It is not possible to reasonably estimate our exposure or share, if any, of the liability at this time.

      In addition to the foregoing cases, there are a number of other product liability, exposure, accident, casualty and other claims against us or certain of our subsidiaries in connection with a variety of products sold by our subsidiaries over several years, as well as litigation related to employment matters, contract matters, sales and purchase transactions and general liability claims, many of which arise in the ordinary course of business. It is not possible to reasonably estimate our exposure or share, if any, of the liability at this time.

      There is insurance coverage available for many of these actions, which are being litigated in a variety of jurisdictions. To date, we have not incurred and do not believe we will incur any significant liability with respect to these claims, which we contest vigorously in most cases. However, it is possible that the ultimate resolution of such litigation and claims could have a material adverse effect on quarterly or annual results of operations, financial position and cash flows when they are resolved in future periods.

                                      109

                                   MANAGEMENT

      The following is a summary of the business background and experience of each of the Company's Directors and Executive Officers:

DIRECTORS

                                                                                                                First year
                                           Principal occupation for the past five years                          became a
Name                                             and current public directorships                         Age    director
------------------------        -------------------------------------------------------------------       ---   ----------
Warren G. Lichtenstein          Chairman of the Board of Directors.  Warren G. Lichtenstein has            42      2005
                                served as Chairman of the Board of WHX since July 2005.  He has been the Chairman of the Board, Secretary and the Managing Member of
                                Steel Partners, L.L.C. ("Partners LLC"), the general partner of
                                Steel Partners, a private investment partnership, since January 1,
                                1996, the President, Chief Executive Officer and a director of
                                Steel Partners, Ltd. ("SPL"), a management and advisory company that provides management services to Steel Partners II and its
                                affiliates, since June 1999 and Chairman of the Board, President and
                                Chief Executive Officer of SP Acquisition Holdings, Inc. ("SPAH"), an
                                affiliate of Steel Partners and a blank check public company formed for the purpose of acquiring businesses and assets.  He is also a co-founder of SteelPartners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access
                                Fund I LP, a private equity partnership investing in China.  Mr.
                                Lichtenstein has been a director (currently Chairman of the Board)
                                of United Industrial Corporation ("United Industrial"), a company principally focused on the design, production and support of defense systems and a manufacturer of combustion equipment for biomass and refuse fuels, since May 2001.  Mr. Lichtenstein has been Chairman of the Board of SL Industries, Inc. ("SL Industries"), a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized
                                communication equipment, since January 24, 2002 and served as Chief
                                Executive Officer from February 4, 2002 to August 10, 2005.  He had previously served as a director of SL Industries from 1993 to 1997.
                                Mr. Lichtenstein has been a director of KT&G Corporation, South
                                Korea's largest tobacco company, since March 2006.  Mr. Lichtenstein was a director of Layne Christensen Company ("Layne Christensen"), a
                                provider of products and services for the water, mineral,
                                construction and energy markets, from January 2004 to October 2006.
                                Mr. Lichtenstein served as a director of WebFinancial Corporation
                                ("WebFinancial"), a consumer and commercial lender, from 1996 to
                                June 2005, as Chairman and Chief Executive Officer from December
                                1997 to June 2005 and as President from December 1997 to December
                                2003.

                                      110

Jack L. Howard                  Director.  Jack L. Howard has been a director of WHX since July            45      2005
                                2005.  He has been a registered principal of Mutual Securities,
                                Inc., a registered broker-dealer, since 1989.  He has served as Vice
                                Chairman of SPL since December 2003.  Mr. Howard has served as
                                Chairman of the Board of WebFinancial since June 2005, as a director of WebFinancial since 1996, and as its Vice President since 1997.
                                From 1997 to May 2000, he also served as Secretary, Treasurer and
                                Chief Financial Officer of WebFinancial.  He has served as Chairman of the Board and Chief Executive Officer of Gateway Industries,
                                Inc., a provider of database development and web site design and development services, since February 2004, as Vice President of
                                Gateway since December 2001 and as a director of Gateway since
                                1994.  He has been a director of CoSine Communications, Inc., a global telecommunications equipment supplier, since July 2005.  He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004.  Mr.
                                Howard presently serves as a director of NOVT Corporation ("NOVT"), a former developer of advanced medical treatments for coronary and vascular disease, and serves as the Chief Operating Officer and
                                Secretary of SPAH.

Glen M. Kassan                  Vice Chairman of the Board of Directors and Chief Executive Officer.       63      2005
                                Glen M. Kassan has served as a director of the Company since July
                                2005 and as the Company's Vice Chairman of the Board of Directors and
                                Chief Executive Officer since October 2005. He has been an Operating
                                Partner of SPL since August 1999 and an Operating Partner of its predecessor from October 1999 to May 2001. He has served as the Vice
                                President and Secretary of WebFinancial since June 2000 and as Chief
                                Financial Officer from June 2000 through 2007. He has served as a director of SL Industries since January 24, 2002, its Vice Chairman since August 10, 2005 and served as its President from February 4,
                                2002 to August 10, 2005. He has served as a director of United
                                Industrial since October 2002.

                                      111

Louis Klein Jr.                 Director.  Louis Klein, Jr. has served as a director of WHX since          71      2002
                                2002.  He has been trustee of Manville Personal Injury Settlement
                                Trust since 1991, trustee of WT Mutual Fund and WT Investment Trust
                                I (Wilmington Trust) since 1998 and trustee of the CRM Mutual Fund since 2005.  He has also been a director of Bulwark Corporation since 1998, a private company engaged in real estate investment.

Daniel P. Murphy, Jr.           Director.  President of H&H.  Daniel P. Murphy, Jr. has served as a        45      2005
                                director of WHX since July 2005.  He has been President of H&H since
                                February 2003 and was Vice President of Handy & Harman Engineered
                                Materials Group from January 2002 through February 2003.  He was also President of OMG, Inc., a subsidiary of H&H, from February 1994 through December 2001.

John J. Quicke                  Director and Vice President. John J. Quicke has served as a director of        58      2005
                                WHX since July 2005, as a Vice President since October 2005 and Chief
                                Executive Officer of Bairnco since April 2007. He has served as an
                                Operating Partner of SPL since September 2005. Mr. Quicke has served as
                                Chairman of the Board of NOVT since April 2006 and served as President and Chief Executive Officer of NOVT from April 2006 to November 2006. Mr.
                                Quicke currently serves as a director and Vice Chairman of the Board of
                                Angelica Corporation, a provider of healthcare linen management services.
                                He served as a director, President and Chief Operating Officer of Sequa
                                Corporation ("Sequa"), a diversified industrial company, from 1993 to
                                March 2004, and Vice Chairman and Executive Officer of Sequa from March
                                2004 to March 2005. As Vice Chairman and Executive Officer of Sequa, Mr.
                                Quicke was responsible for the Automotive, Metal Coating, Specialty
                                Chemicals, Industrial Machinery and Other Product operating segments of the company. From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to Steel Partners and explored other business opportunities.

Joshua E. Schechter             Director. Joshua E. Schechter has served as a director of WHX since        33      2005
                                July 2005. He has been an Investment Professional with SPL since
                                June 2001. He was an Associate in the Corporate Finance Group of
                                Imperial Capital, a boutique investment bank, from 2000 to 2001 and an Analyst with Imperial Capital from 1998 to 2000. Mr. Schechter currently serves as a director of Jackson Products, Inc.

                                      112

Garen W. Smith                  Director.  Garen W. Smith has served as a director of WHX since            64      2002
                                2002.  He was Chairman of the Board of H&H from 2003 through
                                September 2005.  Mr. Smith was Vice President, Secretary and
                                Treasurer of Abundance Corp., a consulting company that provides services to the Company, from 2002 to February 2005.  In addition, he was President and Chief Executive Officer of Unimast Incorporated
                                from 1991 to 2002.

EXECUTIVE OFFICERS

      The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

                                                       Principal occupation for the past five years
Name                                                         and current public directorships                                   Age
------------------------        ------------------------------------------------------------------------------------------      ---

Robert K. Hynes                 Vice President and Chief Financial Officer.  Robert K. Hynes has been the Vice President        53
                                and Chief Financial Officer of the Company since January 2003 and was
                                Vice-President--Finance from June 2001 through January 2003.  Mr. Hynes has been
                                Vice-President of H&H since March 2000.

James F. McCabe, Jr.            Senior Vice President.  James F. McCabe, Jr. has been Senior Vice President of each of the      44
                                Company and H&H since March 1, 2007.  As Mr. McCabe's employment did not commence until
                                March 1, 2007, Mr. McCabe is not a named executive officer of the Company for the fiscal year ended December 31, 2006.  From 2004 to 2006, Mr. McCabe served as Vice President of
                                Finance and Treasurer of American Water, NE Region, a division of RWE which is a public utility based in Essen, Germany.  Previously, he served as President of Teleflex Aerospace from 2002 to 2003, which manufactures and services turbine components and aircraft cargo systems.  Mr. McCabe previously served as Chief Operating Officer of Sermatech
                                International, a surface-engineering/specialty coatings business, from 2000 to 2001, and as its President from 2001 to 2002.

      Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

                                      113

BOARD OF DIRECTORS

      Our bylaws provide that the authorized size of our board of directors is to be determined from time to time by resolution of the board of directors or by the stockholders at the annual meeting of the stockholders. Our current directors were elected in the manner described in our certificate of incorporation.

DIRECTOR INDEPENDENCE

      In February 2007, our board of directors undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Messrs. Klein and Smith, representing two of our eight directors, are "independent directors" as defined under the rules of the Nasdaq stock exchange.

NOMINATING PROCESS

      We do not currently have a standing nominating committee. Each member of the Board of Directors, however, participates in the consideration of director nominees. The Board of Directors believes that a standing nominating committee is unnecessary since it can adequately perform the functions of a nominating committee.

      The Board of Directors identifies director candidates through recommendations made by Board members, management, stockholders and others. At a minimum, a nominee to the Board of Directors should have significant management or leadership experience which is relevant to the Company's business, as well as personal and professional integrity. Recommendations are developed based on the nominee's knowledge and experience in a variety of fields, as well as research conducted by the Company's staff and outside consultants at the Board's direction.

      Any stockholder recommendation should be directed to Adam Bozek, Associate
General Counsel, WHX Corporation, 1133 Westchester Avenue, White Plains, NY
10604, and should include the candidate's name, business contact information, detailed biographical data, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of his/her willingness to serve. Stockholder recommendations must also comply with the notice provisions contained in the Company's bylaws in order to be considered (current copies of the Company's bylaws are available at no charge in the Company's public filings with the SEC or from the Secretary of the
Company).

      In determining whether to nominate a candidate, whether from an internally generated or stockholder recommendation, the Board will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing and future
Company needs. The Board also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our board of directors has an audit committee and a compensation committee, each of which has the composition and responsibilities described below.

                                      114

AUDIT COMMITTEE

      The Company has a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The
Audit Committee has a charter, a current copy of which is available on the
Company's website, www.whxcorp.com. The members of the Audit Committee are Louis
Klein Jr. and Garen W. Smith. Each of Messrs. Klein and Smith are non-employee members of the Board. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Audit Committee members are "independent" as that concept is defined in Section 10A of the Exchange Act, (2) all current Audit Committee members are financially literate, and (3) Mr. Klein qualifies as an "audit committee financial expert" under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee met six times and did not take action by unanimous written consent during the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE

      The Company has a separately standing compensation committee (the
"Compensation Committee"). The Compensation Committee has a charter, a current copy of which is available on the Company's website, www.whxcorp.com. The members of the Compensation Committee are Louis Klein, Jr. and Garen W. Smith.
Each of Messrs. Klein and Smith are non-employee members of the Board. The
Compensation Committee reviews compensation arrangements and personnel matters.
The Compensation Committee charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor. The Compensation
Committee met three times, and did not take action by unanimous written consent, during the fiscal year ended December 31, 2006.

PROCEDURES FOR CONTACTING DIRECTORS

      The Company has adopted a procedure by which stockholders may send communications, as defined within Item 7(h) of Schedule 14A under the Exchange
Act, to one or more directors by writing to such director(s) or to the entire
Board, care of Adam Bozek, Associate General Counsel, WHX Corporation, 1133
Westchester Avenue, White Plains, NY 10604. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the entire Board.

CODE OF CONDUCT AND ETHICS

      The Company has adopted a code of conduct and ethics (the "Code Of Conduct
And Ethics") that applies to all of its directors, officers and employees. The
Code of Conduct and Ethics is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct and Ethics to appropriate persons identified in the Code of Conduct and Ethics, and (v) accountability for adherence to the
Code of Conduct and Ethics. The Code of Conduct and Ethics has been filed as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended
December 31, 2003 and is available on the Company's website at www.whxcorp.com.
The Code of Conduct and Ethics may also be requested in print, without charge, by writing to: Adam Bozek, Associate General Counsel, WHX Corporation, 1133
Westchester Avenue, White Plains, NY 10604. Amendments to the Code of Conduct
and Ethics and any grant of a waiver from a provision of the Code of Conduct and
Ethics requiring disclosure under applicable SEC rules will be disclosed on the
Company's website at www.whxcorp.com.

                                      115

         EXECUTIVE COMPENSATION AND COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

      This compensation discussion and analysis describes the material elements of compensation awarded to, earned by or paid to each of our executive officers who served as named executive officers during the fiscal year ended December 31,
2006. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure. The Compensation
Committee currently oversees the design and administration of our executive compensation program.

      Our current executive compensation program includes the following principal components: (i) base salary, (ii) discretionary annual cash performance-based incentives, (iii) severance payments, and (iv) perquisites and other compensation. In addition, from 2007 and onwards, our executive compensation program will include stock option grants and other equity incentives.

EXECUTIVE COMPENSATION OBJECTIVES

      The objectives of our executive compensation program are to:

      o     Attract, motivate and retain talented and experienced executive officers;

      o     Ensure officer compensation is aligned with our corporate
            strategies, business objectives and the long-term interests of our stockholders; and

      o     Reward our executive officers with incentives so we can retain them and provide stability for the Company as we grow.

      To achieve these objectives, our overall compensation program aims to pay our named executive officers competitively, consistent with our success and their contribution to that success. To accomplish this we provide compensation in the form of cash. Stockholder approval of the Company's 2007 Incentive Stock
Plan was received at our 2007 Annual Meeting and accordingly, permits us to offer options and other equity incentives. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, and in 2006 the issuance of equity was not available, the
Compensation Committee considers the practices of comparable companies, while also considering the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders.

DETERMINATION OF COMPENSATION AWARDS

      Our Compensation Committee is provided with the primary authority to determine the compensation awards available to our executive officers. To aid the Compensation Committee in making its determination, our Chief Executive
Officer provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself.

                                      116

      The Compensation Committee has the sole authority to determine our Chief
Executive Officer's compensation. The performance of our Chief Executive Officer is reviewed annually by the Compensation Committee.

      The Compensation Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, the Compensation Committee has from time to time taken into account, to the extent available, publicly available data relating to the compensation practices and policies of other comparable companies within and outside our industry. The Compensation Committee compares our executive compensation against the compensation paid by peer companies. While such comparisons may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process. The
Compensation Committee believes that the Company's compensation falls generally within the lower to upper middle range of compensation practices of such other companies.

ELEMENTS OF COMPENSATION

      The principal elements of our executive compensation are:

      o     base salary;

      o     discretionary annual cash performance-based incentives;

      o     long-term incentive plan awards;

      o     severance benefits; and

      o     perquisites and other compensation.

BASE SALARIES

      Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. All of our named executive officers, other than our Chief Executive
Officer, are subject to employment agreements, and accordingly each of their compensation has been determined as set forth in their respective agreement.
When establishing base salaries for 2006, subject to the provisions of each person's employment agreement, the Compensation Committee and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual's role. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. However, we recognize that, to attract, retain and motivate key individuals, such as the named executive officers, the compensation committee may determine that it is in our best interests to negotiate total compensation packages with our executive management that may deviate from the general principle of targeting total compensation at the median level for the peer group.

DISCRETIONARY ANNUAL CASH PERFORMANCE-BASED INCENTIVES

      Our Compensation Committee approves the annual cash incentive award for our Chief Executive Officer and each other named executive officer. Our
Compensation Committee's determination, other than with respect to the Chief
Executive Officer, is generally based upon our Chief Executive Officer's recommendations.

                                      117

      Our Compensation Committee has adopted a Short-Term Incentive Plan
("STIP") with two components, a return on invested capital based component and a component based on the achievement of pre-determined individual objectives. The
ROIC component, is calculated by dividing pre-bonus earnings before interest, taxes, depreciation and amortization ("PBEBITDA") by the average invested capital ("AIC"). The component based on the achievement of individual objectives is based on personal objectives set by the President, Chief Executive Officer of
H&H and the Board of Directors of WHX for each individual. Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the named executive officers is 40% to 80%.
STIP bonuses earned will be paid annually. No STIP bonus will be paid if either component is below a predetermined threshold.

      In addition, our Compensation Committee has the authority to award discretionary annual bonuses to our executive officers in the form of cash. The annual bonuses, if any, are intended to compensate officers for individual performance, for our overall financial performance and for achieving important milestones. The bonus for Mr. Hynes in the amount of $100,000 was awarded as a discretionary bonus under our STIP. Mr. Murphy received a bonus of $225,000 in
July 2007 on account of his performance in 2006.

LONG-TERM INCENTIVE PLAN AWARDS

      In 2006, WHX did not have a long-term incentive plan.

      For our named executive officers, our stock option program is based on grants that will be individually negotiated in connection with employment agreements and other grants to our executives. Stock options provide a relatively straightforward incentive for our executives and result in less immediate dilution of existing stockholders' interests.

      No stock option grants were made to any of the named executive officers during the fiscal year ended December 31, 2006. No options were held by the named executive officers as of December 31, 2006. Stockholder approval of the
Company's 2007 Incentive Stock Plan was received at our 2007 Annual Meeting, which permits the Company to issue stock options to its directors, officers, employees, consultants and advisors.

      Stock option grants are required in the Acknowledgement and Release
Agreements entered into with Messrs. Murphy and Hynes (as described below). In each case, the options were required to be granted by a certain date (December
31, 2006 in the case of Mr. Murphy and June 30, 2006 in the case of Mr. Hynes), or "phantom" options were to have been issued. The Company satisfied this obligation by granting options to Messrs. Murphy and Hynes on July 6, 2007 and no "phantom" options were issued. See "-- 2007" below.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

      We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for our named executive officers are summarized below in
"Potential Payments upon Termination or Change-in-Control." We believe that

                                      118

these severance and change in control benefits are an essential element of our executive compensation and assist us in recruiting and retaining talented executives.

PERQUISITES AND OTHER COMPENSATION

      We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. For the last completed fiscal year, we provided the following personal benefits and perquisites to certain of our named executives officers: health insurance, four weeks paid vacation time in each calendar year, automobile allowance or company car, life and disability insurance, 401(k) plan, golf club membership, financial, estate and tax planning, non-exclusive use of a two bedroom apartment in the Rye, New York area and a reasonable relocation allowance, as determined by H&H.

OTHER PAYMENTS

      Pursuant to Acknowledgement and Release Agreements, dated November 10,
2005, each of Messrs. Murphy and Hynes agreed to remain with the Company in the period after the Company's emergence from bankruptcy in July 2005. Each of
Messrs. Murphy and Hynes agreed to remain an employee of the Company through at least March 31, 2006 in consideration for (i) a cash bonus of $250,000 paid on
March 31, 2006 to Mr. Murphy, and $250,000 to Mr. Hynes, payable in installments, the last of which vested upon filing of the Company's 2004 Annual
Report on Form 10-K and Quarterly Reports on Form 10-Q for 2005, (ii) an
increase in the life insurance levels provided in the H&H Post-Retirement Life
Insurance Program and (iii) the grant to Messrs. Murphy and Hynes of 100,000 options and 25,000 options, respectively, to purchase Common Stock upon our adoption of a stock option plan. As previously stated, these options were required to be granted by certain dates that have passed or "phantom" options were to have been issued. The Company satisfied this obligation by granting options to Messrs. Murphy and Hynes on July 6, 2007 and no "phantom" options were issued. See "-- 2007" below. These cash bonus payments were attributed to
Messrs. Murphy's and Hynes' compensation in 2005.

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal year ended
December 31, 2006: (i) individuals who served as, or acted in the capacity of, the Company's principal executive officer for the fiscal year ended December 31,
2006; (ii) individuals who served as, or acted in the capacity of, the Company's principal financial officer for the fiscal year ended December 31, 2006; (iii)
the Company's three most highly compensated executive officers, other than the chief executive and chief financial officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2006 (of which there were only two); and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December
31, 2006 (of which there were none). We refer to these individuals collectively as our named executive officers.

                                      119

                                                                            Changes in
                                                                           Pension Value
                                                                               and
                                                                           Non-qualified
                                                                              Deferred
                                                                             Compensation      All Other          Total
                                               Salary           Bonus         Earnings        Compensation      Compensation
  Name and Principal Position       Year         ($)             ($)            ($)               ($)               ($)
  ---------------------------       ----       --------       --------     --------------     ------------      ------------
              (a)                    (b)         (c)             (d)            (h)               (i)               (j)
Glen M. Kassan                      2006        600,000           --             --               5,544           605,544
   Chief Executive Officer
Robert K. Hynes                     2006        256,538        100,000         23,294(1)         12,916(2)        392,748
   Vice President and Chief
   Financial Officer
Daniel P. Murphy, Jr                2006        450,000        225,000          3,394(1)         32,555(3)        710,949
   President of H&H
Ellen T. Harmon                     2006        235,000        130,000           --               8,876           373,876
   Vice President, General
   Counsel and Secretary(4)

(1)   Represents the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial plans
      (including supplemental plans) for the prior completed fiscal year.

(2)   Includes payments for supplemental healthcare, life insurance, car allowance and 401(k) matching payments.

(3)   Includes payments for reimbursement of financial services, supplemental healthcare, life insurance, car allowance, club dues and 401(k) matching payments.

(4)   Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

GRANTS OF PLAN-BASED AWARDS

      We made no grants of plan-based awards to any of our named executive officers in 2006.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

      The compensation paid to the named executive officers includes salary and non-equity incentive compensation. In addition, each named executive officer is eligible to receive contributions to his or her 401(k) plan under our matching contribution program.

      In 2006, salaries and bonuses accounted for approximately 99% of total compensation for our principal executive officer and 94% on average for our other named executive officers.

      GLEN M. KASSAN. Glen M. Kassan was appointed Chief Executive Officer on
October 7, 2005. In 2006, our Compensation Committee approved a salary of
$600,000 per annum for Mr. Kassan effective January 1, 2006. There is no employment agreement between the Company and Mr. Kassan regarding Mr. Kassan's employment with the Company.

      On July 6, 2007, the Compensation Committee of the Board of Directors of
the Company adopted certain arrangements (the "Arrangements") for each of Warren
G. Lichtenstein, the Chairman of the Board of Directors of the Company and the
Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners
(which owns 50.3 % of the outstanding shares of common stock of the Company), and Glen Kassan, the Chief Executive Officer of the Company and an operating partner of Steel Partners, Ltd., an affiliate of Steel Partners, to provide incentives for Messrs. Lichtenstein and Kassan. The Arrangements provide, among other things, for each of Messrs. Lichtenstein and Kassan to receive a bonus equal to 100,000 multiplied by the difference of the fair market value of the
Company's stock price and $9.00. The Arrangements are not based on specified targets or objectives, other than the Company's stock price. The bonus is payable upon the sending of a notice by Mr. Lichtenstein or Mr. Kassan, respectively. The notice can be sent with respect to one-half the bonus immediately, with respect to one quarter, at any time after July 6, 2008 and with respect to the remainder, at any time after July 6, 2009. The Arrangements terminate July 6, 2015, to the extent not previously received.

                                      120

EMPLOYMENT AGREEMENTS

      ROBERT K. HYNES. Mr. Hynes is party to an employment agreement with WHX and H&H dated March 4, 2005 and whose initial term ended on June 30, 2005 and which by the terms of the employment agreement will automatically extend for successive one-year terms unless earlier terminated pursuant to its terms. Mr.
Hynes' employment agreement provides for an annual base salary of no less than
$250,000 and an annual bonus to be awarded at the Company's sole discretion. Mr.
Hynes received a bonus of $100,000 for his performance in 2006. In April 2007,
Mr. Hynes' annual salary was increased to $260,000 per annum, effective as of
February 1, 2007.

      In addition, Mr. Hynes, pursuant to his employment agreement, is entitled to receive health insurance coverage (if and to the extent provided to all other employees of the Company), four weeks paid vacation, a Company car and reimbursement for annual financial, estate and tax planning and preparation expense up to a maximum of 3% of his annual base salary in effect on January 1 of each tax year.

      DANIEL P. MURPHY, JR. Mr. Murphy is party to a two-year employment agreement with H&H dated February 11, 2004, whose initial term ended on February
11, 2006 and which by the terms of the employment agreement will automatically extend for successive one-year terms unless earlier terminated pursuant to its terms. Mr. Murphy's employment agreement provides for an annual salary of no less than $350,000 and an annual bonus to be awarded at H&H's sole discretion, as ratified by WHX's Board. Mr. Murphy received a bonus of $225,000 in July 2007 on account of his performance in 2006. In July 2007, Mr. Murphy's annual salary was increased to $470,000 per annum, effective as of February 1, 2007.

      In addition, Mr. Murphy, pursuant to his employment agreement, is entitled to receive health insurance coverage (if and to the extent provided to all other employees of H&H), four weeks paid vacation, a Company car or car allowance not to exceed $1,000 per month, annual dues at a golf club of his selection which is reasonably acceptable to the Company, non-exclusive use of a two-bedroom apartment in the Rye, New York area and a reasonable relocation allowance, as determined by H&H.

      HYNES AND MURPHY ACKNOWLEDGEMENT AND RELEASE AGREEMENTS. In November 2005,
each of Messrs. Murphy and Hynes entered into an Acknowledgement and Release
Agreement with the Company pursuant to which each such executive agreed to remain with the Company in the period after the Company's emergence from bankruptcy in July 2005. Each of Messrs. Murphy and Hynes agreed to remain an employee of the Company through at least March 31, 2006 in consideration for (i)
a cash bonus of $250,000 paid on March 31, 2006 to Mr. Murphy, and $250,000 to
Mr. Hynes, payable in installments, the last of which vested upon filing of the
Company's 2004 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for
2005, (ii) an increase in the life insurance levels provided in the H&H
Post-Retirement Life Insurance Program, and (iii) the grant to Messrs. Murphy and Hynes of 100,000 options and 25,000 options, respectively, to purchase
Common Stock upon our adoption of a stock option plan. In addition, each
Acknowledgement and Release Agreement provided a release to the Company by such executive. The proposed stock options described above which were required in the
Acknowledgement and Release Agreements entered into with Messrs. Murphy and
Hynes were required, in each case, to be granted by a certain date (December 31,
2006 in the case of Mr. Murphy and June 30, 2006 in the case of Mr. Hynes), or
"phantom" options were to have been issued. The Company satisfied this obligation by granting options to Messrs. Murphy and Hynes on July 6, 2007 and no "phantom" options were issued. See "-- 2007" below.

                                      121

      JAMES F. MCCABE, JR. On February 1, 2007, James F. McCabe, Jr. entered into a one-year employment agreement with each of the Company and H&H effective on March 1, 2007, and which by the terms of the employment agreement, will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms. The employment agreement provides for an annual salary of no less than $300,000 and an annual bonus to be awarded at the Company's sole discretion, provided that McCabe's bonus for 2007 will not be less than $100,000 as long as his employment has not been terminated for cause and as long as he has not voluntarily terminated his employment prior to April 1, 2008. In addition, the employment agreement provides for the grant of 50,000 options to purchase Company Common Stock upon the Company's adoption of a stock option plan and registration of underlying shares by September 30, 2007, or alternatively
50,000 "phantom" options in lieu of such options if such a plan has not been adopted by such date. The Company satisfied this obligation by granting options to Mr. McCabe on July 6, 2007.

      In addition, pursuant to Mr. McCabe's employment agreement, he is entitled to four weeks paid vacation, health insurance coverage (if and to the extent provided to all other employees of the Company), a temporary living allowance of
$3,400 per month through February 2009, a car allowance of $600 per month, and life insurance, disability insurance and 401(k) benefits, if and to the extent provided to executives of either WHX or H&H.

      As Mr. McCabe's employment did not commence until March 1, 2007, Mr.
McCabe was not a named executive officer of the Company for the fiscal year ended December 31, 2006.

      See "-- Potential Payments upon Termination or Change-in-Control" for further discussion on termination, retirement and change-in-control provisions of the employment agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

      ROBERT K. HYNES. In the event that either of the following occurs: (i) the
Company terminates Mr. Hynes' employment, other than with cause and other than due to his death or disability, or (ii) Mr. Hynes elects termination following a reduction in his annual base salary, a relocation of the Company's headquarters more than 50 miles from New York, New York, or a failure by the Company to obtain a satisfactory agreement from a successor to assume the employment agreement, and the Company fails to cure such events within 30 days after receipt of written notice from Mr. Hynes, he or his personal representative or estate, as applicable, will receive a payment of one-year's base salary at the highest rate in effect for the twelve preceding months plus any bonus plan compensation that has been accrued and he will also be entitled to receive the other benefits to which he is entitled for a period of twelve months following such termination or until such time he becomes eligible to receive comparable benefits from a subsequent employer, if earlier.

      In the event that the Company terminates Mr. Hynes' employment for conduct that is materially injurious to the Company, for any act that constitutes fraud, misappropriation, embezzlement or a felony, or Mr. Hynes' material breach of his employment agreement, Mr. Hynes will receive his base salary through the date of termination and the Company will have no further obligation to Mr. Hynes.

      DANIEL P. MURPHY, JR. In the event that either of the following occurs,
Mr. Murphy will receive a payment of two years' base salary at the base salary in effect at the time of termination: (i) Mr. Murphy's employment agreement is terminated by H&H other than with cause and other than due to Mr. Murphy's death or disability, or (ii) Mr. Murphy elects termination following a material diminution in his position or a relocation of H&H's headquarters more than 50 miles from Rye, New York and Agawam, Massachusetts and H&H fails to cure such diminution or relocation within ten days of receipt of written notice of termination from Mr. Murphy. In the event that Mr. Murphy's employment is terminated due to his death or disability or with cause, which includes conduct

                                      122

that is materially injurious to H&H, any act that constitutes fraud, misappropriation, embezzlement or a felony, or Mr. Murphy's material breach of his employment agreement, H&H will have no further obligation to Mr. Murphy.

      Following a change in control of H&H, Mr. Murphy will be entitled to terminate his employment and receive a payment of two years' base salary at the base salary in effect at the time of termination. In the event of a change of control, H&H has ten days from the receipt of any notice of termination from Mr.
Murphy to request Mr. Murphy to continue his employment at his then present base salary on a pro rata basis for 60 days from such request.

      JAMES F. MCCABE, JR. In the event that either of the following occurs, Mr.
McCabe will receive a payment of one year's base salary at the base salary in effect at the time of termination, monthly COBRA payments of any health-related benefits (medical, dental, and vision) as are then in effect for a period of twelve months following such termination or until such time as he becomes eligible to receive coverage from a subsequent employer, if earlier, and a car
(not living) allowance for a one year period after termination: (i) Mr. McCabe's employment agreement is terminated by the Company other than with cause or other than due to Mr. McCabe's death or disability, or (ii) Mr. McCabe elects termination following a material diminution in his position or a relocation of the Company's headquarters and the Company fails to cure such diminution or relocation within ten days of receipt of written notice of termination from Mr.
McCabe.

      In the event that Mr. McCabe's employment is terminated due to death or disability or with cause, which includes conduct that is materially injurious to the Company, any act that constitutes fraud, misappropriation, embezzlement or a felony or sexual or other harassment of any employee of either WHX or H&H, the willful or continued failure by Mr. McCabe to substantially perform his duties, or Mr. McCabe's material violation or breach of his employment agreement, he will be entitled to receive the aggregate of any due but unpaid compensation through the date of termination. In the event that Mr. McCabe is terminated due to his death or due to his disability, his estate will be paid all life insurance proceeds to which it is entitled and he will be paid any disability insurance proceeds to which he is entitled, respectively.

SEPARATION AGREEMENT

Effective November 9, 2007, Ms. Harmon resigned as Vice President, Secretary and
General Counsel of WHX and H&H. Pursuant to a Separation Agreement and Release,
dated as of November 5, 2007, Ms. Harmon received a payment equal to $410,000 and the continuation of certain benefits.

PENSION BENEFITS

      The following table summarizes the pension benefits held by our named executive officers in 2006.

                                                                 Number of Years        Present Value of       Payments During
             Name                            Plan Name           Credited Service      Accumulated Benefit     Last Fiscal Year
----------------------------           -----------------         ----------------      -------------------     ----------------
              (a)                               (b)                     (c)                    (d)                   (e)

Glen M. Kassan                                   --                      --                       --                 --
   Chief Executive Officer

Robert K. Hynes                        WHX Pension Plan                16.417              $   352,673                0
   Vice President and Chief
   Financial Officer
                                       H&H SERP                        16.417              $    93,852                0

                                      123

Daniel P. Murphy, Jr                   WHX Pension Plan                 4.0                $    86,967                0
   President of H&H
                                       H&H SERP                         4.0                $    65,805                0

Ellen T. Harmon                                  --                      --                       --                 --
   Vice President, General
   Counsel and Secretary(1)

(1)   Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

      The WHX Pension Plan, a defined benefit plan, provides benefits to certain current and former employees of the Company and its current and former subsidiaries, H&H and Wheeling-Pittsburgh Steel Corporation.

      In 2005, the WHX Pension Plan was amended to freeze benefit accruals for all hourly non-bargained and salaried H&H plan participants and to close the
Plan to future entrants. The only participants who continue to receive benefit accruals are approximately 260 active employees who are covered by collective bargaining agreements.

      The WHX Pension Plan provides for annual benefits following normal retirement at various normal retirement ages, under a variety of benefit formulas depending on the covered group. The bargained participants earn benefits under a service multiplier arrangement that varies based on collective bargaining agreements. For all other participants, the frozen benefits are based on either multiplier arrangements for hourly-paid participants or a percentage of final average earnings formula for salaried participants.

      The WHX Pension Plan provides benefits to two of the named executive officers, Messrs. Hynes and Murphy. For purposes of H&H salaried participants, such as Messrs. Hynes and Murphy, "compensation" includes base salary earned prior to December 31, 2005. The WHX Pension Plan does not include any amount payable as a bonus, commission, overtime premium, shift differential, reward, prize or any type of compensation other than regular fixed salary or wage. The annual limit on compensation has been adjusted in accordance with the Internal
Revenue Code of 1986, as amended (the "Code") Section 401(a)(17)(B) which allowed for maximum compensation of $210,000 in plan year 2005, earnings in years thereafter are not included in the calculation of benefits under the WHX
Pension Plan. Prior to January 1, 2006, certain H&H executives, including
Messrs. Hynes and Murphy, earned benefits under the Handy & Harman Supplemental
Executive Retirement Plan (the "SERP"). The SERP restored benefits lost due to the 401(a)(17) compensation limit and included into the definition of compensation, 25% of annual Management Incentive Plan awards.

      The WHX Pension Plan provides for early retirement under a variety of eligibility rules pertinent to each covered group. Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced either by a fixed factor per month or on an actuarial equivalence basis, depending on the covered group. Mr. Hynes is the only named executive officer meeting the requirements needed to take early retirement, without reduction per the applicable schedule of the WHX Pension Plan. The normal form of payment under the WHX Pension Plan also varies, but is a straight life annuity for most participants and a ten-year certain and life annuity for others. The
Wheeling-Pittsburgh Steel Corporation bargained participants earn a straight life annuity under a 414(k) arrangement and have the option to take up to
$10,000 of their defined contribution plan assets as a lump sum.

                                      124

      The foregoing table shows years of credited service, present value of accumulated benefit payable by the Company, and payments made by the Company during the last fiscal year for each named executive officer. The valuation method and material assumptions applied in quantifying the present value of accumulated benefit are set forth in Note 7 to the Company's 2006 Consolidated
Financial Statements.

2007

      On July 6, 2007, the Compensation Committee of the Board of Directors of
the Company formally adopted the 2007 Bonus Plan (the "Bonus Plan") to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company's executive officers, in the form of cash bonus payments for achieving certain performance goals established for them. Participants in the Bonus Plan who are executive officers of the Company include Daniel P. Murphy, Jr., President of Handy & Harman, James F. McCabe,
Jr., the Corporate Senior Vice President, and Robert K. Hynes, Vice President
and the Corporate Chief Financial Officer.

      The Bonus Plan includes two components. The first component is the STIP, and the second component is a Long Term Incentive Plan ("LTIP"). The structure of the Bonus Plan is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

      SHORT TERM INCENTIVE PLAN. The Compensation Committee has established two components for the STIP, a return on invested capital ("ROIC") based component and a component based on the achievement of pre-determined individual objectives. The ROIC component, is calculated by dividing PBEBITDA by AIC. The component based on the achievement of individual objectives is based on personal objectives set by the President, Chief Executive Officer of H&H and the Board of
Directors of WHX for each individual. Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by the participants ranges from 40% to 80%. STIP bonuses earned will be paid annually. No STIP bonus will be paid if either component is below a predetermined threshold.

      LONG TERM INCENTIVE PLAN. The LTIP component of the Bonus Plan is based on a combination of the achievement of certain sales targets and ROIC targets over the three fiscal years beginning in 2007. The sales target is based on the combined budgeted sales for 2007, 2008, and 2009. The ROIC is calculated using total PBEBITDA for the three year cycle and the AIC for these 3 years. Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 10% to 20%. LTIP bonuses earned will be paid following the conclusion of the 2009 fiscal year. A bonus payout under the LTIP will not occur if either the ROIC or sales component is below 80% of the respective target.

      Under the Bonus Plan, the total maximum percentage of base salary that may be earned by the President of Handy & Harman, Daniel P. Murphy, Jr., is 100% and
the total maximum percentage of base salary that may be earned by each of the
Senior Vice President, James F. McCabe, Jr., and the Chief Financial Officer of
the Company, Robert K. Hynes, is 75%.

      GRANT OF OPTIONS

      On July 6, 2007, options were granted pursuant to WHX Corporation's 2007
Incentive Stock Plan as follows: (i) 100,000 options were granted to Daniel P.
Murphy, Jr., (ii) 50,000 options were granted to James F. McCabe, Jr., (iii)
25,000 options were granted to Ellen T. Harmon, who resigned from the Company and its subsidiaries, effective November 9, 2007, and (iv) 25,000 options were granted to Robert K. Hynes. The options have an exercise price of $9.00 per

                                      125

share and are exercisable in installments as follows: half of the options granted are exercisable immediately, one-quarter of the options granted become exercisable on July 6, 2008 and the balance become exercisable on July 6, 2009.
The options will expire on July 6, 2015.

DIRECTOR COMPENSATION

      The following table summarizes compensation that our directors earned during 2006 for services as members of our Board of Directors.

                                             Fees Earned or Paid in Cash                   Total
                 Name                                    ($)                                ($)
----------------------------------------   ---------------------------------   ----------------------------
                  (a)                                    (b)                                (h)

Warren G. Lichtenstein                                   --                                 --
Jack L. Howard                                           --                                 --
Glen M. Kassan                                           --                                 --
Louis Klein, Jr.                                       30,800                             30,800
Daniel P. Murphy, Jr.                                    --                                 --
Joshua E. Schechter                                      --                                 --
Garen W. Smith                                         25,500                             25,500(1)
John J. Quicke                                           --

(1)   In addition, Mr. Smith and his wife also receive medical benefits pursuant to an agreement entered into as of June 19, 2002 by and between the
      Company, Unimast Incorporated ("Unimast") and Mr. Smith in connection with the sale by the Company of Unimast, its wholly-owned subsidiary, and the termination of Mr. Smith's employment as President and Chief Executive
      Officer of Unimast.

      Effective January 10, 2007, our Board of Directors adopted the following compensation schedule for non-affiliated directors:

      Annual Retainer for Directors:                                            $25,000
      Board Meeting Fee:                                                        $ 1,500
      Annual Retainer for Committee Chair (other than Audit Committee Chair):   $ 5,000
      Committee Meeting Fee (other than for Audit Committee):                   $ 1,000
      Special Committee Fee:                                                    $10,000
      Annual Retainer for Audit Committee Members:                              $ 5,000
      Annual Retainer for Audit Committee Chair:                                $10,000

      In addition, in July 2007, Messrs. Smith and Klein received options to acquire 10,000 shares of the Company's common stock. The exercise price is $9.00 per share. 50% of the shares are immediately exercisable, 25% are exercisable on the first anniversary of the date of grant and the balance is exercisable on the second anniversary of the grant date.

      On July 6, 2007, the Compensation Committee of the Board of Directors of
the Company adopted the Arrangements for each of Warren G. Lichtenstein, the
Chairman of the Board of Directors of the Company and the Managing Member of
Steel Partners, L.L.C., the general partner of Steel Partners (which owns 50.3%
of the outstanding shares of common stock of the Company), and Glen Kassan, the
Chief Executive Officer of the Company and an operating partner of Steel
Partners, Ltd., an affiliate of Steel Partners, to provide incentives for
Messrs. Lichtenstein and Kassan. The Arrangements provide, among other things, for each of Mr. Lichtenstein and Mr. Kassan to receive a bonus equal to 100,000 multiplied by the difference of the fair market value of the Company's stock price and $9.00. The bonus is payable upon the sending of a notice by Mr.
Lichtenstein or Mr. Kassan, respectively. The notice can be sent with respect to

                                      126

one-half the bonus immediately, with respect to one quarter, at any time after
July 6, 2008 and with respect to the remainder, at any time after July 6, 2009.
The Arrangements terminate July 6, 2015, to the extent not previously received.

DEFERRED COMPENSATION AGREEMENTS

      Except as described with respect to the employment agreements of Messrs.
Hynes and Murphy, no plan or arrangement exists which results in compensation to a named executive officer in excess of $100,000 upon such officer's future termination of employment or upon a change-of-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of our Board's Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board's Compensation
Committee.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

      Our amended and restated bylaws and our amended and restated certificate of incorporation provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law. In addition, by the terms of the employment agreement with Mr. Hynes, we have agreed to provide for indemnification to Mr. Hynes to the fullest extent permitted by Delaware law and our governing documents in respect of any amounts he may become obligated to pay while acting in his capacity as an officer or director of WHX and its affiliates.

DIRECTORS' AND OFFICERS' INSURANCE

      We currently maintain a directors' and officers' liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

                                      127

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Warren G. Lichtenstein, Chairman of the Board of the Company, is also the sole executive officer and managing member of Steel Partners, L.L.C., the general partner of Steel Partners. Mr. Lichtenstein is also the President, Chief
Executive Officer and a Director of Steel Partners, Ltd., a management and advisory company that provides management services to Steel Partners and its affiliates. Steel Partners owns 5,029,793 shares of the Company's common stock.
In addition, Glen M. Kassan (Director and Chief Executive Officer of WHX), John
Quicke (Director and Vice President of WHX), Jack L. Howard (Director) and
Joshua E. Schechter (Director) are employees of Steel Partners, Ltd., an affiliate of Steel Partners. Mr. Kassan receives an annual salary of $600,000 from WHX. Messrs. Lichtenstein and Kassan also received the Arrangements. As described herein, Steel Partners provides financing to H&H, WHX and Bairnco.

      On September 8, 2005, H&H's Term B Loan was assigned from Canpartners to
Steel Partners, as agent and lender. The Term B Loan bears interest at the prime rate plus 6.00% and has a scheduled maturity date of June 30, 2008. The Term B
Loan has a second priority security interest in and lien on all assets of H&H, subject to the prior lien of the Wachovia Facilities and a prior lien of $15.5 million to the PBGC in connection with the PBGC Settlement Agreement. For the nine months ended September 30, 2007, the largest aggregate amount of principal outstanding under the Term B Loan was approximately $103.3 million, no principal payments were made and $5.7 million of interest was paid. As of September 30,
2007, an aggregate of approximately $119.1 million of principal and accrued interest is outstanding under the Term B Loan.

      In connection with the Bairnco Acquisition, Steel Partners provided initial financing through two credit facilities. First, Steel Partners extended to BZA bridge loans in the aggregate principal amount of approximately $86.5 million pursuant to the Bridge Loan Agreement, between BZA and Bairnco, as borrowers, and Steel Partners, as lender. On July 17, 2007, Bairnco and certain of its subsidiaries entered into the Subordinated Debt Credit Agreement with
Steel Partners as lender providing for a term loan of approximately $31.8 million, which amended and restated the Bridge Loan Agreement by refinancing approximately $56.7 million of the indebtedness under the Bridge Loan Agreement.
Borrowings under the Subordinated Debt Credit Agreement bear interest at 6.75 percentage points above the rate of interest publicly announced by JPMorgan
Chase Bank as its reference rate, base rate or prime rate. The Subordinated Debt
Credit Agreement has a scheduled maturity date of January 17, 2013. For the nine months ended September 30, 2007, the largest aggregate amount of principal outstanding under the Subordinated Debt Credit Agreement was approximately $86.5 million, no principal payments were made, and $2.2 million of interest was paid.
As of September 30, 2007, an aggregate of approximately $32.8 million of principal and pay-in-kind interest is outstanding under the Subordinated Debt
Credit Agreement.

      Second, Steel Partners extended to WHX a $15.0 million subordinated loan, which is unsecured at the WHX level, pursuant to the Subordinated Loan Agreement between WHX, as borrower, and Steel Partners, as lender. Borrowings under the
Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum equal to the prime rate of JPMorgan Chase Bank plus 7.75%, adjusted from time to time, with a minimum interest rate of 16% per annum and a maximum interest rate of 19%
per annum. The indebtedness under the Subordinated Loan Agreement will mature in
April 2009 and may be prepaid without penalty or premium. For the nine months ended September 30, 2007, the largest aggregate amount of principal outstanding under the Subordinated Loan Agreement was $15.0 million, and no principal or interest payments were made. As of September 30, 2007, an aggregate of approximately $16.1 million of principal and pay-in-kind interest is outstanding under the Subordinated Loan Agreement. See "Management's Discussion and Analysis
of Financial Condition and Results of Operations -- Commitments -- Debt."

                                      128

      On October 26, 2005, CS, a wholly-owned subsidiary of WHX, entered into a
Stock Purchase Agreement by and between CS and Steel Partners. Pursuant to this agreement, CS sold 1,000 shares of WHX CS Preferred to Steel Partners. Steel
Partners paid a purchase price of $5,100 per share or an aggregate purchase price of $5.1 million. The WHX CS Preferred accrue dividends at 6.0% per annum.
The WHX CS Preferred were required to be redeemed by CS for $5.1 million plus all accrued and unpaid dividends on October 26, 2006 or, at the sole option of the Board of Directors of CS, on any earlier date. However, there was no such redemption on that date. As of September 30, 2007, the accrued dividends on the
WHX CS Preferred were approximately $0.6 million. To the extent available, the proceeds from this rights offering will be used to redeem the WHX CS Preferred for $5.7 million. See "Management's Discussion and Analysis of Financial
Condition and Results of Operations -- Manditorily Redeemable Preferred Stock"
and "Use of Proceeds."

      In addition, to the extent available, the proceeds from this rights offering will be used to repay indebtedness owed by the Company to Steel
Partners under the Subordinated Loan Agreement, the Term B Loan and the
Subordinated Debt Credit Agreement. See "Use of Proceeds."

      WHX has an agreement in principle with Steel Partners to acquire 2,631,384 shares of common stock of CoSine Communications, Inc. for an aggregate purchase price of approximately $5.9 million. The transaction is anticipated to close immediately following the closing of this rights offering. WHX anticipates signing a definitive agreement shortly.

      Marvin L. Olshan, a director of the Company through July 2005, is a retired partner of Olshan Grundman Frome Rosenzweig & Wolosky LLP ("OGFR&W") who
retains the title Of Counsel at OGFR&W. The Company has engaged OGFR&W as its outside general counsel since January 1991. The fees paid to OGFR&W by the
Company did not exceed 5% of such firm's gross revenues for the fiscal year ended December 31, 2006.

      Neil D. Arnold, a director of the Company through July 2005, joined WPN
Corp. ("WPN") as an officer in August 2001. Stewart E. Tabin and Neale X.
Trangucci, directors of the Company through July 2005, were also officers of
WPN. WPN is wholly-owned by Ronald LaBow, who is the former Chairman of the
Board and was party to a management agreement with the Company until January 31,
2004.

      Each of Messrs. Trangucci, Tabin and Arnold received a bonus payment of
$250,000 on July 26, 2005, in connection with the confirmation of the Plan pursuant to the terms of their respective employment agreements. In connection with his resignation on August 10, 2005, Mr. Arnold received a severance payment of $900,000 as required by his employment agreement following the Effective Date of the Plan. In connection with the resignation of Messrs. Trangucci and Tabin from their respective positions with the Company on September 20, 2005, Messrs.
Trangucci and Tabin received severance payments equal to $1.1 million and $1.0 million, respectively, as required by each of their employment agreements following the Effective Date of the Plan.

      Garen W. Smith, a director of the Company, owns 49% of Abundance Corp., which had a consulting agreement with WHX that terminated in February 2005. WHX paid Abundance Corp. $200,000 per annum under the terms of the consulting agreement.

      Pursuant to the Management Agreement with WPN which was initially approved by a majority of the Company's disinterested directors and was terminated on
January 31, 2004, WPN provided the Company with financial, management, advisory, and consulting services, subject to the supervision and control of the

                                      129

disinterested directors. The Company believed that the cost of obtaining the type and quality of services rendered by WPN under the Management Agreement was no less favorable than the cost at which the Company could have obtained such services from unaffiliated entities.

      As previously described, pursuant to the Management Agreement with WPN,
WPN provided financial, and management, advisory and consulting services to the
Company, including the management of the assets of the WHX Pension Plan trust.
On February 1, 2004, WPN entered into an Investment Consulting Agreement with the Company on behalf of the WHX Pension Plan trust pursuant to which WPN would continue to manage the assets of the WHX Pension Plan trust. Ronald LaBow, the former Chairman of the Board of the Company, is the sole stockholder and an officer and director of WPN. Under the Agreement, WPN is paid .525% per year of the amount of the assets under management. The Investment Consulting Agreement was negotiated by a board committee composed of independent directors. The committee recommended the approval of the Investment Consulting Agreement to the full board, which approved the agreement.

      As used throughout this prospectus, the term "affiliate" means with respect to a person each other person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such person.

                                      130

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information concerning ownership of the common stock of WHX outstanding at December 17, 2007 by (i) each person known by the Company to be the beneficial owner of more than five percent of its common stock, (ii) each current director of the Company, (iii) each of the executive officers named in the summary compensation table and (iv) all directors and executive officers of the Company as a group.

      The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock of the Company that are subject to stock options that are either currently exercisable or exercisable within 60 days following December 17, 2007. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

                                                                                    Shares
                                                                                 Beneficially           Percentage of
               Name and Address of Beneficial Owner                                 Owned(1)               Class(1)
------------------------------------------------------------------------    -----------------------   ------------------
Steel Partners II, L.P.(2) .............................................           5,029,793                50.3%
590 Madison Avenue
New York, New York 10022

Wynnefield Capital Management, LLC(3) ..................................             647,595                6.50%
450 Seventh Avenue, Suite 509
New York, NY 10123

GAMCO Investors, Inc.(4) ...............................................             620,270                6.20%
One Corporate Center
Rye, New York 10580-1435

Warren G. Lichtenstein(2) ..............................................           5,029,793                50.3%

Louis Klein, Jr ........................................................               7,000(5)             *

Garen W. Smith .........................................................               5,285(5)(6)          *

Joshua E. Schechter ....................................................                   0                 0

John J. Quicke .........................................................                   0                 0

Glen M. Kassan .........................................................                   0                 0

Jack L. Howard .........................................................                   0                 0

Daniel P. Murphy, Jr ...................................................              50,000(7)             *

Robert K. Hynes ........................................................              12,500(7)             *

Ellen T. Harmon(8) .....................................................              12,500(7)             *

                                      131

James F. McCabe, Jr ....................................................              25,000(7)             *

All Directors and Executive Officers as a Group
(11 persons) ...........................................................           5,142,078                51.4%

---------------
* less than 1%

(1)   Based upon 10,000,498 shares of common stock outstanding at December 17,
      2007.

(2)   Based upon Amendment No. 2 to Schedule 13D filed by Steel Partners on
      October 31, 2005, Steel Partners beneficially owns 5,029,793 shares of common stock. Steel Partners, L.L.C. as the general partner for Steel
      Partners, may be deemed to beneficially own the shares of common stock owned by Steel Partners. Mr. Lichtenstein, as the sole executive officer and managing member of Steel, L.L.C., may be deemed to beneficially own the shares of common stock owned by Steel Partners. Mr. Lichtenstein has sole voting and dispositive power with respect to the 5,029,793 shares of common stock owned by Steel Partners by virtue of his authority to vote and dispose of such shares. Mr. Lichtenstein disclaims beneficial ownership of the shares of common stock owned by Steel Partners except to the extent of his pecuniary interest therein.

(3)   Based on Amendment No. 1 to Schedule 13G filed on February 15, 2007, a group including Wynnefield Capital Management, LLC beneficially owns
      647,595 shares of common stock.

(4)   Based on Amendment No. 1 to Schedule 13D filed on November 3, 2006, a group including GAMCO Investors, Inc. beneficially owns 620,270 shares of common stock.

(5)   Includes 5,000 stock options to acquire shares of common stock that are exercisable within 60 days hereof.

(6)   Includes 138 shares of common stock issuable upon his exercise of a warrant within 60 days hereof.

(7)   Represents stock options to acquire shares of common stock that are exercisable within 60 days hereof.

(8)   Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

                                      132

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      The following is a summary of the rights of our common stock and preferred stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws, as they will be in effect upon the completion of this offering. For more detailed information, please see our restated
certificate of incorporation and amended and restated bylaws.

      Our authorized capital stock consists of 55,000,000 shares, with a par value of $0.01 per share, of which:

      o     50,000,000 shares are designated as common stock; and

      o     5,000,000 shares will be designated as preferred stock.

      On December 14, 2007, the Company mailed a notice of special meeting of stockholders and a proxy statement to its stockholders, to consider and vote upon a proposal to amend the Company's amended and restated certificate of incorporation to increase the Company's authorized capital stock from 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, to a total of 85,000,000 shares, consisting of 80,000,000 shares of common stock and
5,000,000 shares of preferred stock. The meeting is scheduled to take place on
January 11, 2008. The Company believes the proposal will be approved, as Steel
Partners, who currently holds 50.3% of the outstanding shares of the Company's common stock, has indicated it will support such proposal. Assuming the proposal is approved and there is full participation, the maximum amount of gross proceeds from this rights offering would be $200 million.

PREFERRED STOCK

      The board of directors is expressly authorized to provide for the issuance of all or any shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such series (each a
"preferred stock designation") and as may be permitted by the General
Corporation Law of the State of Delaware. The number of authorized shares of preferred stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding). Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or junior to the preferred stock of any other series to the extent permitted by law. No vote of the holders of the preferred stock or common stock shall be required in connection with the designation or the issuance of any shares of any series of any preferred stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of WHX.

COMMON STOCK

      Except as otherwise required by law or as otherwise provided in any
Preferred Stock Designation, the holders of the common stock shall exclusively possess all voting power and each share of common stock shall have one vote.

                                      133

      The holders of common stock shall be entitled to receive dividends, when, as and if declared by the board of directors out of funds legally available for such purpose and subject to any preferential dividend rights of any then outstanding preferred stock.

      After distribution in full of the preferential amount, if any, to be distributed to holders of preferred stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of WHX, the holders of the common stock shall be entitled to receive all the remaining assets of WHX, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively.

WARRANTS

      As part of the Plan all of WHX's then outstanding securities, including
WHX's pre-bankruptcy filing common stock, Series A preferred stock, Series B preferred stock and 10 1/2% Senior Notes were cancelled and annulled. In full and complete satisfaction of all such claims, holders of the 10 1/2% Senior
Notes received 9,200,000 shares of the new common stock representing their pro rata share of the reorganized company. These shares represented 92% of the equity in the reorganized company. In full and complete satisfaction of all such interests, preferred stockholders received 800,000 shares of the new common stock representing their pro rata share of the reorganized company, and 753,155 warrants to purchase common stock of the reorganized company, exercisable at
$11.20 per share and expiring February 28, 2008. The common stock received by the preferred stockholders, collectively, represented 8% of the equity in the reorganized company. The warrants issued to the preferred stockholders, collectively, represent the right to purchase an additional 7% of the equity of the reorganized company after giving effect to the exercise of the warrants.
Holders of our common stock received no distributions under the Plan.

TRANSFER RESTRICTIONS

      Upon its emergence from bankruptcy on July 29, 2005, WHX experienced an ownership change as defined by Section 382 of the Internal Revenue Code, which imposes annual limitations on the utilization of NOLs post ownership change. WHX believes it qualifies for the bankruptcy exception to the general Section 382 limitations. Under this exception, the annual limitation imposed by Section 382 resulting from an ownership change will not apply, instead the NOLs must be reduced by certain interest expense paid creditors who became stockholders as a result of the bankruptcy reorganization. Thus, WHX's NOLs of $162.7 million as of December 31, 2006 reflects a reduction of $31.0 million. Accordingly, in order to avoid subsequent ownership changes, WHX's amended and restated
certificate of incorporation contains a 5% ownership limit pursuant to which certain transfers of WHX's shares will be limited.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

      Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws to become effective upon completion of this offering contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

                                      134

CERTIFICATE OF INCORPORATION AND BYLAWS

      Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that:

      o     authorize the board of directors to issue, without further action by the stockholders, all or any shares of undesignated preferred stock;

      o     establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

      o     provide that directors may be removed only for cause; and

      o     provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

DELAWARE ANTI-TAKEOVER STATUTE

      We are subject to the provisions of Section 203 of the Delaware General
Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

      o     prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

      o     upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

      o     at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3%
            of the outstanding voting stock which is not owned by the interested stockholder.

      Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

                                      135

      The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws to become effective upon completion of this offering could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Computershare
Trust Company, N.A. The transfer agent's address is 250 Royall Street, Canton,
MA 02021, and its telephone number is (781) 575-2000.

THERE IS NO ESTABLISHED MARKET FOR OUR COMMON STOCK

      No established market exists for our common stock. Our common stock is presently quoted on the over-the-counter "Pink Sheets." No assurance can be made that an active trading market will develop. There can be no assurance as to the degree of price volatility in any market for our common stock that does develop.

                                      136

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a summary of the material United States
Federal income tax consequences of the rights offering to holders of our common stock. This discussion assumes that the holders of our common stock hold such common stock as a capital asset for United States Federal income tax purposes.
This discussion is based on the Internal Revenue Code of 1986, as amended,
Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following summary does not purport to be a complete analysis of all of the potential U.S. Federal income tax considerations, applies only to holders that are United States persons and does not address all aspects of United States Federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

      This summary is of a general nature only and is not intended to constitute a complete analysis of all tax consequences relating to the receipt, exercise, disposition and expiration of the subscription rights and the ownership and disposition of our common shares. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder.
Holders should consult their own tax advisors as to the tax consequences in their particular circumstances. To ensure compliance with Treasury Department
Circular 230, holders are hereby notified that (1) any discussion of U.S.
federal income tax issues herein or any other document referred to herein is not intended or written to be used, and cannot be used, by such holders for the purpose of avoiding penalties that may be imposed under the Internal Revenue
Code, (2) such discussions are for use in connection with the promotion or marketing of the transactions or matters addressed herein, and (3) holders should seek advice based on their particular circumstances from an independent tax advisor.

      We intend to treat the distribution of subscription rights pursuant to the rights offering as a non-taxable transaction for United States Federal income tax purposes and the remaining portion of this summary describes the United
States Federal income tax consequences of such treatment. However, there can be no assurance that the Internal Revenue Service will take a similar view or would agree with the tax consequences described below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States Federal income tax consequences of the rights offering or the related share issuance. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF OUR COMMON STOCK
SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES
OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

      The United States Federal income tax consequences to a holder of our common stock of the receipt and exercise of subscription rights under the rights offering will be as follows:

1.    A holder will not recognize taxable income for United States Federal income tax purposes in connection with the receipt of subscription rights in the rights offering.

2.    A holder's tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of

                                      137

the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its United States
Federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise of the subscription rights, the holder's tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder at the time the subscription rights are distributed, the holder's tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. Holders exercising subscription rights will be notified by us in the event that the fair market value of the subscription rights on the date such subscription rights are distributed equals or exceeds 15% of the fair market value of the common stock on such date.

3.    A holder which allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering.

4.    A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder's tax basis, if any, in the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. Warrants to purchase 753,155 shares of common stock are exercisable as of the record date.

      Upon the completion of this offering, a total of [_______] shares of common stock will be outstanding, assuming full subscription and that there are no prior exercises of warrants. All these shares, will be freely tradable in the public market without restriction or further registration under the Securities
Act.

                                      138

                              PLAN OF DISTRIBUTION

      We are making this rights offering directly to you, the holders of our common stock, on a pro rata basis for each share of our common stock held on
December 21, 2007, the record date for this rights offering.

      We will pay Computershare Inc., the subscription agent, a fee of approximately $[_____] for its services in connection with this rights offering
(which includes the subscription agent's fees associated with the exercise of rights). We have also agreed to reimburse the subscription agent for its reasonable expenses and indemnify it from liabilities it may incur in connection with the rights offering. We estimate that our total expenses in connection with the rights offering, including registration, legal and accounting fees, will be approximately $425,000.

      We are distributing the rights and offering the underlying shares of common stock directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. Computershare Inc. is acting as the subscription agent and MacKenzie Partners, Inc. is acting as information agent for the rights offering. Therefore, while certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

                                  LEGAL MATTERS

      Certain legal matters, including the validity and binding effect of the subscription rights and the validity of the shares of common stock offered pursuant to the rights offering will be passed upon for us by Olshan Grundman
Frome Rosenzweig & Wolosky LLP of New York, New York.

                                     EXPERTS

      The consolidated financial statements and financial statement schedules of
WHX Corporation as of and for the year ended December 31, 2006, included in this prospectus and elsewhere in this registration statement have been audited by
Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto (which express unqualified opinions and contain an explanatory paragraph relating to the Company's method of accounting for pension and post retirement obligations), and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      The consolidated financial statements and schedule as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management's assessment of internal control over financial reporting as of
December 31, 2006 of Bairnco Corporation, included in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton
LLP, independent registered public accountants, as indicated in their reports with respect thereto (which report on the consolidated financial statements and schedules expressed an unqualified opinion and contains an explanatory paragraph relating to the Company's adoption of Statement No. 158, Statement No. 123
(revised 2004) and Staff Accounting Bulletin No. 108 and an explanatory paragraph relating to the Company's restatement of its consolidated statement of comprehensive income for the year ended December 31, 2006 and which report on management's assessment of the effectiveness of internal control over financial reporting did not express an opinion on either management's assessment or on the effectiveness of Bairnco Corporation's internal control over financial reporting), and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      The financials statements and financial statement schedules as of December
31, 2005 and for each of the two years in the period then ended included in this prospectus have been so included in reliance on the report of
PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                      139

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC.
Information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Headquarters Office, 100 F Street,
N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Headquarters
Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The
SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

      Our common stock is traded in the over-the-counter "Pink Sheets" under the symbol "WXCP.PK." Our website is located at http://www.whxcorp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

                                      140

                                             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ANNUAL AUDITED FINANCIAL STATEMENTS:                                                                                           Page

WHX CORPORATION AND SUBSIDIARIES:

     Reports of Independent Registered Public Accounting Firm                                                                  F-3
     Consolidated Statements of Operations for the Years Ended December 31, 2006, 2005 and 2004                                F-5
     Consolidated Balance Sheets as of December 31, 2006 and 2005                                                              F-6
     Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004                                F-7
     Consolidated Statements of Changes in Stockholders' (Deficit) Equity and Comprehensive Income (Loss) for the Years
           Ended December 31, 2006, 2005 and 2004                                                                              F-8
     Notes to Consolidated Financial Statements                                                                                F-9

BAIRNCO CORPORATION AND SUBSIDIARIES:

     Reports of Independent Registered Public Accounting Firm                                                                  F-55
     Consolidated Statements of Income for the Years Ended December 31, 2006, 2005 and 2004                                    F-57
     Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2006, 2005 and 2004                      F-58
     Consolidated Balance Sheets as of December 31, 2006 and 2005                                                              F-59
     Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004                                F-60
     Consolidated Statements of Stockholders' Investment for the Years Ended December 31, 2006, 2005 and 2004                  F-61
     Notes to Consolidated Financial Statements                                                                                F-63

INTERIM UNAUDITED FINANCIAL STATEMENTS:

WHX CORPORATION AND SUBSIDIARIES:

     Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2007 and 2006           F-87
     Condensed Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006                                      F-88
     Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2007 and 2006                     F-89
     Condensed Consolidated Statements of Changes in Stockholders' (Deficit) Equity for the Nine Months Ended
           September 30, 2007                                                                                                  F-90
     Notes to Condensed Consolidated Financial Statements                                                                      F-91

BAIRNCO CORPORATION AND SUBSIDIARIES:

     Condensed Consolidated Statements of Income for the Three Months Ended March 31, 2007 and April 1, 2006                   F-110
     Condensed Consolidated Statements of Comprehensive Income for the Three Months Ended March 31, 2007 and April 1, 2006     F-111

                                                                 F-1

     Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006                                          F-112
     Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2007 and April 1, 2006               F-113
     Notes to Condensed Consolidated Financial Statements                                                                      F-114

PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS:

     Unaudited Pro Forma Combined Condensed Statements of Operations for the Year Ended December 31, 2006 and the
           Nine Months Ended September 30, 2007.                                                                               F-122
     Notes to Pro Forma Combined Condensed Financial Statements                                                                F-125

FINANCIAL STATEMENT SCHEDULES:

Schedule I - Audited Financial Statements of WHX Corporation (Parent Only):

     Reports of Independent Registered Public Accounting Firm                                                                  F-130
     Statements of Operations for the Years Ended December 31, 2006, 2005 and 2004                                             F-132
     Balance Sheets as of December 31, 2006 and 2005                                                                           F-133
     Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004                                             F-134
     Notes to Financial Statements                                                                                             F-135

Schedule II - Valuation and Qualifying Accounts and Reserves                                                                   F-140

                                                                 F-2

          AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF WHX CORPORATION
                             AS OF DECEMBER 31, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
WHX Corporation

      We  have  audited  the  accompanying  consolidated  balance  sheet  of WHX
Corporation  and   Subsidiaries  as  of  December  31,  2006,  and  the  related consolidated  statements of operations,  cash flows and changes in stockholders'
(deficit) equity and comprehensive  income (loss) for the year then ended. These consolidated  financial  statements  are  the  responsibility  of the  Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

      We  conducted  our audit in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included  consideration of internal control over financial  reporting as a basis for designing audit procedures that are appropriate in the  circumstances,  but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly,  we express  no such  opinion.  An audit also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

      In our opinion,  the consolidated  financial  statements referred to above present  fairly,  in  all  material  respects,  the  financial  position  of WHX
Corporation  and  Subsidiaries as of December 31, 2006, and the results of their operations  and their  cash  flows for the year then  ended in  conformity  with accounting principles generally accepted in the United States of America.

      As  discussed  in Note 7 to the  consolidated  financial  statements,  the
Company  changed  its  method of  accounting  for  pension  and post  retirement obligations  as of  December  31,  2006,  in  connection  with the  adoption  of
Statement of Financial Accounting  Standards No. 158 "Employers'  Accounting for
Defined Benefit  Pension and Other  Postretirement  Plans--an  amendment of FASB
Statements No. 87, 88, 106, and 132(R)."

/s/ Grant Thornton LLP

New York, New York
May 14, 2007

                                      F-3

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of WHX Corporation:

      In our  opinion,  the  accompanying  consolidated  balance  sheet  and the related  consolidated  statements  of  operations,  cash  flows and  changes  in stockholders'  (deficit) equity and comprehensive  income (loss) present fairly, in all material  respects,  the financial  position of WHX  Corporation  and its subsidiaries  (the  "Company")  at December 31,  2005,  and the results of their operations  and their cash  flows for each of the two years in the period  ended
December 31, 2005, in conformity with accounting  principles  generally accepted
in  the  United  States  of  America.   These   financial   statements  are  the
responsibility of the Company's management.  Our responsibility is to express an opinion on these  financial  statements  based on our audits.  We conducted  our audits of these  statements  in  accordance  with the  standards  of the  Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements,  assessing  the  accounting  principles  used and the significant  estimates made by management,  and evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable  basis for our opinion.

      As discussed in Note 1b to the  consolidated  financials  statements as of
December 31, 2005  included in the annual report on Form 10-k for the year ended
December  31,  2005,  the  2003  consolidated  financial  statements  have  been restated.

      The accompanying financial statements have been prepared assuming that the
Company will continue as a going  concern.  As more fully  described in Notes 1a and 2 to the consolidated  financial statements as of December 31, 2005 included in the annual  report on Form 10-k for the year ended  December  31,  2005,  WHX
Corporation  ("WHX") had their plan of  reorganization  (the "Plan") approved by the bankruptcy court and emerged from bankruptcy  effective,  July 29, 2005. The
Plan resulted in the discharge of all pre-bankruptcy  claims against WHX, except for its liability to its pension plan, and substantially  altered the rights and interests  of equity  security  holders.  WHX is a holding  company with no bank facility of its own and since  emerging  from  bankruptcy  has not had access to
dividends  from  its  only  operating   subsidiary,   Handy  &  Harman  ("H&H").
Additionally,  H&H's  credit  facility  matures  on March 31,  2007 and has also experienced  certain liquidity issues, as more fully described in Note 1a to the consolidated financial statements as of December 31, 2005 included in the annual report  on Form  10-k for the  year  ended  December  31,  2005.  WHX has as its principal source of cash limited  discrete  transactions as described in Note 1a and has significant cash  requirements  including the funding of the WHX Pension
Plan and certain other  administrative  costs. If WHX does not obtain additional liquidity,  it is likely that WHX will not have  sufficient  cash to continue to operate  through 2007 and pay its  liabilities  as they become due in the normal course of business. These conditions raise substantial doubt about the Company's ability to continue as a going  concern.  Management's  plans in regard to these matters are also  described in Note 1a. The financial  statements do not include any adjustments to reflect the possible future effects on the recoverability and classification  of assets or the amounts and  classification of liabilities that may result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 14, 2006

                                      F-4

WHX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      Year ended December 31,
                                                                          ---------------------------------------------
                                                                            2006               2005             2004
                                                                          ---------          ---------        ---------

                                                                                   (in thousands except per share)

Net sales                                                                 $ 460,963          $ 403,815        $ 371,961
Cost of goods sold                                                          376,389            331,193          299,049
                                                                          ---------          ---------        ---------
Gross profit                                                                 84,574             72,622           72,912
Selling, general and administrative expenses                                 63,551             69,825           64,437
Asset impairment charge                                                       5,195                 --               --
Goodwill impairment charge                                                       --                 --           79,788
Environmental remediation expense                                             2,909                 --           28,971
Restructuring charges                                                         2,420                 --               --
Loss (gain) on disposal of assets                                               (31)               103             (592)
                                                                          ---------          ---------        ---------
Income (loss) from operations                                                10,530              2,694          (99,692)
                                                                          ---------          ---------        ---------
Other:
             Interest expense                                                22,535             17,236           25,486
             Chapter 11 and related reorganization expenses                      --              9,454               --
             Loss on early retirement of debt                                    --                 --           (1,161)
             Realized and unrealized gain (loss) on derivatives              (7,993)            (4,263)             549
             Other income (loss)                                               (834)               151            6,016
                                                                          ---------          ---------        ---------
Loss from continuing operations before taxes                                (20,832)           (28,108)        (119,774)
Tax provision                                                                    31              2,342            2,172
                                                                          ---------          ---------        ---------
Loss from continuing operations, net of tax                                 (20,863)           (30,450)        (121,946)
                                                                          ---------          ---------        ---------
Discontinued operations:
             Loss from discontinued operations, net of tax                     (167)            (4,888)         (18,498)
             Gain on disposal, net of tax                                     2,880                681               --
                                                                          ---------          ---------        ---------
Net income (loss) on discontinued operations, net of tax                      2,713             (4,207)         (18,498)
                                                                          ---------          ---------        ---------
Net loss                                                                    (18,150)           (34,657)        (140,444)
Add: Extinguishment of preferred stock                                           --            257,782               --
Less: Dividend requirement for preferred stock                                   --              3,561           19,424
                                                                          ---------          ---------        ---------
Net income (loss) applicable to common stock                              $ (18,150)         $ 219,564       $ (159,868)
                                                                          =========          =========       ==========

BASIC AND DILUTED PER SHARE OF COMMON STOCK

Income (loss) from continuing operations
   net of preferred dividends                                               $ (2.09)           $ 30.94         $ (25.98)
Discontinued operations                                                        0.27              (0.58)           (3.40)
                                                                          ---------          ---------        ---------

Net income (loss) per share applicable to common shares                     $ (1.82)           $ 30.36         $ (29.38)
                                                                          ---------          ---------        ---------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-5

WHX CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                                            December 31,
                                                                      -----------------------
                                                                        2006          2005
                                                                      ---------     ---------
                                                                          (in thousands)
                                 ASSETS

Current assets:
Cash and cash equivalents                                             $   4,776     $   4,076
Trade receivables, less allowance for doubtful accounts
   of  $1,090 and $866                                                   58,697        57,243
Inventories                                                              57,177        60,978
Current assets of discontinued operations                                    --           181
Insurance receivable                                                         --         2,000
Deferred income taxes                                                       339           812
Assets held for sale                                                      3,967            --
Other current assets                                                      5,611         6,641
                                                                      ---------     ---------
   Total current assets                                                 130,567       131,931

Property, plant and equipment, at cost less
   accumulated depreciation and amortization                             78,120        91,150
Goodwill and other intangibles, net                                      68,272        50,048
Intangible pension asset                                                     --           586
Long term assets of discontinued operations                                  --         2,794
Other non-current assets                                                 16,906        19,704
                                                                      ---------     ---------
                                                                      $ 293,865     $ 296,213
                                                                      =========     =========

             LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
Trade payables                                                        $  39,194     $  49,274
Accrued environmental liability                                           9,421        27,526
Accrued liabilities                                                      28,456        29,566
Accrued interest expense - related party                                  9,827         1,498
Current portion of long-term debt                                         4,778        23,127
Current portion of long-term debt - related party                            --        70,627
Short-term debt                                                          40,321        51,080
Deferred income taxes                                                       123           123
Current liabilities of discontinued operations                               --           581
                                                                      ---------     ---------
   Total current liabilities                                            132,120       253,402

Long-term debt                                                           70,901         4,889
Long-term debt - related party                                           89,627            --
Accrued pension liability                                                53,445        16,216
Other employee benefit liabilities                                        8,667         8,761
Deferred  income taxes                                                    2,868         3,048
Additional minimum pension liability                                         --        65,601
                                                                      ---------     ---------
                                                                        357,628       351,917
                                                                      ---------     ---------

Commitments and contingencies

Stockholders' (deficit) equity:
Preferred stock - $.10 par value; authorized 5,000 shares;
   issued and outstanding  -0- shares as of
   December 31, 2006 and 2005                                                --            --
Common stock -  $.01 par value; authorized 40,000 shares;
   issued and outstanding: 10,000 shares as of
   December 31, 2006 and 2005                                               100           100
Warrants                                                                  1,287         1,287
Accumulated other comprehensive loss                                    (47,335)      (57,426)
Additional paid-in capital                                              394,308       394,308
Accumulated deficit                                                    (412,123)     (393,973)
                                                                      ---------     ---------
                                                                        (63,763)      (55,704)
                                                                      ---------     ---------
                                                                      $ 293,865     $ 296,213
                                                                      =========     =========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-6

WHX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Year Ended December 31,
                                                                           -------------------------------------
                                                                              2006          2005          2004
                                                                           ---------     ---------     ---------

                                                                                       (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                   $ (18,150)    $ (34,657)    $(140,444)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Goodwill impairment charge                                                      --            --        79,788
  Depreciation and amortization                                               12,401        12,804        12,768
  Amortization of debt related costs                                           2,167         2,303         2,671
  Asset impairment charge                                                      5,195            --            --
  Unrealized loss on equity investment                                           820            --            --
  Other postretirement benefits                                                    9           944         1,221
  Loss on early retirement of debt                                                --            --         1,161
  Gain on WPSC note recovery                                                      --            --        (5,596)
  Deferred income taxes                                                          293           299           202
  Unrealized (gain) loss on derivatives                                         (692)          988           (82)
  Reclassification of net cash settlements on derivative instruments           8,685         3,275          (467)
  (Gain) loss on asset dispositions                                              (31)          103          (592)
  Pension curtailment                                                            128            --            --
  Gain on sale of investment in an affiliate                                    (188)           --            --
  Equity income in affiliated companies                                         (134)         (160)          (48)
  Discontinued operations                                                     (4,518)       (1,161)       11,140
  Other                                                                           --            33            66
Decrease (increase)  in working capital elements,
  net of effect of acquisitions:
      Trade receivables                                                        1,987        (9,734)       (9,320)
      Inventories                                                              4,649        (2,823)      (24,214)
      Other current assets                                                     1,182         1,460         1,934
      Other current liabilities                                              (30,401)       11,726        27,617
  Other items-net                                                             (1,753)       (1,791)        1,567
  Discontinued operations                                                       (401)       11,379         1,077
                                                                           ---------     ---------     ---------
Net cash used in operating activities                                        (18,752)       (5,012)      (39,551)
                                                                           ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions                                                               (25,971)       (5,031)       (2,410)
  Cash received on WPSC note recovery                                             --            --         5,596
  Proceeds from sale of aircraft                                                  --            --        19,301
  Plant additions and improvements                                            (7,695)      (20,374)       (9,370)
  Net cash settlements on derivative instruments                              (8,685)       (3,275)          467
  Net cash flow provided by (used in) discontinued operations                  7,310         1,949          (440)
  Proceeds from sale of investment in affiliate                                  616            --            --
  Proceeds from sales of assets                                                  278            45         7,111
                                                                           ---------     ---------     ---------
Net cash provided by (used in) investing activities                          (34,147)      (26,686)       20,255
                                                                           ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net revolver borrowings (repayments)                                       (10,759)       11,722        40,398
  Proceeds from Term Loan B - related party                                   19,000        70,627            --
  Proceeds of term loans-Domestic                                             56,000            --        99,250
  Repayment of term loan - Canpartners                                            --       (71,000)           --
  Repayment of H&H Senior Secured Credit Facility                                 --            --      (149,684)
  Net borrowings from  H&H Senior Secured Credit Facility                         --            --        20,604
  Preferred stock issuance-mandatory redemption                                   --         5,100            --
  Repayment of H&H Industrial Revenue Bonds                                       --            --        (7,500)
  Repayment of term loans - Domestic                                          (8,460)       (2,776)       (2,848)
  Repayment of term loans - Foreign                                             (462)         (398)         (359)
  Debt issuance fees                                                              --            --        (5,392)
  Net change in overdrafts                                                    (2,018)        1,663         3,489
                                                                           ---------     ---------     ---------
Net cash provided by (used in) financing activities                           53,301        14,938        (2,042)
                                                                           ---------     ---------     ---------
NET CHANGE FOR THE PERIOD                                                        402       (16,760)      (21,338)
EFFECT OF EXCHANGE RATE CHANGES ON NET CASH                                      298            10           174
Cash and cash equivalents at beginning of year                                 4,076        20,826        41,990
                                                                           ---------     ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $   4,776     $   4,076     $  20,826
                                                                           =========     =========     =========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-7

WHX CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY AND
COMPREHENSIVE INCOME (LOSS)

                                                                                                                           Accumulated Other                                    Additional
                                                                                                                         Comprehensive Income    Accumulated      Unearned        Paid-In     Total Stockholders'
(Dollars and shares in thousands)                        Common Stock              Preferred Stock          Warrants            (Loss)             Deficit      Compensation      Capital      (Deficit) Equity
                                                         ------------              ---------------          --------     -------------------     -----------    ------------    ----------    -------------------
                                                     Shares        Amount        Shares        Amount
                                                   ---------     ---------     ---------     ---------

BALANCE, JANUARY 1, 2004                               5,486     $      55         5,523     $     552            --          $ (16,380)          $(476,654)     $     (99)     $ 556,206         $  63,680

Current period change                                                                                                           (20,231)                                                            (20,231)
Net loss                                                                                                                                           (140,444)                                       (140,444)
Compensation expense                                                                                                                                                    66                               66
                                                   ---------     ---------     ---------     ---------     ---------          ---------           ---------      ---------      ---------         ---------

BALANCE, DECEMBER 31, 2004                             5,486            55         5,523           552            --            (36,611)           (617,098)           (33)       556,206           (96,929)

Issuance of new shares                                10,000           100                                                                                                                              100
Current period change                                                                                                           (20,815)                                                            (20,815)
Net loss                                                                                                                                            (34,657)                                        (34,657)
Extinguishment of preferred stock                     (5,486)          (55)       (5,523)         (552)        1,287                                257,782                      (258,525)              (63)
Compensation expense                                                                                                                                                    33                               33
Conversion of senior notes and accrued interest                                                                                                                                    96,627            96,627
                                                   ---------     ---------     ---------     ---------     ---------          ---------           ---------      ---------      ---------         ---------

BALANCE, DECEMBER 31, 2005                            10,000           100            --            --         1,287            (57,426)           (393,973)            --        394,308           (55,704)

Current period change                                                                                                            11,293                                                              11,293
Adoption of Statement of Financial Accounting
   Standards No. 158                                                                                                             (1,202)                                                             (1,202)
Net loss                                                                                                                                            (18,150)                                        (18,150)
                                                   ---------     ---------     ---------     ---------     ---------          ---------           ---------      ---------      ---------         ---------

BALANCE, DECEMBER 31, 2006                            10,000     $     100            --     $      --     $   1,287          $ (47,335)          $(412,123)     $      --      $ 394,308         $ (63,763)
                                                   =========     =========     =========     =========     =========          =========           =========      =========      =========         =========

                                                             Year Ended December 31,
                                                     -------------------------------------

                                                        2006          2005          2004
                                                     ---------     ---------     ---------

COMPREHENSIVE INCOME (LOSS)
---------------------------------------
Net loss                                             $ (18,150)    $ (34,657)    $(140,444)

Minimum pension liability adjustment                    10,431       (19,774)      (21,248)

Foreign currency translation adjustment                    862        (1,041)        1,017
                                                     ---------     ---------     ---------
COMPREHENSIVE LOSS                                   $  (6,857)    $ (55,472)    $(160,675)
                                                     =========     =========     =========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS

ORGANIZATION

      WHX  Corporation is a holding  company that invests in and manages a group of businesses that are managed on a decentralized  basis. WHX's primary business is Handy & Harman ("H&H"), a diversified  manufacturing  company whose strategic business units encompass three reportable segments: precious metals, tubing, and engineered  materials.  WHX Corporation,  together with all of its subsidiaries, are referred to herein as the  "Company."  In April 2007,  WHX acquired  Bairnco
Corporation ("Bairnco"). See Note 21-Subsequent Event.

      On March 7, 2005, WHX  Corporation,  the parent company  ("WHX"),  filed a voluntary petition  ("Bankruptcy  Filing") to reorganize under Chapter 11 of the
United States  Bankruptcy Code with the United States  Bankruptcy  Court for the
Southern District of New York (the "Bankruptcy Court"). WHX continued to operate its businesses and own and manage its properties as a debtor-in-possession under the  jurisdiction of the Bankruptcy  Court and in accordance with the applicable provisions of the Bankruptcy Code until it emerged from protection under Chapter
11 on July 29, 2005 (the "Effective Date").

NOTE 1A - MANAGEMENT'S PLANS AND LIQUIDITY

      The Company incurred net losses of $18.2 million, $34.7 million and $140.4 million for the years ended December 31, 2006, 2005 and 2004,  respectively  and had negative cash flows from operations of $18.8 million, $5.0 million and $39.6 million for the years ended December 31, 2006, 2005, and 2004, respectively.  As of December 31, 2006, the Company had an  accumulated  deficit of $412.1 million and a working capital deficit of $1.6 million. Additionally, the Company has not been in compliance  with certain of its bank  covenants and has been required to obtain a number of waivers from its lenders related to such covenants.

      On March 7, 2005, the parent company ("WHX"),  filed a voluntary  petition to  reorganize  under  Chapter  11 of the United  States  Bankruptcy  Code.  WHX
continued  to operate  its  businesses  and own and manage its  properties  as a debtor-in-possession  under the  jurisdiction  of the bankruptcy  court until it emerged from  protection  under  Chapter 11 of the  Bankruptcy  Code on July 29,
2005. (See Note 3).

      Throughout  2005 and 2006,  the  Company has been  experiencing  liquidity issues.  WHX is a  holding  company  and has as its  sole  source  of cash  flow distributions  from its operating  subsidiaries,  H&H and Bairnco (see Note 21 -
Subsequent Event), or other discrete transactions.  H&H's bank credit facilities and term loan  effectively do not permit it to transfer any cash or other assets to WHX,  (with the  exception  of  unsecured  loans to be used to make  required contributions  to the pension plan,  and for other uses of an unsecured  loan in the  aggregate  principal  amount  not to  exceed  $3.5  million  under  certain conditions),  and are  collateralized  by  substantially  all of  H&H's  assets.
Bairnco's  revolving credit facility ("Bairnco  Revolving Credit Facility") with
Bank of America,  N.A. ("Bank of America")  permits  distributions by Bairnco to
WHX under  certain  conditions,  as described in Note 21. WHX has no bank credit facility of its own. WHX's ongoing operating cash flow  requirements  consist of funding  the  minimum  requirements  of the WHX  Pension  Plan and paying  other administrative costs.

      Since  emerging from  bankruptcy,  due to covenant  restrictions  in H&H's credit  facilities,  there  have  been no  dividends  from H&H to WHX and  WHX's sources of cash flow have consisted of:

      o     The issuance of $5.1 million in preferred  stock by a newly  created subsidiary (WHX CS Corp.) in October 2005, which was invested in the equity of a public company (Cosine Communications Inc.); and

      o     partial payment of the H&H subordinated debt to WHX of $9.0 million, which  required the approval of the banks  participating  in the H&H bank facility. Subsequent to this transaction in 2006, the remaining intercompany  loan balance of the subordinated debt of $44.2 million was converted to equity.

      o     As permitted by the March 29, 2007  Amendment and Waiver to the Loan
            and Security  Agreements,  an  unsecured  loan from H&H for required payments to the  pension  plan,  and for other uses of an  unsecured loan in the  aggregate  principal  amount not to exceed $3.5 million under certain conditions.

      o     A  $15.0  million   subordinated  loan  from  Steel  pursuant  to  a
            Subordinated  Loan and Security  Agreement between WHX, as borrower, and Steel,  as lender.  WHX used the $15.0  million  proceeds of the subordinated loan as a capital contribution to acquire Bairnco.

                                      F-9

      As of December 31, 2006, WHX and its unrestricted subsidiaries had cash of approximately  $0.8  million  and  current  liabilities  of  approximately  $7.5 million,  including  $5.1 million of  mandatorily  redeemable  preferred  shares payable  to a related  party.  H&H's  availability  under its  revolving  credit facility and other  facilities  as of December 31, 2006 was $19.1 million and as of March 31,  2007,  was  approximately  $15.5  million..  All such  facilities, including  the term  loans,  were set to expire in March 31, 2007  (although  by amendment signed on March 29, 2007, were extended until June 30, 2008).

      In  connection  with the  closing of the  Bairnco  Offer and the Merger on
April 24, 2007 (see Note 21),  Bairnco became a wholly-owned  subsidiary of WHX.
Initial  financing  was provided by Steel through two  facilities,  as discussed below, in the approximate  aggregate amount of $101.5 million. In addition,  the
Bairnco  Revolving  Credit  Facility  was  amended to permit the  closing of the
Merger and related financing  transactions.  The availability  under the Bairnco
Revolving Credit Facility on March 31, 2007 was approximately $12.0 million. The
Bairnco Revolving Credit Facility permits  distributions by Bairnco to WHX under certain conditions, as described in Note 21.

      The Company  has  significant  cash flow  obligations,  including  without limitation  the  amounts  due for the WHX  Pension  Plan (as amended by the PBGC
Settlement  Agreement)  (See Note 7 regarding the Company's  pension and benefit plans).  There can be no assurance that the funds  available from operations and under  its  credit  facilities  will  be  sufficient  to  fund  pension  funding requirements,  debt service costs,  working  capital  demands and  environmental remediation costs. Additionally, there can be no assurance that the Company will be able to obtain  replacement  financing at commercially  reasonable terms upon the expiration of the H&H and Bairnco credit facilities in June 2008.

      As  discussed  further  below,  the Company  believes  that recent new and amended  financing  arrangements,  acquisitions,  the IRS  Waiver  and the  PBGC
Settlement  Agreement,  the sale of a  non-essential  operating unit, as well as recent improvements in its core operations,  and the substantial completion of a major  remediation  of property  relating to certain  environmental  liabilities should  permit the Company to generate  sufficient  working  capital to meet its obligations  as they  mature  over the next  twelve  months.  The ability of the
Company to meet its cash  requirements  over this time period is  dependent,  in part, on the Company's  ability to meet its business plan.  Management  believes that  existing  capital  resources  and  sources  of credit,  including  the H&H facilities  and the  Bairnco  facilities,  are  adequate to meet its current and anticipated cash requirements.  The Company also continues to examine all of its
options  and  strategies,   including  acquisitions,   divestitures,  and  other
corporate transactions, to increase cash flow and stockholder value. However, if the Company's  cash needs are greater than  anticipated  or the Company does not materially  satisfy  its  business  plan,  the  Company  may be required to seek additional or alternative financing sources. There can be no assurance that such financing will be available or available on terms acceptable to the Company.

      As  more  fully  described  in  the  specific  notes  to  these  financial statements,  the Company has taken the following  actions which it believes will improve liquidity and help provide for adequate  liquidity to fund the Company's capital needs for the next twelve months.

      o     On December 20, 2006,  the IRS granted a  conditional  waiver of the
            $15.5 million minimum  funding  requirement for the WHX Pension Plan for the 2005 plan year and on December 28, 2006,  WHX,  H&H, and the
            PBGC entered into the PBGC  Settlement  Agreement in connection with the IRS Waiver and certain  other  matters.  As a result of the PBGC
            Settlement  Agreement  and the IRS Waiver,  the Company  expects its minimum  funding  requirement  for the  specific  plan  year and the amortization  of the 2005  requirement  to be $13.1 million (paid in full in 2006),  $10.8  million,  $11.0 million,  $8.9 million,  $7.0 million and $2.3 million (which  amounts  reflect the recent passage of the Pension  Protection Act of 2006) in 2006,  2007,  2008, 2009,
            2010 and 2011, respectively.

      o     Availability  under H&H's Loan and  Security  Agreements'  revolving credit facility as of December 31, 2006 was $19.1 million, and as of
            March 31, 2007, was approximately  $15.5 million. On March 29, 2007, all such facilities,  including the term loans,  were amended to (i)
            redefine  EBITDA,  (ii) reset the  levels  and amend  certain of the financial covenants, (iii) extend the termination date of the credit facilities  from March 31,  2007 to June 30,  2008,  (iv) permit the extension by H&H to WHX of an unsecured  loan for required  payments to the pension plan,  under certain  conditions,  and (v) permit the extension by H&H to WHX of an  unsecured  loan for other uses in the aggregate  principal amount not to exceed $3.5 million under certain conditions.

      o     Following the closing of the Bairnco Merger,  upon the  satisfaction of certain conditions, Bairnco is permitted to make distributions to
            WHX. As of March 31, 2007,  availability under the Bairnco Revolving
            Credit Facility was approximately  $12.0 million,  although there is no assurance that such amount will be available in the future, or if available, that Bairnco will satisfy the conditions for distributing this amount to WHX.

      o     The  acquisition  by a  subsidiary  of H&H of a  mechanical  roofing fastener business for approximately $26 million, including a working capital  adjustment,  on December  28,  2006,  which we believe will prove  to  be a  valuable  acquisition  which  will  solidify  H&H's position  as a  leading  manufacturer  and  supplier  of  mechanical fasteners, accessories and components, and building products for the
            North American commercial and residential construction industry.

                                      F-10

      o     The sale in March 2007 of a non-core  business  which had  generated operating losses in the past year.

      o     The  substantial  completion of remediation of property  relating to certain environmental liabilities.

      In view of the matters described in the preceding  paragraphs,  management believes that the Company has the ability to meet its financing  requirements on a continuing  basis.  However,  if the  Company's  fiscal 2007 planned cash flow projections  are not met,  management  could  consider the  reduction of certain discretionary expenses and sale of certain assets. In the event that these plans are not sufficient and the Company's  credit  facilities are not available,  the
Company's ability to operate could be adversely affected.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

BASIS OF PRESENTATION

      The consolidated  financial statements include the accounts of WHX and its subsidiaries.  All material  intercompany  transactions  and balances  have been eliminated.

USE OF ESTIMATES

      The  preparation  of financial  statements  in conformity  with  generally accepted  accounting  principles  requires  management  to  make  estimates  and assumptions  that affect the reported  amounts of assets and liabilities and the disclosure of  contingent  assets and  liabilities  at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.
On an ongoing  basis,  the Company  evaluates  its  estimates,  including  those
related  to  investments,   accounts  receivable,   inventories,   property  and
equipment, assets held for sale, environmental liabilities and income taxes. The
Company  bases its  estimates  on  historical  experience  and on various  other assumptions  that are believed to be  reasonable  under the  circumstances,  the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

CASH AND CASH EQUIVALENTS

      Cash and cash  equivalents  include cash on hand and on deposit and highly liquid debt instruments with original  maturities of three months or less. As of
December 31, 2006 and 2005,  the Company had cash held in foreign  banks of $3.2 million and $1.1 million, respectively.

REVENUE RECOGNITION

      Revenues  from product  sales are  recognized  when the related goods have been  shipped  and the title and risk of loss has  passed  to the  customer.  An allowance is provided for estimated returns and discounts based on experience in accordance  with SEC Staff  Accounting  Bulletin No. 104.  Cash  received by the
Company  prior  to  shipment  is  recorded  as  deferred  revenue.  The  Company experiences  a  certain  degree of sales  returns  that  varies  over  time.  In accordance  with  Statement of Financial  Accounting  Standards No. 48 ("FAS No.
48"), "Revenue  Recognition When Right of Return Exists," the Company is able to make a reasonable estimation of expected sales returns based upon history and as contemplated by the requirements of FAS No. 48. The Company records all shipping and handling  fees billed to customers as revenue,  and related costs as cost of sales,  when  incurred,  in accordance  with  Emerging  Issues Task Force "EITF"
Abstract 00-10, "Accounting for Shipping and Handling Fees and Costs."

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The Company  extends  credit to customers  based on its  evaluation of the customer's  financial  condition.  The Company has  established an allowance for accounts that may become  uncollectible in the future.  This estimated allowance is based primarily on management's  evaluation of the financial condition of the customer and historical experience. The Company monitors its accounts receivable and  charges to expense an amount  equal to its  estimate  of  potential  credit
losses.   Accounts   outstanding  longer  than  contractual  payment  terms  are considered  past due. The Company  considers a number of factors in  determining its estimates,  including the length of time its trade  accounts  receivable are past due, the Company's previous loss history and the customer's current ability to pay its obligation.  Accounts receivable balances are charged off against the allowance when it is determined that the receivable  will not be recovered,  and payments  subsequently  received on such receivables are credited to recovery of accounts  written  off.  The  Company  does  not  charge  interest  on past  due receivables.

                                      F-11

INVENTORIES

      Inventories are stated at the lower of cost or market.  Cost is determined by the  last-in  first-out  ("LIFO")  method  for  precious  metal  inventories.
Non-precious  metals  inventories  are stated at the lower of cost  (principally average cost) or market. For precious metals  inventories,  no segregation among raw materials, work in process and finished goods is practicable.

DERIVATIVES

      H&H enters into  commodity  futures  and  forwards  contracts  on precious metals that are subject to market  fluctuations in order to  economically  hedge its precious metals  inventory  against price  fluctuations.  Future and forward contracts  to sell or buy  precious  metal  are the  derivatives  used  for this objective.  The  Company  also  economically  hedges its  exposure  on  variable interest rate debt at one of its foreign subsidiaries.  As these derivatives are not  designated as  accounting  hedges under  Statement of Financial  Accounting
Standards  ("SFAS") No. 133, they are accounted for as derivatives with no hedge designation.  These  derivatives  are  marked to market  and both  realized  and unrealized gains and losses on these  derivatives are recorded in current period earnings as other income (loss) in the case of the precious metal  contracts and in interest expense with respect to the interest rate derivative. The unrealized gain or loss (open trade equity) on the derivatives is included in other current assets or other current liabilities.

      As of December  31, 2006 and 2005,  the Company had  contracted  for $17.3 million and $17.1 million,  respectively,  of forward contracts with a AA- rated counter party, and the future contracts are exchange traded contracts  through a third  party  broker.  Accordingly,  the Company  has  determined  that there is minimal  credit risk of default.  The  Company  estimates  the fair value of its derivative  contracts  through use of market  quotes or broker  valuations  when market information is not available.

PROPERTY, PLANT AND EQUIPMENT

      Depreciation of property,  plant and equipment is provided  principally on the  straight-line  method over the estimated useful lives of the assets,  which range  as  follows:  machinery  &  equipment  3 - 10  years  and  buildings  and improvements 10 - 30 years.  Interest cost is capitalized for qualifying  assets during the assets'  acquisition  period.  Maintenance and repairs are charged to expense  and  renewals  and  betterments  are  capitalized.  Profit  or  loss on dispositions is credited or charged to operating income.

GOODWILL AND INTANGIBLES

      The Company  adopted the  provisions of SFAS No. 142,  "Goodwill and Other
Intangible  Assets,"  effective  January 1, 2002.  As a result,  goodwill  is no longer amortized,  but instead is reviewed annually for impairment in accordance with the provisions of this statement.  The evaluation of the  recoverability of the  unamortized  balance of goodwill is based on a comparison of the respective reporting unit's fair value to its carrying value, including allocated goodwill.
Fair values are  determined  by  discounting  estimated  future cash flows.  The recoverability  of goodwill may be impacted if estimated  future  operating cash flows are not  achieved.  Other  intangible  assets  with  indefinite  lives are subjected to a lower of cost or market  impairment test.  Purchased  patents are stated at cost,  which is amortized over the respective  remaining  lives of the patents.  Other  intangible  assets with finite lives are  amortized  over their estimated useful lives.

EQUITY INVESTMENTS

      Investments are accounted for using the equity method of accounting if the investment provides the Company the ability to exercise  significant  influence, but not control, over an investee.  Significant influence is generally deemed to exist if the  company  has an  ownership  interest  in the  voting  stock of the investee of between 20% and 50%, although other factors,  such as representation on the investee's Board of Directors,  are considered in determining whether the equity  method of  accounting  is  appropriate.  The  Company  accounts  for its investment in Cosine Communications, Inc. using the equity method of accounting.
See Note 17.

STOCK-BASED COMPENSATION

      In 2006,  revised  Statement of Financial  Accounting  Standards  No. 123,
"Share-Based  Payment" ("SFAS No. 123") became  effective for the Company.  SFAS
No. 123 eliminated  the intrinsic  value method as an allowed method for valuing
stock  options   granted  to  employees.   Under  the  intrinsic  value  method,
compensation  expense was  generally  not  recognized  for the issuance of stock options. The revised statement requires compensation expense to be recognized in exchange  for the  services  received  based  on the fair  value  of the  equity instruments on the grant-date.  This statement did not have a material impact on the Company's financial position, results of operations or cash flows.

      As of December 31, 2006 and 2005,  the Company had no stock option  plans.
However,  the Company has agreed to grant stock options upon adoption of a stock option plan by the Board of Directors and registration  thereof with the SEC, or

                                      F-12

in lieu thereof, phantom stock options or equivalent other consideration (at the sole  discretion  of the  Company),  to various  officers  and  employees of the
Company.  At December  31, 2004 the  Company  had six  stock-based  compensation plans,  which are more fully described in Note 15. These plans were cancelled in conjunction  with WHX's  emergence  from  bankruptcy  in July 2005.  The Company accounted for these plans under the recognition  and  measurement  principles of
Accounting  Principles Board (APB) Opinion No. 25,  "Accounting for Stock Issued
to Employees," and related interpretations. No stock-based compensation cost for the  issuance of stock  options  was  reflected  in net  income,  as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of the option grant.

      In 2003, the Company  awarded 80,000 shares of restricted  common stock to members of the Board of  Directors  at a fair  market  value of $2.48 per share.
These shares vested 1/3 immediately and 1/3 each year thereafter over a two-year period  and was  recorded  as a  separate  component  of  Stockholders'  Equity.
Compensation  expense related to restricted stock awards was recognized over the vesting period (through part of 2005).

      The following table  illustrates the effect on net income and earnings per share if WHX had applied the fair-value  recognition  provisions of SFAS No. 123 to stock-based employee compensation in 2005 and 2004:

                                                2005                 2004
                                          ----------------    -----------------
                                          (in thousands - except per share data)

Net income (loss), as reported
applicable to common shareholders         $        219,564    $        (159,868)

Add: Compensation Expense                               33                   66

Deduct: total stock-based employee
     compensation expense determined
     under fair-value based method
     for all awards                                     33                  473

                                          ----------------    -----------------
Pro forma net income (loss)               $        219,564    $        (160,275)
                                          ================    =================

Income (loss) per share:
     Basic and diluted - as reported      $          30.36    $          (29.38)
     Basic and diluted - Pro forma        $          30.36    $          (29.45)

      The  pro-forma  amounts  and the  fair  value  of each  option  grant  are estimated on the date of grant using the Black-Scholes option-pricing model. The
following   weighted-average   assumptions   were  used  in  the   Black-Scholes
calculation:  expected volatility of 104.2% in 2004,  risk-free interest rate of
3.4% in 2004, and expected life of 5 years and a dividend yield of zero.

ENVIRONMENTAL LIABILITIES

      The Company accrues for losses associated with  environmental  remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated  losses  from  environmental  remediation  obligations  generally  are recognized no later than completion of the remedial feasibility study.

      Such   accruals   are   adjusted  as  further   information   develops  or
circumstances change. Costs of future expenditures for environmental remediation
obligations   are  not  discounted  to  their  present   value.   Recoveries  of
environmental  remediation  costs from other parties are recorded as assets when their receipt is deemed probable.

INCOME TAXES

      Income taxes are provided using the asset and liability  method  presented by SFAS No. 109,  "Accounting  for Income Taxes"  ("SFAS No.  109").  Under this method, income taxes (i.e., deferred tax assets, deferred tax liabilities, taxes currently  payable/refunds  receivable  and tax expense)  are recorded  based on amounts refundable or payable in the current year and include the results of any differences  between U.S. GAAP and tax reporting.  Deferred income taxes reflect the tax effect of net operating loss  carryforwards,  capital loss carryforwards and the net tax effects of temporary  differences between the carrying amount of assets and  liabilities  for financial  reporting  and income tax  purposes,  as
determined  under  enacted  tax  laws  and  rates.   Valuation   allowances  are
established when management determines that it is more likely than not that some portion or the entire  deferred  tax asset will not be realized.  The  financial effect  of  changes  in tax laws or  rates is  accounted  for in the  period  of enactment.

                                      F-13

EARNINGS PER SHARE

      Pursuant to SFAS No. 128,  "Earnings per Share," basic  earnings per share are based on the weighted  average number of shares of Common Stock  outstanding during each year, excluding redeemable common shares. Diluted earnings per share gives effect to dilutive potential common shares outstanding during the period.

FOREIGN CURRENCY TRANSLATION

      Assets and  liabilities of foreign  subsidiaries  have been  translated at current  exchange rates,  and related revenues and expenses have been translated at average  rates of exchange in effect  during the year.  Resulting  cumulative
translation   adjustments  have  been  recorded  as  a  separate   component  of
accumulated other comprehensive income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying  values of cash and cash  equivalents,  accounts  receivable, accounts  payable  and  accrued  liabilities  approximate  fair value due to the short-term maturities of these assets and liabilities.

RECLASSIFICATION

      Certain  amounts for prior years have been  reclassified to conform to the current year presentation.

NOTE 3 -VOLUNTARY PETITION UNDER CHAPTER 11 OF U.S. BANKRUPTCY CODE

      On March 7, 2005, WHX Corporation (the parent) filed a voluntary  petition
("Bankruptcy  Filing")  to  reorganize  under  Chapter 11 of the  United  States
Bankruptcy  Code  with the  United  States  Bankruptcy  Court  for the  Southern
District of New York (the  "Bankruptcy  Court").  WHX  continued  to operate its businesses and own and manage its properties as a debtor-in-possession under the jurisdiction  of the  Bankruptcy  Court and in  accordance  with the  applicable provisions of the Bankruptcy Code until it emerged from protection under Chapter
11 of the Bankruptcy Code on July 29, 2005.

      Neither  H&H  nor any of  WHX's  other  subsidiaries  or  affiliates  were included in WHX's  Bankruptcy  Filing.  All of H&H's  operating  units conducted business in the ordinary course during the bankruptcy.  WHX's Bankruptcy  Filing was  primarily  intended to reduce WHX's debt,  simplify its capital  structure, reduce its overall cost of capital and provide it with better  access to capital markets.

      On March 7, 2005, WHX also filed a proposed Plan of  Reorganization of WHX
Corporation (as amended, the "Plan") and a related proposed disclosure statement
(as amended,  the "Disclosure  Statement") with the Bankruptcy Court. On June 7,
2005, WHX filed its first amended Chapter 11 Plan. On June 8, 2005 WHX filed its second amended Disclosure Statement.

      On July 21, 2005, WHX Corporation's  Chapter 11 Plan of Reorganization was
confirmed by the U. S. Bankruptcy  Court for the Southern  District of New York.
The Plan became effective on July 29, 2005 ("Effective Date").

      The  Bankruptcy  Filing  created an event of default  under the  Indenture governing  WHX's 10 1/2% Senior Notes (the  "Senior  Notes") due April 15, 2005.
Under the terms of the Senior Notes, as a result of the Bankruptcy  Filing,  the entire unpaid principal and accrued interest (and any other additional  amounts)
became immediately due and payable without any action on the part of the trustee or the note holders.  The principal amount outstanding under the Senior Notes at
March 7, 2005 was approximately $92.8 million. Accrued interest to March 7, 2005 was approximately $3.8 million.

      The  following is a summary of certain  material  features of the Plan and the Confirmation Order. On the Effective Date:

      o     All of WHX's outstanding securities,  including WHX's pre-bankruptcy filing common stock,  Series A preferred  stock,  Series B preferred stock and 10 1/2% Senior  Notes were deemed  cancelled  and annulled without further act or action.
      o     In full and complete  satisfaction  of all such  claims,  holders of
            WHX's 10 1/2% Senior Notes received 9,200,000 shares of common stock representing their prorated share of the reorganized company.  These shares represent 92% of the equity in the reorganized company.
      o     In full and complete  satisfaction of all such  interests,  Series A preferred  stockholders  received  366,322  shares of  common  stock representing  their  prorated share of the  reorganized  company and
            344,658  warrants  to  purchase  common  stock  of  the  reorganized company,  exercisable  at $11.20 per share and  expiring on February
            28, 2008.

                                      F-14

      o     In full and complete  satisfaction of all such  interests,  Series B preferred  stockholders  received  433,678  shares of  common  stock representing  their  prorated share of the  reorganized  company and
            408,030  warrants  to  purchase  common  stock  of  the  reorganized company,  exercisable  at $11.20 per share and  expiring on February
            28, 2008.
      o     Holders of WHX's  pre-bankruptcy  filing  common  stock  received no distribution under the Plan.

      The  common  stock  received  by  the  Series  A and  Series  B  preferred stockholders,  collectively,  represents  8% of the  equity  in the  reorganized
company.   The  warrants   issued  to  the  Series  A  and  Series  B  preferred
stockholders,  collectively, represent the right to purchase an additional 7% of the equity of the reorganized company after giving effect to the exercise of the warrants.

      On the  Effective  Date,  all of the  assets  of WHX  were  vested  in the reorganized  company  free and clear of all liens,  causes of  actions,  claims, encumbrances,  equity interests,  and interests against,  in, or on such assets, except  as  explicitly  provided  in the Plan.  Preferred  stock  dividends  and interest on WHX's debt of $11.7  million  accrued from March 7, 2005 to July 29,
2005 were not included as a claim of the bankruptcy proceedings.

      The reorganization  value of the assets of WHX immediately before the date of  confirmation  of the Plan was  greater  than the total of all  post-petition liabilities  and  allowed  claims.  As a result the  Company did not qualify for
Fresh-Start  reporting in  accordance  with the American  Institute of Certified
Public Accountants  Statement of Position 90-7, "Financial Reporting by Entities
in  Reorganization  Under the  Bankruptcy  Code".  Accordingly,  the  assets and liabilities of the reorganized company upon emergence from bankruptcy  continued
to be reported at their historical values.

      Upon its emergence from  bankruptcy on July 29, 2005,  WHX  experienced an ownership  change as defined by Section 382 of the Internal  Revenue Code, which
imposes   annual   limitations   on  the   utilization  of  net  operating  loss
carryforwards  post ownership change.  The Company believes it qualifies for the bankruptcy  exception  to  the  general  Section  382  limitations.  Under  this exception,  the  annual  limitation  imposed by Section  382  resulting  from an ownership change will not apply;  instead,  the net operating loss carryforwards
must  be  reduced  by  certain   interest  expense  paid  creditors  who  became
stockholders  as a result  of the  bankruptcy  reorganization.  Thus,  WHX's net operating loss  carryforwards  of $116.0 million as of December 31, 2004 will be
reduced  by  approximately   $31.0  million  to  approximately   $85.0  million.
Additionally,  if WHX should undergo a second  ownership change within two years of the date of change  as a result  of the  reorganization,  its  remaining  net operating  losses  would  be  reduced  to zero.  Accordingly,  in order to avoid subsequent  ownership  changes,  WHX's new charter contains a 5% ownership limit pursuant to which certain transfers of WHX's shares will be limited.

      Since the  Effective  Date,  H&H and its  subsidiaries  have  continued to conduct their businesses in the ordinary course.

NOTE 4 -RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In  February  2007,  the FASB issued  Statement  of  Financial  Accounting
Standards  No. 159,  "The Fair Value Option for  Financial  Assets and Financial
Liabilities"  (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial  instruments and certain other items at fair value.  SFAS No. 159 is effective for financial  statements  issued for fiscal years  beginning after
November 15, 2007.  The Company is currently  evaluating  the impact of adopting
SFAS No. 159 on its consolidated financial position and results of operations.

      On September 29, 2006, the Financial  Accounting  Standards Board ("FASB")
issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other
Postretirement Plans (SFAS No.158") which amends SFAS No. 87 and SFAS No. 106 to require recognition of the overfunded or underfunded status of pension and other postretirement benefit plans on the balance sheet. Under SFAS No. 158, gains and losses,  prior service costs and credits,  and any remaining  transition amounts under SFAS No. 87 and SFAS No. 106 that have not yet been recognized through net periodic  benefit cost will be recognized  in  accumulated  other  comprehensive income,  net of tax  effects,  until they are  amortized  as a component  of net periodic cost. SFAS No. 158 is effective for publicly-held  companies for fiscal years ending after December 15, 2006. WHX Corporation  adopted the balance sheet recognition  provisions of SFAS No. 158 at December 31, 2006. At that time,  our balance sheet reflected a reduction in shareholder equity of approximately $49.3 million due to our defined  benefit  pension  and other  postretirement  benefit plans. The new provisions of SFAS No. 158 resulted in an additional $1.2 million reduction to WHX  Corporation's  shareholders'  equity at December 31, 2006. The
Statement does not affect the results of operations.

      In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108,
"Considering   the  Effects  of  Prior  Year   Misstatements   when  Quantifying
Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108
was issued in order to  eliminate  the  diversity  of practice  surrounding  how
public  companies  quantify  financial  statement  misstatements.   It  requires
quantification of financial statement  misstatements based on the effects of the misstatements  on  each  of  the  company's  financial  statements  and  related financial statement  disclosures.  The provisions of SAB No. 108 must be applied to annual financial statements no later than the fiscal year ending November 15,
2006.  The  Company  has  determined  that SAB No.  108 does not have a material impact on its financial statements.

                                      F-15

      In September 2006, the FASB issued SFAS No. 157; "Fair Value Measurements"
SFAS No. 157 defines fair value,  establishes  a framework  for  measuring  fair value in accordance with accounting  principles generally accepted in the United
States, and expands  disclosures about fair value  measurements.  This statement does not require any new fair value measurements; rather, it applies under other accounting  pronouncements that require or permit fair value  measurements.  The provisions  of SFAS No. 157 are  effective  for  fiscal  years  beginning  after
November 15, 2007.  The Company is currently  evaluating  the impact of adopting
SFAS No. 157 on its consolidated financial position and results of operations.

      In June 2006, the FASB issued FASB  Interpretation No. 48, "Accounting for
Uncertainty in Income Taxes" an Interpretation of FASB Statement 109 ("FIN 48"),
which  clarifies  the  accounting  for   uncertainty  in  tax  positions.   This
Interpretation  provides that the tax effects from an uncertain tax position can be recognized in the financial  statements,  only if the position is more likely than not of being  sustained  on  audit,  based on the  technical  merits of the position.  The  provisions of FIN 48 are effective as of the beginning of fiscal
2007, with the cumulative effect of the change in accounting  principle recorded as an adjustment to opening retained  earnings.  The Company does not expect the adoption  of FIN 48 to have a  material  impact  on its  consolidated  financial position or results of operations.

NOTE 5 - ASSET IMPAIRMENT,  DISCONTINUED  OPERATIONS AND BUSINESS  RESTRUCTURING
CHARGES

NORRISTOWN FACILITY

      On May 9, 2006,  the Company  announced  the closing of the Handy & Harman
Tube Co. ("HHT") located in Norristown,  Pennsylvania,  which is included in the
Company's  Tubing  segment.  The decision to close the  Norristown  facility was principally  based on the economics of operating HHT's business at the facility.
HHT manufactured stainless steel tubing that was supplied in various lengths and forms in both coil and straight  lengths.  HHT's coil  business was relocated to
H&H's Camdel Metals Corporation ("Camdel") facility located in Camden, Delaware.
HHT's  machinery  and  equipment and real property at the site are being offered for sale.

      In  conjunction  with the decision to close the Norristown  facility,  the
Company  reviewed the  recoverability  of the  Norristown  long-lived  assets in accordance  with  SFAS No.  144,  "Accounting  for  Impairment  or  Disposal  of
Long-Lived Assets". A review of future cash flows, based on the expected closing date,  indicated that cash flows would be  insufficient  to support the carrying value of certain machinery and equipment at Norristown. As a result, the Company recorded  an  asset  impairment  charge  of $1.8  million  in its  statement  of operations for the second quarter of 2006. Certain of the Norristown  long-lived
assets,   principally   consisting  of  machinery  and   equipment,   have  been
reclassified to current assets held for sale in the accompanying  balance sheet.
The real estate is included in  non-current  assets (other  assets) as it is not probable that it will be sold within one year.  No impairment  loss was incurred on the real estate assets based on the Company's analysis.

      Restructuring  charges  related to the closing of the Norristown  facility totaling  $2.4 million in 2006 were  recorded in the  statement  of  operations.
These  charges  included  termination  benefits of $2.0  million,  $0.1  million resulting from a pension  curtailment,  and $0.3 million of other  charges.  The activity in the restructuring reserve was as follows for 2006:

                                         Reserve                                       Reserve
                                         Balance                                       Balance
                                       December 31,                                  December 31,
                                          2005            Expense        Paid            2006
                                      --------------      -------        ----        ------------
                                                             (in thousands)

      Termination benefits               $    --          $ 2,049      $(1,729)        $   320

      Other facility closure costs       $    --
                                                              243         (243)             --

      Pension curtailment charge         $    --
                                                              128         (128)             --
                                         -------          -------      -------         -------

                                         $    --          $ 2,420      $(2,100)        $   320
                                         =======          =======      =======         =======

      The Norristown  facility  operated  through the third quarter of 2006. The closing of Norristown and the sale of certain of its assets was completed by the end of 2006, and most of the remaining assets are expected to be sold in 2007.

      The Company recently  completed an  environmental  study at the Norristown facility  which  indicated that  environmental  remediation  activities  with an estimated cost of $0.8 million are required, which the Company accrued as of the first quarter of 2006.

                                      F-16

HANDY & HARMAN ELECTRONIC MATERIALS ("HHEM")

      In  accordance  with  SFAS No.  144,  "Accounting  for the  Impairment  or
Disposal  of  Long  Lived  Assets",  the  Company  has  evaluated  fixed  assets associated  with its HHEM facility in light of ongoing  operating  losses.  This evaluation resulted in the recording of accelerated depreciation of $0.2 million in 2004,  $0.8  million  in 2005  and $0.6  million  in 2006.  This  accelerated depreciation is a charge to cost of goods sold in the applicable  period. In the fourth  quarter of 2006, the Company again  reviewed the  recoverability  of the long-lived  assets of the HHEM business for  impairment  when it was  determined that the assets should be  classified  as held for sale in accordance  with SFAS
No.144,  and as a result  of such  review in the  fourth  quarter  of 2006,  the
Company  recorded an asset  impairment  charge of $3.4  million  relating to the long-lived  assets of HHEM. The amount of the impairment loss was based upon the actual  selling price of the  long-lived  assets in March 2007. In the Company's balance  sheet as of December 31, 2006,  the  long-lived  assets of $3.1 million have been  classified  as  current  assets  held for  sale.  HHEM is part of the
Company's Precious Metals segment.

      On March 4, 2007, the Company sold certain assets,  including the land and building,  certain  machinery and equipment,  and inventory of HHEM,  located in
East  Providence,  Rhode Island,  as well as certain of its assets and inventory located in Malaysia for net proceeds of approximately  $3.9 million.  Due to the charge for the long-lived  asset  impairment in 2006, the Company  recognized no gain or loss upon sale of the long-lived assets in 2007. However, upon sale, the
Company recognized a loss of $0.9 million relating to the sale of inventory. The
Company has retained  responsibility for any environmental  conditions requiring remediation at the HHEM site.

WIRE AND CABLE BUSINESS:

      In 2004 the Company  evaluated the current operating plans and current and forecasted operating results of its wire and cable business.  In accordance with
SFAS No. 144, the Company determined that there were indicators of impairment as of June 30, 2004 based on continued operating losses, deteriorating margins, and rising raw material costs. An estimate of future cash flows indicated that as of
June 30, 2004 cash flows would be  insufficient to support the carrying value of the long-lived  assets of the business.  Accordingly,  these assets were written down to their  estimated  fair value by  recording a non-cash  asset  impairment charge of $3.9  million in the second  quarter of 2004.  In November  2004,  the
Company announced that it had signed a non-binding  letter of intent to sell its wire business and that it was  negotiating the sale of its steel cable business.
The decision to sell was based on the  continued  cash flow drain on the Company
caused  by  these  businesses  from  further   increases  in  operating  losses,
deteriorating margins and rising raw material costs. Based on the proposed terms of these transactions the Company recorded an additional asset impairment charge of $4.3  million.  At that time the  Company  stated  that if it were  unable to complete  these  sales it would  consider  the closure of these  operations.  On
January 13, 2005, the Company  determined that a sale of these  operations could not be completed on terms satisfactory to the Company.  Accordingly, the Company decided  to  permanently  close  the wire and  cable  businesses.  The  affected operations were located in Cockeysville, Maryland and Oriskany, New York.

      In the fourth quarter of 2004, H&H communicated to its 146 union employees the plan to either sell or close the wire and cable business.  Accordingly,  H&H recorded a  restructuring  charge of $1.2 million for  termination  benefits and related costs. These termination benefits were paid in 2005. Additionally,  $0.4 million was recorded as a restructuring charge for clean up costs related to the
Cockeysville,  Maryland  facility.  The Company  operated these  facilities on a limited  basis  in the  first  quarter  of 2005 in  order  to  fulfill  customer commitments.  Operating  losses and closure  costs  incurred in 2005 amounted to
$4.2 million  including a $0.7 million gain on the sale of certain  fixed assets and $0.9 million in termination benefits.  Accordingly, the total cost including termination benefits, operating losses (excluding fixed asset gains) and closure costs was approximately  $6.5 million.  These costs were funded from realization of  working  capital  and  proceeds  from  the  sale of  fixed  assets  of these businesses.  In the second  quarter of 2005 we concluded  all  operations of the
wire  and  cable  business.   Accordingly,  these  businesses  are  reported  as
discontinued  operations.  In 2006 the Company sold land, buildings, and certain machinery & equipment  relating to this business for $7.3 million and recognized a pretax gain on these sales of $4.5 million.

                                      F-17

     Operating results of discontinued operations were as follows:

                                            2006          2005           2004
                                          --------      --------       --------
                                                     (in thousands)

      Net Sales                           $     --      $ 10,672       $ 38,958

      Gross profit (loss)                       --        (1,997)        (3,522)

      Asset impairment charge                   --            --          8,175

      Restructuring charge                      --         2,255          1,576

      Pretax gain on sale of fixed assets    4,519           681             --

      Operating income (loss)                4,352        (4,063)       (18,361)

      Interest/other expense                    --           144            137

      Net income (loss)                      2,713        (4,207)       (18,498)

      The following is a summary of the carrying amounts of the major classes of assets and  liabilities  of the wire and cable  business at  December  31,
      2005:

                                                          2005
                                                        ---------
                                                     (in thousands)
      Current assets                                    $   181

      Property, plant and equipment                       2,794

      Total assets                                        2,975

      Total liabilities                                     581

      Net assets                                          2,394

NOTE 6 - ACQUISITION

      Pursuant to an Asset Purchase  Agreement (the "Asset Purchase  Agreement")
dated as of December 28, 2006, a subsidiary  of H&H acquired  certain  assets of
ITW  Buildex.  The purchase  price was  approximately  $26 million,  including a working capital  adjustment.  The assets acquired included,  among other things, machinery, equipment, inventories of raw materials, work-in-process and finished products,  certain  contracts,  accounts  receivable and  intellectual  property rights,  all as related to the  acquired  business  and as provided in the Asset
Purchase Agreement.  This acquired business develops and manufactures  fastening systems for the  commercial  roofing  industry.  WHX believes  this  acquisition solidifies  its position as a leading  manufacturer  and supplier of  mechanical fasteners,  accessories  and  components,  and  building  products for the North
American commercial and residential construction industry.

      The Company has made an  allocation  of the  purchase  price,  as detailed below, to the assets  acquired and liabilities  assumed at estimated fair market values:

                                           Amount
                                       --------------
                                       (in thousands)
Accounts receivable                    $        3,054
Inventories                                     3,763
Prepaid expenses                                   29
Equipment                                       2,960
Identifiable intangible assets                 13,900
Goodwill                                        3,584
                                       --------------
     Total assets acquired                     27,290

Accrued expenses                               (1,319)
                                       --------------
     Net assets acquired               $       25,971
                                       ==============

                                      F-18

      The  components of the $13.9 million of acquired  Identifiable  Intangible
Assets, listed in the above table are as follows:

                                                                 Amortization
                                                Amount              Period
                                            --------------      -------------
                                            (in thousands)
Products and customer relationships         $       11,500         20 years
Trademark/Brand name                                 1,200         10 years
Patents and patent applications                        800         15 years
Non-compete agreement                                  400          4 years
                                            --------------
    Total Identifiable Intangible Assets    $       13,900
                                            ==============

      No  amortization  expense was recorded in 2006 since the  acquisition  was made the last working day of the year. The Goodwill has an indefinite  life and, accordingly,  will not be amortized,  but will be subject to periodic impairment testing at future periods in accordance  with SFAS No. 142,  "Goodwill and Other
Intangible  Assets".  The goodwill is expected to be amortizable  for income tax purposes.

      The  acquisition  is being  accounted  for  under the  purchase  method of accounting.  Beginning  in 2007,  the  consolidated  financial  statements  will include the results of  operations  of the acquired  business,  now known as OMG
Midwest, and such business will be included (as part of its parent company, OMG,
Inc.), within the Company's Engineered Materials segment for reporting purposes.
Since the business  was  acquired on the last working day of 2006,  there are no results of operations  of this  business for 2006  included in the  accompanying
Consolidated  Financial  Statements.  Proforma unaudited  financial data for the combined  companies as though the Company had acquired the assets of OMG Midwest as of January 1, 2005, is as follows:

                       Combined WHX and OMG Midwest
                                             2006          2005
                                           ---------     ---------
                                                (in thousands)
      Net Sales                            $ 488,086     $ 426,628

      Net loss                             $ (17,969)    $ (35,082)

      Net  income (loss) applicable
        to common stock                    $ (17,969)    $ 219,139

      Net income (loss) per share
        applicable to common shares        $   (1.80)    $   30.30

      Included in the above  proforma  results for OMG Midwest for 2006 and 2005 is  estimated  depreciation  and  amortization  of $1.2  million  and  estimated interest expense of $2.3 million. The proforma information noted above should be read  in  conjunction  with  the  related  historical  information  and  is  not necessarily  indicative  of the results  that would have been  attained  had the transaction actually taken place as of January 1, 2005.

NOTE 7 - PENSIONS, OTHER POSTRETIREMENT AND POST-EMPLOYMENT BENEFITS

      The Company maintains  several  qualified and non-qualified  pension plans and  other  postretirement  benefit  plans  covering  substantially  all  of its employees.  The Company's pension,  health care benefit and significant  defined contribution plans are discussed below. The Company's other defined contribution plans are not significant individually or in the aggregate.

QUALIFIED PENSION PLANS

      The  Company's   defined  benefit  plan,  the  WHX  Pension  Plan,  covers
substantially  all WHX and H&H employees  and certain  employees of WHX's former subsidiary, WPC. The WHX Pension Plan was established in May 1998 as a result of the merger of the former Handy & Harman plans,  which covered  substantially all
H&H employees,  and the WPC plan. The WPC plan,  covering most  USWA-represented employees of WPC,  was created  pursuant to a  collective  bargaining  agreement ratified on August 12, 1997. Prior to that date,  benefits were provided through
a  defined   contribution  plan,  the   Wheeling-Pittsburgh   Steel  Corporation
Retirement Security Plan ("RSP"). The assets of the RSP were merged into the WPC plan as of  December  1,  1997.  Under the terms of the WHX  Pension  Plan,  the benefit  formula and  provisions for the WPC and H&H  participants  continued as they were designed under each of the respective plans prior to the merger.

                                      F-19

      The qualified  pension  benefits under the WHX Pension Plan were frozen as of December 31, 2005 and April 30, 2006 for hourly and  salaried  non-bargaining participants,  respectively,  with the exception of a single  operating  unit. A related curtailment charge of $0.5 million was recorded in the fourth quarter of
2005.  Future  benefits  for the  impacted  employees  will be provided  through additional contributions to the defined contribution plan.

      WPC Group  employees  ceased to be active  participants in the WHX Pension
Plan  effective  July 31,  2003 and as a result  such  employees  will no longer accrue benefits under the WHX Plan.

      On  September  29,  2006,  the  FASB  issued  SFAS  No.  158,  "Employers'
Accounting  for Defined  Benefit  Pension and Other  Postretirement  Plans -- an
amendment  of FASB  Statements  No. 87, 88, 106,  and  132(R)."  This  statement requires recognition of the funded status of a company's defined benefit pension and postretirement  benefit plans as an asset or liability on the balance sheet.
Previously,  under the  provisions of SFAS No. 87,  "Employers'  Accounting  for
Pensions," and SFAS No. 106, "Employers' Accounting for Postretirement  Benefits
Other Than  Pensions,"  the asset or  liability  recorded on the  balance  sheet reflected the funded status of the plan, net of certain  unrecognized items that qualified for delayed income  statement  recognition.  Under SFAS No. 158, these
previously   unrecognized   items  are  to  be  recorded  in  accumulated  other
comprehensive  loss when the  recognition  provisions  are adopted.  The Company adopted the  recognition  provisions  as of December  31,  2006,  and the funded status of its defined  benefit  plans is reflected in its  consolidated  balance sheet as of December 31, 2006. In accordance  with the transition  provisions of
SFAS No. 158, prior periods have not been restated.  The  incremental  effect of
applying  the   recognition   provisions  of  SFAS  No.  158  on  the  Company's
consolidated balance sheet as of December 31, 2006, is shown below:

                                                     Before                              After
                                                  Adoption of                         Adoption of
                                                  SFAS No. 158      Adjustments      SFAS No. 158
                                                  -----------------------------------------------
                                                                   (in thousands)
Intangible pension asset                           $     388         $    (388)              --
Total assets                                         294,253              (388)         293,865

Accrued pension liability (long term)                (53,445)               --          (53,445)
Other employee benefit liabilities                    (7,852)             (814)          (8,666)
Total pension & benefits-related liabilities         (61,297)             (814)         (62,111)
Total liabilities                                   (356,814)             (814)        (357,628)

Accumulated other comprehensive loss                  46,153             1,202           47,355
Total stockholders' deficit                           62,561             1,202           63,763

                                      F-20

ACCUMULATED OTHER COMPREHENSIVE LOSS

      Amounts  recorded  in  accumulated  other   comprehensive   loss  not  yet
recognized  in net periodic  benefit  cost as of December  31,  2006,  are shown below:

                                                          Other
                                       Pension        Postretirement
                                      ------------------------------
                                              (in thousands)
Net actuarial loss                    $ 54,584           $ 1,914
Prior service cost (credit)                388            (1,100)
                                      ------------------------------
                                      $ 54,972             $ 814
                                      ------------------------------

      Amounts recorded in accumulated other  comprehensive  loss at December 31,
2006, and expected to be recognized in net periodic benefit cost during the year ended December 31, 2007 are shown below:

                                                          Other
                                       Pension        Postretirement
                                      ------------------------------
                                              (in thousands)
Net actuarial loss                    $    948           $   193
Prior service cost (credit)                 63              (157)
                                      ------------------------------
                                      $  1,011           $    36
                                      ------------------------------

      The December 31, 2005 valuation  resulted in a minimum  liability of $65.6 million, which is $18.9 million greater than the amount recorded at December 31,
2004.  Additionally,  the December 31, 2005 valuation  resulted in a decrease to the intangible  asset of $0.9 million.  As a result WHX recorded a corresponding charge to other comprehensive income of $19.8 million.

      Pension  benefits  for the WHX and H&H  participants  included  in the WHX
Pension Plan are based on years of service and the amount of compensation at the time of retirement. However, as noted above, the qualified pension benefits were frozen for most participants.

      Pension benefits for the WPC participants include both defined benefit and defined contribution features, since the plan includes the account balances from the RSP. The gross  benefit,  before  offsets,  is calculated  based on years of service and the benefit  multiplier  under the plan.  This gross  amount is then offset for the benefits payable from the RSP and benefits payable by the Pension
Benefit  Guaranty  Corporation  from  previously  terminated  plans.  Individual employee  accounts  established  under the RSP are maintained until  retirement.
Upon  retirement,  participants  who are  eligible  for the WHX Pension Plan and maintain  RSP account  balances  will  normally  receive  benefits  from the WHX
Pension Plan.  When these  participants  become  eligible for benefits under the
Plan,  their  vested  balances in the RSP Plan become  assets of the WHX Pension
Plan. Aggregate account balances held in trust in individual employees' accounts totaled $140 million at December 31, 2006. Such individual  account balances can only be utilized to fund all or a portion of the respective  individual's  gross pension  benefit as determined by the defined  benefit plan's  benefit  formula.
These assets cannot be utilized to fund any of the net benefit that is the basis for determining  the defined  benefit plan's benefit  obligation at December 31,
2006.

      The  Company's  funding  policy is to  contribute  annually an amount that satisfies the minimum funding standards of ERISA. Prior to 2004, the Company had not been required to make any such  contributions due to the plan's fully funded status. The Company contributed $1.2 million and $6.0 million to the WHX Pension
Plan in 2005 and 2004  respectively.  On September 15, 2006, WHX was required to make a minimum  contribution  to the WHX Pension  Plan for the 2005 plan year in the amount of $15.5 million. However, the Company did not make that contribution due to liquidity issues, and applied to the Internal Revenue Service ("IRS") for a funding waiver for the 2005 plan year. On December 20, 2006, the IRS granted a conditional waiver of the minimum funding requirements for the 2005 plan year in accordance with section 412 (d) of the Internal  Revenue Code and section 303 of the Employee  Retirement Income and Security Act of 1974, as amended  ("ERISA").
On December 28, 2006,  WHX, H&H, and the Pension  Benefit  Guaranty  Corporation
(the "PBGC") entered into the PBGC  Settlement  Agreement in connection with the
IRS  Waiver  and  certain  other  matters.  The IRS Waiver is subject to certain conditions,  including a requirement  that the Company meet the minimum  funding requirements  for the WHX Pension  Plan for the plan years  ending  December 31,
2006 through 2010, without applying for a waiver of such requirements.  The PBGC
Settlement  Agreement  and related  agreements  include the  following:  (i) the amortization of the waived amount of $15.5 million (the "Waiver  Amount") over a period of five years, (ii) the PBGC's consent to increase borrowings under H&H's senior  credit  facility to $125  million in  connection  with the closing of an acquisition  (iii) the resolution of any potential  issues under Section 4062(e)
of ERISA, in connection  with the cessation of operations at certain  facilities owned by WHX,  H&H or their  subsidiaries,  and (iv) the granting to the PBGC of subordinate  liens on the  assets  of H&H and its  subsidiaries,  and  specified assets of WHX, to collateralize WHX's obligation to pay the Waiver Amount to the
WHX Pension  Plan and to make  certain  payments to the WHX Pension  Plan in the event of its termination.

                                      F-21

      The  measurement  date for plan  obligations  is December 31. The discount rate is the rate at which the plan's  obligations  could be effectively  settled and is based on high quality bond yields as of the measurement date.

The following table presents a  reconciliation  of beginning and ending balances of the projected benefit obligation:

                                                         WHX Pension Plan
                                                     -----------------------
                                                        2006          2005
                                                     ---------     ---------
                                                           (in thousands)

Benefit obligation at January 1                      $ 424,054     $ 410,186
Service cost                                               223         1,244
Interest cost                                           23,056        23,007
Actuarial loss                                           4,867        23,455
Benefits paid                                          (37,721)      (34,223)
Curtailments                                              (557)       (1,079)
Transfers from RSP                                       1,497         1,464
                                                     ---------     ---------
Benefit obligation at December 31                    $ 415,419     $ 424,054
                                                     =========     =========

The following table presents the beginning-of-year  and end-of-year  accumulated benefit obligation:

                                                         WHX Pension Plan
                                                     -----------------------
                                                        2006          2005
                                                     ---------     ---------
                                                           (in thousands)

Accumulated benefit obligation at January 1          $ 424,054     $ 408,852
Accumulated benefit obligation at December 31          415,419       424,054

The following  table  presents  weighted-average  assumptions  used to determine benefit obligations at December 31:

                                                         WHX Pension Plan
                                                        ------------------
                                                        2006          2005
                                                        ------------------

Discount rate                                           5.80%         5.50%
Rate of compensation increase                            N/A          4.00%

                                      F-22

The following table presents a  reconciliation  of beginning and ending balances of the fair value of plan assets:

                                                         WHX Pension Plan
                                                     -----------------------
                                                        2006          2005
                                                     ---------     ---------
                                                           (in thousands)
Fair value of plan assets at January 1               $ 342,237     $ 343,374
Actual returns on plan assets                           42,874        30,444
Benefits paid                                          (37,721)      (34,223)
Company contributions                                   13,087         1,178
Transfers from RSP                                       1,497         1,464
                                                     ---------     ---------
Fair value of plan assets at December 31             $ 361,974     $ 342,237
                                                     =========     =========

Funded status                                        $ (53,445)    $ (81,817)
Unrecognized prior service cost                            N/A           586
Unrecognized actuarial loss                                N/A        65,015
Unrecognized transition obligation                         N/A            --
                                                     ---------     ---------
Net amount recognized                                $ (53,445)    $ (16,216)
                                                     =========     =========

Employer  contributions  consist  of funds  paid  from  employer  assets  into a qualified pension trust account.

WHX's Pension Plan's weighted-average asset allocations at December 31, 2006 and
2005, by asset category, are as follows:

                                                          Plan Assets
                                                       2006        2005
                                                       ----        ----
ASSET CATEGORY
Equity Securities                                       24%         42%
United States Government Securities                      6%          0%
Debt Securities                                          5%          6%
Convertible Securities                                   8%          8%
Cash                                                     5%          5%
Other (Hedge Funds)                                     52%         39%
                                                       ---         ---
   Total                                               100%        100%
                                                       ===         ===

      The  Company's  investment  policy is to maximize the total rate of return with a view to long-term  funding  objectives of the pension plan to ensure that funds are available to meet benefit obligations when due. The three to five year objective of the Plan is to achieve a rate of return that exceeds the  Company's expected earnings rate by 150 basis points at prudent levels of risk.  Therefore the pension plan assets are diversified to the extent necessary to minimize risk and to achieve an optimal balance  between risk and return.  There are no target allocations.  The Plan's assets are diversified as to type of assets, investment strategies  employed,  and number of investment  managers used.  Investments may include equities,  fixed income, cash equivalents,  convertible securities,  and hedge funds.  Derivatives  may be used as part of the investment  strategy.  The
Company may direct the transfer of assets between  investment  managers in order to  rebalance  the  portfolio in  accordance  with asset  allocation  guidelines established by the Company.

The funded  status of the  plans,  reconciled  to the  amounts  reported  on the balance sheet, follows.

                                      F-23

The following table provides the amount  recognized in the consolidated  balance sheets as of December 31:

                                                         WHX Pension Plan
                                                     ----------------------
                                                       2006          2005
                                                     --------      --------
                                                           (in thousands)

Accrued pension liability                            $(53,445)     $(16,216)
Additional minimum pension liability                      N/A       (65,601)
Intangible pension asset                                  N/A           586
Accumulated other comprehensive income                 54,972        65,015
                                                     --------      --------

Net asset (liability) recognized                     $  1,527      $(16,216)
                                                     ========      ========

The  following  table  presents  the  components  of net  periodic  pension cost
(credit) for the years ended December 31:

                                                      WHX Pension Plan
                                             ----------------------------------
                                               2006         2005         2004
                                             --------     --------     --------
                                                       (in thousands)

Service cost                                 $    223     $  1,244     $    978
Interest cost                                  23,056       23,007       24,326
Expected return on plan assets                (28,436)     (27,775)     (27,947)
Amortization of prior service cost                 69          155           86
Recognized actuarial loss                         303        1,268           --
                                             --------     --------     --------
                                               (4,785)      (2,101)      (2,557)
                                             --------     --------     --------
Curtailment  loss (a)                             128          709           --
                                             --------     --------     --------
                                             $ (4,657)    $ (1,392)    $ (2,557)
                                             ========     ========     ========

(a)  $232 of the curtailment loss in 2005 relates to the Wire Group and as such is included in net loss on discontinued operations.

The following table presents weighted-average  assumptions used to determine net periodic benefit cost for years ended December 31:

                                                      WHX Pension Plan
                                             ----------------------------------
                                               2006         2005         2004
                                             ----------------------------------

Discount rate                                  5.50%        5.75%        6.25%
Expected return on assets                      8.50%        8.50%        8.50%
Rate of compensation increase                   N/A         4.00%        4.00%

      In  determining  the  expected  long-term  rate of return on  assets,  the
Company considered its historical compound returns, which have been in excess of the Company's  forward-looking  returns.  The Company determines its assumptions for its  pension  and  postretirement  plans,  on  December  31 of each  year to calculate  liability  information as of that date and pension and postretirement expense for the following year. The discount rate assumption is derived from the rate of return on high-quality bonds as of December 31 of each year.

                                      F-24

CONTRIBUTIONS

      The estimated  minimum  funding  requirements  for the WHX Pension Plan in
2007, 2008, 2009, 2010, and 2011 are $10.8 million, $11.0 million, $8.9 million,
$7.0  million and $2.3  million  respectively.  Cash  funding  requirements  are developed  annually from valuations in accordance with ERISA.  Inherent in these valuations are  assumptions  including  discount rates,  mortality,  retirement, turnover and expected long-term rates of return on plan assets. Material changes in cash  funding  requirements  may occur in the  future due to changes in these assumptions or if certain assumptions are not realized.

BENEFIT PAYMENTS

      Estimated  future benefit  payments for the WHX Pension Plan over the next ten years are as follows (in thousands):

                         Years              Amount
                      -----------------------------
                             2007          $ 33,009
                             2008            32,715
                             2009            32,633
                             2010            32,560
                             2011            32,278
                      2012 - 2016           156,693

NON-QUALIFIED PENSION PLANS

      In addition to the  aforementioned  benefit plans, H&H has a non-qualified pension  plan for certain  current and retired  employees.  Such plan adopted an amendment effective January 1, 2006, to freeze benefits under the plan. On March
4, 2005, WHX adopted the WHX Corporation Supplemental Executive Retirement Plan,
effective as of February 1, 2004,  which  provides for specified  benefits to be paid to certain  of its  employees.  The WHX  Corporate  Supplemental  Executive
Retirement Plan (SERP) benefits were settled as of August 5, 2005, in accordance with SFAS 88 and this plan was terminated on December 29, 2005.

      The measurement date for plan obligations is December 31.

The following table presents a  reconciliation  of beginning and ending balances of the projected benefit obligation for these non-qualified plans:

                                                         2006        2005
                                                        -------     -------
                                                           (in thousands)
Benefit obligation at January 1                         $   939     $ 2,475
Service cost                                                 --         135
Interest cost                                                11          93
Actuarial (gain) loss                                       (82)        (43)
Amendments                                                 (382)         --
Benefits paid                                                (6)       (569)
Adjustment due to legal settlement                           --        (540)
Curtailment                                                (267)       (612)
                                                        -------     -------
Benefit obligation at December 31                       $   213     $   939
                                                        =======     =======

The following table presents the beginning- of- year and end-of-year accumulated benefit obligation:

                                                         2006        2005
                                                        -------     -------
                                                           (in thousands)
Accumulated benefit obligation at January 1             $   627     $ 1,060
Accumulated benefit obligation at December 31               213         627

                                      F-25

The following  table  presents  weighted-average  assumptions  used to determine benefit obligations at December 31:

                                              ----     ----
                                              2006     2005
                                              ----     ----

Discount rate                                 5.80%    5.50%
H&H rate of compensation increase               --     5.00%
WHX rate of compensation increase               --     4.00%

The funded  status of the  plans,  reconciled  to the  amounts  reported  on the balance sheets as of December 31 follows:

                                             2006      2005
                                            -----     -----
                                             (in thousands)
Projected benefit obligation                $(213)    $(939)
Fair value of assets                           --        --
                                            -----     -----
Funded status                                (213)     (939)
Unrecognized prior service cost               N/A        87
Unrecognized loss                             N/A       110
                                            -----     -----
Net amount recognized                       $(213)    $(742)
                                            =====     =====

The following table presents the amounts recognized in the consolidated  balance sheets for these non-qualified plans as of December 31:

                                             2006      2005
                                            -----     -----
                                             (in thousands)
Accrued pension liability                   $(215)    $(742)
Additional minimum pension liability           --        --
Intangible pension asset                       --        --
Accumulated other comprehensive income          2        --
                                            -----     -----
Net liability recognized                    $(213)    $(742)
                                            =====     =====

                                      F-26

The  following  table  presents  the  components  of net  periodic  pension cost
(benefit) for the non-qualified pension plans:

                                                    2006      2005      2004
                                                   -----     -----     -----
                                                          (in thousands)

Service Cost                                       $  --     $ 135     $ 194
Interest Cost                                         11        93       130
Amortization of Prior Service Cost                    --        51        84
Amortization of Actuarial Gain (loss)                 --         3        --
Curtailment -net                                   (531) (a)   243        --
Adjustment due to legal settlement                    --      (456)       --
Other                                                 --        13        --
                                                   -----     -----     -----
                                                   $(520)    $  82     $ 408
                                                   =====     =====     =====

      (a) Effective January 1, 2006, the H&H non-qualified  pension plan adopted an  amendment  under  the plan to freeze  benefits  for all  participants.  This resulted in a  curtailment  credit of $0.5  million,  which was  recorded in the first quarter of 2006.

The following table presents weighted-average  assumptions used to determine net periodic benefit cost for years ended December 31:

                                                    2006      2005      2004
                                                    ------------------------

Discount rate                                       5.50%     5.75%     6.25%
H&H rate of compensation increase                     --      5.00%     5.00%
WHX rate of compensation increase                     --      4.00%     4.00%

CONTRIBUTIONS

      The non-qualified plan is not funded.  Employer contributions are equal to annual benefit payments.

BENEFIT PAYMENTS

      There are no future benefits to be paid from the WHX non-qualified pension plan.  Estimated  future benefit  payments for the Handy & Harman  non-qualified plan over the next ten years are as follows:

                          Year         Amount
                      -----------      ------
                            (in thousands)
                             2007      $    6
                             2008           6
                             2009           5
                             2010           5
                             2011           5
                      2012 - 2016         159

401(K) PLANS

      Certain H&H employees  participate in an H&H sponsored savings plan, which qualifies  under Section 401(k) of the Internal  Revenue Code. This savings plan allows  eligible  employees  to  contribute  from 1% to 15% of their income on a pretax basis.  H&H matches 50% of the first 3% of the  employee's  contribution.
Until  the 4th  Quarter  of 2004,  most of  H&H's  matching  contributions  were invested in shares of WHX common stock and became immediately vested.  After the
4th Quarter of 2004,  all  matching  contributions  were in cash.  The charge to operations  for the Company's  matching  contribution  amounted to $0.8 million,
$0.7  million,  and $0.7  million  for  2006,  2005 and 2004,  respectively.  In addition, in 2006, the Company accrued an additional  contribution to the 401(k)
Plan of $0.8 million due to the freezing of benefits under the pension plans.

                                      F-27

      The number of shares of the Company's  pre-bankruptcy  filing common stock held by the H&H 401(k) plan was 465,277 at December 31, 2004. WHX  Corporation's
Chapter 11 Plan of Reorganization  became effective on July 29, 2005 and holders of WHX's  pre-bankruptcy  filing common stock received no distribution under the
Plan.

OTHER POSTRETIREMENT BENEFITS

      Certain current and retired employees of H&H are covered by postretirement medical benefit plans.  The benefits  provided are for medical and  prescription drugs.  Contributions from a majority of the participants are required,  and for those retirees and spouses the Company's payments are capped.

      The measurement date for plan obligations is December 31.

      The  following  table  presents a  reconciliation  of beginning and ending balances of the Accumulated Postretirement Benefit Obligation ("APBO"):

                                                      2006        2005
                                                    -------     -------
                                                       (in thousands)
APBO at January 1,                                  $ 7,454     $ 8,621
Service cost                                             72          69
Interest cost                                           368         493
Actuarial loss                                          360       2,039
Plan amendments                                          --      (2,128)
Benefits paid (net)                                    (912)     (1,218)
Medicare part D recognition                              --        (422)
                                                    -------     -------
APBO at December 31,                                $ 7,342     $ 7,454
                                                    =======     =======

The above H&H other post-retirement benefit plans are unfunded.

The following  table  presents  weighted-average  assumptions  used to determine benefit obligations at December 31:

                                                      2006        2005
                                                      ----------------

Discount rate                                         5.80%       5.50%
Health care cost trend rate - initial                 9.00%       9.00%
Health care cost trend rate - ultimate                5.00%       5.00%
Year ultimate is reached                              2011        2010

      Three of the Company's  subsidiaries  amended  their other  postretirement benefit  plans  in  2005  to  cease  providing  prescription  drug  benefits  to participants older than age 65. The adjustments  recognized as a result of these amendments  in 2005 were $2.1  million,  of which $0.3 million will be amortized through net  periodic  cost in 2006.  At the end of 2005,  one of the  Company's subsidiaries provided prescription drug benefits which were at least actuarially equivalent to Medicare part D and applied for the government subsidy in 2006.

      At December 31, 2006, the health care cost trend rate was 9% decreasing to an ultimate  rate of 5% by the year 2011.  A one  percentage  point  increase in healthcare  cost  trend  rates  in each  year  would  increase  the  accumulated postretirement  benefit  obligation  as of December 31, 2006 by $0.6 million and the  aggregate of the service cost and interest  cost  components of 2006 annual expense by $52,000.  A one percentage  point  decrease in healthcare  cost trend rates  in each  year  would  decrease  the  accumulated  postretirement  benefit obligation  as of December  31, 2006 by $0.5  million and the  aggregate  of the service cost and interest cost components of 2006 annual expense by $43,000.

                                      F-28

The following table presents the amounts recognized in the consolidated  balance sheets for this plan as of December 31:

                                                      2006        2005
                                                    -------     -------
                                                       (in thousands)
Funded Status                                       $ (7,342)   $(7,454)
Unrecognized Prior Service Cost                          N/A     (1,257)
Unrecognized Actuarial Loss                              N/A      1,591
                                                    --------    -------
Net amount recognized                               $ (7,342)   $(7,120)
                                                    ========    =======

The  following  table  presents  the  components  of net  periodic  cost for the postretirement medical benefit plans:

                                                      2006      2005     2004
                                                     -----     -----    -----
                                                          (in thousands)
Service Cost                                         $  72     $  69    $  61
Interest Cost                                          368       493      521
Amortization of Prior Service Cost                    (158)      109      109
Amortization of Actuarial Gain                         123        35      (21)
                                                     -----     -----    -----
                                                     $ 405     $ 706    $ 670
                                                     =====     =====    =====

Weighted average  assumptions used to determine net postretirement  cost for the three years ended December 31 were as follows:

                                                      2006      2005     2004
                                                     -----     -----    -----
         Discount rate                               5.50%      5.75%    6.25%
         Health care cost trend rate - initial       9.00%     10.00%   10.00%
         Health care cost trend rate - ultimate      5.00%      5.00%    5.00%
         Year ultimate is reached                    2010       2008     2007

CONTRIBUTIONS

      Employer  contributions  are expected to be $0.7 million for the 2007 plan year.

BENEFIT PAYMENTS

      Expected benefit payments over the next ten years are as follows:

                          Year           Amount
                      -----------      ---------
                             (in thousands)
                             2007      $     714
                             2008            646
                             2009            582
                             2010            567
                             2011            548
                      2012 - 2016          2,501

      One of the  Company's  postretirement  welfare  plans is  affected  by The
Medicare  Prescription  Drug,  Improvement  and  Modernization  Act of 2003 (the
"Act").  Beginning  in 2006,  the Act  provides  a federal  subsidy  payment  to companies  providing  benefit plans that meet certain  criteria  regarding their generosity.  The Company expects to receive those subsidy payments.  The Company has accounted for the Act in accordance  with FASB Staff Position No. FAS 106-2, which required, in the Company's case, recognition on July 1, 2004. The adoption of FSP 106-2 on July 1,  2004 did not have a  material  impact on the  Company's financial  statements.  The effect of the Medicare Part D subsidy is expected to reduce the Company's future contributions by approximately 14%.

                                      F-29

      The Company has an Executive  Post-Retirement Life Insurance Program which provides for life insurance  benefits equal to three and one half times payroll, as defined for certain Company executives upon their retirement.  Under FAS 106, the Company is required to recognize in its financial  statements an annual cost and benefit  obligation  related to estimated future benefit payments to be made to its current and retired executives.  Funding for these obligations is made by the Company.

The following table presents a  reconciliation  of beginning and ending balances of the Executive Life Insurance Obligation ("APBO"):

                                             2006      2005
                                            ------    ------
                                             (in thousands)
APBO at January 1,                          $  899    $  842
Service cost                                    71       121
Interest cost                                   54        55
Actuarial  loss                                 87        74
Curtailment                                     --      (193)
                                            ------    ------
APBO at December 31,                        $1,111    $  899
                                            ======    ======

Weighted  average  assumptions  used to determine the executive  life  insurance benefit obligations at December 31 were as follows:

                                            2006       2005     2004
                                            ----       ----     ----
         Discount rate                      5.80%      5.50%    5.75%

The following table presents the amounts recognized in the consolidated  balance sheets for this plan as of December 31:

                                              2006      2005
                                            -------   -------
                                              (in thousands)
Funded Status                               $(1,111)  $  (899)
Unrecognized loss                               N/A        --
                                            -------   -------
Net amount recognized                       $(1,111)  $  (899)
                                            =======   =======

The  following  table  presents  the  components  of net  periodic  cost for the
Executive Life Insurance Obligation:

                                             2006     2005      2004
                                            -----    -----     -----
                                                 (in thousands)
Service Cost                                $  71    $ 121     $  99
Interest Cost                                  53       55        44
Curtailment                                    --      (21)       --
Amortization of Actuarial Loss                 --        1        --
                                            -----    -----     -----
                                            $ 124    $ 156     $ 143
                                            =====    =====     =====

Weighted average  assumptions used to determine the executive life insurance net periodic cost for the years ended December 31 were as follows:

                                             2006     2005      2004
                                            -----    -----     -----
         Discount rate                       5.50%    5.75%     6.25%
         Rate of compensation increase       4.00%    4.00%     4.00%

                                      F-30

CONTRIBUTIONS

      Employer  contributions  are expected to be $0.7 million for the 2007 plan year.

BENEFIT PAYMENTS

      Expected benefit payments over the next ten years are as follows:

                          Year           Amount
                      -----------      ---------
                              (in thousands)
                             2007      $     675
                             2008             20
                             2009             20
                             2010             19
                             2011             19
                      2012 - 2016             81

NOTE 8 - INCOME TAXES

      The  provision  for (benefit  from) income taxes for the three years ended
December 31 is as follows:

                                                   2006        2005       2004
                                                 -------     -------    -------
                                                          (in thousands)
      INCOME TAXES
      Current
               Federal tax provision (benefit)   $(1,640)    $    --    $    --
               State tax provision                   488       1,392      1,544
               Foreign tax provision                 890         651        426
                                                 -------     -------    -------
                     Total income taxes current     (262)      2,043      1,970
                                                 -------     -------    -------
      Deferred
               Federal tax provision                 258         258        258
               State tax provision (benefit)          35          37        (64)
               Foreign tax provision                  --           4          8
                                                 -------     -------    -------
      Income tax provision                       $    31     $ 2,342    $ 2,172
                                                 =======     =======    =======

      COMPONENTS OF TOTAL INCOME TAXES
      Continuing operations                      $    31     $ 2,342    $ 2,172
      Discontinued operations                      1,640          --         --
                                                 -------     -------    -------
      Income tax provision                       $ 1,671     $ 2,342    $ 2,172
                                                 =======     =======    =======

      There is no tax provision associated with discontinued  operations in 2005 and 2004, since such operations were generating tax losses in the  jurisdictions in which they  operated  and due to the  Company's  loss  position in these same jurisdictions,  the Company does not anticipate  realizing a benefit  associated with the discontinued operations tax losses.

      Deferred  income taxes result from temporary  differences in the financial basis  and tax  basis  of  assets  and  liabilities.  The  amounts  shown on the following  table  represent  the  temporary  differences  between the  Company's consolidated  tax return basis of assets and liabilities  and the  corresponding basis for financial reporting.

                                      F-31

DEFERRED INCOME TAX SOURCES
                                                                         2006         2005
                                                                       --------     --------
                                                                           (in thousands)
CURRENT DEFERRED TAX ITEMS:
Inventory                                                              $  3,740     $  2,611
Environmental Costs                                                       4,493       11,425
Accrued Expenses                                                          1,483        3,774
Miscellaneous Other                                                         536          469
                                                                       --------     --------
   Current deferred income tax asset before valuation allowance          10,252       18,279
   Valuation allowance                                                   (9,913)     (17,467)
                                                                       --------     --------
   Current deferred tax asset                                          $    339     $    812
                                                                       ========     ========

Other- net                                                             $   (123)    $   (123)
                                                                       --------     --------
   Current deferred tax liability                                      $   (123)    $   (123)
                                                                       ========     ========

Non-Current Deferred Tax Items:
Postretirement and postemployment employee benefits                    $  2,465     $  2,951
Net operating loss carryforwards                                         61,910       46,225
Capital loss carryforward                                                 1,588        1,588
Additional minimum pension liability                                     21,920       25,924
Pension                                                                      --        6,466
Minimum tax credit carryforwards                                          1,850        1,850
                                                                       --------     --------
   Non current deferred tax asset before valuation allowance             89,733       85,004
   Valuation allowance                                                  (86,760)     (81,193)
                                                                       --------     --------
   Non current deferred tax asset                                         2,973        3,811
                                                                       --------     --------

Property plant and equipment                                             (3,082)      (5,005)
Pension                                                                    (609)          --
Intangible assets                                                        (2,150)      (1,854)
                                                                       --------     --------
   Non current deferred tax liability                                    (5,841)      (6,859)
                                                                       --------     --------
   Net non current deferred tax asset (liability)                      $ (2,868)    $ (3,048)
                                                                       ========     ========

      Net  deferred  tax  assets  amounting  to $96.7  million  have been  fully reserved since in the opinion of management, it is more likely than not such tax benefits will not be realized in future periods. Included in deferred tax assets at December 31, 2006 are federal net  operating  loss  carryforwards  (NOL's) of
$162.7 million .These NOL's expire between 2007 and 2026.  Management performs a periodic  evaluation of deferred tax assets and will adjust valuation  allowance as  circumstances  warrant.  Also,  included in deferred  income tax assets is a capital loss  carryforward  of $4.0 million related to the sale of the WPC $10.0 million note.

      Upon  its  emergence  from  bankruptcy  on  July  29,  2005,  the  Company experienced  an  ownership  change as  defined by  Section  382 of the  Internal
Revenue  Code,  which  imposes  annual  limitations  on the  utilization  of net operating carryforwards post ownership change. The Company believes it qualifies for the bankruptcy exception to the general Section 382 limitations.  Under this exception,  the  annual  limitation  imposed by Section  382  resulting  from an ownership  change will not apply,  instead the net operating loss  carryforwards
must  be  reduced  by  certain   interest  expense  paid  creditors  who  became
stockholders as a result of the bankruptcy  reorganization.  Thus, the Company's net  operating  losses of $162.7  million  as of  December  31,  2006  include a reduction of $31.0 million  ($10.8  million  tax-effect).  Additionally,  if the
Company should undergo a second ownership change within two years of the date of change as a result of the  reorganization,  its remaining  net operating  losses would be reduced to zero.  Accordingly,  in order to avoid subsequent  ownership changes,  the Company's new charter  contains a 5% ownership  limit  pursuant to which certain transfers of the Company's shares will be limited.

      Deferred income taxes have not been provided on the undistributed earnings of foreign subsidiaries. These earnings are deemed to be permanently reinvested, and the Company does not plan to initiate any action that would  precipitate the payment of income taxes thereon.  In 2006 and 2005, the Company had $5.1 million and $4.2 million, respectively of undistributed foreign earnings.

      Total  state and  foreign  income  taxes paid in 2006,  2005,  and 2004 by continuing  operations  were  $2.0  million,  $1.9  million  and  $1.0  million, respectively.

                                      F-32

      For federal income tax purposes,  the statute of limitations  for audit by the  Internal  Revenue  Service  ("IRS")  is open for years 2003  through  2006.
Management believes it has adequately provided for all taxes on income.

      The  provision  for  income  taxes  differs  from the amount of income tax determined by applying the applicable U.S.  statutory federal income tax rate to pretax income as follows:

                                                                Year Ended December 31
                                                           2006          2005          2004
                                                        ---------     ---------     ---------
                                                                   (in thousands)

      Loss from continuing operations before taxes      $ (20,832)    $ (28,108)    $(119,774)
                                                        ---------     ---------     ---------
      Tax benefit at statutory rate                     $  (7,291)    $  (9,838)    $ (41,921)
      Increase (decrease)  in tax due to:
           Equity earnings on foreign affiliates              (57)          (77)          (44)
           Sale of foreign affiliates                         470            --            --
           Non deductible goodwill impairment charge           --            --        27,926
           State income tax, net of federal effect            317           942           940
           Increase in valuation allowance                  6,298        10,612        18,484
           Sale of WPC note                                    --            --        (3,500)
           Net effect of foreign tax rate                     112           537           114
           Other                                              182           166           173
                                                        ---------     ---------     ---------
      Tax provision                                     $      31     $   2,342     $   2,172
                                                        =========     =========     =========

NOTE 9- INVENTORIES

                                                                             December 31
                                                                          2006         2005
                                                                        --------     --------
                                                                            (in thousands)

Finished products                                                       $ 16,162     $ 17,804
In-process                                                                 5,743        4,851
Raw materials                                                             25,423       19,226
Fine and fabricated precious metal in various stages of completion        17,702       24,266
                                                                        --------     --------
                                                                          65,030       66,147
LIFO reserve                                                              (7,853)      (5,169)
                                                                        --------     --------
                                                                        $ 57,177     $ 60,978
                                                                        ========     ========

      Certain  customers and suppliers of the H&H Precious  Metal Segment choose to do business on a "toll" basis.  Such customers and suppliers furnish precious metal to H&H for return in fabricated form (customer metal) or for purchase from or return to the supplier.  When the  customer's  precious  metal is returned in fabricated form, the customer is charged a fabrication charge. The value of this toll precious  metal is not included in the Company's  balance  sheet.  Up until
March 2004,  the Company  maintained a consignment  arrangement  with respect to most of its  precious  metal  inventory.  Consequently,  to the extent  that the quantity of customer  and supplier  precious  metal,  as well as precious  metal owned by the Company,  did not meet  operating  needs,  the Company would either consign or buy precious metal. This consignment facility was terminated on March
30, 2004 and H&H purchased approximately $15.0 million of precious metal.

                                      F-33

The  following  table   summarizes   customer  toll  and  owned  precious  metal
quantities:

                                                           December 31
                                                   --------------------------
                                                       2006           2005
                                                   -----------    -----------
   Silver ounces:
     Customer metal                                    137,711         79,442
     H&H owned metal (a)                             1,057,900      1,537,900

   Gold ounces:
     Customer metal                                        907            305
     H&H owned metal (a)                                 5,800         19,417

   Palladium ounces:
     Customer metal                                      1,338          1,060
     H&H owned metal (a)                                 1,535          2,161

Supplemental inventory information:
                                                           December 31
                                                   --------------------------
                                                       2006           2005
                                                   -----------    -----------
                                                (in thousands, except per ounce)

Precious metals stated at LIFO cost (a)            $     9,849    $    19,097
Market value per ounce:
   Silver                                          $    12.852    $     8.910
   Gold                                            $    635.99    $    516.00
   Palladium                                       $    323.50    $    255.00

(a) During 2006, the Company's precious metal inventory was reduced  principally by the wind-down of its HHEM operation and the sale of its Singapore  operation.
Accordingly,  the  Company  experienced  a  liquidation  of its  precious  metal inventory  which is accounted  for under the LIFO method.  Operating  income for
2006 includes a $5.3 million  credit to cost of goods sold from the  liquidation of precious  metal  inventories  valued at LIFO.  The operating  income for 2004 includes a non-cash  charge to cost of goods  sold  resulting  from the lower of cost or  market  adjustment  to  precious  metal  inventories  in the  amount of approximately $1.0 million.

NOTE 10- PROPERTY, PLANT AND EQUIPMENT

                                                          December 31
                                                     --------------------
                                                       2006        2005
                                                     --------    --------
                                                        (in thousands)

Land                                                 $  4,047    $  7,490
Buildings, machinery and equipment                    118,911     151,764
Construction in progress                                7,096       8,115
                                                     --------    --------
                                                      130,054     167,369
Accumulated depreciation and amortization              51,934      76,219
                                                     --------    --------
                                                     $ 78,120    $ 91,150
                                                     ========    ========

      The reduction in the amount of Property,  Plant and Equipment  during 2006
was  principally  due  to  the  Asset  Impairment   charges  in  2006,  and  the
reclassification  of long-lived assets to current Assets Held for Sale and Other
Non-Current  Assets on the  consolidated  balance  sheet as of December 31, 2006
(see Note 5).

      Depreciation  expense for continuing  operations for the years 2006,  2005 and 2004 was $12.3 million, $12.7 million and $12.5 million, respectively.

                                      F-34

NOTE 11 - GOODWILL AND OTHER INTANGIBLES

The changes in the  carrying  amount of goodwill by  reportable  segment for the year ended December 31, 2006 were as follows:

                                         Precious                  Engineered
                                          Metals       Tubing       Materials      Total
                                        ---------     ---------     ---------    ---------
                                                           (in thousands)

Balance as of January 1, 2006           $      --     $   1,895     $  47,551    $  49,446
Acquisition                                    --            --         3,584        3,584
                                        ---------     ---------     ---------    ---------
Balance at December 31, 2006            $      --     $   1,895     $  51,135    $  53,030
                                        =========     =========     =========    =========

The changes in the  carrying  amount of goodwill by  reportable  segment for the year ended December 31, 2005 were as follows:

                                         Precious                  Engineered
                                          Metals       Tubing       Materials      Total
                                        ---------     ---------     ---------    ---------
                                                           (in thousands)

Balance as of January 1, 2005           $      --     $   1,895     $  47,551    $  49,446
Activity                                       --            --            --           --
                                        ---------     ---------     ---------    ---------
Balance at December 31, 2005            $      --     $   1,895     $  47,551    $  49,446
                                        =========     =========     =========    =========

The changes in the  carrying  amount of goodwill by  reportable  segment for the year ended December 31, 2004 were as follows:

                                         Precious                  Engineered
                                          Metals       Tubing       Materials      Total
                                        ---------     ---------     ---------    ---------
                                                           (in thousands)

Balance as of January 1, 2004           $  45,630     $  36,404     $  47,551    $ 129,585
Impairment loss                           (45,630)      (34,158)           --      (79,788)
Pre acquisition foreign NOL utilized           --          (351)           --         (351)
                                        ---------     ---------     ---------    ---------
Balance at December 31, 2004            $      --     $   1,895     $  47,551    $  49,446
                                        =========     =========     =========    =========

      The Company conducted the required annual goodwill  impairment  reviews in
2006,  2005, and 2004, and computed  updated  valuations for each reporting unit using a discounted cash flow approach and market approach.  Based on the results of this review,  there was no goodwill impairment in 2006 and 2005, but in 2004, the  Company  recorded  a $79.8  million  non-cash  goodwill  impairment  charge relating to the following businesses:  $34.2 million for specialty tubing, $45.6 million for precious metals. The Company recorded these charges because the fair value of goodwill,  as determined by estimated cash flow projections and data on market  comparables,  was less than the reporting  units'  carrying  value.  The decrease  in value  was  related  to a  reduction  in the  projection  of future profitability,  increased  working  capital  requirements,  and  changes  in the discount rates.

                                      F-35

      Other intangible assets as of December 31, 2006 and 2005 consisted of:

                                                 December 31
                                             ------------------
                                               2006       2005
                                             -------    -------
                                                (in thousands)

      Products and customer relationships    $11,500    $    --
      Trademark/Brand name                     1,200         --
      Patents and patent applications          1,423        552
      Non-compete agreement                      400         --
      Other                                    1,123        376
                                             -------    -------
                                              15,646        928
      Accumulated amortization                   404        326
                                             -------    -------
           Intangible assets, net            $15,242    $   602
                                             =======    =======

      The increase in intangible assets  principally  related to the acquisition of a roofing  fastener  business  by H&H in  December  2006.  See Note 6 for the details of the acquisition.  Amortization of intangibles totaled $0.1 million in
2006, 2005 and 2004.

      The estimated  amortization  expense for each of the five succeeding years and thereafter is as follows:

                Products and                      Patents and
                  Customer                           Patent         Non-Compete
                Relationships     Trademarks      Applications       Agreements          Other          Total
                -------------     ----------      ------------       ----------          -----          -----
                                                         (in thousands)

2007              $   575          $   120          $    90          $   100          $   192          $ 1,077
2008                  575              120               90              100              192            1,077
2009                  575              120               90              100              192            1,077
2010                  575              120               90              100              192            1,077
2011                  575              120               90               --              152              937
Thereafter          8,625              600              734               --               38            9,997
                  -------          -------          -------          -------          -------          -------
                  $11,500          $ 1,200          $ 1,184          $   400          $   958          $15,242
                  -------          -------          -------          -------          -------          -------

NOTE 12 - DEBT

      Long-term debt at December 31, 2006 and 2005 is as follows:

                                                Year Ended December 31
                                                ----------------------
                                                   2006        2005
                                                ---------    ---------
                                                    (in thousands)

   H&H Term Loan - related party                 $ 89,627    $ 70,627
   H&H Credit Facility - Term Loan A               14,453      22,664
   H&H Term Loan - Term B                          42,000          --
   H&H Supplemental Term Loan                       6,883          --
   Sovereign - OMG                                  6,868          --
   Other H&H debt                                   5,475       5,352
                                                 --------    --------
                                                  165,306      98,643
   Less portion due within one year                 4,778      93,754
                                                 --------    --------
   Total long-term debt                          $160,528    $  4,889
                                                 ========    ========

      Fair value of the long term debt  approximates  its  carrying  cost due to variable interest rates.

      As of December 31, 2005, due to default on certain financial  covenants in its  various  loan  agreements,  the  Company  classified  much  of its  debt as short-term  due to the  lenders'  ability  to demand  immediate  payment.  As of
December 31, 2006,  such debt has been classified as long-term since the Company is no longer in default on the debt,  and the debts'  maturity  date is June 30,
2008.

                                      F-36

      Long term debt as of December  31,  2006  matures in each of the next five years as follows: 2007 $4,778; 2008 $149,474,  2009 $652; 2010 $655; 2011 $6,805
and thereafter $2,942.

SHORT TERM DEBT AND PREFERRED STOCK

      Short term debt at December 31, 2006 and 2005 was as follows:

                                                                      Year Ended December 31
                                                                      ----------------------
                                                                        2006          2005
                                                                      ---------    ---------
                                                                         (in thousands)

              Revolving Credit Facility - Wachovia                    $35,221        $45,980
              Manditorily Redeemable Preferred Stock - related party    5,100          5,100
                                                                      -------        -------
                                                                      $40,321        $51,080
                                                                      =======        =======

      SFAS No. 150 (As  Amended),"Accounting  for Certain Financial  Instruments
with  Characteristics  of Both  Liabilities  and  Equity",requires  an issuer to classify  a  financial  instrument  issued  in  the  form  of  shares  that  are mandatorily redeemable,as a liability in its balance sheet..

      A summary  of the  financial  agreements  at  December  31,  2006 and 2005 follows:

HANDY & HARMAN CREDIT FACILITIES

      On March 31,  2004,  H&H entered  into a revolving  credit  facility  (the
"Revolver")  and a $22.2  million  Term A Loan with  Wachovia  Capital  Finance, formerly  Congress  Financial  Corporation,  as  agent  and  lender,  ("Wachovia
Facilities") and a $71.0 million Term B Loan with Ableco Finance LLP ("Ableco").
On October 29, 2004 the Term B Loan was assigned to Canpartners  Investments IV,
LLC ("Canpartners").

      The Revolver  provided for up to $62.9 million of borrowings  dependent on the levels of and collateralized by eligible accounts  receivable and inventory.
The Revolver  provided  for  interest at LIBOR plus 2.75% or the U.S.  Base rate plus 1.00%.  An  amendment  to the  facility on  December  29, 2004  lowered the margins on the Revolver to LIBOR plus 2.25% or the U.S. Base Rate plus 0.5%. The
Wachovia  Facilities  mature on March 31, 2007 (although by amendment  signed on
March  29,  2007,  were  extended  until  June  30,  2008).  The  Term A Loan is collateralized by eligible  equipment and real estate, and provided for interest at LIBOR plus 3.25% or the prime rate plus 1.5%. An amendment to the facility on
December  29, 2004  lowered the margins on the Term Loan A to LIBOR plus 2.5% or the U.S.  Base Rate plus .75%.  Borrowings  under the  Wachovia  Facilities  are collateralized  by first  priority  security  interests  in and  liens  upon all present and future stock and assets of H&H and its  subsidiaries  including  all contract rights, deposit accounts,  investment property,  inventory,  equipment, real property,  and all products and proceeds thereof. The principal of the Term
A Loan is  payable  in  monthly  installments  of  $0.2  million.  The  Wachovia
Facilities contain  affirmative,  negative,  and financial covenants  (including minimum EBITDA, maximum leverage, and fixed charge coverage, and restrictions on cash  distributions  that  can be made to WHX).  H&H's  availability  under  its revolving credit facility and other facilities as of December 31, 2006 was $19.1 million.

      On May 20,  2005,  H&H entered  into an amendment to the Loan and Security
Agreement with Wachovia ("Wachovia Amendment").  The Wachovia Amendment provided for amendments to certain  financial  covenants,  up to an additional  equipment loan of $3 million, as well as certain other terms and conditions.  On September
8,  2005,  H&H  entered  into an  amendment  to the  Wachovia  Facilities.  This amendment  provided for, among other things, (i) the revision of the calculation of components of the borrowing base which results in an increase in availability and (ii) the  increase of the current  outstanding  amount of the Term A loan to
$22.2 million.  The amended Term A Loan originally  required monthly payments of
$0.3 million. The Term A Loan was reduced by the proceeds received from the sale of H&H's Wire group.

      On December  29,  2005,  H&H entered  into an  amendment  to the  Wachovia
Facilities. This amendment provided for, among other things, (i) the increase of the borrowing base by $3.5 million  through January 31, 2006, (ii) the waiver of certain  defaults and (iii)  certain  related  amendments to the  covenants.  On
January 24,  2006,  H&H entered  into a consent and  amendment  to the  Wachovia
Facilities.  This  consent  and  amendment  was made in  connection  with a loan agreement  entered  into by  H&H's  wholly-owned  subsidiary,  OMG,  Inc.,  with
Sovereign Bank dated as of January 24, 2006 collateralized by a mortgage on OMG,
Inc.'s  real  property  pursuant  to which an $8.0  million  term  loan was made available to OMG,  Inc. This consent and  amendment  provides  for,  among other things,  amending certain definitions to reflect the loan agreement entered into by OMG, Inc.

                                      F-37

      On  March  31,  2006,  H&H  entered  into  an  amendment  to the  Wachovia
Facilities.  This  amendment  provided for,  among other things,  consent to the increase  of the Term B Loan on the same  date in the  principal  amount of $9.0 million  and the  prepayment  of a portion  of H&H's  subordinated  intercompany promissory  note issued to WHX (the "WHX Note") in the principal  amount of $9.0 million.  After the payment of $9.0 million by H&H, WHX  converted the remaining intercompany note balance to equity.

      In connection with the  refinancing of the H&H credit  facilities in March
2004, the Company wrote off deferred financing fees of $1.2 million. This charge was classified as loss on early retirement of debt.

      The Term B Loan  matures on March 31, 2007 (by  amendment  signed on March
29,  2007,  was extended  until June 30, 2008) and provides for annual  payments based on 40% of excess  cash flow as  defined  in the  agreement.  Interest  was payable  monthly  at the Prime  Rate plus 8%. At no time will the Prime  Rate of interest  be below  4%.  The Term B  Facility  has a  second  priority  security interest  in and lien on all  assets of H&H,  subject  to the prior  lien of the
Wachovia  Facilities and a prior lien of $15.5 million to the PBGC in connection with the PBGC Settlement  Agreement.  The Term B facility contains  affirmative, negative,  and financial covenants  (including minimum EBITDA,  maximum leverage and fixed charge coverage,  restrictions on cash  distributions that can be made to WHX and cross default provisions with the Wachovia Facilities).

      On October 29, 2004,  Handy & Harman completed the assignment of its $71.0 million Term B Loan from Ableco, as agent, and the existing lenders thereto,  to
Canpartners  Investments  IV, LLC  ("Canpartners"),  an entity  affiliated  with
Canyon Capital Advisors LLC, as agent and lender. Substantially all of the terms and conditions of the term loan continued without amendment,  with the principal exception  that the  interest  rate for the loan was  reduced by 4.0% per annum, effective October 29, 2004. In connection with the assignment,  the Company paid third  party fees of  approximately  $1.8  million.  These fees are  included in interest expense.

      On May 20,  2005,  H&H entered  into an amendment to the Loan and Security
Agreement with Canpartners ("Canpartners Amendment").  The Canpartners Amendment
provided for amendments to certain financial  covenants as well as certain other terms and conditions.  On September 8, 2005, H&H completed the assignment of its approximately $70.6 million Term B Loan from Canpartners,  to Steel Partners II,
L.P.  ("Steel"),  as  agent  and  lender.  Substantially  all of the  terms  and conditions  of  the  Term B  Loan  continued  without  amendment.  Steel  is the
beneficial   holder  of  5,029,793   shares  of  the  Company's   common  stock,
representing  approximately 50% of the outstanding shares.  Warren Lichtenstein, the sole executive  officer and managing member of Steel Partners,  L.L.C.,  the general  partner of Steel Partners II, L.P., is the Chairman of the Board of the
Company.

      On December  29,  2005,  H&H entered  into an amendment to its Term B Loan with Steel. This amendment provides for, among other things, (i) the increase of the Term B Loan in January 2006 by $10 million, to $81 million,  (ii) the waiver of certain  defaults and (iii) certain related  amendments to the covenants.  On
January 24, 2006,  H&H entered into a consent and  amendment to its Term B Loan.
This consent and  amendment  was made in  connection  with a five-year  loan and security  agreement entered into by H&H's  wholly-owned  subsidiary,  OMG, Inc., with Sovereign Bank dated as of January 24, 2006 collateralized by a mortgage on
OMG,  Inc.'s real property  pursuant to which an $8.0 million term loan was made available to OMG,  Inc. This consent and  amendment  provides  for,  among other things,  (i) the amendment of certain  definitions to reflect the loan agreement entered into by OMG,  Inc. and (ii) the increase of the  indebtedness  covenant, each to reflect the loan agreement entered into by OMG, Inc.

      On March 31, 2006, H&H entered into an amendment to the Term B Loan.  This amendment  provided for, among other things,  an additional loan of $9.0 million to H&H and its  subsidiaries  to be used to make a prepayment on the WHX Note of up to such amount.

      H&H and its bank group  amended its  facilities  as of October 30, 2006 to provide,  among other  things,  an  additional  $7.0  million term loan upon the filing of its 2005 Annual Report on Form 10-K,  and an immediate $3.0 million of borrowing  availability  under its revolving  credit  facility.  On December 27,
2006, Wachovia provided H&H with such $7.0 million loan.

      On December 28, 2006, H&H and certain of H&H's subsidiaries  amended their
Loan and Security  Agreement with Wachovia and their Loan and Security Agreement with Steel to provide,  in part, for: (i) the  consummation of the  transactions contemplated by the PBGC Settlement  Agreement and the waiver of possible events of default that may have  occurred  relating to the matters  covered by the PBGC
Settlement Agreement;  and (ii) a $42 million term loan funded by Ableco Finance
LLC. A portion of the loan ($26 million) was used to fund an acquisition by H&H,
$3.2  million  was  paid  as  a  contribution  to  the  WHX  Pension  Plan,  and approximately  $12  million  of the loan was used to  reduce  H&H's  outstanding balance of its revolving credit facility.

      On March 29,  2007,  H&H and  certain of H&H's  subsidiaries  amended  the respective Loan and Security  Agreements with Wachovia and Steel to, among other things,  (i) amend the  definition  of  EBITDA,  (ii) reset the levels and amend certain of the financial  covenants,  (iii) extend the  termination  date of the credit  facilities  from  March  31,  2007 to June 30,  2008,  (iv)  permit  the extension  by H&H to WHX of an  unsecured  loan  for  required  payments  to the pension plan, under certain  conditions,  and (v) permit the extension by H&H to
WHX of an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million under certain conditions..  The amendments also provided for the pledge of 65% of all  outstanding  securities of Indiana Tube Danmark A/S, a
Danish   corporation   and  a   wholly-owned   subsidiary   of  Handy  &  Harman
International,   Ltd.,  and  Protechno,   S.A.,  a  French   corporation  and  a
wholly-owned  subsidiary of Indiana Tube Danmark A/S.  Finally,  the  amendments also provided for waivers of certain events of default  existing as of March 29,
2007.

                                      F-38

OTHER HANDY & HARMAN DEBT

      On January 24, 2006, H&H's  wholly-owned  subsidiary,  OMG, Inc.,  entered into an $8.0 million five-year loan and security  agreement with Sovereign Bank.
The loan is collateralized by a mortgage on OMG, Inc.'s real property. Principal is payable monthly in installments of $12 thousand. The loan bears interest at a variable  rate  equal  to Libor  plus  2.25%.  The  Company  has a $1.0  million restricted  cash deposit with  Sovereign  Bank that further  collateralizes  the outstanding liability.

      In March  2004,  H&H's  wholly  owned  Danish  subsidiary  entered  into a financing  agreement  to replace  and repay  existing  debt that had been issued under a  multi-currency  facility  within the existing H&H Senior Secured Credit
Facilities.  The new  Danish  facilities  are with a Danish  bank and  include a revolving  credit  facility and term loans.  At December 31, 2006 and 2005 there was approximately $5.5 million and $5.4 million, respectively, outstanding under the term loans.  At December  31,  2006,  there was no debt  outstanding  and at
December  31,  2005,  $0.5  million  was  borrowed  under the  revolving  credit facility.

MANDATORILY REDEEMABLE PREFERRED STOCK

      On October 26, 2005, WHX CS Corp. ("CS"), a wholly-owned subsidiary of the
Company,  entered into a Stock Purchase  Agreement with Steel.  Pursuant to this agreement, CS sold 1,000 shares of Series A Preferred Stock, par value $0.01 per share (the "Steel Shares"),  to Steel. Steel paid a purchase price of $5,100 per share or an aggregate  purchase  price of $5.1 million.  The Steel Shares accrue dividends at 6.0%  ($306,000)  per annum.  The Steel Shares were  required to be redeemed by CS for $5.1 million plus all accrued and unpaid dividends on October
26, 2006 or, at the sole option of the Board of  Directors of CS, on any earlier date.  However,  there was no such  redemption on that date. The proceeds of the sale were used by CS to purchase 1,898,337 shares of Cosine Communications, Inc.

INTEREST COST

      Cash interest paid in 2006,  2005,  and 2004 was $11.1,  $12.6,  and $20.1 million,  respectively.  The Company has not  capitalized  any interest costs in
2006,  2005,  and 2004.  Weighted  average  interest  rates for the years  ended
December 31, 2006, 2005, and 2004 were 10.79%, 8.50%, and 8.49% respectively.

NOTE 13- EARNINGS PER SHARE

      The  computation  of basic  earnings  per  common  share is based upon the weighted  average number of shares of common stock  outstanding.  As a result of the Company's  emergence from bankruptcy in 2005, there have been changes to the authorized  and  outstanding  common  stock of WHX. As  discussed in Note 3, the
Company emerged from protection  under Chapter 11 of the Bankruptcy Code on July
29, 2005. Prior to emergence,  the Company had 5,522,926 preferred and 5,485,856 common shares outstanding.

      Upon  emergence from  bankruptcy,  holders of the Company's 10 1/2% Senior
Notes,  with a  carrying  value of $96.6  million  (including  accrued  interest through the date of filing for bankruptcy),  received 9,200,000 shares of common stock in full and  complete  satisfaction  of all claims,  in  exchange  for the extinguishment  of this debt. The preferred stock, with a carrying value of $267 million,  was  extinguished  upon emergence from  bankruptcy in exchange for the residual shares of common stock outstanding,  (800,485 shares), plus warrants to purchase an additional  752,688  common  shares.  Holders of the  pre-bankruptcy common stock received no distribution under the Plan.

      For purposes of calculating  the 2005 Earnings Per Share,  the Company has included the gain on the  extinguishment  of the preferred stock of $258 million
(representing  the  difference  between  the fair value of the common  stock and warrants issued upon emergence from bankruptcy to the preferred stockholders and the  carrying  value  of the  preferred  stock)  as an  increase  in net  income available to common shareholders in accordance with EITF Topic D-42, "The Effect on the  Calculation  of  Earnings  per  Share  for  the  Redemption  or  Induced
Conversion  of Preferred  Stock".  As to the weighted  average  number of common shares  outstanding  for 2005,  the Company has  accounted for the common shares cancelled in connection with the emergence from Chapter 11 as a retirement,  and the  issuance of common  shares to the  preferred  shareholders  and Senior Note holders as an issuance.

      Since the  Company did not qualify  for  fresh-start  reporting  under the guidance in  Statement  of Position  90-7,  "Financial  Reporting by Entities in
Reorganization  Under the Bankruptcy Code", the  pre-emergence  common shares of
5,485,856 and post-bankruptcy  shares of 10,000,485 are combined,  on a weighted average basis,  in the denominator  used for earnings per share  calculations in
2005 on the basis that such common shares are of the same class of stock.

                                      F-39

      In 2005 during  bankruptcy and in 2004, the conversion of preferred stock, the  exercise  of  options  to  purchase  common  stock,  and the  inclusion  of non-vested  restricted  common  stock  awards  would  have had an  anti-dilutive effect.  At July 29, 2005 and  December  31,  2004,  the assumed  conversion  of preferred  stock  would have  increased  outstanding  shares of common  stock by
5,127,914  shares.  Stock options to purchase  1,302,068  shares of common stock were  outstanding  during  2004,  but were not  included in the  computation  of diluted earnings per share because the options exercise prices were greater than the average  market price of the common shares  during such period.  At December
31, 2005 there are no restricted  stock  awards,  and at December 31, 2004 there were 26,667, respectively, of non-vested common stock associated with restricted stock awards. Preferred stock dividends and interest on the 10 1/2% Senior Notes of $3.9 million and $7.8  million,  respectively,  were not  recorded  while the
Company was being  reorganized  in Chapter 11, and are therefore not included in the 2005  earnings per share  calculation  on the basis that such  dividends and interest were not  considered to be an allowed claim.  A  reconciliation  of the income and shares used in the earnings per share computation follows:

                                                        Year ended December 31, 2006
                                               Income (loss)       Shares          Per-Share
                                                (Numerator)     (Denominator)       Amount
                                               -------------    -------------      ---------
                                                      (Dollars and shares in thousands)

Net loss                                         $ (18,150)
Basic EPS and Diluted EPS
     Loss applicable to common stockholders      $ (18,150)         10,000          $(1.82)
                                                 =========          ======          ======

                                                        Year ended December 31, 2005
                                               Income (loss)       Shares          Per-Share
                                                (Numerator)     (Denominator)       Amount
                                               -------------    -------------      ---------
                                                      (Dollars and shares in thousands)

Net loss                                         $ (34,657)
Add: Gain on extinguishment of preferred stock     257,782
Less: Preferred stock dividends                      3,561
                                                 ---------
Basic EPS and Diluted EPS
     Income applicable to common stockholders    $ 219,564           7,232          $30.36
                                                 =========           =====          ======

      The assumed  conversion of preferred  stock, the exercise of stock options and the effect of non-vested restricted stock awards had an anti-dilutive effect on earnings per-share in 2005.

                                                        Year ended December 31, 2004
                                               Income (loss)       Shares          Per-Share
                                                (Numerator)     (Denominator)       Amount
                                               -------------    -------------      ---------
                                                      (Dollars and shares in thousands)

Net loss                                         $(140,444)
Less: Preferred stock dividends                     19,424
                                                 ---------
Basic EPS and Diluted EPS
     Loss available to common stockholders       $(159,868)          5,442          $(29.38)
                                                 =========           =====          =======

      The assumed  conversion of preferred  stock, the exercise of stock options and the effect of non-vested restricted stock awards had an anti-dilutive effect on earnings per-share in 2004.

NOTE 14 - STOCKHOLDERS' (DEFICIT) EQUITY

      The  authorized  capital  stock of WHX  consists of  40,000,000  shares of
Common  Stock,  $0.01 par value,  of which  10,000,498  shares  were  issued and outstanding as of December 31, 2006 and 2005, and 5,000,000  shares of preferred stock,  none of which were issued and  outstanding  as of  December  31, 2006 or
2005. Although the Board of Directors of WHX is expressly  authorized to fix the designations,  preferences  and  rights,  limitations  or  restrictions  of  the
Preferred Stock by adoption of a Preferred  Stock  Designation  resolution,  the
Board of  Directors  has not yet done so.  The  Common  Stock of WHX has  voting power,  is  entitled to receive  dividends  when and if declared by the Board of
Directors   and   subject   to  any   preferential   dividend   rights   of  any
then-outstanding Preferred Stock, and in liquidation,  after distribution of the preferential amount, if any, due to the Preferred Stockholders,  are entitled to receive all the remaining assets of the corporation.

                                      F-40

      Prior to emergence from  bankruptcy,  the authorized  capital stock of WHX consisted  of  60,000,000  shares  of Common  Stock,  $.01 par  value,  of which
5,485,856 shares were outstanding as of December 31, 2004, and 10,000,000 shares of  Preferred  Stock,  $.10 par  value,  of which  2,573,926  shares of Series A
Convertible  Preferred  Stock  and  2,949,000  shares  of  Series B  Convertible
Preferred  Stock were  outstanding  as of December 31, 2004.  As a result of the
Plan and  Bankruptcy  Filing,  the original  common stock was cancelled  with no consideration  provided to the common stockholders and the Series A and Series B
Convertible Preferred Stock was cancelled in exchange for 8% of the common stock of reorganized WHX, plus warrants to purchase common stock in reorganized WHX.

      Dividends on the shares of the Series A and Series B Convertible Preferred
Stock were  cumulative and payable  quarterly in arrears,  in an amount equal to
$3.25 per  share per annum and $3.75 per share per annum for the  Series A and B
Stock, respectively.  By the terms of the Company's Senior Notes, the payment of dividends on the Company's  Preferred  Stock was  prohibited.  Each share of the
Series A Convertible Preferred Stock was convertible at the option of the holder into shares of Common  Stock,  at a conversion  rate of 1.0562  shares of Common
Stock for each share of  Preferred  Stock.  The Series A  Convertible  Preferred
Stock was  redeemable  at the option of the  Company,  initially  at $52.275 per share and thereafter at prices  declining  ratably to $50 per share on and after
July 1, 2003,  plus accrued and unpaid  dividends to the redemption  date.  Each share of the Series B Convertible  Preferred Stock was convertible at the option of the holder into shares of Common Stock at a  conversion  rate of 0.8170 share of Common  Stock for each share of  Preferred  Stock.  The Series B  Convertible
Preferred Stock was redeemable at the option of the Company initially at $52.625 per share and  thereafter  at prices  declining  ratably to $50 per share on and after October 1, 2004, plus accrued and unpaid dividends to the redemption date.
As previously described, upon emergence from bankruptcy, all shares of preferred stock and accrued dividends were deemed cancelled and annulled.

WARRANTS

      As described  above,  as part of the Plan of  Reorganization,  on July 29,
2005 in exchange for the  extinguishment  and  cancellation of their stock,  the
Series A preferred  stockholders,  and Series B preferred  stockholders received their  pro  rata  share  of  800,000  shares  of the  new  common  stock  of the reorganized WHX and their pro rata share of 752,688  warrants to purchase common stock of the reorganized  company,  exercisable at $11.20 per share and expiring
February 28, 2008.  As of the Effective  Date,  the warrants were valued at $1.3 million using the Black-Scholes valuation method at $1.71 per warrant.

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

      Accumulated other comprehensive  income (loss) balances as of December 31,
2006, 2005 and 2004 were comprised as follows:

                                                        2006         2005         2004
                                                      --------     --------     --------
                                                                (in thousands)

Cumulative minimum pension liability adjustment
   (net of tax of $5,262)                             $     --     $(59,754)    $(39,980)
Net actuarial losses and prior service costs and
   credits (net of tax of $5,262)                      (50,525)          --           --
Foreign currency translation adjustment                  3,190        2,328        3,369
                                                      --------     --------     --------

                                                      $(47,335)    $(57,426)    $(36,611)
                                                      ========     ========     ========

                                      F-41

NOTE 15- STOCK-BASED COMPENSATION

POST-BANKRUPTCY STOCK OPTION PLANS

      The  Company has agreed to grant stock  options  upon  adoption of a stock option plan by the Board of Directors and registration  thereof with the SEC, or in lieu thereof, phantom stock options or equivalent other consideration (at the sole  discretion  of the  Company),  to various  officers  and  employees of the
Company,  on or as of the following effective dates (in the case of December 31,
2006, on or before) and in the following respective amounts,  with strike prices or equivalent values as if granted on the dates set forth:

                  June 30, 2006               25,000 shares
                  September 30, 2006         130,000 shares
                  December 31, 2006          205,000 shares
                  September 30, 2007          60,000 shares

      The trading price per share of the  Company's  common stock as of June 30,
2006 and September 30, 2006 was $9.20 and $9.00, respectively and as of December
31, 2006 the trading price was $8.45 per share.  Under SFAS 123R, the Company is required  to adjust its  obligation  to the fair value of such stock  options or phantom stock options from the effective  date of grant up to the date of actual grant. The Company has not adopted a stock option plan as of March 31, 2007.

PRE-BANKRUPTCY STOCK OPTION PLANS

      The following stock option plans (the "Option Plans") were in effect until
WHX  emerged  from  bankruptcy  in July  2005.  In  accordance  with the plan of reorganization all such stock option plans were cancelled and annulled.

      The Option Plans were  intended to assist in securing and retaining in the employ of the Company directors, officers,  consultants,  advisors and employees by  allowing  them to  participate  in the  ownership  and the  development  and
financial   success  of  the  Company   through  the  grant  of  incentive   and
non-qualified options (collectively,  the "Options"), stock appreciation rights, restricted  stock,  and other equity  incentives  or stock or stock based awards
("Equity  Incentives").  Incentive  stock options granted under the Option Plans were intended to be "Incentive  Stock  Options" as defined by Section 422 of the
United States Internal Revenue Code of 1986, as amended (the "Code").

2003 INCENTIVE STOCK PLAN

      An  aggregate  of 250,000  shares of Common Stock were subject to the 2003
Plan.  The term of Options  granted  under the 2003 Plan did not exceed 10 years
(five years in the case of an  incentive  Option  granted to an optionee  owning more than 10% of the voting  stock of the Company (a "10%  Holder").  The Option price for Options  was not to be less than 100% of the fair market  value of the shares of Common  Stock at the time the Option was granted;  provided,  however, that with  respect to an  incentive  option,  in the case of a 10%  Holder,  the purchase  price per share was at least 110% of such fair market  value.  In 2003 the Company  awarded 80,000 shares of restricted  common stock to members of the
Board of  Directors  at a fair  market  value of $2.48 per share.  These  shares vested 1/3  immediately  and 1/3 in 2004 and  continued to vest until such stock was cancelled on the Effective Date.  Compensation expense related to restricted stock awards was recognized over the vesting period.

2001 STOCK OPTION PLAN

      An aggregate of 500,000  shares of Common Stock were reserved for issuance upon exercise of Options under the 2001 Plan. The term of Options  granted under the 2001 Plan did not exceed 10 years  (five  years in the case of an  incentive
2001 Option  granted to an optionee  owning more than 10% of the voting stock of the Company (a "10%  Holder").  The Option  price for 2001 Options was not to be less than 100% of the fair  market  value of the  shares of Common  Stock at the time the  Option  was  granted;  provided,  however,  that  with  respect  to an incentive option, in the case of a 10% Holder,  the purchase price per share was at least 110% of such fair market value.

1991 STOCK OPTION PLAN

      An  aggregate  of  1,250,000  shares of Common  Stock  were  reserved  for issuance upon exercise of 1991 Options under the 1991 Plan, as amended. The term of 1991 Options  granted under the 1991 Plan did not exceed 15 years (five years in the case of an incentive 1991 Option granted to an optionee  owning more than
10% of the voting stock of the  Company).  The Option price for 1991 Options was not less than 100% of the fair market value of the shares of Common Stock at the time the  Options  were  granted;  provided,  however,  that with  respect to an incentive option, in the case of a 10% Holder,  the purchase price per share was at least 110% of such fair market value.

                                      F-42

DIRECTORS OPTION PLANS

      The 1993  Directors  D&O Plan  ("1993 D&O Plan") was  authorized  to issue shares of Common  Stock  pursuant to the  exercise of options  with respect to a maximum of 133,333  shares of Common Stock.  The options vested over three years from the date of grant.  The 1997 Directors  Stock Option Plan ("1997 D&O Plan")
was authorized to issue an additional 133,333 shares of Common Stock.

A SUMMARY OF THE OPTION PLANS:

                   Number of Options                                                                           Weighted
                         1991          D&O          WPN          2001         2003       Prices                 Average
                         Plan          Plan        Grant         Plan         Plan        Low       High     Option Price
                        -------      -------      -------      -------      -------     -------    -------   ------------

Balance 1/1/04          476,089      120,000      333,333      481,500      160,078     $ 2.300    $49.875     $14.603
   Granted              150,000       10,000           --           --           --     $ 1.720    $ 1.950     $ 1.940
   Cancelled            (71,433)          --     (333,333)     (11,666)     (12,500)    $ 1.950    $39.938     $23.756
                        -------      -------      -------      -------      -------
Balance 12/31/04        554,656      130,000           --      469,834      147,578     $ 1.720    $49.875     $ 9.880
   Cancelled           (554,656)    (130,000)          --     (469,834)    (147,578)    $ 1.720    $49.875     $ 9.880
                        -------      -------      -------      -------      -------
Balance 12/31/05             --           --           --           --           --
                        -------      -------      -------      -------      -------
Balance 12/31/06             --           --           --           --           --
                        -------      -------      -------      -------      -------

Options exercisable          --           --           --           --           --     $    --    $    --     $    --
                        =======      =======      =======      =======      =======

NOTE 16- COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENTS:

      The Company leases certain facilities under non-cancelable operating lease arrangements.  Rent expense for  continuing  operations for the Company in 2006,
2005 and 2004 was $2.8  million,  $3.0 million and $2.4  million,  respectively.
Future  minimum  operating  lease and rental  commitments  under  non-cancelable operating leases are as follows (in thousands):

              Year               Amount
              ----               ------
              2007               $2,325
              2008                1,453
              2009                1,107
              2010                  721
              2011                  614
       2012 and thereafter        1,158
                                 ------
                                 $7,378
                                 ======

LEGAL MATTERS:

SUMCO INC. V.  UNDERWRITERS AT LLOYD'S,  LONDON,  LEXINGTON  INSURANCE  COMPANY,
HARTFORD FIRE INSURANCE COMPANY, AND WURTTEMBERGISCHE VERSICHERUNG AG

      On July 7, 2004, Sumco Inc. ("Sumco"),  a wholly-owned  subsidiary of H&H, filed suit in the  Marion  County  Superior  Court of  Indiana  against  certain underwriters  affiliated  with Lloyd's,  London,  Lexington  Insurance  Company,

                                      F-43

Hartford Fire  Insurance  Company,  and  Wurttembergische  Versicherung  AG (the
defendants).  Sumco seeks to recover  monies from these  insurance  carriers for losses  incurred  as a result of a January  20,  2002 fire at its metal  plating facility  in  Indianapolis,  Indiana.  At the time of the fire,  Sumco's  parent corporation,  WHX, had in place  layered fire  insurance  policies with combined limits of $25 million and a deductible  of $100,000.  The  defendants  represent carriers  who  provided  $15  million  in  insurance  coverage  in excess of two underlying  policies of $5 million  each.  Defendants  have  previously  paid $5 million in claims.  Sumco  contends  that its losses are in excess of the policy limits,  defendants  have acted in bad  faith,  and that it is  entitled  to the payment of the remaining  approximate $10 million in insurance coverage provided by the  defendants.  In December 2006, the Court ruled on the Motion for Summary
Judgment.  It denied the insurers'  motion for summary judgment on the bad faith claims and limited  the  compensatory  damages  that Sumco  could  recover.  The defendants  have denied the  allegations  of the complaint and asserted  certain defenses.  The parties settled their claims in May 2007 for an aggregate payment to WHX of $5,689,276 from the defendants, and an assignment of their interest to
WHX in up to another $1.7 million in proceeds  resulting  from the settlement of subrogation  claims  against  various third  parties (the recovery of which,  in whole  or  part,  is not  assured).  Steel  Partners  has a first  lien on these proceeds and the Pension Benefit Guaranty Corporation has a second lien.

HANDY & HARMAN  REFINING  GROUP,  INC.,  DEBTOR  PLAINTIFFS  V.  HANDY & HARMAN,
DEFENDANT

      H&H was a defendant in a lawsuit (the "Indemnity Action") filed by Handy &
Harman Refining Group, Inc. ("HHRG") (an unrelated party to H&H) seeking a money judgment in the amount of $8.5 million, plus interest,  which as of December 31,
2005 was alleged to be  approximately  $4.0  million,  for an alleged  breach of contract in connection with H&H's sale of its Precious Metals Refining  Division to HHRG in 1996.  HHRG  subsequently  filed for  Chapter  11 and  commenced  the
Indemnity  Action in the  Bankruptcy  Court on or about August 14,  2002.  On or about May 26, 2004,  the Indemnity  Action was  transferred to the United States
District  Court for the District of  Connecticut.  H&H filed a proof of claim in the HHRG  bankruptcy  which  had an  outstanding  amount of  approximately  $1.9 million and funds had been set aside in that amount by HHRG. The parties settled this matter in June 2006 for the  surrender of the full amount of H&H's proof of claim of $1.9 million  plus a payment of $438,000 to HHRG.  The  settlement  was approved by the Bankruptcy Court.

HH EAST PARCEL, LLC. V. HANDY & HARMAN

      This action  arises out of a purchase and sale  agreement  entered into in
2003  whereby  H&H agreed to sell the  eastern  parcel of a  commercial  site in
Fairfield,  Connecticut to HH East Parcel, LLC ("HH East"). On or about April 5,
2005,  HH East  filed a Demand for  Arbitration  with the  American  Arbitration
Association  seeking  legal and  equitable  relief  including  completion of the remediation of environmental conditions at the site in accordance with the terms of  the  agreement.  An  arbitration  hearing  was  held  in  November  2005  in
Connecticut, pursuant to which HH East was awarded an amount equal to $5,000 per day from January 1, 2005  through the date on which  remediation  is  completed.
This award amounts to approximately  $4.0 million through the completion date of
April 6, 2007.  H&H  applied to the  Superior  Court of  Connecticut,  Fairfield
County,  to have the arbitration award vacated and a decision was issued on June
26, 2006,  denying H&H's  application.  H&H is appealing this decision.  H&H has been working  cooperatively  with the  Connecticut  Department of  Environmental
Protection  ("CTDEP")  with  respect to its  obligations  under a consent  order entered into in 1989 that applies to both the eastern and western parcels of the property. H&H has been conducting an investigation of the western parcel, and is continuing the process of evaluating  various options for its  remediation.  The sale of the  eastern  parcel that is the  subject of this  litigation  triggered statutory  obligations  under  Connecticut  law  to  investigate  and  remediate
pollution  at  or  emanating  from  the  eastern   parcel.   H&H  completed  the
investigation  and  has  been  actively  conducting   remediation  of  all  soil
conditions  on the  eastern  parcel  for more  than  three  years.  Although  no groundwater  remediation  is  required,  there  will be  monitoring  of same for several years. Remediation of all soil conditions on site was completed on April
6, 2007. The total  remediation  is expected to exceed $28.0  million,  of which approximately  $23.9 million had been expended  through  December 31, 2006.  H&H received  reimbursement  of $2.0 million of these costs from its carrier under a
cost-cap  insurance  policy  and  is  pursuing  its  potential   entitlement  to
additional coverage.

PAUL E. DIXON & DENNIS C. KELLY V. HANDY & HARMAN

      Two former  officers of H&H filed a Statement  of Claim with the  American
Arbitration  Association  ("Arbitration") on or about January 3, 2006,  alleging four claims  against H&H. The Claimants  were  employees of H&H until  September
2005 when their  employment was terminated by H&H. Their claims include  seeking payments allegedly due under employment contracts and allegedly arising from the terminations,  and seeking  recovery of benefits  under what they allege was the
Handy & Harman Supplemental Executive Retirement Plan.

      The Statement of Claim recites that the  employment  agreements of each of the  Claimants  provides that H&H may  terminate  their  employment at any time, without prior notice,  for any of the following  reasons:  "(i) [the  officer's]
engaging  in conduct  which is  materially  injurious  to [H&H] or [WHX],  their subsidiaries  or  affiliates,  or any of their  respective  customer or supplier relationships, monetarily or otherwise; (ii) [the officer's] engaging in any act of fraud,  misappropriation  or embezzlement or any act which would constitute a felony (other than minor traffic violations);  or (iii) [the officer's] material breach of the  agreement." The Statement of Claim further  alleges,  and H&H has not disputed,  that each Claimant's  employment was terminated in September 2005 pursuant to a letter,  which  stated in part,  that each  Claimant  had violated provisions of such  officer's  employment  agreement,  contained in the previous sentence,  "by, INTER ALIA, attempting to amend and put in place various benefit plans to  personally  benefit  yourself,  without  notice to, or approval of the
Board of  Directors;  for  further  failing to  disclose  the  existence  of the relevant  plan  documents  and other  information  to the Board;  for failing to cooperate in the Company's investigation of these important issues; for material losses to the Company in connection with these actions....".

                                      F-44

      In the  Arbitration,  Claimants  sought an award in  excess of $4  million
each,  plus  interest,   costs  and  attorneys'  fees.   Claimants  also  sought
indemnification for certain matters and an injunction against H&H with regard to life insurance  policies.  H&H brought a special proceeding on February 15, 2006 in the  Supreme  Court of the State of New York,  County of  Westchester,  for a
judgment staying the arbitration of three of the four claims. On March 10, 2006, all of the parties filed a stipulation with the court,  discontinuing  the court proceeding and agreeing therein, among other things, that all claims asserted by the  Claimants in the  Arbitration  (which was also  discontinued  at that time)
would be asserted in Supreme Court, Westchester County.

      In April 2006,  Claimants  served a request for  benefits,  severance  and other  amounts,  similar  to those  described  above,  on H&H and  various  plan administrators and fiduciaries  thereof.  The request was reviewed in accordance with the  procedures  of the plans at issue and by letter  dated  September  27,
2006;  Claimants were notified that their request was largely denied. They filed an appeal on December  11, 2006 with the Plan  Administrator,  which  appeal was denied on  February 9, 2007.  While no action is pending in any court,  H&H does not  believe  that it is liable to  Claimants  under the  claims  that have been asserted to date, and it intends to defend itself vigorously  against any claims that may be asserted by  Claimants.  There can be no assurance  that H&H will be successful in defending  against any such claims,  or that H&H will not have any liability  on  account  of  claims  that  may be  asserted  by  Claimants.  Such
liability,   if  any,  cannot  be  reasonably   estimated  at  this  time,  and.
accordingly,  there can be no assurance  that the resolution of this matter will not be material to the financial  position,  results of operations and cash flow of the Company.

ARISTA DEVELOPMENT LLC V. HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

      In  2004,  a  subsidiary  of H&H  entered  into  an  agreement  to  sell a commercial/industrial  property  in  North  Attleboro,  Massachusetts.  Disputes between  the  parties  led to suit being  brought in Bristol  Superior  Court in
Massachusetts.  The plaintiff  alleges that H&H is liable for breach of contract and  certain  consequential  damages  as a result  of H&H's  termination  of the agreement in 2005, although H&H subsequently  revoked its notice of termination.
H&H has denied  liability and has been vigorously  defending the case. The court entered a preliminary  injunction  enjoining H&H from  conveying the property to anyone other than the  plaintiff  during the pendency of the case.  Discovery on liability and damages has been stayed while the parties are actively  engaged in settlement  discussions,  on which they have  reached  agreement  in  principle, subject to certain conditions.  Concurrently with these settlement efforts,  H&H is  continuing  to  comply  with a 1987  consent  order  from the  Massachusetts
Department of  Environmental  Protection  ("MADEP") to investigate and remediate the soil and  groundwater  conditions.  H&H is in discussions  with the EPA, the
MADEP and the  plaintiff  in  connection  with the  remedial  activities.  Since discovery  is not  completed,  it  cannot be known at this  time  whether  it is foreseeable  or probable  that  plaintiff  would  prevail in the  litigation  or whether H&H would have any liability to the plaintiff.

ENVIRONMENTAL ACTIONS

      In  connection  with the sale of its  Fairfield,  Connecticut  facility in
2003, the Company was responsible for demolition and  environmental  remediation of the  site,  the  estimated  cost of which  was  included  in the loss on sale
recorded  in  2003.  H&H  determined   that  an  increase  in  the  reserve  for
environmental  remediation was needed in the amount of $28.3 million,  which was recorded in the fourth quarter of 2004. This change in reserve was caused by the discovery  of  underground  debris  and  soil  contaminants  that  had not  been anticipated.  These additional  costs are included in environmental  remediation expense.  An  additional  $3.8  million was  recorded  in  selling,  general and administrative  expenses as a penalty  related to  Fairfield  East.  The Company retains title to a parcel of land  adjacent to the property  sold in 2003.  This parcel is classified as other non-current assets, in the amount of $2.0 million, on the consolidated balance sheet at December 31, 2006 and 2005.

      H&H entered into an administrative  consent order (the "ACO") in 1986 with the New Jersey Department of Environmental  Protection  ("NJDEP") with regard to certain  property  that it  purchased  in 1984 in New Jersey.  The ACO  involves remediation  to be performed with regard to soil and  groundwater  contamination allegedly  from TCE.  H&H settled a case  brought by the local  municipality  in regard to this  site in 1998 and also  settled  with  certain  of its  insurance carriers. H&H is actively remediating the property and continuing to investigate the most  effective  methods for achieving  compliance  with the ACO. A remedial investigation  report  was  filed  with  the  NJDEP  in May of  2006.  Once  the investigation has been completed, it will be followed by a feasibility study and a remedial  action work plan that will be  submitted to NJDEP.  H&H  anticipates entering into discussions in the near future with NJDEP to address that agency's natural  resource damage claims,  the ultimate scope and cost of which cannot be estimated at this time. The ongoing cost of  remediation is presently  estimated at approximately  $450,000 per year, plus anticipated  additional costs in early
2007 of  approximately  $700,000.  Pursuant to a settlement  agreement  with the former operator of this facility,  the responsibility for site investigation and remediation  costs have been  allocated,  75% to the former  operator and 25% to
H&H. To date, total  investigation and remediation costs of $237,000 and $79,000 have been settled by the former  operator and H&H,  respectively,  in accordance with this agreement.  Additionally,  H&H is currently being  reimbursed  through insurance  coverage  for a portion  of those  costs for  which  the  company  is responsible.  There is additional excess insurance coverage which H&H intends to pursue as necessary.

                                      F-45

      H&H has been identified as a potentially  responsible  party ("PRP") under
the  Comprehensive  Environmental  Response,   Compensation  and  Liability  Act
("CERCLA") or similar state statutes at several sites and is a party to ACO's in connection  with  certain  properties.  H&H may be subject to joint and  several liabilities  imposed by CERCLA on potentially  responsible  parties.  Due to the technical and regulatory  complexity of remedial activities and the difficulties attendant in  identifying  potentially  responsible  parties and  allocating  or determining  liability  among them,  H&H is unable to  reasonably  estimate  the ultimate cost of compliance with such laws.

      In a case entitled Agere Systems,  Inc., et al. v. Advanced  Environmental
Technology Corp., et al. (U.S.  District Court,  EDPA),  five companies,  all of which are PRPs for the Boarhead Farm site in Bucks County, Pennsylvania, brought
CERCLA contribution and similar claims under  Pennsylvania's  environmental laws against a number of companies in 2002,  including a subsidiary of H&H, which the plaintiffs claim  contributed to the  contamination of the Boarhead Farm site. A number of the  plaintiffs  entered  into  settlements  with several of the named defendants and consent decrees with the Environmental  Protection Agency ("EPA")
regarding the remediation of groundwater and soil  contamination at the Boarhead
Farm site.  There are currently  nine  non-settling  defendants,  including H&H, against which the plaintiffs are pursuing their claims.  Fact discovery has been concluded and the parties are engaged in expert  discovery.  The plaintiffs have already made  substantial  payments to the EPA in past  response  costs and have
themselves   incurred  costs  for  groundwater  and  soil   remediation,   which
remediation is continuing.  Plaintiffs are seeking reimbursement of a portion of amounts  incurred  and an  allocation  of future  amounts from H&H and the other non-settling  defendants.  H&H's responsibility for this site, if any, should be minimal and has demanded  coverage from its insurance carrier for any claims for which it could be held  liable.  It is not possible to  reasonably  estimate the cost of remediation or H&H's share, if any, of the liability at this time.

      H&H received a notice letter from the EPA in August 2006  formally  naming
H&H as a PRP at the Shpack landfill superfund site in Attleboro,  Massachusetts.
H&H then  voluntarily  joined a group of ten (10)  other PRPs  (which  group has since increased to thirteen (13)) to work cooperatively regarding remediation of this site.  Investigative  work is ongoing to determine  whether there are other parties  that sent  hazardous  substances  to the Shpack  site but that have not received  notice  letters nor been named as PRPs to date.  No  allocation  as to percentages of responsibility for any of the PRPs has been assigned or accepted;
proposed  allocations are expected to be determined during the second quarter of
2007 (although that could be extended),, at which point H&H could still withdraw from the group.  The PRP group submitted its good faith offer to the EPA in late
October 2006. It is not anticipated that the EPA will accept or reject the PRP's offer  until some time in 2007.  If  accepted,  it is not  anticipated  that PRP remedial  activities at the site will begin before 2008.  The  remediation  of a significant amount of the contamination at the site is the responsibility of the
U.S.  Army  Corps of  Engineers.  That  portion of the work has begun but is not expected to be completed  before 2008, at which time the remaining  work will be more clearly defined. The Company has recorded a reserve of $1.5 million in 2006 in connection with this matter.

      As discussed above, H&H has existing and contingent  liabilities  relating to environmental matters,  including capital expenditures,  costs of remediation and potential  fines and penalties  relating to possible  violations of national and state  environmental  laws. H&H has substantial  remediation  expenses on an ongoing basis,  although such costs are continually  being readjusted based upon the  emergence of new  techniques  and  alternative  methods.  In addition,  the
Company has insurance  coverage  available for several of these  matters.  Based
upon   information   currently   available,   including   H&H's  prior   capital
expenditures, anticipated capital expenditures, and information available to H&H on pending  judicial  and  administrative  proceedings,  H&H does not expect its environmental compliance costs, including the incurrence of additional fines and penalties,  if  any,  relating  to the  operation  of its  facilities  to have a material  adverse  effect on the  financial  position,  but there can be no such assurances. Such costs could be material to H&H's results of operations and cash flows. We anticipate that H&H will pay such amounts out of its working  capital, although there is no assurance that H&H will have  sufficient  funds to pay such amounts. In the event that H&H is unable to fund these liabilities, claims could be made  against WHX for  payment of such  liabilities.  As further  information comes  into  the  Company's  possession,  it  will  continue  to  reassess  such evaluations.

OTHER LITIGATION

      H&H or its  subsidiaries  are a defendant in numerous  cases  pending in a variety of jurisdictions relating to welding emissions.  Generally,  the factual underpinning of the plaintiffs'  claims is that the use of welding  products for their ordinary and intended  purposes in the welding process causes emissions of fumes  that  contain  manganese,  which is toxic to the  human  central  nervous system.  The  plaintiffs  assert that they were  over-exposed  to welding  fumes emitted  by  welding  products  manufactured  and  supplied  by  H&H  and  other co-defendants.  H&H denies  liability and is defending these actions.  It is not possible  to  reasonably  estimate  H&H's  exposure  or  share,  if any,  of the liability at this time.

      In addition to the  foregoing  cases,  there are a number of other product liability,  exposure,  accident,  casualty and other  claims  against H&H or its subsidiaries in connection  with a variety of products sold by its  subsidiaries over  several  years,  as well as  litigation  related  to  employment  matters, contract matters,  sales and purchase transactions and general liability claims, many of which arise in the ordinary  course of  business.  It is not possible to reasonably  estimate H&H's  exposure or share,  if any, of the liability at this time.

      There is insurance coverage available for many of these actions, which are being litigated in a variety of jurisdictions. To date, H&H has not incurred and does not believe it will incur any  significant  liability with respect to these claims, which it contests vigorously in most cases. However, it is possible that the  ultimate  resolution  of such  litigation  and claims could have a material adverse effect on quarterly or annual results of operations,  financial position and cash flows when they are resolved in future periods.

                                      F-46

PENSION PLAN CONTINGENCY ARISING FROM THE WPC GROUP BANKRUPTCY

      Wheeling-Pittsburgh  Corporation  ("WPC")  and  six  of  its  subsidiaries
(collectively  referred to as the "WPC  Group"),  including  Wheeling-Pittsburgh
Steel Corporation ("WPSC"), a vertically integrated  manufacturer of value-added and flat  rolled  steel  products,  was a wholly  owned  subsidiary  of WHX.  On
November 16, 2000, the WPC Group filed a petition seeking  reorganization  under
Chapter 11 of Title 11 of the United States  Bankruptcy  Code. A Chapter 11 Plan
of Reorganization for the WPC Group (the "WPC POR") was consummated on August 1,
2003,  pursuant  to which,  among  other  things,  the WPC Group  ceased to be a subsidiary of WHX effective  August 1, 2003, and from that date forward has been an independent company.

      As part of the WPC POR, the Company  agreed to make certain  contributions
(the  "WHX   Contributions")   to  the  reorganized   company.   Under  the  WHX
Contributions,  the Company  forgave the repayment of its claims against the WPC
Group of  approximately  $39.0  million and,  additionally,  contributed  to the reorganized company $20.0 million of cash, for which the Company received a note in the amount of $10.0 million. The note was fully reserved upon receipt.

      On  March  6,  2003,  the  PBGC  published  its  Notice  of  Determination
("Notice") and on March 7, 2003 filed a Summons and Complaint  ("Complaint")  in
United States  District Court for the Southern  District of New York seeking the involuntary  termination  of the WHX Pension  Plan (the "WHX  Plan"),  a defined benefit pension plan sponsored by the Company that provides  pension benefits to active and retired  employees of WHX and H&H and certain  benefits to active and retired  employees  of  members  of the WPC  Group.  WHX filed an answer to this complaint on March 27, 2003, contesting the PBGC's action. On July 24, 2003, the
Company  entered into an agreement  among the PBGC,  WPC,  WPSC,  and the United
Steelworkers of America,  AFL-CIO-CLC ("USWA") in settlement of matters relating to the PBGC v. WHX  Corporation,  Civil  Action  No.  03-CV-1553,  in the United
States  District  Court  for the  Southern  District  of New York  ("Termination
Litigation"), in which the PBGC was seeking to terminate the WHX Plan. Under the settlement,  among  other  things,  WHX agreed  (a) that the WHX Plan,  as it is currently  constituted,  is a single  employer  pension plan,  (b) to contribute funds to the WHX Plan equal to moneys spent (if any) by WHX or its affiliates to purchase  WHX  10.5%  Senior  Notes  ("Senior  Notes")  in  future  open  market transactions,  and (c) to grant to the PBGC a pari passu security interest of up to $50.0  million in the event WHX  obtains  any future  financing  on a secured basis or provides any security or collateral for the Senior Notes.

      Also under the  settlement,  all parties  agreed that as of the  effective date of the WPC POR,  (a) no shutdowns  had occurred at any WPC Group  facility,
(b) no member of the WPC Group is a  participating  employer under the WHX Plan,
(c)  continuous  service for WPC Group  employees  was broken,  (d) no WPC Group employees will become  entitled to "Rule of 65" or "70/80"  Retirement  Benefits
(collectively,  "Shutdown  Benefits")  by reason of events  occurring  after the effective  date of the WPC POR, and (e) the WHX Plan would provide for a limited early retirement option to allow up to 650 WPSC  USWA-represented  employees the right to receive retirement benefits based on the employee's years of service as of  July  31,  2003  with a  monthly  benefit  equal  to $40  multiplied  by the employee's years of service.

      Finally,  under  the  settlement,  the PBGC  agreed  (a)  that,  after the effective  date of the WPC POR, if it  terminates  the WHX Plan at least one day prior  to a WPC  Group  facility  shutdown,  WHX  shall  be  released  from  any additional  liability to PBGC resulting  from the shutdown,  (b) to withdraw its claims in the WPC  Bankruptcy  Proceedings,  and (c) to dismiss the  Termination
Litigation.

      The agreement  with the PBGC also contains the provision that WHX will not contest a future action by the PBGC to terminate the WHX Plan in connection with a future WPC Group facility shutdown.  In the event that such a plan termination occurs,  the PBGC has agreed to  release  WHX from any  claims  relating  to the shutdown. However, there may be PBGC claims related to unfunded liabilities that may exist as a result of a termination of the WHX Plan.

NOTE 17 - RELATED PARTY TRANSACTIONS

      On October 26, 2005, WHX CS Corp. ("CS"), a wholly-owned subsidiary of the
Company,  entered into a Stock Purchase  Agreement with Steel.  Pursuant to that agreement, CS sold 1,000 shares of Series A Preferred Stock, par value $0.01 per share (the "Steel  Shares") to Steel.  Steel paid a purchase price of $5,100 per share or an aggregate  purchase  price of $5.1 million.  The Steel Shares accrue dividends at 6.0%  ($306,000)  per annum.  The Steel Shares were  required to be redeemed by CS for $5.1 million plus all accrued and unpaid dividends on October
26, 2006 or, at the sole option of the Board of  Directors of CS, on any earlier date.  However,  there was no such redemption on that date. The proceeds of this sale were used by CS to purchase 1,898,337 shares of Cosine Communications, Inc.
As of December 31, 2006, $0.4 million was due to Steel for accrued  dividends on the Steel Shares.

      As of December 31, 2005,  the Company had two  investments  accounted  for under the equity  method:  18.8%  ownership of the  outstanding  common stock of
Cosine  Communications  Inc. (Cosine) and 50% of the outstanding common stock of
H&H Mfg.  (Singapore).  These  investments  are  presented in other  non-current assets.  The  Company  accounts  for Cosine  under the equity  method  because a related party (Steel) owns an additional 30% of the outstanding common stock and indirectly has the ability to exercise control. The investment balance of Cosine
Communications  at  December  31, 2006 was $4.2  million and as of December  31,

                                      F-47

2005,  was $5.1  million.  As of December 31, 2006,  the Company  wrote down the carrying value of its investment in Cosine by $0.8 million to equal 18.8% of the net assets of Cosine as of that date.  At  December  31,  2006  Cosine had total assets of $23.0  million,  including  cash,  cash  equivalents,  and short  term
investments  of  $22.9  million,   current   liabilities  of  $0.6  million  and
stockholders' equity of $22.4 million. Cosine reported sales of $1.4 million and net income of $0.4  million for the year ended  December  31,  2006.  The market value of the  Company's  investment  in Cosine as of December  31, 2006 was $6.3 million.  The investment  balance of H&H Mfg at December 31, 2005 and 2004 was $
4.0 million and $4.1 million,  respectively.  During 2006,  the Company sold its investment  in H&H Mfg.  (Singapore)  for  proceeds of $0.6  million in cash and settlement of intercompany liabilities,  and recorded a gain on the sale of $0.2 million.

      On September 8, 2005,  H&H completed the  assignment of its  approximately
$70.6  million  Term B  Loan  from  Canpartners,  to  Steel  Partners  II,  L.P.
("Steel"), as agent and lender. Substantially all of the terms and conditions of the Term B Loan continued without  amendment.  Steel is the beneficial holder of
5,029,793 shares of the Company's common stock,  representing  approximately 50%
of the  outstanding  shares.  As of December 31,  2006,  $9.8 million of accrued interest was owed to Steel in connection  with the Term B loan.  Interest is not expected to be paid in cash to Steel  pursuant  to the terms of a  Subordination
Agreement  between  Steel  and  Wachovia.  Mr.  Warren  Lichtenstein,  the  sole executive  officer and managing  member of Steel Partners,  L.L.C.,  the general partner of Steel Partners II, L.P., is the Chairman of the Board of the Company.

      Mr. Glen Kassan, an Executive Vice President with Steel Partners Ltd., was appointed Chief Executive Officer of WHX on October 7, 2005. In 2005, Mr. Kassan
received no compensation.  In 2006, the Compensation Committee approved a salary of $600,000 per annum for Mr. Kassan, effective January 1, 2006.

      A current member of the Company's Board of Directors,  Mr. Garen W. Smith,
owns 49% of  Abundance  Corp.,  which had a consulting  agreement  with WHX that terminated  in February of 2005.  Abundance  Corp.  was paid  $200,000 per annum under the terms of the consulting  agreement.  Fees of $212,699 and $23,555 were incurred for services performed in 2004 and 2005.

      During the period  January 1, 2004 to December 31,  2006,  the Company was
billed $2.7  million in legal fees for services  performed by Olshan,  Grundman,
Frome,  Rosenzweig  &  Wolosky  LLP  ("Olshan"),  a law  firm in  which a former director  of the  Company  is a retired  partner.  The  director  resigned  upon emergence  from  bankruptcy in July 2005. As of December 31, 2006,  $1.0 million was payable to Olshan for services rendered and billed.

      The former Chairman of the Board of the Company,  Mr. Ronald Labow, is the
president and sole  shareholder of WPN Corp.  ("WPN").  On February 1, 2004, WPN entered into an Investment  Consulting  Agreement  with the Company on behalf of the WHX Pension Plan Trust  pursuant to which WPN would manage the assets of the
WHX Pension Plan Trust. Under the Agreement, WPN is paid by the WHX Pension Plan
Trust  0.525%  per year of the amount of the assets  under  management.  The WHX
Pension Plan Trust  Agreement was  negotiated by a board  committee  composed of
independent  directors,   which  committee  recommended  the  approval  of  such
Investment   Consulting  Agreement  to  the  full  board,  which  approved  such agreement.

NOTE 18 - OTHER INCOME (EXPENSE)

                                                  Year Ended December 31,
                                               2006        2005        2004
                                             -------     -------     -------
                                                      (in thousands)

Interest and investment income               $    39     $   225     $   439
Equity income in affiliated companies            163         219         125
Foreign currency transaction loss               (376)       (565)        155
Investment loss - Cosine                        (820)         --          --
Gain on sale of Singapore                        187          --          --
Gain on WPSC Note Recovery                        --          --       5,596
Other, net                                       (27)        272        (299)
                                             -------     -------     -------
                                             $  (834)    $   151     $ 6,016
                                             =======     =======     =======

                                      F-48

NOTE 19 - REPORTABLE SEGMENTS

      The  Company has three  reportable  segments:  (1)  Precious  Metal.  This segment  manufactures  and  sells  precious  metal  products  and  electroplated material, containing silver, gold, and palladium in combination with base metals for use in a wide variety of industrial  applications;  (2) Tubing. This segment manufactures and sells tubing products and fabrications primarily from stainless steel,  carbon  steel  and  specialty  alloys,  for  use  in a wide  variety  of industrial  applications;  (3) Engineered  Materials.  This segment manufactures specialty roofing and construction fasteners,  products for gas, electricity and water  distribution  using steel and plastic which are sold to the  construction and  natural  gas  and  water  distribution  industries,  and  electrogalvanized products used in the construction and appliance industries.

      Management  has  determined  that  certain  operating  segments  should be aggregated  and presented  within a single  reporting  segment on the basis that such operating  segments have similar economic  characteristics  and share other qualitative  characteristics.  Management  reviews  gross  profit and  operating income to evaluate  segment  performance.  Operating  income for the  reportable segments  excludes  unallocated  general  corporate  expenses.  Other income and expense,  interest expense,  and income taxes are not presented by segment since they are  excluded  from the  measure of segment  profitability  reviewed by the
Company's management.

                                      F-49

      The following tables present information about reportable segments for the years ending December 31:

                                                            2006          2005          2004
                                                         ---------     ---------     ---------
                                                                     (in thousands)
Net Sales
   Precious Metal                                        $ 146,014     $ 116,958     $ 105,289
   Tubing                                                  120,873       114,355       104,019
   Engineered Materials                                    194,076       172,502       162,653
                                                         ---------     ---------     ---------
           Net sales                                     $ 460,963     $ 403,815     $ 371,961
                                                         =========     =========     =========
Segment operating income (loss)
   Precious Metal (a,c)                                  $   5,122     $  (1,644)    $ (44,828)
   Tubing (b,d)                                             (8,916)         (446)      (30,793)
   Engineered Materials                                     15,855        13,462        16,367
                                                         ---------     ---------     ---------
           Subtotal                                         12,061        11,372       (59,254)
Pension expense (credit)                                    (4,785)       (1,623)       (3,957)
Unallocated corporate expenses                               4,069        10,198        12,171
Insurance proceeds                                            (811)           --            --
Environmental remediation expense (e)                        2,909            --        28,971
Fairfield penalty (e)                                          180            --         3,845
Loss (gain) on disposal of assets (f)                          (31)          103          (592)
                                                         ---------     ---------     ---------

    Income (loss) from operations                           10,530         2,694       (99,692)

Interest expense                                            22,535        17,236        25,486
Chapter 11 and related reorganization expenses                  --         9,454            --
Loss on early retirement of debt                                --            --         1,161
Realized and unrealized loss (gain) on derivatives           7,993         4,263          (549)
Other (income) loss                                            834          (151)       (6,016)
                                                         ---------     ---------     ---------

    Loss from continuing operations before taxes         $ (20,832)    $ (28,108)    $(119,774)
                                                         =========     =========     =========

(a)   Includes an asset impairment charge of $3.4 million in 2006.
(b)   Includes an asset  impairment  charge of $1.8  million  and  restructuring charges of $2.4 million in 2006.
(c)   Includes a goodwill impairment charge of $45.6 million in 2004.
(d)   Includes a goodwill impairment charge of $34.2 million in 2004.
(e)   Environmental  remediation  expense and  Fairfield  penalty  have not been allocated to the reporting segments since the related facilities have been closed for  several  years and are not  indicative  of  current  operating results.
(f)   Loss  (gain) on  disposal  of assets  includes  the  following  amounts by segment for 2006, 2005 and 2004,  respectively.  Precious Metal - $46, $9, and $101; Tubing - ($109),  ($5), and ($13);  Engineered  Materials - $32,
      $99, and ($4); Corporate - $0, $0, and ($676).

                                      F-50

                                               2006        2005       2004
                                             -------     -------    -------
CAPITAL EXPENDITURES                                  (in thousands)

   Precious Metal                            $ 2,019     $ 2,054    $ 2,337
   Tubing                                      3,781       6,040      2,213
   Engineered Materials                        1,756 a    11,291      3,054
   Corporate and other                           139         989      1,766
                                             -------     -------    -------
                                             $ 7,695 a   $20,374    $ 9,370
                                             =======     =======    =======

a)    Capital  expenditures  do not  include  assets  added  in the OMG  Midwest acquisition. See Note 6.

                                              2006         2005
                                            --------     --------
TOTAL ASSETS                                    (in thousands)

   Precious Metal                           $ 60,562     $ 75,342
   Tubing                                     68,038       74,330
   Engineered Materials                      145,845      113,870
   Discontinued Operations                        --        2,975
   Corporate and other                        19,410       29,681
                                            --------     --------
                                            $293,855     $296,198
                                            ========     ========

      The following table presents revenue and long-lived  asset  information by geographic  area as of and for the years ended  December 31.  Long-lived  assets consist of property,  plant and equipment,  non current assets held for sale and the Company's 50% investment in H&H Manufacturing (Singapore) in 2005 and 2004.

GEOGRAPHIC INFORMATION

                                    Revenue                             Long-Lived Assets
                        --------------------------------        --------------------------------
                          2006        2005        2004            2006        2005        2004
                        --------    --------    --------        --------    --------    --------
                                 (in thousands)                          (in thousands)

United States           $417,866    $371,216    $346,858        $ 76,686    $ 82,765    $ 74,667
Foreign                   43,097      32,599      25,103           8,309      12,510      13,800
                        --------    --------    --------        --------    --------    --------

                        $460,963    $403,815    $371,961        $ 84,995    $ 95,275    $ 88,467
                        ========    ========    ========        ========    ========    ========

      Foreign  revenue is based on the country in which the legal  subsidiary is domiciled. Neither revenue nor long-lived assets from any single foreign country was material to the consolidated revenues of the Company.

      In 2006 and 2005,  no customer  accounted for more than 5% of H&H's sales.
In 2004, one customer within our engineered materials segment accounted for 7.1%
of H&H's sales.

                                      F-51

NOTE 20 - QUARTERLY INFORMATION (UNAUDITED)

      Financial  results by quarter for the two fiscal years ended  December 31,
2006 and 2005 are as follows:

                              (In Thousands)                                            Basic
                                                                                    Income (Loss)
                                                       Operating       Net            Per Share
                                Net       Gross         Income       Income         Applicable to
                               Sales      Profit        (Loss)       (Loss)         Common Shares
                             --------    --------     ----------  ----------        -------------
2006:                                       (in thousands)
  1st Quarter                $112,761    $ 21,409    $  3,474 a   $   (7,066)a       $    (0.71)
  2nd Quarter                 125,223      23,519       3,736 b       (1,739)b            (0.17)
  3rd Quarter                 121,609      23,898       8,653          5,115 c             0.51
  4th Quarter                 101,370      15,748      (5,333)d      (14,460)d            (1.45)
                             --------    --------    --------     ----------
                             $460,963    $ 84,574    $ 10,530     $  (18,150)        $    (1.82)
                             ========    ========    ========     ==========
2005:
  1st Quarter                $ 95,929    $ 18,260    $  3,040     $   (6,496)e       $    (1.84)
  2nd Quarter                 105,556      20,544       5,100         (3,925)e            (0.72)
  3rd Quarter                 103,142      19,052      (2,371)       (12,671)e            31.36 f
  4th Quarter                  99,188      14,766      (3,075)       (11,565)             (1.16)
                             --------    --------    --------     ----------
                             $403,815    $ 72,622    $  2,694     $  (34,657)        $    30.36
                             ========    ========    ========     ==========

(a)   1st Quarter 2006 results included  environmental  remediation  expenses of
      $2.9 million.
(b)   2nd Quarter 2006 results included asset impairment charges of $1.8 million and  restructuring  charges  of $1.9  million  (balance  of  restructuring charges of $0.5 million were recorded in the 3rd Quarter of 2006).
(c)   3rd Quarter 2006 results  included an after-tax gain on the sale of assets of discontinued operations of $2.9 million.
(d)   4th  Quarter  2006  results  included  asset  impairment  charges  of $3.4 million.  Furthermore, 4th Quarter results are historically lower than the other quarters due to the Company's business cycle.
(e)   2005  operating  results  included  Chapter 11 and related  reorganization expenses of $1.5 million,  $3.1 million, and $4.9 million in the 1st, 2nd, and 3rd Quarters of 2005, respectively.
(f)   For purposes of calculating  the 3rd quarter 2005 earnings per share,  the
      Company included a gain on the extinguishment of preferred stock of $257.8 million  (representing the difference between the fair value of the common stock and warrants  issued upon emergence from bankruptcy to the preferred stockholders and the carrying value of the preferred stock) as an increase in net income  available to common  shareholders  in accordance  with EITF
      Topic D-42,  "The Effect on the  Calculation of Earnings per Share for the
      Redemption  or Induced  Conversion  of  Preferred  Stock".  See Note 13 to
      Consolidated Financial Statements for discussion on earnings per share.

NOTE 21 - SUBSEQUENT EVENT

      On April 12, 2007, Steel Partners II, L.P.  ("Steel"),  a Delaware limited partnership,  and  WHX  entered  into a Stock  Purchase  Agreement  whereby  WHX acquired  Steel's entire interest in BZ Acquisition  Corp.  ("BZA"),  a Delaware corporation  and  wholly  owned  subsidiary  of Steel (the "BZA  Transfer")  for
$10.00.  In addition,  WHX agreed to reimburse all reasonable  fees and expenses incurred by Steel in  connection  with the Offer and the Merger (each as defined below). BZA is the acquisition subsidiary in a tender offer to acquire up to all of  the  outstanding  stock  of  Bairnco  Corporation,  a  Delaware  corporation
("Bairnco") for $13.50 per share in cash. Steel  beneficially owns approximately
50.3% of WHX's outstanding common stock.

      Steel, BZA, and Bairnco entered into an Agreement and Plan of Merger dated as of February 23, 2007 (the "Merger Agreement"),  pursuant to which BZA amended its tender offer to acquire all of the outstanding common shares of Bairnco at a price of $13.50  per share in cash  (the  "Offer").  In  addition,  all  Bairnco shareholders  of record on March 5, 2007 continued to be entitled to receive the declared first quarter  dividend of $0.10 per share,  for total cash proceeds of
$13.60 per share.  On April 13, 2007,  upon the expiration of the Offer pursuant to the Merger  Agreement,  BZA acquired  approximately  88.9% of the outstanding common stock of Bairnco.

      Pursuant to the Merger  Agreement,  on April 24, 2007, BZA was merged with and into Bairnco with  Bairnco  continuing  as the  surviving  corporation  as a wholly owned  subsidiary of WHX (the  "Merger").  At the  effective  time of the
Merger,  each Bairnco common share then outstanding  (other than shares owned by
BZA or its direct parent  entity,  shares owned by Bairnco as treasury stock and shares held by stockholders  who properly  exercise their appraisal  rights) was automatically  converted  into the  right to  receive  $13.50  per share in cash without interest and subject to applicable withholding taxes.  Immediately prior to the  Merger,  BZA held  approximately  90.1%  of the  outstanding  shares  of
Bairnco.  The  proceeds  required  to fund  the  closing  of the  Offer  and the resulting Merger and to pay related fees and expenses were approximately  $101.5 million.

                                      F-52

      In  connection  with the  closing  of the  Offer,  initial  financing  was provided by Steel through two facilities.  Steel extended to BZA bridge loans in principal amount of approximately $75.1 million, $1.4 million, and $10.0 million
(and  may  extend  additional  loans of  approximately  $3.6  million,  up to an aggregate  total amount of borrowings of $90.0  million)  pursuant to a Loan and
Security  Agreement (the "Bridge Loan Agreement"),  between BZA and Bairnco,  as borrowers,  and Steel,  as lender.  In addition,  Steel  extended to WHX a $15.0 million  subordinated  loan, which is unsecured at the WHX level,  pursuant to a
Subordinated Loan and Security Agreement (the "Subordinated Loan Agreement" and,
together with the Bridge Loan Agreement, the "Loan Agreements"), between WHX, as borrower,  and Steel, as lender.  WHX contributed the $15.0 million  proceeds of the subordinated loan to BZA as a capital contribution.

      The Bridge  Loan  Agreement  provides  for bridge  term loans of up to $90 million  from  Steel to BZA,  which  were  assumed by Bairnco as a result of the
Merger.  Borrowings  under the Bridge Loan Agreement bear (i) cash interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the initial  loan is  outstanding  and 5%  (instead  of 4.5%) for the balance of the term, each as adjusted from time to time. The minimum aggregate interest rate on borrowings  under the Bridge Loan  Agreement is 14.5% per annum for the first 90 days the initial loan is  outstanding,  and 15% (instead of 14.5%) per annum for the balance of the term, and the maximum  aggregate  interest rate on borrowings under the Bridge Loan Agreement is 18% per annum. The cash interest rate and the pay-in-kind  interest  rate may be adjusted  from time to time,  by agreement of
Steel and  Bairnco,  so long as the  aggregate  interest  rate remains the same.
Interest  is  payable  monthly in  arrears.  Obligations  under the Bridge  Loan
Agreement are guaranteed by certain of Bairnco's  subsidiaries  and secured by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  are  also  guaranteed  by the  Company  on an  unsecured  basis.  The scheduled  maturity date of the indebtedness  under the Bridge Loan Agreement is the earlier to occur of (i) June 30, 2008 and (ii) such time as Bairnco  obtains any replacement  financing.  Indebtedness under the Bridge Loan Agreement may be prepaid without penalty or premium.

      The Subordinated  Loan Agreement  provides for a subordinated term loan of
$15 million from Steel to WHX,  which is unsecured at the WHX level.  Borrowings under the Subordinated  Loan Agreement bear  pay-in-kind  interest at a rate per annum equal to the prime rate of JP Morgan Chase plus 7.75%,  adjusted from time to time,  with a minimum  interest rate of 16% per annum and a maximum  interest rate of 19% per annum. Interest is payable monthly in arrears. Obligations under the  Subordinated  Loan  Agreement are  guaranteed by Bairnco and certain of its subsidiaries  and  collateralized  by a junior lien on the assets of Bairnco and
certain  of  its   subsidiaries  and  capital  stock  of  certain  of  Bairnco's subsidiaries. The indebtedness under the Subordinated Loan Agreement will mature on the second  anniversary of the issuance of the  subordinated  loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default and indemnification  provisions.  The indebtedness
under  the  Bridge  Loan  Agreement  and  the  related  security   interests  is
subordinated to the indebtedness and related  security  interests  granted under
Bairnco's  existing  senior  credit  facility  with Bank of  America,  N.A.  The guarantees of the  indebtedness  under the  Subordinated  Loan Agreement and the related  security  interests is  subordinated to all  indebtedness  and security interests described in the preceding sentence.

      Bairnco's  revolving credit facility ("Bairnco Revolving Credit Facility")
with Bank of America,  N.A. ("Bank of America") permits distributions by Bairnco to WHX under certain  conditions,  as described  below.  In connection  with the closing  of the  Offer  and the  Merger  on April  24,  2007,  Bairnco  became a wholly-owned  subsidiary of WHX. The  availability  under the Bairnco  Revolving
Credit Facility on March 31, 2007 was approximately $12.0 million.

      On November  9, 2006,  Bairnco  entered  into a five year,  $42.0  million
Senior Secured Credit Facility with Bank of America.  The $42.0 million facility is apportioned as follows: a five-year $15.0 million term loan and up to a $27.0 million  revolving  credit  facility,  including a $13.0  million  sub-limit for letters of credit and a $3.0 million  sub-limit for foreign  currency loans. The
Bairnco  Revolving  Credit  Facility  is  collateralized  by  a  first  lien  on substantially  all of the  domestic  assets of  Bairnco,  the  capital  stock of domestic subsidiaries and 65% of the capital stock of foreign subsidiaries.  The
Bairnco  Revolving  Credit  Facility  matures on November 8, 2011.  This Bairnco
Revolving  Credit Facility was amended on March 23, 2007 to permit the change of control in connection with the closing of the Offer, among other things, and was further  amended on April 24, 2007 to amend certain  covenants and to permit the financing under the Loan Agreements, among other things.

      The term loan under the Bairnco  Revolving  Credit  Facility has scheduled principal  payments  of $1.1  million  in 2007,  2008,  2009 and 2010,  and $1.0 million in 2011,  with the balance due at maturity.  Interest  rates vary on the term  loan  and are set  from  time to time in  relationship  to one of  several reference  rates,  as selected by Bairnco.  Interest rates vary on the revolving credit  notes and are set at the time of  borrowing  in  relationship  to one of several reference rates as selected by Bairnco.  A commitment fee is paid on the unused  portion of the total credit  facility.  The amount Bairnco can borrow at any given time is based upon a formula  that takes  into  account,  among  other things,  eligible  inventory  and  accounts  receivable,  which  can  result  in borrowing  availability  of less than the full amount of the  Bairnco  Revolving

                                      F-53

Credit  Facility.  The Bairnco  Revolving  Credit  Facility  contains  customary representations,  warranties,  covenants  (including  a  covenant  that  permits
Bairnco to make  distributions  to WHX provided that  specified  conditions  are met), events of default and  indemnification  provisions.  The Bairnco Revolving
Credit  Facility also contains a financial  covenant which  requires  Bairnco to meet a minimum fixed charge  coverage  ratio,  including upon the payment of any distribution from Bairnco to WHX.

      In addition,  Bairnco has a China  foreign  loan  facility  that  reflects borrowing by its Chinese  facilities through Bank of America,  Shanghai,  China, which is secured by four U.S. dollar denominated letters of credit totaling $5.2 million issued under the Secured Credit Facility.

      Bairnco  operates two core  businesses - Arlon and Kasco.  Arlon  designs, manufactures,  and sells engineered materials and components for the electronic, industrial  and  commercial  markets.  Kasco is a leading  provider of meat-room products  and  maintenance  services  for  the  meat  and  deli  departments  of supermarkets;  restaurants;  meat,  poultry  and  fish  processing  plants;  and
manufacturers   and  distributors  of  electrical  saws  and  cutting  equipment throughout North America,  Europe, Asia and South America. WHX believes that the acquisition of Bairnco will be beneficial  because of Bairnco's strong positions in niche engineered  materials markets, and that it will improve Bairnco's plant level operations,  profit margins and working capital. The results of operations and  assets of Bairnco  will be  included  in the  financial  statements  of WHX beginning in the second quarter of 2007.

                                      F-54

        AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF BAIRNCO CORPORATION
                             AS OF DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors  and  Stockholders  of  Bairnco   Corporation  and
Subsidiaries:

We  have  audited  the  accompanying  consolidated  balance  sheets  of  Bairnco
Corporation  and   subsidiaries   (collectively,   the  "Company")  (a  Delaware
Corporation)  as of  December  31,  2006 and 2005 and the  related  consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the  three  years in the  period  ended  December  31,  2006.  These financial  statements are the  responsibility of the Company's  management.  Our responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the financial position of Bairnco Corporation and  subsidiaries  as of December  31,  2006 and 2005,  and the results of their operations  and their cash flows for each of the three years in the period ended
December 31, 2006, in conformity with accounting  principles  generally accepted in the United States of America.

Our audit was  conducted  for the  purpose  of  forming  an opinion on the basic financial  statements  taken  as  a  whole.  The  Schedule  II -  Valuation  and
Qualifying  Accounts is presented for purposes of additional analysis and is not a  required  part of the basic  financial  statements.  This  schedule  has been subjected to the auditing procedures applied in the audit of the basic financial statements  and, in our opinion,  is fairly  stated in all material  respects in relation to the basic financial statements taken as a whole.

As discussed in Note 1 to the  consolidated  financial  statements,  the Company adopted Statement No. 158, EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND
OTHER  POSTRETIREMENT  PLANS - AN AMENDMENT OF FASB  STATEMENTS NO. 87, 88, 106,
AND 132R,  effective  for fiscal  years ending  after  December  15,  2006,  and
Statement No. 123 (revised 2004), SHARE-BASED PAYMENT,  effective for interim or annual  reporting  periods  beginning after December 15, 2005. In addition,  the
Company  recorded a  cumulative  effect  adjustment  as of  January 1, 2006,  in connection with the adoption of Staff Accounting  Bulletin No. 108,  CONSIDERING
THE  EFFECTS OF PRIOR  YEAR  MISSTATEMENTS  WHEN  QUANTIFYING  MISSTATEMENTS  IN
CURRENT YEAR FINANCIAL STATEMENTS.

As discussed  in Note 12, the Company  restated  its  consolidated  statement of comprehensive income for the year ended December 31, 2006.

We also have  audited,  in accordance  with the standards of the Public  Company
Accounting  Oversight  Board  (United  States),  the  effectiveness  of  Bairnco
Corporation and  subsidiary's  internal  control over financial  reporting as of
December  31,  2006,  based  on  criteria  established  in  Internal  Control  -
Integrated Framework issued by the Committee of Sponsoring  Organizations of the
Treadway  Commission  (COSO) and our report  dated March 15,  2007,  stated that management did not support its evaluation of controls with sufficient  evidence, including documentation, and we were unable to apply other procedures to satisfy ourselves  as to  the  effectiveness  of the  company's  internal  control  over financial  reporting.  As a result,  the scope of our work was not sufficient to enable us to express,  and we did not express, an opinion either on management's assessment or on the  effectiveness  of Bairnco  Corporation  and  subsidiaries'
internal control over financial reporting.

/s/ GRANT THORNTON LLP

Orlando, Florida
March 15, 2007 (except for Note 12, as to which the date is August 27, 2007)

                                      F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bairnco Corporation and Subsidiaries:

We were engaged to audit management's  assessment,  included in the accompanying
Management's Report on Internal Control Over Financial Reporting appearing under
Item 9A, that Bairnco Corporation (a Delaware corporation)  maintained effective internal  control over  financial  reporting  as of December 31, 2006,  based on criteria  established in Internal  Control--Integrated  Framework  issued by the
Committee of Sponsoring Organizations of the Treadway Commission (COSO). Bairnco
Corporation's  management is  responsible  for  maintaining  effective  internal control over financial  reporting and for its assessment of the effectiveness of internal control over financial reporting.

An audit  of  management's  assessment  that the  Company  maintained  effective internal control over financial  reporting  includes  obtaining an understanding of, and evaluating,  management's process for assessing the effectiveness of the
Company's   internal   control  over  financial   reporting.   In  obtaining  an
understanding  of  management's  process,  we determined that management did not support its evaluation with sufficient evidence,  including documentation,  as a result of not  extending  its testing into the three  months ended  December 31,
2006.  Because   management's  process  did  not  include  sufficient  evidence, including  documentation,  we were  unable to apply the  procedures  required to express  an opinion  on  management's  assessment  and on the  effectiveness  of internal control over financial reporting.

A company's  internal control over financial  reporting is a process designed to provide reasonable  assurance  regarding the reliability of financial  reporting and the preparation of financial  statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial  reporting  includes those policies and procedures that (1) pertain to the  maintenance  of records that, in reasonable  detail,  accurately and fairly reflect the  transactions  and  dispositions  of the assets of the company;  (2)
provide  reasonable  assurance  that  transactions  are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting  principles,  and that receipts and  expenditures  of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of  unauthorized  acquisition,  use, or  disposition  of the company's assets that could have a material effect on the financial statements.

Because of its inherent  limitations,  internal control over financial reporting may not prevent or detect misstatement.  Also,  projections of any evaluation of effectiveness  to future  periods are subject to risk that  controls  may become inadequate  because of changes in  conditions,  or that the degree of compliance with the policies or procedures may deteriorate.

Since  management  did not support its  evaluation of controls  with  sufficient evidence that management had adequately completed its assessment, we were unable to apply the procedures required to satisfy ourselves as to the effectiveness of the company's internal control over financial reporting.  As a result, the scope of our work was not  sufficient to enable us to express,  and we do not express, an opinion either on management's  assessment or on the effectiveness of Bairnco
Corporation's internal control over financial reporting.

We have also  audited,  in accordance  with the standards of the Public  Company
Accounting  Oversight Board (United States),  the consolidated balance sheets of
Bairnco Corporation as of December 31, 2006 and 2005, and the related statements of income,  comprehensive  income,  stockholders'  investment and cash flows for each of the three  years in the period  ended  December  31, 2006 and our report dated  March 15,  2007  expressed  on  unqualified  opinion  (and  contained  an explanatory  paragraph on the Company's adoption of Statement No. 158, Statement
No. 123 (revised 2004) and Staff Accounting Bulletin No. 108) on those financial statements.

/s/ GRANT THORNTON LLP

Orlando, Florida
March 15, 2007

                                      F-56

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
BAIRNCO CORPORATION AND SUBSIDIARIES

                                                             2006            2005            2004
-----------------------------------------------------------------------------------------------------
Net Sales                                                $178,828,000    $165,900,000    $165,496,000
  Cost of sales                                           125,278,000     118,431,000     117,612,000
                                                         --------------------------------------------
Gross Profit                                               53,550,000      47,469,000      47,884,000
  Selling and administrative expenses                      47,484,000      41,878,000      39,827,000
                                                         --------------------------------------------
Operating Profit                                            6,066,000       5,591,000       8,057,000
  Interest expense, net                                       712,000          54,000         566,000
                                                         --------------------------------------------
Income before Income Taxes                                  5,354,000       5,537,000       7,491,000
  Provision for income taxes                                  392,000       1,937,000       2,372,000
                                                         --------------------------------------------
Income from continuing operations                           4,962,000       3,600,000       5,119,000
  Income from spun off subsidiary                                  --              --      25,710,000
                                                         --------------------------------------------
Net Income                                               $  4,962,000    $  3,600,000    $ 30,829,000
                                                         ============================================

Basic Earnings per share from continuing operations      $       0.69    $       0.49    $       0.70
  Basic Earnings per share from spun off subsidiary                --              --            3.49
                                                         --------------------------------------------
Basic Earnings per share of Common Stock                 $       0.69    $       0.49    $       4.19
                                                         ============================================

Diluted Earnings per share from continuing operations    $       0.67    $       0.47    $       0.68
  Diluted Earnings per share from spun off subsidiary              --              --            3.40
                                                         --------------------------------------------
Diluted Earnings per share of Common Stock               $       0.67    $       0.47    $       4.07
                                                         ============================================

Dividends per Share of Common Stock                      $       0.26    $       0.24    $       0.21

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                      F-57

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
BAIRNCO CORPORATION AND SUBSIDIARIES

                                                             2006            2005            2004
-----------------------------------------------------------------------------------------------------
Net Income                                              $  4,962,000    $  3,600,000     $ 30,829,000

Other comprehensive income (loss):

    Currency translation adjustment                          904,000      (1,078,000)         775,000

    Minimum  pension  liability  adjustment,
    net of $6,000 tax in 2005 and $3,500 tax in 2004              --         (12,000)          (6,000)

                                                        =============================================
Comprehensive Income                                    $  5,866,000    $  2,510,000     $ 31,598,000
                                                        =============================================

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                      F-58

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
BAIRNCO CORPORATION AND SUBSIDIARIES

                                                                                                 2006              2005
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                                 $   1,869,000     $   5,313,000
  Accounts receivable, less allowances of $1,350,000 and $1,014,000, respectively              30,631,000        25,713,000
  Inventories:
    Raw materials and supplies                                                                  8,549,000         7,178,000
    Work in process                                                                             9,325,000         8,939,000
    Finished goods                                                                             15,734,000        11,114,000
                                                                                            -------------------------------
                                                                                               33,608,000        27,231,000
                                                                                            -------------------------------
  Deferred income taxes                                                                         3,500,000         3,305,000
  Other current assets                                                                          3,881,000         4,082,000
  Assets held for sale                                                                            525,000                --
                                                                                            -------------------------------
Total current assets                                                                           74,014,000        65,644,000
                                                                                            -------------------------------
Plant and Equipment, at cost:
  Land                                                                                          3,076,000         1,928,000
  Buildings and leasehold interests and improvements                                           23,164,000        18,666,000
  Machinery and equipment                                                                     105,471,000        99,275,000
                                                                                            -------------------------------
                                                                                              131,711,000       119,869,000
  Less - Accumulated depreciation and amortization                                            (91,057,000)      (85,496,000)
                                                                                            -------------------------------
                                                                                               40,654,000        34,373,000
                                                                                            -------------------------------
Cost in Excess of Net Assets of Purchased Businesses                                           17,057,000        14,439,000
Other Intangible Assets, net of amortization of $241,000 and $159,000, respectively             3,808,000           120,000
Other Assets                                                                                    3,095,000        11,192,000
                                                                                            -------------------------------
                                                                                            $ 138,628,000     $ 125,768,000
                                                                                            ===============================
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Short-term debt                                                                           $   6,119,000     $   2,233,000
  Current maturities of long-term debt                                                          1,219,000           134,000
  Accounts payable                                                                             13,584,000        12,051,000
  Accrued expenses                                                                             12,153,000         9,406,000
                                                                                            -------------------------------
Total current liabilities                                                                      33,075,000        23,824,000
                                                                                            -------------------------------
Long-Term Debt                                                                                 18,490,000         7,069,000
Deferred Income Taxes                                                                           4,259,000         9,788,000
Other Liabilities                                                                               1,634,000         1,629,000
Commitments and Contingencies (Notes 6, 8 and 10)

STOCKHOLDERS' INVESTMENT:
Preferred stock, par value $.01, 5,000,000 shares authorized, none issued                              --                --

Common stock, par value $.01; authorized 30,000,000 shares; 11,724,590 and
11,612,307 shares issued, respectively; 7,291,853 and 7,342,570 shares
outstanding, respectively                                                                         117,000           116,000

  Paid-in capital                                                                              51,916,000        51,611,000
  Retained earnings                                                                            69,535,000        66,787,000
  Unamortized cost of restricted stock awards                                                          --          (504,000)
  Accumulated Other Comprehensive Income (Loss):
    Currency translation adjustment                                                             3,519,000         2,615,000
    Pension liability adjustment, net of $3,201,000 and $41,000 income tax, respectively       (5,219,000)          (73,000)
  Treasury stock, at cost, 4,432,737 and 4,269,737 shares, respectively                       (38,698,000)      (37,094,000)
                                                                                            -------------------------------
Total stockholders' investment                                                                 81,170,000        83,458,000
                                                                                            -------------------------------
                                                                                            $ 138,628,000     $ 125,768,000
                                                                                            ===============================

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                      F-59

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
BAIRNCO CORPORATION AND SUBSIDIARIES

                                                                         2006             2005              2004
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                           $  4,962,000     $  3,600,000     $ 30,829,000
Adjustments to reconcile to net cash provided by operating
activities:
  Depreciation and amortization                                         7,411,000        7,456,000        7,668,000
  (Gain) loss on disposal of plant and equipment                           23,000           72,000       (1,094,000)
  Deferred income taxes                                                (2,831,000)         236,000          779,000
  Change in current operating assets and liabilities:
    Accounts receivable, net                                           (1,992,000)      (1,297,000)      (1,044,000)
    Inventories                                                        (3,606,000)      (2,847,000)         921,000
    Other current assets                                                  263,000           85,000         (888,000)
    Accounts payable                                                      273,000        1,679,000          372,000
    Accrued expenses                                                      499,000         (926,000)        (684,000)
  Increase (decrease) in non-current prepaid pension asset               (144,000)      (2,811,000)         734,000
  Other                                                                   551,000          284,000          370,000
                                                                     ----------------------------------------------
Net cash provided by operating activities                               5,409,000        5,531,000       37,963,000
                                                                     ----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                   (8,676,000)      (7,304,000)      (5,996,000)
Payment for purchased businesses, net of cash acquired                (13,922,000)          (6,000)         (67,000)
Proceeds from sale of plant and equipment                                  39,000           52,000        1,715,000
                                                                     ----------------------------------------------
Net cash (used in) investing activities                               (22,559,000)      (7,258,000)      (4,348,000)
                                                                     ----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short-term debt                              3,790,000        1,472,000         (901,000)
Proceeds from long-term debt                                           14,206,000        9,790,000        4,500,000
Long-term debt repayments                                              (1,712,000)      (3,579,000)     (33,598,000)
Payment of dividends                                                   (1,822,000)      (1,812,000)      (1,489,000)
Purchase of treasury stock                                             (1,604,000)      (2,349,000)              --
Exercise of stock options                                                 577,000          193,000          311,000
                                                                     ----------------------------------------------
Net cash provided by (used in) financing activities                    13,435,000        3,715,000      (31,177,000)
                                                                     ----------------------------------------------

Effect of foreign currency exchange rate changes on cash and cash
     equivalents                                                          271,000         (126,000)         217,000
                                                                     ----------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   (3,444,000)       1,862,000        2,655,000
Cash and cash equivalents, beginning of year                            5,313,000        3,451,000          796,000
                                                                     ----------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                               $  1,869,000     $  5,313,000     $  3,451,000
                                                                     ==============================================

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
  Interest                                                           $    632,000     $    107,000     $    662,000
  Income taxes                                                       $  3,674,000     $  2,792,000     $  1,730,000

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                      F-60

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
BAIRNCO CORPORATION AND SUBSIDIARIES

                                                                                                  Accumulated Other
                                                                                                Comprehensive Income
                                                                               Unamortized  --------------------------
                                                                                 Cost of      Pension       Currency
                                      Common        Paid-in        Retained    Restricted    Liability     Translation  Treasury
                                       Stock        Capital        Earnings   Stock Awards   Adjustment     Adjustment    Stock
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2003          $   115,000  $ 50,912,000   $ 35,729,000  $   (576,000) $    (55,000) $  2,918,000 $(34,745,000)
Net income                                                        30,829,000
Cash dividends ($.21 per share)                                   (1,574,000)
Issuance of 50,208 shares pursuant
  to exercise of stock options            1,000       310,000
Earned compensation                                                                134,000
Currency translation adjustment                                                                                775,000
Pension liability adjustment, net
  of $4,000 tax                                                                                    (6,000)
                                    -----------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2004          $   116,000  $ 51,222,000   $ 64,984,000  $   (442,000) $    (61,000) $  3,693,000 $(34,745,000)
Net income                                                         3,600,000
Cash dividends ($.24 per share)                                   (1,797,000)
Issuance of 29,625 shares pursuant
  to exercise of stock options                        172,000
Issuance of restricted stock
  (20,000 shares)                                     217,000                     (217,000)
Earned compensation                                                                155,000
Acquisition of treasury stock
  (231,868 shares at cost)                                                                                               (2,349,000)
Currency translation adjustment                                                                             (1,078,000)
Pension liability adjustment, net
  of $6,000 tax                                                                                  (12,000)
                                    -----------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2005          $   116,000  $ 51,611,000   $ 66,787,000  $   (504,000) $    (73,000) $  2,615,000 $(37,094,000)
Accumulated effect of implementing
  SAB 108, net of $194,000 tax                                      (315,000)
                                    -----------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2006            $   116,000  $ 51,611,000   $ 66,472,000  $   (504,000) $    (73,000) $  2,615,000 $(37,094,000)
Net income                                                         4,962,000
Cash dividends ($.26 per share)                                   (1,899,000)
Issuance of 96,283 shares pursuant
  to exercise of stock options            1,000       611,000
Issuance of restricted stock
  (16,000 shares)                                          --

                                      F-61

Reclassification  of unamortized
  cost of restricted  stock awards
  to paid-in capital                                 (504,000)                     504,000
Earned compensation                                   198,000
Acquisition of treasury stock
  (163,000 shares at cost)                                                                                               (1,604,000)
Currency translation adjustment                                                                                904,000
Pension liability adjustment, net
  of $3,160,000 tax                                                                           (5,146,000)
                                    ------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2006          $   117,000  $ 51,916,000   $ 69,535,000  $         --  $ (5,219,000) $  3,519,000 $(38,698,000)
                                    ================================================================================================

The  accompanying  notes are an integral  part of these  consolidated financial statements.

                                      F-62

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS:

      Bairnco   Corporation,   a   Delaware   Corporation,   is  a   diversified
multinational company that operates three business segments:  Arlon's ELECTRONIC
MATERIALS and COATED MATERIALS  segments which design,  manufacture,  market and sell products to electronic,  industrial and commercial markets worldwide;  and,
Kasco's  REPLACEMENT  PRODUCTS  AND  SERVICES  segment  which  manufactures  and distributes  products and services  principally  to retail food stores and meat, poultry and fish  processing  plants  throughout the United  States,  Canada and
Europe.

      Arlon's products are based on a common  technology in coating,  laminating and dispersion chemistry. Arlon Electronic Materials' principal products include high  performance  materials for the printed circuit board industry and silicone
rubber-based   insulation  materials  used  in  a  broad  range  of  industrial, military/aerospace,  consumer and commercial  markets.  Arlon Coated  Materials'
principal products include adhesive coated cast and calendered vinyl films, cast vinyl  fabric,  custom-engineered  laminates,  and coated and  laminated  films, foils,  foams and  papers  used in a broad  range of  industrial,  consumer  and commercial products.

      Kasco's principal products include replacement band saw blades for cutting meat,  fish,  wood and metal,  on-site  maintenance  services and seasonings for ready-to-cook  foods for the retail food industry primarily in the meat and deli departments. Kasco also distributes equipment to the food industry in Canada and
France.

PRINCIPLES OF CONSOLIDATION:

      The accompanying consolidated financial statements include the accounts of
Bairnco Corporation and its subsidiaries  ("Bairnco" or the "Corporation") after the elimination of all inter-company accounts and transactions.

USE OF ESTIMATES:

      The  preparation of consolidated  financial  statements in conformity with accounting  principles  generally  accepted  in the  United  States  of  America requires  management to make estimates and assumptions  that affect the reported amounts  of assets and  liabilities  and  disclosure  of  contingent  assets and liabilities  at the  date  of the  consolidated  financial  statements  and  the reported  amounts of revenues and expenses during the reporting  period.  Actual results  could differ from those  estimates.  Changes in estimates are made when circumstances  warrant and are reflected in reported  results of operations;  if material,  the effects of the changes in estimates are disclosed in the notes to the consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS:

      In November 2004, the Financial Accounting Standards Board ("FASB") issued
Statement of Financial  Accounting Standards ("SFAS") No. 151, INVENTORY COSTS -
AN  AMENDMENT  OF ARB NO.  43,  CHAPTER  4 ("SFAS  151") . SFAS 151  amends  the guidance  in ARB  No.  43,  Chapter  4,  "Inventory  Pricing,"  to  clarify  the accounting  for abnormal  amounts of idle facility  expense,  freight,  handling costs,  and wasted  material  (spoilage).  The statement  was adopted  effective
January 1, 2005 and its provisions applied  prospectively.  The adoption of this statement had no impact on the  Corporation's  financial  position or results of operations.

      In December  2004,  the FASB issued SFAS 123 (revised  2004),  SHARE-BASED
PAYMENT ("SFAS 123R") . This statement  establishes standards for the accounting for transactions in which an entity  exchanges its equity  instruments for goods and services but focuses  primarily on accounting for  transactions  in which an entity  obtains  employee  services in  share-based  payment  transactions.  The statement,  as issued,  is effective as of the beginning of the first interim or annual  reporting  period  that begins  after June 15,  2005,  although  earlier adoption  is  encouraged.  The SEC  announced  on April  14,  2005 that it would provide for a phased-in  implementation  process for SFAS 123R, allowing issuers to adopt the fair  value  provisions  no later than the  beginning  of the first fiscal year  beginning  after June 15, 2005. The  Corporation  adopted SFAS 123R effective January 1, 2006 and is using the  modified-prospective  method whereby compensation  cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date is recognized over the remaining  service period.  The  compensation  cost for that portion of awards is based on the  grant-date  fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally  issued. All new awards and awards that are modified,  repurchased, or cancelled after the adoption date will be accounted for under the  provisions of Statement  123R.  The adoption of
SFAS 123R had an  immaterial  impact on the  Corporation's  financial  position, results of operations and cash flows.

                                      F-63

      In May 2005,  the FASB issued SFAS No. 154,  ACCOUNTING  CHANGES AND ERROR
CORRECTIONS  - A  REPLACEMENT  OF APB  OPINION NO. 20 AND FASB  STATEMENT  NO. 3
("SFAS  154").  SFAS 154 changes the  requirements  for the  accounting  for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes  in  accounting  principles,  and  applies  to  changes  required  by an accounting pronouncement in the unusual instance that the pronouncement does not
include  specific  transition   provisions.   SFAS  154  requires  retrospective
application  to prior period  financial  statements  for a change in  accounting principle.  Previously,  a change in  accounting  principle  was  recognized  by including  the  change in net income in the  period of the  change.  SFAS 154 is effective for fiscal years  beginning  after  December 15, 2005. The adoption of
SFAS 154 effective January 1, 2006, had no impact on the Corporation's financial position, results of operations or cash flows.

      In June 2006, the FASB issued FASB  Interpretation  No. 48, ACCOUNTING FOR
UNCERTAINTY IN INCOME TAXES - AN  INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN
48").  FIN 48 clarifies the  accounting  for  uncertainty  in income taxes in an enterprise's financial statements in accordance with SFAS 109. FIN 48 provides a recognition  threshold and  measurement  attribute  for the financial  statement recognition and measurement of a tax position taken or expected to be taken in a tax  return.  The  interpretation  also  provides  guidance  on  de-recognition,
classification,   interest  and  penalties,   accounting  in  interim   periods,
disclosure, and transition. FIN 48 is effective for fiscal years beginning after
December  15,  2006,  although  earlier  application  of the  provisions  of the
interpretation  is  encouraged.   The  Corporation  has  completed  its  initial
assessment  of the impact of FIN 48 and does not  believe  its  adoption  in the first  quarter  of  2007  will  have a  material  impact  on  the  Corporation's consolidated financial statements.

      In September  2006, the FASB issued SFAS No. 157, FAIR VALUE  MEASUREMENTS
("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting  principles,  and expands disclosure about fair value  measurements.  SFAS 157 is effective for financial  statements issued for fiscal years  beginning  after  November 15, 2007,  although  earlier application  is encouraged.  The  Corporation  has not yet  determined  what the implications  of its  adoption,  if any, will be on the  consolidated  financial position or results of operations.

      In September 2006, the FASB issued SFAS No. 158, EMPLOYERS' ACCOUNTING FOR
DEFINED  BENEFIT PENSION AND OTHER  POSTRETIREMENT  PLANS - AN AMENDMENT OF FASB
STATEMENTS  NO.  87, 88,  106,  AND 132R  ("SFAS  158") . SFAS 158  requires  an employer  to  recognize  the  over-funded  or  under-funded  status of a defined benefit  postretirement  plan as an  asset  or  liability  in its  statement  of financial position and to recognize changes in that funded status in the year in which the changes occur through  comprehensive income. SFAS 158 also requires an employer to measure the funded  status of a plan as of the date of its  year-end statement of financial position.  SFAS 158 is effective for financial statements issued for fiscal  years  ending  after  December  15, 2006 for the  recognition provision  and  for  fiscal  years  ending  after  December  15,  2008  for  the
measurement   date  provision.   Earlier   application  of  the  recognition  or
measurement date provisions is encouraged. The Corporation expects to change its measurement date in 2007.

      At December 31, 2006, the Corporation's overfunded pension plans reflected a fair value of plan assets in excess of the projected  benefit  obligations  of
$2,885,000.  Underfunded  pension  reflected  projected  benefit  obligations in excess of the fair value of plan assets of  $685,000.  The  adoption of SFAS 158 had  the  following  impact  on  the  Corporation's  consolidated  statement  of financial position as of December 31, 2006:

                                                                           As of December 31, 2006

                                                   Prior to the Adoption of     Effect of Adopting
                                                           SFAS 158                   SFAS 158          As Adjusted
                                                   ------------------------     ------------------      -----------
Other Assets                                             $ 11,402,000              $ (8,307,000)       $  3,095,000

Current Liabilities - Accrued expenses                    (12,125,000)                  (28,000)        (12,153,000)

Other Liabilities                                          (1,663,000)                   29,000          (1,634,000)

Deferred Income Taxes                                      (7,419,000)                3,160,000          (4,259,000)

Accumulated  Other  Comprehensive  (Income)  Loss
-- Pension liability adjustment                                73,000                 5,146,000           5,219,000

                                      F-64

      The  adoption of SFAS 158 did not effect the  Corporation's  statement  of operations for the year ended December 31, 2006, or any prior periods,  nor will its adoption change the calculation of net income in future periods, but it will affect the calculation of other comprehensive income.

      The amounts  recognized  in the  Corporation's  consolidated  statement of financial position at December 31, 2006, consist of the following:

Non-current assets - Other Assets                   $ 2,885,000
Current liabilities - Accrued expenses                  (49,000)
Non-current liabilities - Other Liabilities            (636,000)
                                                     ----------
                                                    $ 2,200,000
                                                    ===========

The amounts recognized in accumulated other comprehensive income at December 31,
2006, consist of the following:

Actuarial losses                               $ 8,262,000
Prior service costs                                158,000

      The amounts included in accumulated other comprehensive income at December
31, 2006, and expected to be recognized in net periodic  pension cost during the year ended December 31, 2007, are as follows:

Actuarial losses                               $   352,000
Prior service costs                                 22,000

      In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108,
CONSIDERING   THE  EFFECTS  OF  PRIOR  YEAR   MISSTATEMENTS   WHEN   QUANTIFYING
MISSTATEMENTS  IN CURRENT YEAR  FINANCIAL  STATEMENTS  ("SAB 108").  SAB 108 was
issued  to  provide  consistency  between  how  registrants  quantify  financial statement misstatements.  Historically,  there have been two widely-used methods for quantifying the effects of financial statement misstatements.  These methods are referred to as the  "roll-over"  and "iron  curtain"  method.  The roll-over method  quantifies  the amount by which the  current  year income  statement  is misstated.  Exclusive reliance on an income statement approach can result in the accumulation  of errors on the balance  sheet that may not have been material to any  individual  income  statement,  but which may  misstate one or more balance sheet accounts.  The iron curtain method  quantifies the error as the cumulative amount by which the current year balance sheet is misstated.  Exclusive reliance on a balance sheet approach can result in disregarding  the effects of errors in the current year income  statement  that results from the correction of an error existing in previously issued financial statements.  The Corporation  previously used  the  roll-over  method  for  quantifying  identified  financial  statement misstatements.

      SAB 108 established an approach that requires  quantification of financial statement  misstatements based on the effects of the misstatement on each of the
Corporation's   financial   statements  and  the  related  financial   statement
disclosures.  This  approach  is  commonly  referred  to as the "dual  approach"
because it requires  quantification  of errors under both the roll-over and iron curtain methods. SAB 108 allows registrants to initially apply the dual approach either by (1) retroactively  adjusting prior financial statements as if the dual approach  had always  been used or by (2)  recording  the  cumulative  effect of initially  applying the dual approach as adjustments  to the carrying  values of assets  and  liabilities  as of January  1, 2006 with an  offsetting  adjustment recorded to the opening balance of retained  earnings.  Use of this  "cumulative effect" transition method requires detailed  disclosure of the nature and amount of each individual error being corrected  through the cumulative  adjustment and how and when it arose.

                                      F-65

      With the  adoption of SAB 108,  the  Corporation  added an accrual and the related deferred taxes pursuant to the Bairnco Corporation Non-Employee Director
Retirement Plan. Under this plan,  outside  directors,  upon retirement from the
Board of Directors,  shall receive annually for the number of years equal to the number of years he or she has served on the Board of  Directors  of Bairnco as a non-employee  director,  an amount  equal to the  non-employee  director  annual retainer in effect at the time of his or her  retirement.  Such amount  shall be payable in quarterly  installments.  If the retired non-employee director should die prior to  receiving  payments  equal to the  number  of years  served on the
Board, the director's  beneficiary will either continue to receive the remaining payments on a quarterly basis, or receive in a lump sum the net present value of the  remaining  payments  discounted  at  the  then  current  thirty  year  U.S.
Government bond yield, based on whichever option was previously selected by such director.  The  following  table  shows  the  impact  of SAB  108  on  the  2006 consolidated balance sheet:

                                                                           As of December 31, 2006

                                                   Prior to the Adoption of     Effect of Adopting
                                                           SAB 108                   SAB 108          As Adjusted
                                                   ------------------------     ------------------      -----------

Current Assets - Deferred income taxes                  $  3,496,000               $      6,000        $  3,500,000

Current Liabilities - Accrued expenses                   (11,644,000)                  (509,000)        (12,153,000)

Deferred Income Taxes                                     (4,447,000)                   188,000          (4,259,000)

January 1, 2006 Retained Earnings                        (66,787,000)                   315,000         (66,472,000)

      The  $509,000  liability  reflects  the net present  value of  accumulated amounts that were earned from 1990 through  2006 and are payable  through  2023.
Under the roll-over method, the impact on the Corporations results of operations for any particular year was considered immaterial.

      In February  2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR
FINANCIAL  ASSETS AND  FINANCIAL  LIABILITIES  ("SFAS  159").  SFAS 159  permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial  statements issued for fiscal years  beginning  after  November  15, 2007,  although  earlier  application  is encouraged.  The Corporation has not yet determined what the implications of its adoption,  if any, will be on the consolidated  financial position or results of operations.

CASH AND CASH EQUIVALENTS:

      The Corporation  considers cash in banks,  commercial paper,  demand notes and similar investments with an original maturity of less than three months from date  of  purchase  as  cash  and  cash  equivalents  for  the  purposes  of the
consolidated   financial  statements.   Of  the  $1,869,000  of  cash  and  cash
equivalents at December 31, 2006,  $309,000 was  denominated in British  Pounds,
$46,000 in Mexican  Pesos,  $176,000 in Euros and $160,000 in Renminbis.  Of the
$5,313,000  of cash and cash  equivalents  at December  31,  2005,  $129,000 was denominated in Canadian dollars, $1,290,000 in British Pounds, $179,000 in Euros and $93,000 in Renminbis.

ACCOUNTS RECEIVABLE AND RELATED ALLOWANCES:

      Credit is extended to  customers  based on an  evaluation  of a customers'
financial  condition  and,  generally,  collateral  is  not  required.  Accounts receivable  are generally due within 30 days for domestic  customers and 60 days for foreign  customers  and are stated at amounts due from  customers  net of an
allowance  for  doubtful   accounts.   Accounts   outstanding  longer  than  the
contractual  payment  terms are  considered  past  due.  The  Corporation  makes judgments as to the  collectibility  of accounts  receivable based on historical trends and future  expectations.  Management estimates an allowance for doubtful accounts  which  adjusts  gross trade  accounts  receivable  downward to its net realizable value. Trade receivables are recorded net of allowances of $1,350,000 and  $1,014,000  at December 31, 2006 and 2005,  respectively.  To determine the allowance  for sales  returns,  management  uses  historical  trends to estimate future period product returns.  The allowance for doubtful  accounts is based on an analysis of all receivables for possible  impairment  issues,  and historical write-off percentages.  The Corporation writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the  allowance  for  doubtful  accounts.  The  Corporation  does not generally charge interest on past due receivables.

      Management's   methodology  for  estimating  the  allowance  for  doubtful accounts and sales allowance uses both a specific  examination of accounts and a general allowance. When management becomes aware that a specific customer is not able to meet its  financial  obligations,  the  Corporation  records a  specific allowance that reflects the level of credit risk in the  customer's  outstanding receivable balance. In addition, the Corporation established a general allowance based on certain percentages of its aged receivable balances.

                                      F-66

Changes in the Corporation's allowance for doubtful accounts are as follows:

                                              2006            2005
                                              ----            ----
Balance, beginning of year                $ 1,014,000     $ 1,546,000
    Bad debt expense                          663,000              --
    Accounts written-off                     (327,000)       (477,000)
    Recoveries and other                           --         (55,000)
                                          ---------------------------
Balance, end of year                      $ 1,350,000     $ 1,014,000
                                          ===========================

INVENTORIES:

      Inventories  are  stated at the lower of cost or market.  Inventory  costs include material,  labor and manufacturing  overhead related to the purchase and production of  inventories.  Inventories  are stated  principally on a first-in, first-out basis. The Corporation  provides  estimated  inventory  allowances for shrinkage, excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value.

PLANT AND EQUIPMENT:

      The Corporation  provides for  depreciation  and amortization of plant and equipment  principally on a straight-line  basis by charges to income in amounts estimated to allocate the cost of these assets over their useful lives. Rates of depreciation and amortization vary among the several  classifications as well as among the constituent  items in each  classification,  but generally fall within the following ranges:

                                                          Years
                                                          -----
Buildings and leasehold interests and improvements        5 - 40
Machinery and equipment                                   3 - 20

      Depreciation   and   amortization   expense  of  plant  and  equipment  of
$7,329,000, $7,413,000 and $7,629,000 was recognized during 2006, 2005 and 2004, respectively.

      When  property  is sold or  otherwise  disposed  of,  the  asset  cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is  included  in the  statement  of income.  The  Corporation  disposed  of approximately  $2.4  million and $4.3 million of fully  depreciated  assets that were no longer  in use  during  the  years  ended  December  31,  2006 and 2005, respectively.

      Leasehold  interests and  improvements are amortized over the terms of the respective leases, or over their estimated useful lives, whichever is shorter.

      Maintenance   and  repairs  are  charged  to   operations.   Renewals  and
betterments are capitalized.

      Accelerated methods of depreciation are used for income tax purposes,  and appropriate provisions are made for the related deferred income taxes.

COST IN  EXCESS OF NET  ASSETS  OF  PURCHASED  BUSINESSES  AND OTHER  INTANGIBLE
ASSETS:

      The Corporation  accounts for goodwill and other  intangible  assets under
SFAS 142,  GOODWILL AND OTHER INTANGIBLE  ASSETS ("SFAS 142"). SFAS 142 provides for the non-amortization of goodwill but requires that goodwill be subject to at least an annual assessment for impairment by applying a fair-value based test on
January 1 st of each year.  Other  intangible  assets with finite  lives will be amortized over their useful lives. Other intangible assets with indefinite lives will be  subject  to a lower of cost or  market  impairment  test.  This  annual impairment  testing of goodwill and other  indefinite  lived  intangible  assets could result in more volatility in reported income,  as impairment  losses could occur irregularly and in varying amounts.

      The  change in the  carrying  amount  of cost in  excess of net  assets of purchased businesses ("goodwill") for the years ended December 31, 2006 and 2005 is as follows:

                                      F-67

                                                  Arlon EM Segment   Arlon CM Segment      Kasco Segment           Total
                                                  ----------------   ----------------      -------------           -----
Balance, December 31, 2004                            $645,000          $6,644,000           $7,253,000         $14,542,000

Impact of contingent consideration earn-out
    (Note 2)                                                --               6,000                   --               6,000

Impact of exchange rate fluctuations on
    foreign goodwill                                        --                  --             (109,000)           (109,000)
                                                      ---------------------------------------------------------------------
Balance, December 31, 2005                             645,000           6,650,000            7,144,000          14,439,000
Impact of Atlanta SharpTech acquisition
    (Note 2)                                                --                  --            2,520,000           2,520,000

Impact of exchange rate fluctuations on
    foreign goodwill                                        --                  --               98,000              98,000
                                                      ---------------------------------------------------------------------
Balance, December 31, 2006                            $645,000          $6,650,000           $9,762,000         $17,057,000
                                                      =====================================================================

Other  intangible  assets  at  December  31,  2006  and  2005  consisted  of the following:

                                                                      2006                                  2005
                                                        ----------------------------------------------------------------------
                                       Range of                             Accumulated                           Accumulated
                                      Life (Years)      Gross Amount        Amortization       Gross Amount       Amortization
                                      ----------------------------------------------------------------------------------------
Amortized Intangible Assets:
    Customer relationships                16-20         $   950,000          $   8,000          $      --          $      --
    Covenant not to compete                   5             500,000             15,000                 --                 --
    Engineering drawings                      7             170,000              3,000                 --                 --
    Other                                  5-10             279,000            215,000            279,000            159,000
                                                        --------------------------------------------------------------------
                                                          1,899,000            241,000            279,000            159,000
Unamortized Intangible Assets:
    Trademarks & brand name                 n/a           2,150,000                 --                 --                 --
                                                        --------------------------------------------------------------------
            Other Intangible Assets                     $ 4,049,000          $ 241,000          $ 279,000          $ 159,000
                                                        ====================================================================

      Amortization  expense  recognized was $82,000 during 2006,  $43,000 during
2005 and $39,000 during 2004. The change in carrying amount of other  intangible assets on the  accompanying  consolidated  balance  sheets  for the years  ended
December 31, 2006 and 2005 is as follows:

                                                  Arlon EM Segment   Arlon CM Segment      Kasco Segment           Total
                                                  ----------------   ----------------      -------------           -----
Balance, December 31, 2004                          $  93,000           $  47,000           $       --          $  140,000
Other intangible asset additions                           --                  --               23,000              23,000
Amortization of other intangible assets               (32,000)             (6,000)              (5,000)            (43,000)
                                                    -----------------------------------------------------------------------
Balance, December 31, 2005                             61,000              41,000               18,000             120,000
Amortization of other intangible assets               (31,000)             (7,000)             (44,000)            (82,000)
Impact of Atlanta SharpTech acquisition
    (Note 2)                                               --                  --            3,770,000           3,770,000
                                                    -----------------------------------------------------------------------
Balance, December 31, 2006                          $  30,000           $  34,000           $3,744,000          $3,808,000
                                                    =======================================================================

                                      F-68

The expected  amortization expense of other intangible assets over the next five years is as follows:

        Year             Amount
        ----             ------
        2007           $ 210,000
        2008             189,000
        2009             189,000
        2010             189,000
        2011             164,000

IMPAIRMENT OF LONG-LIVED ASSETS:

      The  Corporation  accounts for the  impairment of long-lived  assets under
SFAS 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS . Based
on  management's  annual  evaluation,  there was no impairment  and no financial impact on the results of operations  and financial  position of the  Corporation for the three year period ended December 31, 2006.

REVENUE RECOGNITION:

      The  Corporation  sells  a broad  range  of  products  and  services  to a diversified base of customers around the world. Revenues are recognized when the risks and rewards of ownership have substantively been transferred to customers.
This  condition is normally met when the product has been shipped or the service performed  and title  has been  transferred  to the  customer,  when  persuasive evidence  of an  arrangement  exists,  the  price is fixed or  determinable  and collection is reasonably assured.

      In certain  situations,  namely consignment sales, the Corporation retains title after shipment of the products to the customer. Title does not pass to the customer  and  hence  the sale is not  recorded  by the  Corporation  until  the products have been resold or used by the customer in production.

      The  majority of the  Corporation's  sales are for  standard  products and services  with  customer  acceptance  occurring  upon shipment of the product or performance  of the service.  In  situations  where the customer does not accept delivery of the product for valid and agreed upon reasons,  the  Corporation may authorize the return of the product. Sales in any reporting period are shown net of returns. Service revenues consist of repair and maintenance work performed on equipment used at mass merchants,  supermarkets and restaurants. Rental revenues are derived  from the rental of certain  equipment  to the food  industry  where customers prepay for the rental period - usually 3 month to 6 month periods. For prepaid rental contracts,  sales revenue is recognized on a straight-line  basis over the term of the contract.

SHIPPING AND HANDLING COSTS:

      Shipping  and  handling   costs,   such  as  freight  to  our   customers'
destinations,  are  included  in  selling  and  administrative  expenses  on the accompanying  consolidated statements of operations.  These costs, when included in the sales price charged to our customers,  are recognized in net sales. Total shipping and handling costs included in selling and administrative expenses were approximately  $4.9 million for the year ended  December 31, 2006,  $4.5 million for the  year  ended  December  31,  2005 and $3.5  million  for the year  ended
December 31, 2004.

VENDOR REBATES:

      The Corporation  accounts for vendor volume rebates in accordance with the guidance  of  Emerging  Issues  Task  Force (" EITF ")  02-16,  Accounting  by a
Customer for Certain  Consideration  Received from a Vendor.  V endor rebates or refunds of a specified amount of cash  consideration  that are payable only upon achieving a specified  cumulative  level of  purchases,  are  accounted for as a reduction  of cost of  sales  in the  accompanying  consolidated  statements  of operations.

                                      F-69

INCOME TAXES:

      The  Corporation  accounts for income  taxes using an asset and  liability approach that requires the  recognition  of deferred tax assets and  liabilities for the expected future tax  consequences of events that have been recognized in the Corporation's  financial statements or tax returns. In estimating future tax consequences,  the  Corporation  generally  considers all expected future events other than enactment of changes in the tax law or changes in tax rates.  Changes in tax laws or rates will be recognized in the future years in which they occur.
Temporary  differences  between  income for  financial  reporting and income tax purposes arise  primarily  from the timing of the deduction of certain  accruals and from the use of accelerated methods of depreciation for income tax reporting purposes  compared to the method of  depreciation  used for financial  reporting purposes.

ACCRUED EXPENSES-INSURANCE:

      The Corporation's US insurance programs for general liability,  automobile liability,  workers  compensation  and  certain  employee  related  health  care benefits are effectively self-insured. Claims in excess of self-insurance levels are fully insured. Accrued expenses-insurance  represents the estimated costs of known and  anticipated  claims under these insurance  programs.  The Corporation provides  reserves on reported  claims and claims  incurred  but not reported at each balance sheet date based upon the estimated amount of the probable claim or the amount of the  deductible,  whichever is lower.  Such estimates are reviewed and evaluated in light of emerging claim experience and existing  circumstances.
Any changes in estimates  from this review  process are  reflected in operations currently.

STOCK OPTIONS:

      Effective  January 1, 2006,  the  Corporation  accounts for stock  options under SFAS 123R.  Prior to this,  the  Corporation  accounted  for stock options using the intrinsic  value method of accounting  in accordance  with  Accounting
Principles  Board Opinion No. 25 ("APB No. 25").  Accordingly,  no  compensation expense was recognized for stock options granted under any of the stock plans as the exercise price of all options  granted was equal to the current market value of our stock on the  grant  date.  The  Corporation  did  adopt  the  disclosure provisions of SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND
DISCLOSURE ("SFAS 148") effective December 31, 2002.

      In computing  the expense under SFAS 123R and the  disclosures  under SFAS
148,  the  Corporation  used the  Black-Scholes  model  based  on the  following assumptions:

                                        For the Years Ended December 31,
                                  ------------------------------------------
                                     2006            2005             2004
                                  ------------------------------------------
Expected Life                     6.6 years       5.7 years        5.0 years
Volatility                             26.9%           27.3%            27.8%
Risk-free interest rate                 4.7%            4.5%             4.5%
Dividend yield                         2.20%           2.47%            2.34%
Turnover                                5.3%            5.5%             5.4%

      Compensation  expense for stock options  computed under the  Black-Scholes model is amortized using the straight-line method over the vesting period.

      Had SFAS No. 123R been implemented in 2004, the  Corporation's  net income and earnings per share would have been  reduced to the amounts  indicated  below for the years ended December 31, 2005 and 2004:

                                                                                     2005               2004
                                                                                --------------------------------
Net Income, as reported                                                         $   3,600,000     $   30,829,000

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects
                                                                                      (43,000)           (39,000)
                                                                                --------------------------------
Net Income, pro forma                                                           $   3,557,000     $   30,790,000
                                                                                ================================
Basic Earnings per Share:
  As reported                                                                   $        0.49     $         4.19
  Pro forma                                                                     $        0.48     $         4.18

Diluted Earnings per Share:
  As reported                                                                   $        0.47     $         4.07
  Pro forma                                                                     $        0.47     $         4.07

                                      F-70

RESTRICTED STOCK AWARD PROGRAM:

      During the second quarter 2003, the Compensation Committee of the Board of
Directors (the "Committee"), approved a restricted stock award program under the
Bairnco  Corporation 2000 Stock Incentive Plan. The program  provides  long-term incentive rewards to key members of the senior management team to further ensure their  retention  as  employees  and the  linkage  of their  performance  to the long-term performance of the Corporation.  Under this new program, the Committee granted  133,000  shares of  restricted  stock to officers  and three key senior management  members in April  2003,  20,000  shares of  restricted  stock to one officer  in August  2005,  16,000  shares  of  restricted  stock to four  senior management  members  in June 2006 and 1,500  shares of  restricted  stock to one officer in January 2007.  Under the terms of the  restricted  stock  agreements, each employee must remain  employed by the  Corporation  for a period of 5 years from  the  date of  grant  in  order  for the  restricted  stock to vest and the restrictions to be lifted.  If employment is terminated prior to vesting for any reason other than death, disability or retirement, all restricted stock shall be forfeited immediately and returned to the Corporation.  In the event of a change in control, shares outstanding under the program would vest immediately.

      The fair market value of the 133,000  shares at the date of award of $5.10 per share has been recorded as  "Unamortized  cost of  restricted  stock awards"
(unearned  compensation)  and is  shown,  net  of  amortization,  as a  separate component of stockholders'  investment in the accompanying  Consolidated Balance
Sheets.  The fair  market  value of the  20,000  shares  at the date of award of
$10.85 per share and the fair market  value of the 16,000  shares at the date of
award  of  $11.86  per  share  are  similarly   reflected  in  the  accompanying
consolidated financial statements.  The unearned compensation is being amortized over the vesting  period of the shares.  In accordance  with APB Opinion 25, the
Corporation  will recognize a compensation  charge over the vesting period equal to the fair  market  value  of these  shares  on the  date of the  award.  Total compensation  expense  in  2006  related  to the  restricted  stock  awards  was
$198,000.

TRANSLATION OF FOREIGN CURRENCIES:

      For foreign  subsidiaries,  the local currency is the functional currency.
Assets and  liabilities of foreign  subsidiaries  are translated at the rates of exchange  in effect at the  balance  sheet date while  income and  expenses  are translated  at the average  monthly rates of exchange in effect during the year.
Translation  gains and losses  are  included  as a  component  of  stockholders'
investment.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

      The carrying  values of cash and cash  equivalents,  accounts  receivable, accounts  payable and  accrued  liabilities,  approximate  fair value due to the short-term maturities of these assets and liabilities.

      The carrying  amount of the  Corporation's  short-term  and long-term debt approximates  fair  value,  since the debt is at  floating  rates and  therefore approximates  rates  currently  offered to the  Corporation for debt of the same remaining maturities.

     The  carrying  amount of the  zero-interest  note  payable  related  to the
MOX-Tape(TM)  acquisition (refer to Note 2 to Consolidated Financial Statements)
has been recorded at a discount and  approximates  fair value,  based on average borrowing rates for the Corporation at the time of acquisition.

RECLASSIFICATIONS:

      Certain  reclassifications  were made to prior year  balances  in order to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or stockholders' investment.

(2) ACQUISITIONS

      On January 10, 2001,  Bairnco purchased  selected net assets ("Viscor") of
Viscor,  Inc.  The  terms of  Viscor's  asset  purchase  agreement  provide  for additional consideration to be paid by Bairnco if Viscor's results of operations
exceed  certain   targeted  levels.   Such  additional   consideration  is  paid
semi-annually in cash and is recorded when earned, by the achievement of certain targeted levels for the preceding six month period, as additional goodwill.  The maximum amount of contingent consideration is approximately $4.5 million payable over the 5-year period ended December 31, 2005. The Corporation  recorded $6,000 and $67,000,  respectively,  in Cost in Excess as additional  purchase price for
the  years  ended  December  31,  2005  and  2004.  The  cumulative   additional
consideration  recorded as  goodwill  was  approximately  $1.0  million  through
December 31, 2005.

                                      F-71

     On May 23, 2003,  Bairnco  purchased  the  MOX-Tape(TM)  brand of products, including inventory and related equipment,  from Flexfab Horizons International,
Inc.,  ("Flexfab")  of  Hastings,  Michigan.  MOX-Tape(TM)  products  consist of un-reinforced and reinforced  silicone,  self-fusing tapes used in a broad range
of  applications  and  markets,   including  high  temperature   electrical  and
mechanical insulation for the military, aerospace, automotive, utility and power generation markets. The business has been moved to Arlon's Bear, Delaware plant.
The  acquisition  has been accounted for under the purchase method of accounting and was financed through available borrowings under Bairnco's line of credit and a $400,000,  non-interest  bearing note payable to Flexfab,  payable in $100,000 installments  over four years.  The note was  recorded  at a discount,  based on average  borrowing  rates for the  Corporation at the time of  acquisition.  The purchase  price was  allocated to the assets  acquired  based on the fair market value of the assets at the date of acquisition.  The purchase price exceeded the fair value of net assets acquired by approximately $0.5 million.

      Effective  October  1, 2006  Bairnco  acquired  through  its  wholly-owned subsidiary Kasco Corporation, from Southern Saw Holdings, Inc. ("Southern Saw"), a Georgia corporation, certain assets and assumed certain liabilities, including trade accounts receivable,  inventory,  fixed assets, trade accounts payable and specific  accrued  expenses  of Southern  Saw and its  affiliate,  Southern  Saw
Service, L.P., a Georgia limited partnership (collectively "Atlanta SharpTech"), for approximately $13.9 million. Atlanta SharpTech's revenues were approximately
$18.5 million for the fiscal year ended June 2006. The  acquisition was financed with borrowings available under Bairnco's Amended Credit Facility.

      Atlanta SharpTech is a leading  manufacturer of meat bandsaw blades,  meat grinder plates and knives,  and other specialty cutting blades for wood, bakery, medical, paper products,  and handsaws.  Atlanta SharpTech is also a provider of repair and maintenance  services for equipment in meat room, seafood, and bakery
departments  in  retail   grocery  chains  across  the  US.  Atlanta   SharpTech
distributes cutting products,  butcher supplies, and provides repair services to retail grocery stores, US military bases,  butcher shops,  slaughterhouses,  and packing houses in the US through its route  distribution  organization.  Atlanta
SharpTech  also  distributes  blade  products  and  meat  grinder  plate & knife products domestically and globally via a distributor salesman organization.  The headquarters and  manufacturing  operations for Atlanta SharpTech are located in
Atlanta, Georgia, USA.

The following table summarizes the preliminary  allocation of the purchase price on October 1, 2006:

                                                          October 1,
                                                             2006
                                                         -----------
Current assets:
   Accounts receivable                                   $ 2,488,000
   Inventories                                             2,302,000
   Other current assets                                      218,000
   Assets held for sale                                      525,000
                                                         -----------
                                                           5,533,000
Plant and Equipment                                        4,700,000
Costs in Excess of Net assets of Purchased Businesses      2,520,000
Intangibles                                                3,770,000
                                                         -----------
                 Assets Acquired                         $16,523,000
                                                         -----------

Current Liabilities:
   Accounts payable                                      $   956,000
   Accrued expenses                                        1,644,000
                                                         -----------
                 Liabilities Assumed                     $ 2,600,000
                                                         -----------
                 Total Purchase Price                    $13,923,000
                                                         ===========

      The excess of the purchase  price over the fair values of assets  acquired and liabilities assumed of Atlanta Sharptech,  including applicable  transaction costs, was allocated to goodwill. All of the goodwill is deductible as operating expenses  for tax  purposes.  The  amount  allocated  to  intangible  assets was attributed to the following categories based on an independent valuation:

                                          October 1, 2006
Trade names                                $  2,150,000
Customer relationships                          950,000
Non-compete agreements                          500,000
Engineering drawings                            170,000
                                           ------------
                                           $  3,770,000
                                           ============

                                      F-72

      The following table summarizes  unaudited pro forma financial  information assuming the Atlanta  Sharptech  acquisition had occurred on January 1, 2006 and
2005. The unaudited pro forma  financial  information  uses Atlanta  Sharptech's data for the months  corresponding  to  Bairnco's  December  31,  year end.  The unaudited pro forma financial  information  does not necessarily  represent what would have occurred if the  transaction  had taken place on the dates  presented and should not be taken as representative of our future consolidated  results of operations or financial position.  The plans for integration are in progress and thus not all costs  related  to the  integration,  nor the  operating  synergies expected  from  the  integration,  are  reflected  in the  unaudited  pro  forma financial information.

                                                    2006              2005
                                                    ----              ----
Net Sales                                       $193,330,000      $183,659,000
Net Income                                         5,605,000         3,903,000

Basic earnings per share of common stock        $       0.78      $       0.54
Diluted earnings per share of common stock              0.76              0.53

(3) EARNINGS PER SHARE

The Corporation computes earnings per share ("EPS") under SFAS 128, EARNINGS PER
SHARE. The following disclosures comply with the requirements of SFAS 128.

                                                                         2006           2005           2004
                                                                     -----------------------------------------
Basic Earnings per Common Share:

Net Income                                                           $ 4,962,000    $ 3,600,000    $30,829,000
Average common shares outstanding                                      7,147,000      7,350,000      7,362,000
                                                                     -----------------------------------------
             Basic Earnings Per Common Share                         $      0.69    $      0.49    $      4.19
                                                                     =========================================

Diluted Earnings per Common Share:

Net Income                                                           $ 4,962,000    $ 3,600,000    $30,829,000

Average common shares outstanding                                      7,147,000      7,350,000      7,362,000
Dilutive effect of restricted stock                                      101,000         82,000         64,000
Common shares issuable in respect to options  issued to employees
with a dilutive effect                                                   139,000        181,000        143,000
                                                                     -----------------------------------------
             Total diluted common shares outstanding                   7,387,000      7,613,000      7,569,000
                                                                     -----------------------------------------

             Diluted Earnings Per Common Share                       $      0.67    $      0.47    $      4.07
                                                                     =========================================

Basic  earnings  per common  share were  computed by dividing  net income by the weighted-average  number of shares of common stock outstanding  during the year.
Diluted  earnings  per common  share  include the effect of all  dilutive  stock options and restricted stock shares.

(4) INCOME TAXES

The  components of income  before  income taxes and the provision  (benefit) for domestic and foreign income taxes are as follows:

                                      F-73

                                                                  2006            2005            2004
                                                              -------------------------------------------
Income before Income Taxes:
      Domestic (excluding income from spun off subsidiary)    $ 4,470,000     $ 4,572,000     $ 5,616,000

      Foreign                                                     884,000         965,000       1,875,000
                                                              -------------------------------------------
             Total Income before Income Taxes                 $ 5,354,000     $ 5,537,000     $ 7,491,000
                                                              ===========================================

Provision (Benefit) for Income Taxes:
      Domestic:
             Currently payable                                $ 3,237,000     $ 1,191,000     $ 1,168,000
             Deferred                                          (3,355,000)        318,000         776,000
      Foreign:
             Currently payable                                    462,000         480,000         408,000
             Deferred                                              48,000         (52,000)         20,000
                                                              -------------------------------------------
             Total Provision for Income Taxes                 $   392,000     $ 1,937,000     $ 2,372,000
                                                              ===========================================

      Bairnco's net current and  non-current  deferred tax assets  (liabilities)
include the following at December 31:

                                                                  2006            2005
                                                              ---------------------------
Current Deferred Tax Items:
      Accrued expenses                                        $   927,000     $ 1,026,000
      Inventories                                               1,961,000       1,422,000
      Receivables                                                 278,000         377,000
      Foreign tax credits                                         334,000         480,000
                                                              ---------------------------
             Net Current Deferred Tax Asset                     3,500,000       3,305,000
                                                              ---------------------------
Non-Current Deferred Tax Items:
      Fixed assets                                             (4,033,000)     (6,762,000)
      Pensions                                                   (837,000)     (3,609,000)
      Intangible assets                                          (172,000)        (62,000)
      Foreign tax credits                                       1,287,000       1,197,000
      Other                                                      (504,000)       (552,000)
                                                              ---------------------------
             Net Non-Current Deferred Tax Liability            (4,259,000)     (9,788,000)
                                                              ---------------------------

             Net Deferred Tax Liability                       $  (759,000)    $(6,483,000)
                                                              ===========================

      Management expects that future operations will generate sufficient taxable income to  realize  the  existing  deferred  tax  assets  and as a  result,  the
Corporation has not recorded any valuation allowances against these deferred tax assets.

      In 2006,  2005 and 2004 the  Corporation's  effective tax rates were 7.3%,
35.0% and 31.7%, respectively, of income before income taxes. An analysis of the differences  between these rates and the US federal statutory income tax rate is as follows:

                                      F-74

                                                                  2006            2005            2004
                                                              -------------------------------------------
Computed income taxes at statutory rate                       $ 1,820,000     $ 1,883,000     $ 2,547,000
State and local taxes, net of federal tax benefit                 223,000         214,000          52,000
Dividend income                                                   334,000         141,000         636,000
Foreign income taxed at different rates                           209,000         100,000        (210,000)
Tax credits                                                      (457,000)       (167,000)       (636,000)
Benefit of Extraterritorial Income Exclusion                     (311,000)       (315,000)       (416,000)
Benefit of Production Activities Deduction                       (137,000)       (109,000)             --
Meals and entertainment                                            43,000          43,000          58,000
Change in Accounting Method                                    (1,554,000)             --              --
Other, net                                                        222,000         147,000         341,000
                                                              -------------------------------------------
             Provision for Income Taxes                       $   392,000     $ 1,937,000     $ 2,372,000
                                                              ===========================================

      On October 22, 2004,  the American  Jobs  Creation Act of 2004 (the "Act")
was signed into law. The Act created a temporary incentive for US multinationals to repatriate  accumulated income earned outside the US at an effective tax rate of 5.25%. To take advantage of the temporary incentive,  in 2005 the Corporation repatriated  $1,826,000 of foreign earnings under the Act. The additional US tax liability as a result of repatriating earnings under the Act was $141,000.

      The  rate  reconciling  item of  $167,000  in 2005 for tax  credits  is an estimate  of the amount of foreign tax credits  that were  repatriated  with the earnings  under the Act.  The  Corporation  cannot use the  foreign  tax credits repatriated  under the Act or net  operating  loss carry  forwards to reduce the taxable earnings  repatriated under the Act. The Corporation  expects to use the foreign tax credits  repatriated  under the Act in future years to offset future
US tax. The foreign tax credits that may be utilized to reduce the Corporation's
US tax  liability  is limited to the  amount of total US tax  multiplied  by the proportion of foreign source income to total  worldwide  income in future years.
The Corporation's  foreign tax credits will begin to expire in 2011 and continue through 2015.

      In  addition  to the  foreign  earnings  repatriated  under  the Act,  the
Corporation also repatriated  $732,600 of previously taxed earnings during 2005.
In  January  2006,  the  Corporation   repatriated  an  additional  $977,000  of
previously taxed earnings. The previously taxed earnings repatriated in 2005 and in January 2006 are not subject to tax in the US. With the  repatriation  of the previously  taxed  earnings in January 2006, the  Corporation  has exhausted its pool of previously  taxed  earnings that were available to bring back to the US.
The repatriation of earnings under the Act is not allowed beyond 2005.

      Provision  has not been made for US  income  taxes on  approximately  $5.3 million of undistributed earnings of international subsidiaries.  These earnings could become  subject to additional tax if they were remitted as dividends or if the Corporation should sell its stock in the subsidiaries. It is not practicable to estimate  the amount of  additional  tax that might be payable on the foreign earnings;  however,  the Corporation  believes that US foreign tax credits would largely eliminate any US income tax incurred.

      Effective January 1, 2002, the Internal Revenue Service ("IRS") eliminated all tax benefits associated with Foreign Sales Corporations, and the Bairnco FSC dissolved  accordingly.  As a  replacement  tax benefit for  exporters,  the IRS enacted  the  Extraterritorial  Income  Exclusion,  a statutory  exclusion  from taxable  income.  The income  exclusion is  calculated  based on a percentage of foreign  trade  income  and use of a non-US  entity is not  required  to get the benefit of the exclusion. Effective January 1, 2005, the Extraterritorial Income
Exclusion  began a phase-out  which will be completed in 2007. For  transactions during  2005 and 2006,  the  income  exclusion  is 80% and 60% of the  exclusion otherwise allowed, respectively. The Corporation expects to receive a benefit of
$311,000 under the Extraterritorial Income Exclusion in 2007.

      In November 2005,  Bairnco filed a notification  with the Internal Revenue
Service that it planned to increase its basis for income tax accounting purposes in certain real property and related  improvements  acquired as part of an asset purchase in 1989. The Corporation  and its advisors  concluded that a reasonable passage of time from the filing of the  notification  occurred  during the third quarter of 2006 for the IRS to question this position. The Corporation filed its
2005  federal  income tax  return in the third  quarter  of 2006  utilizing  the increased income tax basis.  This tax return  treatment for financial  statement purposes  resulted  in an increase in  deferred  tax assets of $0.7  million,  a reduction in income tax payable of $0.9  million and a related  reduction in the provision  for income taxes of  $1,554,000  (the  "Property Tax Benefit") in the third quarter of 2006.

      In June 2006,  the FASB issued FIN 48 which  clarifies the  accounting for
uncertainty  in  income  taxes  in  an  enterprise's   financial  statements  in
accordance  with  SFAS  109.  FIN  48  provides  a  recognition   threshold  and
measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation
also  provides  guidance  on   de-recognition,   classification,   interest  and
penalties,  accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006,  although  earlier
application  of  the  provisions  of  the  interpretation  is  encouraged.   The
Corporation  has  completed  its initial  assessment of the impact of FIN 48 and does not believe its adoption in the first  quarter of 2007 will have a material impact on the Corporation's consolidated financial statements.

                                      F-75

      The  Corporation's  consolidated  federal  income  tax  returns  have been audited by the IRS through the year ended  December 31, 2002, and no other years are currently  under audit.  The federal income tax returns for the years ending
December 31, 2003,  2004, 2005 and 2006 are Bairnco's only remaining  unexamined federal income tax returns filed in an open year.

(5) ACCRUED EXPENSES

Accrued  expenses  consisted of the  following as of December 31, 2006 and 2005, respectively:

                                                     2006           2005
                                                     ----           ----

Salaries and wages                               $ 2,883,000    $ 2,354,000
Income taxes                                              --         54,000
Insurance                                          1,837,000      2,300,000
Other accrued expenses                             7,433,000      4,698,000
                                                 --------------------------
              Total accrued expenses             $12,153,000    $ 9,406,000
                                                 ==========================

(6) DEBT AND LEASE COMMITMENTS

Long-term  debt  consisted  of the  following  as of December 31, 2006 and 2005, respectively:

                                                     2006           2005
                                                 --------------------------

Term loan                                        $14,907,000    $        --
Revolving credit notes                               214,000      4,387,000
Non-interest bearing note payable (Note 2)           100,000        199,000
China foreign loan facility                        4,488,000      2,617,000
                                                 --------------------------

Less: Current maturities                           1,219,000        134,000
                                                 --------------------------
              Total                              $18,490,000    $ 7,069,000
                                                 ==========================

      As of September 30, 2006,  the  Corporation  had a three year, $25 million unsecured revolving Credit Facility ("Credit Facility"). The Credit Facility had
a maturity date of April 30, 2008. On October 10, 2006, the Corporation  entered into an  agreement  with Bank of America,  N.A.  and Wachovia  Bank,  N.A.  that amended and  increased the Credit  Facility to a maximum loan  commitment of $33
million.   This  amended  credit  facility   ("Amended  Credit   Facility")  was
collateralized  by  substantially  all of the domestic assets of the Corporation and had a maturity date of November 10, 2006. The additional  availability under the Amended Credit  Facility was used to finance  Bairnco's  purchase of Atlanta
SharpTech for approximately $13.9 million.

      On November 9, 2006, the Corporation entered into a five year, $42,000,000
Senior Secured Credit Facility ("Secured Credit Facility") with Bank of America,
N.A. that refinanced and replaced the Amended Credit  Facility.  The $42,000,000 facility is apportioned as follows: a five-year  $15,000,000 term loan and up to a $27,000,000  revolving credit facility,  including a $13,000,000 sub-limit for letters of credit and a $3,000,000  sub-limit for foreign  currency  loans.  The
Secured Credit Facility is secured by a first lien on  substantially  all of the domestic assets of the Corporation,  the capital stock of domestic subsidiaries, and 65% of the  capital  stock  of  foreign  subsidiaries.  The  Secured  Credit
Facility matures on November 8, 2011.

      At December 31, 2006,  $14,907,000  was outstanding on the term loan under the Secured  Credit  Facility.  This loan has  scheduled  principal  payments of
$1,119,000  in 2007,  2008,  2009 and 2010,  and  $1,026,000  in 2011,  with the balance due at maturity.  Interest  rates vary on the term loan and are set from time to time in relationship to one of several  reference  rates, as selected by the Corporation.  Interest rates on the term loan at December 31, 2006, averaged
7.16%.

      At December 31, 2006, $214,000 of revolving credit notes under the Secured
Credit Facility was outstanding and included in long-term debt, of which all was foreign borrowings  denominated in Canadian Dollars.  Interest rates vary on the revolving  credit notes and are set at the time of borrowing in  relationship to one of several reference rates as selected by the Corporation. Interest rates on revolving credit notes outstanding at December 31, 2006 averaged 6.01%.

                                      F-76

      Approximately  $7.7 million of irrevocable  standby letters of credit were outstanding  under the Secured Credit  Facility,  which are not reflected in the accompanying consolidated financial statements, and also which reduce the unused borrowing  availability  under the Secured Credit Facility.  $2.5 million of the letters  of credit  guarantee  various  insurance  activities  and $5.2  million represent  letters  of credit  securing  borrowing  for the China  foreign  loan facility.  These letters of credit  mature at various  dates and have  automatic renewal provisions subject to prior notice of cancellation.

      A  commitment  fee is paid  on the  unused  portion  of the  total  credit facility.  The amount the  Company  can borrow at any given time is based upon a formula that takes into  account,  among other  things,  eligible  inventory and accounts receivable, which can result in borrowing availability of less than the full amount of the Secured Credit Facility. As of December 31, 2006, the Company
had  approximately  $6.9  million  of unused  borrowing  availability  under the
Secured Credit Facility.

      The China  foreign  loan  facility  reflects  borrowing  by the  Company's
Chinese facilities through Bank of America, Shanghai, China, which is secured by four US dollar  denominated  letters  of credit  totaling  $5.2  million.  As of
December 31, 2006, of the  $4,488,000  owed,  $838,000 is denominated in Chinese
Renminbi and $3,650,000 is denominated in US Dollars.  Interest rates on amounts borrowed  under the China  foreign loan  facility  averaged 6.3% at December 31,
2006.

The annual maturity requirements for long-term debt due after December 31, 2007, are summarized as follows:

Year Ended December 31,
        2008                                  $ 1,119,000
        2009                                    1,119,000
        2010                                    1,119,000
        2011                                   15,133,000
                                              -----------
               Total long-term debt           $18,490,000
                                              ===========

      The Corporation has other  short-term debt  outstanding  which consists of lines of  credit  with  domestic  and  foreign  financial  institutions  to meet short-term working capital needs.  Outstanding  domestic  short-term  borrowings under the Secured Credit Facility totaled  $5,333,000 at December 31, 2006 at an average  rate  of  6.96%.  Outstanding  foreign  short-term  borrowings  totaled
$786,000  at  December  31,  2006.  Of the  $786,000  outstanding,  $679,000  is denominated in Euros with an average rate of 5.5% and $107,000 is denominated in
Canadian Dollars at an average rate of 6.0%.

      The Secured Credit Facility  contains a financial  covenant which requires the  Corporation to meet a minimum fixed charge  coverage ratio. At December 31,
2006,  the  Corporation  was in compliance  with all covenants  contained in the
Credit Agreement.

LEASES:

      The  Corporation  leases  certain  property and  equipment  under  various operating lease  arrangements that expire over the next 8 years.  Future minimum lease payments under scheduled  operating  leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

Year Ended December 31,
        2007                                  $ 3,173,000
        2008                                    2,458,000
        2009                                    2,212,000
        2010                                    1,485,000
        2011                                    1,330,000
        2012 and thereafter                     1,727,000
                                              -----------
               Total minimum payments         $12,385,000
                                              ===========

      Rent  expense for all  operating  leases  amounted to  approximately  $3.3 million,  $3.1 million,  and $3.2 million for the years ended December 31, 2006,
2005, and 2004 respectively.

                                      F-77

(7) STOCK OPTIONS

      The  Corporation  has a stock incentive plan which was established in 1990
("1990 Plan") and expired in 2000. The expiration of the 1990 Plan had no effect on any stock options then  outstanding.  On April 21, 2000, the  shareholders of the  Corporation  approved the Bairnco 2000 Stock  Incentive Plan ("2000 Plan").
The 2000 Plan  permits  the grant of options to purchase  not more than  750,000 shares of common stock.  The 2000 Plan  provides for the grant of  non-qualified options and options  qualifying  as incentive  stock  options under the Internal
Revenue Code to officers and other key executive and management  employees,  and to each outside Director of the Corporation at an option price equal to the fair market  value on the date of  grant.  Non-qualified  stock  options  may also be granted at book value.  The term of each option may not exceed 10 years from the date the option  becomes  exercisable  (or,  in the case of an  incentive  stock option, 10 years from the date of grant).

      A senior executive of the Corporation  presently holds performance  based, non-qualified  stock options  granted under the 1990 Plan to purchase a total of
83,334  shares of common stock at an option price equal to the fair market value on the date of grant. These options became fully exercisable on May 31, 2000 and remain exercisable for ten years from the date they first became exercisable.

      Changes in the stock options granted under the 1990 Plan during 2006, 2005 and 2004 were as follows:

                                       2006                                2005                              2004
                           --------------------------------------------------------------------------------------------------
                                      Weighted  Average                   Weighted  Average                 Weighted  Average
                                       Exercise Price                      Exercise Price                    Exercise Price

                           Options                           Options                           Options
                           --------------------------------------------------------------------------------------------------
Outstanding at
   beginning of year       245,169         $6.26             271,244           $6.25           324,160           $6.27
Exercised                  (87,958)         5.89             (19,000)           5.85           (39,058)           6.19
Canceled                    (1,250)         6.65              (7,075)           7.10           (13,858)           6.91
                           --------------------------------------------------------------------------------------------------
Outstanding at
   end of year             155,961         $6.46             245,169           $6.26           271,244           $6.25
                           ==================================================================================================

Exercisable at
   end of year             155,961         $6.46             245,169           $6.26           271,244           $6.25
                           ==================================================================================================

      No shares were available for grants under the 1990 Plan as of December 31,
2006, 2005 and 2004. The weighted average  remaining life of the 155,961 options outstanding  at December  31,  2006 was 3.5 years.  The  intrinsic  value of the
87,958 options exercised in 2006 was $268,000.

Changes in the stock options  granted under the 2000 Plan during 2006,  2005 and
2004 were as follows:

                                       2006                                2005                              2004
                           --------------------------------------------------------------------------------------------------
                                      Weighted  Average                   Weighted  Average                 Weighted  Average
                                       Exercise Price                      Exercise Price                    Exercise Price

                           Options                           Options                           Options
                           --------------------------------------------------------------------------------------------------
Outstanding at
   beginning of year       175,675         $6.57             170,025           $5.92           162,400           $5.57
Granted                     31,600         11.68              27,450           10.78            20,250            8.79
Exercised                   (8,325)         6.32             (10,625)           5.81           (11,150)           6.10
Canceled                    (6,225)         9.55             (11,175)           7.74            (1,475)           5.53
                           --------------------------------------------------------------------------------------------------
Outstanding at
   end of year             192,725         $7.32             175,675           $6.57           170,025           $5.92
                           ==================================================================================================

Exercisable at
   end of year             118,638         $5.99              98,465           $5.79            68,607           $5.94
                           ==================================================================================================

                                      F-78

      At December 31, 2006, 2005 and 2004, 527,175,  552,550 and 568,825 shares, respectively,  were  available  for  option  grants  under  the 2000  Plan.  The weighted-average  remaining life of the 192,725 options  outstanding at December
31, 2006 was 9.2 years. The weighted-average grant-date fair value of the 31,600 options  granted  during 2006 was $2.23 per option.  The intrinsic  value of the
8,325 options exercised in 2006 was $35,000.

      As of December 31, 2006,  outstanding options have the following ranges of exercise prices and weighted average remaining lives:

                                                           Ranges of Exercise Prices
                                            --------------------------------------------------------
                                            $3.38 to $5.70       $5.71 to $8.40      $8.41 to $11.92       All Ranges
                                            --------------       --------------      ---------------       ----------
Outstanding stock options:
Number of options                               105,452              165,784               77,450            348,686
Weighted average exercise price                   $5.09                $6.31               $10.80              $6.94
Weighted average remaining life               8.2 years            4.1 years            9.9 years          6.6 years
Exercisable stock options:
Number of options                                85,614              164,709               24,276            274,599
Weighted average exercise price                   $5.10                $6.31               $10.01              $6.26
Weighted average remaining life               7.7 years            4.1 years            6.2 years          5.4 years

$32,500 of stock option expense,  net of $17,500 of tax, was charged against net income in 2006.  There were no charges to income in connection with stock option grants or exercises during 2005 and 2004.

                                      F-79

(8) PENSION PLANS

      The Corporation has several pension plans which cover substantially all of its  employees.  The  benefits  paid under  these plans  generally  are based on
employees'  years  of  service  and  compensation   during  the  last  years  of
employment.  Annual  contributions  made  to  the US  plans  are  determined  in compliance  with the minimum  funding  requirements  of the Employee  Retirement
Income  Security Act of 1974 ("ERISA")  using a different  actuarial cost method and actuarial  assumptions  than are used for  determining  pension  expense for financial reporting  purposes.  Plan assets consist primarily of publicly traded equity and debt securities.  The Corporation  maintains an unfunded supplemental plan in the United States of America to provide retirement benefits in excess of levels provided under the Corporation's other plans.

      The Corporation's Canadian subsidiary provides retirement benefits for its employees  through a defined  contribution  plan.  The plan was converted from a defined  benefit plan in 1993 and, upon  conversion a surplus was generated that is  maintained  in a separate  holding  account to fund the employer  portion of contributions. As of December 31, 2006 and 2005, the plan had approximately $2.3 million and $2.1 million,  respectively,  in the holding  account.  The employer
portion  of   contributions   for  2006  and  2005  was  $56,000  and   $57,000,
respectively.   The  Corporation's   European  subsidiaries  provide  retirement
benefits for employees  consistent with local  practices.  The foreign plans are not significant in the aggregate and therefore are not included in the following disclosures.

      The  Corporation's  measurement  date of its US pension  plans is November
30th. The projected benefit obligation,  accumulated benefit obligation and fair value of plan assets for pension plans with plan assets in excess of accumulated benefit obligations were $40,757,000, $40,757,000 and $43,641,000, respectively,
at  November  30,  2006,   and   $44,313,000,   $41,382,000   and   $41,792,000,
respectively,   at  November  30,  2005.  The  projected   benefit   obligation,
accumulated  benefit  obligation  and fair value of plan  assets for the pension plan  with  accumulated  benefit  obligations  in  excess  of plan  assets  were
$2,413,000,  $2,413,000 and $1,728,000,  respectively, at November 30, 2006, and
$660,000, $660,000 and $0, respectively, at November 30, 2005.

The following table describes the funded status of US pension plans:

                                                                          2006             2005
                                                                     -----------------------------
Change in  Benefit Obligation:
    Benefit obligation at November 30, 2005 and  2004,
    respectively                                                     $ 44,973,000     $ 41,304,000
    Service cost                                                          385,000        1,062,000
    Interest cost                                                       2,446,000        2,483,000
    Amendments                                                             74,000               --
    Actuarial (gain) loss                                              (1,883,000)       2,522,000
    Benefits paid                                                      (2,825,000)      (2,398,000)
                                                                     -----------------------------
    Benefit obligation at November 30, 2006 and 2005,
    respectively                                                       43,170,000       44,973,000
                                                                     -----------------------------
Change in Plan Assets:
    Fair value of plan assets at November 30,  2005 and 2004,
    respectively                                                       41,792,000       38,973,000
    Actual return on plan assets                                        6,375,000        1,345,000
    Employer contributions                                                  6,000        3,850,000
    Benefits paid                                                      (2,804,000)      (2,376,000)
                                                                     -----------------------------
    Fair value of plan assets at November 30, 2006 and 2005,
    respectively                                                       45,369,000       41,792,000
                                                                     -----------------------------

Funded status                                                           2,199,000       (3,181,000)
Unrecognized prior service cost                                            84,000          185,000
Unrecognized net actuarial loss                                         8,336,000       13,695,000
                                                                     -----------------------------
Prepaid pension costs at November 30, 2006 and 2005,
respectively                                                           10,619,000       10,699,000
December accruals                                                          (1,000)         (88,000)
December contributions                                                      2,000            2,000
Accumulated other comprehensive income                                 (8,420,000)              --
                                                                     -----------------------------
    Prepaid pension costs at year end                                $  2,200,000     $ 10,613,000
                                                                     =============================

                                      F-80

The prepaid  pension costs noted above as of December 31, 2005,  are included in
Other Assets in the accompanying Consolidated Balance Sheet.

The prepaid  pension costs noted above as of December 31, 2006,  are included in several different accounts as noted below:

Non-current assets - Other Assets                  $ 2,885,000
Current liabilities - Accrued expenses                 (49,000)
Non-current liabilities - Other Liabilities           (636,000)
                                                   -----------
                                                   $ 2,200,000
                                                   ===========

Amounts recognized in the consolidated balance sheets of the Corporation consist of the following as of December 31, 2005:

                                                      2005
                                                  ------------

Prepaid benefit cost                              $ 11,245,000
Accrued benefit liability - long-term                 (660,000)
Accumulated other comprehensive income                 114,000
                                                  ------------
    Net amount recognized at November 30            10,699,000
December accruals                                      (88,000)
December contributions                                   2,000
                                                  ------------
    Net amount recognized at December 31          $ 10,613,000
                                                  ============

The following  assumptions  were used for purposes of computing the net periodic pension cost and determining the benefit  obligation of all US salaried employee plans:

          Assumption           Used for Net Periodic Pension Cost in Fiscal Year         Used for Benefit Obligations as of
          ----------                      January through December of                               November 30
                               -------------------------------------------------         ----------------------------------

                                         2006                     2005                     2006                     2005
                                         ----                     ----                     ----                     ----
Discount rate                           5.78%                     6.1%                     5.70%                    5.78%
Salary increase                          3.5%                     3.5%               (Not applicable)                3.5%
Long-term rate of return                 8.5%                     8.5%               (Not applicable)         (Not applicable)

The following  assumptions  were used for purposes of computing the net periodic pension cost and  determining  the benefit  obligation of all US hourly employee plans:

                                      F-81

          Assumption           Used for Net Periodic Pension Cost in Fiscal Year         Used for Benefit Obligations as of
          ----------                      January through December of                               November 30
                               -------------------------------------------------         ----------------------------------

                                         2006                     2005                     2006                     2005
                                         ----                     ----                     ----                     ----
Discount rate                            5.78%                    6.1%                     5.70%                    5.78%
Salary increase                    (Not applicable)         (Not applicable)         (Not applicable)         (Not applicable)
Long-term rate of return                  8.5%                    8.5%               (Not applicable)         (Not applicable)

Net periodic  pension cost for the US plans included the following for the years ended December 31:

                                                                  2006            2005            2004
                                                              -------------------------------------------

Service cost-benefits earned during the year                  $   323,000     $ 1,065,000     $ 1,020,000
Interest cost on projected benefit obligation                   2,441,000       2,491,000       2,389,000
Expected return on plan assets                                 (3,492,000)     (3,250,000)     (3,056,000)
Amortization of net obligation at date of transition
                                                                       --              --          32,000
Amortization of prior service cost                                 15,000          56,000          49,000
Amortization of accumulated losses                                659,000         595,000         666,000
Curtailment loss                                                   70,000          93,000              --
                                                              -------------------------------------------
                   Net periodic pension cost                  $    16,000     $ 1,050,000     $ 1,100,000
                                                              ===========================================

The major categories of plan assets as of November 30, 2006 and 2005 were as follows:

                                                        2006                                           2005
                                       ----------------------------------------------------------------------------------------

         Major Categories                Fair Value         % of Total Fair Value       Fair Value           % of Total Fair
         ----------------              of Plan Assets           of Plan Assets        of Plan Assets       Value of Plan Assets
                                       --------------       ---------------------     --------------       --------------------

Equity funds                            $ 33,598,000                 74.0%             $ 26,935,000                64.5%
Fixed income funds                        11,337,000                 25.0%               10,658,000                25.5%
Cash and cash equivalents                    434,000                  1.0%                4,199,000                10.0%
                                        ------------                                   ------------
               Total                    $ 45,369,000                                   $ 41,792,000
                                        ============                                   ============

      Effective March 31, 2006, Bairnco froze the Bairnco Corporation Retirement
Plan (the "Plan") and  initiated  employer  contributions  to its 401(k) plan. A base contribution of 1% of pay will be made to each participant's  account, plus the  Corporation  will match 50% of up to 4% of pay contributed by the employee.
Employer  contributions  to the  401(k)  plan  in  2006  were  $542,000  and are estimated at approximately $800,000 for 2007.

      As a result of the Plan freeze, all unamortized prior service costs in the
Plan as of March 31, 2006 was recognized as a curtailment loss.

      Assuming  no  adverse  changes  in  2007 to the  discount  rate  used  for measuring  the  benefit  obligation  and  assuming  the rate of return on assets equals or exceeds the discount  rate,  then the  Corporation  does not expect to contribute to the US plans in 2007.`

Expected  benefit  payments  for each of the next  five  years and for years six through ten are as follows:

                                      F-82

          Fiscal Year                                 Amount
          -----------                                 ------
             2007                                  $ 2,533,000
             2008                                    2,551,000
             2009                                    2,604,000
             2010                                    2,650,000
             2011                                    2,717,000
       2012 through 2016                            15,116,000

INVESTMENT POLICY:

      All  investments  will  be  made  solely  in  the  interest  of  the  plan participants  and their  beneficiaries  in order to provide  prudent growth over time consistent with preservation of principal while providing liquidity so that benefits may be paid. Plan investments will be done through investment managers, as appointed by the Investment  Committee,  and be diversified so as to minimize the risk of large losses.  All actions by investment  managers  shall be made in accordance with the fiduciary  standards  established by ERISA, as amended,  and other applicable laws and regulations.

      The general  classes of investment  funds include  equities,  fixed income
(bond funds) and cash equivalents.  Equity investments include common, preferred and convertible stock,  including both domestic and foreign issues.  Plan assets may be  invested  100% in  equity  funds  although  the  range  of  equity  fund investments is typically in the 55% to 75% of total market value of plan assets.
Fixed income funds include US Government obligations, marketable non-convertible preferred stock and corporate bonds, insurance contracts, zero coupon securities and  certificates  of  deposit.  Cash  equivalents  include  investments  with a maturity  of less  than one year and shall  include  US  Government  securities, repurchase agreements,  bank certificates of deposit, prime commercial paper and short term investments.

      Investments or activities  strictly prohibited include short sales, margin purchases,  or any form of stock borrowing,  privately placed or  non-marketable securities,  restricted securities, domestic common stocks not listed on the New
York, American, or NASDAQ Stock Exchanges,  derivative investments,  investments of more than 10% of the specific  fund's assets in securities of any one issuer, except for US Government obligations,  and investments in equities in any single industry in excess of 20% (at cost) of total plan assets. Up to 20% (at cost) of total plan assets may be invested in international equity funds.

      Investment managers have full responsibility for investment  selection and diversification  within  the  limits of the  investment  restrictions  set forth herein and as may be additionally imposed by the Investment Committee.  The Plan
Administrator shall supply the Investment Committee with the performance results of all investments  and investment  managers,  benchmarked  against their peer's performance, at least quarterly.

      Bairnco's  expected  long term  rate of return on plan  assets is based on historical  returns of its investment funds as adjusted to reflect  expectations of future  returns  taking into  consideration  forecasts of long term  expected inflation rates.

(9) REPORTABLE SEGMENT DATA

      Operating segments are components of an enterprise that:

      o     Engage in business  activities from which they may earn revenues and incur expenses,

      o     Whose  operating  results are  regularly  reviewed by the  company's chief operating  decision-maker to make decisions about resources to be allocated to the segment and assess its performance, and

      o     For which discrete financial information is available.

      Operating   segments  with  similar  products  and  services,   production
processes,  types of customers,  and sales channels are combined into reportable segments for disclosure purposes.  Bairnco has three reportable segments - Arlon
Electronic   Materials  segment,   Arlon  Coated  Materials  segment  and  Kasco
Replacement Products and Services segment.

      The Arlon Electronic Materials and Arlon Coated Materials segments design, manufacture,  market and sell laminated and coated  products to the  electronic, industrial and commercial markets under the Arlon(TM) and Calon(TM) brand names.
These  products  are  based  on  common  technologies  in  coating,  laminating, polymers, and dispersion chemistry.

      Among the products included in the Arlon Electronic  Materials segment are high  technology  materials for the printed  circuit board industry and silicone rubber products for insulating  tapes and flexible  heaters.  Among the products included in the Arlon Coated Materials  segment are vinyl films for graphics art applications,  foam tapes used in window  glazing,  and  electrical  and thermal insulation products.

                                      F-83

      The Kasco Replacement  Products and Services segment  manufactures,  sells and  services  products  and  equipment  used in  supermarkets,  meat  and  deli operations,  and meat, poultry, and fish processing plants throughout the United
States,  Canada and Europe. It also manufactures and sells small band saw blades for cutting wood and metal, and large band saw blades for use at lumber mills.

      Bairnco evaluates segment  performance based on income before interest and taxes and  excluding  allocation of  headquarters  expense.  Segment  income and assets are measured on a basis that is consistent with the methods  described in the  summary of  significant  accounting  policies.  Segment  assets  exclude US deferred income taxes,  taxes receivable and assets  attributable to US employee benefit  programs.  Inter-segment  transactions  are not  material.  No customer accounts for 10% or more of consolidated revenue.

      Financial  information about the Corporation's  operating segments for the years ended December 31, 2006, 2005 and 2004 is as follows:

                                               Operating                                Capital           Depreciation/
                           Net Sales         Profit (Loss)            Assets          Expenditures        Amortization
                           ---------         -------------            ------          ------------        ------------

2006
Arlon EM                 $ 60,866,000        $  9,121,000         $ 35,251,000        $  6,037,000        $  2,185,000
Arlon CM                   67,124,000           1,152,000           45,266,000             778,000           2,657,000
Kasco                      50,838,000           2,404,000           47,090,000           1,523,000           2,125,000
Headquarters                       --          (6,611,000)          11,021,000             338,000             444,000
                         ---------------------------------------------------------------------------------------------
                Total    $178,828,000        $  6,066,000         $138,628,000        $  8,676,000        $  7,411,000
                         =============================================================================================
2005
Arlon EM                 $ 53,741,000        $  6,774,000         $ 31,035,000        $  3,380,000        $  2,360,000
Arlon CM                   68,218,000           2,232,000           45,932,000             420,000           2,770,000
Kasco                      43,941,000             354,000           30,436,000           2,818,000           2,014,000
Headquarters                       --          (3,769,000)          18,365,000             686,000             312,000
                         ---------------------------------------------------------------------------------------------
                Total    $165,900,000        $  5,591,000         $125,768,000        $  7,304,000        $  7,456,000
                         =============================================================================================

2004
Arlon EM                 $ 51,274,000        $  6,656,000         $ 24,283,000        $  1,403,000        $  2,412,000
Arlon CM                   71,752,000           3,798,000           46,262,000           2,467,000           2,567,000
Kasco                      42,470,000           1,585,000           30,290,000           1,258,000           2,610,000
Headquarters                       --          (3,982,000)          17,946,000             868,000              79,000
                         ---------------------------------------------------------------------------------------------
                Total    $165,496,000        $  8,057,000         $118,781,000        $  5,996,000        $  7,668,000
                         =============================================================================================

                                      F-84

      The  Corporation  has  operations  in Canada,  Mexico,  China and  several
European   countries.   Information  about  the   Corporation's   operations  by
geographical  area for the years ended  December 31,  2006,  2005 and 2004 is as follows:

                               Sales to External                Long-lived
                                   Customers                  Segment Assets
                               ---------------------------------------------
2006
United States                    $149,608,000                  $51,574,000
France                             14,348,000                      265,000
Other Foreign                      14,872,000                   13,300,000

2005
United States                    $138,657,000                  $56,078,000
France                             14,095,000                      285,000
Other Foreign                      13,148,000                    3,761,000

2004
United States                    $139,148,000                  $53,482,000
France                             14,544,000                      395,000
Other Foreign                      11,804,000                    3,875,000

(10) CONTINGENCIES

      During the third quarter 2004, Bairnco obtained final resolutions of three long-pending lawsuits.

      In  one  of  these  lawsuits  (the   "Transactions   Lawsuit"),   trustees
representing  asbestos  claimants  brought  claims of over $700 million  against
Bairnco,  its  subsidiaries,  and other  defendants.  A judgment in favor of the defendants  was affirmed in May 2004 by the U.S. Court of Appeals for the Second
Circuit.  Plaintiffs'  time to seek review by the United States Supreme Court of the Court of Appeals' decision expired in August 2004.

      A second lawsuit by these trustees  against  Bairnco (the "NOL  Lawsuit"), involving a dispute over federal income tax refunds that had been held in escrow since the 1990s,  was  settled  in  September  2004.  Pursuant  to a  settlement agreement  dated  September 10, 2004,  Bairnco  received  $24,695,000  (about 70 percent  of the  escrowed  funds),  and  the  NOL  Lawsuit  was  dismissed  with prejudice.  Subsequent to December 31, 2004, a review of tax  information on the settlement  of the NOL  Lawsuit  resulted in a  $1,015,000  tax  receivable  and related  income which,  along with the  $24,695,000  settlement,  is included in
Income from Spun off Subsidiary in the accompanying  Consolidated  Statements of
Income.

      The final  resolution  of the  Transactions  Lawsuit  in favor of  Bairnco resulted in the final  resolution of a third lawsuit  brought by these  trustees
(the "Properties  Lawsuit"),  involving a dispute over the title to certain real and personal  property.  In 2001,  when the  Properties  Lawsuit was  dismissed, without prejudice,  against Bairnco and its Arlon subsidiary, the parties agreed that this dispute would be determined in accordance with the final resolution of the Transactions Lawsuit.

      Management of Bairnco is not aware of any other  pending  actions of which the Corporation and its  subsidiaries  are defendants,  the disposition of which would have a material adverse effect on the  consolidated  results of operations or the  financial  position of Bairnco and its  subsidiaries  as of December 31,
2006.

(11) SUBSEQUENT EVENT

      On June 22, 2006,  Steel Partners II, L.P. ("Steel Partners II") commenced an unsolicited cash tender offer for all of the outstanding  common stock of the
Corporation for $12.00 per share, without interest (as amended, the "Offer"). On
February 2, 2007, Steel Partners II amended the Offer to $13.35 per share.

      On February 23, 2007, the Corporation signed a definitive merger agreement to be acquired by BZ Acquisition Corp. ("BZ Acquisition"), an affiliate of Steel
Partners II, for $13.50 per share, in cash. The merger agreement was unanimously approved  by the  Corporation's  Board.  Pursuant  to the  terms  of the  merger agreement,  on March 2, 2007, Steel Partners II amended the Offer to reflect the
$13.50 per share offer price, and extended the Offer through March 16, 2007. All shareholders  of record on March 5, 2007 will continue to be entitled to receive the declared first quarter  dividend of $0.10 per share, for total cash proceeds of $13.60 per share.

                                      F-85

      Completion of the Offer is subject to customary conditions,  including the valid tender of  sufficient  shares,  which,  when added to shares then owned by
Steel  Partners  II and its  affiliates,  constitute  more than 50% of the total number of  outstanding  shares on a fully diluted  basis.  There is no financing condition.

      Following the completion of the Offer, subject to customary conditions, BZ
Acquisition  will merge with and into the  Corporation,  pursuant  to which each share not tendered into the Offer will be converted automatically into the right to receive $13.50 in cash.

      The  Offer  could  close as early as March  16,  2007.  If BZ  Acquisition acquires sufficient shares in the Offer that, together with shares then owned by
Steel Partners II and its affiliates, represent more than 90% of the outstanding shares of the  Corporation,  the back-end  merger will close  promptly after the completion of the Offer, without obtaining a shareholder vote. If, following the completion of the Offer,  Steel Partners II and its affiliates own more than 50%
of the shares of the  Corporation  on a fully diluted basis but less than 90% of the outstanding shares, the back-end merger,  which would be subject to approval
by  the  Corporation's   stockholders  (including  Steel  Partners  II  and  its
affiliates), would be expected to close in the first half of 2007.

      Further   information   relating   to  the  Offer  can  be  found  in  the
Corporation's   Solicitation/Recommendation  Statement  on  Schedule  14D-9  and
amendments  thereto,  which are available on the SEC's website at www.sec.gov or on the Corporation's web site at www.bairnco.com .

(12) RESTATEMENT OF CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

      In the Corporation's  previously issued financial  statements for the year ended December 31, 2006, the effect of the Corporation's adoption of SFAS 158 of
$5,146,000 was shown in the Consolidated  Statement of Comprehensive Income as a
reduction of  comprehensive  income for the year ended  December 31, 2006,  with such comprehensive income being reported as $720,000.  The accompanying restated
Consolidated  Statement of  Comprehensive  Income reflects the correction of the impact of, the adoption of SFAS 158 and  accordingly,  comprehensive  income has been reported as $5,866,000 for the year ended December 31, 2006.

                                      F-86

      UNAUDITED FINANCIAL STATEMENTS OF WHX CORPORATION AND SUBSIDIARIES AS
                  OF SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

                                                      WHX CORPORATION
                                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        (Unaudited)

                                                                 Three Months Ended              Nine Months Ended
                                                                    September 30,                  September 30,
                                                                2007            2006            2007            2006
                                                           --------------- --------------  -------------   ---------------
                                                                        (in thousands - except per-share)

Net sales                                                    $ 182,400       $ 121,609       $ 477,091       $ 359,593

Cost of goods sold                                             147,796          97,711         382,837         290,767
                                                             ---------       ---------       ---------       ---------

Gross profit                                                    34,604          23,898          94,254          68,826

Selling, general and administrative expenses                    33,627          15,574          83,145          46,588
Proceeds from insurance claims                                       0            (810)         (5,689)           (810)
Environmental remediation expense                                2,527            --             2,527           2,909
Loss (gain) on disposal of assets                                  153              (4)            288              83
Asset impairment charge                                           --              --              --             1,778
Restructuring charges                                             --               485            --             2,416
                                                             ---------       ---------       ---------       ---------

Income (loss) from operations                                   (1,703)          8,653          13,983          15,862
                                                             ---------       ---------       ---------       ---------

Other:
      Interest expense                                          10,652           5,775          28,558          15,723
      Realized and unrealized loss on derivatives                  963           1,714           1,039           6,244
      Other expense (income)                                       138            (175)            328             (41)
                                                             ---------       ---------       ---------       ---------

Income (loss) from continuing operations before taxes          (13,456)          1,339         (15,942)         (6,064)

Tax provision (benefit)                                            213            (896)          2,230             339
                                                             ---------       ---------       ---------       ---------

Income (loss) from continuing operations, net of tax           (13,669)          2,235         (18,172)         (6,403)

Discontinued operations:
      Loss from discontinued operations                           --              --              --              (167)
      Gain on disposal, net of tax                                --             2,880            --             2,880
                                                             ---------       ---------       ---------       ---------
Net income-discontinued operations, net of tax of $1,639          --             2,880            --             2,713

                                                             ---------       ---------       ---------       ---------
Net income (loss)                                            $ (13,669)      $   5,115       $ (18,172)      $  (3,690)
                                                             =========       =========       =========       =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK

Income (loss) from continuing operations, net of tax         $   (1.37)      $    0.22       $   (1.82)      $   (0.64)
Discontinued operations                                           --              0.29            --              0.27
                                                             ---------       ---------       ---------       ---------

Net income (loss) per share applicable to common stock       $   (1.37)      $    0.51       $   (1.82)      $   (0.37)
                                                             =========       =========       =========       =========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                           F-87

                                       WHX CORPORATION
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                         (Unaudited)

                                                               September 30,  December 31,
                                                                   2007           2006
                                                               -------------  ------------
                                                            (Dollars and shares in thousands)
ASSETS
Current Assets:
      Cash and cash equivalents                                 $   8,942      $   4,776
      Trade receivables - net                                     108,184         58,697
      Inventories                                                  85,703         57,177
      Deferred income taxes                                           899            339
      Assets held for sale                                           --            3,967
      Other current assets                                         12,236          5,611
                                                                ---------      ---------
                 Total current assets                             215,964        130,567

Property, plant and equipment at cost, less
        accumulated depreciation and amortization                 122,845         78,120
Goodwill and other intangibles, net                               102,970         68,272
Other non-current assets                                           19,555         16,906
                                                                ---------      ---------
                                                                $ 461,334      $ 293,865
                                                                =========      =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
     Trade payables                                             $  61,247      $  39,194
     Accrued environmental liability                                6,680          9,421
     Accrued liabilities                                           48,589         28,456
     Accrued interest expense - related party                      15,787          9,827
     Current portion of long-term debt                             61,240          4,778
     Current portion of long-term debt - related party            103,316           --
     Short-term debt                                               59,771         40,321
     Deferred income taxes                                            123            123
                                                                ---------      ---------
               Total current liabilities                          356,753        132,120

Long-term debt                                                     89,473         70,901
Long-term debt - related party                                     48,910         89,627
Accrued pension liability                                          28,095         53,445
Other employee benefit liabilities                                  8,064          8,667
Deferred income taxes                                               5,306          2,868
Other liabilities                                                   3,211           --
                                                                ---------      ---------
                                                                  539,812        357,628
                                                                ---------      ---------
Stockholders' (Deficit) Equity:
Preferred stock- $.01 par value; authorized 5,000
     shares; issued and outstanding -0- shares                       --             --
Common stock -  $.01 par value; authorized 50,000 and 40,000
   shares, respectively; issued and outstanding 10,000 shares         100            100
Warrants                                                            1,287          1,287
Accumulated other comprehensive loss                              (43,961)       (47,335)
Additional paid-in capital                                        395,618        394,308
Accumulated deficit                                              (431,522)      (412,123)
                                                                ---------      ---------
Total stockholders' deficit                                       (78,478)       (63,763)
                                                                ---------      ---------
                                                                $ 461,334      $ 293,865
                                                                =========      =========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                            F-88

                                              WHX CORPORATION
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (Unaudited)

                                                                           Nine Months Ended September 30,
                                                                              2007                 2006
                                                                           ----------           ----------
                                                                                    (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                   $ (18,172)           $  (3,690)

Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
  Depreciation and amortization                                               13,325                9,312
  Non-cash stock based compensation                                            1,644                 --
  Acquired in-process research and development                                 1,520                 --
  Asset impairment charge                                                       --                  1,778
  Amortization of debt related costs                                           1,421                1,684
  Payment-in-kind interest on related party debt                               3,018                 --
  Other postretirement benefits                                                  488                  (47)
  Curtailment of employee benefit obligations                                    727                  128
  Loss on asset dispositions                                                     288                  106
  Equity in after-tax income of affiliated companies                             (41)                (134)
  Gain on sale of investment in an affiliate                                    --                   (187)
  Unrealized loss (gain) on derivatives                                          144                 (963)
  Reclassification of net cash settlements on derivative instruments             895                7,207
  Gain on disposition of assets of discontinued operations                      --                 (4,518)
Decrease (increase) in working capital elements,
  net of effect of acquisitions:
      Trade receivables                                                      (17,311)              (9,743)
       Inventories                                                            11,497                 (259)
       Other current assets                                                    1,363                  963
       Accrued interest expense-related party, net                             5,633                3,640
       Other current liabilities                                             (19,100)             (15,461)
  Other items-net                                                                173                 (897)
  Discontinued operations                                                       --                   (401)
                                                                           ---------            ---------
Net cash used in operating activities                                        (12,488)             (11,482)
                                                                           ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Bairnco, net of cash acquired                               (99,492)                --
  Plant additions and improvements                                            (7,040)              (6,837)
  Net cash settlements on derivative instruments                                (895)              (7,207)
  Proceeds from sales of assets                                                4,323                  139
  Proceeds from sale of investment in an affiliate                              --                    616
  Discontinued operations                                                       --                  7,216
                                                                           ---------            ---------
Net cash used in investing activities                                       (103,104)              (6,073)
                                                                           ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from term loans - related party                                   115,080               19,000
  Proceeds from term loans - Domestic                                         76,000                7,000
  Proceeds from term loans - Foreign                                              93                 --
  Net increase in short term debt                                              7,878                  702
  Repayments of term loans - related party                                   (55,499)                --
  Repayments of term loans - Foreign                                            (365)                (343)
  Repayments of term loans - Domestic                                        (20,694)              (7,534)
  Deferred finance charges                                                    (3,937)                (216)
  Net change in overdrafts                                                     1,001                 (404)
                                                                           ---------            ---------
Net cash provided by financing activities                                    119,557               18,205
                                                                           ---------            ---------
NET CHANGE FOR THE PERIOD                                                      3,965                  650
EFFECT OF EXCHANGE RATE CHANGES ON NET CASH                                      201                  142
Cash and cash equivalents at beginning of period                               4,776                4,076
                                                                           ---------            ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $   8,942            $   4,868
                                                                           =========            =========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                  F-89

                                                           WHX CORPORATION
                                             CONDENSED CONSOLIDATED STATEMENT OF CHANGES
                                                  IN STOCKHOLDERS' (DEFICIT) EQUITY
                                                             (Unaudited)

                                                                    Nine Months Ended September 30, 2007
(dollars and shares in thousands)
                                           Shares         Common Stock,        Accumulated         Accumulated            Total
                                             of           Warrants and           Deficit              Other           Stockholders'
                                           Common       Additional Paid-in                        Comprehensive     (Deficit) Equity
                                           Stock             Capital                                  Loss
                                        ------------    ------------------   ----------------   ------------------  ----------------

Balance at December 31, 2006                10,000          $ 395,695           $(412,123)          $ (47,335)          $ (63,763)
Cumulative effect of adoption of
FIN 48  (Note 5)                              --                 --                (1,227)               --                (1,227)
                                         ---------          ---------           ---------           ---------           ---------
Balance at January 1, 2007                  10,000          $ 395,695           $(413,350)          $ (47,335)          $ (64,990)

Grant of stock options                        --                1,310                --                  --                 1,310

Net loss                                      --                 --               (18,172)               --               (18,172)
Currency translation adjustments              --                 --                  --                 2,028               2,028
Curtailment adjustment                        --                 --                  --                 1,346               1,346
                                                                                                                        ---------
Comprehensive loss                                                                                                        (14,798)

                                         ---------          ---------           ---------           ---------           ---------
Balance at September 30, 2007               10,000          $ 397,005           $(431,522)          $ (43,961)          $ (78,478)
                                         =========          =========           =========           =========           =========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                               F-90

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - THE COMPANY AND NATURE OF OPERATIONS

      WHX  Corporation,  the parent  company  ("WHX") is a holding  company that invests in and manages a group of businesses on a decentralized  basis. WHX owns
Handy & Harman  ("H&H"),  which is a  diversified  manufacturing  company  whose strategic  business units encompass three reportable  segments:  precious metal, tubing, and engineered materials.  H&H's precious metal segment manufactures and sells precious  metal products and  electroplated  material  containing  silver, gold, and palladium in combination with base metals for use in a wide variety of industrial  applications.  The  tubing  segment  manufactures  and sells  tubing products and  fabrications  primarily  from  stainless  steel,  carbon steel and specialty  alloys,  for use in a wide variety of  industrial  applications.  The engineered  materials segment manufactures a) specialty roofing and construction fasteners, using steel and plastic, which are sold to the construction and do-it yourself  markets,  b) plastic and steel fittings and connectors for natural gas and water distribution, and non-ferrous thermite welding powders, which are sold
to  the  construction,   electric,   and  natural  gas  and  water  distribution
industries,  and c)  electrogalvanized  products  used in the  construction  and
appliance  industries.  In  April  2007,   WHX  acquired   Bairnco   Corporation
("Bairnco").  See Note  2-Acquisition  of Bairnco.  Bairnco's  Arlon  electronic materials  ("Arlon EM") segment  designs,  manufactures,  markets and sells high
performance   laminate   materials   and   bonding   films   utilized   in   the
military/aerospace,  wireless  communications,  automotive,  oil  drilling,  and semiconductor  markets.  Among the products included in the Arlon EM segment are high  technology  materials for the printed  circuit board industry and silicone rubber  products for  insulating  tapes and flexible  heaters.  Bairnco's  Arlon coated materials (`Arlon CM") segment designs,  manufactures,  markets and sells laminated  and coated  products to the  electronic,  industrial  and  commercial markets  under the Arlon and Calon brand names.  Among the products  included in the Arlon CM segment are vinyl films for graphics art  applications,  foam tapes used  in  window  glazing,  and  electrical  and  thermal  insulation  products.
Bairnco's Kasco replacement products and services ("Kasco") segment is a leading provider of meat-room products (principally  replacement band saw blades) and on site  maintenance  services  principally  to retail food  stores,  meat and deli operations,  and meat,  poultry and fish processing plants throughout the United
States,  Canada and Europe.  In Canada and France,  in addition to providing its replacement  products,  Kasco also sells  equipment to the  supermarket and food processing industries.  The results of operations of Bairnco are included in the financial results of WHX beginning April 13, 2007. WHX, together with all of its subsidiaries, are referred to herein as the "Company."

NOTE 2 - ACQUISITION OF BAIRNCO

      On April 12, 2007, WHX and Steel Partners II, L.P.  ("Steel") entered into a Stock Purchase  Agreement  whereby WHX acquired  Steel's entire interest in BZ
Acquisition  Corp.  ("BZA"),  a  wholly  owned  subsidiary  of Steel  (the  "BZA
Transfer") for $10.00.  BZA was the acquisition  subsidiary in a tender offer to acquire up to all of the  outstanding  stock of Bairnco  for $13.50 per share in cash. Steel also  beneficially  owns  approximately  50.3% of WHX's  outstanding common  stock.  WHX also agreed to reimburse  all  reasonable  fees and expenses incurred by Steel in  connection  with the Offer and the Merger (each as defined below).

       Steel,  BZA, and Bairnco  entered  into an  Agreement  and Plan of Merger dated as of February  23, 2007 (the "Merger  Agreement"),  pursuant to which BZA amended its tender  offer to acquire  all of the  outstanding  common  shares of
Bairnco at a price of $13.50 per share in cash (the "Offer").  In addition,  all
Bairnco  shareholders  of record on March 5, 2007  continued  to be  entitled to receive the declared first quarter  dividend of $0.10 per share,  for total cash proceeds of $13.60 per share.  On April 13,  2007,  upon the  expiration  of the
Offer pursuant to the Merger Agreement,  BZA acquired approximately 88.9% of the outstanding common stock of Bairnco.

      Pursuant to the Merger  Agreement,  on April 24, 2007, BZA was merged with and into Bairnco with  Bairnco  continuing  as the  surviving  corporation  as a wholly owned  subsidiary of WHX (the  "Merger").  At the  effective  time of the
Merger,  each Bairnco common share then outstanding  (other than shares owned by
BZA or its direct parent  entity,  shares owned by Bairnco as treasury stock and shares held by stockholders who properly  exercised their appraisal  rights) was automatically  converted  into the  right to  receive  $13.50  per share in cash without interest and subject to applicable withholding taxes.  Immediately prior to the  Merger,  BZA held  approximately  90.1%  of the  outstanding  shares  of
Bairnco.  The  proceeds  required  to fund  the  closing  of the  Offer  and the resulting Merger and to pay related fees and expenses were approximately  $101.4 million.  In  connection  with the closing of the Offer,  initial  financing was provided by Steel through two credit facilities,  one of which was refinanced on
July 18, 2007. These credit facilities are described in Note 10- Debt. The Offer and the Merger are referred to as the "Bairnco Acquisition".

      WHX believes that the Bairnco  Acquisition  will be beneficial  because of
Bairnco's  strong positions in its three business  segments,  and that Bairnco's plant level operations, profit margins and working capital can be improved.

      The Bairnco  Acquisition  was accounted  for under the purchase  method of accounting.  As noted  above,  the  operations  of  Bairnco  comprise  three new reportable  segments for WHX;  Arlon EM, Arlon CM, and Kasco.  Management of the
Company is responsible for valuing the assets and liabilities acquired, and such valuation has not yet been completed. The preliminary purchase price allocation, subject to change pending completion of the final valuation and analysis,  is as follows:

                                     F-91

Current assets                   $  80,222
Property, plant & equipment         49,124
Identifiable intangible assets      23,781
Other non-current assets               468
Goodwill                            14,947
Current liabilities                (29,845)
Debt                               (31,078)
Other long term liabilities         (6,229)
                                 ---------
   Purchase price                $ 101,390
                                 =========

      The  components  of the $23.8 million of estimated  acquired  Identifiable
Intangible Assets, listed in the above table, are as follows:

                                             Amount     Amortization
                                             ------        Period
                                         (in thousands)    ------

Customer relationships                      $19,030       10 years
Trade names                                   2,003       10 years
Engineering drawings                            246       10 years
Backlog                                         785
In-process research and development           1,520
Other                                           197       10 years
                                            -------
Total Identifiable intangible assets        $23,781
                                            =======

      Amortization  expense on these intangible assets recorded from acquisition through  September  30, 2007 was  approximately  $1.0  million.  The backlog and in-process research and development intangible assets were fully expensed in the third quarter ended  September  30, 2007.  Goodwill has an indefinite  life and, accordingly,  will not be amortized,  but will be subject to periodic impairment testing at future periods in accordance  with Statement of Financial  Accounting
Standards   ("SFAS")  No.  142,   "Goodwill   and  Other   Intangible   Assets".
Approximately  $1.4 million of goodwill  related to prior  acquisitions  made by
Bairnco is expected to be amortizable for income tax purposes.

      Effective  April 13, 2007, the  consolidated  financial  statements of the
Company include the actual results of operations of Bairnco. The following table summarizes  unaudited  pro forma  financial  data for the combined  companies as though the Company had acquired Bairnco as of January 1, 2006:

                                     F-92

                                              PRO FORMA COMBINED FINANCIAL INFORMATION

                                                    For the Three Months Ended September 30, For the Nine Months Ended September 30,
             (in thousands)                                  2007             2006                   2007             2006
                                                    ------------------- -------------------- ------------------- -------------------

Net sales                                                 $ 182,400        $ 164,908              $ 531,860        $ 490,744

Loss from continuing operations before income taxes       $  (5,102)       $  (2,906)             $ (18,507)       $ (14,638)

Loss from continuing operations, net of tax               $  (5,826)       $  (1,841)             $ (21,098)       $ (14,731)

Discontinued operations, net of tax                           --           $   2,880                  --           $   2,713

Net income (loss)                                         $  (5,826)       $   1,039              $ (21,098)       $ (12,018)

Loss from continuing operations per common share          $   (0.58)       $   (0.18)             $   (2.11)       $   (1.47)

Discontinued operations per common share                      --           $    0.29                   --          $    0.27

Net income (loss) per common share                        $   (0.58)       $    0.10              $   (2.11)       $   (1.20)

      Included  in the  above  pro  forma  results  for the  nine  months  ended
September 30, 2007 are  non-recurring  pre-tax charges of $5.7 million  incurred because of the change in control of Bairnco and costs of $1.4  million  relating to the tender offer for Bairnco shares.  Other  non-recurring  charges  totaling
$7.8 million that are included in the  consolidated  statement of  operations of
WHX for the three and nine months ended  September  30, 2007 have been  excluded from the above  pro  forma  results  of  operations.  Such  charges  consist  of approximately  $5.5 million of acquired  manufacturing  profit in inventory that was charged to cost of sales,  approximately $1.5 million of acquired in-process research and development  costs, and $0.8 million of acquired  backlog,  and all are related  directly to the  acquisition.  Also included in the above pro forma pretax  results  for the nine  month  period is pre-tax  income of $5.7  million resulting from WHX's settlement of a fire insurance claim from a prior year.

      Pro forma adjustments to the historical  results of operations for each of
the   periods   presented   include   additional   interest   expense   on   the
acquisition-related financing,  additional depreciation and amortization expense
relating  to  the  higher  basis  of  fixed  assets  and  acquired   amortizable
intangibles, and the elimination of Federal income taxes on Bairnco's results of operations.  Since Bairnco will be included in the  consolidated  federal income tax return of WHX, and due to the  uncertainty of realizing the benefit of WHX's net  operating  loss  carryforwards  ("NOLs")  in the  future,  a  deferred  tax valuation  allowance has been  established  on a  consolidated  basis.  Interest
expense  reflects  a  refinancing  of  approximately   $56  million  of  initial
acquisition financing three months after the acquisition date (specifically,  on
April 1, 2006 in the pro forma results). Bairnco actually refinanced the initial acquisition  financing  approximately  three months (July 2007) after the actual acquisition date.

      The pro forma  information  noted above should be read in conjunction with the related  historical  information  and is not  necessarily  indicative of the results that would have been attained had the  transaction  actually taken place as of January 1, 2006; nor is it indicative of any future  operating  results of the combined entities.

NOTE 3 - LIQUIDITY

      The Company has incurred  significant  losses and negative cash flows from operations  in recent  years,  and as of September  30, 2007 had an  accumulated deficit of $431.5  million.  As of September  30, 2007,  the  Company's  current assets  totaled  $216.0  million  and its  current  liabilities  totaled  $356.8 million;  a working capital  deficit of $140.8 million.  Included in the current liabilities  as of  September  30,  2007 is a total of  $124.2  million  of loan principal,  interest,  and  manditorily  redeemable  preferred  stock payable to
Steel,  a related  party.  Such amounts are  expected to be either  partially or totally repaid after the completion of a proposed rights offering. See Note 14 -
Subsequent  Events.  The Company's  working capital deficit at December 31, 2006 was $1.6 million.  As of September 30, 2007,  the majority of the Company's debt has been  classified  as  short-term  since its maturity  date is within  twelve months  (June  30,  2008);  whereas  as of  December  31,  2006,  such  debt was classified as long-term  since its maturity date exceeded one year.  The Company intends to refinance its debt, but there can be no assurance that such financing will be  available  or available  on terms  acceptable  to the  Company.  If the
Company cannot  refinance H&H's debt that is due on June 30, 2008,  there can be no  assurance  that H&H will be able to continue  to operate its  business or to provide WHX with  additional  capital to fund its operations.  Additionally,  at times over the past several years,  H&H had not been in compliance  with certain of its bank covenants and obtained a number of waivers from its lenders  related to such covenants.  As previously  noted,  Bairnco's bank debt was refinanced in
July 2007 with a new scheduled maturity of 2012.

                                     F-93

      WHX is a  holding  company  and  has as  its  sole  source  of  cash  flow distributions  from  its  operating  subsidiaries,  H&H and  Bairnco,  or  other discrete  transactions.  H&H's credit facilities effectively do not permit it to transfer any cash or other assets to WHX (with the exception of (i) an unsecured loan for required  payments to the defined benefit pension plan sponsored by WHX
(the "WHX Pension Plan"), (ii) an unsecured loan for other uses in the aggregate principal  amount  not to  exceed  $3.5  million , of which  approximately  $3.4 million has already  been  distributed,  (iii) the loan,  distribution  or other advance of up to approximately $7.4 million, subject to certain limitations,  to the extent  loaned by Steel to H&H,  of which  approximately  $2.3  million  has already been distributed,  and (iv) up to $13.1 million to be used by WHX solely to make a  contribution  to the WHX Pension Plan,  which  contribution  of $13.0
million  was  made  on  September  12,  2007).   H&H's  credit   facilities  are
collateralized by substantially all of H&H's assets. Similarly, Bairnco's credit facilities  do not  permit  it to make any  distribution,  pay any  dividend  or transfer any cash or other assets to WHX other than common stock of Bairnco.

      WHX's ongoing operating cash flow  requirements  consist of paying certain administrative  costs and funding the  minimum  requirements  of the WHX Pension
Plan. On September 12, 2007, WHX made a payment to the WHX Pension Plan of $13.0 million,  which exceeded the minimum  required  contribution  under the Employee
Retirement,  Income and Security Act of 1974, as amended ("ERISA").  As a result of such accelerated  contribution,  the future required contributions to the WHX
Pension Plan are expected to decline,  with no contribution required in 2008. As of September 30, 2007, WHX and its subsidiaries  that are not restricted by loan agreements  or  otherwise  from  transferring  funds to WHX  (collectively,  its
"Unrestricted  Subsidiaries") had cash of approximately $2.7 million and current liabilities of approximately $7.9 million, including $5.1 million of mandatorily redeemable preferred shares payable to a related party.

      H&H's  availability  under its credit facilities as of September 30, 2007, was approximately $18.0 million.

      On March 29,  2007,  all such H&H credit  facilities,  including  the term loans,  were  amended to (i)  redefine  EBITDA,  (ii) reset the levels and amend certain of the financial  covenants,  (iii) extend the  termination  date of the credit  facilities  from  March  31,  2007 to June 30,  2008,  (iv)  permit  the extension  by H&H to WHX of an unsecured  loan for required  payments to the WHX
Pension Plan, under certain  conditions,  and (v) permit the extension by H&H to
WHX of an unsecured loan for other uses in the aggregate principal amount not to exceed $3.5 million under certain  conditions.  The amendments also provided for the pledge of 65% of all  outstanding  securities of Indiana Tube Danmark A/S, a
Danish corporation and a wholly-owned indirect subsidiary of H&H, and Protechno,
S.A.,  a French  corporation  and a  wholly-owned  indirect  subsidiary  of H&H.
Finally,  the amendments  also provided for waivers of certain events of default existing as of March 29, 2007.

      On June 15,  2007,  the lenders  under H&H's credit  facilities  granted a waiver to the events of default  arising as a result of the Order of Prejudgment
Attachment  entered by the Superior Court of Fairfield County,  Connecticut (the
"Fairfield  Superior  Court")  on  December  18,  2006 in  connection  with  the litigation  known as HH East Parcel v. Handy & Harman  currently  pending in the
Fairfield  Superior  Court in the  amount of  $3,520,200  and the Notice of Bank
Attachment/Garnishment  dated May 21,  2007 by the State  Marshal  of  Fairfield
County,  Connecticut  to JPMorgan  Chase Bank in the amount of  $3,520,200,  and related matters (see Note 13- Contingencies).

      On July 27, 2007, H&H and certain of its  subsidiaries  amended its credit facilities, effective as of July 20, 2007 to, among other things, (i) change the definition  of  EBITDA,  (ii)  permit  additional  loans  by  Steel to H&H in an
aggregate  amount  not  to  exceed  $7,389,276,   and  (iii)  permit  the  loan,
distribution  or other  advances by H&H to WHX of up to  $7,389,276,  subject to certain limitations,  to the extent loaned by Steel to H&H as permitted by these amendments. On July 31, 2007, Steel loaned H&H $5,689,276.

      On September  10, 2007,  H&H and certain of its  subsidiaries  amended its credit  facilities,  to, among other things,  (i) provide for an additional term loan by Steel of $8,000,000 to H&H and its subsidiaries,  and (ii) permit a loan by  H&H  to WHX  of up to  $13,100,000  to be  used  by  WHX  solely  to  make a contribution  to the WHX Pension Plan. On September 12, 2007, the Company made a payment to the WHX Pension  Plan of $13.0  million,  which  exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, the Company's required  contributions to the WHX Pension Plan over the next five years are expected to decline,  and the Company believes that the full amount of the Internal Revenue Service ("IRS")  conditional  waiver of the minimum funding requirements  for the WHX Pension Plan for the 2005 plan year ("IRS Waiver") has been repaid.  Subject to the Pension  Benefit  Guaranty  Corporation's  ("PBGC")
confirmation  that the IRS Waiver amount has been paid in full, the  subordinate liens granted to the PBGC shall be terminated.

      On March 4, 2007, the Company sold certain assets,  including the land and building,  certain machinery and equipment,  and inventory of its Handy & Harman
Electronic Materials Corporation subsidiary,  located in East Providence,  Rhode
Island,   as  well  as  certain   assets  and  inventory   located  in  Malaysia
(collectively  referred to as "HHEM") for net  proceeds  of  approximately  $3.8 million. Of the total net proceeds, $2.5 million was used to make an incremental payment to the WHX Pension Plan, pursuant to the terms of a prior agreement with the PBGC.  Under the  terms of the sale  agreement,  the  Company  has  retained
responsibility   for  any  pre-existing   environmental   conditions   requiring
remediation at the Rhode Island site.

                                     F-94

      Bairnco  became a  wholly-owned  subsidiary of WHX in April 2007.  Initial financing  to fund the tender  offer to acquire  Bairnco  was  provided by Steel through two credit  facilities,  in the approximate  aggregate  amount of $101.4 million. The Bairnco senior secured credit facility dated as of November 9, 2006 with Bank of America,  N.A. (the "Bairnco Senior Secured Credit Facility"),,  as
well as a portion of the initial  financing,  were  refinanced on July 18, 2007.
The availability  under Bairnco's new revolving credit facility on September 30,
2007 was approximately  $12.6 million.  These credit facilities are described in
Note 10- Debt.

      In addition to the obligations  under the current credit  facilities,  the
Company also has significant cash flow obligations, including without limitation the  amounts  due to the WHX  Pension  Plan,  as  amended  by the IRS Waiver and settlement  agreement  with the PBGC entered  into  December 28, 2006 (the "PBGC
Settlement Agreement"). As a result of the $13.0 million contribution to the WHX
Pension Plan in September 2007, however, the Company's required contributions to the WHX Pension Plan over the next five years are  expected to decline,  and the
Company believes that the full amount of the IRS Waiver has been repaid. Subject to the PBGC's confirmation that the IRS Waiver amount has been paid in full, the subordinate liens granted to the PBGC shall be terminated. The Company continues
to  examine  all  of  its  options  and  strategies,   including   acquisitions,
divestitures,  and  other  corporate  transactions,  to  increase  cash flow and stockholder value, as well as considering the reduction of certain discretionary expenses and sale of certain non-core  assets.  The Company intends to refinance the H&H  debt  prior to  maturity.  There  can be no  assurance  that the  funds available from  operations  and under the Company's  credit  facilities  will be sufficient to fund debt service costs,  working  capital  demands,  pension plan contributions,  and environmental remediation costs, or that the Company will be able to obtain replacement  financing at commercially  reasonable terms upon the expiration of the H&H credit facilities in June 2008. The Company's inability to generate  sufficient cash flows from its operations or to refinance the H&H debt on commercially  reasonable terms could impair the liquidity of H&H and WHX, and will  likely  have a  material  adverse  effect  on  H&H's  business,  financial condition and results of operations,  and could raise substantial doubt that H&H and WHX will be able to continue to operate.

      We do not anticipate that we will have any additional sources of cash flow other than (i) as described above, (ii) from operations,  (iii) from the sale of non-core assets, (iv) from the refinancing of our debt and (v) from the proceeds of a rights offering  (described in Note 14 - Subsequent  Events).  In addition, the proceeds of the rights offering are expected to be used to redeem  preferred stock and to retire  indebtedness,  and  accordingly  will not be available  for general  corporate  purposes.  If we fail to  refinance  our debt and complete a successful rights offering,  we will likely face substantial  liquidity problems and our ability to operate could be adversely affected.

NOTE 4 - BASIS OF PRESENTATION

      The condensed  consolidated  balance sheet as of December 31, 2006,  which has been derived from audited financial statements,  and the unaudited condensed consolidated  financial  statements  included  herein have been  prepared by the
Company in  accordance  with the rules and  regulations  of the  Securities  and
Exchange  Commission  ("SEC").  Certain  information  and  footnote  disclosures normally included in financial  statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with those rules and regulations,  although the Company believes that the disclosures made are adequate to make the information not misleading.  This quarterly report on  Form  10-Q  should  be  read  in  conjunction  with  the  Company's  audited consolidated  financial  statements  contained  in Form 10-K for the year  ended
December  31,  2006.  Certain  amounts  for the  prior  year  period  have  been reclassified to conform to the current year presentation.

      In the opinion of management, the interim financial statements reflect all normal and recurring  adjustments  necessary to present fairly the  consolidated financial  position and the results of operations  and changes in cash flows for the interim periods.  The preparation of financial statements in conformity with generally accepted  accounting  principles requires management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosure of  contingent  assets and  liabilities  at the date of the financial statements  and the  reported  amounts  of  revenues  and  expenses  during  the reporting period. Actual results could differ from those estimates.  The results of operations for the nine months ended  September 30, 2007 are not  necessarily indicative of the operating results for the full year.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In June 2006, the Financial  Accounting Standards Board (FASB) issued FASB
Interpretation   No.  48,  "Accounting  for  Uncertainty  in  Income  Taxes,  an
Interpretation  of SFAS  Statement  109" ("FIN No.  48"),  which  clarifies  the accounting for uncertainty in tax positions.  This Interpretation  provides that the  tax  effects  from an  uncertain  tax  position  can be  recognized  in the financial  statements,  only if the  position  is more  likely than not of being sustained  on  audit,  based  on  the  technical  merits  of the  position.  The provisions of FIN No. 48 are effective as of the beginning of fiscal 2007,  with the  cumulative  effect of the change in  accounting  principle  recorded  as an adjustment to opening retained earnings.

                                     F-95

      The Company  adopted the provisions of FIN No. 48 on January 1, 2007. As a result of the  implementation  of FIN No. 48, an increase in the  liability  for
unrecognized   income  tax  benefits  of  $1.2  million  was   recognized,   and
accordingly,  an adjustment to opening  retained  earnings was recorded.  At the adoption date of January 1, 2007,  the Company had $2.7 million of  unrecognized tax benefits, all of which would affect its effective tax rate if recognized. At
September 30, 2007, the Company has $3.3 million of  unrecognized  tax benefits.
The increase in the amount of unrecognized tax benefits in the nine month period ended September 30, 2007 related  principally to interest and to the acquisition of Bairnco.

      The Company  recognizes  interest and  penalties  related to uncertain tax positions in income tax expense.  As of September 30, 2007,  approximately  $0.6 million of  interest  related to  uncertain  tax  positions  is  accrued.  It is reasonably  possible  that the total amount of  unrecognized  tax benefits  will decrease by as much as $0.4 million during the next twelve months as a result of
the  lapse  of  the  applicable   statutes  of  limitations  in  certain  taxing
jurisdictions.  The tax years 2003-2006  remain open to examination by the major taxing jurisdictions to which the Company is subject.

      The  Company's  tax  provisions  included  in the  Condensed  Consolidated
Statements  of Operations  for all periods  presented are comprised of state and foreign taxes. The Company has not recorded federal income tax benefits in these periods since in the opinion of management;  it is more likely than not that the benefit of the  Company's  NOLs will not be realized in the future.  The Company records a valuation allowance against deferred tax assets resulting from NOL's.

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements"
("SFAS No. 157").  SFAS No. 157 defines fair value,  establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States,  and expands  disclosures  about fair value  measurements.
This  statement  does not require any new fair value  measurements;  rather,  it applies under other accounting  pronouncements that require or permit fair value measurements.  The  provisions  of SFAS No. 157 are  effective  for fiscal years beginning  after  November 15, 2007.  The Company is  currently  evaluating  the impact of  adopting  SFAS No. 157 on its  consolidated  financial  position  and results of operations.

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for
Financial  Assets and  Financial  Liabilities"  ("SFAS No.  159").  SFAS No. 159
permits  entities to choose to measure many  financial  instruments  and certain other items at fair value.  SFAS No. 159 is effective for  financial  statements issued for fiscal  years  beginning  after  November  15,  2007.  The Company is currently  evaluating  the impact of adopting  SFAS No. 159 on its  consolidated financial position and results of operations.

NOTE 6 - NET INCOME (LOSS) PER SHARE

      The  computation  of basic earnings or loss per common share is based upon the weighted average number of shares of Common Stock outstanding  (10,000,498).
Diluted  earnings per share gives  effect to dilutive  potential  common  shares outstanding during the period. The Company has potentially dilutive common share equivalents including warrants and stock options and other stock-based incentive compensation arrangements (See Note 7-Stock-Based Compensation). No common share equivalents  were  dilutive in any period  presented.  For the nine months ended
September  30, 2006 and for the three and nine months ended  September 30, 2007, the Company  reported a net loss and  therefore,  any  outstanding  warrants and stock options would have had an anti-dilutive effect. For the three months ended
September 30, 2006, the Company's 753,155 warrants were  anti-dilutive,  and the dilutive effect of the Company's  phantom stock options (See Note  7-Stock-Based
Compensation) was not material.

NOTE 7 - STOCK-BASED COMPENSATION

      Stock-based  compensation expense is recorded based on the grant-date fair value  estimated  in  accordance  with the  provisions  of Revised SFAS No. 123,
"Accounting for Stock-Based Compensation," ("SFAS 123(R)"). The Company measures stock-based  compensation cost at the grant date, based on the fair value of the award,  and recognizes the expense on a straight-line  basis over the employee's requisite service (vesting) period.

      The  Company had agreed to grant stock  options  upon  adoption of a stock option plan by the Board of Directors and registration  thereof with the SEC, or in lieu thereof, phantom stock options or equivalent other consideration (at the sole  discretion  of the  Company),  to various  officers  and  employees of the
Company,  on or as of the following effective dates (in the case of December 31,
2006, on or before) and in the following respective amounts,  with strike prices or equivalent values as if granted on the dates set forth:

                      June 30, 2006        25,000 shares
                      September 30, 2006   130,000 shares
                      December 31, 2006    205,000 shares
                      September 30, 2007   60,000 shares

                                     F-96

      The trading price per share of the  Company's  common stock as of June 30,
2006 and September 30, 2006 was $9.20 and $9.00, respectively and as of December
31, 2006 the trading price was $8.45 per share.

      At the Company's  Annual  Meeting of  Shareholders  on June 21, 2007,  the
Company's  shareholders  approved a  proposal  to adopt WHX  Corporation's  2007
Incentive  Stock Plan (the "2007 Plan"),  and reserved  800,000 shares of common stock under the 2007 Plan.  On July 6, 2007,  stock  options for an aggregate of
620,000 shares of common stock were granted under the 2007 Plan to employees and to two outside  directors  of the  Company,  at an  exercise  price of $9.00 per share.  The options are  exercisable  in  installments  as follows:  half of the options granted were exercisable immediately, one-quarter of the options granted become exercisable on July 6, 2008 and the balance become exercisable on July 6,
2009. The options will expire on July 6, 2015.

      The Company  satisfied  the  obligation  for the phantom  stock options by granting actual stock options to various members of management on July 6, 2007.

      The Company  estimated  the fair value of the stock  options in accordance with SFAS No.123(R) using a  Black-Scholes  option-pricing  model.  The expected average  risk-free  rate is based on U.S.  treasury  yield  curve.  The expected average life  represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatilities of WHX's post-bankruptcy common stock. The expected dividend yield is based on historical information and management's plan.

                              Nine Months Ended
Assumptions                   September 30, 2007
-----------------------       ------------------
Risk-free interest rate             5.08%
Expected dividend yield             0.00%
Expected life (in years)          4.5 years
Volatility                         49.1%

      The  Company  has  recorded  $0.4  million  and $1.3  million of  non-cash stock-based  compensation  expense  related to these stock options for the three and nine month periods ended September 30, 2007, respectively.

      Activity related to the Company's 2007 Plan was as follows:

                                                               Weighted-
                                                 Weighted-      Average
                                                  Average      Remaining      Aggregate
                                      Shares     Exercise     Contractual     Intrinsic
      Options                         (000's)      Price         Term        Value (000)
--------------------------------      -------    --------     -----------    -----------

Outstanding at January 1, 2007          --
Granted                                 620        $9.00                        --
Exercised                               --                                      --
Forfeited or expired                    --                                      --
Outstanding at September 30, 2007       620        $9.00         7.77           --
Exercisable at September 30, 2007       310        $9.00         7.77           --

     Nonvested Shares             Shares (000's)   Fair Value
-------------------------------   --------------   ----------

Nonvested at January 1, 2007          --
Granted                               620          $   3.78
Vested                                310          $   3.78
Forfeited                             --
Nonvested at September 30, 2007       310          $   3.78

                                     F-97

      As of  September  30,  2007 there was $1.0  million of total  unrecognized compensation  cost related to nonvested  share based  compensation  arrangements granted  under the 2007 Plan.  That cost is  expected  to be  recognized  over a weighted-average  period of 1.77 years. The total fair value of shares vested as of September 30, 2007 was $1.2 million.

      On July 6, 2007, the  Compensation  Committee of the Board of Directors of
the  Company  adopted  incentive  arrangements  for two  members of the Board of
Directors who are related parties to the Company.  These  arrangements  provide, among other things,  for each to receive a bonus equal to 100,000  multiplied by the  difference of the fair market value of the Company's  stock price and $9.00 per share.  The bonus is payable  upon the  sending of a notice by either  board member, respectively.  The notice can be sent with respect to one-half the bonus immediately,  with  respect to one  quarter,  at any time after July 6, 2008 and with respect to the  remainder,  at any time after July 6, 2009.  The  incentive arrangements  terminate  July 6, 2015,  to the extent not  previously  received.
Under SFAS 123(R), the Company is required to adjust its obligation for the fair value of such incentive arrangements from the date of actual grant to the latest balance sheet date and to record such incentive  arrangements  as liabilities in the  consolidated  balance  sheet.  The Company  has  recorded  $0.3  million of non-cash  compensation  expense related to these incentive  arrangements for the three and nine month periods ended September 30, 2007.

NOTE 8 - INVENTORIES

      Inventories  at September  30, 2007 and December 31, 2006 are comprised as follows:

(in thousands)                              September 30,    December 31,
                                                2007            2006
                                            -------------    ------------

Finished products                            $ 38,529        $ 16,162
In - process                                   14,483           5,743
Raw materials                                  27,400          25,423
Fine and fabricated precious metal in
various stages of completion                   10,291          17,702
                                             --------        --------
                                               90,703          65,030
LIFO reserve                                   (5,000)         (7,853)
                                             --------        --------
                                             $ 85,703        $ 57,177
                                             ========        ========

      In order to  produce  certain  of its  products,  the  Company  purchases, maintains  and utilizes  precious  metal  inventory.  H&H enters into  commodity futures and  forwards  contracts  on  precious  metal that are subject to market fluctuations in order to economically hedge its precious metal inventory against price fluctuations. As these derivatives are not designated as accounting hedges under  SFAS  No.  133,  they  are  accounted  for as  derivatives  with no hedge designation.  Accordingly,  the Company recognizes realized and unrealized gains and  losses on the  derivative  instruments  related  to  precious  metal.  Such realized and unrealized gains and losses are recorded in current period earnings
as  other  income  or  expense  in  the  Company's   consolidated  statement  of
operations.  The three month periods  ended  September 30, 2007 and 2006 include losses  of $1.0  million  and $1.7  million,  respectively,  and the nine  month periods  ended  September  30, 2007 and 2006 include  losses of $1.0 million and
$6.2 million,  respectively,  relating to these  adjustments.  In addition,  the
Company records its precious metal  inventory at LIFO cost,  subject to lower of cost or market with any  adjustments  recorded  through cost of goods sold.  The market value of the precious  metal  inventory  exceeded LIFO value cost by $5.0 million  and  $7.9  million  at  September  30,  2007  and  December  31,  2006, respectively.

      Certain  customers  and suppliers of H&H choose to do business on a "toll"
basis, and furnish precious metal to H&H for return in fabricated form (customer metal) or for purchase from or return to the supplier.  When the customer  metal is returned in fabricated  form,  the customer is charged a fabrication  charge.
The value of this customer metal is not included in the Company's balance sheet.
In the first quarter of 2007, the Company received 400,000 troy ounces of silver from a customer under an unallocated pool account  agreement.  Such agreement is cancelable by the customer upon six months notice. Because of a reduction in its operating  needs as well as a result of this  agreement,  the quantity of silver owned by the Company  declined by 639,000 troy ounces as of September  30, 2007.
The Company  deferred $3.6 million of profit  arising from this  liquidation  of
LIFO inventory, which is currently being treated as temporary, and such deferral is included in accrued liabilities on the September 30, 2007 balance sheet.

                                     F-98

                                                September 30,   December 31,
                                                   2007           2006
                                                ----------      ------------
   Silver ounces:
     Customer metal                                735,564         137,711
     H&H owned metal                               419,311       1,057,900

   Gold ounces:
     Customer metal                                    377             907
     H&H owned metal                                 5,347           5,800

   Palladium ounces:
     Customer metal                                  1,340           1,338
     H&H owned metal                                 1,535           1,535

Supplemental inventory information:
                                                September 30,   December 31,
                                                   2007           2006
                                                ----------      ------------
                                              (in thousands, except per ounce)
Precious metal stated at LIFO cost              $    5,291      $    9,849
Market value per ounce:
   Silver                                       $    13.80      $    12.85
   Gold                                         $   743.56      $   635.99
   Palladium                                    $   343.75      $   323.50

      One of Bairnco's  suppliers informed Bairnco that it will be discontinuing production of a particular  raw material.  Certain  customers  have paid Bairnco warehousing and procurement fees to secure inventory levels of the raw material.
The fees paid by the customers are deferred on Bairnco's  balance sheet, and are being amortized over periods  ranging from 12 to 72 months.  As of September 30,
2007,  $1.0  million is  included  in current  liabilities  and $2.1  million is
included  in  long-term   liabilities  on  the  consolidated  balance  sheet  in
connection with these customer agreements.

NOTE 9 - PENSIONS, OTHER POSTRETIREMENT AND POST-EMPLOYMENT BENEFITS

      The following  table presents the components of net periodic  pension cost
(credit)  for the  Company's  pension  plans for the three and nine months ended
September  30, 2007 and 2006.  The  pension  cost  (credit) of the Bairnco  U.S.
pension plans is included in the three and nine month period of 2007 since April
13, 2007, the date of the Bairnco Acquisition.

(in thousands)                        Three Months Ended            Nine Months Ended
                                         September 30,                September 30,
                                       2007        2006              2007        2006
                                     --------    --------          --------    --------
Service cost                         $     96    $     41          $    261    $    182
Interest cost                           6,671       5,844            19,017      17,210
Expected return on plan assets         (8,499)     (7,171)          (24,285)    (21,264)
Amortization of prior service cost         20          16                75          54
Recognized actuarial (gain)/loss          151        --                 675         303
Special termination benefit charge       --          --                --           128
                                     --------    --------          --------    --------
                                     $ (1,561)   $ (1,270)         $ (4,257)   $ (3,387)
                                     ========    ========          ========    ========

      In addition to the WHX Pension Plan, which is included in the table above, the Company also maintains several other retirement and  postretirement  benefit plans covering certain of its employees..  The approximate aggregate expense for these  plans  was $0.1  million  and $0.2  million  for the three  months  ended
September 30, 2007 and 2006, respectively, and aggregate expense of $1.2 million and  $0.0  million  for the nine  months  ended  September  30,  2007 and  2006, respectively.  The increase in expense for the nine months ended  September  30,
2007 was the result of a one time curtailment charge of $0.7 million to redesign the  postretirement  benefit plan of one of the  subsidiaries of H&H. The reason for minimal  expense for these benefit plans in 2006 was that effective  January

                                      F-99

1, 2006, the H&H non-qualified  pension plan adopted an amendment under the plan to freeze benefits for all participants.  This resulted in a curtailment  credit of $0.5 million, which was recorded in the first quarter of 2006.

      Bairnco  maintains  a 401(k)  plan to provide  retirement  benefits to its employees in the United States. A base contribution of 1% of pay is made to each participant's  account,  plus Bairnco matches 50% of up to 4% of pay contributed by the  employee.  Bairnco  has a  pension  plan  at one  of its  United  States subsidiaries, which is included in the 2007 table above. The benefits paid under this plan are based on employees' years of service and  compensation  during the last years of  employment.  In  addition  to the U.S.  pension  plan,  Bairnco's
Canadian  subsidiary  provides  retirement  benefits for its employees through a
defined   contribution  plan,  and  Bairnco's  European   subsidiaries   provide
retirement benefits for employees  consistent with local practices.  The foreign plans are not significant in the aggregate.

NOTE 10 - DEBT

      Long-term debt consists of the following:

(in thousands)                          September 30,   December 31,
                                            2007            2006
                                        -------------   ------------

H&H Term Loan - related party             $103,316       $ 89,627
H&H Credit Facility - Term Loan A           10,146         14,453
H&H Term Loan                               42,000         42,000
H&H Supplemental Term Loan                   5,614          6,883
Other H&H debt-domestic                      6,760          6,868
Other H&H debt-foreign                       5,509          5,475
Bairnco Term Loan                           75,767           --
Bairnco China foreign loan facility          4,917           --
Bairnco Bridge Loan-related party           32,785           --
WHX Subordinated Loan-related party         16,125           --
                                          --------       --------
                                           302,939        165,306
Less portion due within one year           164,556          4,778
                                          --------       --------
Total long-term debt                      $138,383       $160,528
                                          ========       ========

      As of September  30, 2007,  the  majority of the  Company's  debt has been classified as  short-term  since its maturity date is within twelve months (June
30,  2008);  whereas  as of  December  31,  2006,  such debt was  classified  as long-term  since its maturity  date  exceeded one year.  The Company  intends to refinance  H&H's debt but there can be no assurance  that such financing will be available or available on terms acceptable to the Company.

      On March 29,  2007,  H&H and  certain of H&H's  subsidiaries  amended  the respective  Loan and  Security  Agreements'  revolving  credit  facilities  with
Wachovia Bank, N.A. ("Wachovia") and Steel to, among other things, (i) amend the definition  of EBITDA,  (ii) reset the levels and amend certain of the financial covenants, (iii) extend the termination date of the credit facilities from March
31,  2007 to June  30,  2008,  (iv)  permit  the  extension  by H&H to WHX of an unsecured  loan for required  payments to the WHX Pension  Plan,  under  certain conditions,  and (v) permit the extension by H&H to WHX of an unsecured loan for other uses in the  aggregate  principal  amount not to exceed $3.5 million under certain  conditions.  The amendments  also provided for the pledge of 65% of all outstanding  securities of Indiana Tube Danmark A/S, a Danish  corporation and a
wholly-owned  indirect  subsidiary  of  H&H,  and  Protechno,   S.A.,  a  French
corporation  and  a  wholly-owned  indirect  subsidiary  of  H&H.  Finally,  the amendments also provided for waivers of certain events of default existing as of
March 29, 2007.

      On June 15,  2007,  the lenders  under H&H's credit  facilities  granted a waiver to the events of default  arising as a result of the Order of Prejudgment
Attachment  entered by the  Fairfield  Superior  Court on  December  18, 2006 in
connection  with  the  litigation  known  as HH East  Parcel  v.  Handy & Harman currently pending in the Fairfield Superior Court in the amount of approximately
$3.5 million and the Notice of Bank Attachment/Garnishment dated May 21, 2007 by the State Marshal of Fairfield County, Connecticut to JPMorgan Chase Bank in the
amount  of  approximately  $3.5  million,  and  related  matters  (see  Note 13-
Contingencies).

      On July 27, 2007, H&H and certain of its  subsidiaries  amended its credit facilities, effective as of July 20, 2007 to, among other things, (i) change the definition  of  EBITDA,  (ii)  permit  additional  loans  by  Steel to H&H in an aggregate amount not to exceed  approximately $7.4 million, and (iii) permit the loan,  distribution or other advances by H&H to WHX of up to approximately  $7.4

                                     F-100

million, subject to certain limitations, to the extent loaned by Steel to H&H as permitted by these amendments.  On July 31, 2007, Steel loaned H&H approximately
$5.7 million.

      On September  10, 2007,  H&H and certain of its  subsidiaries  amended its credit  facilities,  to, among other things,  (i) provide for an additional term loan by Steel of $8.0  million to H&H and its  subsidiaries,  and (ii)  permit a loan by H&H to WHX of up to $13.1  million  to be used by WHX  solely  to make a contribution  to the WHX Pension Plan. On September 12, 2007, the Company made a payment to the WHX Pension  Plan of $13.0  million,  which  exceeded the minimum required contribution under ERISA. As a result of such accelerated contribution, the Company's required  contributions to the WHX Pension Plan over the next five years are expected to decline.

      In  connection  with the of Bairnco  Acquisition,  initial  financing  was provided by Steel through two credit  facilities.  Steel  extended to BZA bridge loans in the principal amount of approximately $75.1 million,  $1.4 million, and
$10.0  million  pursuant to a loan and  security  agreement  (the  "Bridge  Loan
Agreement"),  between  BZA and  Bairnco,  as  borrowers,  and Steel,  as lender.
Approximately  $56.7 million of the indebtedness under the Bridge Loan Agreement was repaid in July 2007,  leaving a  principal  balance of  approximately  $31.8 million. In addition,  Steel extended to WHX a $15.0 million  subordinated loan, which  is  unsecured  at the WHX  level,  pursuant  to a  Subordinated  Loan and
Security  Agreement  (the  "Subordinated  Loan  Agreement"),   between  WHX,  as
borrower,  and Steel, as lender.  WHX contributed the $15.0 million  proceeds of the subordinated loan to BZA as a capital contribution.

      On July 18, 2007, Bairnco,  completed the refinancing of: (i) all existing indebtedness  of Bairnco and its  subsidiaries  under the Bairnco Senior Secured
Credit Facility and (ii) a portion of the existing indebtedness of Bairnco under that certain Loan and Security Agreement, dated as of April 17, 2007 (the "Steel
Bridge Loan"),  by and among BZA,  Bairnco,  and Steel,  pursuant to which Steel made up to a $90 million term loan to Bairnco.

      Under the refinancing,  Bairnco entered into (i) a Credit Agreement, dated as of July 17, 2007 (the "First Lien Credit  Agreement"),  by and among Bairnco,
Arlon, Inc. ("Arlon"),  Arlon Viscor Ltd. ("Arlon Viscor"), Arlon Signtech, Ltd.
("Arlon Signtech"),  Kasco Corporation  ("Kasco"),  and Southern Saw Acquisition
Corporation  ("Southern  Saw," and together  with each of Arlon,  Arlon  Viscor,
Arlon  Signtech  and Kasco,  the  "Borrowers")  and Wells Fargo  Foothill,  Inc.
("Wells  Fargo"),  as the  arranger  and  administrative  agent for the  lenders thereunder, (ii) a Credit Agreement, dated as of July 17, 2007 (the "Second Lien
Credit  Agreement"),  by and among Bairnco,  each of the  Borrowers,  and Ableco
Finance LLC ("Ableco"), as administrative agent for the lenders thereunder,  and
(iii) an Amended and Restated Credit  Agreement,  dated as of July 17, 2007 (the
"Subordinated  Debt  Credit  Agreement"),  by and  among  Bairnco,  each  of the
Borrowers and Steel, as lender.  The  Subordinated  Debt Credit Agreement amends and restates the Steel Bridge Loan.

      The First Lien Credit  Agreement  provides for a revolving credit facility to the Borrowers in an aggregate  principal  amount not to exceed $30.0 million, and a term loan facility to the Borrowers of $28.0 million. Borrowings under the
First Lien Credit Agreement,  bear interest, (A) in the case of base rate loans, at 0.25  percentage  points above the Wells Fargo prime rate, (B) in the case of
LIBOR rate loans, at rates of 2.00 percentage points or 2.50 percentage  points, as applicable,  above the LIBOR rate, and (C) otherwise,  at a rate equal to the
Wells Fargo prime rate minus 0.25 percentage points. Obligations under the First
Lien Credit Agreement are guaranteed by Arlon Partners, Inc. ("Arlon Partners"),
Arlon MED  International  LLC ("Arlon  MED  International"),  Arlon  Adhesives &
Films,  Inc.  ("Arlon  Adhesives")  and Kasco  Mexico LLC ("Kasco  Mexico,"  and
together  with  Bairnco,  Arlon  Partners,  Arlon  MED  International  and Arlon
Adhesives, the "Guarantors"), and secured by a first priority lien on all assets of Bairnco,  the Borrowers,  the Guarantors  and Bairnco's  Ontario  subsidiary,
Atlantic  Service  Company,  Limited  ("Atlantic  Service,"  and  together  with
Bairnco,  the Borrowers and the Guarantors,  the "Loan Parties").  The scheduled maturity date of the indebtedness  under the First Lien Credit Agreement is July
17, 2012.

      The Second Lien Credit Agreement  provides for a term loan facility to the
Borrowers of $48.0 million.  Borrowings  under the Second Lien Credit  Agreement bear interest,  in the case of base rate loans, at 3.50 percentage  points above the rate of interest publicly  announced by JPMorgan Chase Bank in New York, New
York as its reference  rate,  base rate or prime rate, and, in the case of LIBOR rate loans, at 6.00 percentage  points above the LIBOR rate.  Obligations  under the Second Lien Credit Agreement are guaranteed by the Loan Parties, and secured by a second  priority  lien on all  assets of the Loan  Parties.  The  scheduled maturity date of the indebtedness under the Second Lien Credit Agreement is July
17, 2012.

      Bairnco used approximately $56.7 million of the borrowings under the First
Lien Credit Agreement and Second Lien Credit Agreement to repay a portion of the indebtedness  outstanding  under  the Steel  Bridge  Loan,  leaving a  principal balance of approximately $31.8 million (the "Subordinated Debt Principal").  The
Subordinated  Debt Credit  Agreement  provides  for a term loan  facility to the
Borrowers in the amount of the Subordinated Debt Principal. All borrowings under the Subordinated  Debt Credit Agreement bear interest at 6.75 percentage  points above the rate of interest  publicly  announced  by  JPMorgan  Chase Bank in New
York, New York as its reference rate, base rate or prime rate.  Interest and all fees payable under the  Subordinated  Debt Credit Agreement are due and payable, in  arrears  on the  scheduled  maturity  date  of the  indebtedness  under  the
Subordinated  Debt Credit  Agreement,  January  17,  2013,  except as  otherwise permitted by the terms of an intercreditor  and  subordination  agreement by and

                                     F-101

among  Wells  Fargo  Foothill,  Inc.,  as agent  under  the  First  Lien  Credit
Agreement,  Ableco Finance LLC, as agent under the Second Lien Credit Agreement, and  Steel.  Obligations  under  the  Subordinated  Debt  Credit  Agreement  are guaranteed by the Loan Parties,  and secured by a subordinated  priority lien on the assets of the Loan Parties.  In connection with the Subordinated Debt Credit
Agreement,  Steel released  certain  foreign  subsidiaries of Bairnco from their joint and several  guarantee of the obligations of Bairnco and its  subsidiaries under the Steel Bridge Loan.

      Approximately  $7.4 million of irrevocable  standby letters of credit were outstanding  under the First Lien Credit  Agreement,  which are not reflected in the accompanying consolidated financial statements.  $2.0 million of the letters of credit guarantee  various  insurance  activities and $5.4 million  represents letters  of  credit  securing  borrowings  of up to $5.2  million  for the China foreign loan facility.  These letters of credit mature at various dates and have automatic renewal provisions subject to prior notice of cancellation.

      A  commitment  fee is paid  on the  unused  portion  of the  total  credit facility.  The  amount  Bairnco  can  borrow at any given  time is based  upon a formula that takes into  account,  among other  things,  eligible  inventory and accounts receivable, which can result in borrowing availability of less than the full  amount of the  revolving  credit  facility  under the  First  Lien  Credit
Agreement.  As of September 30, 2007, Bairnco had approximately $12.6 million of unused borrowing availability under the First Lien Credit Agreement.

      The China foreign loan facility  reflects  borrowing by Bairnco's  Chinese facilities through Bank of America, Shanghai, China, which is secured by four US dollar  denominated  letters of credit totaling $5.4 million.  Interest rates on amounts  borrowed  under  the  China  foreign  loan  facility  averaged  6.0% at
September 30, 2007.

      The First and Second Lien Credit Agreements  contain  financial  covenants which  require  Bairnco to meet EBITDA,  capital  expenditure,  and fixed charge coverage and leverage ratios.  At September 30, 2007,  Bairnco was in compliance with all such covenants.

      The annual  maturities of long-term  debt as of September 30, 2007 were as follows:

(in thousands)
October 1 - December 31, 2008     $    864
                         2009       19,577
                         2010        3,455
                         2011        9,606
              2012 and beyond      104,881
                                  --------
                                  $138,383
                                  ========

NOTE 11 -FACILITY CLOSURES AND ASSET SALES

NORRISTOWN FACILITY

      On May 9, 2006,  the Company  announced  the closing of the Handy & Harman
Tube Co. ("HHT") facility located in Norristown,  Pennsylvania, (the "Norristown facility")  which is included in the Company's  Tubing segment.  The decision to close  the  Norristown  facility  was  principally  based  on the  economics  of operating  HHT's  business at the facility.  HHT  manufactured  stainless  steel tubing that was supplied in various  lengths and forms in both coil and straight lengths.  HHT's  short  coil  business  was  relocated  to H&H's  Camdel  Metals
Corporation ("Camdel") facility located in Camden, Delaware.

      In  conjunction  with the decision to close the Norristown  facility,  the
Company  reviewed the  recoverability  of the Norristown  facility's  long-lived assets in accordance  with SFAS No. 144,  "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). A review of future cash flows indicated that cash flows  would be  insufficient  to  support  the  carrying  value of certain machinery and equipment at the  Norristown  facility.  As a result,  the Company recorded  an  asset  impairment  charge  of $1.8  million  in its  statement  of operations for the second quarter of 2006. Certain of the Norristown  facility's long-lived  assets,  principally  consisting  of machinery and  equipment,  were classified as current  assets held for sale in the balance sheet as of September
30, 2006. The real estate is included in non-current  assets (other assets).  No impairment  loss was incurred on the real estate  assets based on the  Company's analysis.

      Restructuring  charges  related to the closing of the Norristown  facility totaling  $2.4 million in 2006 ($1.9  million and $0.5 million in the second and third  quarters,  respectively)  were recorded in the  statement of  operations.
These  charges  included  termination  benefits of $2.0  million,  $0.1  million

                                     F-102

resulting from a pension  curtailment,  and $0.3 million of other  charges.  The activity in the  restructuring  reserve was as follows for the nine months ended
September 30, 2007:

                          Reserve                                   Reserve
                          Balance                                   Balance
                        December 31,                              September 30,
                           2006        Expense        Paid            2007
                        ------------   ---------     ---------    -------------
                                          (in thousands)

Termination benefits       $320           $--         $300            $ 20
                           ====           =           ====            ====

      The Company  completed an environmental  study at the Norristown  facility which indicated that environmental remediation activities with an estimated cost of $0.8 million are required,  which the Company accrued as of the first quarter of 2006. An additional expense of $0.1 million was recorded in the third quarter of 2007 in connection  with the  estimated  costs of  environmental  remediation activities at the Norristown facility.

      The Norristown  facility  operated  through the third quarter of 2006. The closing of the  Norristown  facility  and the sale of certain of its assets were completed by the end of 2006. The remaining  machinery and equipment was sold in
2007 for proceeds of $0.9 million.

HHEM

      On March 4, 2007, the Company sold certain assets,  including the land and building,  certain  machinery  and  equipment,  and  inventory  of HHEM  for net proceeds of approximately $3.8 million.  HHEM was part of the Company's Precious
Metal segment. In December 2006, the Company recorded an asset impairment charge of  $3.4  million  relating  to the  long-lived  assets  offered  for  sale,  in accordance  with SFAS No. 144. The amount of the impairment  loss was based upon the  actual  selling  price  of the  long-lived  assets  in March  2007.  In the
Company's  balance  sheet as of December 31, 2006,  the  long-lived  assets were classified as current assets held for sale. Upon sale, the Company  recognized a loss of $0.4 million  relating to the sale of inventory.  Under the terms of the sale agreement,  the Company has retained  responsibility  for any  pre-existing environmental conditions requiring remediation at the Rhode Island site.

NOTE 12 - REPORTABLE SEGMENTS

The Company has six reportable segments:

      (1)   Precious Metal.  This segment  manufactures and sells precious metal products and electroplated  material  containing  silver,  gold, and palladium in combination  with base metals for use in a wide variety of industrial applications;

      (2)   Tubing.  This segment  manufactures  and sells  tubing  products and fabrications  primarily  from  stainless  steel,  carbon  steel  and
            specialty   alloys,   for  use  in  a  wide  variety  of  industrial
            applications;

      (3)   Engineered Materials. This segment manufactures a) specialty roofing and construction fasteners,  using steel and plastic, which are sold to the construction and do-it yourself markets, b) plastic and steel fittings and connectors for natural gas and water distribution,  and
            non-ferrous  thermite  welding  powders,   which  are  sold  to  the
            construction,  electric,  and  natural  gas and  water  distribution
            industries,   and  c)   electrogalvanized   products   used  in  the
            construction and appliance industries;

      (4)   Arlon EM. This segment designs, manufactures, markets and sells high performance  laminate  materials and bonding  films  utilized in the
            military/aerospace,   wireless   communications,   automotive,   oil
            drilling,  and semiconductor markets. Among the products included in the Arlon EM segment are high  technology  materials for the printed circuit board industry and silicone  rubber  products for insulating tapes and flexible heaters.

      (5)   Arlon CM.  This  segment  designs,  manufactures,  markets and sells laminated  and coated  products to the  electronic,  industrial  and commercial  markets under the Arlon and Calon brand names. Among the products  included  in the  Arlon CM  segment  are  vinyl  films for graphics art  applications,  foam tapes used in window glazing,  and electrical and thermal insulation products.

      (6)   Kasco .  Replacement  products  and services  are  manufactured  and distributed  under the Kasco name principally to retail food stores, meat and deli  operations,  and meat,  poultry  and fish  processing
            plants  throughout  the  United  States,   Canada  and  Europe.  The
            principal  products include  replacement band saw blades for cutting meat,  fish,  wood  and  metal,  and on  site  maintenance  services primarily in the meat and deli departments. In Canada and France, in addition to providing  its  replacement  products,  Kasco also sells equipment to the supermarket and food processing  industries.  These

                                     F-103

            products are sold under a number of brand names  including  Kasco in the  United  States  and  Canada,  Atlantic  Service  in the  United
            Kingdom, and Bertram & Graf and Biro in Continental Europe.

      Management  has  determined   that  certain   reporting  units  should  be
aggregated  and presented  within a single  reporting  segment on the basis that such operating  segments have similar economic  characteristics  and share other qualitative  characteristics.  Management  reviews  gross  profit and  operating income to evaluate  segment  performance.  Operating  income for the  reportable segments  excludes  unallocated  general  corporate  expenses.  Other income and expense,  interest expense,  and income taxes are not presented by segment since they are  excluded  from the  measure of segment  profitability  reviewed by the
Company's management.

      The following table presents information about reportable segments for the three and nine month periods  ending  September  30, 2007 and 2006.  Information about the Bairnco reportable segments includes the period April 13, 2007 through
September 30, 2007.

                                                Three Months Ended                    Nine Months Ended
                                                  September 30,                         September 30,
                                             2007               2006               2007               2006
                                       ---------------     --------------     ---------------     -------------
   (in thousands)
Net sales

   Precious Metal                          $  36,994          $  36,141          $ 114,202          $ 112,249
   Tubing                                     30,801             30,526             91,051             93,235
   Engineered Materials                       64,670             54,942            178,820            154,109
   Arlon Electronic Materials (a)             15,470               --               29,487               --
   Arlon Coated Materials (a)                 18,213               --               32,896               --
   Kasco (a)                                  16,252               --               30,635               --
                                           ---------          ---------          ---------          ---------
           Net sales                       $ 182,400          $ 121,609          $ 477,091          $ 359,593
                                           =========          =========          =========          =========

Segment operating income (loss)
   Precious Metal                          $   1,515          $   2,909          $   3,003          $   7,793
   Tubing                                        343             (1,903)              (138)            (5,581)
   Engineered Materials                        6,859              6,489             14,430             14,993
   Arlon Electronic Materials (a)(b)          (3,614)              --               (1,392)              --
   Arlon Coated Materials (a)(b)              (2,521)              --               (2,523)              --
   Kasco (a)(b)                                 (834)              --                 (336)              --
                                           ---------          ---------          ---------          ---------
                                               1,748              7,495             13,044             17,205
                                           ---------          ---------          ---------          ---------

Unallocated corporate expenses                 2,021                927              5,685              2,677
Pension income                                (1,250)            (1,270)            (3,750)            (3,515)
Insurance proceeds                              --                 (811)            (5,689)              (811)
Environmental remediation expense              2,527               --                2,527              2,909
Loss (gain) on disposal of assets                153                 (4)               288                 83
                                           ---------          ---------          ---------          ---------

    Income (loss) from operations             (1,703)             8,653             13,983             15,862
                                           ---------          ---------          ---------          ---------

Interest expense                              10,652              5,775             28,558             15,723
Realized and unrealized loss
on derivatives                                   963              1,714              1,039              6,244
Other expense (income)                           138               (175)               328                (41)
                                           ---------          ---------          ---------          ---------
Income (loss) from continuing
   operations before taxes                 $ (13,456)         $   1,339          $ (15,942)         $  (6,064)
                                           =========          =========          =========          =========

(a)   Bairnco segment information includes the period April 13, 2007 through September 30, 2007.

(b)   The following  non-recurring charges relating to the purchase accounting for the Bairnco Acquisition are included in the three and nine months  results  above:  Arlon EM  -$3,956,  Arlon CM -$2,425,  and Kasco
      -$1,465.

                                                    F-104

                                Nine Months Ended September 30,                                     September 30,     December 31,
                                    2007              2006                                              2007              2006
                                ------------      ------------                                      ------------      ------------
Capital Expenditures                     (in thousands)              Total Assets                          (in thousands)

   Precious Metal                   $1,901          $1,735             Precious Metal                $ 57,430         $ 60,562
   Tubing                            1,015           3,588             Tubing                          72,940           68,038
   Engineered Materials              2,040           1,394             Engineered Materials           153,094          145,845
   Arlon Electronic Materials          536            --               Arlon Electronic Materials      75,775             --
   Arlon Coated Materials              318            --               Arlon Coated Materials          29,784             --
   Kasco                             1,132            --               Kasco                           41,598             --
   Corporate and other                  98             120             Corporate and other             30,713           19,420
                                    ------          ------                                           --------         --------
Total                               $7,040          $6,837          Total                            $461,334         $293,865
                                    ======          ======                                           ========         ========

Geographic Information
                                                 Revenue                                      Long-lived Assets
                   Three Months Ended September 30,  Nine Months Ended September 30,    September 30,   December 31,
                        2007             2006            2007              2006             2007            2006
                   --------------  --------------    --------------  --------------    --------------  --------------
                           (in thousands)                   (in thousands)                    (in thousands)

United States         $156,484         $111,755         $427,574         $330,171         $111,567         $ 76,686
Foreign                 25,916            9,854           49,517           29,422           18,658            8,309
                      --------         --------         --------         --------         --------         --------

                      $182,400         $121,609         $477,091         $359,593         $130,225         $ 84,995
                      ========         ========         ========         ========         ========         ========

NOTE 13 - CONTINGENCIES

LEGAL MATTERS:

SUMCO INC. V.  UNDERWRITERS AT LLOYD'S,  LONDON,  LEXINGTON  INSURANCE  COMPANY,
HARTFORD FIRE INSURANCE COMPANY, AND WURTTEMBERGISCHE VERSICHERUNG AG

      On July 7, 2004, Sumco Inc. ("Sumco"),  a wholly-owned  subsidiary of H&H, filed suit in the  Marion  County  Superior  Court of  Indiana  against  certain underwriters  affiliated  with Lloyd's,  London,  Lexington  Insurance  Company,
Hartford Fire  Insurance  Company,  and  Wurttembergische  Versicherung  AG (the
defendants).  Sumco sought to recover monies from these  insurance  carriers for losses  incurred  as a result of a January  20,  2002 fire at its metal  plating facility  in  Indianapolis,  Indiana.  At the time of the fire,  Sumco's  parent corporation,  WHX, had in place  layered fire  insurance  policies with combined limits of $25 million and a deductible  of $100,000.  The  defendants  represent carriers  who  provided  $15  million  in  insurance  coverage  in excess of two underlying  policies  of $5 million  each.  Defendants  had  previously  paid $5 million in claims.  Sumco contended that its losses were in excess of the policy limits,  defendants  acted in bad faith, and that it was entitled to the payment of the remaining  approximate $10 million in insurance  coverage provided by the defendants.  The  parties  settled  their  claims  in May 2007 for an  aggregate payment to WHX of $5,689,276  from the defendants  (which  proceeds were paid to
Steel in partial  satisfaction of its loan), and an assignment of their interest to WHX in up to another $1.7 million in proceeds  resulting  from the settlement of subrogation  claims against various third parties.  On August 29, 2007, Sumco filed a  Declaratory  Judgment  action in the Marion  County  Superior  Court of
Indiana  against  Royal  Indemnity  Company  and U.S.  Fire  Insurance  Company,
requesting a declaration that Sumco is entitled to such funds. Steel will have a first lien, and the PBGC a second lien, on any additional proceeds recovered.

HH EAST PARCEL, LLC.  V. HANDY & HARMAN

      This action  arises out of a purchase and sale  agreement  entered into in
2003  whereby  H&H agreed to sell the  eastern  parcel of a  commercial  site in
Fairfield, Connecticut ("Fairfield East") to HH East Parcel, LLC ("HH East"). On
or about April 5, 2005, HH East filed a Demand for Arbitration with the American
Arbitration  Association seeking legal and equitable relief including completion of the  remediation of  environmental  conditions at the site in accordance with the terms of the agreement.  An arbitration  hearing was held in October 2005 in

                                     F-105

Connecticut,  pursuant  to which HH East was  awarded,  among other  things,  an amount  equal to $5,000 per day from  January 1, 2005  through the date on which remediation  is  completed.  This award  amounts to  approximately  $4.0 million through the  completion  date of April 6, 2007.  HH East moved in the  Fairfield
Superior Court to have the arbitration award enforced,  and H&H moved to have it
vacated.   The  court  issued  a  decision  on  June  26,  2006,  denying  H&H's application. H&H is appealing this decision.

      On May 22, 2007, HH East served an Order for a  Prejudgment  Attachment in the amount of $3,520,200, issued by the Superior Court, Stamford, Connecticut in
December 2006, against certain  Connecticut  property of H&H and against certain bank  accounts  maintained  by H&H  at  banks  in  New  York.  H&H  has  brought proceedings in the Superior  Court,  Stamford,  Connecticut,  and in the Supreme
Court,  State of New York, to oppose the attachment of such bank accounts and to have  it  lifted.  The  New  York  proceeding  has  been  discontinued  and  the
Connecticut  proceeding is pending but adjourned.  The parties have engaged from time  to  time  in  settlement  discussions  to  resolve  the  open  issues  and proceedings  between them. On June 14, 2007,  HH East  temporarily  withdrew its attachment/garnishment against certain bank accounts of H&H after the posting of other  satisfactory  collateral  by H&H and  while  settlement  discussions  are continuing.  On June  29,  2007,  and  again on  several  other  dates,  HH East re-served the Order against various bank accounts of H&H.

      H&H has been working  cooperatively  with the  Connecticut  Department  of
Environmental  Protection  ("CTDEP")  with  respect to its  obligations  under a consent  order entered into in 1989 that applies to both the eastern and western parcels of the property. H&H has been conducting an investigation of the western parcel,  and is  continuing  the process of evaluating  various  options for its remediation.  The  sale  of the  eastern  parcel  that  is the  subject  of this litigation triggered statutory  obligations under Connecticut law to investigate and remediate  pollution at or emanating from the eastern parcel.  H&H completed the  investigation  and has been  actively  conducting  remediation  of all soil conditions  on the  eastern  parcel  for more  than  three  years.  Although  no groundwater  remediation  is  required,  there  will be  monitoring  of same for several years.  Approximately  $28.5 million had been expended through September
30, 2007, and the remaining  remediation  costs are expected to approximate $0.2 million.  H&H received  reimbursement  of $2.0 million from its carrier  under a
cost-cap  insurance  policy  and  is  pursuing  its  potential   entitlement  to
additional coverage. Remediation of all soil conditions on site was completed on
April 6, 2007, although solely in furtherance of settlement discussions that had been going on between the parties,  H&H recently  performed  limited  additional work on site.

PAUL E. DIXON & DENNIS C. KELLY V. HANDY & HARMAN

      Two former  officers of H&H filed a Statement  of Claim with the  American
Arbitration  Association  ("Arbitration") on or about January 3, 2006,  alleging four claims  against H&H. The Claimants  were  employees of H&H until  September
2005 when their  employment was terminated by H&H. Their claims include  seeking payments allegedly due under employment contracts and allegedly arising from the terminations,  and seeking  recovery of benefits  under what they allege was the
Handy & Harman Supplemental Executive Retirement Plan.

      The Statement of Claim recites that the  employment  agreements of each of the  Claimants  provides that H&H may  terminate  their  employment at any time, without prior notice,  for any of the following  reasons:  "(i) [the  officer's]
engaging  in conduct  which is  materially  injurious  to [H&H] or [WHX],  their subsidiaries  or  affiliates,  or any of their  respective  customer or supplier relationships, monetarily or otherwise; (ii) [the officer's] engaging in any act of fraud,  misappropriation  or embezzlement or any act which would constitute a felony (other than minor traffic violations);  or (iii) [the officer's] material breach of the  agreement." The Statement of Claim further  alleges,  and H&H has not disputed,  that each Claimant's  employment was terminated in September 2005 pursuant to a letter,  which  stated in part,  that each  Claimant  had violated provisions of such  officer's  employment  agreement,  contained in the previous sentence,  "by, INTER ALIA, attempting to amend and put in place various benefit plans to  personally  benefit  yourself,  without  notice to, or approval of the
Board of  Directors;  for  further  failing to  disclose  the  existence  of the relevant  plan  documents  and other  information  to the Board;  for failing to cooperate in the Company's investigation of these important issues; for material losses to the Company in connection with these actions....".

      In the  Arbitration,  Claimants  sought an award in  excess of $4  million
each,  plus  interest,   costs  and  attorneys'  fees.   Claimants  also  sought
indemnification for certain matters and an injunction against H&H with regard to life insurance  policies.  H&H brought a special proceeding on February 15, 2006 in the  Supreme  Court of the State of New York,  County of  Westchester,  for a
judgment staying the arbitration of three of the four claims. On March 10, 2006, all of the parties filed a stipulation with the court,  discontinuing  the court proceeding and agreeing therein, among other things, that all claims asserted by the  Claimants in the  Arbitration  (which was also  discontinued  at that time)
would be asserted in Supreme Court, Westchester County.

      In April 2006,  Claimants  served a request for  benefits,  severance  and other  amounts,  similar  to those  described  above,  on H&H and  various  plan administrators and fiduciaries  thereof.  The request was reviewed in accordance with the  procedures  of the plans at issue and by letter  dated  September  27,
2006,  claimants were notified that their request was largely denied. They filed an appeal on December  11, 2006 with the Plan  Administrator,  which  appeal was denied on  February  9, 2007.  No action is  pending in any court,  H&H does not believe that it is liable to Claimants  under the claims that have been asserted to date, and it intends to defend itself vigorously  against any claims that may be asserted by Claimants.  There can be no assurance that H&H will be successful

                                    F-106

in defending against any such claims, or that H&H will not have any liability on account of claims that may be asserted by  Claimants.  Such  liability,  if any, cannot be reasonably  estimated at this time, and  accordingly,  there can be no assurance  that  the  resolution  of this  matter  will not be  material  to the financial position, results of operations and cash flow of the Company.

ARISTA DEVELOPMENT LLC V. HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

      In  2004,  a  subsidiary  of H&H  entered  into  an  agreement  to  sell a commercial/industrial  property  in  North  Attleboro,  Massachusetts.  Disputes between  the  parties  led to suit being  brought in Bristol  Superior  Court in
Massachusetts.  The plaintiff  alleges that H&H is liable for breach of contract and  certain  consequential  damages  as a result  of H&H's  termination  of the agreement in 2005, although H&H subsequently  revoked its notice of termination.
H&H has denied  liability and has been vigorously  defending the case. The court entered a preliminary  injunction  enjoining H&H from  conveying the property to anyone other than the  plaintiff  during the pendency of the case.  Discovery on liability and damages has been stayed while the parties are actively  engaged in settlement  discussions.  Concurrently  with these  settlement  efforts,  H&H is continuing to comply with a 1987 consent order from the Massachusetts Department of Environmental  Protection ("MADEP") to investigate and remediate the soil and groundwater conditions.  H&H is in discussions with the Environmental Protection
Agency  ("EPA"),  the MADEP and the  plaintiff in  connection  with the remedial activities.  Since  discovery is not completed,  it cannot be known at this time whether it is  foreseeable  or  probable  that  plaintiff  would  prevail in the litigation or whether H&H would have any liability to the plaintiff.

ENVIRONMENTAL MATTERS

      In connection  with the sale of a portion of Fairfield  East in 2003,  the
Company was  responsible  for  demolition and  environmental  remediation of the site,  the estimated  cost of which was included in the loss on sale recorded in
2003.  H&H  determined  that  an  increase  in  the  reserve  for  environmental remediation was needed in the amount of $28.3 million, which was recorded in the fourth  quarter of 2004.  This change in reserve was caused by the  discovery of underground  debris and soil contaminants  that had not been anticipated.  These
additional  costs  are  included  in  environmental   remediation   expense.  An
additional $4.0 million has been recorded in selling, general and administrative expenses as a penalty  related to Fairfield East. The Company retains title to a parcel of land adjacent to the property sold in 2003.  This parcel is classified as other non-current  assets, in the amount of $2.0 million, on the consolidated balance sheets at September 30, 2007 and December 31, 2006.

      H&H entered into an administrative  consent order (the "ACO") in 1986 with the New Jersey Department of Environmental  Protection  ("NJDEP") with regard to certain  property  that it  purchased  in 1984 in New Jersey.  The ACO  involves investigation and remediation activities to be performed with regard to soil and groundwater contamination.  H&H settled a case brought by the local municipality in regard to this site in 1998 and also settled  with  certain of its  insurance carriers. H&H is actively remediating the property and continuing to investigate the most  effective  methods for achieving  compliance  with the ACO. A remedial investigation  report  was  filed  with  the  NJDEP  in May of  2006.  Once  the investigation has been completed, it will be followed by a feasibility study and a remedial  action work plan that will be  submitted to NJDEP.  H&H  anticipates entering into discussions in the near future with NJDEP to address that agency's natural  resource damage claims,  the ultimate scope and cost of which cannot be estimated at this time. The ongoing cost of  remediation is presently  estimated at approximately $450,000 per year, plus anticipated additional costs in 2007 of approximately  $371,000.  Pursuant  to a  settlement  agreement  with the former owner/operator  of the  Site,  the  responsibility  for site  investigation  and remediation costs are allocated 75% to the former  owner/operator and 25% to H&H after  the first $1  million.  The $1  million  was paid  solely  by the  former owner/operator.  To date, over and above the $1 million, total investigation and remediation  costs of $419,000  and  $140,000  have been  expended by the former
owner/operator  and  H&H,  respectively,   in  accordance  with  the  settlement
agreement.  Additionally,  H&H is currently being reimbursed  through  insurance coverage for a portion of the  investigation and remediation costs for which the company is responsible.  There is additional excess insurance coverage which H&H intends to pursue as necessary.

      H&H has been identified as a potentially  responsible  party ("PRP") under
the  Comprehensive  Environmental  Response,   Compensation  and  Liability  Act
("CERCLA") or similar state statutes at several sites and is a party to ACO's in connection  with  certain  properties.  H&H may be subject to joint and  several liabilities  imposed by CERCLA on potentially  responsible  parties.  Due to the technical and regulatory  complexity of remedial activities and the difficulties attendant in  identifying  potentially  responsible  parties and  allocating  or determining  liability  among them,  H&H is unable to  reasonably  estimate  the ultimate cost of compliance with such laws.

      In a case entitled Agere Systems,  Inc., et al. v. Advanced  Environmental
Technology Corp., et al. (U.S.  District Court,  EDPA),  five companies,  all of which are PRPs for the Boarhead Farm site in Bucks County, Pennsylvania, brought
CERCLA contribution and similar claims under  Pennsylvania's  environmental laws against  a number  of  companies  in  2002.  A  subsidiary  of H&H is one of the defendants that the plaintiffs  claim  contributed to the  contamination  of the
Boarhead Farm site. A number of the plaintiffs have entered into consent decrees with the EPA regarding the remediation of groundwater and soil  contamination at the Boarhead  Farm site. In addition,  plaintiffs  have settled with a number of the defendants. There are currently six non-settling defendants,  including H&H,

                                     F-107

against  which  the  plaintiffs  are  pursuing  their  claims.  Fact and  expert discovery has been  concluded.  H&H filed a motion for summary  judgment in July
2007, seeking dismissal of plaintiffs'  complaint,  which Plaintiffs opposed and as to which  H&H has  filed a motion  for  leave  to file a reply  brief.  These motions are  pending.  Plaintiffs  recently  filed a motion for leave to file an amended  complaint  seeking  to add a cost  recovery  claim in  addition  to its contribution  claim.  This motion is pending as well. It is anticipated that the court  will  rule on these  motions  in the Fall of 2007.  The  plaintiffs  have already made  substantial  payments to the EPA in past  response  costs and have themselves  incurred costs for groundwater and soil remediation.  Remediation is continuing.  Plaintiffs  are  seeking  reimbursement  of a  portion  of  amounts incurred and an allocation of future amounts from H&H and the other non-settling defendants.  H&H's  responsibility  for this site, if any, should be minimal and has demanded  coverage  from its  insurance  carrier for any claims for which it could be held  liable.  It is not  possible to  reasonably  estimate the cost of remediation or H&H's share, if any, of the liability at this time.

      H&H received a notice letter from the EPA in August 2006  formally  naming
H&H  as a PRP  at  the  Shpack  landfill  superfund  site  in  North  Attleboro,
Massachusetts  (the "Shpack  site") H&H then  voluntarily  joined a group of ten
(10) other PRPs  (which  group has since  increased  to  thirteen  (13)) to work cooperatively regarding remediation of this site.  Investigative work is ongoing to determine  whether there are other parties that sent hazardous  substances to the Shpack site but that have not received notice letters nor been named as PRPs to date. The PRP group submitted its good faith offer to the EPA in late October
2006. The offer is contingent on the group arriving at an acceptable  allocation amongst  the PRPs.  Most of the PRPs have  reached  proposed  allocations  as to percentages of  responsibility  for  investigation  and remediation costs at the
Shpack site. It is  anticipated  that there will be a "shortfall" in the overall allocation  that  will then be  shared,  on a pro rata  basis,  among all of the participating PRPs. The EPA has currently agreed to an orphan share for the past response  costs  incurred  through  March  31,  2007  and the PRPs  continue  to negotiate with the EPA to have all future  response and oversight costs included in the orphan share.  The EPA seeks to have the Consent Decree lodged as soon as practicable.  The Consent Decree will then be subject to a public comment period of no less than 30 days. After the expiration of the 30 days (or such other time period),  the court,  in its  discretion,  can enter the Consent  Decree.  It is anticipated that PRP remedial  activities at the site will not begin until 2009.
The remediation of a significant  amount of the contamination at the site is the responsibility  of the U.S.  Department of Energy ("DOE").  That  remediation is being  accomplished by the U.S. Army Corps of Engineers.  The DOE portion of the work has begun but is not expected to be completed until 2009, at which time the remaining  work will be more clearly  defined.  There are some PRPs who have not participated to date in the Consent Decree  negotiations and allocation process.
Any non-participating PRPs may be sued later on under CERCLA. That is a decision that will be made in the  future by the  participating  PRPs.  The  Company  has recorded a reserve of $3.6 million in connection with this matter.

      As discussed above, H&H has existing and contingent  liabilities  relating to environmental matters,  including capital expenditures,  costs of remediation and potential  fines and penalties  relating to possible  violations of national and state  environmental  laws. H&H has substantial  remediation  expenses on an ongoing basis,  although such costs are continually  being readjusted based upon the  emergence of new  techniques  and  alternative  methods.  In addition,  the
Company has insurance  coverage  available for several of these  matters.  Based
upon   information   currently   available,   including   H&H's  prior   capital
expenditures, anticipated capital expenditures, and information available to H&H on pending  judicial  and  administrative  proceedings,  H&H does not expect its environmental compliance costs, including the incurrence of additional fines and penalties,  if  any,  relating  to the  operation  of its  facilities  to have a material  adverse  effect on the  financial  position,  but there can be no such assurances. Such costs could be material to H&H's results of operations and cash flows. We anticipate that H&H will pay such amounts out of its working  capital, although there is no assurance that H&H will have  sufficient  funds to pay such amounts. In the event that H&H is unable to fund these liabilities, claims could be made  against WHX for  payment of such  liabilities.  As further  information comes  into  the  Company's  possession,  it  will  continue  to  reassess  such evaluations.

OTHER LITIGATION

      We or  certain of our  subsidiaries  are a  defendant  in  numerous  cases pending in a variety of jurisdictions relating to welding emissions.  Generally, the factual  underpinning of the  plaintiffs'  claims is that the use of welding products for their ordinary and intended  purposes in the welding process causes emissions of fumes that contain  manganese,  which is toxic to the human central nervous  system.  The plaintiffs  assert that they were  over-exposed to welding fumes  emitted by welding  products  manufactured  and  supplied by us and other co-defendants.  We deny  liability and are defending  these  actions.  It is not possible to reasonably  estimate our exposure or share, if any, of the liability at this time.

      In addition to the  foregoing  cases,  there are a number of other product liability,  exposure,  accident, casualty and other claims against us or certain of our  subsidiaries  in  connection  with a  variety  of  products  sold by our subsidiaries  over several  years,  as well as litigation  related to employment matters, contract matters, sales and purchase transactions and general liability claims,  many of which  arise in the  ordinary  course  of  business.  It is not possible to reasonably  estimate our exposure or share, if any, of the liability at this time.

      There is insurance coverage available for many of these actions, which are being litigated in a variety of jurisdictions. To date, we have not incurred and do not believe we will incur any  significant  liability  with  respect to these claims, which we contest vigorously in most cases.  However, it is possible that

                                     F-108

the  ultimate  resolution  of such  litigation  and claims could have a material adverse effect on quarterly or annual results of operations,  financial position and cash flows when they are resolved in future periods.

PENSION PLAN CONTINGENCY ARISING FROM THE WPC GROUP BANKRUPTCY:

      Wheeling-Pittsburgh  Corporation  ("WPC")  and  six  of  its  subsidiaries
(collectively  referred to as the "WPC  Group"),  including  Wheeling-Pittsburgh
Steel Corporation ("WPSC"), a vertically integrated  manufacturer of value-added and flat  rolled  steel  products,  was a wholly  owned  subsidiary  of WHX.  On
November 16, 2000, the WPC Group filed a petition seeking  reorganization  under
Chapter 11 of Title 11 of the United States  Bankruptcy  Code. A Chapter 11 Plan
of Reorganization for the WPC Group (the "WPC POR") was consummated on August 1,
2003,  pursuant  to which,  among  other  things,  the WPC Group  ceased to be a subsidiary of WHX effective  August 1, 2003, and from that date forward has been an independent company.

      As part of the WPC POR, the Company  agreed to make certain  contributions
(the  "WHX   Contributions")   to  the  reorganized   company.   Under  the  WHX
Contributions,  the Company  forgave the repayment of its claims against the WPC
Group of  approximately  $39.0  million and,  additionally,  contributed  to the reorganized company $20.0 million of cash, for which the Company received a note in the amount of $10.0 million. The note was fully reserved upon receipt.

      On  March  6,  2003,  the  PBGC  published  its  Notice  of  Determination
("Notice") and on March 7, 2003 filed a Summons and Complaint  ("Complaint")  in
United States  District Court for the Southern  District of New York seeking the involuntary  termination of the WHX Pension Plan, a defined benefit pension plan sponsored by the Company that  provides  pension  benefits to active and retired employees of WHX and H&H and certain benefits to active and retired employees of members of the WPC  Group.  WHX filed an answer to this  complaint  on March 27,
2003,  contesting the PBGC's action.  On July 24, 2003, the Company entered into an agreement among the PBGC, WPC, WPSC, and the United  Steelworkers of America,
AFL-CIO-CLC  ("USWA")  in  settlement  of  matters  relating  to the PBGC v. WHX
Corporation,  Civil Action No.  03-CV-1553,  in the United States District Court
for the Southern District of New York ("Termination  Litigation"),  in which the
PBGC was seeking to terminate the WHX Pension Plan. Under the settlement,  among other  things,  WHX agreed (a) that the WHX  Pension  Plan,  as it is  currently constituted,  is a single employer  pension plan, (b) to contribute funds to the
WHX  Pension  Plan equal to moneys  spent (if any) by WHX or its  affiliates  to purchase  WHX 10.5%  Senior  Notes (the  "Senior  Notes") in future  open market transactions,  and (c) to grant to the PBGC a pari passu security interest of up to $50.0  million in the event WHX  obtains  any future  financing  on a secured basis or provides any security or collateral for the Senior Notes.

      Also under the  settlement,  all parties  agreed that as of the  effective date of the WPC POR,  (a) no shutdowns  had occurred at any WPC Group  facility,
(b) no member of the WPC Group is a participating employer under the WHX Pension
Plan,  (c)  continuous  service for WPC Group  employees was broken,  (d) no WPC
Group  employees  will  become  entitled  to "Rule of 65" or "70/80"  Retirement
Benefits (collectively, "Shutdown Benefits") by reason of events occurring after the  effective  date of the WPC POR,  and (e) the WHX Plan would  provide  for a limited  early  retirement  option  to  allow  up to 650  WPSC  USWA-represented employees the right to receive retirement benefits based on the employee's years of service as of July 31, 2003 with a monthly benefit equal to $40 multiplied by the employee's years of service.

      Finally,  under  the  settlement,  the PBGC  agreed  (a)  that,  after the effective  date of the WPC POR, if it  terminates  the WHX Pension Plan at least one day prior to a WPC Group facility  shutdown,  WHX shall be released from any additional  liability to PBGC resulting  from the shutdown,  (b) to withdraw its claims in the WPC  Bankruptcy  Proceedings,  and (c) to dismiss the  Termination
Litigation.

      The agreement  with the PBGC also contains the provision that WHX will not contest  a  future  action  by the PBGC to  terminate  the WHX  Pension  Plan in connection with a future WPC Group facility  shutdown.  In the event that such a plan  termination  occurs,  the PBGC has agreed to  release  WHX from any claims relating to the shutdown.  However, there may be PBGC claims related to unfunded liabilities that may exist as a result of a termination of the WHX Pension Plan.

NOTE 14 - SUBSEQUENT EVENTS

      On October 18, 2007,  the Company filed a  registration  statement on Form
S-1 with the SEC for a rights offering to its existing stockholders.  The rights offering will be made through the distribution of non-transferable  subscription rights to purchase  shares of the Company's  common  stock,  par value $0.01 per share, at a subscription price to be determined. Assuming the rights offering is fully subscribed,  the Company will receive gross proceeds of approximately $170 million, less expenses of the rights offering.

      The rights offering includes an  oversubscription  privilege which permits each rights holder,  that  exercises its rights in full, to purchase  additional shares of  common  stock  that  remain  unsubscribed  at the  expiration  of the offering. This oversubscription privilege is subject to (i) the availability and

                                    F-109

allocation of shares among persons  exercising this  oversubscription  privilege and (ii) a maximum number of shares for which stockholders can oversubscribe for without  endangering the availability of the Company's NOLs under Section 382 of the  Internal  Revenue  Code,  in each case as further  described  in the rights offering documents.

      Steel has  indicated  that it intends to exercise all of its rights and to oversubscribe  for the maximum number of shares it can oversubscribe for without
(i)  endangering  the  availability of the Company's NOLs or (ii) increasing its ownership to in excess of 75% of the outstanding  shares of the Company's common stock.

      A registration  statement relating to these securities has been filed with the SEC but has not yet become effective.

      The  purpose  of this  rights  offering  is to raise  equity  capital in a cost-effective manner that gives all the Company's  stockholders the opportunity to participate.  The net proceeds will be used to redeem  preferred stock issued by a subsidiary of WHX and held by Steel,  to repay WHX  indebtedness  to Steel, and to repay a portion of the indebtedness of certain wholly-owned  subsidiaries of WHX to Steel and to their other lenders.

      On November  5, 2007,  the Company  completed  the  purchase of all of the outstanding  common stock of a manufacturer of flux cored brazing wire and metal powders used for brazing and soldering pastes, and the financial results of this company will be included in the consolidated  financial statements in the fourth quarter. It is not expected to have a material effect on the financial position, results of operations, or cash flows of the Company.

        UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF BAIRNCO
               CORPORATION AS OF MARCH 31, 2007 AND APRIL 1, 2006

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
             FOR THE QUARTERS ENDED MARCH 31, 2007 AND APRIL 1, 2006
                                   (Unaudited)

                                                            2007                 2006
----------------------------------------------------------------------------------------
NET SALES                                               $48,727,000          $42,858,000
    Cost of sales                                        33,596,000           30,078,000
                                                        --------------------------------
GROSS PROFIT                                             15,131,000           12,780,000
    Selling and administrative expenses                  14,124,000           11,067,000
                                                        --------------------------------
OPERATING PROFIT                                          1,007,000            1,713,000
    Interest expense, net                                   468,000              136,000
                                                        --------------------------------
INCOME BEFORE INCOME TAXES                                  539,000            1,577,000
    Provision for income taxes                              194,000              565,000
                                                        --------------------------------
NET INCOME                                              $   345,000          $ 1,012,000
                                                        ================================

Earnings per Share of Common Stock (Note 2):
    Basic                                               $      0.05          $      0.14
    Diluted                                             $      0.05          $      0.14

Weighted Average Number of Shares Outstanding:
    Basic                                                 7,157,000            7,191,000
    Diluted                                               7,408,000            7,394,000

DIVIDENDS PER SHARE OF COMMON STOCK                     $      0.10          $      0.06

The accompanying notes are an integral part of these financial statements.

                                     F-110

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
             FOR THE QUARTERS ENDED MARCH 31, 2007 AND APRIL 1, 2006
                                   (Unaudited)
                                     Note 3

                                                     2007                2006
-------------------------------------------------------------------------------
NET INCOME                                       $  345,000          $1,012,000
Other comprehensive income, net of tax:
   Foreign currency translation adjustment           69,000             136,000
                                                 ------------------------------
COMPREHENSIVE INCOME                             $  414,000          $1,148,000
                                                 ==============================

The accompanying notes are an integral part of these financial statements.

                                      F-111

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                   AS OF MARCH 31, 2007 AND DECEMBER 31, 2006
                                   (Unaudited)

                                                                                              2007                    2006
                                                                                         -------------------------------------
Current Assets:
   Cash and cash equivalents                                                             $   1,606,000           $   1,869,000
   Accounts receivable, less allowances of $1,448,000 and $1,350,000,
       respectively                                                                         33,904,000              30,631,000
   Inventories                                                                              35,633,000              33,608,000
   Deferred income taxes                                                                     3,501,000               3,500,000
   Other current assets                                                                      4,105,000               3,881,000
   Assets held for sale                                                                           --                   525,000
                                                                                         -------------------------------------
                    TOTAL CURRENT ASSETS                                                    78,749,000              74,014,000
                                                                                         -------------------------------------
Plant and equipment, at cost                                                               133,928,000             131,711,000
Accumulated depreciation and amortization                                                  (93,088,000)            (91,057,000)
                                                                                         -------------------------------------
                    Plant and equipment, net                                                40,840,000              40,654,000
                                                                                         -------------------------------------
Cost in excess of net assets of purchased businesses, net                                   17,100,000              17,057,000
Other Intangible Assets, net of amortization of $310,000 and $241,000,
     respectively                                                                            3,739,000               3,808,000
Other assets                                                                                 3,324,000               3,095,000
                                                                                         -------------------------------------
                                                                                         $ 143,752,000           $ 138,628,000
                                                                                         =====================================
LIABILITIES & STOCKHOLDERS' INVESTMENT
Current Liabilities:
   Short-term debt                                                                       $   7,303,000           $   6,119,000
   Current maturities of long-term debt                                                      1,219,000               1,219,000
   Accounts payable                                                                         14,692,000              13,584,000
   Accrued expenses                                                                         11,988,000              12,153,000
                                                                                         -------------------------------------
                    TOTAL CURRENT LIABILITIES                                               35,202,000              33,075,000
                                                                                         -------------------------------------
Long-term debt                                                                              18,550,000              18,490,000
Deferred income taxes                                                                        4,260,000               4,259,000
Other liabilities                                                                            4,087,000               1,634,000
Commitments and contingencies (Note 10)

Stockholders' Investment:
   Preferred stock, par value $.01, 5,000,000 shares authorized, none
       issued                                                                                       --                      --
   Common  stock, par value $.01; authorized 30,000,000 shares; 11,858,999  and
     11,724,590 shares issued, respectively; 7,426,262 and 7,291,853 shares
     outstanding, respectively                                                                 118,000                 117,000
   Paid-in capital                                                                          52,727,000              51,916,000
   Retained earnings                                                                        69,137,000              69,535,000
   Accumulated Other Comprehensive Income (Loss)
      Currency translation adjustment                                                        3,588,000               3,519,000
      Pension liability adjustment, net of $3,201,000 income tax                            (5,219,000)             (5,219,000)
   Treasury stock, at cost, 4,432,737 shares                                               (38,698,000)            (38,698,000)
                                                                                         -------------------------------------
                     TOTAL STOCKHOLDERS' INVESTMENT                                         81,653,000              81,170,000
                                                                                         -------------------------------------
                                                                                         $ 143,752,000           $ 138,628,000
                                                                                         =====================================

The accompanying notes are an integral part of these financial statements.

                                     F-112

                      BAIRNCO CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
             FOR THE QUARTERS ENDED MARCH 31, 2007 AND APRIL 1, 2006
                                   (Unaudited)

                                                                               2007                   2006
                                                                            -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                              $   345,000           $ 1,012,000
    Adjustments to reconcile to net cash provided by
        operating activities:
           Depreciation and amortization                                      2,119,000             1,829,000
           Earned compensation                                                   54,000                45,000
           (Gain) loss on disposal of plant and equipment                        (4,000)               28,000
           Change in current assets and liabilities, net
           of effect of acquisitions:
               (Increase) in accounts receivable                               (609,000)           (2,743,000)
               (Increase) in inventories                                     (1,966,000)           (2,574,000)
               (Increase) decrease in other current assets                     (222,000)            1,598,000

               Increase (decrease) in accounts payable                        1,001,000              (789,000)
               Increase in accrued expenses                                     320,000               222,000
            Other                                                              (399,000)             (364,000)
                                                                            -----------           -----------
            Net cash provided by (used in) by operating activities              639,000            (1,736,000)
                                                                            -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                     (1,586,000)           (1,676,000)
    Proceeds from sale of plant and equipment                                    13,000                 1,000
                                                                            -----------           -----------
                 Net cash (used in) investing activities                     (1,573,000)           (1,675,000)
                                                                            -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (decrease) increase in short-term debt                                1,172,000              (710,000)
    Proceeds from long-term debt                                                509,000             2,500,000
    Long-term debt repayments                                                  (449,000)             (786,000)
    Payment of dividends                                                     (1,242,000)             (875,000)
    Purchase of treasury stock                                                     --                (911,000)
    Exercise of stock options                                                   756,000               523,000
                                                                            -----------           -----------
           Net cash provided by (used in) financing activities                  746,000              (259,000)
                                                                            -----------           -----------

Effect of foreign currency exchange rate changes on cash and cash
equivalents                                                                     (75,000)               25,000
                                                                            -----------           -----------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (263,000)           (3,645,000)
Cash and cash equivalents, beginning of period                                1,869,000             5,313,000
                                                                            -----------           -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $ 1,606,000           $ 1,668,000
                                                                            ===========           ===========

The accompanying notes are an integral part of these financial statements.

                                     F-113

                      BAIRNCO CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (Unaudited)

(1)   BASIS OF PRESENTATION

      The accompanying  consolidated  condensed financial statements include the
accounts  of  Bairnco  Corporation  and  its  subsidiaries   ("Bairnco"  or  the
"Corporation") after the elimination of all material  intercompany  accounts and transactions.

      The  consolidated  condensed  balance sheet as of December 31, 2006, which
has  been  derived  from  audited  financial   statements,   and  the  unaudited
consolidated  condensed financial  statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange  Commission
for  interim  financial  reporting.   Certain  financial  information  and  note
disclosures which are normally included in annual financial  statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to those rules and regulations, although management  believes  that  the  disclosures  made  are  adequate  to  make  the
information   presented  not  misleading.   Management  believes  the  financial
statements include all adjustments of a normal and recurring nature necessary to present fairly the results of operations for all interim periods presented.

      The quarterly financial  statements should be read in conjunction with the
December 31, 2006 audited consolidated  financial  statements.  The consolidated results of operations  for the quarter ended March 31, 2007 are not  necessarily indicative of the results of operations for the full year.

      New accounting pronouncements:

      In December  2004,  the FASB issued SFAS 123 (revised  2004),  Share-Based
Payment ("SFAS 123R"). This statement  establishes  standards for the accounting for transactions in which an entity  exchanges its equity  instruments for goods and services but focuses  primarily on accounting for  transactions  in which an entity  obtains  employee  services in  share-based  payment  transactions.  The statement,  as issued,  is effective as of the beginning of the first interim or annual  reporting  period  that begins  after June 15,  2005,  although  earlier adoption  is  encouraged.  The SEC  announced  on April  14,  2005 that it would provide for a phased-in  implementation  process for SFAS 123R, allowing issuers to adopt the fair  value  provisions  no later than the  beginning  of the first fiscal year  beginning  after June 15, 2005. The  Corporation  adopted SFAS 123R effective January 1, 2006 and is using the  modified-prospective  method whereby compensation  cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date is recognized over the remaining  service period.  The  compensation  cost for that portion of awards is based on the  grant-date  fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally  issued. All new awards and awards that are modified,  repurchased, or cancelled after the adoption date will be accounted for under the  provisions of Statement  123R.  The adoption of
SFAS 123R had an  immaterial  impact on the  Corporation's  financial  position, results of operations and cash flows.

      In May 2005, the FASB issued Statement of Financial  Accounting  Standards
No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion
No. 20 and FASB Statement No. 3 ("SFAS 154").  SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting  principle.  SFAS
154 applies to all voluntary  changes in accounting  principles,  and applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective  application to prior period financial  statements for a change in
accounting  principle.   Previously,   a  change  in  accounting  principle  was
recognized  by  including  the change in net income in the period of the change.
SFAS 154 is effective for fiscal years  beginning  after  December 15, 2005. The adoption  of  SFAS  154  effective  January  1,  2006,  had  no  impact  on  the
Corporation's financial position, results of operations or cash flows.

      In June 2006, the FASB issued FASB  Interpretation  No. 48, Accounting for
Uncertainty in Income Taxes - an  interpretation of FASB Statement No. 109 ("FIN
48").  FIN 48 clarifies the  accounting  for  uncertainty  in income taxes in an enterprise's financial statements in accordance with SFAS 109. FIN 48 provides a recognition  threshold and  measurement  attribute  for the financial  statement recognition and measurement of a tax position taken or expected to be taken in a tax  return.  The  interpretation  also  provides  guidance  on  de-recognition,
classification,   interest  and  penalties,   accounting  in  interim   periods,
disclosure, and transition. FIN 48 is effective for fiscal years beginning after
December  15,  2006,  although  earlier  application  of the  provisions  of the
interpretation  is  encouraged.   The  Corporation  has  completed  its  initial
assessment  of the impact of FIN 48 and does not  believe  its  adoption  in the first  quarter  of  2007  will  have a  material  impact  on  the  Corporation's consolidated financial statements.

      In September  2006, the FASB issued SFAS No. 157, Fair Value  Measurements
("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting  principles,  and expands disclosure about fair value  measurements.  SFAS 157 is effective for financial  statements issued for fiscal years  beginning  after  November 15, 2007,  although  earlier

                                     F-114

application  is encouraged.  The  Corporation  has not yet  determined  what the implications  of its  adoption,  if any, will be on the  consolidated  financial position or results of operations.

      In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for
Defined  Benefit Pension and Other  Postretirement  Plans - an amendment of FASB
Statements No. 87, 88, 106, and 132R ("SFAS 158"). SFAS 158 requires an employer to  recognize  the  over-funded  or  under-funded  status of a  defined  benefit postretirement  plan as an asset or  liability  in its  statement  of  financial position and to recognize changes in that funded status in the year in which the changes occur through  comprehensive  income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end  statement of financial position. SFAS 158 is effective for financial statements issued for fiscal years ending after  December 15, 2006 for the  recognition  provision and for fiscal  years  ending  after  December  15,  2008 for the  measurement  date provision. Earlier application of the recognition or measurement date provisions is encouraged. The Corporation expects to change its measurement date in 2007.

      At December 31, 2006, the Corporation's overfunded pension plans reflected a fair value of plan assets in excess of the projected  benefit  obligations  of
$2,885,000.  Underfunded  pension  reflected  projected  benefit  obligations in excess of the fair value of plan assets of  $685,000.  The  adoption of SFAS 158 had  the  following  impact  on  the  Corporation's  consolidated  statement  of financial position as of December 31, 2006:

                                                               As of December 31, 2006
                                           ---------------------------------------------------------------
                                           Prior to the Adoption     Effect of Adopting
                                                 of SFAS 158               SFAS 158             As Adjusted

Other Assets                                    $ 11,402,000           $ (8,307,000)          $  3,095,000
Current Liabilities - Accrued expenses           (12,125,000)               (28,000)           (12,153,000)
                                                  (1,663,000)                29,000             (1,634,000)
Deferred Income Taxes                             (7,419,000)             3,160,000             (4,259,000)
Accumulated Other Comprehensive (Income)
Loss - Pension liability adjustment                   73,000              5,146,000              5,219,000

      The  adoption of SFAS 158 did not affect the  Corporation's  statement  of operations for the year ended December 31, 2006, or any prior periods,  nor will its adoption change the  calculation of net income in future  periods.  , but it
will  affect  the  calculation  of  other  comprehensive   income.  The  amounts
recognized in the Corporation's  consolidated statement of financial position at
December 31, 2006, consist of the following:

     Non-current assets - Other Assets                       $ 2,885,000
     Current liabilities - Accrued expenses                      (49,000)
     Non-current liabilities - Other Liabilities                (636,000)
                                                             -----------
                                                             $ 2,200,000
                                                             ===========

      The  amounts  recognized  in  accumulated  other  comprehensive  income at
December 31, 2006, consist of the following:

     Actuarial losses                $8,262,000
     Prior service costs                158,000

      The amounts included in accumulated other comprehensive income at December
31, 2006, and expected to be recognized in net periodic  pension cost during the year ended December 31, 2007, are as follows:

     Actuarial losses                $  352,000
     Prior service costs                 22,000

      In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108,
Considering   the  Effects  of  Prior  Year   Misstatements   when   Quantifying
Misstatements  in Current Year  Financial  Statements  ("SAB 108").  SAB 108 was
issued  to  provide  consistency  between  how  registrants  quantify  financial statement misstatements.  Historically,  there have been two widely-used methods for quantifying the effects of financial statement misstatements.  These methods are referred to as the  "roll-over"  and "iron  curtain"  method.  The roll-over method  quantifies  the amount by which the  current  year income  statement  is misstated.  Exclusive reliance on an income statement approach can result in the accumulation  of errors on the balance  sheet that may not have been material to any  individual  income  statement,  but which may  misstate one or more balance sheet accounts.  The iron curtain method  quantifies the error as the cumulative

                                     F-115

amount by which the current year balance sheet is misstated.  Exclusive reliance on a balance sheet approach can result in disregarding  the effects of errors in the current year income  statement  that results from the correction of an error existing in previously issued financial statements.  The Corporation  previously used  the  roll-over  method  for  quantifying  identified  financial  statement misstatements.

      SAB 108 established an approach that requires  quantification of financial statement  misstatements based on the effects of the misstatement on each of the
Corporation's   financial   statements  and  the  related  financial   statement
disclosures.  This  approach  is  commonly  referred  to as the "dual  approach"
because it requires  quantification  of errors under both the roll-over and iron curtain methods. SAB 108 allows registrants to initially apply the dual approach either by (1) retroactively  adjusting prior financial statements as if the dual approach  had always  been used or by (2)  recording  the  cumulative  effect of initially  applying the dual approach as adjustments  to the carrying  values of assets  and  liabilities  as of January  1, 2006 with an  offsetting  adjustment recorded to the opening balance of retained  earnings.  Use of this  "cumulative effect" transition method requires detailed  disclosure of the nature and amount of each individual error being corrected  through the cumulative  adjustment and how and when it arose.

      With the  adoption of SAB 108,  the  Corporation  added an accrual and the related deferred taxes pursuant to the Bairnco Corporation Non-Employee Director
Retirement Plan. Under this plan,  outside  directors,  upon retirement from the
Board of Directors,  shall receive annually for the number of years equal to the number of years he or she has served on the Board of  Directors  of Bairnco as a non-employee  director,  an amount  equal to the  non-employee  director  annual retainer in effect at the time of his or her  retirement.  Such amount  shall be payable in quarterly  installments.  If the retired non-employee director should die prior to  receiving  payments  equal to the  number  of years  served on the
Board, the director's  beneficiary will either continue to receive the remaining payments on a quarterly basis, or receive in a lump sum the net present value of the  remaining  payments  discounted  at  the  then  current  thirty  year  U.S.
Government bond yield, based on whichever option was previously selected by such director.  The  following  table  shows  the  impact  of SAB  108  on  the  2006 consolidated balance sheet:

                                                               As of December 31, 2006
                                           ---------------------------------------------------------------
                                           Prior to the Adoption     Effect of Adopting SAB
                                                 of SAB 108                  108               As Adjusted

Current Assets - Deferred income taxes          $  3,496,000           $      6,000           $  3,500,000
Current Liabilities - Accrued expenses           (11,644,000)              (509,000)           (12,153,000)
Deferred Income Taxes                             (4,447,000)               188,000             (4,259,000)
January 1, 2006 Retained Earnings                (66,787,000)               315,000            (66,472,000)

      The  $509,000  liability  reflects  the net present  value of  accumulated amounts that were earned from 1990 through  2006 and are payable  through  2023.
Under the roll-over method, the impact on the Corporations results of operations for any particular year was considered immaterial.

      In February  2007, the FASB issued SFAS No. 159, The Fair Value Option for
Financial  Assets and  Financial  Liabilities  ("SFAS  159").  SFAS 159  permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial  statements issued for fiscal years  beginning  after  November  15, 2007,  although  earlier  application  is encouraged.  The Corporation has not yet determined what the implications of its adoption,  if any, will be on the consolidated  financial position or results of operations.

(2)   EARNINGS PER COMMON SHARE

      Earnings  per  share  data is based on net  income  and not  comprehensive income. Computations of earnings per share for the quarters ended March 31, 2007 and April 1, 2006 are as follows:

                                     F-116

                                                                   2007                2006
                                                                ------------------------------
BASIC EARNINGS PER COMMON SHARE:

Net income                                                      $  345,000          $1,012,000
Average common shares outstanding                                7,157,000           7,191,000
                                                                ------------------------------
Basic Earnings per Common Share                                 $     0.05          $     0.14
                                                                ==============================

DILUTED EARNINGS PER COMMON SHARE:

Net income                                                      $  345,000          $1,012,000
                                                                ------------------------------

Average common shares outstanding                                7,157,000           7,191,000
Dilutive effect of restricted stock                                106,000              85,000
Common shares issuable in respect to options issued to
    employees with a dilutive effect                               145,000             118,000
                                                                ------------------------------
Total diluted common shares outstanding                          7,408,000           7,394,000
                                                                ------------------------------
Diluted earnings per share                                      $     0.05          $     0.14
                                                                ==============================

      Basic  earnings per common  share were  computed by dividing net income by the weighted  average  number of common  shares  outstanding  during the period.
Diluted  earnings  per common  share  include the effect of all  dilutive  stock options  and  restricted  stock  shares.  There  were no  anti-dilutive  options outstanding as of March 31, 2007.

(3)   COMPREHENSIVE INCOME

      Comprehensive  income  includes  net  income  as  well  as  certain  other transactions  shown as changes in  stockholders'  investment.  For the  quarters ended March 31, 2007 and April 1, 2006, Bairnco's  comprehensive income includes net income plus the change in net asset values of foreign  divisions as a result of  translating  the local  currency  values of net  assets to U.S.  dollars  at varying  exchange  rates.  Accumulated  other  comprehensive  income consists of
foreign  currency   translation   adjustments  and  minimum  pension   liability
adjustments. There are currently no tax expenses or benefits associated with the foreign currency translation adjustments.

(4)   DEBT

      Long-term  debt  consisted  of the  following  as of  March  31,  2007 and
December 31, 2006, respectively:

                                               2007                 2006
                                           --------------------------------

Term loan                                  $14,627,000          $14,907,000
Revolving credit notes                         130,000              214,000
Non-interest bearing note payable              100,000              100,000
China foreign loan facility                  4,912,000            4,488,000
                                           --------------------------------
                                            19,769,000           19,709,000
Less: Current maturities                     1,219,000            1,219,000
                                           --------------------------------
              Total                        $18,550,000          $18,490,000
                                           ================================

      The Corporation has a five year,  Senior Secured Credit Facility  ("Credit
Facility") with Bank of America, N.A. which permits a maximum loan commitment of
$42 million and  includes a five year,  $15.0  million term loan and up to a $27 million  revolving  credit  facility,  including a $13.0  million  sub-limit for letters of credit and a $3.0 million  sub-limit for foreign  currency loans. The
Credit  Facility has an expiration  date of November 8, 2011 and is secured by a first lien on substantially  all of the domestic assets of the Corporation,  the capital stock of domestic subsidiaries,  and 65% of the capital stock of foreign subsidiaries.

      At March 31,  2007,  Bairnco's  total  debt  outstanding  was  $27,072,000 compared to $25,828,000 at the end of 2006. At March 31, 2007,  $14,627,000  was
outstanding on the term loan under the Credit Facility.  This loan has scheduled principal  payments  of  $1,119,000  in 2007 (of  which  $280,000  had been paid through March 31, 2007),  2008,  2009 and 2010, and $1,026,000 in 2011, with the balance due at maturity.  Interest  rates vary on the term loan and are set from time to time in relationship to one of several  reference  rates, as selected by the  Corporation.  Interest  rates on the term loan at March 31, 2007,  averaged
7.17%.

      At December 31, 2006, $130,000 of revolving credit notes under the Secured
Credit Facility was outstanding and included in long-term debt, of which all was foreign borrowings  denominated in Canadian Dollars.  Interest rates vary on the revolving  credit notes and are set at the time of borrowing in  relationship to one of several reference rates as selected by the Corporation. Interest rates on revolving credit notes outstanding at March 31, 2007 averaged 5.75%.

      In addition,  approximately $7.7 million of irrevocable standby letters of credit were outstanding  under the Credit  Facility,  which are not reflected in the accompanying consolidated financial statements.  $2.5 million of the letters of credit guarantee  various  insurance  activities and $5.2 million  represents letters of credit  securing  borrowings of the same amount for the China foreign loan  facility.  These  letters  of  credit  mature  at  various  dates and have automatic renewal provisions subject to prior notice of cancellation.

      A  commitment  fee is paid  on the  unused  portion  of the  total  credit facility.  The amount the  Company  can borrow at any given time is based upon a formula that takes into  account,  among other  things,  eligible  inventory and accounts receivable, which can result in borrowing availability of less than the

                                     F-117

full  amount  of  the  Secured  Credit  Facility.  As of  March  31,  2007,  the
Corporation had  approximately  $12.0 million of unused  borrowing  availability under the Secured Credit Facility.

      The China  foreign  loan  facility  reflects  borrowing  by the  Company's
Chinese facilities through Bank of America, Shanghai, China, which is secured by four US dollar  denominated  letters of credit  totaling $5.2 million.  Interest rates on amounts borrowed under the China foreign loan facility averaged 6.3% at
March 31, 2007.

      The  Corporation has other  short-term debt  outstanding due in 2007 which consists of lines of credit with domestic and foreign financial  institutions to
meet  short-term  working  capital  needs.   Outstanding   domestic   short-term
borrowings under the Credit Facility totaled  $6,519,000 at March 31, 2007 at an average rate of 7.2%. Outstanding foreign short-term borrowings totaled $784,000 at March 31, 2007, all of which is  denominated in Euros,  at an average rate of
5.5%.

      The Credit  Facility  contains a financial  covenant  which  requires  the
Corporation to meet minimum fixed charge coverage ratios. At March 31, 2007, the
Corporation  was in  compliance  with  all  covenants  contained  in the  Credit
Facility.

(5)   INVENTORIES

      Inventories  consisted of the  following as of March 31, 2007 and December
31, 2006:

                                                             2007                  2006
--------------------------------------------------------------------------------------------
Raw materials and supplies                              $   9,233,000          $   8,549,000
Work in process                                             9,133,000              9,325,000
Finished goods                                             17,267,000             15,734,000
                                                        ------------------------------------
                             Total inventories          $  35,633,000          $  33,608,000
                                                        ====================================

(6)   ACCRUED EXPENSES

      Accrued  expenses  consisted  of the  following  as of March 31,  2007 and
December 31, 2006:

                                                             2007                  2006
--------------------------------------------------------------------------------------------
Salaries and wages                                      $   1,785,000          $   2,883,000
Income taxes                                                  123,000                     --
Insurance                                                   1,769,000              1,837,000
Other accrued expenses                                      8,311,000              7,433,000
                                                        ------------------------------------
                        Total accrued expenses          $  11,988,000          $  12,153,000
                                                        ====================================

      Accrued expenses-insurance:  The Corporation's U.S. insurance programs for general  liability,  automobile  liability,  workers  compensation  and  certain employee  related health care benefits are effectively  self-insured  for claims incurred  below the  maximum  amounts  stipulated  by the  associated  insurance policies for each case and in the aggregate.  Claims in excess of self-insurance levels are fully insured.  Accrued  expenses-insurance  represents the estimated costs of known and  anticipated  claims  under  these  insurance  programs.  The
Corporation  provides  reserves on reported  claims and claims  incurred but not reported  at each  balance  sheet date based  upon the  estimated  amount of the probable  claim or the  amount  of the  deductible,  whichever  is  lower.  Such estimates are reviewed and evaluated in light of emerging  claim  experience and existing  circumstances.  Any changes in estimates  from this review process are reflected in operations currently.

(7)   STOCK INCENTIVE PLAN

      Effective  January 1, 2006,  the  Corporation  accounts for stock  options
under  SFAS  123R  (refer  to  Note  1  to  Consolidated   Condensed   Financial
Statements).  Prior to this, the  Corporation  accounted for stock options using
the  intrinsic   value  method  of  accounting  in  accordance  with  Accounting
Principles  Board Opinion No. 25 ("APB No. 25").  Accordingly,  no  compensation expense was recognized for stock options granted under any of the stock plans as the exercise price of all options  granted was equal to the current market value of our stock on the  grant  date.  The  Corporation  did  adopt  the  disclosure provisions of SFAS 148, Accounting for Stock-Based Compensation - Transition and
Disclosure ("SFAS 148") effective December 31, 2002.

      In computing  the expense under SFAS 123R and the  disclosures  under SFAS
148,  the  Corporation  used the  Black  Scholes  model  based on the  following assumptions:

                                     F-118

                                             For the Quarter Ended
                               ------------------------------------------------
                                    March 31, 2007           April 1, 2006
                               ------------------------ -----------------------
   Expected Life                        6.6 years                    6.8 years
   Volatility                               26.9%                        27.1%
   Risk-free interest rate                   4.7%                         4.5%
   Dividend yield                            2.2%                        2.48%
   Turnover                                  5.3%                        5.67%

      Compensation  expense for stock options  computed under the  Black-Scholes model is amortized using the straight-line method over the vesting period.

(8)   PENSION PLANS

      Net  periodic  pension  (benefit)  cost for the U.S.  plans  included  the following for the quarters ended March 31, 2007 and April 1, 2006:

                                                            Quarter Ended       Quarter Ended
                                                            March 31, 2007      April 1, 2006
                                                           -----------------------------------

Service cost-benefits earned during                        $        17,000     $       296,000
    the year
Interest cost on projected benefit                                 595,000             634,000
    obligation
Expected return on plan assets                                    (929,000)           (853,000)
Amortization of prior service cost                                   5,000              11,000
Amortization of accumulated losses                                  88,000             210,000
Curtailment loss                                                      --                67,000
                                                           ===================================
              Net periodic pension (benefit) cost          $      (224,000)    $       365,000
                                                           ===================================

      Effective March 31, 2006, Bairnco froze the Bairnco Corporation Retirement
Plan (the "Plan") and  initiated  employer  contributions  to its 401(k) plan. A base contribution of 1% of pay will be made to each participant's  account, plus the  Corporation  will match 50% of up to 4% of pay contributed by the employee.
Employer contributions to the 401(k) plan in 2007 are now estimated at $900,000.

      As a result of the Plan freeze, all unamortized prior service costs in the
Plan as of March 31, 2006 was recognized as a curtailment loss.

      Assuming  no  adverse  changes  in  2007 to the  discount  rate  used  for measuring  the  benefit  obligation  and  assuming  the rate of return on assets equals or exceeds the discount  rate,  then the  Corporation  does not expect to contribute to the US plans in 2007.

(9)   REPORTABLE SEGMENT DATA

      Bairnco's  segment  disclosures  are prepared in accordance  with SFAS No.
131.  There  are no  differences  to the  2006  annual  report  in the  basis of segmentation  or in the basis of  measurement of segment profit or loss included herein. Financial information about the Corporation's operating segments for the quarters  ended March 31, 2007 and April 1, 2006 as required  under SFAS No. 131 is as follows:

                                         2007                   2006
                                    -----------------------------------
NET SALES
Arlon Electronic Materials          $ 17,206,000           $ 15,533,000
Arlon Coated Materials                15,685,000             16,128,000
Kasco                                 15,836,000             11,197,000
Headquarters                                  --                     --
                                    -----------------------------------
                                    $ 48,727,000           $ 42,858,000
                                    ===================================

OPERATING PROFIT (LOSS)
Arlon Electronic Materials          $  3,104,000           $  2,569,000
Arlon Coated Materials                  (339,000)                93,000
Kasco                                    833,000                347,000
Headquarters                          (2,591,000)            (1,296,000)
                                    -----------------------------------
                                    $  1,007,000           $  1,713,000
                                    ===================================

                                     F-119

      The total  assets of the  segments as of March 31, 2007 and  December  31,
2006 are as follows:

                                         2007                   2006
                                    -----------------------------------

Arlon Electronic Materials          $ 39,015,000           $ 35,251,000
Arlon Coated Materials                46,303,000             45,266,000
Kasco                                 47,292,000             47,090,000
Headquarters                          11,142,000             11,021,000
                                    -----------------------------------
                                    $143,752,000           $138,628,000
                                    ===================================

(10)  CONTINGENCIES

      Management of Bairnco is not aware of any other  pending  actions of which the Corporation and its  subsidiaries  are defendants,  the disposition of which would have a material adverse effect on the  consolidated  results of operations or the financial position of Bairnco and its subsidiaries as of March 31, 2007.

(11)  SUBSEQUENT EVENT

      On April 13, 2007, as a result of a tender offer (the "Offer") pursuant to an Agreement  and Plan of Merger (the "Merger  Agreement")  dated as of February
23, 2007 by and among Steel  Partners II, L.P., a Delaware  limited  partnership
("Steel Partners"),  BZ Acquisition Corp., a Delaware  corporation  ("BZA"), and
Bairnco,  BZA acquired  approximately  88.9% of the outstanding  common stock of
Bairnco.  WHX  Corporation,  a  Delaware  corporation  ("WHX"),  acquired  Steel
Partners' entire interest in BZA pursuant to a Stock Purchase  Agreement,  dated
April 12, 2007,  and  accordingly  has acquired  control of Bairnco  through its ownership of BZA. The consideration for each share was $13.50 in cash.

      Pursuant to the Merger  Agreement,  on April 24, 2007, BZA was merged with and into Bairnco with  Bairnco  continuing  as the  surviving  corporation  as a wholly owned  subsidiary of WHX (the  "Merger").  At the  effective  time of the
Merger,  each Bairnco common share then outstanding  (other than shares owned by
BZA or its direct parent  entity,  shares owned by Bairnco as treasury stock and shares held by stockholders  who properly  exercise their appraisal  rights) was automatically  converted  into the  right to  receive  $13.50  per share in cash without interest and subject to applicable withholding taxes.  Immediately prior to the  Merger,  BZA held  approximately  90.1%  of the  outstanding  shares  of
Bairnco.  The  proceeds  required  to fund  the  closing  of the  Offer  and the resulting Merger and to pay related fees and expenses were approximately  $101.5 million.

      Funds for  payment of the  shares  purchased  in the Offer  were  obtained pursuant to two loans.  Steel Partners  extended to BZA a bridge loan,  which is guaranteed by WHX on an unsecured basis, in a principal amount up to $90,000,000 pursuant  to a  Loan  and  Security  Agreement  ("Bridge  Loan  Agreement").  In
addition,  Steel Partners extended to WHX a $15,000,000 Subordinated loan, which is  unsecured  at the WHX level,  pursuant to a  Subordinated  Loan and Security
Agreement  ("Subordinated Loan Agreement"),  between WHX, as borrower, and Steel
Partners,   as  lender.   WHX  contributed  the  $15,000,000   proceeds  of  the
subordinated loan to BZA as a capital contribution.

      Borrowings  under the Bridge Loan  Agreement  bear (i) cash  interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the loan is outstanding  and 5% (instead of 4.5%) for the balance of the term,  each as adjusted from time to time. The minimum aggregate interest rate on borrowings under the  Bridge  Loan  Agreement  is 14.5% per annum for the first 90 days the loan is outstanding, and 15% (instead of 14.5%) per annum for the balance of the term,  and the maximum  aggregate  interest rate on borrowings  under the Bridge
Loan  Agreement is 18% per annum.  The cash  interest  rate and the  pay-in-kind interest rate may be adjusted from time to time, by agreement of Steel  Partners and Bairnco,  so long as the aggregate interest rate remains the same.  Interest is payable monthly in arrears.  The obligations  under the Bridge Loan Agreement are  guaranteed by certain of Bairnco's  subsidiaries  and  collateralized  by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  will also be guaranteed by WHX on an unsecured  basis.  The scheduled maturity date of the indebtedness under the Bridge Loan Agreement is the earlier to occur  of (i)  June 30,  2008 and  (ii)  such  time as  Bairnco  obtains  any replacement  financing.  Indebtedness  under the Bridge  Loan  Agreement  may be prepaid without penalty or premium.

      Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum  equal to the  prime  rate of JP Morgan  Chase  plus  7.75%, adjusted from time to time, with a minimum  interest rate of 16% per annum and a maximum interest rate of 19% per annum.  Interest is payable monthly in arrears.

                                     F-120

The obligations  under the Subordinated Loan Agreement are guaranteed by Bairnco and  certain of its  subsidiaries  and  collateralized  by a junior  lien on the assets of Bairnco and certain of its  subsidiaries  and capital stock of certain
of  Bairnco's  subsidiaries.   The  indebtedness  under  the  Subordinated  Loan
Agreement  will  mature  on  the  second  anniversary  of  the  issuance  of the subordinated loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default  and  indemnification  provisions.  Following  the
Merger,  (i) the  indebtedness  under the Bridge Loan  Agreement and the related security interests will be subordinated to the indebtedness and related security interests  granted under Bairnco's  existing senior credit facility with Bank of
America,   N.A.,  and  (ii)  the  guarantees  of  the  indebtedness   under  the
Subordinated  Loan  Agreement  and  the  related  security   interests  will  be
subordinated  to  all  indebtedness  and  security  interests  described  in the preceding clause (i).

                                     F-121

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

      The  following  unaudited  pro  forma  combined  condensed  statements  of operations  for the year  ended  December  31,  2006 and the nine  months  ended
September  30, 2007 and 2006,  and the  accompanying  notes  thereto,  have been
prepared  to   illustrate   the  effects  of  the   Bairnco   acquisition   (the
"Acquisition"),  including the financing of the  Acquisition,  on the historical results of operations of WHX Corporation (the "Company").

      The  unaudited  pro forma  combined  condensed  statements  of income give effect  to the  Acquisition  as if it had  occurred  on  January  1,  2006.  The unaudited pro forma combined  condensed  financial  information is presented for informational  purposes  only and does not purport to  represent  the  Company's financial  condition  had the  Acquisition  occurred  as of January 1, 2006.  In addition,  the unaudited pro forma combined condensed financial information does not purport to project the  Company's  future  financial  position or  operating results as of any future date or for any future period.

      The unaudited pro forma combined condensed financial  information has been derived by the application of pro forma  adjustments to the Company's  unaudited
and  audited  historical  consolidated  financial  statements.   The  pro  forma
adjustments and certain  assumptions  underlying  these  adjustments,  using the purchase method of accounting,  are described in the accompanying notes. The pro forma adjustments are based on preliminary estimates,  available information and certain  assumptions  that we  believe  are  reasonable  and may be  revised  as additional  information  becomes  available.  These pro forma adjustments do not include any cost savings from synergies or costs of  integration  that may occur as a result of the Acquisition.

      This  information  should be read in conjunction with (i) the accompanying notes to the unaudited pro forma combined condensed financial  statements,  (ii)
the Company's  historical  audited financial  statements as of and for the years ended  December  31,  2006  included  herein,  (iii)  the  historical  unaudited financial  statements  as of  September  30, 2007 and for the nine months  ended
September 30, 2007 and 2006 included herein,  and (iv) the financial  statements of Bairnco Corporation included herein.

                                     F-122

                                             WHX Corporation and Subsidiaries
                                   Unaudited Pro Forma Combined Statement of Operations
                                      for the Twelve Months Ended December 31, 2006
                                                      (in thousands)

                                                                                                              PROFORMA
                                                              WHX CORP         BAIRNCO       ADJUSTMENTS      COMBINED
                                                           -------------    -------------   -------------   -------------

Net sales                                                    $ 460,963        $ 178,828       $    --         $ 639,791
Cost of goods sold                                             376,389          125,278             201 (a)     501,868
                                                             ---------        ---------       ---------       ---------

Gross profit                                                    84,574           53,550            (201)        137,923

Selling, general and administrative expenses                    64,361           47,484           1,935 (b)     113,780
Asset impairment charge                                          5,195             --              --             5,195
Environmental remediation expense                                2,909             --              --             2,909
Restructuring charge                                             2,420             --              --             2,420
Proceeds from insurance claim                                     (810)            --              --              (810)
Gain on disposal of assets                                         (31)            --              --               (31)
                                                             ---------        ---------       ---------       ---------

Income (loss) from operations                                   10,530            6,066          (2,136)         14,460
                                                             ---------        ---------       ---------       ---------

Other:
    Interest expense                                            22,535              712          13,863 (c)      37,110
    Realized and unrealized loss on derivatives                  7,993             --              --             7,993
    Other expense                                                  834             --              --               834
                                                             ---------        ---------       ---------       ---------

Income (loss) from continuing operations before taxes          (20,832)           5,354         (15,999)        (31,477)
Tax provision (benefit)                                             31              392            (414)(d)           9
                                                             ---------        ---------       ---------       ---------

Income (loss) from continuing operations, net of tax           (20,863)           4,962         (15,585)        (31,486)
                                                             ---------        ---------       ---------       ---------
Discontinued operations:
         Loss from discontinued operations, net of tax            (167)            --              --              (167)
         Gain on disposal of assets, net of tax                  2,880             --              --             2,880
                                                             ---------        ---------       ---------       ---------
Net income from discontinued operations, net of tax              2,713             --              --             2,713
                                                             ---------        ---------       ---------       ---------
Net income (loss) applicable to common stock                 $ (18,150)       $   4,962       $ (15,585)      $ (28,773)
                                                             =========        =========       =========       =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK
Income (loss) from continuing operations                     $   (2.09)       $    0.50       $   (1.56)      $   (3.15)
Discontinued operations                                           0.27             --              --              0.27

                                                             ---------        ---------       ---------       ---------
Net income (loss) per share applicable to common stock       $   (1.82)       $    0.50       $   (1.56)      $   (2.88)
                                                             =========        =========       =========       =========

See accompanying notes to proforma financial statements.

                                                          F-123

                                                               WHX Corporation and Subsidiaries
                                                    Unaudited Pro Forma Combined Statements of Operations
                                                    for the Nine Months Ended September 30, 2007 and 2006
                                                                        (in thousands)

                                                          Nine Months Ended September 30, 2007            Nine Months Ended September 30, 2006
                                         -------------------------------------------------------    --------------------------------------------------------
                                           WHX Corp                                    Proforma                                                   Proforma
                                         w/o Bairnco    Bairnco     Adjustments        Combined     WHX Corp     Bairnco        Adjustments       Combined
                                         -----------   ---------    ----------         ---------    ---------    ---------      ----------        ---------
Net sales                                 $ 384,073    $ 147,787    $    --            $ 531,860    $ 359,593    $ 131,151                        $ 490,744
Cost of goods sold                          312,664      108,701       (5,489)(a)(e)     415,876      290,767       92,886             150 (a)(e)   383,803
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------

Gross profit                                 71,409       39,086        5,489            115,984       68,826       38,265            (150)         106,941

Selling, general and
   administrative expenses                   56,049       49,060       (1,743)(b)(e)     103,366       45,778       34,687           1,447 (b)(e)    81,912
Asset impairment charge                        --           --           --                 --          1,778         --              --              1,778
Environmental remediation expense             2,527         --           --                2,527        2,909         --              --              2,909
Restructuring charge                           --           --           --                 --          2,416         --              --              2,416
Proceeds from insurance claim                (5,689)        --           --               (5,689)        --           --              --               --
Loss on disposal of assets                      288         --           --                  288           83         --              --                 83
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------

Income (loss) from operations                18,234       (9,974)       7,232             15,492       15,862        3,578          (1,597)          17,843
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------

Other:
    Interest expense                         22,071        7,092     3,364   (c)          32,527       15,723          273          10,282 (c)       26,278
    Realized and unrealized loss
       on derivatives                         1,039         --           --                1,039        6,244         --              --              6,244
    Other (income) expense                      433         --           --                  433          (41)        --              --                (41)
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------

Income (loss) from continuing operations
   before taxes                              (5,309)     (17,066)       3,868            (18,507)      (6,064)       3,305         (11,879)         (14,638)
Tax provision (benefit)                       2,567       (1,651)       1,675 (d)          2,591          339         (385)            139 (d)           93
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------

Loss from continuing operations,
   net of tax                                (7,876)     (15,415)       2,193            (21,098)      (6,403)       3,690         (12,018)         (14,731)
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------
Discontinued operations:
         Loss from discontinued
            operations, net of tax             --           --           --                 --           (167)        --              --               (167)
         Gain on disposal of assets,
            net of tax                         --           --           --                 --          2,880         --              --              2,880
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------
Net income from discontinued
   operations, net of tax                      --           --           --                 --          2,713         --              --              2,713
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------
Net income (loss)                         $  (7,876)   $ (15,415)   $   2,193          $ (21,098)   $  (3,690)   $   3,690      $  (12,018)       $ (12,018)
                                          =========    =========    =========          =========    =========    =========      ==========        =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK

Income (loss) from continuing operations
   per share                              $   (0.79)   $   (1.54)   $    0.22          $   (2.11)   $   (0.64)   $    0.37       $   (1.20)       $   (1.47)
Discontinued operations                   $    --      $    --      $    --            $    --      $    0.27    $    --         $    --          $    0.27
                                          ---------    ---------    ---------          ---------    ---------    ---------      ----------        ---------

Net income (loss) per share
     applicable to common stock           $   (0.79)   $   (1.54)   $    0.22          $   (2.11)   $   (0.37)   $    0.37       $   (1.20)       $   (1.20)
                                          =========    =========    =========          =========    =========    =========      ==========        =========

See accompanying notes to proforma financial statements.

                                                                            F-124

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

      The  unaudited  pro forma  combined  condensed  statements  of  operations combine the results of operations of the Company for the year ended December 31,
2006 and the nine months ended September 30, 2007 with the historical results of
Bairnco  for the same  periods.  The  unaudited  pro  forma  combined  condensed statements of operations  have been prepared to reflect the Acquisition as if it had occurred on January 1, 2006.

      The  unaudited  pro forma  combined  condensed  financial  information  is presented for informational  purposes only and is not necessarily  indicative of the historical results that would have occurred had the Company and Bairnco been combined  during  this time  period or the future  results  that may be achieved after the  Acquisition.  Additionally,  the  allocation  of the  purchase  price indicated herein is preliminary and subject to change.

      There were no  transactions  between the  Company  and Bairnco  during the periods presented.

      Included  in the  above  pro  forma  results  for the  nine  months  ended
September 30, 2007 are  non-recurring  pre-tax charges of $5.7 million  incurred because of the change in control of Bairnco and costs of $1.4  million  relating to the tender offer for Bairnco  shares.  The pro forma results for 2006 include
$2.2  million of  non-recurring  charges  relating  to the tender  offer.  Other
non-recurring   charges   totaling   $7.8  million  that  are  included  in  the
consolidated  statement of operations of WHX for the three and nine months ended
September  30,  2007 have been  excluded  from the  above pro forma  results  of operations.  Such  charges  consist of  approximately  $5.5  million of acquired
manufacturing   profit  in  inventory   that  was  charged  to  cost  of  sales,
approximately  $1.5  million of acquired  in-process  research  and  development costs, and $0.8 million of acquired backlog, and all are related directly to the acquisition.

NOTE 2 - ACQUISITION OF BAIRNCO

      On April 13, 2007, as a result of a tender offer (the "Offer") pursuant to an Agreement and Plan of Merger dated  February 23, 2007 between Steel  Partners
II, L.P.  ("Steel"),  BZ Acquisition Corp.  ("BZA"),  and Bairnco,  BZA acquired approximately  88.9% of the  outstanding  common stock of Bairnco.  WHX acquired
Steel's  entire  interest in BZA pursuant to a Stock  Purchase  Agreement  dated
April 12,  2007,  and  accordingly,  acquired  control  of Bairnco  through  its ownership of BZA. The  consideration for each share was $13.50 in cash. On April
24, 2007,  BZA was merged with and into Bairnco with Bairnco  continuing  as the surviving corporation as a wholly owned subsidiary of WHX.

      In  connection  with the  closing  of the  Offer,  initial  financing  was provided by Steel through two credit  facilities.  Steel  extended to BZA bridge loans in the principal amount of approximately $86.4 million  pursuant to a loan and security agreement (the "Bridge Loan Agreement") between BZA and Bairnco, as borrowers,  and Steel,  as lender.  In addition,  Steel  extended to WHX a $15.0 million  subordinated  loan, which is unsecured at the WHX level between WHX, as borrower,  and  Steel,  as  lender  (the  "Subordinated  Loan  Agreement").  WHX contributed the $15.0 million proceeds of the Subordinated Loan Agreement to BZA as a capital contribution.

                                     F-125

SOURCES AND USES OF FUNDS

(In Thousands)

Sources of Funds                                             Date Issued        Amount
----------------------------------------------------------------------------------------
Bridge Loan Tranche I (Initial Tender and Certain Fees)      4/17/2007         $ 75,090
Bridge Loan Tranche II                                       4/18/2007         $  1,350
Bridge Loan Tranche III                                      4/20/2007         $  9,950
                                                                                --------
TOTAL BRIDGE LOAN                                                               $ 86,390

WHX Subordinated Loan                                                           $ 15,000

                                                                                --------
TOTAL SOURCES OF FUNDS                                                          $101,390

Uses of Funds                                                Detail             Amount
----------------------------------------------------------------------------------------
Purchase of shares                                        7,427,762 Shares      $100,276
Fees and Expenses                                                               $  1,114
                                                                                --------
TOTAL USES OF FUNDS                                                             $101,390

      Borrowings  under the Bridge Loan  Agreement  bear (i) cash  interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the loan is outstanding  and 5% (instead of 4.5%) for the balance of the term,  each as adjusted from time to time. The minimum aggregate interest rate on borrowings under the  Bridge  Loan  Agreement  is 14.5% per annum for the first 90 days the loan is outstanding, and 15% (instead of 14.5%) per annum for the balance of the term,  and the maximum  aggregate  interest rate on borrowings  under the Bridge
Loan  Agreement is 18% per annum.  The cash  interest  rate and the  pay-in-kind interest rate may be adjusted from time to time, by agreement of Steel  Partners and Bairnco,  so long as the aggregate interest rate remains the same.  Interest is payable monthly in arrears.  The obligations  under the Bridge Loan Agreement are  guaranteed by certain of Bairnco's  subsidiaries  and  collateralized  by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  will also be  guaranteed  by the Company on an unsecured  basis.  The scheduled  maturity date of the indebtedness  under the Bridge Loan Agreement is the earlier to occur of (i) June 30, 2008 and (ii) such time as Bairnco  obtains any replacement  financing.  Indebtedness under the Bridge Loan Agreement may be prepaid without penalty or premium.

      Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum  equal to the  prime  rate of JP Morgan  Chase  plus  7.75%, adjusted from time to time, with a minimum  interest rate of 16% per annum and a maximum interest rate of 19% per annum.  Interest is payable monthly in arrears.
The obligations  under the Subordinated Loan Agreement are guaranteed by Bairnco and  certain of its  subsidiaries  and  collateralized  by a junior  lien on the assets of Bairnco and certain of its  subsidiaries  and capital stock of certain
of  Bairnco's  subsidiaries.   The  indebtedness  under  the  Subordinated  Loan
Agreement  will  mature  on  the  second  anniversary  of  the  issuance  of the subordinated loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default  and  indemnification  provisions.  Following  the
Merger,  (i) the  indebtedness  under the Bridge Loan  Agreement and the related security interests will be subordinated to the indebtedness and related security interests  granted under Bairnco's  existing senior credit facility with Bank of
America,   N.A.,  and  (ii)  the  guarantees  of  the  indebtedness   under  the
Subordinated  Loan  Agreement  and  the  related  security   interests  will  be
subordinated  to  all  indebtedness  and  security  interests  described  in the preceding clause (i).

                                     F-126

      On July 18, 2007,  Bairnco  completed the refinancing of: (i) all existing indebtedness  of Bairnco and its  subsidiaries  under its Senior  Secured Credit
Facility  dated as of November 9, 2006 with Bank of  America,  N.A.,  and (ii) a portion of the existing indebtedness under the Bridge Loan Agreement.

      Under the refinancing,  Bairnco entered into (i) a Credit Agreement, dated as of July 17, 2007 (the "First Lien Credit  Agreement"),  by and among Bairnco,
Arlon, Inc. ("Arlon"),  Arlon Viscor Ltd. ("Arlon Viscor"), Arlon Signtech, Ltd.
("Arlon Signtech"),  Kasco Corporation  ("Kasco"),  and Southern Saw Acquisition
Corporation  ("Southern  Saw," and together  with each of Arlon,  Arlon  Viscor,
Arlon  Signtech  and Kasco,  the  "Borrowers")  and Wells Fargo  Foothill,  Inc.
("Wells  Fargo"),  as the  arranger  and  administrative  agent for the  lenders thereunder, (ii) a Credit Agreement, dated as of July 17, 2007 (the "Second Lien
Credit  Agreement"),  by and among Bairnco,  each of the  Borrowers,  and Ableco
Finance LLC ("Ableco"), as administrative agent for the lenders thereunder,  and
(iii) an Amended and Restated Credit  Agreement,  dated as of July 17, 2007 (the
"Subordinated  Debt  Credit  Agreement"),  by and  among  Bairnco,  each  of the
Borrowers and Steel, as lender.  The  Subordinated  Debt Credit Agreement amends and restates the Bridge Loan Agreement.

      The First Lien Credit  Agreement  provides for a revolving credit facility to the Borrowers in an aggregate  principal  amount not to exceed $30.0 million, and a term loan facility to the Borrowers of $28.0 million. Borrowings under the
First Lien Credit Agreement,  bear interest, (A) in the case of base rate loans, at 0.25  percentage  points above the Wells Fargo prime rate, (B) in the case of
LIBOR rate loans, at rates of 2.00 percentage points or 2.50 percentage  points, as applicable,  above the LIBOR rate, and (C) otherwise,  at a rate equal to the
Wells Fargo prime rate minus 0.25 percentage points. Obligations under the First
Lien Credit Agreement are guaranteed by Arlon Partners, Inc. ("Arlon Partners"),
Arlon MED  International  LLC ("Arlon  MED  International"),  Arlon  Adhesives &
Films,  Inc.  ("Arlon  Adhesives")  and Kasco  Mexico LLC ("Kasco  Mexico,"  and
together  with  Bairnco,  Arlon  Partners,  Arlon  MED  International  and Arlon
Adhesives, the "Guarantors"), and secured by a first priority lien on all assets of Bairnco,  the Borrowers,  the Guarantors  and Bairnco's  Ontario  subsidiary,
Atlantic  Service  Company,  Limited  ("Atlantic  Service,"  and  together  with
Bairnco,  the Borrowers and the Guarantors,  the "Loan Parties").  The scheduled maturity date of the indebtedness  under the First Lien Credit Agreement is July
17, 2012.

      The Second Lien Credit Agreement  provides for a term loan facility to the
Borrowers of $48.0 million.  Borrowings  under the Second Lien Credit  Agreement bear interest,  in the case of base rate loans, at 3.50 percentage  points above the rate of interest publicly  announced by JPMorgan Chase Bank in New York, New
York as its reference  rate,  base rate or prime rate, and, in the case of LIBOR rate loans, at 6.00 percentage  points above the LIBOR rate.  Obligations  under the Second Lien Credit Agreement are guaranteed by the Loan Parties, and secured by a second  priority  lien on all  assets of the Loan  Parties.  The  scheduled maturity date of the indebtedness under the Second Lien Credit Agreement is July
17, 2012.

      Bairnco used approximately $56.7 million of the borrowings under the First
Lien Credit Agreement and Second Lien Credit Agreement to repay a portion of the indebtedness  outstanding  under the Bridge Loan Agreement,  leaving a principal balance of approximately $31.8 million (the "Subordinated Debt Principal").  The
Subordinated  Debt Credit  Agreement  provides  for a term loan  facility to the
Borrowers in the amount of the Subordinated Debt Principal. All borrowings under the Subordinated  Debt Credit Agreement bear interest at 6.75 percentage  points above the rate of interest  publicly  announced  by  JPMorgan  Chase Bank in New
York, New York as its reference rate, base rate or prime rate.  Interest and all fees payable under the  Subordinated  Debt Credit Agreement are due and payable, in  arrears  on the  scheduled  maturity  date  of the  indebtedness  under  the
Subordinated  Debt Credit  Agreement,  January  17,  2013,  except as  otherwise permitted by the terms of an intercreditor  and  subordination  agreement by and among  Wells  Fargo  Foothill,  Inc.,  as agent  under  the  First  Lien  Credit
Agreement,  Ableco Finance LLC, as agent under the Second Lien Credit Agreement, and  Steel.  Obligations  under  the  Subordinated  Debt  Credit  Agreement  are guaranteed by the Loan Parties,  and secured by a subordinated  priority lien on the assets of the Loan Parties.  In connection with the Subordinated Debt Credit
Agreement,  Steel released  certain  foreign  subsidiaries of Bairnco from their joint and several  guarantee of the obligations of Bairnco and its  subsidiaries under the Bridge Loan Agreement.

                                     F-127

      Approximately  $7.4 million of irrevocable  standby letters of credit were outstanding  under the First Lien Credit  Agreement,  which are not reflected in the  consolidated  financial  statements.  $2.0 million of the letters of credit guarantee various insurance  activities and $5.4 million  represents  letters of credit  securing  borrowings  of up to $5.2  million for the China  foreign loan facility.  These letters of credit  mature at various  dates and have  automatic renewal provisions subject to prior notice of cancellation.

      A  commitment  fee is paid  on the  unused  portion  of the  total  credit facility.  The  amount  Bairnco  can  borrow at any given  time is based  upon a formula that takes into  account,  among other  things,  eligible  inventory and accounts receivable, which can result in borrowing availability of less than the full  amount of the  revolving  credit  facility  under the  First  Lien  Credit
Agreement.  As of September 30, 2007, Bairnco had approximately $12.6 million of unused borrowing availability under the First Lien Credit Agreement.

      The China foreign loan facility  reflects  borrowing by Bairnco's  Chinese facilities through Bank of America, Shanghai, China, which is secured by four US dollar  denominated  letters of credit totaling $5.4 million.  Interest rates on amounts  borrowed  under  the  China  foreign  loan  facility  averaged  6.0% at
September 30, 2007.

      The First and Second Lien Credit Agreements  contain  financial  covenants which  require  Bairnco to meet EBITDA,  capital  expenditure,  and fixed charge coverage and leverage ratios.  At September 30, 2007,  Bairnco was in compliance with all such covenants.

NOTE 3 -  PURCHASE PRICE

     Under the  purchase  method of  accounting,  the total  estimated  purchase price,  including the estimated fair value of obligations  assumed, is allocated to  Bairnco's  net tangible and  identifiable  intangible  assets based on their estimated  fair values as of the  acquisition  date.  The excess of the purchase price over the net tangible and  identifiable  intangible  assets is recorded as goodwill.  Management of the Company is  responsible  for valuing the assets and liabilities  acquired,  and  such  valuation  has not yet  been  completed.  The preliminary  purchase price allocation,  subject to change pending completion of the final valuation and analysis, is as follows:

(in thousands)

Current assets                        $  80,222
Property, plant & equipment              49,124
Identifiable intangible assets           23,781
Other non-current assets                    468
Goodwill                                 14,947
Current liabilities                     (29,845)
Debt                                    (31,078)
Other long term liabilities              (6,229)
                                      ---------
   Purchase price                     $ 101,390
                                      =========

NOTE 4 - PRO FORMA ADJUSTMENTS

The  following  pro forma  adjustments  are reflected in the unaudited pro forma combined statements of operations:

                                     F-128

(a) Records estimated incremental  depreciation on acquired property,  plant and equipment.

(b) Records estimated incremental amortization of purchased intangibles.

c) Records  interest  expense on the Bridge Loan Agreement and the  Subordinated
Loan, which constituted the initial acquisition financing.  Interest expense was then further adjusted to reflect a refinancing of  approximately  $56 million of the initial  acquisition  financing  three  months  after the  acquisition  date
(specifically,  on April 1, 2006 in the pro  forma  results).  Bairnco  actually refinanced the initial  acquisition  financing  approximately three months (July
2007) after the actual acquisition date.

(d) Records tax effect of other  adjusting  entries and  eliminates  federal tax provision of Bairnco due to combined net operating loss  position.  Bairnco will be included in the  consolidated  federal  income tax return of WHX.  Due to the uncertainty of realizing the benefit of WHX's net operating  loss  carryforwards in the future,  a deferred tax  valuation  allowance has been  established  on a consolidated basis.

(e)  Reverses  non-recurring  charges  recorded as part of purchase  accounting.
Specifically,  cost of sales  has  been  reduced  by $5.5  million  relating  to manufacturing  profit in acquired  inventory  that was sold in the  period,  and selling,  general and administrative  expenses have been reduced by $1.5 million and $0.8 million,  reversing  charges for acquired  research and development and acquired backlog, respectively.

                                     F-129

FINANCIAL STATEMENT SCHEDULES

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
WHX Corporation

We  have  audited  in  accordance  with  the  standards  of the  Public  Company
Accounting Oversight Board (United States) the consolidated financial statements of WHX Corporation and  Subsidiaries,  as of and for the year ended December 31,
2006,  referred to in our report dated May 14,  2007,  which is included in this
Form S-1.  Our  report on the  consolidated  financial  statements  includes  an explanatory  paragraph,  which  discusses the change in the method of accounting for the Company's  pension and post retirement  obligations in 2006 as discussed in Note 7 to the consolidated financial statements.  Our audit was conducted for the purpose of forming an opinion on the basic financial  statements  taken as a whole.  The schedules listed in Item 16 are presented for purposes of additional analysis and are not a required part of the basic  financial  statements.  These schedules,  as of and for the year ended December 31, 2006,  have been subjected to  the  auditing  procedures  applied  in the  audit  of  the  basic  financial statements  and, in our opinion,  are fairly stated in all material  respects in relation to the basic financial statements taken as a whole.

/s/ Grant Thornton LLP

New York, New York
May 14, 2007

                                     F-130

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
                         FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and
Stockholders of WHX Corporation:

      Our audits of the  consolidated  financial  statements  as of December 31,
2005 and for each of the two years in the period  ended  December  31, 2005 (the
"2005  consolidated  financial  statements")  referred  to in our  report  dated
December 14, 2006  appearing in the 2006 Annual  Report to  Shareholders  of WHX
Corporation (which report and consolidated  financial statements are included in
Item 8 of this Form  10-K) also  included  an audit of the  financial  statement schedules as of December 31, 2005 and for the two-year  period ended on December
31,  2005  listed in Item 15(b) (1) and Item 15(b) (2) (the "2005  Schedules")of
this Form 10-K.  In our  opinion,  the 2005  Schedules  present  fairly,  in all material  respects,  the  information set forth therein when read in conjunction with the related consolidated financial statements.

      As  discussed in Note 1 to the WHX  Corporation  (Parent  Only)  financial statements  as of December 31, 2005  included in the annual  report on Form 10-K for the year ended December 31, 2005 (the "2005 WHX Financial Statements"),  the
2003  consolidated  financial  statements and the 2003 WHX financial  statements have been restated.

      The accompanying WHX financial  statements as of December 31, 2005 and for each of the two years in the period ended  December 31, 2005 have been  prepared assuming that WHX Corporation  ("WHX") will continue as a going concern. As more fully  described in Note 1 to the 2005 WHX Financial  Statements,  WHX had their plan of reorganization (the "Plan") approved by the bankruptcy court and emerged from  bankruptcy  effective July 29, 2005. The Plan resulted in the discharge of all  pre-bankruptcy  claims against WHX, except for its liability to its pension plan,  and  substantially  altered the rights and  interests of equity  security holders.  WHX is a holding  company  with no bank  facility of its own and since emerging from bankruptcy has not had access to dividends from its only operating subsidiary,  Handy & Harman  ("H&H").  Additionally,  H&H's credit  facility was scheduled  to  mature  on March 31,  2007 and H&H has also  experienced  certain liquidity  issues,  as more fully  described in Note 1 to the 2005 WHX Financial
Statements.  WHX has as its principal  source of cash certain  limited  discrete transactions and has significant cash requirements  including the funding of the
WHX Pension Plan and certain other administrative  costs. If WHX does not obtain additional  liquidity,  it is likely that WHX will not have  sufficient  cash to continue to operate  through 2007 and pay its  liabilities as they become due in the normal course of business.  These conditions raise  substantial  doubt about the ability of WHX to continue as a going concern.  Management's plans in regard to  these  matters  are  also  described  in Note 1 to the  2005  WHX  Financial
Statements.  The 2005 WHX Financial Statements do not include any adjustments to reflect the possible future effects on the  recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 14, 2006

                                     F-131

WHX CORPORATION (PARENT ONLY)
STATEMENTS OF OPERATIONS

                                                             Year ended December 31,
                                                    -----------------------------------------
                                                       2006            2005           2004
                                                    ---------       ---------       ---------

                                                                  (in thousands)
EXPENSES (CREDITS):
Pension credit                                      $  (4,785)      $  (2,101)      $  (3,957)
Administrative and general expense                      3,813          10,734          10,198
                                                    ---------       ---------       ---------
       Subtotal - expenses (credits)                     (972)          8,633           6,241
                                                    ---------       ---------       ---------

Interest expense                                           --           2,008          10,775
Interest income                                        (1,004)         (3,084)         (2,264)
Chapter 11 and related reorganization expenses             --           9,454              --
Equity in after-tax losses of subsidiaries            (20,126)        (17,876)       (131,632)
Other income  - net                                        --             230           5,940
                                                    ---------       ---------       ---------
LOSS BEFORE TAXES                                     (18,150)        (34,657)       (140,444)
Tax provision (benefit)                                    --              --              --
                                                    ---------       ---------       ---------
Net loss                                              (18,150)        (34,657)       (140,444)
Add: Extinguishment of preferred stock                     --         257,782              --
Less: Dividend requirement for preferred stock             --           3,561          19,424
                                                    ---------       ---------       ---------
Net income (loss) applicable to common stock        $ (18,150)      $ 219,564       $(159,868)
                                                    =========       =========       =========

SEE NOTES TO PARENT ONLY FINANCIAL STATEMENTS

                                     F-132

WHX CORPORATION (PARENT ONLY)
BALANCE SHEETS

                                                                      December 31,
                                                                -------------------------
                                                                   2006            2005
                                                                ---------       ---------
                                 ASSETS                              (in thousands)

Current assets:
Cash and cash equivalents                                       $     102       $       6
Other current assets                                                  238             284
                                                                ---------       ---------
    Total current assets                                              340             290

Investment in and advances to subsidiaries - net                   (8,995)        (22,122)
Intangible pension asset                                               --             586
Subordinated Note - Handy & Harman                                     --          52,374
Deferred charges and other assets                                      --              27
                                                                ---------       ---------
                                                                $  (8,655)      $  31,155
                                                                =========       =========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                $   1,043       $     629
Accrued expenses                                                      620           4,413
                                                                ---------       ---------
    Total current liabilities                                       1,663           5,042

Accrued pension liability                                          53,445          16,216
Additional minimum pension liability                                   --          65,601
                                                                ---------       ---------
                                                                   55,108          86,859
                                                                ---------       ---------
Commitments and contingencies

Stockholders'  (Deficit) Equity:
Preferred stock - $.10 par value; authorized 5,000 shares;
  issued and outstanding  -0- shares , as of
  December 31, 2006 and 2005                                           --              --
Common stock -  $.01 par value; authorized 40,000 shares;
   issued and outstanding: 10,000 shares, as of
   December 31, 2006 and 2005                                         100             100
Accumulated other comprehensive  loss                             (47,335)        (57,426)
Additional paid-in capital                                        394,308         394,308
Warrants                                                            1,287           1,287
Accumulated deficit                                              (412,123)       (393,973)
                                                                ---------       ---------
                                                                  (63,763)        (55,704)
                                                                ---------       ---------
                                                                $  (8,655)      $  31,155
                                                                =========       =========

SEE NOTES TO PARENT ONLY FINANCIAL STATEMENTS

                                     F-133

WHX CORPORATION (PARENT ONLY)
STATEMENTS OF CASH FLOWS                                             Year ended December 31,
                                                            -----------------------------------------
                                                               2006           2005            2004
                                                            ---------       ---------       ---------

                                                                         (in thousands)

Cash Flows From Operating Activities

Net loss                                                    $ (18,150)      $ (34,657)      $(140,444)
Non cash income and expenses
          Amortization of deferred financing fees                  27             192             992
          Gain on WPSC note recovery                               --              --          (5,596)
          Equity in loss of subsidiaries                       20,126          17,876         131,632
          Interest accrued                                     (1,004)         (3,084)         (2,263)
Decrease/(increase) in working capital elements
          Receivables - including affiliated companies         11,125          15,770          57,301
          Other current                                       (21,207)          3,441          (6,194)
Other items (net)                                                 179              10           2,571
                                                            ---------       ---------       ---------

Net cash (used in)/provided by operating activities            (8,904)           (452)         37,999
                                                            ---------       ---------       ---------

Cash Flows from Investing Activities
          Handy & Harman - Subordinated Note                    9,000              --         (43,449)
          Proceeds from sale of WPSC note                          --              --           5,596
                                                            ---------       ---------       ---------

Net cash provided by (used in) by investing activities          9,000              --         (37,853)

Net cash provided by (used in) financing activities                --              --              --
                                                            ---------       ---------       ---------

Increase/(decrease) in cash and cash equivalents                   96            (452)            146

Cash and cash equivalents at beginning of period                    6             458             312
                                                            ---------       ---------       ---------

Cash and cash equivalents at end of period                  $     102       $       6       $     458
                                                            =========       =========       =========

SEE NOTES TO PARENT ONLY FINANCIAL STATEMENTS

                                     F-134

NOTES TO WHX PARENT ONLY FINANCIAL STATEMENTS

NOTE 1 - BACKGROUND

BASIS OF PRESENTATION:

      The WHX Corporation (Parent Only) ("WHX") financial statements include the accounts of all  subsidiary  companies  accounted for under the equity method of accounting.  Certain information and footnote  disclosures  normally included in financial  statements  prepared in accordance with generally accepted accounting principles  ("GAAP")  have been  condensed  or  omitted.  These WHX parent  only financial  statements  are prepared on the same basis of  accounting  as the WHX
consolidated  financial  statements,   except  that  the  WHX  subsidiaries  are
accounted for under the equity method of accounting.  For a complete description of the  accounting  policies and other required GAAP  disclosures,  refer to the
Company's audited consolidated  financial statements for the year ended December
31,  2006  contained  in Item 8 of this Form 10-K (the  "consolidated  financial statements").

      WHX is a holding  company that has been structured to invest in and manage a group of businesses. Its primary subsidiary company is Handy & Harman ("H&H"), a diversified  manufacturing  company whose  strategic  business units encompass
three  segments:   precious  metals,  tubing,  and  engineered  materials.   WHX
Corporation,  together with all of its  subsidiaries,  are referred to herein as
"the Company". In April 2007, WHX acquired Bairnco Corporation ("Bairnco").  See
Note 6- Subsequent Event.

MANAGEMENT'S PLANS AND LIQUIDITY:

      WHX incurred net losses of $18.2 million, $34.7 million and $140.4 million for the years  ended  December  31,  2006,  2005 and 2004,  respectively  and an accumulated deficit of $412.1 million as of December 31, 2006.

      In March 2005, WHX filed for bankruptcy protection under Chapter 11 of the
United States Bankruptcy Code. Following WHX's emergence from bankruptcy in July
2005, it continued to experience  liquidity issues. WHX is a holding company and
has  as  its  sole  source  of  cash  flow   distributions  from  its  operating
subsidiaries, H&H and Bairnco (see Note 6 - Subsequent Event), or other discrete transactions.  H&H's bank credit  facilities  and term loan  effectively  do not permit it to transfer  any cash or other assets to WHX,  (with the  exception of unsecured loans to be used to make required  contributions  to the pension plan, and for other uses of an unsecured loan in the aggregate principal amount not to exceed  $3.5  million  under  certain  conditions),  and are  collateralized  by substantially all of H&H's assets. Bairnco's revolving credit facility with Bank of  America,  N.A.  permits  distributions  by  Bairnco  to  WHX  under  certain conditions,  as described in Note 6. WHX has no bank credit facility of its own.
WHX's ongoing  operating cash flow  requirements  consist of funding the minimum requirements of the WHX Pension Plan and paying other administrative costs.

      Since  emerging from  bankruptcy,  due to covenant  restrictions  in H&H's credit  facilities,  there have been no dividends  from H&H to WHX, and the sole sources of cash flow for WHX have consisted of:

      o     The issuance of $5.1 million in preferred  stock by a newly  created subsidiary (WHX CS Corp.) in October 2005, which was invested in the equity of a public company (Cosine Communications Inc.), and

      o     partial payment of the H&H subordinated debt to WHX of $9.0 million, which  required the approval of the banks  participating  in the H&H
            bank  facility.   Subsequent  to  this  transaction,  in  2006,  the
            remaining  intercompany  subordinated  debt balance of $44.2 million was converted to equity.

      o     As permitted by the March 29, 2007  Amendment and Waiver to the Loan
            and Security  Agreements,  an  unsecured  loan from H&H for required payments to the  pension  plan,  and for other uses of an  unsecured loan in the  aggregate  principal  amount not to exceed $3.5 million under certain conditions.

      o     A  $15.0  million   subordinated  loan  from  Steel  pursuant  to  a
            Subordinated  Loan and Security  Agreement between WHX, as borrower, and Steel,  as lender.  WHX used the $15.0  million  proceeds of the subordinated loan as a capital contribution to acquire Bairnco.

      As of December 31, 2006, WHX and its unrestricted subsidiaries had cash of approximately  $0.8  million  and  current  liabilities  of  approximately  $7.5 million,  including  $5.1 million of  mandatorily  redeemable  preferred  shares payable  to a related  party.  H&H's  availability  under its  revolving  credit facility and other  facilities  as of December 31, 2006 was $19.1  million.  All such facilities,  including the term loans, were set to expire on March 31, 2007
(although by amendment  signed on March 29, 2007,  were extended  until June 30,
2008).

                                     F-135

      In  connection  with the  closing of the  Bairnco  Offer and the Merger on
April 24, 2007 (see Note 6), Bairnco  became a  wholly-owned  subsidiary of WHX.
Initial financing was provided by Steel through two facilities,  as discussed in
Note 6, in the approximate aggregate amount of $101.5 million. In addition,  the
Bairnco  Revolving  Credit  Facility  was  amended to permit the  closing of the
Merger and related financing  transactions.  The availability  under the Bairnco
Revolving Credit Facility on March 31, 2007 was approximately $12.0 million. The
Bairnco Revolving Credit Facility permits  distributions by Bairnco to WHX under certain conditions, as described in Note 6.

      Additional  information  regarding  liquidity  issues  at WHX  and H&H are described in Note 1a to the consolidated financial statements.

      The following paragraphs describe  management's plans and liquidity of the
Company  which  includes  WHX, H&H and its other  subsidiaries.  However,  WHX's access to cash flow from H&H is limited by H&H's March 29, 2007 amendment to the loan and security agreement to i) an unsecured loan for required payments to the pension plan, under certain conditions, and ii) an unsecured loan for other uses in the  aggregate  principal  amount not to exceed $3.5  million  under  certain conditions.

      As  discussed  further  below,  the Company  believes  that recent new and amended  financing  arrangements,  acquisitions,  the IRS  Waiver  and the  PBGC
Settlement  Agreement,  the sale of a  non-essential  operating unit, as well as recent improvements in its core operations,  and the substantial completion of a major  remediation  of property  relating to certain  environmental  liabilities should  permit the Company to generate  sufficient  working  capital to meet its obligations  as they  mature  over the next  twelve  months.  The ability of the
Company to meet its cash  requirements  over this time period is  dependent,  in part, on the Company's  ability to meet its business plan.  Management  believes that  existing  capital  resources  and  sources  of credit,  including  the H&H facilities  and the  Bairnco  facilities,  are  adequate to meet its current and anticipated cash requirements.  The Company also continues to examine all of its
options  and  strategies,   including  acquisitions,   divestitures,  and  other
corporate transactions, to increase cash flow and stockholder value. However, if the Company's  cash needs are greater than  anticipated  or the Company does not materially  satisfy  its  business  plan,  the  Company  may be required to seek additional or alternative financing sources. There can be no assurance that such financing will be available or available on terms acceptable to the Company.

      As  more  fully  described  in the  specific  notes  to  the  consolidated financial  statements,  the Company  has taken the  following  actions  which it believes will improve liquidity and help provide for adequate  liquidity to fund the Company's capital needs for the next twelve months.

      o     On December 20, 2006,  the IRS granted a  conditional  waiver of the
            $15.5 million minimum  funding  requirement for the WHX Pension Plan for the 2005 plan year and on December 28, 2006,  WHX,  H&H, and the
            PBGC entered into the PBGC  Settlement  Agreement in connection with the IRS Waiver and certain  other  matters.  As a result of the PBGC
            Settlement  Agreement  and the IRS Waiver,  the Company  expects its minimum  funding  requirement  for the  specific  plan  year and the amortization  of the 2005  requirement  to be $13.1 million (paid in full in 2006),  $10.8  million,  $11.0 million,  $8.9 million,  $7.0 million and $2.3 million (which  amounts  reflect the recent passage of the Pension  Protection Act of 2006) in 2006,  2007,  2008, 2009,
            2010 and 2011, respectively.

      o     Availability  under H&H's Loan and  Security  Agreements'  revolving credit facility as of December 31, 2006 was $19.1 million, and as of
            March 31, 2007, was approximately  $15.5 million. On March 29, 2007, all such facilities,  including the term loans,  were amended to (i)
            redefine  EBITDA,  (ii) reset the  levels  and amend  certain of the financial covenants, (iii) extend the termination date of the credit facilities  from March 31,  2007 to June 30,  2008,  (iv) permit the extension by H&H to WHX of an unsecured  loan for required  payments to the pension plan,  under certain  conditions,  and (v) permit the extension by H&H to WHX of an  unsecured  loan for other uses in the aggregate  principal amount not to exceed $3.5 million under certain conditions.

      o     Following the closing of the Bairnco Merger,  upon the  satisfaction of certain conditions, Bairnco is permitted to make distributions to
            WHX. As of March 31, 2007,  availability under the Bairnco Revolving
            Credit Facility was approximately  $12.0 million,  although there is no assurance that such amount will be available in the future, or if available, that Bairnco will satisfy the conditions for distributing this amount to WHX.

      o     The  acquisition  by a  subsidiary  of H&H of a  mechanical  roofing fastener business for approximately $26 million, including a working capital  adjustment,  on December  28,  2006,  which we believe will prove  to  be a  valuable  acquisition  which  will  solidify  H&H's position  as a  leading  manufacturer  and  supplier  of  mechanical fasteners, accessories and components, and building products for the
            North American commercial and residential construction industry.

      o     The sale in March 2007 of a non-core  business  which had  generated operating losses in the past year.

      o     The  substantial  completion of remediation of property  relating to certain environmental liabilities.

                                     F-136

      In view of the matters described in the preceding  paragraphs,  management believes  that the  Company  and WHX have the  ability to meet  their  financing requirements  on a  continuing  basis.  However,  if the  Company's  fiscal 2007 planned  cash  flow  projections  are not met,  management  could  consider  the reduction of certain  discretionary  expenses and sale of certain assets. In the event that these plans are not  sufficient and the Company's  credit  facilities are not available, the Company's and WHX's ability to operate could be adversely affected.

NOTE 2 - INVESTMENT IN AND ADVANCES TO SUBSIDIARIES - NET

      The following  table  details the  investments  in  associated  companies, accounted for under the equity method of accounting:

                                                              December 31
                                                          2006           2005
                                                        --------       --------
                                                             (in thousands)

Investment in:

Handy & Harman                                          $ (8,436)      $(23,723)
WHX Aviation                                                  (5)            (5)
WHX CS                                                    (1,166)           (16)
Wheeling-Pittsburgh Capital Corporation                      615          1,625
WHX Metals                                                    (3)            (3)
                                                        --------       --------

Investment in and advances to subsidiaries - net        $ (8,995)      $(22,122)
                                                        ========       ========

      In 2004,  WHX loaned  $43.5  million to H&H (the  "Subordinated  Note") to repay, in part, its then-existing credit facilities.  Such loan was subordinated to the new  financing  agreements.  On  March  31,  2006,  H&H  entered  into an amendment to one of the term loans which,  among other things,  provided for the payment  of $9.0  million  from  H&H  towards  the  outstanding  balance  of the
Subordinated Note. Subsequent to this transaction,  the remaining balance of the
Subordinated Note was converted to equity.

NOTE 3 - OTHER INCOME

                                                 Year Ended December 31,
                                             2006         2005         2004
                                         ------------ ------------ ------------

                                                      (in thousands)

Interest and investment income, net      $       --   $         -- $        310
Gain on WPSC Note Recovery                       --             --        5,596
Other, net                                       --            230           34
                                         ------------ ------------ ------------
                                         $       --   $        230 $      5,940
                                         ============ ============ ============

      In 2002, WHX agreed to provide additional funds to the WPC Group (a former subsidiary) amounting to $20.0 million. On August 1, 2003, WHX contributed $20.0 million in cash to WPSC,  a  subsidiary  of WPC,  and  received a $10.0  million subordinated note from WPSC. This note was fully reserved in 2003. In July 2004,
WHX  realized  $5.6  million  upon the sale of the  note to a third  party  and, accordingly,  the reserve was  reversed  and $5.6  million was recorded in other income in 2004.

                                     F-137

NOTE 4 - EQUITY IN EARNINGS (LOSS) OF SUBSIDIARIES

                                                      Year ended December 31,
                                                2006            2005            2004
                                             ---------       ---------       ---------
                                                           (in thousands)

Handy & Harman                               $ (19,016)      $ (18,095)      $(134,727)
WHX Aviation                                        --               9           1,256
WHX CS                                          (1,150)            (16)             --
Wheeling-Pittsburgh Capital Corporation             40             226           1,839
WHX Metals                                          --              --              --
                                             ---------       ---------       ---------
                                             $ (20,126)      $ (17,876)      $(131,632)
                                             =========       =========       =========

NOTE 5 - RELATED PARTY TRANSACTIONS

      Concurrently  with the March 31, 2004 refinancing of H&H, WHX loaned $43.5 million to H&H to repay,  in part, the Senior Secured  Credit  Facilities.  Such loan was subordinated to the loans from Wachovia and  Canpartners.  In addition,
WHX  deposited  $5.0  million  of cash  with  Ableco as  collateral  for the H&H obligation. All of the cash collateral was returned to WHX prior to December 31,
2004.

NOTE 6 - SUBSEQUENT EVENT

      On April 12, 2007, Steel Partners II, L.P.  ("Steel"),  a Delaware limited partnership,  and  WHX  entered  into a Stock  Purchase  Agreement  whereby  WHX acquired  Steel's entire interest in BZ Acquisition  Corp.  ("BZA"),  a Delaware corporation  and  wholly  owned  subsidiary  of Steel (the "BZA  Transfer")  for
$10.00.  In addition,  WHX agreed to reimburse all reasonable  fees and expenses incurred by Steel in  connection  with the Offer and the Merger (each as defined below). BZA is the acquisition subsidiary in a tender offer to acquire up to all of  the  outstanding  stock  of  Bairnco  Corporation,  a  Delaware  corporation
("Bairnco") for $13.50 per share in cash. Steel  beneficially owns approximately
50.3% of WHX's outstanding common stock.

      Steel, BZA, and Bairnco entered into an Agreement and Plan of Merger dated as of February 23, 2007 (the "Merger Agreement"),  pursuant to which BZA amended its tender offer to acquire all of the outstanding common shares of Bairnco at a price of $13.50  per share in cash  (the  "Offer").  In  addition,  all  Bairnco shareholders  of record on March 5, 2007 continued to be entitled to receive the declared first quarter  dividend of $0.10 per share,  for total cash proceeds of
$13.60 per share.  On April 13, 2007,  upon the expiration of the Offer pursuant to the Merger  Agreement,  BZA acquired  approximately  88.9% of the outstanding common stock of Bairnco.

      Pursuant to the Merger  Agreement,  on April 24, 2007, BZA was merged with and into Bairnco with  Bairnco  continuing  as the  surviving  corporation  as a wholly owned  subsidiary of WHX (the  "Merger").  At the  effective  time of the
Merger,  each Bairnco common share then outstanding  (other than shares owned by
BZA or its direct parent  entity,  shares owned by Bairnco as treasury stock and shares held by stockholders  who properly  exercise their appraisal  rights) was automatically  converted  into the  right to  receive  $13.50  per share in cash without interest and subject to applicable withholding taxes.  Immediately prior to the  Merger,  BZA held  approximately  90.1%  of the  outstanding  shares  of
Bairnco.  The  proceeds  required  to fund  the  closing  of the  Offer  and the resulting Merger and to pay related fees and expenses were approximately  $101.5 million.

      In  connection  with the  closing  of the  Offer,  initial  financing  was provided by Steel through two facilities.  Steel extended to BZA bridge loans in principal amount of approximately $75.1 million, $1.4 million, and $10.0 million
(and  may  extend  additional  loans of  approximately  $3.6  million,  up to an aggregate  total amount of borrowings of $90.0  million)  pursuant to a Loan and
Security  Agreement (the "Bridge Loan Agreement"),  between BZA and Bairnco,  as borrowers,  and Steel,  as lender.  In addition,  Steel  extended to WHX a $15.0 million  subordinated  loan, which is unsecured at the WHX level,  pursuant to a
Subordinated Loan and Security Agreement (the "Subordinated Loan Agreement" and,
together with the Bridge Loan Agreement, the "Loan Agreements"), between WHX, as borrower,  and Steel, as lender.  WHX contributed the $15.0 million  proceeds of the subordinated loan to BZA as a capital contribution.

      The Bridge  Loan  Agreement  provides  for bridge  term loans of up to $90 million  from  Steel to BZA,  which  were  assumed by Bairnco as a result of the
Merger.  Borrowings  under the Bridge Loan Agreement bear (i) cash interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the initial  loan is  outstanding  and 5%  (instead  of 4.5%) for the balance of the term, each as adjusted from time to time. The minimum aggregate interest rate on

                                     F-138

borrowings  under the Bridge Loan  Agreement is 14.5% per annum for the first 90 days the initial loan is  outstanding,  and 15% (instead of 14.5%) per annum for the balance of the term, and the maximum  aggregate  interest rate on borrowings under the Bridge Loan Agreement is 18% per annum. The cash interest rate and the pay-in-kind  interest  rate may be adjusted  from time to time,  by agreement of
Steel and  Bairnco,  so long as the  aggregate  interest  rate remains the same.
Interest  is  payable  monthly in  arrears.  Obligations  under the Bridge  Loan
Agreement are guaranteed by certain of Bairnco's  subsidiaries  and secured by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  are  also  guaranteed  by the  Company  on an  unsecured  basis.  The scheduled  maturity date of the indebtedness  under the Bridge Loan Agreement is the earlier to occur of (i) June 30, 2008 and (ii) such time as Bairnco  obtains any replacement  financing.  Indebtedness under the Bridge Loan Agreement may be prepaid without penalty or premium.

      The Subordinated  Loan Agreement  provides for a subordinated term loan of
$15 million from Steel to WHX,  which is unsecured at the WHX level.  Borrowings under the Subordinated  Loan Agreement bear  pay-in-kind  interest at a rate per annum equal to the prime rate of JP Morgan Chase plus 7.75%,  adjusted from time to time,  with a minimum  interest rate of 16% per annum and a maximum  interest rate of 19% per annum. Interest is payable monthly in arrears. Obligations under the  Subordinated  Loan  Agreement are  guaranteed by Bairnco and certain of its subsidiaries  and  secured by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's subsidiaries.  The indebtedness  under the  Subordinated  Loan  Agreement will mature on the second anniversary of the issuance of the subordinated  loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default and indemnification  provisions.  The indebtedness
under  the  Bridge  Loan  Agreement  and  the  related  security   interests  is
subordinated to the indebtedness and related  security  interests  granted under
Bairnco's  existing  senior  credit  facility  with Bank of  America,  N.A.  The guarantees of the  indebtedness  under the  Subordinated  Loan Agreement and the related  security  interests is  subordinated to all  indebtedness  and security interests described in the preceding sentence.

      On November  9, 2006,  Bairnco  entered  into a five year,  $42.0  million
Senior Secured Credit Facility with Bank of America.  The $42.0 million facility is apportioned as follows: a five-year $15.0 million term loan and up to a $27.0 million  revolving  credit  facility,  including a $13.0  million  sub-limit for letters of credit and a $3.0 million  sub-limit for foreign  currency loans. The
Bairnco  Revolving  Credit Facility is secured by a first lien on  substantially
all  of  the  domestic  assets  of  Bairnco,   the  capital  stock  of  domestic
subsidiaries and 65% of the capital stock of foreign  subsidiaries.  The Bairnco
Revolving  Credit Facility  matures on November 8, 2011. This Bairnco  Revolving
Credit Facility was amended on March 23, 2007 to permit the change of control in connection  with the closing of the Offer,  among other things,  and was further amended on April 24, 2007 to amend certain covenants and to permit the financing under the Loan Agreements, among other things.

      The term loan under the Bairnco  Revolving  Credit  Facility has scheduled principal  payments  of $1.1  million  in 2007,  2008,  2009 and 2010,  and $1.0 million in 2011,  with the balance due at maturity.  Interest  rates vary on the term  loan  and are set  from  time to time in  relationship  to one of  several reference  rates,  as selected by Bairnco.  Interest rates vary on the revolving credit  notes and are set at the time of  borrowing  in  relationship  to one of several reference rates as selected by Bairnco.  A commitment fee is paid on the unused  portion of the total credit  facility.  The amount Bairnco can borrow at any given time is based upon a formula  that takes  into  account,  among  other things,  eligible  inventory  and  accounts  receivable,  which  can  result  in borrowing  availability  of less than the full amount of the  Bairnco  Revolving
Credit  Facility.  The Bairnco  Revolving  Credit  Facility  contains  customary representations,  warranties,  covenants  (including  a  covenant  that  permits
Bairnco to make  distributions  to WHX provided that  specified  conditions  are met), events of default and  indemnification  provisions.  The Bairnco Revolving
Credit  Facility also contains a financial  covenant which  requires  Bairnco to meet a minimum fixed charge  coverage  ratio,  including upon the payment of any distribution from Bairnco to WHX.

      In addition,  Bairnco has a China  foreign  loan  facility  that  reflects borrowing by its Chinese  facilities through Bank of America,  Shanghai,  China, which is secured by four U.S. dollar denominated letters of credit totaling $5.2 million issued under the Secured Credit Facility.

      Bairnco  operates two core  businesses - Arlon and Kasco.  Arlon  designs, manufactures,  and sells engineered materials and components for the electronic, industrial  and  commercial  markets.  Kasco is a leading  provider of meat-room products  and  maintenance  services  for  the  meat  and  deli  departments  of supermarkets;  restaurants;  meat,  poultry  and  fish  processing  plants;  and
manufacturers   and  distributors  of  electrical  saws  and  cutting  equipment throughout North America,  Europe, Asia and South America. WHX believes that the acquisition of Bairnco will be beneficial  because of Bairnco's strong positions in niche engineered  materials markets, and that it will improve Bairnco's plant level operations,  profit margins and working capital. The results of operations and  assets of Bairnco  will be  included  in the  financial  statements  of WHX beginning in the second quarter of 2007.

                                     F-139

                        WHX CORPORATION AND SUBSIDIARIES

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                                       Balance at    Charged to       Additions/      Balance at
                                                                       Beginning     Costs and       (Deductions)       End of
Description                                                            of Period     Expenses         Describe        of Period
--------------------------------------------------------------------------------     ----------      ----------       ----------
YEAR ENDED DECEMBER 31, 2006

Valuation allowance on state and local NOL's                               4,120          1,078              --            5,198
Valuation allowance on federal NOL's                                      42,105         17,800          (3,194) (3)      56,711
Valuation allowance on other net deferred tax assets                      52,435        (13,667)         (4,004) (2)      34,764
                                                                      ----------     ----------      ----------       ----------
                                                                          98,660          5,211          (7,198)          96,673
                                                                      ----------     ----------      ----------       ----------
Allowance for Doubtful Accounts                                            1,087            653            (650)           1,090
                                                                      ----------     ----------      ----------       ----------
Total                                                                     99,747          5,864          (7,848)          97,763
                                                                      ==========     ==========      ==========       ==========

YEAR ENDED DECEMBER 31, 2005

Valuation allowance on state and local NOL's                                  --             --           4,120  (4)       4,120
Valuation allowance on federal NOL's                                      40,594         12,360         (10,849) (1)      42,105
Valuation allowance on other net deferred tax assets                      39,169           (216)         13,482  (2)      52,435
                                                                      ----------     ----------      ----------       ----------
                                                                          79,763         12,144           6,753           98,660
                                                                      ----------     ----------      ----------       ----------
Allowance for Doubtful Accounts                                            1,238            467            (618)           1,087
                                                                      ----------     ----------      ----------       ----------
Total                                                                     81,001         12,611           6,135           99,747
                                                                      ==========     ==========      ==========       ==========

YEAR ENDED DECEMBER 31, 2004

Valuation allowance on foreign NOL's                                       5,810             --          (5,810) (3)          --
Valuation allowance on federal NOL's                                      31,694          8,900              --           40,594
Valuation allowance on other net deferred tax assets                      16,689         15,100           7,380  (2)      39,169
                                                                      ----------     ----------      ----------       ----------
                                                                          54,193         24,000           1,570           79,763
                                                                      ----------     ----------      ----------       ----------
Allowance for Doubtful Accounts                                            1,003            249             (14)           1,238
                                                                      ----------     ----------      ----------       ----------
Total                                                                     55,196         24,249           1,556           81,001
                                                                      ==========     ==========      ==========       ==========

(1)   Reduction  of NOLs (and related  valuation  allowance)  due to  bankruptcy reorganization on July 29, 2005.
(2)   Increase  (decrease) in valuation  allowance relates to deferred tax asset for miniumum pension liabilities  recorded in other  comprehensive  income and the recognition of deferred tax assets for state and local taxes.
(3)   Reduction of NOLs (and related  valuation  allowance) due to expiration of carryforward period.
(4)   Increase  relates to recognition of deferred tax asset for state and local
      NOL's.

                                     F-140

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission
(the "Commission") registration fee.

SEC Registration Fee                                        $ 6,140(1)
Subscription Agent Fees and Expenses                             *
Information Agent Fees and Expenses                              *
Legal Fees and Expenses                                          *
Accounting Fees and Expenses                                     *
Costs of Printing                                                *
Miscellaneous Expenses                                           *
                                                            ---------
Total                                                       $    *
                                                            =========
----------
(1)   Previously paid.
*     To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to the provisions of Section 145 of the Delaware General
Corporation Law (the "DGCL"), which provides for indemnification of officers and directors in certain transactions. Section 5.1 of WHX's Amended and Restated
Bylaws ("Bylaws") and Article Eleventh of WHX's Amended and Restated Certificate
of Incorporation provide for indemnification of directors and officers to the fullest extent permitted by the DGCL.

      Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation. If such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. Indemnity obligations will only be authorized (i) by a majority vote of directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

      The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons. In addition to our indemnification obligations contained in our Bylaws and Amended and Restated Certificate of Incorporation, we have entered into an employment agreement with each of our officers providing for indemnification to the fullest extent permitted by the DGCL.

                                      II-1

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

      None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER      DESCRIPTION
--------------      ------------------------------------------------------------

       2.1          First Amended Chapter 11 Plan of Reorganization of the
                    Company, dated June 8, 2005 (incorporated by reference to
                    Exhibit 2.1 to the Company's Form 8-K filed July 28, 2005).

       2.2          Third Amended Joint Plan of Reorganization of
                    Wheeling-Pittsburgh Steel Corporation, dated May 19, 2003
                    (incorporated by reference to Exhibit 2.1 to
                    Wheeling-Pittsburgh Corporation's Registration Statement on
                    Form 10 filed May 30, 2003).

       3.1          Amended and Restated Certificate of Incorporation of WHX
                    (incorporated by reference to Exhibit 3.1 to the Company's
                    Form 10-K, filed December 27, 2006).

       3.2          Amended and Restated By Laws of WHX (incorporated by
                    reference to Exhibit 3.2 to the Company's Form 10-K, filed
                    December 27, 2006).

       4.1          Loan and Security Agreement by and among Handy & Harman,
                    certain of its affiliates and Congress Financial
                    Corporation, dated March 31, 2004 (incorporated by reference to Exhibit 4.2 to the Company's Form 10-K filed April 14,
                    2004).

       4.2          Consent and Amendment No. 1 to Loan and Security Agreement
                    by and among Handy & Harman, certain of its affiliates and
                    Congress Financial Corporation, dated as of August 31, 2004
                    (incorporated by reference to Exhibit 4.1 to the Company's
                    Form 10-Q filed November 15, 2004).

       4.3          Amendment No. 2 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Congress
                    Financial Corporation, dated as of October 29, 2004
                    (incorporated by reference to Exhibit 4.2 to the Company's
                    Form 10-Q filed November 15, 2004).

       4.4          Amendment No. 3 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Congress
                    Financial Corporation, dated as of December 29, 2004
                    (incorporated by reference to Exhibit 4.4 to the Company's
                    Form 10-K filed December 27, 2006).

       4.5          Amendment No. 4 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Wachovia Bank,
                    National Association, a national banking association,
                    successor by merger to Congress Financial Corporation, dated as of May 20, 2005 (incorporated by reference to Exhibit 4.5 to the Company's Form 10-K filed December 27, 2006).

       4.6          Amendment No. 5 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Wachovia Bank,
                    National Association, a national banking association,
                    successor by merger to Congress Financial Corporation, dated as of September 8, 2005 (incorporated by reference to
                    Exhibit 4.6 to the Company's Form 10-K filed December 27,
                    2006).

                                      II-2

       4.7          Amendment No. 6 and Waiver to Loan and Security Agreement by
                    and among Handy & Harman, certain of its affiliates and
                    Wachovia Bank, National Association, a national banking
                    association, successor by merger to Congress Financial
                    Corporation, dated as of December 29, 2005 (incorporated by reference to Exhibit 4.7 to the Company's Form 10-K filed
                    December 27, 2006).

       4.8          Consent and Amendment No. 7 to Loan and Security Agreement
                    by and among Handy & Harman, certain of its affiliates and
                    Wachovia Bank, National Association, a national banking
                    association, successor by merger to Congress Financial
                    Corporation, dated as of January 24, 2006 (incorporated by reference to Exhibit 4.8 to the Company's Form 10-K filed
                    December 27, 2006).

       4.9          Amendment No. 8 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Wachovia Bank,
                    National Association, a national banking association,
                    successor by merger to Congress Financial Corporation, dated as of March 31, 2006 (incorporated by reference to Exhibit
                    4.1 to the Company's Form 8-K filed April 6, 2006).

       4.10         Amendment No. 9 to the Loan and Security Agreement by and
                    among Handy & Harman, certain of its affiliates and Wachovia
                    Bank, National Association, a national banking association, successor by merger to Congress Financial Corporation, dated as of July 18, 2006 (incorporated by reference to Exhibit
                    99.1 to the Company's Form 8-K filed July 24, 2006).

       4.11         Amendment No. 10 to the Loan and Security Agreement by and
                    among Handy & Harman, certain of its affiliates and Wachovia
                    Bank, National Association, a national banking association, successor by merger to Congress Financial Corporation, dated as of October 30, 2006 (incorporated by reference to Exhibit
                    99.1 to the Company's Form 8-K filed November 03, 2006).

       4.12         Amendment No. 11 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated December 28,
                    2006 (incorporated by reference to Exhibit 99.1.3 to the
                    Company's Form 8-K filed January 4, 2007).

       4.13         Amendment No. 12 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated December 28,
                    2006 (incorporated by reference to Exhibit 99.1.4 to the
                    Company's Form 8-K filed January 4, 2007).

       4.14         Amendment No. 13 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated March 29, 2007
                    (incorporated by reference to Exhibit 99.1 to the Company's
                    Form 8-K filed March 30, 2007).

     **4.15         Amendment No. 14 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated July 20, 2007.

                                      II-3

     **4.16         Amendment No. 15 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated September 20,
                    2007.

       4.17         Certificate of Designations, Preferences and Other Rights
                    and Qualifications of Series A Preferred Stock of WHX CS
                    Corp. (incorporated by reference to Exhibit 4.1 to the
                    Company's Form 8-K filed November 1, 2005).

       4.18         Loan and Security Agreement by and among Handy & Harman,
                    certain of its affiliates and Ableco Finance LLC, dated
                    March 31, 2004 (incorporated by reference to Exhibit 4.3 to the Company's Form 10-K filed April 14, 2004).

       4.19         Loan and Security Agreement Amendment by and among Handy &
                    Harman, certain of its affiliates and Canpartners
                    Investments IV, LLC, dated as of October 29, 2004
                    (incorporated by reference to Exhibit 4.3 to the Company's
                    Form 10-Q filed November 15, 2004).

       4.20         Amendment No. 2 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Canpartners
                    Investments IV, LLC, dated as of December 29, 2004
                    (incorporated by reference to Exhibit 4.15 to the Company's
                    Form 10-K filed December 27, 2006).

       4.21         Amendment No. 3 and Waiver to Loan and Security Agreement by
                    and among Handy & Harman, certain of its affiliates and
                    Steel Partners II, L.P., successor by assignment from
                    Canpartners Investments IV, LLC, dated as of December 29,
                    2005 (incorporated by reference to Exhibit 4.16 to the
                    Company's Form 10-K filed December 27, 2006).

       4.22         Consent and Amendment No. 4 to Loan and Security Agreement
                    by and among Handy & Harman, certain of its affiliates and
                    Steel Partners II, L.P., successor by assignment from
                    Canpartners Investments IV, LLC, dated as of January 24,
                    2006 (incorporated by reference to Exhibit 4.17 to the
                    Company's Form 10-K filed December 27, 2006).

       4.23         Amendment No. 5 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Steel Partners
                    II, L.P., successor by assignment from Canpartners
                    Investments IV, LLC, dated as of March 31, 2006
                    (incorporated by reference to Exhibit 4.2 to the Company's
                    Form 8-K filed April 6, 2006).

       4.24         Amendment No. 6 to the Loan and Security Agreement by and
                    among Handy & Harman, certain of its affiliates and Steel
                    Partners II, L.P., successor by assignment from Canpartners
                    Investments IV, LLC, dated as of July 18, 2006 (incorporated by reference to Exhibit 99.2 to the Company's Form 8-K filed
                    July 24, 2006).

       4.25         Amendment No. 7 to the Loan and Security Agreement by and
                    Among Handy & Harman, certain of its affiliates and Steel
                    Partners II, L.P., successor by assignment from Carpenters
                    Investments IV, LLC, dated as of October 30, 2006
                    (incorporated by reference to Exhibit 99.2 to the Company's
                    Form 8-K filed November 3, 2006).

                                      II-4

       4.26         Amendment No. 8 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P, dated December 28, 2006 (incorporated by reference to Exhibit 99.1.5 to the Company's Form 8-K filed
                    January 4, 2007).

       4.27         Amendment No. 9 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated December 28, 2006 (incorporated by reference to Exhibit 99.1.6 to the Company's Form 8-K filed
                    January 4, 2007).

       4.28         Amendment No. 10 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated March 29, 2007 (incorporated by
                    reference to Exhibit 99.2 to the Company's Form 8-K filed
                    March 30, 2007).

     **4.29         Amendment No. 11 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated July 20, 2007.

     **4.30         Amendment No. 12 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated September 10, 2007.

       4.31         Loan and Security Agreement by and among BZ Acquisition
                    Corp., Bairnco Corporation and Steel Partners II, L.P.,
                    dated April 17, 2007 (incorporated by reference to Exhibit
                    99.3 to the Company's Form 8-K filed April 12, 2007).

       4.32         Subordinated Loan and Security Agreement between WHX
                    Corporation and Steel Partners II, L.P., dated April 17,
                    2007 (incorporated by reference to Exhibit 99.4 to the
                    Company's Form 8-K filed April 12, 2007).
       4.33         Loan and Security Agreement entered into by and among
                    Bairnco Corporation, Arlon, Inc., Kasco Corporation, Bertram
                    & Graf Gmbh, Atlantic Service Co. Ltd., Atlantic Service Co.
                    (UK) Ltd. and Eurokasco S.A., as borrowers, and certain
                    financial institutions, as lenders and Bank of America,
                    N.A., as agent, dated November 9, 2006 (incorporated by
                    reference to Exhibit 4.29 to the Company's Form 10-K filed
                    May 21, 2007).

       4.34         Waiver and First Amendment to Loan and Security Agreement
                    entered into by and between Bairnco Corporation and Bank of
                    America, N.A., dated March 23, 2007 (incorporated by
                    reference to Exhibit 4.30 to the Company's Form 10-K filed
                    May 21, 2007).

       4.35         Waiver, Consent and Second Amendment to Loan and Security
                    Agreement entered into by and between Bairnco Corporation
                    and Bank of America, N.A., dated April 24, 2007
                    (incorporated by reference to Exhibit 4.31 to the Company's
                    Form 10-K filed May 21, 2007).

     **4.36         Credit Agreement, dated as of July 17, 2007, by and among
                    Bairnco, Arlon, Inc., Arlon Viscor Ltd., Arlon Signtech,
                    Ltd., Kasco Corporation, and Southern Saw Acquisition
                    Corporation, as borrowers, and Wells Fargo Foothill, Inc., as the arranger and administrative agent for the lenders
                    thereunder.

                                      II-5

     **4.37         Credit Agreement, dated as of July 17, 2007, by and among
                    Bairnco, Arlon, Inc., Arlon Viscor Ltd., Arlon Signtech,
                    Ltd., Kasco Corporation, and Southern Saw Acquisition
                    Corporation, as borrowers, and Ableco Finance LLC, as
                    administrative agent for the lenders thereunder.

     **4.38         Amended and Restated Credit Agreement, dated as of July 17,
                    2007, by and among Bairnco, Arlon, Inc., Arlon Viscor Ltd.,
                    Arlon Signtech, Ltd., Kasco Corporation, and Southern Saw
                    Acquisition Corporation, as borrowers, and Steel Partners
                    II, L.P. as lender.

      *5.1          Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

      10.1          Settlement and Release Agreement by and among
                    Wheeling-Pittsburgh Steel Corporation ("WPSC") and
                    Wheeling-Pittsburgh Corporation ("WPC"), the Company and
                    certain affiliates of WPSC, WPC and the Company
                    (incorporated by reference to Exhibit 99.1 to the Company's
                    Form 8-K filed May 30, 2001).

      10.2          Amended and Restated Employment Agreement by and among WHX,
                    H&H and Robert K. Hynes, dated as of March 4, 2005
                    (incorporated by reference to Exhibit 10.4 to the Company's
                    Form 8-K filed March 8, 2005).

      10.3          Employment Agreement by and between H&H and Daniel P.
                    Murphy, Jr., effective February 11, 2004 (incorporated by
                    reference to Exhibit 10.1 to the Company's Form 10-Q filed
                    November 15, 2004).

      10.4          Warrant Agreement by and between the Company and Equiserve
                    Trust Company, N.A., dated as of July 29, 2005 (incorporated by reference to Exhibit 10.4 to the Company's Form 10-K
                    filed December 27, 2006).

      10.5          Acknowledgement and Release dated November 14, 2005, by and among WHX, H&H and Robert K. Hynes (incorporated by
                    reference to Exhibit 10.2 to the Company's Form 8-K filed
                    April 6, 2006).

      10.6          Acknowledgement and Release dated November 10, 2005, by and between H&H and Daniel P. Murphy, Jr. (incorporated by
                    reference to Exhibit 10.1 to the Company's Form 8-K filed
                    April 6, 2006).

      10.8          Stock Purchase Agreement by and between WHX CS Corp. and
                    Steel Partners II, L.P., dated October 26, 2005
                    (incorporated by reference to Exhibit 10.1 to the Company's
                    Form 8-K filed November 1, 2005).

      10.9          Supplemental Executive Retirement Plan (as Amended and
                    Restated as of January 1, 1998) (incorporated by reference to Exhibit 10.9 to the Company's Form 10-K filed December
                    27, 2006).

      10.10         Agreement by and among the Pension Benefit Guaranty
                    Corporation, WHX Corporation, Wheeling-Pittsburgh
                    Corporation, Wheeling-Pittsburgh Steel Corporation and the
                    United Steel Workers of America, AFL-CIO-CLC, dated as of
                    July 31, 2003 (incorporated by reference to Exhibit 10.10 to the Company's Form 10-K filed December 27, 2006).

                                      II-6

      10.11         2006 Bonus Plan of the Company (incorporated by reference to
                    Exhibit 10.11 to the Company's Form 10-K filed December 27,
                    2006).

      10.12         Settlement Agreement by and among WHX Corporation, Handy &
                    Harman, and Pension Benefit Guaranty Corporation dated
                    December 28, 2006 (incorporated by reference to Exhibit
                    10.12 to the Company's Form 8-K filed January 4, 2007).

      10.13         Asset Purchase Agreement by and among Illinois Tool Works
                    Inc., ITW Canada, OMG Roofing, Inc., and OMG, Inc., dated
                    December 28, 2006 (incorporated by reference to Exhibit
                    10.12 of the Company's Form 8-K filed March 9, 2007).

      10.14         Employment Agreement by and among WHX Corporation, Handy &
                    Harman, and James McCabe dated as of February 1, 2007
                    (incorporated by reference to exhibit 10.14 to the Company's
                    Form 10-K filed May 21, 2007).

      14.1          Code of Ethics of WHX Corporation (incorporated by reference to Exhibit 14.1 to the Company's Form 10-K filed December
                    27, 2006).

      16            Letter from PricewaterhouseCoopers LLP, dated as of January
                    17, 2007 (incorporated by reference to Exhibit 16 to the
                    Company's Form 8-K filed January 23, 2007).

   ***21.1          Subsidiaries of Registrant.

     *23.1          Consent of PricewaterhouseCoopers LLP.

     *23.2          Consent of Grant Thornton LLP.

     *23.3          Consent of Grant Thornton LLP.

     *23.4          Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    (contained in Exhibit 5.1).

   ***24.1          Power of Attorney (included in the signature page to this
                    Registration Statement).

    **99.1          Subscription Certificate.

    **99.2          Instructions For Use of WHX Subscription Certificate.

    **99.3          Notice of Guaranteed Delivery.

    **99.4          Letter to Stockholders who are Record Holders.

    **99.5          Letter to Stockholders who are Beneficial Holders.

    **99.6          Letter to Clients of Stockholders who are Beneficial
                    Holders.

                                      II-7

    **99.7          Nominee Holder Certification Form.

    **99.8          Beneficial Owner Election Form.

*     Filed herewith.

**    Previously filed with Amendment No. 1 to the Registration Statement on
      Form S-1 on November 30, 2007.

***   Previously filed with the Registration Statement on Form S-1 on October
      18, 2007.

Financial Statement Schedules:
      1. Schedule I - Audited Financial Statements of WHX Corporation (Parent Only).
      2. Schedule II - Valuation and Qualifying Accounts and Reserves.

ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
                  and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of
                  prospectus filed with the Commission pursuant to Rule 424(b)
                  if, in the aggregate, the changes in volume and price
                  represent no more than 20 percent change in the maximum
                  aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration
                  statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, That:

            (A)   Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by such clauses is
                  contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section
                  13 or Section 15(d) of the Securities Exchange Act of 1934
                  that are incorporated by reference in the Registration
                  Statement; and

                                      II-8

            (B)   Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the
                  information required to be included in a post-effective
                  amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the
                  Securities Exchange Act of 1934 that are incorporated by
                  reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

            (C)   Provided further, however, that paragraphs (1)(i) and (1)(ii)
                  do not apply if the registration statement is for an offering of asset backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective
                  amendment is provided pursuant to Item 1100(c) of Regulation
                  AB.

      (2)   That, for the purpose of determining any liability under the
            Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document
            incorporated or deemed incorporated by reference into the
            registration statement or prospectus that is part of the
            registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this
            registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)   Any preliminary prospectus or prospectus of the undersigned
                  Registrant relating to the offering required to be filed
                  pursuant to Rule 424;

            (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or
                  referred to by the undersigned Registrant;

                                      II-9

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the
                  undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

      Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-10

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this
Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of White Plains, State of
New York, on December 20, 2007.

                                       WHX CORPORATION

                                               /s/ Glen M. Kassan
                                               --------------------------------
                                       By:     Glen M. Kassan
                                       Title:  Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

         Signature                              Title                            Date
----------------------------     ------------------------------------      ----------------

*                                Chairman of the Board                      December 20, 2007
------------------------
Warren G. Lichtenstein

/s/ Glen M. Kassan               Director and Chief Executive Officer       December 20, 2007
------------------------
Glen M. Kassan                   (Principal Executive Officer)

/s/ Robert K. Hynes              Chief Financial Officer                    December 20, 2007
------------------------
Robert K. Hynes                  (Principal Accounting Officer)

*                                Director                                   December 20, 2007
------------------------
Jack L. Howard

*                                Director                                   December 20, 2007
------------------------
Louis Klein, Jr.

*                                Director                                   December 20, 2007
------------------------
Daniel P. Murphy, Jr.

*                                Director                                   December 20, 2007
------------------------
John J. Quicke

*                                Director                                   December 20, 2007
------------------------
Joshua E. Schechter

*                                Director                                   December 20, 2007
------------------------
Garen W. Smith

* By: /s/ Glen M. Kassan
      ------------------
      Glen M. Kassan
      Attorney-in-Fact

                                     II-11

INDEX TO EXHIBITS

Exhibit Number      Description
--------------      ------------------------------------------------------------

       2.1          First Amended Chapter 11 Plan of Reorganization of the
                    Company, dated June 8, 2005 (incorporated by reference to
                    Exhibit 2.1 to the Company's Form 8-K filed July 28, 2005).

       2.2          Third Amended Joint Plan of Reorganization of
                    Wheeling-Pittsburgh Steel Corporation, dated May 19, 2003
                    (incorporated by reference to Exhibit 2.1 to
                    Wheeling-Pittsburgh Corporation's Registration Statement on
                    Form 10 filed May 30, 2003).

       3.1          Amended and Restated Certificate of Incorporation of WHX
                    (incorporated by reference to Exhibit 3.1 to the Company's
                    Form 10-K, filed December 27, 2006).

       3.2          Amended and Restated By Laws of WHX (incorporated by
                    reference to Exhibit 3.2 to the Company's Form 10-K, filed
                    December 27, 2006).

       4.1          Loan and Security Agreement by and among Handy & Harman,
                    certain of its affiliates and Congress Financial
                    Corporation, dated March 31, 2004 (incorporated by reference to Exhibit 4.2 to the Company's Form 10-K filed April 14,
                    2004).

       4.2          Consent and Amendment No. 1 to Loan and Security Agreement
                    by and among Handy & Harman, certain of its affiliates and
                    Congress Financial Corporation, dated as of August 31, 2004
                    (incorporated by reference to Exhibit 4.1 to the Company's
                    Form 10-Q filed November 15, 2004).

       4.3          Amendment No. 2 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Congress
                    Financial Corporation, dated as of October 29, 2004
                    (incorporated by reference to Exhibit 4.2 to the Company's
                    Form 10-Q filed November 15, 2004).

       4.4          Amendment No. 3 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Congress
                    Financial Corporation, dated as of December 29, 2004
                    (incorporated by reference to Exhibit 4.4 to the Company's
                    Form 10-K filed December 27, 2006).

       4.5          Amendment No. 4 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Wachovia Bank,
                    National Association, a national banking association,
                    successor by merger to Congress Financial Corporation, dated as of May 20, 2005 (incorporated by reference to Exhibit 4.5 to the Company's Form 10-K filed December 27, 2006).

       4.6          Amendment No. 5 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Wachovia Bank,
                    National Association, a national banking association,
                    successor by merger to Congress Financial Corporation, dated as of September 8, 2005 (incorporated by reference to
                    Exhibit 4.6 to the Company's Form 10-K filed December 27,
                    2006).

                                     II-12

       4.7          Amendment No. 6 and Waiver to Loan and Security Agreement by
                    and among Handy & Harman, certain of its affiliates and
                    Wachovia Bank, National Association, a national banking
                    association, successor by merger to Congress Financial
                    Corporation, dated as of December 29, 2005 (incorporated by reference to Exhibit 4.7 to the Company's Form 10-K filed
                    December 27, 2006).

       4.8          Consent and Amendment No. 7 to Loan and Security Agreement
                    by and among Handy & Harman, certain of its affiliates and
                    Wachovia Bank, National Association, a national banking
                    association, successor by merger to Congress Financial
                    Corporation, dated as of January 24, 2006 (incorporated by reference to Exhibit 4.8 to the Company's Form 10-K filed
                    December 27, 2006).

       4.9          Amendment No. 8 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Wachovia Bank,
                    National Association, a national banking association,
                    successor by merger to Congress Financial Corporation, dated as of March 31, 2006 (incorporated by reference to Exhibit
                    4.1 to the Company's Form 8-K filed April 6, 2006).

       4.10         Amendment No. 9 to the Loan and Security Agreement by and
                    among Handy & Harman, certain of its affiliates and Wachovia
                    Bank, National Association, a national banking association, successor by merger to Congress Financial Corporation, dated as of July 18, 2006 (incorporated by reference to Exhibit
                    99.1 to the Company's Form 8-K filed July 24, 2006).

       4.11         Amendment No. 10 to the Loan and Security Agreement by and
                    among Handy & Harman, certain of its affiliates and Wachovia
                    Bank, National Association, a national banking association, successor by merger to Congress Financial Corporation, dated as of October 30, 2006 (incorporated by reference to Exhibit
                    99.1 to the Company's Form 8-K filed November 03, 2006).

       4.12         Amendment No. 11 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated December 28,
                    2006 (incorporated by reference to Exhibit 99.1.3 to the
                    Company's Form 8-K filed January 4, 2007).

       4.13         Amendment No. 12 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated December 28,
                    2006 (incorporated by reference to Exhibit 99.1.4 to the
                    Company's Form 8-K filed January 4, 2007).

       4.14         Amendment No. 13 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated March 29, 2007
                    (incorporated by reference to Exhibit 99.1 to the Company's
                    Form 8-K filed March 30, 2007).

     **4.15         Amendment No. 14 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated July 20, 2007.

     **4.16         Amendment No. 15 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Wachovia
                    Bank, National Association, as agent, dated September 20,
                    2007.

                                     II-13

       4.17         Certificate of Designations, Preferences and Other Rights
                    and Qualifications of Series A Preferred Stock of WHX CS
                    Corp. (incorporated by reference to Exhibit 4.1 to the
                    Company's Form 8-K filed November 1, 2005).

       4.18         Loan and Security Agreement by and among Handy & Harman,
                    certain of its affiliates and Ableco Finance LLC, dated
                    March 31, 2004 (incorporated by reference to Exhibit 4.3 to the Company's Form 10-K filed April 14, 2004).

       4.19         Loan and Security Agreement Amendment by and among Handy &
                    Harman, certain of its affiliates and Canpartners
                    Investments IV, LLC, dated as of October 29, 2004
                    (incorporated by reference to Exhibit 4.3 to the Company's
                    Form 10-Q filed November 15, 2004).

       4.20         Amendment No. 2 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Canpartners
                    Investments IV, LLC, dated as of December 29, 2004
                    (incorporated by reference to Exhibit 4.15 to the Company's
                    Form 10-K filed December 27, 2006).

       4.21         Amendment No. 3 and Waiver to Loan and Security Agreement by
                    and among Handy & Harman, certain of its affiliates and
                    Steel Partners II, L.P., successor by assignment from
                    Canpartners Investments IV, LLC, dated as of December 29,
                    2005 (incorporated by reference to Exhibit 4.16 to the
                    Company's Form 10-K filed December 27, 2006).

       4.22         Consent and Amendment No. 4 to Loan and Security Agreement
                    by and among Handy & Harman, certain of its affiliates and
                    Steel Partners II, L.P., successor by assignment from
                    Canpartners Investments IV, LLC, dated as of January 24,
                    2006 (incorporated by reference to Exhibit 4.17 to the
                    Company's Form 10-K filed December 27, 2006).

       4.23         Amendment No. 5 to Loan and Security Agreement by and among
                    Handy & Harman, certain of its affiliates and Steel Partners
                    II, L.P., successor by assignment from Canpartners
                    Investments IV, LLC, dated as of March 31, 2006
                    (incorporated by reference to Exhibit 4.2 to the Company's
                    Form 8-K filed April 6, 2006).

       4.24         Amendment No. 6 to the Loan and Security Agreement by and
                    among Handy & Harman, certain of its affiliates and Steel
                    Partners II, L.P., successor by assignment from Canpartners
                    Investments IV, LLC, dated as of July 18, 2006 (incorporated by reference to Exhibit 99.2 to the Company's Form 8-K filed
                    July 24, 2006).

       4.25         Amendment No. 7 to the Loan and Security Agreement by and
                    Among Handy & Harman, certain of its affiliates and Steel
                    Partners II, L.P., successor by assignment from Carpenters
                    Investments IV, LLC, dated as of October 30, 2006
                    (incorporated by reference to Exhibit 99.2 to the Company's
                    Form 8-K filed November 3, 2006).

       4.26         Amendment No. 8 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P, dated December 28, 2006 (incorporated by reference to Exhibit 99.1.5 to the Company's Form 8-K filed
                    January 4, 2007).

                                     II-14

       4.27         Amendment No. 9 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated December 28, 2006 (incorporated by reference to Exhibit 99.1.6 to the Company's Form 8-K filed
                    January 4, 2007).

       4.28         Amendment No. 10 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated March 29, 2007 (incorporated by
                    reference to Exhibit 99.2 to the Company's Form 8-K filed
                    March 30, 2007).

     **4.29         Amendment No. 11 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated July 20, 2007.

     **4.30         Amendment No. 12 to the Loan and Security Agreement by and
                    among Handy & Harman and its subsidiaries, and Steel
                    Partners II, L.P. dated September 10, 2007.

       4.31         Loan and Security Agreement by and among BZ Acquisition
                    Corp., Bairnco Corporation and Steel Partners II, L.P.,
                    dated April 17, 2007 (incorporated by reference to Exhibit
                    99.3 to the Company's Form 8-K filed April 12, 2007).

       4.32         Subordinated Loan and Security Agreement between WHX
                    Corporation and Steel Partners II, L.P., dated April 17,
                    2007 (incorporated by reference to Exhibit 99.4 to the
                    Company's Form 8-K filed April 12, 2007).
       4.33         Loan and Security Agreement entered into by and among
                    Bairnco Corporation, Arlon, Inc., Kasco Corporation, Bertram
                    & Graf Gmbh, Atlantic Service Co. Ltd., Atlantic Service Co.
                    (UK) Ltd. and Eurokasco S.A., as borrowers, and certain
                    financial institutions, as lenders and Bank of America,
                    N.A., as agent, dated November 9, 2006 (incorporated by
                    reference to Exhibit 4.29 to the Company's Form 10-K filed
                    May 21, 2007).

       4.34         Waiver and First Amendment to Loan and Security Agreement
                    entered into by and between Bairnco Corporation and Bank of
                    America, N.A., dated March 23, 2007 (incorporated by
                    reference to Exhibit 4.30 to the Company's Form 10-K filed
                    May 21, 2007).

       4.35         Waiver, Consent and Second Amendment to Loan and Security
                    Agreement entered into by and between Bairnco Corporation
                    and Bank of America, N.A., dated April 24, 2007
                    (incorporated by reference to Exhibit 4.31 to the Company's
                    Form 10-K filed May 21, 2007).

     **4.36         Credit Agreement, dated as of July 17, 2007, by and among
                    Bairnco, Arlon, Inc., Arlon Viscor Ltd., Arlon Signtech,
                    Ltd., Kasco Corporation, and Southern Saw Acquisition
                    Corporation, as borrowers, and Wells Fargo Foothill, Inc., as the arranger and administrative agent for the lenders
                    thereunder.

     **4.37         Credit Agreement, dated as of July 17, 2007, by and among
                    Bairnco, Arlon, Inc., Arlon Viscor Ltd., Arlon Signtech,
                    Ltd., Kasco Corporation, and Southern Saw Acquisition
                    Corporation, as borrowers, and Ableco Finance LLC, as
                    administrative agent for the lenders thereunder.

                                     II-15

     **4.38         Amended and Restated Credit Agreement, dated as of July 17,
                    2007, by and among Bairnco, Arlon, Inc., Arlon Viscor Ltd.,
                    Arlon Signtech, Ltd., Kasco Corporation, and Southern Saw
                    Acquisition Corporation, as borrowers, and Steel Partners
                    II, L.P., as lender.

      *5.1          Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

      10.1          Settlement and Release Agreement by and among
                    Wheeling-Pittsburgh Steel Corporation ("WPSC") and
                    Wheeling-Pittsburgh Corporation ("WPC"), the Company and
                    certain affiliates of WPSC, WPC and the Company
                    (incorporated by reference to Exhibit 99.1 to the Company's
                    Form 8-K filed May 30, 2001).

      10.2          Amended and Restated Employment Agreement by and among WHX,
                    H&H and Robert K. Hynes, dated as of March 4, 2005
                    (incorporated by reference to Exhibit 10.4 to the Company's
                    Form 8-K filed March 8, 2005).

      10.3          Employment Agreement by and between H&H and Daniel P.
                    Murphy, Jr., effective February 11, 2004 (incorporated by
                    reference to Exhibit 10.1 to the Company's Form 10-Q filed
                    November 15, 2004).

      10.4          Warrant Agreement by and between the Company and Equiserve
                    Trust Company, N.A., dated as of July 29, 2005 (incorporated by reference to Exhibit 10.4 to the Company's Form 10-K
                    filed December 27, 2006).

      10.5          Acknowledgement and Release dated November 14, 2005, by and among WHX, H&H and Robert K. Hynes (incorporated by
                    reference to Exhibit 10.2 to the Company's Form 8-K filed
                    April 6, 2006).

      10.6          Acknowledgement and Release dated November 10, 2005, by and between H&H and Daniel P. Murphy, Jr. (incorporated by
                    reference to Exhibit 10.1 to the Company's Form 8-K filed
                    April 6, 2006).

      10.8          Stock Purchase Agreement by and between WHX CS Corp. and
                    Steel Partners II, L.P., dated October 26, 2005
                    (incorporated by reference to Exhibit 10.1 to the Company's
                    Form 8-K filed November 1, 2005).

      10.9          Supplemental Executive Retirement Plan (as Amended and
                    Restated as of January 1, 1998) (incorporated by reference to Exhibit 10.9 to the Company's Form 10-K filed December
                    27, 2006).

      10.10         Agreement by and among the Pension Benefit Guaranty
                    Corporation, WHX Corporation, Wheeling-Pittsburgh
                    Corporation, Wheeling-Pittsburgh Steel Corporation and the
                    United Steel Workers of America, AFL-CIO-CLC, dated as of
                    July 31, 2003 (incorporated by reference to Exhibit 10.10 to the Company's Form 10-K filed December 27, 2006).

      10.11         2006 Bonus Plan of the Company (incorporated by reference to
                    Exhibit 10.11 to the Company's Form 10-K filed December 27,
                    2006).

                                     II-16

      10.12         Settlement Agreement by and among WHX Corporation, Handy &
                    Harman, and Pension Benefit Guaranty Corporation dated
                    December 28, 2006 (incorporated by reference to Exhibit
                    10.12 to the Company's Form 8-K filed January 4, 2007).

      10.13         Asset Purchase Agreement by and among Illinois Tool Works
                    Inc., ITW Canada, OMG Roofing, Inc., and OMG, Inc., dated
                    December 28, 2006 (incorporated by reference to Exhibit
                    10.12 of the Company's Form 8-K filed March 9, 2007).

      10.14         Employment Agreement by and among WHX Corporation, Handy &
                    Harman, and James McCabe dated as of February 1, 2007
                    (incorporated by reference to exhibit 10.14 to the Company's
                    Form 10-K filed May 21, 2007).

      14.1          Code of Ethics of WHX Corporation (incorporated by reference to Exhibit 14.1 to the Company's Form 10-K filed December
                    27, 2006).

      16            Letter from PricewaterhouseCoopers LLP, dated as of January
                    17, 2007 (incorporated by reference to Exhibit 16 to the
                    Company's Form 8-K filed January 23, 2007).

   ***21.1          Subsidiaries of Registrant.

     *23.1          Consent of PricewaterhouseCoopers LLP.

     *23.2          Consent of Grant Thornton LLP.

     *23.3          Consent of Grant Thornton LLP.

     *23.4          Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    (contained in Exhibit 5.1).

   ***24.1          Power of Attorney (included in the signature page to this
                    Registration Statement).

    **99.1          Subscription Certificate.

    **99.2          Instructions For Use of WHX Subscription Certificate.

    **99.3          Notice of Guaranteed Delivery.

    **99.4          Letter to Stockholders who are Record Holders.

    **99.5          Letter to Stockholders who are Beneficial Holders.

    **99.6          Letter to Clients of Stockholders who are Beneficial
                    Holders.

    **99.7          Nominee Holder Certification Form.

    **99.8          Beneficial Owner Election Form.

                                     II-17

*     Filed herewith.

**    Previously filed with Amendment No. 1 to the Registration Statement on
      Form S-1 on November 30, 2007.

***   Previously filed with the Registration Statement on Form S-1 on October 18, 2007.

Financial Statement Schedules:
      1. Schedule I - Audited Financial Statements of WHX Corporation (Parent Only).
      2. Schedule II - Valuation and Qualifying Accounts and Reserves.

                                     II-18